UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

NEW FRONTIER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Not Applicable.

(2)
Aggregate number of securities to which transaction applies:

Not Applicable.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable.

(4)
Proposed maximum aggregate value of transaction:

$1,302,476,000(1)

(5)
Total fee paid:

$157,860.09(2)

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

(1)   Based on the estimated cash to be paid to securityholders of Healthy Harmony GP, Inc. (“HH GP”) and Healthy Harmony Holdings, L.P. (“Healthy Harmony”) in consideration for the indirect acquisition by the Registrant of all of the issued and outstanding equity interests of HH GP and the limited partnership interests of Healthy Harmony.
(2)   The amount is the product of the proposed maximum aggregate value of the transaction multiplied by the SEC’s filing fee of  $121.20 per $1,000,000.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION,
DATED SEPTEMBER 11, 2019
NEW FRONTIER CORPORATION
A Cayman Islands Exempted Company
(Company Number 334925)
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
TO THE SHAREHOLDERS OF NEW FRONTIER CORPORATION:
We cordially invite you to attend an extraordinary general meeting (the “general meeting”) of New Frontier Corporation, a Cayman Islands exempted company, company number 334925 (“NFC,” the “Company,” “we,” “us” or “our”), which will be held at [         ] a.m., Eastern Time, on [         ], 2019, at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York 10166.
The board of directors of NFC has unanimously approved the Transaction Agreement, dated as of July 30, 2019, as may be amended from time to time (the “Transaction Agreement”), by and among NFC, NF Unicorn Acquisition L.P., a Cayman Islands exempted limited partnership and wholly owned indirect subsidiary of NFC (“NFC Buyer Sub” and, together with NFC, the “Buyer Parties”), Healthy Harmony Holdings, L.P., a Cayman Islands exempted limited partnership (“Healthy Harmony”), Healthy Harmony GP, Inc., a Cayman Islands exempted company and the sole general partner of Healthy Harmony (“HH GP”) and the sellers named therein (the “Sellers”), pursuant to which NFC will indirectly acquire Healthy Harmony and HH GP for approximately $1.3 billion in the aggregate, subject to adjustment in accordance with the Transaction Agreement (the “Purchase Price”). The business operations of Healthy Harmony are conducted under the brand name “United Family Healthcare” and, together with HH GP, may be referred to collectively herein as “UFH.” The Transaction Agreement provides for the acquisition of all of the issued and outstanding equity interests of HH GP (the “GP Shares”) and approximately 99.37% of the issued and outstanding limited partnership interests in Healthy Harmony (the “LP Interests”).The remaining 0.63% of the issued and outstanding LP Interests are held by certain members of management of UFH (“UFH Management”) and are expected to be acquired by NFC at the Closing on terms and conditions to be agreed between NFC and these holders, which are not expected to impact the expected aggregate consideration of approximately $1.3 billion. The transactions contemplated by the Transaction Agreement are referred to herein as the “business combination.” In connection with the closing of the business combination (the “Closing”), NFC will change its name to “New Frontier Health Corporation,” or “NFH.”
The Purchase Price will be funded from: (1) proceeds available from the trust account established in connection with NFC’s initial public offering (the “trust account”), after giving effect to any redemptions; (2) $190,000,000 of proceeds from the private placement of NFC Class A ordinary shares, par value $0.0001 per share (“NFC Class A ordinary shares”), pursuant to the forward purchase agreements entered into with certain accredited investors (the “anchor investors”) in connection with NFC’s initial public offering (the “Forward Purchase Agreements”); (3) the RMB equivalent of  $300,000,000 of proceeds from a new seven year senior secured credit facility (the “Debt Financing”); (4) up to $711,481,860 of proceeds from private placements of NFC Class A ordinary shares to certain accredited investors (the “PIPE Investors”) pursuant to the subscription agreements (the “Subscription Agreements”) entered into between NFC and each of the PIPE Investors (the “Equity Financing”); and (5) $159,000,000 in the form of re-investments by sellers and management and equity rollovers by management, including proceeds from the reinvestment by certain Sellers of the cash proceeds to be received by them in connection with the business combination in NFH ordinary shares (as defined below) and the re-investments by certain UFH management and rollover of certain equity interest held by them, in each case, in newly issued NFH ordinary shares. Any excess cash available to NFC after payment of the Purchase Price, any amounts owed in respect of redemptions of public shares, and the payment of transaction expenses will be used for general corporate purposes following the Closing, including for working capital, repayment of debt and growth initiatives.
In connection with the entry into the Transaction Agreement, NFC, the Sponsor, Antony Leung, NFC’s Chairman, and Mr. Carl Wu, NFC’s Chief Executive Officer, entered into a letter agreement with Vivo Capital, pursuant to which each of the Sponsor and Messrs. Leung and Wu agreed not to transfer any ordinary shares held by them unless certain conditions set forth in such letter agreement are met, as further described herein.
Some of the institutions that have invested in our initial public offering, Forward Purchase Agreements or Subscription Agreements include include entities affiliated with Mr. Antony Leung, Mr. Carl Wu, Nan Fung Group, Vivo Capital, certain funds and accounts advised by Capital Research and Management Company, Shimao Group (SSE: 600823.SH; SEHK: 00813), Agricultural Bank of China International which is a wholly subsidiary of Agricultural Bank of China (SSE: 601288; SEHK: 01288), Aspex Management, BosValen Asset Management, China Cinda (HK) Asset Management Co., Ltd. (SEHK: 01359; 00111), China Shandong Hi-Speed Financial Group (SEHK: 00412), CityChamp Group (SEHK: 00256),

Exome Asset Management LLC, HS Group, Hysan Group (SEHK: 00014), Ishana Capital, Juno Capital Management Limited, Junson Capital, Maso Capital, Mason Group (SEHK: 00273), certain funds and accounts advised by Morgan Stanley Investment Management Inc. or Morgan Stanley Asia Limited, Mr. Adrian Cheng, Mr. Jason Jiang Nanchun of Focus Media (SZSE: 002027), Mr. Thomas Lau Luen Hung of Lifestyle International Holdings Ltd. (SEHK: 01212), Ovata Capital, Peterson Group, Shui On Group (SEHK: 00272), Tingyi Group (SEHK: 00322), The Segantii Asia-Pacific Equity Multi-Strategy Fund, Thing On Group (SEHK: 02292), York Capital Management, Yunqi Capital, Yuntai Fund and other institutional and private investors.
As described in this proxy statement, NFC’s shareholders are being asked to consider and vote upon the following proposals:
(a)
Proposal No. 1 — The Business Combination Proposal — a proposal to approve by ordinary resolution and adopt the Transaction Agreement, pursuant to which NFC will indirectly acquire all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for $50.4928 per LP Interest from the Sellers (we refer to this as the “Business Combination Proposal”);

(b)
Proposal No. 2 — The Charter Approval Proposal — a proposal to approve by special resolution the proposed new amended and restated memorandum and articles of association of the post-business combination company, NFH (the “Proposed Charter”) (we refer to this as the “Charter Approval Proposal”);

(c)
The Charter Provisions Proposals — three separate proposals (which we refer to, collectively, as the “Charter Provisions Proposals”) to approve, on a non-binding advisory basis, the following material differences between the current amended and restated memorandum and articles of association of NFC (the “Current Charter”) and the Proposed Charter:

(1)
Proposal No. 3 — Charter Proposal A —  to approve by ordinary resolution, on a non-binding advisory basis, the provision in the Proposed Charter increasing the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares, par value $0.0001 per share (“NFC Class B ordinary shares”), and 1,000,000 preference shares, par value $0.0001 per share (“preference shares”), to authorized share capital of  $50,000 divided into 490,000,000 ordinary shares, par value $0.0001 per share (“NFH ordinary shares”), and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares (we refer to this as “Charter Proposal A”);

(2)
Proposal No. 4 — Charter Proposal B — to approve by ordinary resolution, on a non-binding advisory basis, the provision in the Proposed Charter providing that each member of NFH’s board of directors will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the closing of the business combination (the “Closing”) (we refer to this as “Charter Proposal B”);

(3)
Proposal No. 5 — Charter Proposal C — to approve by special resolution, on a non-binding advisory basis, all other material differences between the Current Charter and the Proposed Charter in connection with the Closing, including, among other things, (i) changing the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation” and making NFH’s corporate existence perpetual, (ii) granting a waiver regarding corporate opportunities to NFH’s non-employee directors and (iii) removing certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination, all of which NFC’s board of directors believe are necessary to adequately address the needs of the post-business combination company (we refer to this as “Charter Proposal C”).

(d)
Proposal No. 6 — The Share Issuance Proposal — a proposal to approve by ordinary resolution, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable listing rules of The New York Stock Exchange (the “NYSE”), the issuance by NFC of  (i) 19,000,000 NFC Class A ordinary shares to the anchor investors pursuant to the Forward Purchase Agreements, (ii) up to 71,148,186 NFC Class A ordinary shares, subject to adjustment by NFC as discussed herein, to the PIPE Investors pursuant to the Subscription Agreements, (iii) an aggregate of up to approximately 15,528,163 NFH ordinary shares to certain Sellers and members of UFH Management in connection with the business combination (excluding an aggregate of approximately 371,837 of NFH options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony), (iv) an aggregate of 225,000 NFC Class B ordinary shares to an anchor investor and the Sponsor in connection with the increase in NFC’s commitments under the Forward Purchase Agreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC’s initial public offering, and (v) 4,750,000 forward purchase warrants (as defined in the accompanying proxy statement) to the anchor investors pursuant to the Forward Purchase Agreements (we refer to this as the “Share Issuance Proposal”);

(e)
Proposal No. 7 — The Director Election Proposal — a proposal to approve by ordinary resolution, assuming the Business Combination Proposal is approved and adopted, the election of four directors to serve on NFH’s board of directors for a term of one year expiring at the annual general meeting to be held in 2020 or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (we refer to this as the “Director Election Proposal”);

(f)
Proposal No. 8 — The Incentive Plan Proposal — a proposal to approve by ordinary resolution, assuming the Business Combination Proposal is approved and adopted, the New Frontier Health Corporation 2019 Omnibus Incentive Plan (we refer to this as the “Incentive Plan Proposal” and, collectively with the Business Combination Proposal, the Share Issuance Proposal and the Director Election Proposal, the “condition precedent proposals”); and

(g)
Proposal No. 9 — The Adjournment Proposal — a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived (we refer to this as the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.
Only holders of record of NFC Class A ordinary shares and NFC Class B ordinary shares (collectively, “NFC ordinary shares”) at the close of business on [         ], 2019 are entitled to notice of and to vote and have their votes counted at the general meeting and any adjournment of the general meeting. In addition, pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting. The election of directors is done by an ordinary resolution. This means that each director nominee will be elected if such nominee receives more affirmative votes of the holders of NFC Class B ordinary shares than any other nominee for the same position.
NFC’s units, NFC Class A ordinary shares and public warrants are currently listed on the NYSE under the symbols “NFC.U,” “NFC” and “NFC WS,” respectively. Following the Closing, NFH will have one class of ordinary shares. NFC has applied to list the NFH ordinary shares and public warrants, effective upon the Closing, on the NYSE under the proposed symbols “NFH” and “NFH WS,” respectively.
On behalf of our board of directors, I would like to thank you for your support of NFC and look forward to a successful completion of the business combination.
[         ], 2019
 Sincerely,

Antony Leung
Chairman
This proxy statement provides you with detailed information about the business combination and other matters to be considered at the general meeting. We urge you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 35 of this proxy statement.
Your vote is important regardless of the number of shares you own. Whether you plan to attend the general meeting or not, please sign, date and return the proxy card accompanying the proxy statement as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement, passed upon the fairness of either of the Transaction Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated [         ], 2019, and is first being mailed to NFC’s shareholders on or about [         ], 2019.

NEW FRONTIER CORPORATION
A Cayman Islands Exempted Company
(Company Number 334925)
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [         ], 2019
TO THE SHAREHOLDERS OF NEW FRONTIER CORPORATION:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “general meeting”) of New Frontier Corporation, a Cayman Islands exempted company, company number 334925 (“NFC,” the “Company,” “we,” “us” or “our”), will be held at [         ] a.m., Eastern Time, on [         ], 2019, at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York 10166. You are cordially invited to attend the meeting, which will be held for the following purposes:
(a)
Proposal No. 1 — The Business Combination Proposal — a proposal to approve by ordinary resolution and adopt the Transaction Agreement, dated as of July 30, 2019, as may be amended from time to time (the “Transaction Agreement”), by and among NFC, NF Unicorn Acquisition L.P., a Cayman Islands exempted limited partnership and wholly owned indirect subsidiary of NFC (“NFC Buyer Sub” and, together with NFC, the “Buyer Parties”), Healthy Harmony Holdings, L.P., a Cayman Islands exempted limited partnership (“Healthy Harmony”), Healthy Harmony GP, Inc., a Cayman Islands exempted company and the sole general partner of Healthy Harmony (“HH GP”) and the sellers named therein (the “Sellers”), pursuant to which NFC will indirectly acquire all of the issued and outstanding equity interests of HH GP (the “GP Shares”) and approximately 99.37% of the equity interests in Healthy Harmony (the “LP Interests”)
(we refer to this as the “Business Combination Proposal”);

(b)
Proposal No. 2 — The Charter Approval Proposal — a proposal to approve by special resolution the proposed new amended and restated memorandum and articles of association of NFH
(the “Proposed Charter”) (we refer to this as the “Charter Approval Proposal”);

(c)
The Charter Provisions Proposals — three separate proposals (which we refer to, collectively, as the “Charter Provisions Proposals”) to approve, on a non-binding advisory basis, the following material differences between the current amended and restated memorandum and articles of association of NFC (the “Current Charter”) and the Proposed Charter:

(1)
Proposal No. 3 — Charter Proposal A — to approve by ordinary resolution, on a non-binding advisory basis, the provision in the Proposed Charter increasing the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares, par value $0.0001 per share (“NFC Class B ordinary shares”), and 1,000,000 preference shares, par value $0.0001 per share (“preference shares”), to authorized share capital of  $50,000 divided into 490,000,000 ordinary shares, par value $0.0001 per share (“NFH ordinary shares”), and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares (we refer to this as “Charter Proposal A”);

(2)
Proposal No. 4 — Charter Proposal B — to approve by ordinary resolution, on a non-binding advisory basis, the provision in the Proposed Charter providing that each member of NFH’s board of directors will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the closing of the business combination (the “Closing”) (we refer to this as “Charter Proposal B”);

(3)
Proposal No. 5 — Charter Proposal C —  to approve by special resolution, on a non-binding advisory basis, all other material differences between the Current Charter and the Proposed Charter in connection with the Closing, including, among other things, (i) changing the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation” and making NFH’s corporate existence perpetual, (ii) granting a waiver regarding corporate opportunities to NFH’s non-employee directors and (iii) removing certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination, all of which NFC’s board of directors believe are necessary to adequately address the needs of the post-business combination company (we refer to this as “Charter Proposal C”).

(d)
Proposal No. 6 — The Share Issuance Proposal — a proposal to approve by ordinary resolution, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable listing rules of The New York Stock Exchange (the “NYSE”), the issuance by NFC of  (i) 19,000,000 NFC Class A ordinary shares to certain accredited investors (the “anchor investors”) pursuant to forward purchase agreements entered into in connection with NFC’s initial public offering (the “Forward Purchase Agreements”), (ii) up to 71,148,186 NFC Class A ordinary shares, subject to adjustment by NFC as discussed herein, to certain accredited investors (the “PIPE Investors”) pursuant to certain subscription agreements (the “Subscription Agreements”) entered into in connection with the Closing (the “Equity Financing”), (iii) an aggregate of up to approximately 15,528,163 NFH ordinary shares to certain Sellers and members of UFH Management in connection with the business combination (excluding an aggregate of approximately 371,837 of NFH options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony), (iv) an aggregate of 225,000 NFC Class B ordinary shares to an anchor investor and the Sponsor in connection with the increase in NFC’s commitments under the Forward Purchase Agreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC's initial public offering, and (v) 4,750,000 forward purchase warrants (as defined herein) to the anchor investors pursuant to the Forward Purchase Agreements (we refer to this as the “Share Issuance Proposal”);

(e)
Proposal No. 7 — The Director Election Proposal — a proposal to approve by ordinary resolution, assuming the Business Combination Proposal is approved and adopted, the election of four directors to serve on NFH’s board of directors for a term of one year expiring at the annual general meeting to be held in 2020 or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (we refer to this as the “Director Election Proposal”);

(f)
Proposal No. 8 — The Incentive Plan Proposal — a proposal to approve by ordinary resolution, assuming the Business Combination Proposal is approved and adopted, the New Frontier Health Corporation 2019 Omnibus Incentive Plan (we refer to this as the “Incentive Plan Proposal” and, collectively with the Business Combination Proposal, the Share Issuance Proposal and the Director Election Proposal, the “condition precedent proposals”); and

(g)
Proposal No. 9 — The Adjournment Proposal — a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived (we refer to this as the “Adjournment Proposal”).

Only holders of record of NFC Class A ordinary shares and NFC Class B ordinary shares (collectively, “NFC ordinary shares”) at the close of business on [         ], 2019 are entitled to notice of and to vote and have their votes counted at the general meeting and any adjournment of the general meeting.
Whether or not you plan to attend the general meeting, we urge you to read the proxy statement carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 35 of this proxy statement.

After careful consideration, NFC’s board of directors has determined that each of the condition precedent proposals, the Charter Approval Proposal, each of the Charter Provisions Proposals and the Adjournment Proposal are in the best interests of NFC and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in the proxy statement for a further discussion.
Unless waived by the parties to the Transaction Agreement, the Closing is conditioned upon the approval of each of the condition precedent proposals. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement.
As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and New Frontier Public Holding Ltd., a Cayman Islands exempted company (the “Sponsor”), who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof  (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof  (excluding the shares owned by the Sponsor and Messrs. Leung and Wu), entered into support agreements (the “Support Agreements”) with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting.
Pursuant to the Current Charter, a holder of public shares (“public shareholder”) may request that NFC redeem all or a portion of its public shares for cash in connection with the consummation of its initial business combination. For the purposes of Article 49.4 of the Current Charter and the Companies Law (2018 Revision) of the Cayman Islands, as amended (the “Cayman Islands Law”), the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in this proxy statement relating to the redemption should be interpreted accordingly. You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to [         ] p.m., Eastern Time, on [         ], 2019, (a) submit a written request to Continental Stock Transfer & Trust Company, NFC’s transfer agent (the “transfer agent”), that NFC redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through the Depository Trust Company.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must instruct their broker or bank to separate their units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal and may redeem their shares even if they were not holders of record on the record date. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public shareholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with NFC’s initial public offering (the “trust account”), calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), divided by the number of then issued and outstanding public shares. For illustrative purposes, as of June 30, 2019 this would have amounted to approximately $10.22 per public share. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing. If a holder of a public share delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that NFC instruct its transfer agent to return the shares (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. See “Extraordinary General Meeting — Redemption Rights” in the proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.
As a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.
In addition, pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting. The election of directors is decided by an ordinary resolution. This means that each director nominee will be elected if such nominee receives more affirmative votes of the holders of NFC Class B ordinary shares than any other nominee for the same position.
If you have any questions or need assistance voting your ordinary shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing [         ].info@morrowsodali.com.
Thank you for your participation. We look forward to your continued support.
[ ], 2019	By Order of the Board of Directors, Antony Leung Chairman

i

ABOUT THIS PROXY STATEMENT
Currencies
In this proxy statement, unless otherwise specified or the context otherwise requires:
•
“$,” “US$” and “U.S. dollar” each refer to the United States dollar; and

•
“¥,” “RMB,” “renminbi” and “Chinese Yuan” each refer to the Chinese yuan, the official currency of the People’s Republic of China.

Industry and Market Data
In this proxy statement, each of NFC and UFH relies on and refers to information and statistics regarding the markets in which it competes and other industry data. NFC and UFH, as applicable, obtained this information and these statistics from third-party sources, such as government reports and reports by market research firms, which information NFC or UFH, as applicable, has supplemented where necessary with information from various other third party sources and its own internal estimates, taking into account publicly available information about other industry participants and NFC or UFH management’s, as applicable, best view as to information that is not publicly available. Each of NFC and UFH believes that these sources and estimates are reliable, but it has not independently verified the information and statistics obtained from them.
Presentation of Financial Information
This proxy statement contains:
•
the audited condensed financial statements of NFC as of December 31, 2018 and for the period from March 28 (inception) to December 31, 2018, prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”);

•
the unaudited condensed financial statements of NFC as of June 30, 2019 and for the three and six-months ended June 30, 2019, prepared in accordance with GAAP; and

•
the audited financial statements of Healthy Harmony as of December 31, 2017 and 2018 and for the fiscal years ended December 31, 2016, 2017 and 2018, prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Although NFC is acquiring each of Healthy Harmony and HH GP in the business combination, this proxy statement includes the financial statements of Healthy Harmony only as HH GP had no material operations as of the date of this proxy statement or during any periods for which financial statements are presented herein.
This proxy statement also contains unaudited pro forma consolidated financial information that has been adjusted to reflect the effect of the transactions on the statement of financial position of Healthy Harmony as of December 31, 2018 as if the transactions had occurred on that date and to reflect the effect of the transactions on the statement of operations of Healthy Harmony for the fiscal year ended December 31, 2018 as if the transactions had occurred on January 1, 2018. For purposes of the unaudited pro forma consolidated financial information, the historical consolidated financial information of NFC as of and for the period from March 28, 2018 (inception) to December 31, 2018 has been reconciled to IFRS and has been translated into RMB for purposes of convenience translation at the noon buying rate on December 31, 2018 of US$1.00 to RMB 6.87555 in New York City for cable transfers in U.S. dollars for RMB, provided in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Bank of New York. See “Unaudited Pro Forma Consolidated Financial Information” in this proxy statement.

CERTAIN DEFINED TERMS
“anchor investors” means the accredited investors with whom we have entered into Forward Purchase Agreements.
“Boyu Seller” means Plenteous Flair Limited, a Cayman Islands company.
“business combination” means the transactions contemplated by the Transaction Agreement.
“Buyer Parties” means NFC Buyer Sub and NFC.
“Cayman Islands Law” means the Companies Law (2018 Revision) of the Cayman Islands, as amended.
“Closing” means the closing of the business combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“Current Charter” means the current amended and restated memorandum and articles of association of the Company.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Senior Loan Commitment Letter.
“DTC” means the Depository Trust Company.
“Equity Financing” means the private placements of NFC Class A ordinary shares pursuant to the Subscription Agreements.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Forward Purchase Agreements” means the forward purchase agreements, dated as of June 4, 2018 and June 29, 2018, pursuant to which the anchor investors agreed to purchase an aggregate of 19,000,000 NFC Class A ordinary shares, plus 4,750,000 redeemable warrants, for a purchase price of  $10.00 per NFC Class A ordinary share, or $190,000,000 in the aggregate, which aggregate purchase price includes purchases by entities controlled by our Chairman, Antony Leung, and our Chief Executive Officer, Carl Wu, for an aggregate of up to $21,000,000, in a private placement to close concurrently with the Closing.
“forward purchase warrants” means an aggregate of 4,750,000 warrants, each of which will be exercisable to purchase one NFC Class A ordinary share at an exercise price of  $11.50 per share, to be issued to the anchor investors pursuant to the forward purchase agreements.
“Fosun Director Nomination Agreement” means the Fosun Director Nomination Agreement to be entered into at the Closing, by and among NFC, the Sponsor and Fosun Seller.
“Fosun High Tech Voting Undertaking” means the Fosun High Tech Voting Undertaking, dated as of July 30, 2019, by and among NFC, HH GP and Shanghai Fosun High Technology (Group) Co., Ltd.
“Fosun Rollover Agreement” means the Fosun Rollover Agreement, dated as of July 30, 2019, by and between NFC and Fosun Seller.
“Fosun Seller” means Fosun Industrial Co., Limited, a company incorporated in Hong Kong.
“founder shares” means the 11,712,500 outstanding NFC Class B ordinary shares, of which 9,450,000 are held by the initial shareholders and 2,262,500 are held by the anchor investors.
“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.
“GP Shares” means the issued shares in the share capital of HH GP.
“general meeting” means the extraordinary general meeting of NFC, which will be held at [         ] a.m., Eastern Time, on [         ], 2019, at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York 10166.
“HH GP” means Healthy Harmony GP, Inc., a Cayman Islands exempted company and the sole general partner of Healthy Harmony.

“Healthy Harmony” means Healthy Harmony Holdings, L.P., a Cayman Islands exempted limited partnership.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Incentive Plan” means the New Frontier Health Corporation 2019 Omnibus Incentive Plan.
“initial public offering” means NFC’s initial public offering, consummated on July 3, 2018, through the sale of 28,750,000 units at $10.00 per unit.
“initial shareholders” means the Sponsor and NFC’s officers and directors at the time of its initial public offering.
“LP Interests” means the limited partnership interests in Healthy Harmony.
“Lipson Parties” means Roberta Lipson, the Benjamin Lipson Plafker Trust, the Daniel Lipson Plafker Trust, the Jonathan Lipson Plafker Trust and the Ariel Benjamin Lee Trust.
“Lipson Reinvestment Agreement” means the Founder Reinvestment Agreement, dated as of July 30, 2019, by and between NFC and the Lipson Parties.
“Management Reinvestment Agreements” means the Management Reinvestment Agreements (or equivalent documentation providing for the Management Sellers’ reinvestment of the proceeds that they may receive in connection with the business combination) that may be entered into between NFC and the Management Sellers, as may be amended, supplemented, modified and varied from time to time in accordance with the terms therein.
“Management Sellers” means certain members of management of UFH who hold LP Interests, other than Roberta Lipson.
“Necessary Cash” means the sum of  (a) $1,300,000,000 and (b) certain reimbursable transaction expenses of certain parties to the Transaction Agreement, less (x) the aggregate amount of Leakage (as defined in the Transaction Agreement), (y) the aggregate amount of proceeds agreed to be re-invested in NFH under the Rollover Agreements, and (z) (i) the aggregate number of NFC Shares underlying the NFC Options and NFC RSUs to be issued pursuant to the Transition Agreement, multiplied by the NFC Share Reference Price minus (ii) the aggregate exercise price of the NFC Options to be issued pursuant to the Transaction Agreement.
“NFC” means New Frontier Corporation, a Cayman Islands exempted company.
“NFC Buyer Sub” means NF Unicorn Acquisition L.P., a Cayman Islands exempted limited partnership and wholly owned indirect subsidiary of NFC.
“NFC Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of NFC.
“NFC Class B ordinary shares” means the Class B ordinary shares, par value $0.0001 per share, of NFC.
“NFC ordinary shares” means, collectively, the NFC Class A ordinary shares and the NFC Class B ordinary shares.
“NFG” means New Frontier Group Ltd., an affiliate of the Company and the Sponsor.
“NFC Share Reference Price” means $10.00 per share, as adjusted for share subdivisions, share combinations, share dividends and similar events.
“NFH” means the post-business combination company.
“NFH Options” means an option to purchase NFH ordinary shares.
“NFH ordinary shares” means the ordinary shares, par value $0.0001 per share, of NFH following the Closing.
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“NFH RSUs” means a restricted stock unit that will settle in NFH ordinary shares.
“NF Unicorn” means NF Unicorn Acquisition Limited, a wholly owned indirect subsidiary of NFC, and a party to the Senior Loan Commitment Letter.
“Note” means the promissory note pursuant to which the Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the initial public offering.
“NYSE” means the New York Stock Exchange.
“Ordinary Resolution” means, under Cayman Islands Law, the affirmative vote by the holders of a simple majority of NFC ordinary shares present and entitled to vote at the general meeting.
“PIPE Investors” means the accredited investors with whom we have entered into Subscription Agreements.
“preference shares” means the preferences shares, par value $0.0001 per share, of NFC.
“private placement warrants” means 7,750,000 private placement warrants held by the Sponsors that were issued to the Sponsor concurrently with NFC’s initial public offering, each of which is exercisable for one NFC Class A ordinary share, in accordance with its terms. A portion of the proceeds of the sale of the private placement warrants were placed in the trust account upon the closing of NFC’s initial public offering and the rest was used to pay transaction expenses in connection therewith.
“Proposed Charter” means the proposed new amended and restated memorandum and articles of association of NFH.
“public shareholders” means the holders of NFC’s public shares.
“public shares” means the NFC Class A ordinary shares offered as part of the units in NFC’s initial public offering (whether they are purchased in the initial public offering or thereafter in the open market).
“public warrants” means the warrants offered as part of the units in the initial public offering (whether they are purchased in the initial public offering or thereafter in the open market), each exercisable for one NFC Class A ordinary share, in accordance with its terms.
“Purchase Price” means the cash payable to the Sellers by NFC Buyer Sub for UFH pursuant to the Transaction Agreement before taking into account the Seller Reinvestment and adjustments for leakage, if any.
“Reinvestment Sellers” means Roberta Lipson and Fosun Seller.
“Rollover Agreements” means, collectively, the Lipson Reinvestment Agreement, the Fosun Rollover Agreement and the Management Reinvestment Agreements.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller Reinvestment” means an aggregate of  $159,000,000 in the form of seller re-investments and equity rollovers, including (i) the reinvestment by Roberta Lipson, pursuant to the Lipson Reinvestment Agreement, of  $53,128,311 of proceeds received by her in connection with the business combination in newly issued NFH ordinary shares at a price of  $10.00 per share, (ii) the reinvestment by Fosun Seller, pursuant to the Fosun Rollover Agreement, of  $94,000,000 of proceeds received by it in connection with the business combination in newly issued NFH ordinary shares at a price of  $10.00 per share, and (iii) the expected re-investments and equity rollover by certain members of UFH Management in an aggregate amount of  $11,871,689, consisting of approximately $8,153,315 in re-investments in newly issued NFH ordinary shares at a price of  $10.00 per share and $3,718,374 in equity rollovers at the same valuation.
“Sellers” means Fosun Seller, the Lipson Parties, TPG Seller and Boyu Seller.
“Senior Loan Commitment Letter” means the senior loan commitment letter dated June 14, 2019, by and between NF Unicorn and Shanghai Pudong Development Bank Putuo Sub-Branch in connection with the Senior Secured Term Loan.

“Senior Secured Term Loan” means the seven-year senior secured credit facility with an aggregate commitment amount of the RMB equivalent of  $300,000,000 as part of the Debt Financing.
“Special Resolution” means, under the Cayman Islands Law, the affirmative vote by the holders of at least two-thirds of the NFC ordinary shares at the general meeting.
“Sponsor” means New Frontier Public Holding Ltd., a Cayman Islands exempted company owned by NFG.
“Subscription Agreements” means the subscription agreements entered into with the PIPE Investors, pursuant to which NFC has agreed to issue an aggregate of up to 71,148,186 NFC Class A ordinary shares for a purchase price of  $10.00 per NFC Class A ordinary share, or up to $711,481,860 in the aggregate, subject to NFC’s right to reduce the number of NFC Class A ordinary shares to be issued to the PIPE Investors by up to 25%.
“TPG Seller” means TPG Healthy, L.P., a Cayman Islands exempted limited partnership.
“Target Group Companies” means Healthy Harmony and HH GP and their respective direct or indirect subsidiaries from time to time.
“Transaction Agreement” means that certain Transaction Agreement, dated as of July 30, 2019, by and among NFC, NFC Buyer Sub, Healthy Harmony, HH GP and the Sellers.
“transfer agent” means Continental Stock Transfer & Trust Company.
“trust account” means the trust account of NFC that holds proceeds from its initial public offering and the private placement of the private placement warrants.
“UFH” means United Family Healthcare, the brand name under which the business operations of HH GP and Healthy Harmony are conducted.
“UFH Management” means the members of management of UFH.
“units” means the units of NFC, each consisting of one NFC Class A ordinary share and one-half of one public warrant, whereby each whole public warrant entitles the holder thereof to purchase one NFC Class A ordinary share at a price of  $11.50 per whole share, sold in the initial public offering.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
Q:
Why am I receiving this proxy statement?

A:
NFC is proposing to acquire UFH from the Sellers pursuant to the Transaction Agreement and related agreements, the terms of which are described in this proxy statement. A copy of the Transaction Agreement is attached as Annex A, which you are encouraged to read in its entirety, together with the related agreements. The Transaction Agreement, among other things, provides for the indirect acquisition by NFC of all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for $50.4928 per LP Interest (the “purchase price per LP Interest) from the Sellers. The remaining 0.63% of the LP Interests are held by certain members of UFH Management and are expected to be acquired by NFC simultaneously with the Closing on terms and conditions to be agreed between NFC and these holders.

Consummation of the business combination requires the approval by Ordinary Resolution, which means by shareholders holding a simple majority of the ordinary shares voting at NFC’s general meeting.
NFC is also proposing to amend and restate its Current Charter with the Proposed Charter in connection with the business combination. Certain provisions of the Proposed Charter will differ materially from those of the Current Charter. For more information on such material differences, please see “Questions and Answers About the Proposals — What amendments will be made to the Current Charter?” below.
THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.
Q:
Why is NFC proposing the business combination?

A:
NFC was organized for the purpose of effecting a merger, share exchange, asset acquisition, reorganization or other similar business combination with one or more businesses.

UFH is one of the largest integrated private healthcare providers in China by revenue with a nationwide footprint. UFH offers comprehensive, internationally accredited healthcare services with top-caliber physicians and medical resources.
NFC believes that UFH is an attractive business for its initial business combination because, among other things:
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UFH is the leading healthcare operator in China;

•
The acquisition value of UFH implies substantial value upside if the assets of UFH are valued on a sum of the parts basis;

•
UFH has the highest brand recognition in high-end healthcare brands in China;

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UFH’s management team. including its founder, Roberta Lipson, is among the strongest in the healthcare service industry in China;

•
UFH utilizes a nationwide hospital and clinic “hub and spoke” network that provides comprehensive healthcare services covering the entire lifecycle of its patients; and

•
We believe that favorable healthcare reform and attractive industry growth potential in China are likely to create robust growth opportunities in the private healthcare sector in China.

NFC is confident in its ability to add value to the UFH business because, among other things:
•
Healthcare is a primary focus of NFG, an affiliate of both NFC and the Sponsor, and NFC’s management team has extensive operating and investment experience in the Chinese healthcare service sector; and

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•
NFC believes it can leverage the existing NFG portfolio and UFH’s well-established service offering to create synergistic value.

See “The Business Combination Proposal — NFC’s Board of Directors’ Reasons for Approval of the Business Combination.”
Q:
What will UFH’s equity holders receive in return for the acquisition of UFH by NFC?

A:
Subject to the terms and conditions of the Transaction Agreement, upon completion of the business combination, NFC will indirectly acquire all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the LP Interests from the Sellers for approximately $1.3 billion, subject to adjustment and before taking into account the Seller Reinvestment. The remaining 0.63% of the LP Interests are held by certain members of UFH Management and are expected to be acquired by NFC simultaneously with the Closing on terms and conditions to be agreed between NFC and these holders.

Q:
What equity stake will current NFC shareholders hold in the post-business combination company immediately after the consummation of the business combination?

A:
It is anticipated that, upon completion of the business combination, the ownership interests in NFH will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares
NFC’s public shareholders(1)	22%	7%
Initial Shareholders(2)	7%	8%
Anchor Investors(2)(3)	16%	17%
PIPE Investors	43%	56%
Fosun Seller and Roberta Lipson	11%	11%
Management Sellers	1%	1%

(1)
Includes 900,000 NFC Class A ordinary shares underlying the public units held by Antony Leung and Carl Wu.

(2)
Assumes that the Sponsor waives its right to have its NFC Class B ordinary shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors), which the Sponsor has indicated its intention to do.

(3)
Includes the NFC ordinary shares to be issued to Antony Leung and Carl Wu at Closing in accordance with the Forward Purchase Agreements entered into by each of them.

There are currently outstanding an aggregate of 22,125,000 warrants to acquire NFC Class A ordinary shares, which includes 7,750,000 private placement warrants issued to the Sponsor at the time of the initial public offering and 14,375,000 public warrants. In addition, we expect to issue at the Closing an aggregate of 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements. Therefore, as of the filing date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one NFC Class A ordinary share is issued as a result of such exercise, with payment to NFC of the exercise price of  $11.50 per share for applicable warrants, NFC’s fully-diluted share capital would increase by a total of 26,875,000 shares, with $309,062,500 paid to NFC to exercise the warrants.
Q:
What happens to the funds deposited in the trust account after consummation of the business combination?

A:
As of June 30, 2019, there were investments and cash held in the trust account of  $293,902,478, including $6,912,500 of underwriters’ deferred discount. These funds will be released upon the closing

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of the business combination, at which time the amount remaining after any redemptions will be used to pay a portion of the Purchase Price and transaction expenses, although we may withdraw the interest earned on the funds held in the trust account to pay income taxes, if any.
Q:
What happens if a substantial number of the public shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:
Our public shareholders may vote in favor of the business combination and also exercise their redemption rights. Furthermore, the business combination may be consummated even though the funds available from the trust account and the number of public shareholders are reduced as a result of redemptions by public shareholders. As a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.

However, the consummation of the business combination is conditioned upon, among other things, NFC having sufficient cash available to pay the Necessary Cash, subject to adjustment as provided in the Transaction Agreement, after giving effect to redemptions of public shares, if any, as further described below.
In addition, with fewer public shares and public shareholders, the trading market for NFH ordinary shares may be less liquid than the market for NFC ordinary shares was prior to consummation of the business combination and we may not be able to meet the listing standards for the NYSE or another national securities exchange. In addition, with less funds available from the trust account, the working capital infusion from the trust account into NFH’s business will be reduced.
Q:
What will NFH’s public float be upon the Closing?

A:
Assuming maximum redemptions, NFH will have at least 9,000,000 public shares that are freely tradable upon the Closing. To the extent NFC’s shareholders redeem fewer of their public shares, there will be more NFH ordinary shares freely tradable upon the Closing. As such, assuming no redemptions, NFH will have 28,750,000 public shares that are freely tradable upon the Closing. In addition, following the registration of the forward purchase shares and shares to be issued in the Equity Offering, which is expected to occur within four weeks of the Closing, NFH will have approximately 99,100,000 or 104,200,000 shares that are freely tradable assuming maximum redemptions and no redemptions, respectively.

Q:
Will the Buyer Parties obtain new debt financing in connection with the business combination?

A:
Yes. NF Unicorn Acquisition Limited, a wholly owned indirect subsidiary of NFC (“NF Unicorn”), has entered into a senior loan commitment letter (the “Senior Loan Commitment Letter”) with Shanghai Pudong Development Bank Putuo Sub-Branch (“SPDB”), pursuant to which SPDB has agreed upon the terms and subject to the conditions thereof, to provide a seven-year senior secured credit facility in an aggregate amount of the RMB equivalent of  $300,000,000 (the “Senior Secured Term Loan”). The proceeds of the Senior Secured Term Loan are expected to be used to finance, among others, the Purchase Price and the costs and expenses incurred in connection with the business combination.

The Senior Secured Term Loan is denominated and funded in offshore RMB and is expected to be funded into a free trade non-resident account of the borrower to be opened with SPDB (the transfer of funds in and out of which is not subject to Chinese regulatory approval) or an account in Hong Kong or any other jurisdiction outside of China that can receive funds in RMB. Given that substantially all of UFH’s revenue and expenses are denominated in RMB, the Senior Secured Term Loan is not expected to create currency exposure for the post-business combination company. The Senior Secured Term Loan will be subject to amortization commencing from 12 months after the utilization date of the Senior Secured Term Loan, with an average life of up to 5.78 years. The interest rate for the Senior Secured Term Loan is set at 126.53% of the applicable People’s Bank of China (the “PBOC”)
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benchmark annual interest rate for loans denominated in RMB and with tenors of over five years, subject to annual adjustments to reflect the PBOC benchmark annual interest rate applicable on January 1 each year. As of the date of the Senior Loan Commitment Letter, the interest rate was 6.20%.
China Merchants Bank Shanghai Branch (“CMB”) had previously issued a senior loan commitment letter to NFC, which also contemplated a senior secured credit facility in an aggregate amount of up to $300,000,000 upon the terms and subject to the conditions thereof.
NFC and its wholly owned subsidiaries expect to borrow only up to an aggregate of the RMB equivalent of  $300,000,000 of senior secured term loans to finance the business combination. As such, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited) expect to enter into a separate senior loan commitment letter or other definitive agreements after the date hereof with SPDB and/or CMB reflecting this arrangement.
Q:
In addition to the new Debt Financing, are there any other arrangements that NFC has entered into in order to help fund the Purchase Price and transaction expenses?

A:
Yes. NFC entered into the Forward Purchase Agreements pursuant to which the anchor investors agreed to purchase an aggregate of 19,000,000 NFC Class A ordinary shares, plus 4,750,000 redeemable warrants, for a purchase price of  $10.00 per NFC Class A ordinary share, or $190,000,000 in the aggregate in connection with the Closing. In addition, NFC has entered into the Subscription Agreements with the PIPE Investors, pursuant to which NFC has agreed to issue an aggregate of up to 71,148,186 NFC Class A ordinary shares for a purchase price of  $10.00 per NFC Class A ordinary share, or up to $711,481,860 in the aggregate, subject to NFC’s right to reduce the number of NFC Class A ordinary shares to be issued to the PIPE Investors by up to 25%. The PIPE Investors include institutional investors such as Nan Fung Group, Vivo Capital, certain funds and accounts advised by Capital Research and Management Company, Aspex Management, BosValen Asset Management, CityChamp Group (SEHK: 00256), Exome Asset Management LLC, HS Group, Hysan Group (SEHK: 00014), Ishana Capital, Maso Capital, Mason Group (SEHK: 00273), certain funds and accounts advised by Morgan Stanley Investment Management Inc. or Morgan Stanley Asia Limited, Mr. Adrian Cheng, Mr. Jason Jiang Nanchun of Focus Media (SZSE: 002027), Mr. Thomas Lau Luen Hung of Lifestyle International Holdings Ltd. (SEHK: 01212), Ovata Capital, Peterson Group, Shui On Group (SEHK: 00272), Tingyi Group (SEHK: 00322), The Segantii Asia-Pacific Equity Multi-Strategy Fund, Thing On Group (SEHK: 02292), York Capital Management, Yunqi Capital, Yuntai Fund and other institutional and private investors.

In addition, certain investors who own an aggregate of  $90 million of NFC public shares have entered into Support Agreements, pursuant to which they agreed not to redeem the public shares held by them in connection with the vote at the general meeting.
Lastly, Roberta Lipson and Fosun Seller have agreed to reinvest in NFH, and the certain members of UFH Management are currently expected to reinvest in NFH and roll over their equity interests in UFH into NFH, in an aggregate of  $159,000,000, including (i) the reinvestment by Roberta Lipson, pursuant to the Lipson Reinvestment Agreement, of  $53,128,311 of proceeds received by her in connection with the business combination in newly issued NFH ordinary shares at a price of  $10.00 per share, (ii) the reinvestment by Fosun Seller, pursuant to the Fosun Rollover Agreement, of $94,000,000 of proceeds received by it in connection with the business combination in newly issued NFH ordinary shares at a price of  $10.00 per share, and (iii) the expected re-investments and equity rollover by certain members of UFH Management in an aggregate amount of  $11,871,689, consisting of approximately $8,153,315 in re-investments for newly issued NFH ordinary shares at a price of $10.00 per share and $3,718,374 in equity rollovers at the same valuation.
Q:
Who are some of the institutional investors that have invested in or agreed to invest in NFC?

A:
NFC’s investors, which comprise investors in its initial public offering, parties to Forward Purchase Agreements, and Subscription Agreements, include entities affiliated with Mr. Antony Leung, Mr. Carl Wu, Nan Fung Group, Vivo Capital, certain funds and accounts advised by Capital Research and

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Management Company, Shimao Group (SSE: 600823; HKSE: 00813), Agricultural Bank of China International which is a wholly subsidiary of Agricultural Bank of China (SSE: 601288; SEHK: 01288), Aspex Management, BosValen Asset Management, China Cinda (HK) Asset Management Co., Ltd. (SEHK: 01359; 00111), China Shandong Hi-Speed Financial Group (stock code: 00412.HK), CityChamp Group (SEHK: 00256), Exome Asset Management LLC, HS Group, Hysan Group (SEHK: 00014), Ishana Capital, Juno Capital Management Limited, Junson Capital, Maso Capital, Mason Group (SEHK: 00273), certain funds and accounts advised by Morgan Stanley Investment Management Inc. or Morgan Stanley Asia Limited, Mr. Adrian Cheng, Mr. Jason Jiang Nanchun of Focus Media (SZSE: 002027), Mr. Thomas Lau Luen Hung of Lifestyle International Holdings Ltd. (SEHK: 01212), Ovata Capital, Peterson Group, Shui On Group (SEHK: 00272), Tingyi Group (SEHK: 00322), The Segantii Asia-Pacific Equity Multi-Strategy Fund, Thing On Group (SEHK: 02292), York Capital Management, Yunqi Capital, Yuntai Fund and other institutional and private investors.
Q:
What conditions must be satisfied to complete the business combination?

A:
The Transaction Agreement provides that the consummation of the business combination is conditioned upon, among other things, (i) approval by NFC’s shareholders of the Transaction Agreement, the business combination and certain other actions related thereto, (ii) the Company maintaining at least $5,000,001 of net tangible assets, and (iii) NFC having sufficient cash available to pay the Necessary Cash, subject to adjustment as provided in the Transaction Agreement. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. See “The Business Combination Proposal — The Transaction Agreement — Conditions to Closing.”

Q:
What happens if the business combination is not consummated?

A:
If NFC is not able to complete the business combination or another initial business combination by July 3, 2020, it will cease all operations except for the purpose of winding up and redeem its public shares and liquidate the trust account, in which case our public shareholders may only receive approximately $10.00 per share, and its warrants will expire worthless.

Q:
When do you expect the business combination to be completed?

A:
It is currently anticipated that the business combination will be consummated as soon as practicable following the general meeting, which is set for [         ], 2019; however, such meeting could be adjourned if the Adjournment Proposal is adopted by our shareholders at the general meeting and we elect to adjourn the general meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived. For a description of the conditions for the completion of the business combination, see “The Business Combination Proposal — Transaction Agreement — Conditions to Closing.”

Q:
Did the board of directors of NFC obtain a third-party valuation or fairness opinion for purposes of determining whether or not to proceed with the business combination?

A:
No. NFC’s board of directors did not obtain a third-party valuation or fairness opinion in connection with or for purposes of determining whether or not to proceed with the business combination. NFC’s officers and directors have substantial experience in evaluating the operating and financial merits of companies in the healthcare industry in China and concluded that their experience and backgrounds, together with the experience of their outside advisors, including McKinsey & Company, Pricewaterhouse Coopers, Simpson Thacher & Bartlett LLP and Global Law Office, enabled them to make the necessary analyses and determinations regarding the business combination. Accordingly, investors will be relying solely on the judgment of NFC’s board of directors in valuing UFH and assuming the risk that NFC’s board of directors may not have properly valued such businesses.

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Q:
What proposals are NFC’s shareholders being asked to vote upon?

A:
NFC’s shareholders are being asked to vote upon the Business Combination Proposal, the Share Issuance Proposal, the Director Election Proposal and the Incentive Plan Proposal. These proposals, which we sometimes refer to as the “condition precedent proposals,” are conditions to the consummation of the business combination. If our public shareholders do not approve each of the condition precedent proposals, then the business combination may not be consummated.

In addition to the foregoing proposals, shareholders are also being asked to consider and vote upon (i) a proposal to approve the Proposed Charter and (ii) a proposal to adjourn the general meeting to a later date or dates to permit further solicitation and vote of proxies if  (a) based upon the tabulated vote at the time of the general meeting, each of the condition precedent proposals has not been approved and/or (b) NFC determines that one or more of the closing conditions under the Transaction Agreement has not been satisfied. See “The Charter Approval Proposal” and “The Adjournment Proposal.”
In addition, as required by applicable SEC guidance, NFC is requesting that its shareholders vote upon, on a non-binding advisory basis, three separate proposals to approve the material differences between the Current Charter of NFC and the Proposed Charter of NFH, which will be in place upon the Closing. These proposals relate to certain amendments contained in the Proposed Charter that materially affect shareholder rights, which are those amendments that will be made to the Current Charter as reflected in the Proposed Charter if the Charter Approval Proposal is approved. This separate vote is not otherwise required by Cayman Islands Law separate and apart from the Charter Approval Proposal, but pursuant to SEC guidance, NFC is required to submit these provisions to its shareholders separately for approval. However, the shareholder vote regarding these proposals are advisory votes, and are not binding on NFC or its board of directors (separate and apart from the approval of the Charter Approval Proposal). Furthermore, the business combination is not conditioned on either the approval of any of the Charter Provisions Proposals or the Charter Approval Proposal. See “The Charter Provisions Proposals.”
Pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting.
NFC will hold the general meeting to consider and vote upon these proposals. This proxy statement contains important information about the business combination and the other matters to be acted upon at the general meeting. Shareholders should read it carefully.
After careful consideration, NFC’s board of directors has determined that the condition precedent proposals, the Charter Approval Proposal, the Charter Provisions Proposals and the Adjournment Proposal are in the best interests of NFC and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.
Q:
What amendments will be made to the Current Charter?

A:
NFC’s shareholders are being asked to consider and vote upon a proposal to:

•
 approve on a non-binding advisory basis, the provision in the Proposed Charter increasing the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares,

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20,000,000 NFC Class B ordinary shares and 1,000,000 preference shares to authorized share capital of  $50,000 divided into 490,000,000 NFH ordinary shares and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares;
•
approve, on a non-binding advisory basis, the provision in the Proposed Charter providing that each member of NFH’s board of directors will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the Closing;

•
approve, on a non-binding advisory basis, all other material differences between the Current Charter and the Proposed Charter in connection with the Closing including, among other things, (i) changing the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation” and making NFH’s corporate existence perpetual, (ii) granting a waiver regarding corporate opportunities to NFH’s non-employee directors and (iii) removing certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination, all of which NFC’s board of directors believe are necessary to adequately address the needs of the post-business combination company.

For more information on the Charter Provisions Proposals, see “The Charter Provisions Proposals.”
Q:
What material negative factors did NFC’s board of directors consider in connection with the business combination?

A:
Although NFC’s board of directors believes that the acquisition of UFH will provide NFC’s shareholders with an opportunity to participate in a combined company with significant growth potential, leading market position, market share and a well-known brand, the board of directors did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that shareholders would not approve the business combination and the risk that a significant number of shareholders would exercise their redemption rights. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — NFC’s Board of Directors’ Reasons for Approval of the Business Combination,” as well as in the section entitled “Risk Factors — Risks Relating to UFH’s Business.”

Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you have the right to request that NFC redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal and may redeem their shares even if they were not holders of record on the record date. We sometimes refer to these rights to elect to redeem all or a portion of the public shares into a pro rata portion of the cash held in the trust account as “redemption rights.” If you wish to exercise your redemption rights, please see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.
Our initial shareholders and the anchor investors have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.
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In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Transaction Agreement.”
Q:
How do I exercise my redemption rights?

A:
If you are a holder of public shares and wish to exercise your right to redeem your public shares, you must:

(i)
(a) hold public shares or (b) hold public shares through units and elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to [         ] p.m., Eastern Time, on [         ], 2019, (a) submit a written request to the transfer agent that NFC redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

The address of the transfer agent is listed under the question “Who can help answer my questions?” below.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must instruct their broker or bank to separate their units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent, directly and instruct them to do so.
Any holder of public shares will be entitled to request that their public shares be redeemed for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), divided by the number of then issued and outstanding public shares. For illustrative purposes, as of June 30, 2019, this would have amounted to approximately $10.22 per public share. However, the proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders, regardless of whether such public shareholders vote for or against the Business Combination Proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal will have no impact on the amount you will receive upon exercise of your redemption rights. It is anticipated that the funds to be distributed to public shareholders electing to redeem their public shares will be distributed promptly after the consummation of the business combination.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing. If you deliver your shares for redemption to the transfer agent and later decide prior to the deadline for submitting redemption requests not to elect redemption, you may request that NFC instruct the transfer agent to return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed at the end of this section.
If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the business combination is consummated, NFC will redeem public shares for a pro rata portion of funds deposited in the trust account, calculated as of two business days prior to the consummation of the business combination.
If you are a holder of public shares and you exercise your redemption rights, this will not result in the loss of any NFC warrants that you may hold.
Q:
If I am a holder of units, can I exercise redemption rights with respect to my units?

A:
No. Holders of outstanding units must elect to separate their units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold

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your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate your units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact NFC’s transfer agent directly and instruct them to do so. If you fail to cause your public shares to be separated and delivered to the transfer agent by [         ] p.m., Eastern Time, on [         ], 2019 you will not be able to exercise your redemption rights with respect to your public shares.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
We expect that a U.S. Holder that exercises its redemption rights to receive cash from the trust account in exchange for its public shares will generally be treated as selling such public shares, resulting in the recognition of capital gain or capital loss. There may be certain circumstances in which the redemption may be treated as a distribution taxable as a dividend for U.S. federal income tax purposes depending on the amount of public shares that a U.S. Holder owns or is deemed to own (including through the ownership of warrants) and redeems. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redemption of NFC Public Shares.”

Q:
Do I have appraisal rights in connection with the business combination?

A:
No. Neither NFC shareholders nor NFC warrantholders have appraisal rights in connection with the business combination under the Cayman Islands Law.

Q:
What do I need to do now?

A:
NFC urges you to read carefully and consider the information contained in this proxy statement, including the annexes hereto, and to consider how the business combination will affect you as a shareholder of NFC. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:
How do I vote?

A:
If you are a holder of record of ordinary shares on the record date, you may vote in person at the general meeting or by submitting a proxy for the general meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the general meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. We believe the proposals presented to the shareholders at this general meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the general meeting. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on a particular proposal.8 If you decide to vote, you should provide instructions to your broker, bank or other nominee on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

9

Q:
When and where will the general meeting be held?

A:
The general meeting will be held at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York 10166 on [         ], 2019, at [         ] a.m., Eastern Time, unless the general meeting is adjourned.

Q:
Who is entitled to vote at the general meeting?

A:
NFC has fixed [         ], 2019 as the record date. If you were a shareholder of NFC at the close of business on the record date, you are entitled to vote on matters that come before the general meeting. However, a shareholder may only vote his or her shares if he or she is present in person or is represented by proxy at the general meeting.

Q:
How many votes do I have?

A:
NFC shareholders are entitled to one vote at the general meeting for each ordinary share held of record as of the record date. As of the close of business on the record date, there were outstanding 40,462,500 issued and outstanding ordinary shares, of which 28,750,000 were issued and outstanding public shares and 11,712,500 were issued and outstanding NFC Class B ordinary shares.

Q:
What constitutes a quorum?

A:
A quorum of NFC shareholders is necessary to hold a valid meeting. A quorum will be present at the NFC general meeting if the holders of a majority of the issued ordinary shares are represented at the general meeting in person or by proxy. As of the record date for the general meeting, 20,231,251 NFC ordinary shares would be required to achieve a quorum.

Q:
What vote is required to approve each proposal at the general meeting?

A:
The following votes are required for each proposal at the general meeting:

•
Business Combination Proposal:   The approval of the Business Combination Proposal requires an Ordinary Resolution.

•
Charter Approval Proposal:   The approval of the Charter Approval Proposal requires a Special Resolution.

•
Charter Provisions Proposals:   The separate approval of each of the Charter Provisions Proposals (with the exception of Charter Proposal A, which requires an Ordinary Resolution) requires a Special Resolution.

•
Share Issuance Proposal:   The approval of the Share Issuance Proposal requires an Ordinary Resolution.

•
Incentive Plan Proposal:   The approval of the Incentive Plan Proposal requires an Ordinary Resolution.

•
Director Election Proposal:   The election of directors pursuant to the Director Election Proposal requires an Ordinary Resolution. Pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting.

•
Adjournment Proposal:   The approval of the Adjournment Proposal requires an Ordinary Resolution.

Q:
What are the recommendations of NFC’s board of directors?

A:
NFC’s board of directors believes that the Business Combination Proposal and each of the other proposals to be presented at the general meeting are in the best interest of NFC’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal,

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“FOR” the Charter Approval Proposal, “FOR” each of the separate Charter Provisions Proposals, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees and “FOR” the Adjournment Proposal, in each case, if presented to the general meeting.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. These conflicts of interest include, among others, that if we do not consummate a business combination by July 3, 2020, we may be forced to liquidate and the 11,712,500 founder shares and 7,750,000 private placement warrants owned by certain initial shareholders would be worthless. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
Q:
How do the Sponsor, NFC’s directors and officers and the anchor investors intend to vote their shares?

A:
NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination. In addition, the anchor investors, who collectively own 2.7% of NFC’s outstanding ordinary shares as of the date hereof (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination.

Q:
May the initial shareholders or anchor investors purchase public shares or warrants or enter into other arrangements with holders of public shares or warrants prior to the general meeting?

A:
At any time prior to the general meeting, during a period when they are not then aware of any material nonpublic information regarding NFC or its securities, the initial shareholders, the anchor investors, UFH and/or their respective affiliates may purchase public shares and/or warrants, or they may enter into arrangements with holders of public shares or other investors to provide them with incentives to acquire and/or not redeem their public shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of that (i) the proposals presented to shareholders for approval at the general meeting are approved and/or (ii) that NFC has the Necessary Cash at Closing. This may result in the completion of our business combination when it may not otherwise have been possible. Other than as described elsewhere in this proxy statement, the exact nature of any such incentives has not been determined as of the date hereof and they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the initial shareholders for nominal value.

Entering into any such arrangements may have a depressive effect on NFC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the general meeting.
If such transactions are effected, the consequence could be to cause the business combination to be approved and completed in circumstances where such approval or completion could not otherwise be obtained or achieved. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the general meeting and would likely increase the chances that such proposals would be approved. However, as a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.
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Other than as described herein, as of the filing date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NFC will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would materially affect the vote on the proposals to be put to the general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Q:
What happens if I sell my ordinary shares before the general meeting?

A:
The record date for the general meeting is earlier than the date of the general meeting and earlier than the date that the business combination is expected to be completed. If you transfer your ordinary shares after the applicable record date, but before the general meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. Shareholders may send a later-dated, signed proxy card to NFC’s secretary at the address set forth below so that it is received by NFC’s secretary prior to the vote at the general meeting (which is scheduled to take place on [         ], 2019) or attend the general meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to NFC’s secretary, which must be received by NFC’s secretary prior to the vote at the general meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:
What happens if I fail to take any action with respect to the general meeting?

A:
If you fail to take any action with respect to the general meeting, whether or not the business combination is approved by shareholders and consummated, you will remain a shareholder and/or warrantholder of NFC (or NFH, if the business combination is consummated). However, if you fail to take any action with respect to the general meeting, you will nonetheless be able to elect to redeem your public shares in connection with the business combination, provided you follow the instructions in this proxy statement for redeeming your shares.

Q:
What should I do if I receive more than one set of voting materials?

A:
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ordinary shares.

Q:
Who can help answer my questions?

A:
If you have questions about the business combination or if you need additional copies of the proxy statement, or the enclosed proxy card you should contact:

Morrow Sodali LLC
470 West Avenue, Suite 3000
Stamford CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: [         ].info@morrowsodali.com
You also may obtain additional information about NFC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to need to
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send a letter demanding redemption and deliver your ordinary shares (either physically or electronically) to NFC’s transfer agent at the address below prior to [         ] p.m., Eastern Time, on [         ], 2019. If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com
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SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the general meeting, including the business combination, you should read this entire document carefully, including the Transaction Agreement, which is attached as Annex A. The Transaction Agreement is the legal document that governs the business combination and the other transactions that will be undertaken in connection therewith. The Transaction Agreement is also described in detail in this proxy statement in the section entitled “The Business Combination Proposal — The Transaction Agreement.”
The Parties to the Business Combination
New Frontier Corporation
NFC is a blank check company incorporated on March 28, 2018 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. NFC’s units, ordinary shares and warrants are listed on the NYSE under the symbols “NFC.U,” “NFC,” and “NFC WS,” respectively.
The mailing address of NFC’s principal executive office is 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong. Its telephone number is 852-3703-3251.
NF Unicorn Acquisition L.P.
NFC Buyer Sub is a wholly owned indirect subsidiary of NFC formed under the laws of the Cayman Islands on June 17, 2019 solely for the purpose of effecting the business combination.
Healthy Harmony Holdings, L.P.
Healthy Harmony was formed on July 29, 2013 under the laws of the Cayman Islands with HH GP as its sole general partner and the Sellers and certain other individuals as its limited partners.
Healthy Harmony, through its offshore subsidiaries, is the indirect holding entity of all of the hospitals and clinics of UFH and operates under the name United Family Healthcare.
Healthy Harmony GP, Inc.
HH GP was incorporated on August 16, 2013 under the laws of the Cayman Islands. HH GP is the sole general partner of Healthy Harmony. The Sellers collectively hold 100% of the GP Shares.
Structure Following the Business Combination
Immediately or shortly following the business combination, Healthy Harmony will distribute all of its assets, including all outstanding shares of its subsidiaries, Healthy Harmony Healthcare, Inc. (“HHH Inc.”) and Chindex Inc. (“Chindex”), to NFC Buyer Sub. Immediately thereafter, NFC Buyer Sub will distribute all of the outstanding shares of HHH Inc. to NF Unicorn HHH Holding Limited, and all of the outstanding shares of Chindex to NF Unicorn Chindex Holding Limited. Each of NF Unicorn HHH Holding Limited and NF Unicorn Chindex Holding Limited is a limited partner of NFC Buyer Sub and a wholly owned indirect subsidiary of NFC. Following the foregoing distributions, each of Healthy Harmony, HH GP, NFC Buyer Sub and NF Unicorn will be dissolved. The following diagram illustrates the ownership structure of NFH immediately following the business combination, the distributions and the dissolutions contemplated above.
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New Frontier Health Corporation
(Cayman)
100%
NF Unicorn Holding Limited
(Cayman)
100%
100%
NF Unicorn HHH Holding Limited
(Cayman)
NF Unicorn Chindex Holding Limited
(Delaware)
100%
100%
Healthy Harmony Healthcare, Inc.
(Cayman)
Chindex International, Inc.
(Delaware)
100%
100%
Subsidiaries
Subsidiaries

Summary of the Transaction Agreement
On July 30, 2019, NFC and NFC Buyer Sub entered into the Transaction Agreement with HH GP, Healthy Harmony and the Sellers, pursuant to which, and subject to the satisfaction or waiver of certain conditions set forth therein, a wholly owned indirect subsidiary of NFC, NFC Buyer Sub, will acquire all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for $50.4928 per LP Interest from the Sellers. The remaining 0.63% of the LP Interests are held by certain members of UFH Management and are expected to be acquired by NFC simultaneously with the Closing on terms and conditions to be agreed between NFC and these holders.
The consummation of the business combination is conditioned upon, among other things, (i) approval by NFC’s shareholders of the Transaction Agreement, the business combination and certain other actions related thereto, (ii) NFC maintaining at least $5,000,001 of net tangible assets, and (iii) NFC having ability to pay the Necessary Cash. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated.
The Transaction Agreement may be terminated under certain circumstances, including, among others, (i) by mutual written consent of the NFC Buyer Sub and HH GP, (ii) by either NFC Buyer Sub, Fosun Seller or TPG Seller if the Closing has not occurred within nine months of the execution of the Transaction Agreement and (iii) by HH GP if NFC’s board of directors modifies its recommendation that its shareholders vote in favor of the proposals contained in this proxy statement such that the recommendation results in a position that is adverse to HH GP. For additional information about the Transaction Agreement and the business combination and other transactions contemplated thereby, see “The Business Combination Proposal — The Transaction Agreement.”
Business Combination Consideration
Under the Transaction Agreement, the valuation ascribed to UFH is approximately $1.3 billion in the aggregate. The Transaction Agreement provides for the acquisition of all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for
15

$50.4928 per LP Interest. The remaining 0.63% of the LP Interests are held by certain members of UFH Management and are expected to be acquired by NFC simultaneously with the Closing on terms and conditions to be agreed between NFC and these holders.
The total consideration for the business combination is expected to be funded from the following sources: (1) proceeds available from the trust account after giving effect to any redemptions; (2) $190,000,000 of proceeds from the private placement of NFC Class A ordinary shares pursuant to the Forward Purchase Agreements; (3) the RMB equivalent of  $300,000,000 of proceeds from the Debt Financing; (4) up to $711,481,860 of proceeds from private placements of NFC Class A ordinary shares to certain accredited investors pursuant to the Subscription Agreements; and (5) $159,000,000 in the form of re-investments by sellers and management and equity rollovers by management. Any excess cash available to NFC after payment of the Purchase Price, any amounts owed in respect of redemptions of public shares, and the payment of transaction expenses will be used for general corporate purposes following the Closing, including for working capital, repayment of debt and growth initiatives.
Related Agreements
We have entered or will enter into certain other agreements related to the business combination, including the Subscription Agreements, the Fosun Director Nomination Agreement, the Fosun Rollover Agreement and the Fosun High Tech Voting Undertaking with Fosun Seller or its affiliate, the Lipson Reinvestment Agreement, Lipson Employment Agreement, Lipson Registration Rights Agreement and Lipson Letter Agreement with certain Lipson Parties, the Vivo Director Nomination Agreement and Vivo Letter Agreement with Vivo and the Sponsor Director Nomination Agreement with the Sponsor. In addition, certain shareholders also entered into Support Agreements with HH GP. In addition, the Sponsor will enter into irrevocable proxies or director support agreements with certain shareholders.
See “The Business Combination Proposal — Related Agreements” for additional information about the agreements related to the Transaction Agreement.
Debt Financing
In order to finance a portion of the Purchase Price and transaction expenses, NF Unicorn entered into a senior loan commitment letter (the “Senior Loan Commitment Letter”) with SPDB, pursuant to which SPDB has agreed, upon the terms and subject to the conditions thereof, to grant a seven-year senior secured credit facility to NF Unicorn in an aggregate principal amount equal to the RMB equivalent of $300,000,000. The Senior Secured Term Loan is denominated and funded in offshore RMB and is expected to be funded into a free trade non-resident account of the borrower to be opened with SPDB (the transfer of funds in and out of which is not subject to Chinese regulatory approval) or an account in Hong Kong or any other jurisdiction outside of China that can receive funds in RMB. Given that substantially all of UFH’s revenue and expenses are denominated in RMB, the Senior Secured Term Loan is not expected to create currency exposure for the post-business combination company. The Senior Secured Term Loan will be subject to amortization commencing from 12 months after the utilization date of the Senior Secured Term Loan, with an average life of up to 5.78 years. The interest rate for the Senior Secured Term Loan is set at 126.53% of the applicable People’s Bank of China (the “PBOC”) benchmark annual interest rate for loans denominated in RMB and with tenors of over five years, subject to annual adjustments to reflect the PBOC benchmark annual interest rate applicable on 1 January each year. As of the date of the Senior Loan Commitment Letter, the interest rate was 6.20%.
SPDB’s commitment under the Senior Loan Commitment Letter will, among other things, automatically expire if  (a) NF Unicorn (or the Sponsor on its behalf) notifies the Credit Parties (as defined in the Senior Loan Commitment Letter) that it has (i) conclusively and definitively withdrawn and terminated its (or any of its affiliates’) bid for the entire equity interests of UFH; (ii) the Sellers have notified the Sponsor that NF Unicorn’s (or any of its affiliates) offer for UFH is conclusively and definitively rejected; (iii) the Sellers conclusively and definitively terminate such sale process; or (iv) the Transaction Agreement is terminated in full by the parties thereto or (b) completion of the business combination does not occur by 11:59 p.m. Hong Kong time on the Outside Date (as defined in the Transaction Agreement), which shall be no later than August 12, 2020, unless otherwise extended from time to time with the consent of SPDB.
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The final terms of the Senior Secured Term Loan will be set out in a credit agreement to be entered into by, among others, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited), as borrower, and SPDB, and are subject to adjustment in accordance with the terms of the Senior Loan Commitment Letter.
The credit agreement and other documentation governing the Senior Secured Term Loan have not been finalized and, accordingly, the actual terms of the Senior Secured Term Loan may differ from those described herein or in the Senior Loan Commitment Letter as a result of the negotiation and syndication process. Although the Senior Secured Term Loan described in this document is not subject to “market out,” such financing may not be considered assured. The obligations of SPDB to provide the financing contemplated under the Senior Loan Commitment Letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Senior Secured Term Loan may not be funded when required. As of the filing date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Senior Secured Term Loan is not available.
For more information regarding the Senior Loan Commitment Letter, see “The Business Combination Proposal — Related Agreements — Senior Loan Commitment Letter.”
In addition to the Senior Loan Commitment Letter, CMB had previously issued a senior loan commitment letter to NFC, which also contemplated a senior secured credit facility in an aggregate amount of up to $300,000,000 upon the terms and subject to the conditions thereof.
NFC and its wholly owned subsidiaries expect to borrow only up to an aggregate of the RMB equivalent of  $300,000,000 of senior secured term loans to finance the business combination. As such, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited) expect to enter into a separate senior loan commitment letter or other definitive agreements after the date hereof with SPDB and/or CMB reflecting this arrangement.
Forward Purchase Agreements
In connection with its initial public offering, NFC entered into Forward Purchase Agreements, pursuant to which the anchor investors agreed to purchase an aggregate of 19,000,000 NFC Class A ordinary shares, plus 4,750,000 redeemable warrants, for a purchase price of  $10.00 per NFC Class A ordinary share, or $190,000,000 in the aggregate. This aggregate purchase price includes purchases by entities controlled by NFC’s Chairman, Antony Leung, and NFC’s Chief Executive Officer, Carl Wu, for an aggregate of up to $21,000,000. As an inducement to entering into the Forward Purchase Agreements, the Sponsor transferred an aggregate of 2,262,500 founder shares for no cash consideration to the anchor investors, including 175,000 and 87,500 to entities controlled by Antony Leung and Carl Wu, respectively. In addition, in connection with the execution of an additional forward purchase agreement with an accredited investor providing for the purchase of 900,000 forward purchase shares, plus 225,000 forward purchase warrants, NFC agreed to issue 112,500 founder shares to each of such accredited investor and the Sponsor for nominal cash consideration at the Closing.
Equity Financing
In order to finance a portion of the Purchase Price, the Company entered into Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the Company agreed to issue and sell in private placements an aggregate of up to 71,148,186 NFC Class A ordinary shares to the PIPE Investors for $10.00 per share, subject to NFC’s right to reduce the number of NFC Class A ordinary shares to be issued to the PIPE Investors by up to 25%. The PIPE Investors include institutional investors such as Nan Fung Group, Vivo Capital, certain funds and accounts advised by Capital Research and Management Company, Aspex Management, BosValen Asset Management, CityChamp Group (SEHK: 00256), Exome Asset Management LLC, HS Group, Hysan Group (SEHK: 00014), Ishana Capital, Maso Capital, Mason Group (SEHK: 00273), certain funds and accounts advised by Morgan Stanley Investment Management Inc. or Morgan Stanley Asia Limited, Mr. Adrian Cheng, Mr. Jason Jiang Nanchun of Focus Media (SZSE: 002027), Mr. Thomas Lau Luen Hung of Lifestyle International Holdings Ltd. (SEHK: 01212), Ovata Capital, Peterson Group, Shui On Group (SEHK: 00272), Tingyi Group (SEHK: 00322), The Segantii Asia-Pacific Equity Multi-Strategy Fund, Thing On Group (SEHK:
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02292), York Capital Management, Yunqi Capital, Yuntai Fund and other institutional and private investors. The Equity Financing is expected to close immediately prior to the Closing. For more information regarding the Equity Financing, see “The Business Combination Proposal — Related Agreements — Subscription Agreements.”
Equity Ownership Upon Closing
As of the filing date of this proxy statement, there are 40,462,500 NFC ordinary shares outstanding, comprised of 28,750,000 NFC Class A ordinary shares and 11,712,500 NFC Class B ordinary shares, of which the initial shareholders own 9,450,000 NFC Class B ordinary shares and the anchor investors own 2,262,500 NFC Class B ordinary shares. In connection with the Closing, each currently issued and outstanding NFC Class B ordinary share will automatically convert on a one-for-one basis into NFC Class A ordinary shares and, thereafter, each NFC Class A ordinary share will be redesignated as NFH ordinary shares.
It is anticipated that, upon completion of the business combination, the ownership interests in NFH will be as set forth in the table below.
	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares
NFC’s public shareholders(1)	22%	7%
Initial Shareholders(2)	7%	8%
Anchor Investors(2)(3)	16%	17%
PIPE Investors	43%	56%
Fosun Seller and Roberta Lipson	11%	11%
Management Sellers	1%	1%

(1)
Includes 900,000 NFC Class A ordinary shares underlying the public units held by Antony Leung and Carl Wu.

(2)
Assumes that the Sponsor waives its right to have its NFC Class B ordinary shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors), which the Sponsor has indicated its intention to do.

(3)
Includes the NFC ordinary shares to be issued to Antony Leung and Carl Wu at Closing in accordance with the Forward Purchase Agreements entered into by each of them.

There are currently outstanding an aggregate of 22,125,000 warrants to acquire NFC Class A ordinary shares, which includes 7,750,000 private placement warrants issued to the Sponsor at the time of the initial public offering and 14,375,000 public warrants. In addition, we expect to issue at the Closing an aggregate of 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements. Therefore, As of the filing date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one NFC Class A ordinary share is issued as a result of such exercise, with payment to NFC of the exercise price of  $11.50 per share for applicable warrants, NFC’s fully-diluted share capital would increase by a total of 26,875,000 shares, with $309,062,500 paid to NFC to exercise the warrants.
Proposals to be put to the General Meeting
The Business Combination Proposal
NFC’s shareholders are asked to consider and vote upon a proposal to approve by Ordinary Resolution and adopt the Transaction Agreement, pursuant to which NFC will indirectly acquire all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for $50.4928 per LP Interest from the Sellers.
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After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — NFC’s Board of Directors’ Reasons for Approval of the Business Combination,” NFC’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of UFH had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Transaction Agreement.
For additional information, see “The Business Combination Proposal” section of this proxy statement.
The Charter Approval Proposal
NFC’s shareholders are asked to consider and vote upon a proposal to approve and adopt, by special resolution, the Proposed Charter, which will replace the Current Charter upon the Closing.
The following is a summary of the key changes effected by the Proposed Charter as compared to the Current Charter, but this summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is attached as Annex C:
•
increase the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares and 1,000,000 preference shares to authorized share capital of  $50,000 divided into 490,000,000 NFH ordinary shares and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares;

•
declassify our board of directors and provide that each member of NFH’s board of directors will be elected annually at each annual general meeting;

•
change the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation”;

•
grant a waiver regarding corporate opportunities to NFH’s non-employee directors;

•
make NFH’s existence perpetual; and

•
remove certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination.

Under the Transaction Agreement, the Closing is not conditioned upon the approval of the Charter Approval Proposal. Therefore, the business combination could still be consummated even if the Charter Approval Proposal is not approved.
For additional information, see “The Charter Approval Proposal” section of this proxy statement.
The Charter Provisions Proposals
NFC’s shareholders are asked to consider and vote upon and to approve, on a non-binding advisory basis three separate organizational documents in connection with the replacement of the Current Charter with the Proposed Charter. A brief summary of each of the Charter Provisions Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Charter, a form of which is attached hereto as Annex C.
Furthermore, each of the Charter Provisions Proposals (with the exception of Charter Proposal A, which requires an Ordinary Resolution) requires a Special Resolution. Charter Provisions Proposals A, B and C, are, in the judgment of NFC’s board of directors, necessary to adequately address the needs of the post-business combination company. Under the Transaction Agreement, the Closing is not conditioned upon the approval of any of the Charter Provisions Proposals. Therefore, the business combination could still be consummated even if neither of the Charter Provisions Proposals are not approved.
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Charter Proposal A — Authorized Share Capital
Charter Proposal A is a proposal to approve, on a non-binding advisory basis, the provision in the Proposed Charter increasing the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares, and 1,000,000 preference shares, to authorized share capital of  $50,000 divided into 490,000,000 NFH ordinary shares and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares.
Charter Proposal B — Approval of Proposal to Declassify NFH’s Board of Directors.
Charter proposal B is a proposal to approve by special resolution, on a non-binding advisory basis, the provision in the Proposed Charter providing that each member of NFH’s board of directors will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the Closing.
Charter Proposal C — Approval of Other Changes in Connection with Adoption of the Proposed Charter
Charter proposal C is a proposal to approve by special resolution, on a non-binding advisory basis, all other material differences between the Current Charter and the Proposed Charter in connection with the Closing including, among other things, (i) changing the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation” and making NFH’s corporate existence perpetual, (ii) granting a waiver regarding corporate opportunities to NFH’s non-employee directors and (iii) removing certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination.
For additional information on the charter proposals, see “The Charter proposal” section of this proxy statement.
The Share Issuance Proposal
Assuming the Business Combination Proposal is approved, our shareholders are also being asked to approve, by Ordinary Resolution, the Share Issuance Proposal.
NFC’s units, ordinary shares and public warrants are listed on the NYSE and, as such, our shareholders are being asked to approve by Ordinary Resolution, for purposes of complying with the applicable listing rules of the NYSE, the issuance by NFC of  (i) 19,000,000 NFC Class A ordinary shares to the anchor investors pursuant to the Forward Purchase Agreements, (ii) up to 71,148,186 NFC Class A ordinary shares, subject to adjustment by NFC as discussed herein, to the PIPE Investors pursuant to the Subscription Agreements, (iii) an aggregate of up to approximately 15,528,163 NFH ordinary shares to certain Sellers and members of UFH Management in connection with the business combination (excluding an aggregate of approximately 371,837 of NFH options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony), (iv) an aggregate of 225,000 NFC Class B ordinary shares to an anchor investor and the Sponsor in connection with the increase in NFC’s commitments under the Forward Purchase Agreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC's initial public offering, and (v) 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements.
The aggregate number of ordinary shares that may be issued in connection with the Share Issuance Proposal is expected to be approximately 110,661,750 (including 4,750,000 ordinary shares underlying the forward purchase warrants).
For additional information, see “The Share Issuance Proposal” section of this proxy statement.
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The Director Election Proposal
Our board of directors is currently divided into two classes: Class I and Class II. In accordance with the terms of our Current Charter, our Class I directors will stand elected for a term expiring at NFC’s first annual general meeting and the Class II directors will stand elected for a term expiring at NFC’s second annual general meeting. Commencing at NFC’s first annual general meeting,and at each annual general meeting thereafter, (a) Class I directors elected to succeed those Class I directors whose terms expire shall be elected for a term of office to expire at the next annual general meeting after their election; and (b) Class II directors elected to succeed those Class II directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual general meeting after their election.
Our Proposed Charter will provide for the declassification of NFH’s board of directors and NFH’s board of directors will consist of one class of directors only, whose term will continue to the first annual general meeting following the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual general meeting of NFH’s shareholders.
Our shareholders are being asked to elect, assuming the Business Combination Proposal is approved, four directors to serve on NFH’s board of directors for a term of one year expiring at the annual general meeting to be held in 2020 or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.
Pursuant to our Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting.
For additional information, see “The Director Election Proposal” section of this proxy statement.
The Incentive Plan Proposal
Assuming the Business Combination Proposal is approved, our shareholders are also being asked to approve, by Ordinary Resolution, the Incentive Plan Proposal.
We expect that, prior to the consummation of the business combination, our board of directors will approve and adopt the Incentive Plan, and assuming the Business Combination Proposal is approved, we expect that our shareholders will be asked to approve the Incentive Plan. Our shareholders should carefully read the entire Incentive Plan, a copy of which is attached as Annex E, before voting on this proposal.
For additional information, see “The Incentive Plan Proposal” section of this proxy statement.
The Adjournment Proposal
If based on the tabulated vote, there are not sufficient votes at the time of the general meeting to authorize NFC to consummate the business combination (because any of the condition precedent proposals have not been approved (including as a result of the failure of any other cross-conditioned condition precedent proposals to be approved)) or NFC determines that one or more of the closing conditions under the Transaction Agreement has not been satisfied, NFC ‘s board of directors may submit a proposal to adjourn the general meeting to a later date or dates, if necessary, to permit further solicitation of proxies.
For additional information, see “The Adjournment Proposal” section of this proxy statement.
Date, Time and Place of General Meeting of NFC’s Shareholders
The general meeting will be held at [         ] a.m., Eastern Time, on [         ], 2019, at the offices of Winston & Strawn LLP at 200 Park Avenue, New York, New York 10166, to consider and vote upon the proposals to be put to the general meeting, including if necessary, the Adjournment Proposal.
Voting Power; Record Date
Shareholders will be entitled to vote or direct votes to be cast at the general meeting if they own ordinary shares at the close of business on [         ], 2019, which is the record date for the general meeting. Shareholders will have one vote for each ordinary share owned at the close of business on the record date. If
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your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our warrants do not have voting rights. On the record date, there were 40,462,500 NFC ordinary shares outstanding, of which 28,750,000 were public shares and 11,712,500 are Class B ordinary shares.
Quorum and Vote of Our Shareholders
A quorum of our shareholders is necessary to hold a valid meeting. A quorum will be present at the general meeting if the holders of a majority of the issued and outstanding shares are represented in person or by proxy. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.
As of the record date for the general meeting, 20,231,251 NFC ordinary shares would be required to achieve a quorum.
As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof  (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof  (excluding the shares owned by the Sponsor and Messrs. Leung and Wu), entered into Support Agreements with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting.
The proposals presented at the general meeting require the following votes:
•
The Business Combination Proposal:   The approval of the Business Combination Proposal requires an Ordinary Resolution.

•
The Charter Approval Proposal:   The approval of the Charter Approval Proposal requires a Special Resolution.

•
The Charter Provisions Proposals:   The separate approval of each of the Charter Provisions Proposals (with the exception of Charter Proposal A, which requires an Ordinary Resolution) requires a Special Resolution.

•
The Share Issuance Proposal:   The approval of the Share Issuance Proposal requires an Ordinary Resolution.

•
The Incentive Plan Proposal:   The approval of the Incentive Plan Proposal requires an Ordinary Resolution.

•
The Director Election Proposal:   The election of directors pursuant to the Director Election Proposal requires an Ordinary Resolution. Pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting.

•
The Adjournment Proposal:   The approval of the Adjournment Proposal requires an Ordinary Resolution.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the proposals.
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Redemption Rights
Pursuant to the Current Charter, a public shareholder may request that NFC redeem all or a portion of their public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to [         ] p.m., Eastern Time, on [         ], 2019, (a) submit a written request to the transfer agent that NFC redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

As noted above, holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. Holders may instruct their broker to do so, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so. Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal and may redeem their shares even if they were not holders of record on the record date. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public shareholder properly exercises its right to redeem its public shares and timely delivers its public shares to the transfer agent, we will redeem each such public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), divided by the number of then issued and outstanding public shares. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing. If a holder of a public share delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that NFC instruct its transfer agent to return the shares (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement. See “Extraordinary General Meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.
For the purposes of Article 49.4 of the Current Charter and Cayman Islands Law, the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in this proxy statement shall be interpreted accordingly.
Holders of our warrants will not have redemption rights with respect to the warrants held by them.
Appraisal Rights
Neither NFC shareholders nor NFC warrantholders have appraisal rights in connection with the business combination under the Cayman Islands Law.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. NFC has engaged Morrow Sodali LLC to assist in the solicitation of proxies.
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If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the general meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting — Revoking Your Proxy.”
Interests of Certain Persons in the Business Combination
When you consider the recommendation of NFC’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that NFC’s initial shareholders have interests in such proposal that are different from, or in addition to, those of NFC shareholders and warrant holders generally. These interests include, among other things, the interests listed below:
•
If we do not consummate a business combination transaction by July 3, 2020, we will cease all operations except for the purpose of winding up, redeem all of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Cayman Islands Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 11,712,500 founder shares owned by our initial shareholders and the anchor investors would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our initial shareholders and the anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete a business combination within the required period. The Sponsor purchased its founder shares prior to NFC’s initial public offering for an aggregate purchase price of  $25,000. In addition, the Sponsor has indicated its intention to waive its right to have its founder shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors). As such, upon the Closing, the founder shares will automatically convert, on a one-for one basis, into NFC Class A ordinary shares, and such securities, if unrestricted and freely tradable would be valued at approximately $119,350,375, based on the closing price of $10.19 share of NFC Class A ordinary shares on the NYSE on September 10, 2019.

•
Simultaneously with the closing of NFC’s initial public offering, the Sponsor purchased 7,750,000 private placement warrants for $1.00 per warrant. The warrants are each exercisable commencing 30 days following the Closing for one NFC Class A ordinary share at $11.50 per share. If we do not consummate a business combination transaction by July 3, 2020, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public shareholders and the warrants held by the Sponsor will be worthless. The warrants held by the Sponsor had an aggregate market value of approximately $8,602,500 based upon the closing price of $1.11 per warrant on the NYSE on September 10, 2019.

•
In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account below the lesser of  (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable. This liability will not apply with respect to any claims by a third-party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under our indemnity of the underwriters of NFC’s initial public offering against certain liabilities, including liabilities under the Securities Act.

•
In order to finance transaction costs in connection with the business combination, the Sponsor may, but is not obligated to, loan us funds as may be required. If we complete the business combination, then we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that the business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from

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the trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination company at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
•
Following the consummation of the business combination, we will continue to indemnify our existing directors and officers and will maintain our directors’ and officers’ liability insurance.

•
Following consummation of the business combination, the initial shareholders and their respective affiliates would be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by NFC from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if we fail to consummate a business combination within the required period, the Sponsor and our officers and directors and their respective affiliates will not have any claim against the trust account for reimbursement. As of the date of this proxy statement, the initial shareholders have not incurred any reimbursable expenses.

•
The anticipated continuation of five of our existing directors, Antony Leung, Carl Wu, David Johnson, Edward Leong Che-hung and Frederick Ma Si-hang, as directors of NFH after the consummation of the business combination and, if the Director Election Proposal is passed, David Zeng, the Sponsor’s nominee, will also serve on NFH’s board of directors. As such, in the future they will receive any cash fees, stock options or stock awards that the NFH board of directors determines to pay to its directors.

At any time prior to the general meeting, during a period when they are not then aware of any material nonpublic information regarding NFC or its securities, the initial shareholders, the anchor investors, UFH and/or their respective affiliates may purchase public shares and/or warrants, or they may enter into arrangements with holders of public shares or other investors to provide them with incentives to acquire and/or not redeem their public shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of that (i) the proposals presented to shareholders for approval at the general meeting are approved and/or (ii) that NFC has the Necessary Cash at Closing. This may result in the completion of our business combination when it may not otherwise have been possible. Other than as described elsewhere in this proxy statement, the exact nature of any such incentives has not been determined as of the date hereof and they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the initial shareholders for nominal value.
Entering into any such arrangements may have a depressive effect on NFC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the general meeting.
If such transactions are effected, the consequence could be to cause the business combination to be approved and completed in circumstances where such approval or completion could not otherwise be obtained or achieved. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the general meeting and would likely increase the chances that such proposals would be approved. However, as a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.
Other than as described herein, as of the filing date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NFC will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant
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purchases made by any of the aforementioned persons that would materially affect the vote on the proposals to be put to the general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of them between what he may believe is best for NFC and what he may believe is best for him in determining whether or not to grant a waiver in a specific situation. See the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion of this and other risks.
Recommendation to Shareholders
NFC’s board of directors believes that the Business Combination Proposal and each of the other proposals to be presented at the general meeting are in the best interest of NFC’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Approval Proposal, “FOR” each of the separate Charter Provisions Proposals, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees and “FOR” the Adjournment Proposal, in each case, if presented to the general meeting.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
Sources and Uses of Funds for the Business Combination
The following table summarizes the sources and uses for funding the business combination. Where actual amounts are not known or knowable, the figures below represent NFC’s good faith estimate of such amounts assuming a closing as of the indicated date.
(in thousands) Sources	No Redemptions		Maximum Redemptions
	RMB	USD	RMB	USD
Debt Financing	2,062,650	300,000	2,062,650	300,000
Cash from Trust Account(1)	2,020,730	293,903	630,126	91,648
Forward Purchase Agreements	1,306,345	190,000	1,306,345	190,000
Equity Financing	3,881,220(2)	564,500(2)	4,891,794	711,482
Seller Reinvestment(3)	1,093,205	159,000	1,093,205	159,000
Total Sources	10,364,150	1,507,403	9,984,120	1,452,130
Uses	RMB	USD	RMB	USD
Cash to Sellers(4)	8,006,355	1,164,476	8,006,355	1,164,476
Cash to balance sheet	1,058,325	153,927	678,295	98,654
Seller Reinvestment(3)	1,093,205	159,000	1,093,205	159,000
Transaction costs(5)	206,265	30,000	206,265	30,000
Total Uses	10,364,150	1,507,403	9,984,120	1,452,130

(1)
Amounts based on cash held in NFC’s trust account as of June 30, 2019.

(2)
In accordance with the terms of the Subscription Agreements, NFC may, in its discretion, increase this amount at Closing.

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(3)
Includes (i) an aggregate of  $147,128,311 (RMB 1,011,580,705) of NFH ordinary shares to be issued to Roberta Lipson and the Fosun Seller pursuant to the Lipson Reinvestment Agreement and the Fosun Rollover Agreement, respectively, (ii) an aggregate of up to $8,153,315 (RMB 56,058,117) of NFH ordinary shares that are expected to be issued to the Management Sellers in accordance with the terms of the Management Reinvestment Agreements and (iii) an aggregate of approximately $3,718,374 (RMB 25,565,677) of NFH Options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony.

(4)
Includes an aggregate of  $21,000,000 (RMB 144,385,500) in expense reimbursements to be paid to Fosun Seller and Healthy Harmony or an affiliate of Roberta Lipson in accordance with the terms of the Transaction Agreement.

(5)
This amount includes $6,912,500 (RMB 47,526,894) of deferred underwriting commission.

U.S. Federal Income Tax Considerations
For a discussion summarizing the U.S. federal income tax considerations of the business combination, the ownership and disposition of NFC ordinary shares and public warrants and NFH ordinary shares and public warrants and the exercise of redemption rights by U.S. and non-U.S. holders of NFC public shares, please see “U.S. Federal Income Tax Considerations.”
Anticipated Accounting Treatment
The business combination will be accounted for under the scope of IFRS. NFC has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:
•
NFC is transferring cash and equity consideration through the use of funds in their trust account and proceeds from equity issuances, and will be incurring liabilities to execute the business combination;

•
NFC’s shareholders as a group will have the largest voting interest in the combined entity under the no redemption and maximum redemption scenarios;

•
The combined company’s board of directors will initially consist of nine directors, seven of whom will be selected by or associated with NFC. Furthermore, NFC’s existing chairman of board of directors will remain in place as the chairman of the board of directors of the combined company;

•
Healthy Harmony’s senior management will comprise the senior management of the combined company, however, NFC will establish an executive committee to provide oversight to the combined company’s management team as they continue in their current roles; and

•
NFC was the entity that initiated the business combination.

These factors support the conclusion that NFC is the accounting acquirer in the business combination. Healthy Harmony constitutes a business in accordance with IFRS 3 and the business combination constitutes a change in control. Accordingly, the business combination will be accounted for using the acquisition method.
Regulatory Matters
The business combination is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the Cayman Islands necessary to effectuate the transactions contemplated by the Transaction Agreement.
Risk Factors
In evaluating the proposals to be presented at the general meeting, a shareholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”
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Emerging Growth Company
Upon consummation of the business combination, NFH is expected to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. NFH intends to take advantage of the benefits of this extended transition period. This may make comparison of NFH’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
NFH could remain an emerging growth company until the earlier of  (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering, (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which it is deemed to be a large accelerated filer, which means the market value of its NFH ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
Foreign Private Issuer
Upon consummation of the business combination, NFH is expected to be a foreign private issuer under applicable U.S. federal securities laws, and therefore, it will not be required to comply with all the periodic disclosure and current reporting requirements of the Exchange Act. See “Risk Factors — Risks Relating to Status as a Foreign Private Issuer.”
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SELECTED HISTORICAL FINANCIAL INFORMATION OF NFC
The following table shows selected historical financial information of NFC for the periods and as of the dates indicated. The selected historical financial information of NFC as of December 31, 2018 and for the period ended December 31, 2018 was derived from the audited historical financial statements of NFC included elsewhere in this proxy statement. The selected historical financial information of NFC as of June 30, 2019 and for the six months then ended was derived from the unaudited historical financial statements of NFC included elsewhere in this proxy statement. The unaudited financial statements have been prepared in conformity with GAAP and are prepared on the same basis as the annual audited financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The following table should be read in conjunction with “NFC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement.
Statement of Operations Data	For the Six Months Ended June 30, 2019	For the Period from March 28, 2018 (Date of Inception) through December 31, 2018
Revenue	$—	$—
General and administrative expenses	393,907	778,402
Loss from operations	(393,907)	(778,402)
Other income:
Interest income	3,441,325	2,961,316
Net income	$3,047,418	$2,182,914
Weighted average shares outstanding of Class A ordinary shares	28,750,000	28,750,000
Basic and diluted net income per share, Class A	$0.12	$0.10
Weighted average shares outstanding of NFC Class B ordinary shares	11,712,500	11,712,500
Basic and diluted net loss per share, Class B	$(0.03)	$(0.07)

Balance Sheet Data	June 30, 2019	December 31, 2018
Total assets	$295,647,177	$292,874,431
Total liabilities	7,109,946	7,384,619
Total shareholders’ equity	5,000,001	5,000,002
Cash Flow Data	For the Six Months Ended June 30, 2019	For the Period from March 28, 2018 (Date of Inception) through December 31, 2018
Net cash used in operating activities	$(612,295)	$(440,857)
Net cash used in investing activities	—	(287,500,000)
Net cash provided by financing activities	—	290,294,398
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SELECTED HISTORICAL FINANCIAL INFORMATION OF HEALTHY HARMONY
The following table shows selected historical financial information of Healthy Harmony for the periods and as of the dates indicated. The selected historical consolidated financial information of Healthy Harmony as of December 31, 2017 and 2018, and for the years ended December 31, 2016, 2017 and 2018 was derived from the audited historical consolidated financial statements of Healthy Harmony, which are included elsewhere in this proxy statement.
The consolidated financial statements of Healthy Harmony are stated in thousands of Renminbi (RMB). However, solely for the convenience of the readers, the consolidated statement of financial position as of December 31, 2018, the consolidated statement of profit or loss and other comprehensive income, and consolidated statement of cash flows for the year ended December 31, 2018 were translated into U.S. dollars at the exchange rate of the buying rate on December 31, 2018 of RMB6.8755 to US$1.00 in New York City for cable transfers in RMB for U.S. dollars, set forth in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Board of New York. These convenience translations should be treated as supplementary information and has not been prepared in compliance with IFRS.
The following table should be read in conjunction with “Healthy Harmony’s Operating and Financial Review and Prospects” and Healthy Harmony’s historical financial statements and the notes and schedules related thereto, included elsewhere in this proxy statement. The historical results presented below are not necessarily indicative of financial results to be achieved by the business following the business combination.
	As of and for the year ended December 31,
(in thousands)	2016	2017	2018
	RMB	RMB	RMB	US$
Statement of Operations Data:
Revenues	1,675,360	1,827,880	2,058,779	299,437
Net (loss)/income	(2,227)	1,591	(154,046)	(22,406)
Statement of Cash Flows Data:
Net cash provided by operating activities	211,106	191,220	130,980	19,050
Net cash used in investing activities	(112,343)	(129,850)	(534,948)	(77,805)
Net cash (used in)/provided by financing activities	(27,961)	233,681	103,635	15,073
Balance Sheet Data:
Total assets	N/A	4,578,401	5,172,462	752,304
Total liabilities	N/A	1,111,340	1,832,814	266,573
Total equity	N/A	3,467,061	3,339,648	485,732
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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following selected unaudited pro forma condensed combined financial data (the “selected pro forma data”) gives effect to the business combination and related transactions as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included in this proxy statement. The acquisition of UFH will be accounted for as a business combination using the acquisition method of accounting under the provisions of IFRS 3; Business Combinations. The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2018 gives effect to the business combination and related transactions as if they had occurred on December 31, 2018. The selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2018 gives effect to the business combination and related transactions as if they had occurred on January 1, 2018.
The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the “pro forma financial statements”) of NFC appearing elsewhere in this proxy statement and the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of NFC and Healthy Harmony for the applicable periods included in this proxy statement. The historical financial statements of NFC have been prepared in accordance with GAAP. The historical financial statements of Healthy Harmony have been prepared in accordance with IFRS. The historical financial information of NFC has been adjusted to give effect to the differences between GAAP and IFRS as issued by the IASB for the purposes of the selected unaudited pro forma condensed combined financial information. No adjustments were required to convert NFC’s financial statements from GAAP to IFRS for purposes of the selected unaudited pro forma condensed combined financial information, except to classify NFC’s ordinary shares subject to redemption as non-current liabilities under IFRS. The historical financial information of Healthy Harmony has been translated into U.S. dollars for the purposes of convenience translation included elsewhere in this proxy statement.
The selected pro forma data have been presented for informational purposes only and are not necessarily indicative of what NFC’s financial position or results of operations actually would have been had the business combination been completed as of the dates indicated. In addition, the selected pro forma data do not purport to project the future financial position or operating results of NFC. Also, as explained in more detail in the accompanying notes to the pro forma financial statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the selected pro forma data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the business combination.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of NFC’s ordinary shares:
•
Assuming No Redemptions:   This presentation assumes that no NFC shareholders exercise redemption rights with respect to their public shares.

•
Assuming Maximum Redemptions:   This presentation assumes that all of NFC’s public shareholders will redeem except for shareholders holding 8,960,000 shares who agreed not to exercise their redemption rights with respect to their public shares pursuant to the terms of the Support Agreements. Furthermore, the Company will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination, and if there is sufficient cash (defined as Necessary Cash), after giving effect to any redemptions, to pay the Purchase Price and make other required cash payments at the Closing. This scenario assumes that Necessary Cash is met and that 19,790,000 shares are redeemed for a

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redemption payment of RMB 1,374,675,000 (US$199,938,000), based on RMB 1,997,065,000 (US$290,461,000) of cash in trust and 28,750,000 public shares outstanding which results in a redemption per share price of RMB 69.46 (US$10.10) as of December 31, 2018.
	Combined Pro Forma		Combined Pro Forma
	Assuming No Redemptions		Assuming Maximum Redemptions
(in thousands, except share and per share data)	RMB	US$	RMB	US$
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2018
Revenues	2,058,779	$299,437	2,058,779	$299,437
Net loss	(343,851)	(50,012)	(343,851)	(50,012)
Loss attributable to ordinary shareholders	(319,803)	(46,514)	(319,803)	(46,514)
Non-controlling interests	(24,048)	(3,498)	(24,048)	(3,498)
Net loss per ordinary share – basic and diluted	(2.43)	$(0.35)	(2.53)	$(0.37)
Weighted average ordinary shares outstanding	131,665,663	131,665,663	126,573,849	126,573,849
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of December 31, 2018
Total assets	12,283,887	$1,786,618	11,919,787	$1,733,662
Total liabilities	4,311,578	627,094	4,311,578	627,094
Total non-controlling interests	31,616	4,598	31,616	4,598
Total stockholders’ equity	7,940,693	$1,154,926	7,576,593	$1,101,970
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this proxy statement and in any document incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to UFH has been provided by UFH and its management team. Forward-looking statements include statements relating to UFH’s management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement and in any document incorporated by reference herein may include, for example, statements about:
•
our ability to complete the business combination, or, if we do not consummate the business combination, any other initial business combination;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement;

•
satisfaction of conditions to the business combination, including that we have the Necessary Cash at the Closing;

•
the outcome of any legal proceedings that may be instituted against NFC or UFH following announcement of the business combination and transactions contemplated thereby;

•
the ability to obtain and/or maintain the listing of our ordinary shares on the NYSE following the business combination;

•
our ability to obtain financing to complete the business combination or to raise financing in the future;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our public securities’ potential liquidity and trading;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•
costs related to the business combination;

•
factors relating to the business, operations and financial performance of UFH, including:

•
the economic, social and political climate in China;

•
the capital-intensive nature of UFH’s business;

•
its ability to meet its debt service requirements and obligations;

•
the impact of regulations on the business of UFH; and

•
intense competition faced by UFH; and

•
other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this proxy statement and in any document incorporated by reference herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in
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this proxy statement and in NFC’s Annual Report on Form 10-K for the year ended December 31, 2018. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary materially from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before you grant your proxy or instruct how your vote should be cast or vote on the proposals to be put to the general meeting, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect NFC, UFH, or NFH.
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RISK FACTORS
Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. These risks could have a material adverse effect on the business, results of operations or financial condition of the Company and could adversely affect the trading price of its ordinary shares following the business combination.
Risks Relating to UFH’s Business and Financial Condition
If UFH’s existing facilities fail to perform as expected, or if existing facilities’ leases are not renewed or leases are canceled, UFH’s overall business could be negatively impacted.
UFH’s existing facilities are all strategic investments which have expected growth rates. These growth rates are based on many factors, including, but not limited to, a baseline expected ramp-up based on previously opened and ramped-up businesses, UFH’s management’s opinion and publically available data on market capacity, planned capital investment in the company, and UFH management’s best estimates and projections of macroeconomic, cultural, and regulatory factors based on publically available data and information. Several of these factors make necessary assumptions and judgments based on management’s experience and expertise, and as such may be imperfect or subject to error. If these factors, assumptions, or judgments prove to be inaccurate or incomplete, the ramp-up of existing facilities could be negatively impacted and adversely affect UFH’s business. Furthermore, UFH’s management uses the cash flow expectations of its existing facilities, which take into account projected ramp-ups and growth trends, as inputs for certain of UFH’s financing and timing decisions relating to potential expansion projects and capital investments. Therefore, if existing facilities do not ramp up as expected, UFH’s future expansions and capital investments may have to be reassessed, or even delayed or canceled, which could adversely impact the overall business.
UFH may experience difficulties executing its expansion plans.
UFH’s long-term expansion plans include targeted expansion into highly populated markets through the development of new facilities in cities such as Shenzhen, among others, as well as expanding current facilities and opening additional facilities in its existing markets, namely Beijing, Shanghai, Tianjin, Qingdao and Guangzhou. In addition, UFH plans to continue expanding the number and variety of services it offers at its facilities. As a result, UFH expects to continue to make capital expenditures over the coming years.
The profitability or success of UFH’s current and future projects and investments are subject to numerous factors, conditions and assumptions, many of which are beyond UFH’s control. Unfavorable outcomes could reduce NFH’s available cash and limit its ability to make cash investments following the business combination. This could result in lower investment interest or earnings that could be offset to the extent resulting in net losses, and reduce UFH’s ability to service current or future indebtedness, which might require NFH to take on additional borrowings at higher costs leading to higher than anticipated depreciation expense, among other negative consequences. Any of these could have a material adverse effect on NFH’s future financial condition or results of operations. Further, any additional financing necessary to complete UFH’s expansion plans may not be available on favorable terms, or at all.
Commencement of facility construction is subject to governmental approval and permitting processes, which could materially affect the ultimate cost and timing of construction. Numerous factors, many of which are beyond UFH’s control, may influence the ultimate costs and timing of various projects or capital improvements at its facilities, including:
•
delays in mandatory governmental approvals;

•
additional land or facilities acquisition costs;

•
increases in the budgeted costs, including increases in the costs of construction materials and labor;

•
unforeseen changes in design or delays in construction permits;

35

•
litigation, accidents or natural disasters affecting the construction site; and

•
national or regional economic, regulatory or geopolitical changes.

In addition, actual costs could vary materially from UFH’s estimates if those factors or its assumptions about the quality of materials or labor required, or the cost of financing were to change. Should healthcare facility projects be abandoned or substantially decreased in scope due to the inability to obtain necessary permits or other governmental approvals or other unforeseen negative factors, NFH could be required to expense some or all previously capitalized costs, which could have a material adverse effect on its future financial condition or results of operations.
UFH may not be able to manage its expected growth and enlarged business.
UFH’s plans to make capital expenditures over the coming years to implement its expansion strategy. This growth strategy may not be successful for the following reasons:
•
UFH’s ability to obtain additional capital for growth is subject to a variety of uncertainties, including its operating results, its financial condition, capital market perception, general market conditions for capital raising activities by healthcare companies, and economic conditions in China.

•
UFH’s profitability may be adversely affected by the additional costs and expenses associated with the operation of new facilities, increased marketing and sales support activities, technological improvement projects, the recruitment of new employees, the upgrading of its managerial, operational and financial systems, procedures and controls, and the training and management of its growing employee base.

•
The increased scale of operation will present its management with challenges associated with operating an enlarged business, including dedication of substantially more time and resources in operating and managing facilities in new geographic locations in China, ensuring regulatory compliance and continuing to manage and grow its business.

UFH cannot be certain that its cash flows will grow at all or grow rapidly enough to satisfy the capital and expenses necessary for its growth. It is difficult to assess the extent of capital and expenditure necessary for its growth and their impact on UFH’s operating results. Failure to manage growth and enlarged business effectively could have a material adverse effect on UFH’s business, financial condition and results of operations.
UFH’s business is capital intensive and NFH may not be able to secure additional capital financing for new projects or execute new business strategies.
UFH currently has adequate capital to fund its current expansion projects. However, NFH may not be able to raise sufficient capital to complete some or all of its business strategies in the future, including new projects or acquisitions, or to react rapidly enough to changes in technology, products, services or the competitive landscape. Healthcare service providers often face high capital requirements in order to take advantage of new market opportunities, respond to rigorous competitive pressure and react quickly to changes in technology and as such, there can be no assurance that NFH will be able to satisfy its capital requirements in the future. In particular, UFH’s expansion strategy requires the construction and maintenance of new and existing healthcare facilities, which requires and depends upon the availability of significant capital, not all of which may be available at the time such project is considered or commenced. In the absence of sufficient available or obtainable capital, UFH would likely be unable to establish or maintain its facilities as planned. In addition, UFH may incur costs for projects that may not be completed as projected, if at all, and UFH may be required to seek capital in financings under circumstances and at times that limit the optimization of the terms of such financings.
UFH’s premises are all leased from third parties, and in general have fixed terms. Approximately 9% of UFH’s leases in terms of the lease contract value are up for renewal in the next five years. If UFH is unable to renew its leases, or leases are terminated before the lease ends, operations may need to be relocated, with the associated expense of relocation. Operation relocation may have negative impacts including but not limited to: reduced patient volumes if a new location is inconvenient for existing patients; pressure on
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physician or administration teams if a new location is inconvenient for existing staff; reductions in available space for operations at a new location; less attractive lease terms at a new location; unanticipated capital expenditures to renovate a new location; and possible extra rent expense as UFH pays rent for a new location during construction and fit-out while a previous locations continues operations. Any of these factors may have an adverse effect on UFH’s business and results of operations.
Expansion of private healthcare services to reach the Chinese population depends to some extent on the development of insurance products that are not widely available or used.
Currently, commercial medical insurance is not generally purchased by the majority of the Chinese population; however, according to the China Insurance Yearbook, gross written health insurance premiums sold in China has increased from approximately $12 billion to approximately $76 billion from 2012 to 2018 and, according to the EY White Paper on China Commercial Health Insurance, is expected to reach $181 billion by 2020. This rapid growth is anticipated to continue in the future. Furthermore, reimbursement under Chinese government public healthcare insurance is either not enough to cover the entire cost or partial cost of services at private healthcare facilities like UFH, consequently UFH’s patients often have to pay for their procedures out of their own pocket. This limitation may impede the attractiveness of UFH’s services as compared to services at public hospitals for which government benefits provide coverage, especially during economic downturns. As part of UFH’s expansion plans, UFH intends to implement initiatives to increase the number of its local Chinese patients, including increasing marketing outreach and piloting new commercial insurance products primarily targeted at local Chinese patients. If UFH is not able to achieve success with these initiatives or the commercial insurance industry does not grow as expected, UFH’s ability to continue to grow its business may be materially adversely affected.
Financial projections with respect to UFH may not prove to be reflective of actual future results.
In connection with the business combination, NFC’s board of directors considered, among other things, financial forecasts for UFH. These financial projections speak only as of the date they were made and are subject to significant economic, competitive, industry and other uncertainties and may not be achieved in full, at all or within projected timeframes. In addition, the failure of UFH to achieve projected results could have a material adverse effect on NFH’s share price and financial position following the closing of the business combination.
UFH’s financial performance may be affected by seasonal and annual fluctuations.
UFH’s revenues are impacted by seasonal and annual fluctuations related to epidemiological, cultural, and lifestyle factors. For example, many expatriate and affluent Chinese families traditionally travel outside of China for summer vacations, so UFH’s revenue typically decreases during that time of year. There are also seasonal epidemiological factors where certain medical conditions and patient volume fluctuate over the course of the year, such as the annual flu season which typically boosts primary care volume during the winter months. In addition, there are often variations in demand year to year for obstetrics services depending on the relative attractiveness of any particular Chinese zodiac calendar year, with certain years being considered particularly attractive, boosting volume, and some considered particularly negative, with ensuing volume, revenue, and referral impacts. As a result of these and other unpredictable seasonal factors, UFH’s operating results may fluctuate and adversely impact UFH’s business.
If UFH fails to manage its growth or maintain adequate internal accounting, disclosure, data security, and other controls, its business could be adversely affected.
UFH has expanded its operations rapidly in recent years and continues to explore ways to extend its service and product offerings. UFH’s growth may place a strain on its management systems, information technology systems, resources, internal control over financial reporting and disclosure controls. UFH’s ability to operate its business requires adequate information systems and resources as well as sufficient oversight from senior management. As such, UFH’s ability to manage its operations and future growth will require it to continue to improve its operational, financial, data, and management controls, including its internal control over financial reporting and disclosure controls, reporting systems and procedures. As a result of its expansion, UFH may not be able to maintain adequate controls and procedures or implement
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improvements to its management, information technology, and control systems in an efficient or timely manner and may discover deficiencies in its existing systems and controls. UFH’s inability to successfully manage its growth and expand its operations could have a material and adverse effect on its business, financial condition, results of operations and prospects.
UFH faces competition that could adversely affect its results of operations.
UFH’s Beijing, Shanghai, Tianjin, Qingdao, Guangzhou, and Hangzhou healthcare facilities compete with a large number and variety of healthcare facilities in their respective markets. There are many public Chinese hospitals and many of these offer so called “VIP” services, which cater mostly to the affluent Chinese market as well as some foreign residents, and also international clinics serving the expatriate and diplomatic communities and affluent Chinese population. There can be no assurance that these or other hospitals, clinics or facilities will not commence or expand their operations, which could increase competition and potentially affect UFH’s market position. Further, there can be no assurance that a qualified Western-style or other healthcare organization, having greater resources in the provision or management of healthcare services, will not enter the market and provide similar services to those being provided by UFH in any of the cities in which it currently operates or plans to expand. Any shift in the competitive landscape could adversely affect UFH’s business, such as driving down market perception on prices for private healthcare services.
Competition in payor systems may also emerge in the Chinese private healthcare industry. Managed care or HMO models, innovative payor contract models, or new or reformed government payor systems could change UFH’s payor mix, putting pressure on prices as UFH seeks to attract patients from managed care networks, sign payor contracts, or be eligible for new or reformed government reimbursement systems.
If UFH management decides or is compelled to lower prices as a competitive strategy or reaction for these or other reasons, revenues may be negatively impacted and overall profitability and growth may be adversely affected.
UFH’s business may be adversely affected by inflation or foreign currency fluctuation.
UFH generates 100% of its revenue and incurs approximately 99% of its expenses in RMB within China. The RMB is not freely traded and is closely controlled by the Chinese government and so the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. In addition, it is difficult to predict how market forces or Chinese or U.S. government policy may impact the exchange rate between RMB and the U.S. dollar in the future.
Changes in inflation rates and the exchange rate between RMB and the U.S. dollar could significantly impact UFH’s operations by, among other things, decreasing the volume of expatriate patients in China as a result of the increased cost of living abroad, and making it harder for UFH to recruit and hire foreign physicians. Changes in inflation and exchange rates may also negatively impact UFH’s local Chinese patient volumes by lowering disposable income available for premium healthcare services. Furthermore, changes in inflation rates in China and in other countries, could adversely impact UFH’s business by increasing costs and creating pressure to increase prices. As such, any significant fluctuations in the inflation rate or the exchange rate between the RMB and the U.S. dollar may materially adversely affect UFH’s cash flows, revenues, earnings and financial position. Fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes. These and other unpredictable negative consequences of unexpected movements in inflation and foreign exchange rates may adversely impact UFH’s business and prospects.
UFH’s business is heavily regulated and failure to comply with those regulations could result in penalties, loss of licensure, additional compliance costs or other adverse consequences.
Healthcare providers in China, as in most other countries, are required to comply with many laws and regulations at the national and local government levels. These laws and regulations relate to, among other things: operating licenses; the conduct of operations; the relationships among hospitals and their affiliated providers; the ownership of facilities; the addition of new facilities and services; confidentiality,
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maintenance and security issues associated with medical records; billing of services; and pricing of services. If UFH fails to comply with applicable laws and regulations, it could suffer penalties, including the loss of its licenses to operate. In addition, UFH leases its healthcare facilities, including buildings that may be owned by state-owned enterprises, and in those circumstances, UFH may be subject to unfavorable terms, such as early termination clauses.
In addition, further healthcare legislative reform is likely, and although recent policy announcements and healthcare reform legislation has all pointed to more market opening and other issues which are beneficial to UFH’s development, there is no assurance that future legislation will always be reflective of the current policy environment. Unexpected new policies adverse to UFH’s development could materially adversely affect UFH’s business and results of operations in the event it does not comply or if compliance is costly. It is not possible to anticipate the exact nature of future healthcare legislative reform in China, which depends largely on factors such as the Chinese Ministry of Health’s priorities, the political climate, and political priorities that can vary significantly from year to year. As such, legislative reform in China is often unpredictable. Consequently, if UFH’s business fails to comply with any of these reforms for any reason, it could result in penalties, loss of licensure, additional compliance costs or other adverse consequences.
If UFH fails to properly manage the registration of the medical professionals at the medical facilities in its network, it may be subject to penalties against such medical facilities, including fines, loss of licenses, or an order to cease practice, which could materially and adversely affect UFH’s business and results of operations.
The practicing activities of medical professionals are strictly regulated under laws, rules and regulations in China. For instance, in China, medical professionals who practice at medical facilities must hold practicing licenses and may only practice within the scope of their licenses and at the specific medical facilities at which their licenses are registered. Furthermore, in China, if a medical professional is found to be practicing at a medical facility where he or she is not properly registered, both the individual and the medical facility will be subject to administrative penalties. UFH’s failure to properly manage the registration of medical professionals in its medical facilities may subject the physicians, UFH or the individual medical facilities in its network to administrative penalties including fines, loss of licenses, or even an order to cease practice, any of which could materially and adversely affect its business and results of operations.
If UFH does not attract and retain qualified physicians, administrators or other hospital personnel, its hospital operations would be adversely affected.
UFH’s success in operating its hospitals and clinics is, in part, dependent upon the number and quality of the physicians, administrators and other medical personnel working at these facilities and UFH’s ability to retain them. As UFH offers premium, internationally accredited healthcare services at its hospitals and clinics, UFH is dependent on attracting a certain number (depending on market profiles) of qualified healthcare professionals, who may experience cultural challenges working in China and may not be willing or able to remain in China for the extended periods of time which are preferable for physician employment. In addition, physicians may terminate their affiliation with UFH’s hospitals at any time. The failure to recruit and retain qualified physicians, management, nurses and other medical support personnel, or to control labor costs, could have an adverse effect on UFH’s business and results of operations.
UFH depends on key personnel for the success of its business.
UFH’s success depends, to a significant extent, on the continued active participation of executive officers and other key personnel. In addition, there is significant competition for employees with expertise in the healthcare industry in China. In order to succeed, UFH needs to be able to retain its executive officers and key personnel and attract highly skilled personnel in various functions of its business. UFH cannot make assurances that it will be successful in attracting, integrating, motivating and retaining key personnel. If UFH is unable to retain its key personnel and attract additional qualified personnel, as and when needed, its business, and the business of NFH following the business combination, may be adversely affected.
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UFH’s business is highly dependent on its reputation. Failure to further develop, maintain or enhance its reputation may materially and adversely affect its business, financial condition and results of its operations
UFH’s reputation is critical to its success in the healthcare services market in China. UFH’s management believes that its brand is well regarded by its patients. However, UFH’s failure to develop, maintain or enhance its reputation may materially and adversely affect its business, financial condition and results of its operations.
Many factors are important for maintaining and enhancing UFH’s reputation and may negatively affect its reputation if they are not properly managed, such as:
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UFH’s ability to effectively manage the quality of its services and facilities in its hospitals and clinics, including monitoring the performance of its physicians and other medical professionals;

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UFH’s ability to provide convenient and reliable medical treatments;

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UFH’s ability to increase its brand awareness among existing and potential patients;

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UFH’s ability to meet and exceed its patients’ expectations;

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UFH’s ability to protect the confidentiality of patient data; and

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UFH’s ability to adopt new technologies or adapt its systems according to its patients’ needs and/or new industry standards.

Any problems with UFH’s services, if publicized in the media or otherwise, could negatively impact its reputation. Similarly, inappropriate or inadequate communication following a major crisis, such as a major operational incident, cybersecurity breach, breach of law or ethics or leak of market-sensitive confidential information, could quickly and seriously impair its reputation. Depending on the nature of such crisis, effective communication may not mitigate serious damage to its reputation and may render UFH subject to criminal and civil prosecution or class action suits by shareholders and other interested parties. Any of these risks can have a material adverse impact on our business.
If UFH fails to maintain important business relationships with certain key third parties, its business, reputation, financial condition and results of operations may suffer.
The medical facilities in our network have established certain cooperation relationships with various third parties, such as suppliers of medical devices (ranging from medical beds to Da Vinci surgical systems), pharmaceutical drug manufacturers and distributors, marketing agencies and other hospitals and clinics outside of UFH’s network who refer patients to UFH’s facilities. Each of these relationships is important to UFH as it enables UFH to provide quality service and enhance its reputation and brand name in China. For example, UFH works with certain e-commerce sites to market and sell care packages to expectant patients and their families, which is a key patient base for UFH. If this relationship were to be damaged, obstetrics volume could be negatively impacted.
There is no assurance that UFH can maintain its cooperation arrangements with such third parties. Should such arrangements become unsuccessful, the number of patients and in turn UFH’s revenue may be adversely affected. In addition, as certain arrangements may not be exclusive, there is no assurance that such third parties would not enter into similar arrangements with UFH’s competitors or otherwise act in a manner adverse to its interest. If UFH fails to maintain the cooperation arrangements with these third parties or if these third parties fail to fulfill their obligations under the cooperation arrangements, or if they form relationships with its competitors, UFH’s business, reputation, financial condition and results of operations may be adversely affected.
Unauthorized use of UFH’s brand name by third parties may adversely affect its business.
UFH considers its brand name to be critical to its success. In addition, UFH’s continued ability to differentiate itself from the other premium private healthcare providers and other potential new entrants would depend substantially on its ability to preserve the value of its brand name. UFH relies on trademark law, company brand name protection policies, and agreements with its employees, patients and business partners to protect the value of its brand name. In particular, the UFH brand name has been registered as a
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“well-known trademark” by the Trademark Office of the State Administration for Market Regulation of the People’s Republic of China (which had been reorganized as the Trademark Office of National Intellectual Property Administration since March 2018). UFH has also completed the trademark registration process and have been licensed to use several other related trademarks and as of the date of filing of this proxy statement, 32 trademarks are registered under United Family Healthcare Management Consulting (Beijing) Co., Ltd., a wholly foreign-owned enterprise of UFH (“UFHMC”), and 108 trademarks are registered under Chindex. However, there can be no assurance that the measures taken by UFH in this regard are adequate to prevent or deter infringement or other misappropriation of its brand name. Among others, UFH may not be able to detect unauthorized use of its brand name or copycat in a timely manner because its ability to determine whether other parties have infringed its brand name is generally limited to information from publicly available sources. In order to preserve the value of the UFH brand name, UFH may have to take legal action against third parties. Nonetheless, because the validity, enforceability and scope of trademark protection in China is uncertain and still evolving, UFH may not be successful in litigation. Further, future litigation may also result in substantial costs and diversion of its resources and disrupt its business.
As a provider of medical services, UFH is exposed to inherent risks relating to malpractice and other claims and it may not be adequately insured against such liabilities.
In recent years, physicians, hospitals and other healthcare providers in China have become subject to an increasing number of legal actions alleging malpractice or related legal issues. In addition, as a provider of medical services, any misdiagnosis or improper treatment may result in negative publicity regarding UFH or its services, which would harm its reputation. If UFH is found liable for malpractice, it may be required to pay substantial monetary damages and legal costs.
To protect UFH from the cost of any such claims, UFH maintains professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that UFH believes to be appropriate for its operations. However, UFH’s insurance coverage may not cover all claims against them or continue to be available at a reasonable cost for them to maintain adequate levels of insurance. In addition, even if UFH is able to successfully defend itself against a certain claim, UFH could be required to spend significant management, financial and other resources in the process, which could disrupt its business, and its reputation and brand name may also suffer.
UFH’s insurance coverage may not be sufficient to cover the risks related to its business, and its insurance costs may increase significantly.
UFH’s management believes it has obtained an adequate amount of insurance for the insurable risks relating to its business, including medical malpractice insurance. However, there is no assurance that the insurance policies it maintains are sufficient to cover its business operations. If UFH was to incur substantial liabilities that were not covered by its insurance, UFH could incur costs and losses that could materially and adversely affect its results of operations. Furthermore, UFH cannot assure you that it will be able to continue to maintain insurance with adequate coverage for liability or risks arising from any of its services on acceptable terms. Even if the insurance is considered adequate by management, insurance premiums could increase significantly which could result in higher costs to the company, or insurance terms could change which result in higher effective costs to the company.
UFH depends on its information systems, which if not implemented, maintained, and secured, could adversely affect its operations.
UFH’s business is dependent on effective information systems that assist them in, among other things, monitoring, assessing utilization and other cost factors, supporting its healthcare management techniques, processing billing and providing data to regulators, and maintaining patient, employee, and corporate privacy and security. If UFH experiences a reduction in the performance, reliability or availability of its information systems, its operations and ability to produce timely and accurate reports could be adversely impacted.
UFH’s information systems and applications require regular maintenance, upgrading and enhancement to meet operational needs. Moreover, the proposed expansion of UFH’s facilities and similar activities requires transitions to or from, and the integration of, various information systems. UFH
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regularly upgrades and expands its information systems capabilities throughout its healthcare services operations. Upgrades, expansions of technological capabilities, and other potential system-wide improvements in information systems may require significant capital expenditures. If UFH experiences difficulties with the transition to or from information systems or is unable to properly implement, finance, maintain or expand its systems, UFH’s business could suffer, among other things, from operational disruptions, which could adversely affect its prospects or results of operations.
UFH is subject to cyber security risks and other cyber incidents, including the misappropriation of information and other breaches of information security which could adversely affect our business and disrupt its operations.
In the normal course of conducting business, UFH collects and stores sensitive data on its systems, including personal information of patients and employees, including patient medical records, financial information and documentation, and various internal operational documentation. Despite the security measures UFH has in place and any additional measures it may implement in the future to safeguard its systems and to mitigate potential security risks, UFH’s facilities and systems could be vulnerable to cyber security breaches, such as unauthorized access, accidents, employee errors or malfeasance, computer viruses, hackings or other disruptions. Such breach could compromise the security of UFH’s data and information technology infrastructure, thereby exposing such information to unauthorized third parties. Techniques used to obtain unauthorized access to information systems, or to sabotage those systems, change frequently and generally are not recognized until launched against a target. UFH may be required to expend significant capital and other resources to remedy, protect against or alleviate these and related problems, and it may not be able to remedy these problems in a timely manner, or at all. Any disruption of its systems or security breach or event resulting in the misappropriation, loss or other unauthorized disclosure of confidential information, whether by UFH directly or by an unauthorized third-party, could damage UFH’s reputation, result in the incurrence of costs, expose UFH to the risks of litigation and liability, result in regulatory penalties under laws that protect privacy of personal information, disrupt UFH’s business or otherwise affect its results of operations.
NFH’s debt could impair its financial condition and prevent it from fulfilling its business obligations.
UFH has entered into financing agreements with certain institutions pursuant to which it incurred indebtedness, which will require principal and interest payments. As of December 31, 2018, Healthy Harmony’s total indebtedness was approximately $60.4 million and its total cash balance was $86.77 million. Following the Closing, NFH expects to repay Health Harmony’s outstanding indebtedness with its cash balance. Once Health Harmony’s debt is repaid, NFH’s total indebtedness is expected to be $300,000,000 and NFH expects to have $150,000,000 of cash after payment of transaction fees assuming no redemptions. Such indebtedness could affect its future operations, for example by:
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requiring a substantial portion of its cash flow from operations to be dedicated to the payment of principal and interest on indebtedness instead of funding working capital, capital expenditures, acquisitions and other business purposes;

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making it more difficult for NFH to satisfy all of its debt obligations, thereby increasing the risk of triggering a cross-default provision;

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increasing NFH’s vulnerability to economic downturns or other adverse developments relative to less leveraged competitors;

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limiting NFH’s ability to obtain additional financing for working capital, capital expenditures, acquisitions or other corporate purposes in the future; and

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increasing the cost of borrowing to satisfy business needs.

In addition, the terms of UFH’s indebtedness impose significant restrictions on its operating and financial flexibility through various covenants that limit its ability to, among other things:
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incur or guarantee additional indebtedness;

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make restricted payments, including dividends and management fees;

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create or permit certain liens; and

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enter into business combinations and asset sale transactions.

If the terms of UFH’s debt financing arrangements preclude it from pursuing certain business opportunities, its business and prospects could be adversely affected.
NFH may be unable to service or refinance its debt following the Closing.
NFH’s ability to make scheduled payments on, or to reduce or refinance, its indebtedness will depend on its future financial and operating performance. To a certain extent, NFH’s future performance will be affected by the impact of general economic, financial, competitive and other factors beyond NFH’s control, including the availability of financing in the banking and capital markets. NFH cannot be certain that its business will generate sufficient cash flow from operations to service its debt. If NFH is unable to meet its debt obligations or to fund its other liquidity needs, it will need to restructure or refinance all or a portion of its debt to avoid defaulting on its debt obligations or to meet other business needs. A refinancing of any of NFH’s indebtedness could be at higher interest rates, could require compliance with more onerous covenants that further restrict NFH’s business operations, could be restricted by another of NFH’s debt instruments outstanding, or refinancing opportunities may not be available at all.
Risks Relating to Doing Business in China
A severe or prolonged downturn in the global or Chinese economy could adversely affect UFH’s business, results of operations and financial condition.
The potential trade war between the U.S. and China may cause global economic turmoil. A prolonged slowdown in the global or Chinese economies, including sustained periods of decreased consumer spending, higher unemployment levels, declining consumer or business confidence and continued volatility and disruption in the credit and capital markets, may have an adverse effect on UFH’s business. Unfavorable economic conditions could lead to a decrease in consumer spending on discretionary items, such as UFH’s premium services, and could cause UFH’s potential patients to delay their treatments or seek treatments at public hospitals where the cost of such services are covered by public insurance. In addition, if global economic uncertainty continues, international companies with offices in China may decide to close or otherwise significantly reduce their headcount in China. This could lead to a significant reduction in UFH’s patient base, which is largely dependent on expatriates and affluent Chinese patients. Any of these situations could have a material adverse effect on UFH’s business, results of operations and financial condition.
The economic policies of the Chinese government and economic growth of China could adversely affect UFH.
Substantially all of UFH’s assets are located in China, and all of its revenue is derived from operations in China. Accordingly, UFH’s business, financial condition and results of operations are subject to a significant degree, to economic, political and legal developments in China.
The Chinese economy differs from the economies of most developed countries in many respects, including:
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the degree of government involvement;

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the level of development;

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the growth rate;

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the control of foreign exchange;

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the allocation of resources;

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an evolving and rapidly changing regulatory system; and

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a lack of sufficient transparency in the regulatory process.

While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and across various sectors of the economy. The Chinese economy has also experienced certain adverse effects due to the global financial crisis. The growth rate of China’s gross
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domestic product has slowed in recent years to 6.6% in 2018 from 9.4% in 2009, according to the National Bureau of Statistics of China. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on UFH. For example, UFH’s financial condition and results of operations may be adversely (or positively) affected by government control over capital investments, foreign currency exchange restrictions or changes in tax regulations that are applicable to UFH.
The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China are still owned by the Chinese government. The continued control of these assets, including formal ownership by the Chinese government of the land used for UFH facilities, and other aspects of the national economy by the Chinese government could materially and adversely affect UFH’s business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies, including state owned public hospitals.
Any adverse change in the economic conditions or government policies in China could have a material adverse effect on overall economic growth, which in turn could lead to a reduction in demand for UFH’s services and consequently have a material adverse effect on UFH’s business.
Labor policy changes or reforms by the Chinese government could adversely affect UFH.
The Chinese government has strong control and oversight of labor law and labor contract law and enforces compliance with these laws. The government has taken actions to improve protection of employees’ rights, often serving to increase the responsibilities and labor costs of employers. Some significant changes include a requirement to offer permanent employment at the conclusion of two successive fixed term employment contracts; a requirement to pay severance in all cases of termination except for extreme breach of contract by the employee or the employee’s voluntary resignation; and a requirement for the employer to pay financial compensation in return for the employee’s non-compete agreement. UFH’s business is highly dependent on labor for clinical, facility and administrative teams, its business is particularly sensitive to labor reforms that could increase labor costs, such as increasing minimum wages, pension or healthcare contributions, and preferential tax deduction policies. Any changes to such reforms could significantly increase UFH’s labor costs, with associated negative impacts of lowering profitability, available cash for expansions, and other negative impacts.
The Chinese legal system may not provide adequate protections to UFH.
The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, the Chinese legal system is a system in which decided legal cases have little precedential value. As such, there are substantial uncertainties regarding the interpretation and application of China’s laws and regulations. The Chinese government has been developing a comprehensive system of commercial law, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, new laws and regulations that affect existing and proposed future businesses may also be applied retroactively, which can create significant uncertainty. UFH cannot predict what effect the interpretation of existing or new laws or regulations may have on its business in China. If the relevant authorities determine that UFH is in violation of any laws or regulations, they would have broad discretion in dealing with such violations, including, among other things: (i) levying fines and (ii) requiring that UFH discontinue any portion or all of its business in China.
Changes in the Foreign Investment Law and regulatory regime could have an impact on the transactions and the operation of UFH’s business.
China is reforming its foreign investment laws and regulations and the related regulatory regime. The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was
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adopted on March 15, 2019 and will become effective on January 1, 2020. Once the Foreign Investment Law takes effect, the Law of the People’s Republic of China on China-Foreign Equity Joint Venture (the “EJV Law”), the Law of the People’s Republic of China on Wholly Foreign-Owned Enterprises and the Law of the People’s Republic of China on China-Foreign Contractual Joint Ventures (together with the EJV Law, the “JV Laws”), which currently apply to some entities incorporated in China and controlled (directly or indirectly) by UFH, will be abolished at the same time.
However, given that the Foreign Investment Law is relatively new and no relevant implementing rules have been issued, the interpretation and enforcement of these laws and regulations involve uncertainties, and the impact of the revision of China’s foreign investment law and regulatory regime on the transactions and the operation of UFH’s business remains unclear.
In addition, the Foreign Investment Law requires that all foreign invested enterprises in China must comply with the Company Law of the People’s Republic China or the Partnership Enterprise Law of the People’s Republic China in terms of their corporate governance structure, organizational form and operational rules, except that foreign invested enterprises established prior to the effective date of the Foreign Investment Law may keep their current corporate governance structure, organizational form and operational rules for a five year transition period ending on December 31, 2024. This may have a material impact on Chinese subsidiaries of UFH that are established in the forms of China-Foreign Equity Joint Venture (“EJV”) and China-Foreign Contractual Joint Venture (“CJV”), which includes Pudong United Family Hospital (the “JV Sub”). The main impact is that the corporate governance structure and organization under the original JV Laws are very different from those set out under the Company Law of the People’s Republic China. One of the major differences is that under the JV Laws, the governing body with the highest authority within the entity is the board of directors for an EJV and the board of directors or joint management committee for a CJV, whereas the governing body with the highest authority under the Company Law of the People’s Republic China is the shareholder assembly. There are uncertainties as to how and whether UFH may work out with the Chinese partners of the JV Sub to transform the corporate governance structure, organizational form and operational rules of the JV Sub to comply with the Company Law of the People’s Republic China during the aforesaid five-year transition period.
The conversion of RMB into foreign currency is regulated, and these regulations could adversely affect UFH’s business and investments.
UFH generates 100% of its revenue and incurs approximately 99% of its expenses in RMB within China, however, a portion of its earnings is typically transferred from China and converted into USD or other currencies to pay certain of these expenses, including, following the business combination, to service its offshore debt financing (which will be denominated in RMB). The Chinese government imposes strict controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Specifically, under Chinese foreign exchange regulations, payments for “current account” transactions, including remittance of foreign currencies for payment of dividends, profit distributions, interest and operation-related expenditures, may be made without prior approval but are subject to procedural requirements. Strict foreign exchange control continues to apply to “capital account” transactions, such as direct foreign investment and foreign currency loans. These capital account transactions must be approved by or registered with China’s State Administration of Foreign Exchange, or “SAFE” or its authorized local branches. As such, we cannot assure you that we will able to meet all of our foreign currency obligations to remit profits out of China or to fund operations in China. In addition, it is possible that SAFE could impose new or increase existing restrictions on currency transfers or otherwise impose exchange controls that adversely affect UFH’s practices. Adverse actions by SAFE could also affect UFH’s ability to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions, which could adversely affect its business.
Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by Chinese regulations may subject UFH to penalties.
Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and are also required to contribute an amount for each eligible employee equal to
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certain percentages of their salary, including bonuses and allowances, up to a maximum amount specified by the local government from time to time at locations where UFH operates its businesses. The requirement to contribute to employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. In addition, companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. It is the policy of UFH for each of its subsidiaries to follow the government regulations and instructions on tax withholding and social benefit contributions. If UFH does not contribute enough money to the employee benefit contribution plans and/or fails to withhold the appropriate amount of individual income tax, it may be subject to late fees and fines and its financial condition and results of operations may be adversely affected.
China’s M&A Rules and certain other Chinese regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six Chinese regulatory agencies in 2006 and amended in 2009, along with other rules and regulations concerning mergers and acquisitions, established procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce of the People’s Republic of China, or MOFCOM, be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise. Moreover, the Anti-Monopoly Law of the People’s Republic of China requires that the MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, MOFCOM issued a regulation that specifies that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns will be subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, UFH may grow its business by acquiring complementary businesses. Complying with the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit UFH’s ability to complete such transactions, which could affect UFH’s ability to expand its business or maintain its market share.
A new health epidemic could further adversely affect UFH’s operations.
An epidemic outbreak could significantly disrupt UFH’s ability to adequately staff its facilities and may generally disrupt operations. For example, in March 2003, several countries, including China, experienced an outbreak of a new and highly contagious form of atypical pneumonia now commonly known as Severe Acute Respiratory Syndrome, or SARS. The severity of the outbreak in certain municipalities, such as Beijing, and provinces, such as the Guangdong Province, materially affected general commercial activity. In particular, a large percentage of the expatriate community that uses UFH’s healthcare services left China during the height of the SARS epidemic and could be expected to do so again under similar circumstances. The SARS epidemic in China had a significantly negative impact on UFH’s healthcare business, and the extent of any adverse impact that any future SARS outbreak or similar epidemic, such as Avian flu or Swine flu, could have on the Chinese economy and on UFH cannot be predicted at this time. Any future SARS or similar outbreak could severely restrict the level of economic activity in affected areas, which could have a material adverse effect on UFH’s business and results of operations.
Natural disasters, terrorist attacks and other extraordinary events could adversely affect UFH’s business.
UFH’s business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China where all of its operations are located. For example, in May 2008, the Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties and had a material adverse effect on the general economic conditions in
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the affected areas. The occurrence of any future disasters such as earthquakes, fires, floods, wars, terrorist attacks, or other events, or if UFH’s information systems or communications network breaks down or operates improperly as a result of such events, its facilities may be seriously damaged, and it may have to stop or delay operations. UFH may incur expenses relating to such damages, which could have a material adverse effect on its business and results of operations.
The Chinese government could change its policies toward, or even nationalize, private enterprise, which could harm UFH’s operations.
Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities, decentralization of economic regulation and substantial reform of the healthcare system in China. The Chinese government may not continue to pursue these policies or may significantly alter them to UFH’s detriment from time to time without notice. Changes in policies by the Chinese government resulting in changes in laws and regulations or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect UFH’s business and operating results. In addition, the nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of UFH’s investment in China.
Also, the Chinese tax system is subject to substantial uncertainties in both interpretation and enforcement of the laws. In the past, following the Chinese government’s program of privatizing many state-owned enterprises, the Chinese government attempted to augment its revenues through heightened tax collection efforts. Continued efforts by the Chinese government to increase tax revenues could result in other decisions or interpretations of the tax laws by the Chinese taxing authorities that increase UFH’s future tax liabilities or deny it expected refunds, which could adversely impact UFH’s business.
If UFH fails to comply with environmental, health and safety laws and regulations in China, it could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.
UFH is subject to numerous environmental, health and safety laws and regulations. Any violation of these regulations may result in substantial fines, criminal sanctions, revocations of operating permits, shutdown of its facilities and obligation to take corrective measures. UFH cannot completely eliminate the risk of injury, and in such event, UFH could be held liable for any resulting damages, and any liability could exceed UFH’s resources. UFH also could incur significant costs associated with civil, administrative or criminal fines and penalties. Liability for any such costs may materially adversely affect UFH’s business, financial condition, results of operations and prospects.
Corrupt practices in the healthcare industry in China may place UFH at a competitive disadvantage if its competitors engage in such practices and may harm UFH’s reputation if its hospitals and the medical personnel who work in them engage in such practices.
There may be corrupt practices in the healthcare industry in China. UFH’s competitors, other service providers or their personnel or equipment manufacturers may engage in corrupt practices to influence hospital personnel or other decision-makers in violation of the anti-corruption laws of China and the U.S. Foreign Corrupt Practices Act, or the FCPA.
UFH has adopted a policy regarding compliance with the anti-corruption laws of China and the FCPA to prevent, detect and correct such corrupt practices. However, as competition persists and intensifies in the industry, UFH may lose opportunities if its competitors engage in such practices or other illegal activities. In addition, UFH’s administrators or the doctors or other medical personnel who work in its hospitals may engage in corrupt practices without UFH management’s knowledge.
Although UFH’s policies prohibit such practices, it has limited control over the actions of individual employees who may act outside of such policies. If any of them engages in such illegal practices, UFH or its hospitals may be subject to sanctions or fines and UFH’s reputation may be adversely affected by negative publicity stemming from such incidents.
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Failure to comply with anti-corruption laws, rules and regulations could subject UFH’s facilities and/or the physicians, other medical professionals and staff to investigations and administrative or criminal proceedings, which may harm the reputation of such medical facilities and materially and adversely affect the UFH’s business, financial condition and results of operations.
UFH has adopted policies and procedures designed to ensure that the physicians, other medical professionals and staff at the facilities in its network reasonably comply with anti-corruption laws, rules and regulations. The Chinese government has recently increased its anti-bribery efforts to reduce improper payments and other benefits received by physicians, other medical professionals and staff in connection with the purchase of pharmaceuticals and the provision of healthcare services. There can be no assurance that UFH’s policies and procedures will effectively prevent any non-compliance with relevant anti-corruption laws, rules and regulations arising from actions taken by an individual physician, other medical professionals and staff without the knowledge of each medical facility in UFH’s network. If this occurs, the medical facilities and/or the physicians, other medical professionals and staff may be subject to investigations and administrative or criminal proceedings, and the reputation of the medical facilities in UFH’s network could be significantly harmed by any negative publicity stemming from such incidents, which may materially and adversely affect UFH’s business, financial condition and results of operations.
Recent trade policy initiatives announced by the United States administration against China may adversely affect our business.
On August 14, 2017, the President of the United States issued a memorandum instructing the United States Trade Representative (“USTR”) to determine whether to investigate under section 301 of the United States Trade Act of 1974 (Trade Act), laws, policies, practices, or actions of the Chinese government that may be unreasonable or discriminatory and that may be harming United States intellectual property rights, innovation, or technology development. Based on information gathered in that investigation, the USTR published a report on March 22, 2018 on the acts, policies and practices of the Chinese government supporting findings that such are unreasonable or discriminatory and burden or restrict United States commerce. On March 8, 2018, the President exercised his authority to issue the imposition of significant tariffs on imports of steel and aluminum from a number of countries, including China. Subsequently, the USTR announced an initial proposed list of 1,300 goods imported from China that could be subject to additional tariffs and initiated a dispute with the World Trade Organization against China for alleged unfair trade practices. The President has indicated that his two primary concerns to be addressed by China are (i)  a mandatory $100 billion reduction in the China/United States trade deficit and (ii) limiting the planned $300 billion Chinese government support for advanced technology industries including artificial intelligence, semiconductors, electric cars and commercial aircraft. On July 6, 2018, the United States initially imposed a 25% tariffs on $34 billion worth of Chinese goods, including agriculture and industrial machinery, which prompted the Chinese government to initially impose tariffs on $34 billion worth of goods from the United States, including beef, poultry, tobacco and cars. Since July 2018, the United States imposed tariffs on $250 billion worth of Chinese products and has threatened tariffs on $325 billion more. In response, China imposed tariffs on $110 billion worth of US goods, and threatened qualitative measures that would affect U.S. businesses operating in China. In May 2019, the United States raised the tariffs on $100 billion of Chinese products to 25% from 10%. The United States and the Chinese government have not yet reached any agreement in the trade talks, which have been ongoing for several months.
In addition to the proposed retaliatory tariffs, the President has also directed the U.S. Secretary of the Treasury to develop new restrictions on Chinese investments in the U.S. aimed at preventing Chinese-controlled companies and funds from acquiring U.S. firms with sensitive technologies. A Foreign Investment Risk Review Modernization Act was introduced to Congress for review to modernize the restrictive powers imposed by the Committee on Foreign Investment in the United States.
This evolving policy dispute between China and the United States is likely to have significant impact on the Chinese economy as well as consumer discretional spending, directly and indirectly, and no assurance can be given that UFH will not be adversely affected by any governmental actions taken by either China or the United States, perhaps materially. In view of the positions of the respective trade representatives, it is not possible to predict with any certainty the outcome of this dispute or whether it will involve other agencies or entities brought in to resolve the policy differences of the two countries.
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Furthermore, any political or trade controversies, or political events or crises, between the United States and China or proxies thereof, whether or not directly related to UFH’s business, could reduce the price of NFH’s ordinary shares following the business combination as it will be a US-listed company operating in China.
If UFH becomes directly subject to the scrutiny involving U.S. listed Chinese companies, it may have to expend significant resources to investigate and/or defend the matter, which could harm its business operations, stock price and reputation.
U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S. listed China-based companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions and are conducting internal and/or external investigations into the allegations. If UFH become the subject of any such scrutiny, whether any allegations are true or not, it may have to expend significant resources to investigate such allegations and/or defend itself. Such investigations or allegations will be costly and time-consuming and distract UFH’s management from its business plan and could result in its reputation being harmed and its stock price could decline as a result of such allegations, regardless of the truthfulness of the allegations.
Healthy Harmony’s audit report included in this proxy statement was prepared by auditors who are not inspected fully by the Public Company Accounting Oversight Board and, accordingly, our shareholders are deprived of the benefits of this inspection.
As an auditor of companies that are publicly traded in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, Ernst & Young Hua Ming LLP is required under the laws of the United States to undergo regular inspections by the PCAOB. However, because Healthy Harmony has substantial operations within the People’s Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, Healthy Harmony’s auditor and its audit work are not currently inspected fully by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has concerned U.S. regulators in recent years. However, it remains unclear what further actions the SEC and PCAOB will take to address the problem.
Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.
The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of Healthy Harmony’s auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in Healthy Harmony’s, and following the business combination, NFH’s, reported financial information and procedures and the quality of its financial statements.
Restrictions on the direct production of audit work papers to foreign regulators could result in Healthy Harmony’s financial statements being determined to not be in compliance with the requirements of the Exchange Act.
In late 2012, the SEC commenced administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the mainland Chinese affiliates of the “big four” accounting firms, including the affiliate of Healthy Harmony’s auditor. The Rule 102(e) proceedings initiated by the SEC related to the failure of these firms to produce documents, including audit work papers, in response to the request of the SEC pursuant to Section 106 of the Sarbanes-Oxley Act of 2002, as the auditors located in China are not in a position lawfully to produce documents directly to the SEC
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because of restrictions under Chinese law and specific directives issued by the China Securities Regulatory Commission (“CSRC”). The issues raised by the proceedings are not specific to the Chinese affiliate of Healthy Harmony’s auditor or to Healthy Harmony, but potentially affect equally all PCAOB-registered audit firms based in China and all businesses based in China (or with substantial operations in China) with securities listed in the United States. In addition, auditors based outside of China are subject to similar restrictions under Chinese law and CSRC directives in respect of audit work that is carried out in China that supports the audit opinions issued on financial statements of entities with substantial China operations.
In February 2015, each of the “big four” accounting firms in China agreed to a censure and to pay a fine to the SEC to settle the dispute with the SEC. The settlement stayed the current proceeding for four years, during which time the firms were required to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the CSRC. If a firm did not follow the procedures, the SEC would impose penalties such as suspensions, or commence a new, expedited administrative proceeding against the non-compliant firm or it could restart the administrative proceeding against all four firms. In addition, the limitations imposed by China on the production of work papers reflecting audit work performed in China could likewise result in the imposition of penalties on Healthy Harmony’s independent registered public accounting firm by the PCAOB or the SEC, such as suspensions of such audit firm’s ability to practice before the SEC. Under the terms of the settlement, the underlying proceeding against the “big four” accounting firms in China was deemed dismissed with prejudice four years after entry of the settlement. The fourth anniversary of the settlement was on February 6, 2019. UFH cannot predict if the SEC will further challenge the four firms as to their compliance with U.S. law in connection with U.S. regulatory requests for audit work papers, or if the results of the challenge would result in the SEC imposing penalties, such as suspensions. If any additional remedial measures are imposed on the Chinese affiliates of the “big four” accounting firms, including Ernst & Young Hua Ming LLP, UFH could be unable to timely file future financial statements in compliance with the requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act.
If UFH’s independent registered public accounting firm, or the affiliate of its independent registered public accounting firm, were denied, even temporarily, the ability to practice before the SEC, UFH would need to consider alternate support arrangements for the audit of its operations in China. If UFH’s auditor, or an affiliate of that firm, were unable to address issues related to the production of documents, and UFH was unable to timely find another independent registered public accounting firm to audit and issue an opinion on its financial statements, its financial statements could be determined to not be in compliance with the requirements of the Exchange Act. A determination of this type could ultimately lead to delisting of UFH’s ordinary shares from the NYSE or deregistration from the SEC, or both. This would materially and adversely affect the market price of UFH’s ordinary shares and substantially reduce or effectively terminate the trading of UFH’s ordinary shares in the United States.
Risks Relating to Status as a Foreign Private Issuer
NFH is expected to be a foreign private issuer and subject to different U.S. securities laws and regulations and corporate governance requirements than a domestic U.S. issuer.
Upon consummation of the transactions, NFH is expected to be a “foreign private issuer” under applicable U.S. federal securities laws. As a foreign private issuer, NFH will be exempt from certain rules under the Exchange Act that would otherwise apply if NFH were a company incorporated in the United States, including:
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the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies with securities registered under the Exchange Act;

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the requirement to file financial statements prepared in accordance with GAAP;

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the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations; and

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the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.

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In addition, NFH’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. Therefore, NFH shareholders may receive less information about NFH than shareholders currently receive about NFC and be afforded less protection under the U.S. federal securities laws than they currently have.
In addition, as a foreign private issuer, NFH will be permitted to follow certain corporate governance rules that conform to its home country requirements in lieu of many of the NYSE corporate governance rules. Section 303A.00 of the NYSE listing rules (the “Listing Rules”) provides that a foreign private issuer, such as NFH, may follow home country corporate governance practices in lieu of certain of the rules in Section 303A of the Listing Rules, including requirements with respect to board independence and the composition and responsibilities of certain board committees and a code of business conduct and ethics, provided that NFH nevertheless has an audit committee that satisfies the requirements of Sections 303A.06, complies with the disclosure requirements of Section 303A.11 and makes the certifications required by Sections 303A.12(b) and (c) of the Listing Rules. NFH has not yet determined the extent to which it may elect to rely on this exemption. Accordingly, former NFC shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.
NFH may be subject to additional reporting requirements if it loses its status as a foreign private issuer.
If NFH loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial.
U.S. investors may be unable to enforce certain judgments against NFH because it is incorporated and expects to perform substantially all of its business outside of the U.S.
NFH is incorporated under the laws of the Cayman Islands and expects to do substantially all of its business in China. Some of NFH’s directors and executive officers are expected to be residents of China and a significant portion of its assets are expected to be located outside the United States. As a result, it may be difficult to effect service within the United States upon NFH or upon some of its directors and executive officers. Execution by U.S. courts of any judgment obtained against NFH or any of its directors or executive officers in U.S. courts may be limited to assets located in the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of U.S. courts predicated upon civil liability of NFH and its directors and executive officers under the U.S. federal securities laws. There may be doubt as to the enforceability in the Cayman Islands and/or China against non-U.S. entities or their controlling persons, directors and executive officers who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon U.S. federal or state securities laws.
Risks Relating to NFC and the Business Combination
If we are not able to complete an initial business combination, we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate the trust account, in which case our public shareholders may only receive approximately $10.00 per share (or less than $10.00 per share in certain circumstances where a third party brings a claim against NFC that its Sponsor is unable to indemnify), and our warrants will expire worthless.
Our Current Charter provided that we will have only until July 3, 2020 to complete our initial business combination. If we are unable to complete our initial business combination by July 3, 2020, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption pursuant to clause (ii), the founder shares held by our initial shareholders,
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excluding the Sponsor, shall be automatically surrendered by such initial shareholders, without any further action required on the part of such initial shareholders, for no consideration so that the Sponsor shall be the sole shareholder prior to the Company entering into voluntary liquidation; and (iv) thereafter, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands Law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. In such case, our public shareholders may only receive approximately $10.00 per share, and our warrants will expire worthless.
NFC’s initial shareholders, anchor investors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may result in the completion of the business combination when it may not otherwise have been possible and reduce the public “float” of our ordinary shares.
NFC’s initial shareholders, anchor investors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the business combination, although they are under no obligation to do so. Such purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the initial shareholders, anchor investors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of our Business Combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the closing price of our ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold the warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.
Even if we consummate the business combination, there can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for the outstanding warrants is $11.50 per ordinary share. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.
Certain of NFC’s initial directors and officers and certain other shareholders have agreed to vote certain of their shares in favor of the business combination, regardless of how our public shareholders vote.
Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our initial shareholders and certain other shareholders have agreed to vote certain of the ordinary shares owned by them in favor of the Business Combination Proposal and the other proposals
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described in this proxy statement. As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof  (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof (excluding shares owned by the Sponsor and Messrs. Leung and Wu), entered into Support Agreements with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting. Accordingly, it is more likely that the necessary shareholder approval will be received for the business combination than would be the case if such shareholders agreed to vote any ordinary shares owned by them in accordance with the majority of the votes cast by our public shareholders.
Directors of NFC have potential conflicts of interest in recommending that shareholders vote in favor of approval of the business combination and approval of the other proposals described in this proxy statement.
When considering NFC’s board of directors’ recommendation that its shareholders vote in favor of the approval of the business combination, NFC’s shareholders should be aware that directors and executive officers of NFC have interests in the business combination that may be different from, or in addition to, the interests of NFC’s shareholders. These interests include:
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If we do not consummate a business combination transaction by July 3, 2020, we will cease all operations except for the purpose of winding up, redeem all of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Cayman Islands Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 11,712,500 founder shares owned by our initial shareholders and the anchor investors would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our initial shareholders and the anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete a business combination within the required period. The Sponsor purchased its founder shares prior to NFC’s initial public offering for an aggregate purchase price of  $25,000. In addition, the Sponsor has indicated its intention to waive its right to have its founder shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors). As such, upon the Closing, the founder shares will automatically convert, on a one-for one basis, into NFC Class A ordinary shares, and such securities, if unrestricted and freely tradable would be valued at approximately $119,350,375 based on the closing price of $10.19 share of NFC Class A ordinary shares on the NYSE on September 10, 2019.

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Simultaneously with the closing of NFC’s initial public offering, the Sponsor purchased 7,750,000 private placement warrants for $1.00 per warrant. The warrants are each exercisable commencing 30 days following the Closing for one NFC Class A ordinary share at $11.50 per share. If we do not consummate a business combination transaction by July 3, 2020, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public shareholders and the warrants held by the Sponsor will be worthless. The warrants held by the Sponsor had an aggregate market value of approximately $8,602,500 based upon the closing price of $1.11 per warrant on the NYSE on September 10, 2019.

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In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account below the lesser of  (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable. This liability will not apply with respect to any claims by a third -party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under our indemnity of the underwriters of NFC’s initial public offering against certain liabilities, including liabilities under the Securities Act.

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In order to finance transaction costs in connection with the business combination, the Sponsor may, but is not obligated to, loan us funds as may be required. If we complete the business combination, then we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that the business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination company at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

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Following the consummation of the business combination, we will continue to indemnify our existing directors and officers and will maintain our directors’ and officers’ liability insurance.

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Following consummation of the business combination, the initial shareholders and their respective affiliates would be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by NFC from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if we fail to consummate a business combination within the required period, the Sponsor and our officers and directors and their respective affiliates will not have any claim against the trust account for reimbursement. As of the date of this proxy statement, have not incurred any reimbursable expenses.

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The anticipated continuation of five of our existing directors, Antony Leung, Carl Wu, David Johnson, Edward Leong Che-hung and Frederick Ma Si-hang, as directors of NFH after the consummation of the business combination and, if the Director Election Proposal is passed, David Zeng, the Sponsor’s nominee, will also serve on NFH’s board of directors. As such, in the future they will receive any cash fees, stock options or stock awards that the NFH board of directors determines to pay to its directors.

These financial interests of our initial shareholders and entities affiliated with them may have influenced their decision to approve the business combination. You should consider these interests when evaluating the business combination and the recommendation of NFC’s board of directors to vote in favor of the Business Combination Proposal and other proposals to be presented to the shareholders.
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Our shareholders will experience immediate dilution as a consequence of the issuance of ordinary shares as consideration in the business combination. Having a minority share position may reduce the influence that our current shareholders have on the management of NFC.
It is anticipated that, upon completion of the business combination, the ownership interests in NFH will be as set forth in the table below.
	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares
NFC’s public shareholders(1)	22%	7%
Initial Shareholders(2)	7%	8%
Anchor Investors(2)(3)	16%	17%
PIPE Investors	43%	56%
Fosun Seller and Roberta Lipson	11%	11%
Management Sellers	1%	1%

(1)
Includes 900,000 NFC Class A ordinary shares underlying the public units held by Antony Leung and Carl Wu.

(2)
Assumes that the Sponsor waives its right to have its NFC Class B ordinary shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors), which the Sponsor has indicated its intention to do.

(3)
Includes the NFC ordinary shares to be issued to Antony Leung and Carl Wu at Closing in accordance with the Forward Purchase Agreements entered into by each of them.

There are currently outstanding an aggregate of 22,125,000 warrants to acquire NFC Class A ordinary shares, which includes 7,750,000 private placement warrants issued to the Sponsor at the time of the initial public offering and 14,375,000 public warrants. In addition, we expect to issue at the Closing an aggregate of 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements. Therefore, as of the filing date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one NFC Class A ordinary share is issued as a result of such exercise, with payment to NFC of the exercise price of  $11.50 per share for applicable warrants, NFC’s fully-diluted share capital would increase by a total of 26,875,000 shares, with $309,062,500 paid to NFC to exercise the warrants.
The Sponsor will have significant influence over us after completion of the business combination.
Upon completion of the business combination, assuming no NFC shareholders redeem their public shares, the Sponsor will beneficially own approximately 12.4% of NFH ordinary shares (including warrants to purchase ordinary shares). Prior to or concurrently with the Closing, the Sponsor also intends to enter into (i) certain irrevocable proxies with certain shareholders, pursuant to which each such shareholder will agree to grant an irrevocable proxy to the Sponsor to exercise all voting rights attaching to any NFH ordinary shares held by such shareholders at all shareholder meetings of NFH, and (ii) certain director support agreements with certain shareholders, pursuant to which each such shareholder will agree to, at any shareholder meeting of NFH, vote all of the NFH ordinary shares directly or indirectly owned or controlled by such shareholder or its affiliates or over which such shareholder or any of its affiliates has voting power to elect each and every person who is nominated by the Sponsor or whom is voted in favor of by the Sponsor to serve as a director of NFH. As long as the Sponsor owns or controls a significant percentage of outstanding voting power of NFH, it will have the ability to strongly influence all corporate actions requiring shareholder approval.
Additionally, the Sponsor’s interests may not align with the interests of our other shareholders. The Sponsor is affiliated with NFG, which is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The Sponsor may also
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pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Proposed Charter provides that we renounce any interest or expectancy in the business opportunities of the Sponsor and its respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.
Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
The Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, in each case less income taxes payable, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of NFC’s initial public offering against certain liabilities, including liabilities under the Securities Act. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
Our Board may be limited in its ability to defend against an unsolicited takeover attempt.
In accordance with the terms of the Fosun Rollover Agreement, we agreed not to establish a shareholder rights plan, rights agreement, “poison pill,” or similar anti-takeover arrangement that would limit the ability of Fosun Seller or any of its affiliates from acquiring or transferring ordinary shares, in each case, without the prior written consent of Fosun Seller and unanimous approval of our board of directors. This arrangement could limit the ability of our board of directors to take defensive actions against a potential takeover attempt even if it believes that such defensive actions would be in the best interests of our company.
The business combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.
The completion of the business combination is subject to a number of conditions. The completion of the business combination is not assured and is subject to risks, including the risk that approval of the business combination by NFC’s shareholders is not obtained or that there are not sufficient funds in the trust account, in each case subject to certain terms specified in the Transaction Agreement (as described under “The Transaction Agreement — Conditions to Closing”), or that other closing conditions are not satisfied. If NFC does not complete the business combination, it could be subject to several risks, including:
•
the parties may be liable for damages to one another under the terms and conditions of the Transaction Agreement;

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•
negative reactions from the financial markets, including declines in the price of NFC’s shares due to the fact that current prices may reflect a market assumption that the business combination will be completed; and

•
the attention of our management will have been diverted to the business combination rather than our own operations and pursuit of other potentially beneficial opportunities.

NFC or the Sellers may waive one or more of the conditions to the business combination, which could impact the combined company’s capital structure.
NFC or the Sellers may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the business combination. For example, NFC or the Sellers may agree to waive the condition relating to the Necessary Cash condition. Alternatively, the parties to the Transaction Agreement may waive one or more covenants to permit UFH or their subsidiaries to incur additional debt or equity financing in addition to that contemplated by the Debt Financing. If the parties to the Transaction Agreement waive one or more of the conditions to the business combination, the combined company’s capital structure may differ from the one described in this proxy statement. NFC is not able to waive the condition that its shareholders approve the business combination.
Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement.
The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
Following the consummation of the business combination, our only significant asset will be ownership of 100% of UFH, which may not be able to pay dividends or make distributions to enable us to pay any dividends on our ordinary shares or to satisfy our other financial obligations.
Following the consummation of the business combination, we will have no direct operations and no significant assets other than the ownership of 100% of UFH. We will depend on UFH for distributions and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our ordinary shares. The earnings from, or other available assets of, UFH may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our ordinary shares or satisfy our other financial obligations.
Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Although NFC has conducted due diligence on UFH, NFC cannot assure you that this diligence revealed all material issues that may be present in UFH’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of NFC’s or UFH’s control will not later arise. As a result, NFC may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that NFC reports charges of this nature could contribute to negative market perceptions about NFC or its securities. In addition, charges of this nature may cause NFC to violate net worth or other covenants to which it may be subject. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by
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our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.
If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of NFC’s securities prior to the Closing may decline. The market values of NFC’s securities at the time of the business combination may vary significantly from their prices on the date the Transaction Agreement was executed, the date of this proxy statement, or the date on which our shareholders vote on the business combination. Because the number of shares to be issued pursuant to the Transaction Agreement will not be adjusted to reflect any changes in the market price of NFC’s ordinary shares, the market value of the ordinary shares issued in the business combination may be higher or lower than the values of these shares on earlier dates.
In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in NFC Class A ordinary shares has not been active. Accordingly, the valuation ascribed to UFH in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of NFC’s securities may include:
•
actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•
changes in the market’s expectations about our operating results;

•
success of competitors;

•
our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
changes in financial estimates and recommendations by securities analysts concerning NFC or the industries in which NFC operates in general;

•
operating and stock price performance of other companies that investors deem comparable to NFC;

•
our ability to market new and enhanced products on a timely basis;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation involving NFC;

•
changes in NFC’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of our ordinary shares available for public sale;

•
changes in our board or management;

•
sales of substantial amounts of ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

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Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock markets in general, and the NYSE in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to NFC could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, the NYSE for any reason, and are quoted in the over-the-counter market, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
Our ordinary shares and warrants will be listed on the NYSE following the business combination. Our continued eligibility for listing may depend on the number of our shares that are redeemed. If, after the business combination, the NYSE delists our ordinary shares from trading on its exchange for failure to meet the listing standards, we and our shareholders could face significant material adverse consequences including:
•
a limited availability of market quotations for our securities;

•
a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•
a limited amount of analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

We will incur significant transaction and transition costs in connection with the business combination.
We have and we expect to incur significant costs in connection with consummating the business combination and operating as a public company following the consummation of the business combination. All expenses incurred in connection with the Transaction Agreement and the transactions contemplated thereby (including the business combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs, subject to our agreement in the Transaction Agreement.
Our transaction expenses as a result of the business combination are currently estimated at approximately $30.0 million, including approximately $6.91 million in deferred underwriting commissions to the underwriters of NFC’s initial public offering.
Following the consummation of the business combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.
Following the consummation of the business combination, the combined company will face increased legal, accounting, administrative and other costs and expenses as a public company that UFH does not incur as a private company. The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, including the
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requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. Although UFH was previously operated as a public company, there may still be some requirements which will require the combined company to carry out activities that UFH management has not done previously. For example, the combined company will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), the combined company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the combined company’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with the combined company’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the combined company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
The combined company’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the business combination is consummated could have a material adverse effect on its business.
UFH is not currently subject to Section 404 of the Sarbanes-Oxley Act. However, following the consummation of the business combination, the combined company will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of UFH as a privately-held company. Although management has operated under procedures required by the Sarbanes-Oxley Act in the past, they may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the business combination. If the combined company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.
NFH may experience difficulties integrating UFH management and operations with NFC management and operations
The proposed business combination requires the integration of UFH, a healthcare services company, with NFC, a special purpose acquisition company with limited operations. These two companies have significantly different histories, growth, management, scale, and strategic focus. Growth of the post-business combination company may be adversely affected by how well and in what way the two separate companies integrate and restructure themselves, and may include human resource issues, reporting structure changes, or other issues. If the two companies experience problems with integration, a decrease in operational efficiency and/or other unknown factors may negatively impact NFH’s business outlook.
Our credit facilities will contain certain financial and other covenants. The failure to comply with such covenants could have an adverse effect on us.
The Senior Loan Commitment Letter sets out restrictions on, among others, transactions between the borrower, Chindex and its subsidiaries (each, a “Chindex Group Member”) and HHH Inc. and its subsidiaries (each, a “HHH Group Member” and together the “HHH Group”), including: (i) restrictions on material transactions of any Chindex Group Member with any HHH Group Member except on arm’s length terms or better (from the perspective of the Chindex Group Member) subject to exceptions to be
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agreed, (ii) restrictions on loans, credits or guarantees to be made by any Chindex Group Member or any HHH Group Member, subject to exceptions to be agreed (including, amongst others, any intercompany loans made by or guarantees granted by (x) a Chindex Group Member to or in favor of another Chindex Group Member or a HHH Group Member or (y) by a HHH Group Member in respect of the obligations of, to or in favor of, NFC or any of its subsidiaries (together, the “NFC Group”), provided that, amongst others, no Chindex Group Member shall provide any guarantee to or in favor of any HHH Group Member, and (iii) the aggregate amount of intercompany loans or entrustment loans made by a Chindex Group Member using operating cash flow generated after the Closing Date to a HHH Group Member shall be subject to the General Basket (defined below). Separately, there are general restrictions (i) that the aggregate consideration paid by the Chindex Group Members for any permitted acquisitions and permitted joint ventures to or in respect of any HHH Group Member and the aggregate intercompany loans made by the Chindex Group Members to the HHH Group Members shall not at any time exceed RMB800,000,000 or the equivalent during the life of the Senior Secured Term Loan, except for (x) any equity injection or shareholder loan made by NFC (or its affiliate) to any Chindex Group Member, and (y) an aggregate amount up to US$150,000,000 funded by NFC (or its affiliate) to any Chindex Group Member by way of the equity injection, which is further provided by such Chindex Group Member to any HHH Group Member by way of equity injection or intercompany loan for the purpose of financing or refinancing the capital expenditure of HHH Group (the “General Basket”), and (ii) in respect of each Chindex Group Member, the making of any permitted acquisition, joint venture investment or restricted payment, or the provision of intercompany loans, entrustment loans or guarantees permitted under the credit agreement related to the Senior Secured Term Loan, shall not have any material adverse effect on the borrower’s ability to comply with its payment obligations under the finance documents, or in respect of any operating expenses in the ordinary course of business in any material respect, or its ability to comply with financial covenants under the credit agreement related to the Senior Secured Term Loan.
In addition, the credit agreement related to the Senior Secured Term Loan will contain certain financial and other general covenants including a net leverage ratio covenant, and limitations on, among other things, liens or security, financial indebtedness, merger, acquisitions, joint venture, change of business, payment of dividends and other distributions of its share capital, provision of loans, credit or guarantee, and disposal of assets. Any failure to comply with the restrictions of the credit facilities may result in an event of default under the credit agreement, and we may then be required to repay such debt with capital from other sources. The contemplated credit agreement will bear interest at variable rates. If benchmark interest rates designated thereunder increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow.
The final terms of the Senior Secured Term Loan will be documented in a credit agreement to be entered into by, among others, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited), as borrower, and SPDB, and are subject to adjustment in accordance with the terms of the Senior Loan Commitment Letter.
The credit agreement and other documentation governing the Senior Secured Term Loan has not been finalized and, accordingly, the actual terms of the Senior Secured Term Loan may differ from those described herein or in the Senior Loan Commitment Letter as a result of the negotiation and syndication process.
We may need additional capital in the future, and it may not be available on acceptable terms.
Following the business combination, we may need to access the debt and equity capital markets. However, these sources of financing may not be available on acceptable terms, or at all. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance, investor sentiment and ability to incur additional debt in compliance with agreements governing our then-outstanding debt. These factors may make the timing, amount, terms or conditions of additional financings unattractive to us. If we are unable to generate sufficient funds from operations or raise additional capital, our growth could be impeded.
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Risks Relating to Redemptions
Pursuant to the Transaction Agreement, NFC may not be able to consummate the business combination in the event redemptions exceed the amount of cash necessary to pay the cash portion of the merger consideration and make other required cash payments at closing.
The Current Charter do not provide a specified maximum redemption threshold, other than in no event will NFC redeem public shares in an amount that would cause NFC’s net tangible assets to be less than $5,000,001 (such that NFC is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to NFC’s initial business combination. The Transaction Agreement includes as a condition to the Closing that NFC be able to satisfy the Necessary Cash condition. As a result, NFC may not be able to complete the business combination if a substantial number of its shareholders elect to redeem their shares. However, as a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of NFC’s public shareholders elect to redeem their shares in connection with the general meeting, NFC will still have sufficient funds available to consummate the business combination.
Warrants will become exercisable for ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.
There are currently outstanding an aggregate of 22,125,000 warrants to acquire NFC Class A ordinary shares, which includes 7,750,000 private placement warrants issued to the Sponsor at the time of the initial public offering and 14,375,000 public warrants. In addition, we expect to issue at the Closing an aggregate of 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements. Therefore, As of the filing date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one NFC Class A ordinary share is issued as a result of such exercise, with payment to NFC of the exercise price of  $11.50 per share for applicable warrants, NFC’s fully-diluted share capital would increase by a total of 26,875,000 shares, with $309,062,500 paid to NFC to exercise the warrants. To the extent such warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.
If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 20.0% of NFC’s NFC Class A ordinary shares issued in the initial public offering, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 20.0% of NFC Class A ordinary shares issued in its initial public offering.
A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the NFC Class A ordinary shares included in the units sold in the initial public offering. NFC refers to such shares in excess of an aggregation of 20% or more of the shares sold in the initial public offering as “shares exceeding the 20% threshold.” In order to determine whether a shareholder is acting in concert or as a group with another shareholder, NFC will require each public shareholder seeking to exercise redemption rights to certify to NFC whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to stock ownership available to NFC at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which NFC makes the above-referenced determination. Your inability to redeem any shares exceeding the 20% threshold will reduce your influence over NFC’s ability to consummate the business combination and you could suffer a material loss on your investment in NFC if you sell shares exceeding the 20% threshold in open market transactions. Additionally, you will not receive redemption distributions with respect to the shares exceeding the 20% threshold if NFC consummates the business combination. As a result, you will continue to hold such shares and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss. Notwithstanding the foregoing, shareholders may challenge NFC’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.
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If our shareholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their ordinary shares for a pro rata portion of the trust account.
In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent by [         ] p.m. Eastern Time on [         ], 2019 as further described in this proxy statement. If a holder of public shares does not follow the procedures specified in this proxy statement for redemptions, such public shares will not be redeemed in connection with the Closing. There will be no further redemption rights following the Closing.
There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.
NFC can give no assurance as to the price at which a shareholder may be able to sell its public shares in the future following the completion of the business combination or any alternative initial business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in the share price of NFH relative to NFC’s share price, and may result in a lower value realized now than a shareholder of NFC might realize in the future had the shareholder redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the shares in NFH after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Risks Relating to Tax Matters
The Internal Revenue Service may not agree that NFH should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that any U.S. subsidiaries, including Chindex, should not be subject to certain adverse U.S. federal income tax rules.
Under current U.S. federal tax law, a corporation is generally considered for U.S. federal tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Because NFH is a Cayman Islands incorporated entity, it would generally be classified as a non-U.S. corporation (and, therefore, a non-U.S. tax resident) under these rules. However, Section 7874 (“Section 7874”) of the Internal Revenue Code of 1986, as amended (the “Code”) provides an exception to this general rule under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal tax purposes.
Under Section 7874, if  (1) the Reinvestment Sellers own (within the meaning of Section 7874) 80% or more (by vote or value) of the ordinary shares of NFH after the business combination by reason of indirectly holding Chindex common stock (the “80% ownership test,” and such ownership percentage the “Section 7874 ownership percentage”) taking into account the Treasury regulations on “disqualified stock” that are expected to exclude the shares of NFC issued to the NFC shareholders from the calculation of the Section 7874 ownership percentage, and (2) NFH’s “expanded affiliated group” does not have “substantial business activities” in the Cayman Islands (the “substantial business activities test”), NFH will be treated as a U.S. corporation for U.S. federal tax purposes. If the Section 7874 ownership percentage of the Reinvestment Sellers in NFH after the business combination is less than 80% but at least 60% (the “60% ownership test”), and the substantial business activities test is not met, Chindex and any U.S. affiliates may, in some circumstances, be subject to certain adverse U.S. federal income tax rules (which, among other things, could limit their ability to utilize certain U.S. tax attributes to offset U.S. taxable income or gain resulting from certain transactions and subject Chindex to a recapture tax with respect to the transition tax applicable to certain foreign subsidiaries).
Based on the terms of the business combination, the rules for determining share ownership under Section 7874 and certain factual assumptions, the Reinvestment Sellers are expected to own (within the meaning of Section 7874) less than 60% (by both vote and value) of the ordinary shares of NFH after the
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business combination by reason of indirectly holding shares of Chindex common stock. Therefore, under current law, it is expected that NFH should not be treated as a U.S. corporation for U.S. federal tax purposes and that Section 7874 should otherwise not apply to NFH or its affiliates as a result of the business combination.
However, the rules under Section 7874 are complex and there is limited guidance including with respect to the application of the ownership tests described above. In particular, ownership for purposes of Section 7874 is subject to various adjustments under the Code and the Treasury regulations promulgated thereunder. As a result, the determination of the Section 7874 ownership percentage is complex and is subject to factual and legal uncertainties. Furthermore, the percentage of ordinary shares held by reason of holding shares of Chindex common stock will depend on the relative valuation of HHH Inc. and Chindex. Valuation matters can be subjective, and the U.S. Internal Revenue Service (the “IRS”) may seek to challenge the valuation of such assets. Thus, there can be no assurance that the IRS will agree with the position that NFH should not be treated as a U.S. corporation for U.S. federal tax purposes or that Section 7874 does not otherwise apply as a result of the business combination.
If the 80% ownership test were met after the business combination and NFH were accordingly treated as a U.S. corporation for U.S. federal tax purposes under Section 7874, NFH would be subject to substantial additional U.S. tax liability. Additionally, in such case, non-U.S. shareholders of NFH would be subject to U.S. withholding tax on the gross amount of any dividends paid by NFH to such shareholders (subject to an exemption or reduced rate available under an applicable tax treaty).
If the 60% ownership test were met, several adverse U.S. federal income tax rules could apply to any U.S. affiliates of NFH. In particular, in such case, Section 7874 could limit the ability of such U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset any taxable income or gain resulting from certain transactions, including any transfers or licenses of property to a foreign related person during the 10-year period following the business combination. In such case, the application of such rules could result in significant additional U.S. tax liability. In addition, the Treasury regulations under Section 7874 (and certain related temporary regulations issued under other provisions of the Code) include rules that would apply if the 60% ownership test were met, which, in such situation, may limit NFH’s ability to restructure or access cash earned by certain of its non-U.S. subsidiaries, in each case, without incurring substantial U.S. tax liabilities. Moreover, in such case, Section 4985 of the Code and rules related thereto would impose an excise tax on the value of certain share compensation held directly or indirectly by certain “disqualified individuals” at a rate equal to 20%.
For a more detailed discussion of the application of Section 7874 to the business combination, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to NFH.”
Future changes to U.S. and non-U.S. tax laws could adversely affect NFH.
The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where NFH and its affiliates will conduct business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States, China, the Cayman Islands and other countries in which NFH and its affiliates will do business could change on a prospective or retroactive basis, and any such changes could adversely affect NFH.
There can be no assurance that NFC or, after the business combination, NFH will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of NFC public shares and public warrants or, after the business combination, NFH ordinary shares or public warrant.
A non-U.S. corporation will be a passive foreign investment company (“PFIC”) for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of  “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive
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income (the “asset test”). Based on the past and projected composition of NFC’s income and assets, and the valuation of NFC’s assets, including goodwill, NFC believes that it may qualify for the startup exception (discussed below); however, there is a significant risk that NFC will not qualify for the exception, and, accordingly, would be treated as a PFIC for 2018 and 2019. The determination of whether or NFH is or will become a PFIC is a fact-intensive inquiry made on an annual basis (and, in the case of the startup exception, may not be determined until after the two taxable years following NFC’s startup year (as defined below)) that depends, in part, upon the composition of NFC or NFH’s income and assets. Fluctuations in the market price of NFC’s public shares or NFH’s ordinary shares may cause NFC or NFH to become a PFIC for the current or subsequent taxable years because the value of its assets for the purpose of the asset test may be determined by reference to the market price of its shares. Furthermore, because NFC was a blank check company with no active business in its first year of operation, it is expected that NFC would be a PFIC for the taxable year ending December 31, 2018 unless NFC qualifies for a startup or other exception. There can be no assurance with respect to NFC’s or NFH’s status as a PFIC for its startup year, for the current taxable year or for any future taxable year.
If NFC or NFH were to be or become a PFIC for any taxable year during which a U.S. holder (as defined in “U.S. Federal Income Tax Considerations”) holds NFC public shares or NFH ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”
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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined financial statements of NFC present the combination of the financial information of NFC and UFH adjusted to give effect to the business combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS.
NFC is a blank check company incorporated on March 28, 2018 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. NFC completed its IPO on July 3, 2018 generating gross proceeds of US$287,500,000. Simultaneously with the closing of NFC’s initial public offering, we completed the private sale of 7,750,000 private placement warrants to the Sponsor at a purchase price of  $1.00 per warrant, generating gross proceeds to the Company of US$7,750,000. Upon the closing of the IPO and the Private Placement, US$287,500,000 was placed in a U.S.-based trust account, and is invested in a money market fund selected by NFC until the earlier of: (i) the completion of the initial business combination or (ii) the redemption of NFC’s public shares if NFC is unable to complete a business combination by July 3, 2020, subject to applicable law. As of December 31, 2018, there was approximately US$290,461,152 held in the trust account. NFC Buyer Sub is a wholly-owned subsidiary of NFC formed under the laws of the Cayman Islands on June 17, 2019 solely for the purpose of effecting the business combination.
UFH is a leading internationally accredited healthcare provider committed to providing comprehensive and integrated healthcare services in urban centers in China. UFH and Healthy Harmony refers to United Family Healthcare, the business in which both Healthy Harmony Holdings, L.P. and Healthy Harmony GP, Inc. collectively operate as it currently exists. UFH’s patient base includes China’s rapidly growing upper middle class and expatriate communities. UFH operates its private healthcare facilities in mainland China. UFH generally transacts business in RMB, with some insurance reimbursements and financing transactions conducted in USD. UFH’s first healthcare facility, which opened in 1997 in Beijing, was approved by the government as an enterprise to improve the availability of healthcare services, an amenity to make China a more attractive target for foreign investment and foreign expatriate employees, and a testing ground for a new healthcare regulatory regime overseen by the Ministry of Health (MoH). Since the successful opening of this first Beijing hospital, UFH has expanded into several other Chinese markets, including the largest cities of Shanghai and Guangzhou. The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the business combination and related transactions occurred on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 presents pro forma effect to the business combination and related transactions as if it had been completed on January 1, 2018.
The historical financial statements of Healthy Harmony have been prepared in accordance with IFRS as issued by the IASB and in its presentation currency of Renminbi (RMB). The historical financial statements of NFC have been prepared in accordance with GAAP in its functional and presentation currency of United States dollars. The financial statements of NFC have been translated into RMB for purposes of convenience translation in the unaudited pro forma combined financial information at a rate of RMB6.8755 to US$1.00, the respective exchange rates on December 31, 2018 set forth in the H.10 statistical release of the Federal Reserve Board. Furthermore, the historical financial information of NFC has been adjusted to give effect to the differences between GAAP and IFRS as issued by the IASB. No adjustments were required to convert NFC’s financial statements from GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information, except to classify NFC’s common stock subject to redemption as non-current liabilities under IFRS.
The pro forma combined financial statements do not necessarily reflect what NFC’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of NFC. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
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This information should be read together with NFC’s and Healthy Harmony’s audited financial statements and related notes, the sections titled “NFC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Healthy Harmony’s Operating and Financial Review and Prospects” and other financial information included elsewhere in this proxy statement/prospectus.
The business combination will be accounted for under the scope of IFRS. NFC has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:
•
NFC is transferring cash and equity consideration via the use of funds in their trust account and proceeds from equity issuances, and will be incurring liabilities to execute the business combination;

•
NFC’s shareholders as a group will have the largest voting interest in the combined entity under the no redemption and maximum redemption scenarios;

•
The combined company’s board of directors will initially consist of nine directors, seven of whom will be selected by or associated with NFC. Furthermore, NFC’s existing chairman of board of directors will remain in place as the chairman of the board of directors of the combined company.

•
Healthy Harmony’s senior management will comprise the senior management of the combined company, however, NFC will establish an executive committee to provide oversight to the combined company’s management team as they continue in their current roles; and

•
NFC was the entity that initiated the business combination.

These factors support the conclusion that NFC is the accounting acquirer in the business combination. Healthy Harmony constitutes a business in accordance with IFRS 3 and the business combination constitutes a change in control. Accordingly, the business combination will be accounted for using the acquisition method.
Description of the Business Combination
The following represents the aggregate consideration:
	No redemptions and maximum redemptions
(in thousands)	RMB	US$
Gross Estimated Consideration	9,172,302	$1,334,056
Less: Proceeds from option strike price	(217,128)	(31,580)
Net Estimated Consideration (a)	8,955,174	$1,302,476
Net Estimated Consideration consists of:
Cash to Seller (b)	7,861,969	$1,143,476
Rollover Equity – Fosun (c)	646,297	94,000
Rollover Equity – Lipson (c)	365,282	53,128
Rollover Equity – Others (c)	56,056	8,153
NFC Options (d)	15,367	2,235
NFC RSUs (d)	10,203	1,484
Net Estimated Consideration (a)	8,955,174	$1,302,476

(a)
Net purchase price of  $1.3 billion is calculated as the Purchase Price Per LP Interest (defined as $50.4928 in the Transaction Agreement) multiplied by the sum of the outstanding number of GP Interest Held, LP Interest Held, RSUs, and Options less unpaid strike costs of  $31.6 million related to the options.

(b)
Excludes the additional RMB 144.3 million (US $21 million) of cash related to the Fosun Expense Reimbursement Amount and Transaction Expenses Reimbursement Amount per the Transaction Agreement. These are separately accounted for outside of consideration.

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(c)
The final estimated merger consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the NFC ordinary share price up to the Closing Date. For the purposes of this unaudited pro forma condensed combined financial information a price per share of  $10.00 was used as a proxy of fair value. The unaudited pro forma condensed combined financial information will be updated to reflect the Closing Date publicly traded price per NFC ordinary shares. A hypothetical 10% increase in the price of NFC ordinary shares (from USD$10/RMB 69 to USD$11/RMB 76) on the estimated merger consideration and goodwill assuming the minimum and maximum redemption scenarios would increase consideration and goodwill by RMB 106.8 million. A hypothetical 10% decrease in the price of NFC ordinary shares (from USD$10/RMB 69 to USD$11/RMB 62) on the estimated merger consideration and goodwill assuming the minimum and maximum redemption scenarios would decrease consideration and goodwill by RMB 106.8 million.

(d)
An aggregate number of NFC Options and NFC RSUs to be issued in connection with the conversion of unvested Partnership Options and Partnership RSUs at the Closing. The consideration calculates the fair value of the NFC Options using the difference between the Purchase Price Per LP Interest and the strike cost of the options multiplied by the number of Partnership Options remaining unvested. The calculation uses an exchange ratio for Partnership RSUs to NFC RSUs so that the estimates fair value exchanged remains consistent. The final fair value of this portion of the consideration to be updated on the Closing.

NFH will assume the outstanding International Finance Corporation (“IFC”) debt facilities. Upon TPG Seller, Fosun Seller and Roberta Lipson and their respective affiliates ceasing to collectively own 50% of the economic and voting interest in Healthy Harmony, IFC has the right to accelerate the prepayment according to the IFC Loan agreements. The purchase price paid at Closing will be based on an estimate of the amount of the foregoing adjustments and will be subject to a customary post-Closing true-up.
Financing for the business combination and for related transaction expenses will consist of:
	No Redemptions		Maximum Redemptions
(in thousands)	RMB	US$	RMB	US$
Proceeds from debt financing	2,062,650	300,000	2,062,650	300,000
Cash held in trust (a)	1,997,065	290,461	622,390	90,523
Forward purchase agreements	1,306,345	190,000	1,306,345	190,000
Subscriptions	3,881,220	564,500	4,891,794	711,482
Roll-over equity and NFC RSUs and Options	1,093,205	159,000	1,093,205	159,000
Total sources of financing	10,340,485	1,503,961	9,976,384	1,451,005
Adjustments:
Ending cash from historical balance sheets (a)	612,798	89,128	612,798	89,128
Adjusted pro forma sources of financing	10,953,283	1,593,089	10,589,182	1,540,133

(a)
Cash in trust and cash from historical balance sheets of NFC and Healthy Harmony are as of December 31, 2018. The maximum redemption scenario reflects cash in trust after redemptions. Subject to change.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of NFC’s ordinary shares:
•
Assuming No Redemptions:   This presentation assumes that no NFC shareholders exercise redemption rights with respect to their public shares.

•
Assuming Maximum Redemptions:   This presentation assumes that all of NFC’s public shareholders will redeem except for shareholders holding 8,960,000 shares who agreed to not exercise their redemption rights with respect to their public shares pursuant to Support Agreements (as defined below). Furthermore, NFC will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the

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business combination and if there is sufficient cash (defined as Necessary Cash), after giving effect to any redemptions, to pay the cash portion of the merger consideration and make other required cash payments at closing. This scenario assumes that Necessary Cash is met and that 19,790,000 shares are redeemed for a redemption payment of RMB 1,374,675,000 (US$199,938,000), based on RMB 1,997,065,000 (US$290,461,000) of cash in trust and 28,750,000 public shares outstanding which results in a redemption per share price of RMB 69.46 (UD$10.10).
The following summarizes the pro forma ordinary shares outstanding under the two scenarios:
	Assuming No Redemptions		Assuming Maximum Redemption
	Shares	%	Shares	%
Shares held by NFC’s public shareholders	28,750	22%	8,960	7%
Shares held by Sponsor	9,563	7%	9,563	8%
Shares held by Anchor Investors (a)	21,375	16%	21,375	17%
Shares issued for Subscription Agreements	56,450	43%	71,148	56%
Shares issued for Fosun and Lipson Rollover	14,713	11%	14,713	11%
Shares issued for Other Rollover	815	1%	815	1%
Closing merger shares	131,666	100%	126,574	100%

(a)
Includes shares issued pursuant to Forward Purchase Agreements that close concurrently with the business combination

The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 are based on the historical financial statements of NFC and Healthy Harmony. The historical financial information of NFC has been adjusted to give effect to the differences between GAAP and IFRS and translated into RMB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert NFC’s financial statements from GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify NFC Class A ordinary shares subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the business combination and related transactions. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands, RMB)
	As of December 31, 2018							As of December 31, 2018				As of December 31, 2018
	NFC (IFRS) (1)	Healthy Harmony (IFRS) (Historical)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)		Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
								RMB	US$			RMB	US$
ASSETS
Cash and cash equivalents	16,185	596,613	612,798	(8,955,174)	(A1)	1,997,065	(B)	1,675,338	$243,668	1,010,575	(F)	1,311,238	$190,712
				1,067,635	(A1)	(47,530)	(C)			(1,374,675)	(K)
				25,570	(A1)	(129,089)	(C)
						(144,386)	(D)
						2,062,650	(E)
						3,881,220	(F)
						(29,551)	(C), (F)
						1,306,345	(G)
						(728)	(J)
						(193)	(J)
						28,706	(J)
Restricted cash	—	26,272	26,272					26,272	3,821	—		26,272	3,821
Trade receivables	—	181,127	181,127					181,127	26,344	—		181,127	26,344
Inventories	—	57,310	57,310					57,310	8,335	—		57,310	8,335
Amounts due from related parties	—	32,670	32,670	—		(28,706)	(J)	3,964	577	—		3,964	577
Prepayments and other current assets	413	35,968	36,381	—				36,381	5,291	—		36,381	5,291
Total current assets	16,598	929,960	946,558	(7,861,969)		8,895,803		1,980,392	288,036	(364,100)		1,616,292	235,080
Investments held in Trust	1,997,065	—	1,997,065			(1,997,065)	(B)	—	—	—		—	—
Property, plant and equipment	—	1,894,925	1,894,925	125,096	(A3)			2,020,021	293,800	—		2,020,021	293,800
Goodwill	—	1,121,138	1,121,138	4,405,589	(A1), (A2), (A3)			5,526,727	803,829	—		5,526,727	803,829
Intangibile assets	—	1,092,913	1,092,913	1,530,308	(A3)			2,623,221	381,532	—		2,623,221	381,532
Deferred tax assets	—	55,732	55,732					55,732	8,106	—		55,732	8,106
Restricted cash	—	350	350					350	51	—		350	51
Other non-current assets	—	77,444	77,444					77,444	11,264	—		77,444	11,264
Total non-current assets	1,997,065	4,242,502	6,239,567	6,060,993		(1,997,065)		10,303,495	1,498,582	—		10,303,495	1,498,582
TOTAL ASSETS	2,013,663	5,172,462	7,186,125	1,800,976		6,898,738		12,283,887	1,786,618	(364,100)		11,919,787	1,733,662
LIABILITIES AND EQUITY
Trade payables	2,167	76,107	78,274					78,274	11,384	—		78,274	11,384
Contract liabilities	—	262,733	262,733					262,733	38,213	—		262,733	38,213
Accrued expenses and other current liabilities	887	750,230	751,117			(63)	(C)	751,054	109,236	—		751,054	109,236
Amounts due to related parties	193	2,541	2,734			(921)	(J)	1,813	264	—		1,813	264
Tax payable	—	21,194	21,194					21,194	3,083	—		21,194	3,083
Interest-bearing bank borrowings	—	20,205	20,205			397,700	(E)	417,905	60,782	—		417,905	60,782
Total current liabilities	3,247	1,133,010	1,136,257	—		396,716		1,532,973	222,962	—		1,532,973	222,962
Deferred underwriting commissions	47,530	—	47,530			(47,530)	(C)	—	—	—		—	—
Ordinary shares subject to possible redemption	1,928,509	—	1,928,509			(1,928,509)	(H)	—	—	—		—	—
Interest-bearing bank borrowings	—	387,387	387,387			1,664,950	(E)	2,052,337	298,500	—		2,052,337	298,500
Contract liabilities	—	39,086	39,086					39,086	5,685	—		39,086	5,685
Deferred tax liabilities	—	264,698	264,698	413,851	(A3)			678,549	98,691	—		678,549	98,691
Other non-current liabilities	—	8,633	8,633					8,633	1,256	—		8,633	1,256
Total non-current liabilities	1,976,039	699,804	2,675,843	413,851		(311,089)		2,778,605	404,132	—		2,778,605	404,132
Total liabilities	1,979,286	1,832,814	3,812,100	413,851		85,627		4,311,578	627,094	—		4,311,578	627,094

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (cont’d)
(in thousands, RMB)

	As of December 31, 2018							As of December 31, 2018				As of December 31, 2018
	NFC (IFRS) (1)	Healthy Harmony (IFRS) (Historical)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)		Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
								RMB	US$			RMB	US$
Commitments
Equity
Preferred shares	—	—	—					—	—	—		—	—
Class A ordinary shares	—	—	—			—	(I)	—	—	—		—	—
Class B ordinary shares	7	—	7			(7)	(I)	—	—	—		—	—
Ordinary Shares	—	—	—	11	(A1)	19	(H)	89	13	10	(F)	85	12
						7	(I)			(14)	(K)
						39	(F)
						13	(G)
Partnership capital	—	150,550	150,550	(150,550)	(A2)	—		—	—			—	—
Additional paid in capital	19,361	3,485,320	3,504,681	(3,512,147)	(A2)	—	(C)	8,199,007	1,192,496	1,010,565	(C), (F)	7,834,911	1,139,541
				1,067,624	(A1)	1,928,490	(H)
				25,570	(A1)	3,851,630	(C), (F)			(1,374,661)	(K)
				26,827	(A4)
						1,306,332	(G)
Foreign currency translation reserves	—	68,397	68,397	(68,397)	(A2)	—		—	—	—		—	—
Retained earnings / (accumulated deficit)	15,009	(396,235)	(381,226)	423,062	(A2)	(144,386)	(D)	(258,403)	(37,583)	—		(258,403)	(37,583)
				(26,827)	(A4)	(129,026)	(C)

Total shareholders' equity	34,377	3,308,032	3,342,409	(2,214,827)		6,813,111		7,940,693	1,154,926	(364,100)		7,576,593	1,101,970
Non-controlling interests	—	31,616	31,616	—		—		31,616	4,598	—		31,616	4,598
Total equity	34,377	3,339,648	3,374,025	(2,214,827)		6,813,111		7,972,309	1,159,524	(364,100)		7,608,209	1,106,568
TOTAL LIABILITIES AND EQUITY	2,013,663	5,172,462	7,186,125	(1,800,976)		6,898,738		12,283,887	1,786,618	(364,100)		11,919,787	1,733,662

(1)
Derived from the audited balance sheet of NFC as of December 31, 2018, which have been translated into RMB for purposes of convenience translation, and adjusted for the reclassification of NFC’s common stock subject to redemption as non-current liabilities under IFRS due to the nature of the common stock subject to redemption.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(in thousands, RMB, except share and per share data)
	For the Year Ended December 31, 2018							For the Year Ended December 31, 2018		Additional Pro Forma Adjustments (Assuming Maximum Redemptions)	For the Year Ended December 31, 2018
	NFC (IFRS) (1)	Healthy Harmony (IFRS) (Historical)	Combined	Purchase Accounting Adjustments		Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
								RMB	US$		RMB	US$
Revenues	—	2,058,779	2,058,779	—		—		2,058,779	$299,437	—	2,058,779	$299,437
Operating expenses
Salaries, wages and benefits		1,187,738	1,187,738	—		—		1,187,738	172,749	—	1,187,738	172,749
Supplies and purchased medical services		303,579	303,579	—		—		303,579	44,154	—	303,579	44,154
Depreciation and amortization expense		138,639	138,639	79,435	(AA)	—		218,074	31,718	—	218,074	31,718
Lease and rental expenses		201,670	201,670			—		201,670	29,332	—	201,670	29,332
Impairment of trade receivables		16,329	16,329	—		—		16,329	2,375	—	16,329	2,375
Other operating expenses	5,349	287,128	292,477			(160)	(BB)	288,261	41,926	—	288,261	41,926
						(3,637)	(CC)
						(419)	(FF)
(Loss)/income from operations	(5,349)	(76,304)	(81,653)	(79,435)		4,216		(156,872)	(22,817)	—	(156,872)	(22,817)
Other income and expenses
Finance income	20,358	2,543	22,901	—		(20,708)	(DD)	2,193	319	—	2,193	319
Finance costs	—	(19,420)	(19,420)	—		(127,884)	(EE)	(147,304)	(21,424)	—	(147,304)	(21,424)
Foreign currency gain/(loss)	—	(34,190)	(34,190)	—		—		(34,190)	(4,973)	—	(34,190)	(4,973)
Gain on liquidation of a foreign operation	—	26,429	26,429	—		—		26,429	3,844	—	26,429	3,844
Other income/(loss), net	—	6,645	6,645	—		—		6,645	966	—	6,645	966
Income/(loss) before income taxes	15,009	(94,297)	(79,288)	(79,435)		(144,376)		(303,099)	(44,085)	—	(303,099)	(44,085)
Income tax (expense)/benefit	—	(59,749)	(59,749)	19,859	(GG)	(862)	(GG)	(40,752)	(5,927)	—	(40,752)	(5,927)
Net income/(loss)	15,009	(154,046)	(139,037)	(59,576)		(145,338)		(343,851)	$(50,012)	—	(343,851)	$(50,012)
Profit (loss) attributable to shareholders	15,009	(129,998)	(114,989)	—		—		(319,803)	$(46,514)	—	(319,803)	$(46,514)
Non-controlling interests	—	(24,048)	(24,048)	—		—		(24,048)	$(3,498)	—	(24,048)	$(3,498)
Two Class Method:
Weighted average shares outstanding of Class A ordinary shares	28,750,000
Basic and diluted net income per share, Class A	$0.71
Weighted average shares outstanding of Class B ordinary shares	11,712,500
Basic and diluted net loss per share, Class B	$(0.46)
Weighted average shares outstanding — basic and diluted								131,665,663	131,665,663		126,573,849	126,573,849
Net loss per share — basic and diluted								(2.43)	$(0.35)		(2.53)	$(0.37)

(1)
Derived from the audited balance sheet of NFC as of December 31, 2018, which have been translated into RMB for purposes of convenience translation.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
1.   Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance IFRS, with NFC as the accounting acquirer, and based on the historical financial statements of Healthy Harmony and NFC translated to RMB and adjusted from GAAP to IFRS. The historical financial information of NFC has been adjusted to give effect to the differences between GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert NFC’s financial statements from GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify NFC Class A ordinary shares subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the business combination and related transactions.
The unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the business combination and related transactions occurred on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 presents pro forma effect to the business combination and related transactions as if they had been completed on January 1, 2018. These periods are presented on the basis of NFC being considered the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of December 31, 2018 has been prepared using, and should be read in conjunction with, the following:
•
NFC’s audited balance sheet as of December 31, 2018 and the related notes for the year ended December 31, 2018, prepared in accordance with GAAP, which is included elsewhere in this proxy statement; and

•
Healthy Harmony’s audited consolidated balance sheet as of December 31, 2018 and the related notes for the year ended December 31, 2018, prepared in accordance with IFRS and included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 has been prepared using, and should be read in conjunction with, the following:
•
NFC’s audited statement of operations for the period from March 28 (inception) to December 31, 2018 and the related notes, prepared in accordance with GAAP, which are included elsewhere in this proxy statement; and

•
Healthy Harmony’s audited statement of operations for the year ended December 31, 2018 and the related notes, prepared in accordance with IFRS and included elsewhere in this proxy statement.

The financial statements of NFC have been translated into RMB for purposes of convenience translation in the unaudited pro forma combined financial information at the rate of RMB6.8755 to US$1.00, the respective exchange rates on December 31, 2018 set forth in the H.10 statistical release of the Federal Reserve. The unaudited pro forma combined financial information reflects 100% acquisition of Healthy Harmony. The unaudited pro forma combined financial information assumes that the acquisition of 100% of Healthy Harmony is based on the same terms and conditions for the 99.37% provided for under the Transaction Agreement and remaining 0.63% ownership to be acquired at the Closing.
NFC’s management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
73

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.
The pro forma adjustments reflecting the consummation of the business combination and related transactions are based on certain currently available information and certain assumptions and methodologies that NFC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. NFC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of NFC and Healthy Harmony.
2.   Accounting Policies
Upon consummation of the business combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of NFC. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. NFC and Healthy Harmony have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of NFC’s shares outstanding, assuming the business combination occurred on January 1, 2018.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2018 are as follows (in thousands):
(A)
Below are the various purchase accounting related adjustments:

(A1)
The following table sets forth the preliminary allocation of the estimated consideration to the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess recorded as goodwill. Preliminary allocation is as follows:

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Allocation of consideration
(in thousands)
	Preliminary fair value
	RMB	US$
Net Estimated Consideration	8,955,174	$1,302,476
Preliminary fair value
Cash and cash equivalents	596,613	86,774
Restricted cash	26,272	3,821
Trade receivables	181,127	26,344
Inventories	57,310	8,335
Amounts due from related parties	32,670	4,752
Prepayments and other current assets	35,968	5,231
Property, plant and equipment	2,020,021	293,800
Intangibile assets	2,623,221	381,532
Deferred tax assets	55,732	8,106
Restricted cash	350	51
Other non-current assets	77,444	11,264
Total identifiable assets acquired	5,706,728	830,010
Trade payables	76,107	11,069
Contract liabilities – current	262,733	38,213
Accrued expenses and other current liabilities	750,230	109,116
Amounts due to related parties	2,541	370
Tax payable	21,194	3,083
Interest-bearing bank borrowings – current	20,205	2,939
Interest-bearing bank borrowings – noncurrent	387,387	56,343
Contract liabilities – noncurrent	39,086	5,685
Deferred tax liabilities	678,549	98,691
Other non-current liabilities	8,633	1,256
Net identifiable liabilities acquired	2,246,665	326,765
Non-controlling interests	31,616	4,598
Goodwill	5,526,727	803,829
(A2)
Reflects the elimination of the historical equity balances of Healthy Harmony in accordance with the acquisition method of accounting

(A3)
The following represents the adjustments to property, plant, and equipment, and intangible assets to reflect the preliminary fair market value, as well as the related increase in deferred tax liabilities. Adjustments to property, plant, and equipment, and intangible assets were calculated as follows and fair values are based on various preliminary estimates. The remaining acquired assets, liabilities and non-controlling interest will be fair valued at Closing. Since this unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates the actual amounts recorded for the acquisition may differ from the information presented:

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(in thousands)	Preliminary Fair Value	Preliminary Fair Value	Remaining Useful Lives
	RMB	US$
Intangible assets
Brand Name/Trademark	1,931,700	$280,954	Infinite
Contracts with insurers	657,400	95,615	15
Software license (a)	34,121	4,963	5
Total Preliminary Fair Value	2,623,221	381,532
Carrying Value as of 12/31/2018	1,092,913	158,958
Adjustment amount	1,530,308	$222,574
(a) No preliminary fair value determined as yet. Fair value equals book value.
Property, plant and equipment
Leasehold improvement	1,255,400	$182,590	15
Medical equipment	426,396	62,017	9
Office equipment	16,433	2,390	4
Furniture and fixtures	48,778	7,094	6
Automobile	3,083	448	5
Construction in Progress	269,931	39,260
Total Preliminary Fair Value	2,020,021	293,799
Carrying Value as of 12/31/2018	1,894,925	275,605
Adjustment amount	125,096	18,194
Deferred tax liabilities
Total Preliminary Fair Value	(413,851)	$(60,192)
Carrying Value as of 12/31/2018	—	—
Adjustment amount	(413,851)	$(60,192)
The preliminary fair values for the brand name/trademark was determined using the Relief-from-Royalty Method, which is a combination of an income approach and market approach. The preliminary fair value for contracts with insurers was determined using the Multi-Period Excess Earnings Method, which is an income-based approach. The preliminary fair value for property, plant, and equity were determined using a cost approach, considering physical deterioration when determining current reproduction costs. The preliminary estimates of remaining average useful lives for the intangible assets and property, plant, and equipment were determined by assessing the period of economic benefit of the asset. These preliminary estimates of fair value and estimated useful lives may differ from final amounts NFC will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information, including increases or decreases to the expected depreciation and amortization expense.
(A4)
Reflects unrecognized compensation expense associated with the accelerated vesting of certain Healthy Harmony restricted stock units and options upon a change in control. These pro forma adjustments are not reflected in the unaudited pro forma combined condensed statements of operations as these amounts are not expected to have a continuing impact on the operating results of the combined company.

(B)
Reflects the reclassification of RMB 1,997,065 (US $290,461) of cash and marketable securities held in the NFC trust account that becomes available to fund the business combination and related transactions.

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(C)
Reflects the payment of transaction costs to be settled at Closing, which includes

	No Redemption and Max Redemption
(in thousands)	RMB	US$
Deferred underwriting fees	(47,530)	$(6,913)
PIPE Fee	(29,551)	(4,298)
Other (Legal, advisory, admin, etc.)	(129,026)	(18,766)
Accrued transaction costs	(63)	(9)
Total estimated transaction costs to be paid	(206,170)	$(29,986)
Transaction costs already expensed and paid	(97)	(14)
Total estimated transaction costs	(206,267)	$(30,000)
For the amount raised through Subscription Agreements, NFC will owe a 3% fee on gross proceeds received from certain investors who were introduced to NFC by specified bankers. The associated fee is an equity issuance cost which is offset against additional paid in capital under the minimum and maximum redemption scenarios.
(D)
Reflects the payment of RMB 110,008 (US$16,000) and RMB 34,378 (US$5,000) related to the Transaction Expenses Reimbursement Amount and Fosun Expense Reimbursement Amount, respectively per the Transaction Agreement.

(E)
Reflects cash proceeds from the Debt Financing to fund the business combination. Debt issuances fees are expected to be minimal so for pro forma purposes have been included in total transaction costs in note (C) above.

(F)
Reflects issuance of Class A shares related to the Subscription Agreements, all of which will be automatically converted to NFH ordinary shares at the Closing. Shares will be purchased at RMB 69 (US$10) per share for proceeds of RMB 3,881,220 (US$564,500) and RMB 4,891,795 (US$711,482) under no redemptions and max redemptions, respectively

(G)
Reflects issuance of Class A shares related to the Forward Purchase Agreements, all of which will be automatically converted to NFH ordinary shares at the Closing. Shares will be purchased at RMB 69 (US$10) per share for proceeds of RMB 1,306,345 (US$190,000) under no redemptions and max redemptions. Forward purchase holders also received an additional 112,500 shares as incentive to enter into such agreements. Adjustment reflects the issuance of the additional shares

(H)
Reflects reclassification of ordinary shares subject to possible redemption to permanent equity

(I)
Reflects the conversion of NFC ordinary shares to NFH ordinary shares at Closing

(J)
Reflects settlement of amounts due from/to related parties at the Closing. Settlements reflect RMB 28,706 (US$4,175) due to Healthy Harmony from senior executives and RMB 728 (US$106) payable to Fosun Seller and TPG Seller for management fees owed. Settlement for NFC of RMB 193 (US$28) associated with fees owed under the administrative services agreement.

(K)
Reflects the maximum redemption of 19,790,000 NFC public shares for approximately RMB 1,374,675 (US$199,938) at a redemption price of  $10.10 per share (calculated as RMB 1,997,065 (US$290,461) of cash in trust divided by 28,750,000 public shares outstanding)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 are as follows (in thousands):
(AA)
Reflects the incremental depreciation and amortization expense recorded as a result of property, plant and equipment and intangible assets acquired in the business combination.

(BB)
Reflects the elimination of non-recurring transaction related costs incurred.

(CC)
Reflects the elimination of Healthy Harmony’s monitoring fees incurred during the year ended December 31, 2018 that are not expected to be incurred subsequent to the Closing.

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(DD)
Reflects the elimination of interest income on the NFC trust account of RMB 20,358 and interest income of RMB 350 on amounts due from related parties of Healthy Harmony.

(EE)
Reflects the interest expense of RMB 127,884 (US$18,600) for the new debt financing which was calculated based on the following:

(in thousands)	New Debt
	RMB	US$
No Redemption and Maximum Redemption Scenarios
Amount utilized	2,062,650	$300,000
Stated rate (1)	6.20%
Term	7 Years
Effective rate	6.35%
Interest payment terms	Quarterly
Interest expense	127,884	$18,600

(1)
For no redemption and maximum redemption scenarios, the term facility accrues interest at a rate of 126.53% of the applicable PBOC benchmark annual interest rate for loans denominated in RMB and with the tenors of over five years (the PBOC Benchmark Rate), subject to annual adjustment to reflect the PBOC benchmark annual interest rate applicable on 1 January each year. As of the date of the commitment letter, the interest rate is 6.20% p.a.

As the interest rate is subject to change, the company performed a sensitivity analysis to determine the change in interest expense:

(in thousands)	As of December 31, 2018
No Redemption and Maximum Redemption Scenarios	Increase by 0.125%	Decrease by 0.125%
RMB
Interest expense	130,463	125,347
Change in interest expense	2,579	(2,537)
USD
Interest expense	$18,975	$18,231
Change in interest expense	$375	$(369)
(FF)
Reflects the elimination of administrative services expenses for office space, secretarial and administrative services paid monthly to an affiliate of the NFC Sponsor that will cease upon the Closing.

(GG)
Reflects income tax effect of pro forma adjustments using a blended statutory tax rate of 25% for adjustments related to business activities in China by UFH and 0% tax rate for any adjustments related to business activities by NFC.

4.   Loss per share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2018. As the business combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. No potentially dilutive shares were identified in the pro forma financial statements, nor would there be dilution as the Company is in a loss position within both the minimum and maximum scenarios.
78

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2018:
	Year Ended December 31, 2018
	No Redemptions		Maximum Redemptions
	RMB	USD	RMB	USD
Pro forma net loss	(319,803)	$(46,514)	(319,803)	$(46,514)
Weighted average ordinary shares outstanding – basic and diluted	131,665,663	131,665,663	126,573,849	126,573,849
Net loss per ordinary share – basic and diluted(1)	(2.43)	$(0.35)	(2.53)	$(0.37)

(1)
For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants are exchanged ordinary shares. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share.

79

EXCHANGE RATES
The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar (“USD”) and the Chinese Yuan (“RMB”). This information is provided solely for your convenience, and neither NFC nor any of UFH represent that RMB have been converted into USD at these rates or at any other rate. These rates may differ from the rates used by Healthy Harmony in the preparation of its financial statements or other financial information appearing in this proxy statement.
The data provided in the following tables are expressed in RMB per USD and are based on the noon buying rate in New York City for cable transfers of RMB to USD as certified for customs purposes by the Federal Reserve Bank of New York.
On July 29, 2019, the last trading day before NFC and UFH announced the execution of the Transaction Agreement, the exchange rate between USD and RMB expressed in RMB per USD was US$1 = RMB 6.8927. On July 30, 2019, the day of the public disclosure of the business combination, the exchange rate between the USD and RMB expressed in RMB per USD was US$1 = RMB 6.8833. On September 6, 2019, the most recent practicable day prior to the date of this proxy statement, the exchange rate was US$1 = RMB 7.1131. (Source: Federal Reserve H.10 Release).
Annual Data (Year Ended December 31)	High	Low	Average(1)	Period End
	(Chinese Yuan per U.S. Dollar)
2018	6.9737	6.2649	6.6090	6.8755
2017	6.9575	6.4773	6.7569	6.5063
2016	6.9580	6.4480	6.6400	6.9430
2015	6.4896	6.1870	6.2827	6.4778
2014	6.2591	6.0402	6.1620	6.2046
Interim Data (Six Months Ended June 30, 2019)	High	Low	Average(1)	Period End
	( Chinese Yuan per U.S. Dollar)
January 2019	6.8708	6.6958	6.7863	6.6958
February 2019	6.7907	6.6822	6.7367	6.6912
March 2019	6.7381	6.6916	6.7119	6.7112
April 2019	6.7418	6.6870	6.7161	6.7347
May 2019	6.9182	6.7319	6.8519	6.9027
June 2019	6.9298	6.8510	6.8977	6.8650

(1)
The average rates for the interim and annual periods were calculated by taking the simple average of the exchange rates on the last business day of each month during the relevant period.

80

COMPARATIVE PER SHARE DATA
The following table sets forth selected historical equity ownership information for NFC and Healthy Harmony and unaudited pro forma condensed consolidated combined per share ownership information of NFC after giving effect to the business combination and related transactions, assuming two redemption scenarios as follows:
•
Assuming No Redemptions:   This presentation assumes that no NFC shareholders exercise redemption rights with respect to their public shares.

•
Assuming Maximum Redemptions:   This presentation assumes that all of NFC’s public shareholders will redeem except for shareholders holding approximately 8,960,000 shares who agreed to not exercise their redemption rights with respect to their public shares pursuant to Support Agreements. Furthermore, the Company will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination, and if there is sufficient cash (defined as Necessary Cash), after giving effect to any redemptions, to pay the cash portion of the merger consideration and make other required cash payments at the Closing. This scenario assumes that Necessary Cash is met and that 19,790,000 shares are redeemed for a redemption payment of RMB 1,374,675,000 (US$199,938,000), based on RMB 1,997,065,000 (US$290,461,000) of cash in trust and 28,750,000 public shares outstanding which results in a redemption per share price of RMB 69.46 (US$10.10).

The book value per share reflects the business combination and related transactions as if it had occurred on January 1, 2018. The net income (loss) per share information reflects the business combination and related transactions as if it had occurred at the beginning of the period.
The historical information should be read in conjunction with the sections entitled “Selected Historical Financial Information of NFC” and “Selected Historical Financial Information of Healthy Harmony” and the historical consolidated and combined financial statements of NFC and Healthy Harmony and the related notes thereto included in this proxy statement. The unaudited pro forma condensed consolidated combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the business combination and related transactions had been completed as of the date indicated or will be realized upon the completion of the business combination and related transactions.
			Combined Pro Forma		Combined Pro Forma
	NFC		Assuming No Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming Maximum Redemptions
	RMB	USD	RMB	USD	RMB	USD
As of and for the Year Ended December 31, 2018
Book value per share(1)(2)	0.00	$0.00	0.06	$0.01	0.06	$0.01
Weighted average shares outstanding Class A – basic and diluted	28,750,000	28,750,000
Weighted average shares outstanding Class B – basic and diluted	11,712,500	11,712,500
Net earnings per share Class A – basic and diluted	0.71	0.10
Net loss per share Class B – basic and diluted	(0.46)	(0.07)
Weighted average ordinary outstanding – basic and diluted(2)			131,665,663	131,665,663	126,573,849	126,573,849
Net loss per ordinary share attributable to shareholders – basic and diluted(2)			(2.43)	$(0.35)	(2.53)	$(0.37)

(1)
Book value per share = Total stockholders’ equity/shares outstanding

(2)
Healthy Harmony LP does not disclose earnings (loss) per LP Interest in the historical financials and as such, this information is excluded from the data above.

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CAPITALIZATION
The following table sets forth:
•
the capitalization of NFC on an unaudited, historical basis as of December 31, 2018; and

•
the capitalization of the NFC on a pro forma basis as of December 31, 2018 after giving effect to the business combination and assuming (i) that no NFC Class A ordinary shares are redeemed and (ii) that approximately 19,790,000 NFC Class A ordinary shares are redeemed.

For more information, please refer to the historical financial statements of each of NFC and Healthy Harmony and the related notes included elsewhere in this proxy statement, as well as the section entitled “Unaudited Pro Forma Condensed Consolidated Combined Financial Information.”
	As of December 31, 2018
	Actual		Pro Forma (Assuming No Redemptions)		Pro Forma (Assuming Max Redemptions)
	RMB	USD	RMB	USD	RMB	USD
Cash and cash equivalents	16,185	$2,354	1,675,338	$243,668	1,311,238	$190,712
Investment held in Trust Account	1,997,065	290,461	—	—	—	—
Debt:
Deferred underwriting commissions	47,530	6,913	—	—	—	—
Interest-bearing bank borrowings (Assumed and New Borrowing)	—	—	2,470,242	359,282	2,470,242	359,282
Total debt	47,530	6,913	2,470,242	359,282	2,470,242	359,282
Commitments:
Class A ordinary shares subject to possible redemptions:	1,928,509	280,490	—	$—	—	$—
Shareholders Equity:
NFC Class A ordinary shares	—	—	—	—	—	—
NFC Class B ordinary shares	7	1	—	—	—	—
Preferred shares	—	—	—	—	—	—
Ordinary shares	—	—	89	13	85	12
Additional paid-in capital	19,361	2,816	8,199,007	1,192,496	7,834,911	1,139,541
Retained Earnings/(Accumulated deficit)	15,009	2,183	(258,403)	(37,583)	(258,403)	(37,583)
Total shareholders’ equity	34,377	5,000	7,940,693	1,154,926	7,576,593	1,101,970
Noncontrolling interest			31,616	4,598	31,616	4,598
Total equity	34,377	5,000	7,972,309	1,159,524	7,608,209	1,106,568
Total capitalization	2,010,416	$292,403	10,442,551	$1,518,806	10,078,451	$1,465,850
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EXTRAORDINARY GENERAL MEETING
General
NFC is furnishing this proxy statement to its shareholders as part of the solicitation of proxies by NFC’s board of directors for use at the general meeting to be held on [         ], 2019, and at any adjournment thereof. This proxy statement is first being furnished to NFC’s shareholders on or about [         ], 2019 in connection with the vote on the proposals described in this proxy statement. This proxy statement provides NFC’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the general meeting.
Date, Time and Place
The general meeting will be held on [         ], 2019, at [         ] a.m., Eastern Time, at the offices of Winston & Strawn LLP, at 200 Park Avenue, New York, New York, 10166.
Purpose of the General Meeting
At the general meeting, NFC is asking holders of its ordinary shares to:
•
consider and vote upon a proposal to approve by Ordinary Resolution and adopt the Transaction Agreement, pursuant to which NFC will indirectly acquire all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for $50.4928 per LP Interest from the Sellers;

•
consider and vote upon a proposal to approve by Special Resolution the Proposed Charter;

•
consider and vote upon three separate Charter Provisions Proposals to approve, on a non-binding advisory basis, by Special Resolution (with the exception of Charter Proposal A, which requires an Ordinary Resolution under Cayman Islands Law) the following material differences between the Current Charter and the Proposed Charter:

•
approve, on a non-binding advisory basis, the provision in the Proposed Charter increasing the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares, and 1,000,000 preference shares, to authorized share capital of  $50,000 divided into 490,000,000 NFH ordinary shares and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares.

•
approve, on a non-binding advisory basis, the provision in the Proposed Charter providing that each member of NFH’s board of directors will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the Closing;

•
approve, on a non-binding advisory basis, all other material differences between the Current Charter and the Proposed Charter in connection with the Closing including, among other things, (i) changing the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation” and making NFH’s corporate existence perpetual, (ii) granting a waiver regarding corporate opportunities to NFH’s non-employee directors and (iii) removing certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination, all of which NFC’s board of directors believe are necessary to adequately address the needs of the post-business combination company.

•
consider and vote upon a proposal to approve by Ordinary Resolution, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable listing rules of the NYSE, the issuance by NFC of  (i) 19,000,000 NFC Class A ordinary shares to the anchor investors pursuant to the Forward Purchase Agreements, (ii) up to 71,148,186 NFC

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Class A ordinary shares, subject to adjustment by NFC as discussed herein, to the PIPE Investors pursuant to the Subscription Agreements, (iii) an aggregate of up to approximately 15,528,163 NFH ordinary shares to certain Sellers and members of UFH Management in connection with the business combination (excluding an aggregate of approximately 371,837 of NFH options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony), (iv) an aggregate of 225,000 NFC Class B ordinary shares to an anchor investor and the Sponsor in connection with the increase in NFC's commitments under the Forward Purchase Agreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC's initial public offering, and (v) 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements;
•
consider and vote upon a proposal to approve by Ordinary Resolution, assuming the Business Combination Proposal is approved and adopted, the election of four directors to serve on NFH’s board of directors for a term expiring at the 2020 annual general meeting or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. Pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting;

•
consider and vote upon a proposal to approve by Ordinary Resolution, assuming the Business Combination Proposal is approved and adopted, the New Frontier Health Corporation 2019 Omnibus Incentive Plan; and

•
consider and vote upon a proposal to approve by Ordinary Resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived.

Recommendation of NFC’s Board of Directors
NFC’s board of directors believes that the Business Combination Proposal and each of the other proposals to be presented at the general meeting are in the best interest of NFC’s shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Approval Proposal, “FOR” each of the separate Charter Provisions Proposals, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees and “FOR” the Adjournment Proposal, in each case, if presented to the general meeting.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
Record Date; Who is Entitled to Vote
NFC has fixed the close of business on [         ], 2019, as the “record date” for determining NFC shareholders entitled to notice of and to attend and vote at the general meeting. As of the close of business on [         ], 2019, there were 40,462,500 NFC ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share at the general meeting.
As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them
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in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof  (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof  (excluding the shares owned by the Sponsor and Messrs. Leung and Wu), entered into Support Agreements with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting.
Quorum
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding ordinary shares constitutes a quorum at the general meeting.
Abstentions and Broker Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to NFC but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. They will also not be treated as shares voted on the matter. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Business Combination Proposal.
Vote Required for Approval
The approval of the Business Combination Proposal requires an Ordinary Resolution.
The approval of the Charter Approval Proposal requires a Special Resolution. Under the Transaction Agreement, the Closing is not conditioned upon the approval of the Charter Approval Proposal. Therefore, the business combination could still be consummated even if the Charter Approval Proposal is not approved.
The approval of each of Charter Provisions Proposals (with the exception of Charter Proposal A, which requires an Ordinary Resolution) requires a Special Resolution.
The approval of the Share Issuance Proposal requires an Ordinary Resolution. The Share Issuance Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Share Issuance Proposal will have no effect, even if approved by our public shareholders.
The election of the director nominees pursuant to the Director Election Proposal requires an Ordinary Resolution. In addition, pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting. The Director Election Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Director Election Proposal will have no effect.
The approval of the Incentive Plan Proposal requires an Ordinary Resolution. The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal and the Share Issuance Proposal. Therefore, if any of those proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our public shareholders.
The approval of the Adjournment Proposal requires an Ordinary Resolution. The Adjournment Proposal is not conditioned upon any other proposal.
In each case, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.
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Voting Your Shares
Each ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of ordinary shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your ordinary shares at the general meeting:
•
You Can Vote by Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by NFC’s board “FOR” the Business Combination Proposal, “FOR” the Charter Approval Proposal, “FOR” each of the separate Charter Provisions Proposals, “FOR” the Share Issuance Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees and “FOR” the Adjournment Proposal, in each case, if presented to the general meeting. Votes received after a matter has been voted upon at the general meeting will not be counted.

•
You Can Attend the General Meeting and Vote in Person.   You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way NFC can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy
If you are a NFC shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may notify NFC’s Secretary in writing before the general meeting that you have revoked your proxy; or

•
you may attend the general meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing [         ].info@morrowsodali.com.
Redemption Rights
Public shareholders may seek to redeem the public shares that they hold, regardless of whether they vote for the business combination, against the business combination or do not vote in relation to the business combination. Any public shareholder may request redemption of their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us (net of taxes payable), divided by the number of then issued and outstanding public shares. If a holder properly seeks redemption as described in this section and the business combination is consummated, the holder will no longer own these shares following the business combination.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.
NFC’s initial shareholders and the anchor investors have agreed to waive their redemption rights with respect to any ordinary shares owned by them, directly or indirectly.
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You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to [         ] p.m., Eastern Time, on [         ], 2019, (a) submit a written request to the transfer agent that NFC redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the business combination is not consummated this may result in an additional cost to shareholders for the return of their shares.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must instruct their broker or bank to separate their units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so.
Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing. If a holder of a public share delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that NFC instruct its transfer agent to return the shares (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement.
If the business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, NFC will promptly return any shares previously delivered by public holders.
The closing price of NFC Class A ordinary shares on September 10, 2019, was $10.19. For illustrative purposes, the cash held in the trust account on June 30, 2019 was $293,902,478, or $10.22 per public share. Prior to exercising redemption rights, shareholders should verify the market price of ordinary shares as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. NFC cannot assure its shareholders that they will be able to sell their ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.
If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares that you will hold, no later than the close of the vote on the Business Combination Proposal, and deliver your ordinary shares (either physically or electronically) to the transfer agent, prior to [         ] p.m., Eastern Time on [         ], 2019, and the business combination is consummated.
In order for public shareholders to exercise their redemption rights in respect of the business combination, public shareholders must properly exercise their right to redeem the public shares that they will hold no later than the close of the vote on the Business Combination Proposal and deliver their ordinary shares (either physically or electronically) to the transfer agent, prior to [         ] p.m., Eastern Time on [         ], 2019. For the purposes of Article 49.4 of the Current Charter and the Cayman Islands Law, the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in this proxy statement shall be interpreted accordingly.
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Appraisal Rights
Neither NFC shareholders nor NFC warrant holders have appraisal rights in connection with the business combination under the Cayman Islands Law.
Proxy Solicitation Costs
NFC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. NFC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. NFC will bear the cost of the solicitation.
NFC has hired Morrow Sodali LLC to assist in the proxy solicitation process. NFC will pay that firm a fee of  $[         ] plus disbursements. Such fee will be paid with non-trust account funds.
NFC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. NFC will reimburse them for their reasonable expenses.
Potential Purchases of Public Shares and/or Warrants
At any time prior to the general meeting, during a period when they are not then aware of any material nonpublic information regarding NFC or its securities, the initial shareholders, the anchor investors, UFH and/or their respective affiliates may purchase public shares and/or warrants, or they may enter into arrangements with holders of public shares or other investors to provide them with incentives to acquire and/or not redeem their public shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of that (i) the proposals presented to shareholders for approval at the general meeting are approved and/or (ii) that NFC has the Necessary Cash at Closing. This may result in the completion of our business combination when it may not otherwise have been possible. Other than as described elsewhere in this proxy statement, the exact nature of any such incentives has not been determined as of the date hereof and they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the initial shareholders for nominal value
Entering into any such arrangements may have a depressive effect on NFC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the general meeting.
If such transactions are effected, the consequence could be to cause the business combination to be approved and completed in circumstances where such approval or completion could not otherwise be obtained or achieved. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. However, as a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.
Other than as described herein, as of the filing date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NFC will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would materially affect the vote on the proposals to be put to the general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
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THE BUSINESS COMBINATION PROPOSAL
We are asking our shareholders to approve by Ordinary Resolution, and adopt the Transaction Agreement and the transactions contemplated thereby. Our shareholders should read carefully this proxy statement in its entirety, including the Transaction Agreement, which is attached as Annex A and the related agreements attached as annexes, before voting on this proposal. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Transaction Agreement.
The Transaction Agreement
General
The Transaction Agreement provides that NFC, acting through its wholly owned indirect subsidiary, NFC Buyer Sub, will acquire all of the issued and outstanding GP Shares for $50.4928 per GP Share and approximately 99.37% of the issued and outstanding LP Interests for $50.4928 per LP Interest (the “purchase price per LP Interest”) from the Sellers. The remaining 0.63% of the LP Interests are held by certain members of UFH Management and are expected to be acquired by NFC simultaneously with the Closing on terms and conditions to be agreed between NFC and these holders.
Upon the consummation of the business combination, NFC is expected to own, indirectly, all of the issued and outstanding GP Shares and LP Interests.
Consideration
The Transaction Agreement values UFH at approximately $1.3 billion in the aggregate. The total consideration for the business combination is expected to be funded from the following sources: (1) proceeds available from the trust account after giving effect to any redemptions; (2) $190,000,000 of proceeds from the private placement of NFC Class A ordinary shares pursuant to the Forward Purchase Agreements; (3) the RMB equivalent of  $300,000,000 of proceeds from the Debt Financing; (4) up to $711,481,860 of proceeds from private placements of NFC Class A ordinary shares to certain accredited investors pursuant to the Subscription Agreements; and (5) $159,000,000 in the form of re-investments by sellers and management and equity rollovers by management. Any excess cash available to NFC after payment of the Purchase Price, any amounts owed in respect of redemptions of public shares, and the payment of transaction expenses will be used for general corporate purposes following the Closing, including for working capital, repayment of debt and growth initiatives.
It is a condition to Closing that the Buyer Parties have available at the Closing the Necessary Cash, which is defined in the Transaction Agreement as the sum of  (a) $1,300,000,000, (b) the Fosun Expense Reimbursement Amount (as defined in the Transaction Agreement) and (c) the Transaction Expense Reimbursement Amount (as defined in the Transaction Agreement), less the sum of  (x) the aggregate amount of Leakage (as described below) if any, (y) the aggregate amount of proceeds agreed to be re-invested in NFH under the Rollover Agreements, and (z) (i) the aggregate number of NFH ordinary shares underlying the NFH Options and NFH RSUs to be issued in connection with the conversion of the Partnership Options and Partnership RSUs, multiplied by the NFC Share Reference Price minus (ii) the aggregate exercise price of the NFH Options to be issued in connection with the conversion of the Partnership Options.
Leakage; Permitted Leakage
At the Closing, the aggregate amount of Leakage (as defined below) with respect to a Seller, if any, as may be notified by Healthy Harmony, HH GP or such Seller to NFC prior to the Closing, shall be deducted from the purchase price payable to such Seller.
Under the Transaction Agreement:
“Closing Partnership Expenses Leakage” means the excess, if any, of the Closing Partnership Permitted Expenses (as defined below) over $400,000.
“Closing Partnership Permitted Expenses” means the Partnership Expenses (as defined below) as of the Closing.
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“Leakage” with respect to any Seller means, without duplication:
•
any dividend or distribution declared, paid or made, or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant securities) by any Target Group Company, in any case to or for the benefit of any Restricted Person (as defined below) of such Seller;

•
any payments made or agreed to be made (including any management, monitoring or other shareholders’ or directors’ fees or bonuses or payments of a similar nature) by any Target Group Company to or for the benefit of any Restricted Person of such Seller;

•
any amount owed to any Target Group Company by any Restricted Person of such Seller, which amount is waived or forgiven;

•
any asset, right or other benefit which is transferred by any Target Group Company to any Restricted Person of such Seller (including, for the avoidance of doubt, any liens created over any of the assets of any Target Group Company in favor of or for the benefit of any such Restricted Person) to the extent that such transfer is at a price lower than fair market value in any material respect or otherwise on terms and conditions that are not arm’s-length;

•
any liability which is assumed or incurred (or any guarantee or indemnity given in respect thereof) by any Target Group Company for the benefit of any Restricted Person of such Seller;

•
such Seller’s pro rata portion of  (i) 100% of the aggregate amount of director fees for the directors of any Target Group Company as set out in the partnership disclosure schedule delivered by HH GP at the signing of the Transaction Agreement (the “Partnership Disclosure Schedule”), (ii) 100% of the aggregate amount of transaction bonus for management employees of any Target Group Company as set out in the Partnership Disclosure Schedule, and (iii) the Closing Partnership Expenses Leakage, if any; and

•
any Contract made or entered into by any Target Group Company to do or give effect to any matter set forth in clauses above,

but in each case excluding any Permitted Leakage (as defined below).
“Monitoring Fees” means the fees and expenses due and payable by any Target Group Company under the terms of certain management agreements after December 31, 2018 and through the Closing, up to an aggregate amount of US$500,000.
“Permitted Leakage” means, without duplication:
•
any payment and/or accrual made in the ordinary course in respect of the salary, bonus, pensions, contributions, life insurance payments, medical insurance, expense reimbursements and vacation days accrued and due to any officer, employee, director or consultant of any Target Group Company and, where such person has a contract of employment, directorship, services or other consultancy with such Target Group Company, under and in accordance with such contract;

•
any Monitoring Fees;

•
any Closing Partnership Permitted Expenses, up to $400,000;

•
any fees and expenses covered under the Transaction Expenses Reimbursement Amount (as defined below) to the extent NFC is directed by TPG Seller to pay or cause to be paid such amount to any Target Group Company pursuant to Section 2.6(b) of the Transaction Agreement;

•
any Leakage in relation to, or arising from, any payment made or agreed to be made or liability incurred in respect of any matter undertaken at the specific written request of NFC after the date of the Transaction Agreement;

•
any payment to the professional advisors of the Lipson Parties, up to the maximum amount and otherwise on the terms and conditions specifically agreed to by NFC in writing; and

•
any other payment specifically agreed to by NFC Buyer Sub in writing after the date of the Transaction Agreement as Permitted Leakage.

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“Restricted Person” of a Seller means any of  (a) such Seller, (b) the Affiliates of such Seller (excluding any Target Group Company), (c) the former or current directors of the Target Group Companies appointed by such Seller, and (d) the officers, employees, directors, consultants, advisors or other representatives (in each case, acting in their respective capacities as such) of any of the foregoing (a) and (b) and the consultants, advisors or other representatives (in each case, acting in their respective capacities as such) of any of the foregoing (c).
Treatment of Equity Awards
Pursuant to the Transaction Agreement, except as may be agreed otherwise in writing between NFC and the applicable holder of option awards granted under the Partnership Equity Incentive Plan (as defined in the Transaction Agreement) that entitle the holder thereof to purchase certain LP Interests upon the vesting of such award (the “Partnership Options”) and/or restricted stock units awards granted under the Partnership Equity Incentive Plan that entitle the holder thereof to acquire LP Interests upon the vesting of such award (the “Partnership RSUs”):
•
each Partnership Option, whether vested or unvested, that is outstanding immediately prior to the Closing shall be converted into and become an option to purchase NFH ordinary shares (the “NFC Option”). Each NFC Option shall be exercisable for that number of NFH ordinary shares (rounded down to the nearest whole share) equal to the product of  (i) the total number of LP Interests subject to the corresponding Partnership Option, multiplied by (ii) the Exchange Ratio (as defined below), at an exercise price per NFH ordinary share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per LP Interest by (y) the Exchange Ratio. Each NFC Option shall otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Partnership Option immediately prior to the Closing; and

•
each Partnership RSU, whether vested or unvested, that is outstanding immediately prior to the Closing shall be converted into and become one restricted stock unit that will settle in NFC Shares (the “NFC RSU”). Each NFC RSU shall correspond to that number of NFH ordinary shares (rounded down to the nearest whole share) equal to the product of  (i) the total number of LP Interests subject to the corresponding Partnership RSU, multiplied by (ii) the Exchange Ratio. Each NFC RSU shall otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Partnership RSU immediately prior to the Closing.

For purposes of the foregoing, the “Exchange Ratio” means the purchase price per LP Interest divided by the NFC Share Reference Price.
Closing
The Closing will occur on the tenth business day after the last of the conditions to the obligations of the Transaction Agreement parties set forth in Transaction Agreement have been satisfied or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the satisfaction or waiver of such conditions). The Closing is expected to take place by remote exchange of electronic signatures and documents or in such other manner as NFC and HH GP may agree in writing. The day on which the Closing actually occurs is referred to herein as the “Closing Date.”
Definition of Material Adverse Effect
Partnership Material Adverse Effect
Under the Transaction Agreement, certain representations and warranties with respect to the Target Group Companies are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representation or warranty has occurred. Under the Transaction Agreement, a “Partnership Material Adverse Effect” means any effect, event, development, fact, circumstance, occurrence or change (any “Effect”) that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of UFH, taken as a whole, or (b) would or
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would reasonably be expected to prevent or delay in any material respect HH GP, Healthy Harmony or the Target Group Companies from consummating any of the transactions contemplated by the Transaction Agreement; provided, however, that solely with respect to clause (a) above, none of the following, either alone or in combination, shall be deemed to constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Partnership Material Adverse Effect: (i) any Effect after the date of the Transaction Agreement to the extent arising out of or relating to (x) (A) economic, credit, financial or securities market conditions in China, including changes in prevailing interest rates or currency rates, or (B) legal, tax, regulatory, political or business conditions in China, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war by a governmental entity), man-made disasters, natural disasters (including hurricanes, typhoons, cyclones, tornados, volcano eruptions, tsunamis, pandemics, earthquakes, floods and mudslides), civil strife or acts of god, (ii) any Effect after the date of the Transaction Agreement to the extent arising out of or relating to factors, conditions, trends or other circumstances generally affecting the operation of hospitals and clinics in China, (iii) any Effect to the extent arising out of or resulting from the execution and delivery of the Transaction Agreement or the announcement, pendency or consummation of any of the transactions contemplated by the Transaction Agreement and the ancillary documents (including the identity of, or any facts or circumstances relating to, the Buyer Parties or any of their affiliates or any communication by the Buyer Parties or any of their affiliates regarding its or their plans or intentions with respect to the conduct of the business or assets of the Target Group Companies), (iv) any Effect after the date of the Transaction Agreement to the extent arising out of or relating to any change in law (including laws relating to the provision of healthcare services or the operation of hospitals or clinics), the applicable accounting standards, regulatory accounting requirements or interpretations thereof that apply to any Target Group Company (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (v) in and of itself, any failure by the Target Group Companies to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of the Transaction Agreement (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Partnership Material Adverse Effect (taking into account the other exceptions set forth in this definition)), (vi) any Effect to the extent arising out of or resulting from any action(s) taken, or failure(s) to take action, by any Buyer Party in breach of the Transaction Agreement, (vii) any Effect to the extent arising out of or resulting from any action(s) taken by any Target Group Company that is expressly required to be taken by it pursuant to the Transaction Agreement, or failure(s) to take any action by any Target Group Company that is expressly prohibited by the Transaction Agreement, and (viii) any Effect after the date of the Transaction Agreement to the extent arising out of or resulting from any action(s) taken at the written request of the Buyer Parties by any Target Group Company; provided, that any Effect referred to in the foregoing clauses (i), (ii) and (iv) shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Partnership Material Adverse Effect to the extent such Effect has a disproportionate effect on the Target Group Companies, taken as a whole, as compared to other companies in the business of hospital and clinics operations in China.
Buyer Material Adverse Effect
Under the Transaction Agreement, certain representations and warranties of the Buyer Parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representation or warranty has occurred. Under the Transaction Agreement, a “Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Buyer Parties, taken as a whole, or (b) would or would reasonably be expected to prevent or delay in any material respect the Buyer Parties from consummating any of the transactions contemplated by the Transaction Agreement and the ancillary transaction documents to which any Buyer Party is a party; provided, however, that solely with respect to clause (a) above, none of the following, either alone or in combination, shall be deemed to constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect: (i) any Effect after the date of the Transaction Agreement to the extent arising out
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of or relating to (x) (A) economic, credit, financial or securities market conditions in China or the United States, including changes in prevailing interest rates or currency rates, or (B) legal, tax, regulatory, political or business conditions in China or the United States or worldwide capital markets, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war by a governmental entity), man-made disasters, natural disasters (including hurricanes, typhoons, cyclones, tornados, volcano eruptions, tsunamis, pandemics, earthquakes, floods and mudslides), civil strife or acts of god, (ii) any Effect after the date of the Transaction Agreement to the extent arising out of or relating to factors, conditions, trends or other circumstances generally affecting the industries in which the Buyer Parties operate, (iii) any Effect to the extent arising out of or resulting from the execution and delivery of the Transaction Agreement or the announcement, pendency or consummation of any of the transactions contemplated by the Transaction Agreement and the ancillary transaction documents (including the identity of, or any facts or circumstances relating to, Healthy Harmony, the Sellers, the Target Group Companies or any of their respective affiliates or any communication by Healthy Harmony, the Sellers, the Target Group Companies or any of their respective affiliates regarding their plans or intentions with respect to the conduct of the business or assets of the Target Group Companies), (iv) any Effect after the date of the Transaction Agreement to the extent arising out of or relating to any change in law (including laws relating to the provision of healthcare services or the operation of hospitals or clinics), the applicable accounting standards, regulatory accounting requirements or interpretations thereof that apply to any Buyer Party (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (v) in and of itself, any failure by the Buyer Parties to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of the Transaction Agreement (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Buyer Material Adverse Effect (taking into account the other exceptions set forth in this definition)), (vi) any Effect to the extent arising out of or resulting from any action(s) taken, or failure(s) to take action, by Healthy Harmony, any Seller or any Target Group Company in breach of the Transaction Agreement, (vii) any Effect to the extent arising out of or resulting from any action(s) taken by any Buyer Party that is expressly required to be taken by it pursuant to the Transaction Agreement, or failure(s) to take any action by any Buyer Party that is expressly prohibited by the Transaction Agreement, and (viii) any Effect after the date of the Transaction Agreement to the extent arising out of or resulting from any action(s) taken at the written request of Healthy Harmony, any Seller or any Target Group Company by any Buyer Party; provided, that any Effect referred to in the foregoing clauses (i), (ii) and (iv) shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect to the extent such Effect has a disproportionate effect on the Buyer Parties, taken as a whole, as compared to other companies operating in the industries and geographies in which the Buyer Parties operate.
Representations and Warranties
Under the Transaction Agreement, HH GP made customary representations and warranties with respect to the Target Group Companies relating to: organization; capitalization; authorization; consents and approvals; no violations; prior conduct; financial statements; no undisclosed liabilities; absence of certain changes or events; litigation; real property; personal property; company material contracts; intellectual property; environmental matters; taxes; compliance with laws; permits; employee benefits; insurance; affiliate transactions; information supplied; broker’s fees and no leakage.
Under the Transaction Agreement, each Seller, severally and not jointly, made customary representations and warranties with respect to itself relating to: organization; authorization; qualification; ownership and transfer of equity securities; consent and approval; information supplied and broker’s fees.
Under the Transaction Agreement, the Buyer Parties, jointly and severally, made customary representations and warranties relating to: organization; authorization; consents and approvals; no violations; financial capability and support agreements; certain fees; board approval; shareholder vote; trust account; independent investigation and no reliance.
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Covenants and Agreements
Covenants of HH GP, Healthy Harmony and the Sellers
HH GP made certain covenants under the Transaction Agreement, including, among others, the following:
•
Subject to limited exceptions, during the period from the date of the Transaction Agreement to the earlier of the Closing or the termination of the Transaction Agreement (the “Interim Period”), HH GP shall, and shall cause each other Target Group Company to, conduct its business in all material respects in the ordinary course of business, and use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the goodwill of those having significant business relationships with it and retain the services of its officers and key employees in service as of the date of the Transaction Agreement.

•
Subject to limited exceptions, during the Interim Period, HH GP shall not, and shall not permit any other Target Group Company to, without the prior written consent of NFC Buyer Sub, take certain actions specifically set forth in the Transaction Agreement.

Each Seller, severally but not jointly, made certain covenants under the Transaction Agreement, including, among others, agreeing to bear and pay any tax of any nature that is required by applicable Chinese law to be paid by such Seller or its affiliates arising out of the transactions contemplated by the Transaction Agreement and to indemnify and hold harmless the Buyer Parties (and, from and after the Closing, the Target Group Companies) from any actual losses (including the reasonable costs and expenses) suffered by any of them arising out of any breach by such Seller of its obligations in respect to the filing and payment of such taxes.
Fosun Seller also made a covenant that, as promptly as practicable following the date of the Transaction Agreement (provided that Fosun Seller shall have received the audited financial statements of Healthy Harmony prepared in accordance with the China generally accepted accounting principles for the fiscal year ended December 31, 2018 and the first five months of 2019 ended May 31, 2019 (the “Fosun Required Financials”) which are necessary for inclusion in the Fosun Shareholder Circular in accordance with the rules and regulations of the applicable stock exchanges and applicable laws, and HH GP shall provide such audited financial statements to Fosun Seller as soon as reasonably practicable), Fosun Seller shall ensure that Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) prepare and publicly distribute a shareholder circular in relation the transactions contemplated hereby and by the ancillary agreements (the “Fosun Shareholder Circular”), and shall use its reasonable best efforts (and shall use its reasonable best effort to cause its applicable affiliates to): (a) take all action necessary under applicable law, rules and regulations of the applicable stock exchanges and its organizational documents to call, give notice of, convene and hold a meeting of the shareholders of Fosun Pharma to seek and obtain the Fosun Shareholder Approval (as defined below), which meeting will be held as promptly as reasonably practicable and in any event before November 30, 2019 (provided that Fosun Seller shall have received the Fosun Required Financials by September 30, 2019); and (b) submit the transactions contemplated by the Transaction Agreement and applicable ancillary agreements to shareholders of Fosun Pharma. Under the Transaction Agreement, “Fosun Shareholder Approval” means the approval of the transactions contemplated by the Transaction Agreement and the ancillary agreements to which Fosun Seller is a party by holders of a majority (or, if required by Article 109-(5) of the Articles of Association of Fosun Pharma, more than two-thirds) in voting power of the shares present and voting at a duly called shareholders meeting of Fosun Pharma in accordance with the organizational documents of Fosun Pharma and the rules and regulations of the applicable stock exchanges.
HH GP, Healthy Harmony and the Sellers also made certain covenants on Leakage as follows:
•
From (and excluding) the date of the Transaction Agreement to (and including) the Closing Date, HH GP and Healthy Harmony shall not, and each Seller shall cause HH GP and Healthy Harmony to not, permit the occurrence of any Leakage with respect to any Seller.

•
If at any time prior to the Closing Date, HH GP, Healthy Harmony or any Seller becomes aware of the occurrence of any Leakage with respect to any Seller during the period from

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(and excluding) December 31, 2018 to (and including) the Closing Date, such party shall promptly (and in any event within five (5) business days) notify the Buyer Parties of the occurrence of such Leakage, the amount thereof and other reasonable details of such Leakage, and the amount of such Leakage shall be deducted from the purchase price of the relevant Seller at the Closing in accordance with Section 2.5 of the Transaction Agreement.
•
Subject to the Closing having taken place, in the event of any breach of Section 7.27(a) of the Transaction Agreement, each Seller (solely in respect of itself and not in respect of any other Seller) shall on demand by NFC Buyer Sub pay to NFC Buyer Sub, on a dollar for dollar basis, an amount equal to the amount of the Leakage of such Seller, except to the extent that the purchase price of such Seller at the Closing has been reduced in respect of such Leakage pursuant to Section 2.5 of the Transaction Agreement.

•
Notwithstanding the above, no Seller is liable to make a payment under Section 7.27(c) of the Transaction Agreement unless NFC has notified such Seller in writing of the breach of Section 7.27(a) of the Transaction Agreement stating in reasonable detail the nature of the breach and, if practicable, the amount claimed, on or before the date falling six (6) months after the Closing.

•
For the avoidance of doubt, except as provided under Section 7.27(d) of the Transaction Agreement, the liability of each Seller under Section 7.27 of the Transaction Agreement shall not be limited, restricted or excluded in any respect by any other provision of the Transaction Agreement. Nothing in Section 7.27 of the Transaction Agreement shall have the effect of limiting, restricting or excluding any liability arising as a result of any fraud, willful misconduct or willful concealment.

Covenants of the Buyer Parties
The Buyer Parties made certain covenants under the Transaction Agreement, including, among others, the following:
•
During the Interim Period, each Buyer Party shall its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to arrange, consummate and enforce the permitted equity financing agreements on the terms and conditions described in such agreements.

•
As promptly as practicable after the date of the Transaction Agreement but in any event within 5 business days following the issuance of the audited financial statements for purposes of this proxy statement, NFC shall prepare and file with the SEC, in preliminary form, the proxy statement and provide therein the shareholders of NFC the opportunity to elect redemption of their NFC shares, as required by the organizational documents of NFC.

•
As promptly as reasonably practicable following the date that this proxy statement is mailed to the shareholder of NFC, NFC shall take all action necessary under applicable law and its organizational documents to call, give notice of, convene and hold a meeting of its shareholders to seek the requisite approval of the shareholders of NFC of the Transaction Proposals (as defined in the Transaction Agreement) in accordance with the organizational documents of NFC and the rules and regulations of the NYSE, as applicable (the “NFC Shareholder Approval”), which meeting will be held as promptly as reasonably practicable following the date that the proxy statement is mailed to the shareholders of NFC; and (b) submit the Transaction Proposals to, and use its reasonable best efforts to solicit proxies in favor of such Transaction Proposals from, the shareholders of NFC. NFC shall, through the NFC Board, recommend to the shareholders of NFC that they vote in favor of the Transaction Proposals (the “NFC Board Recommendation”), and, subject to the following sentence, NFC shall include the NFC Board Recommendation in the proxy statement. The NFC Board shall not (and no duly authorized committee thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, in a manner adverse to HH GP, the NFC Board Recommendation (a “Change in Recommendation”); provided, that the NFC Board may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make

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a Change in Recommendation would reasonably be expected to constitute a breach of its fiduciary duties to NFC under applicable law; provided, however, that the NFC Board may not make such Change in Recommendation unless (i) the NFC Board has provided prior written notice to HH GP (a “NFC Recommendation Change Notice”) that it is prepared to effect a Change in Recommendation at least five (5) business days prior to taking such action, which notice shall specify the basis for such Change in Recommendation, (ii) during the five (5) business day period after delivery of the NFC Recommendation Change Notice, NFC negotiates in good faith with HH GP regarding any revisions to the Transaction Agreement that HH GP proposes to make and (iii) at the end of such five (5) business day period and taking into account any changes to the terms of the Transaction Agreement committed to in writing by HH GP, the NFC Board determines in good faith (after consultation with outside legal counsel) that the failure to make such a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary duties to NFC under applicable law.
Mutual Covenants
Each party made certain mutual covenants under the Transaction Agreement, including, among others, the following:
•
Each party shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by the Transaction Agreement and the ancillary agreements, including obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities (and, where applicable, shareholders) necessary to consummate the transactions contemplated by the Transaction Agreement and the ancillary agreements.

•
Each party will promptly provide the other parties with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their affiliates or any of its or their representatives, on the one hand, and any governmental entity, on the other hand, with respect to the Transaction Agreement or the transactions contemplated thereby.

•
Each party shall furnish all information concerning such party and its affiliates to the other party, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the proxy statement.

•
Each party shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) relating to the Target Group Companies and assistance and cooperation, as is reasonably requested for the filing of any tax return and for the preparation of, and for the prosecution or defense of any tax audit.

Conditions to Closing
Conditions to Obligations of the Parties
The obligation of each party to consummate the transactions contemplated by the Transaction Agreement are subject to the satisfaction (or written waiver by such party) at or prior to the Closing of each of the following conditions:
•
there shall be no effective order of any nature prohibiting the consummation of the transactions contemplated under the Transaction Agreement and no law shall have been adopted that makes consummation of the transactions contemplated under the Transaction Agreement illegal or otherwise prohibited.

•
The NFC Shareholder Approval (other than the approval of the shareholders of NFC with respect to the Charter Approval Proposal and the Charter Provision Proposals) shall have been duly obtained.

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•
All necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of NFC Class A ordinary shares to be issued in connection with the business combination shall have been obtained and shall be in effect.

•
The redemption of the shareholders of NFC shall have been completed in accordance with the terms of the Transaction Agreement and this proxy statement.

•
NFC shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining.

•
The amount of available cash as of immediately prior to the Closing shall be not less than the amount of Necessary Cash.

•
The Fosun Shareholder Approval shall have been duly obtained.

Conditions to Obligations of HH GP, Healthy Harmony and the Sellers
The obligation of HH GP, Healthy Harmony and the Sellers to consummate the transactions contemplated by the Transaction Agreement are subject to the satisfaction (or written approval by HH GP) at or prior to the Closing of each of the following conditions:
•
The representations and warranties with respect to the Buyer Parties relating to organization, authorization, certain fees, board approval and shareholder vote shall be true and correct in all but de minimis respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all but de minimis respects as of such earlier date).

•
The other representations and warranties with respect to the Buyer Parties shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, would result in a Buyer Material Adverse Effect (ignoring for the purposes hereof any qualifications by “material adverse effect” or “materiality” contained in such representations or warranties).

•
Each of the Buyer Parties shall have performed in all material respects its obligations under the Transaction Agreement required to be performed by it at or prior to the Closing pursuant to the terms thereof and shall not have breached in any material respect any of its covenants or agreements.

•
Since the date of the Transaction Agreement, there shall not have occurred a Buyer Material Adverse Effect.

•
An authorized officer of NFC Buyer Sub shall have executed and delivered to Healthy Harmony a certificate to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) of the Transaction Agreement have been satisfied.

Conditions to Obligations of the Buyer Parties
The obligation of the Buyer Parties to consummate the transactions contemplated by the Transaction Agreement are subject to the satisfaction (or written waiver by NFC Buyer Sub) at or prior to the Closing of each of the following conditions:
•
The representations and warranties with respect to the Target Group Companies relating to organization, capitalization, authorizations, consent and approvals, no violations, affiliate transactions and broker’s fees shall be true and correct in all but de minimis respects as of the

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Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all but de minimis respects as of such earlier date).
•
The other representations and warranties with respect to the Target Group Companies shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, would result in a Partnership Material Adverse Effect (ignoring for the purposes hereof any qualifications by “material adverse effect” or “materiality” contained in such representations or warranties).

•
The representations and warranties of the Sellers shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date).

•
Each of HH GP, Healthy Harmony and the Sellers shall have performed in all material respects its obligations under the Transaction Agreement required to be performed by it at or prior to the Closing pursuant to the terms thereof and shall not have breached in any material respect any of its covenants or agreements.

•
IFC shall have given a written consent, in form and substance reasonably satisfactory to NFC Buyer Sub, consenting to the transactions contemplated under the Transaction Agreement and the full prepayment after the Closing with respect to each IFC loan, such prepayment to be without cost, fees or penalty on the part of any Target Group Company other than as set forth in the IFC loans as of the date of the Transaction Agreement, and such consent shall remain in full force and effect.

•
Since the date of the Transaction Agreement, there shall not have occurred a Partnership Material Adverse Effect.

•
An authorized officer of HH GP shall have executed and delivered to Buyer a certificate to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(e) of the Transaction Agreement have been satisfied.

Termination
The Transaction Agreement may be terminated at any time at or prior to the Closing:
•
by mutual written consent of NFC Buyer Sub and HH GP;

•
by NFC Buyer Sub if there has been a breach of any representation, warranty, covenant or other agreement made by any of HH GP, Healthy Harmony and the Sellers in the Transaction Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of the Transaction Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in any condition of all parties or of the Buyer Parties to consummate the Closing not being satisfied as of the Outside Date (as defined below) (a “Terminating Partnership Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from the Buyer Parties of such Terminating Partnership Breach is received by HH GP (such notice to describe such Terminating Partnership Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that no Buyer Party is then in material breach of any of their respective representations, warranties, covenants or other obligations under the Transaction Agreement, which breach would give rise to a failure of a condition set forth in any condition of all parties or of HH GP, Healthy Harmony and the Sellers to consummate the Closing being satisfied as of the Closing Date; provided, further, that the thirty (30) day cure period for Partnership to cure a Terminating Partnership Breach set forth in subclause (ii) above shall not apply if such Terminating

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Partnership Breach is a result of a breach of Section 2.2 of the Transaction Agreement, provided, further, that NFC Buyer Sub shall not be entitled to terminate the Transaction Agreement pursuant to this provision if a Terminating Buyer Breach (as defined below) has occurred and is then continuing;
•
by HH GP if there has been a breach of any representation, warranty, covenant or other agreement made by any Buyer Party in the Transaction Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of the Transaction Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in any condition of all parties or of HH GP, Healthy Harmony and the Sellers to consummate the Closing not being satisfied as of the Outside Date (a “Terminating Buyer Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from HH GP of such Terminating Buyer Breach is received by NFC Buyer Breach (such notice to describe such Terminating Buyer Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that each of HH GP, Healthy Harmony and the Sellers is not then in material breach of any of its respective representations, warranties, covenants or other obligations under the Transaction Agreement, which breach would give rise to a failure of any condition of all parties or of the Buyer Parties to consummate the Closing not being satisfied as of the Closing Date; provided, further, that the thirty (30) day cure period for the Buyer Parties to cure a Terminating Buyer Breach set forth in subclause (ii) above shall not apply if such Terminating Buyer Breach is a result of a breach of Section 2.2 of the Transaction Agreement, provided, further, that HH GP shall not be entitled to terminate the Transaction Agreement pursuant to this provision if a Terminating Partnership Breach has occurred and is then continuing;

•
by NFC Buyer Sub, TPG Seller or Fosun Seller if the Closing has not occurred on or prior to the Outside Date; provided, that, the right to terminate the Transaction Agreement pursuant to this provision shall not be available to (i) NFC Buyer Sub, if the material breach of any representations, warranties, covenants or other obligations of the Buyer Parties under the Transaction Agreement is the primary cause or resulted in the failure of the Closing to occur on or before the Outside Date, (ii) TPG Seller or Fosun Seller, if the material breach of any representations, warranties, covenants or other obligations of HH GP, Healthy Harmony and the Sellers under the Transaction Agreement is the primary cause or resulted in the failure of the Closing to occur on or before the Outside Date; or

•
by HH GP if there has been a Change in Recommendation.

For purposes hereof, “Outside Date” means (x) the date that is nine months after the date of the Transaction Agreement, or (y) such later date as may be mutually agreed in writing after the date of the Transaction Agreement among NFC, TPG Seller and Fosun Seller.
Effect of Termination
In the event of the termination of the Transaction Agreement, the Transaction Agreement will be void and have no effect and there shall be no liability under the Transaction Agreement on the part of any of the parties, except that Section 7.7, Section 9.2, Section 9.3 and Article X of the Transaction Agreement shall survive any termination of the Transaction Agreement. Nothing in this provision impairs the right of any party to compel specific performance by the other party or parties, as the case may be, of such party’s obligations under the Transaction Agreement prior to a valid termination of the Transaction Agreement.
Non-Survival of Representations and Warranties
None of the representations, warranties, covenants and agreements in the Transaction Agreement or in any instrument, document or certificate delivered pursuant to or in connection with the Transaction Agreement will survive the Closing, except for those covenants and agreements contained herein or therein which by their terms expressly apply in whole or in part after the Closing and then only to such extent. However, nothing in the Transaction Agreement has the effect of limiting, restricting or excluding any liability arising as a result of any fraud.
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Expenses
At the Closing, NFC Buyer Sub shall pay or cause to be paid to (i) Healthy Harmony or an affiliate of TPG Seller an amount equal to $16,000,000 and (ii) Fosun Seller an amount equal to $5,000,000. These amounts do not constitute any portion of consideration paid for the GP Shares and the LP Interests transferred under the Transaction Agreement but instead represent a lump-sum reimbursement by NFC of certain fees, expenses and costs arising under the Transaction Agreement, the ancillary agreements and the transactions contemplated thereby.
Promptly after the Closing, NFC Buyer Sub shall cause Healthy Harmony or other Target Group Companies to pay (i) the Partnership Expenses (as defined below) as of the Closing, the fees and expenses incurred or payable to Ernst & Young Hua Ming LLP for the relevant work they perform in connection with the audit of the historical financial statements of Healthy Harmony and any other financial information requested by NFC in connection with the transactions contemplated by the Transaction Agreement or the ancillary agreements, all Buyer Transaction Expenses (as defined below) and certain other fees and expenses, in each case, that are unpaid and are due and payable as of the Closing, and (ii) to the extent all or a portion of the Transaction Expenses Reimbursement Amount is paid to Healthy Harmony at the Closing as designated by TPG Seller, any fees and expenses covered by such Transaction Expenses Reimbursement Amount that are due and payable as of the Closing.
Under the Transaction Agreement:
“Buyer Transaction Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and/or payable by the Buyer Parties in connection with the transactions contemplated by the Transaction Agreement (including deferred underwriting fees to the extent not paid from the Trust Account and all costs, fees and expenses related to the NFC’s equity financing and debt financing).
“Partnership Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses paid or to be paid by the Target Group Companies after December 31, 2018 to Cleary Gottlieb Steen & Hamilton LLP, Fangda Partners, Ernst & Young Hua Ming LLP, PricewaterhouseCoopers, Maples and Calder, RyanSharkey LLP and Merrill Corporation, in each case, properly incurred in their capacity as advisors to the Target Group Companies and not any Seller or group of Sellers; provided that (i) any fees and expenses covered under the Transaction Expenses Reimbursement Amount shall not be considered Partnership Expenses, and (ii) any fees and expenses incurred or payable to Ernst & Young Hua Ming LLP in connection with the preparation of any financial statements or audit reports of the Target Group Companies and any other financial information requested by NFC Buyer Sub in connection with the transactions contemplated by the Transaction Agreement or the ancillary agreements shall not be considered Partnership Expenses.
“Transaction Expenses Reimbursement Amount” means an amount equal to $16,000,000.
Except as otherwise set forth in the Transaction Agreement, each party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Amendments
The Transaction Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties thereto, and any amendment, modification or supplement so effected will be binding on all of the parties thereto. The provisions of the Transaction Agreement may not be modified, waived or terminated in a manner that would be materially prejudicial to the interests of the lenders under the Debt Financing (taken as a whole) other than with the consent of the arrangers of the Debt Financing.
Governing Law; Dispute Resolution
The Transaction Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong Special Administrative Region (without giving effect to any choice of law principles thereof that would cause the application of the laws of another jurisdiction). Any dispute arising out of or
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in connection with the Transaction Agreement, including any question regarding its existence, validity or termination and the parties’ rights and obligations hereunder shall be referred to and finally resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce.
Related Agreements
Fosun Director Nomination Agreement
At the Closing, NFC will enter into a director nomination agreement (the “Fosun Director Nomination Agreement”) with Fosun Seller, pursuant to which Fosun Seller will have a right to nominate for election Mr. Qiyu Chen to NFH’s board of directors as a director and co-chairman at the Closing. After the Closing, Fosun Seller will be entitled to nominate (i) three nominees (including one nominee for independent director) to NFH’s board of directors for so long as it beneficially owns at least 22.5% of the total number of NFH ordinary shares then issued and outstanding, (ii) two nominees to NFH’s board of directors for so long as it beneficially owns at least 10.8%, but less than 22.5% of the total number of NFH ordinary shares then issued and outstanding, or (iii) one nominee to NFH’s board of directors for so long as it beneficially owns at least 3.33%, but less than 10.8% of the total number of NFH ordinary shares then issued and outstanding; provided that, in each case of  (i) to (iii), if Mr. Qiyu Chen is nominated by Fosun Seller to NFH’s board of directors, then Mr. Qiyu Chen shall serve as a co-chairman of NFH’s board of directors. Fosun Seller shall also have the right to appoint one non-voting observer to NFH’s board of directors.
Pursuant to the Fosun Director Nomination Agreement, for so long as Fosun Seller beneficially owns at least 3.33% of the total number of NFH ordinary shares then issued and outstanding, the Sponsor shall vote all of the NFH ordinary shares owned or controlled by it or over which it has voting power or otherwise has the right to direct the voting, to elect each and every director nominee of Fosun Seller as a director to NFH’s board of directors and shall not initiate, solicit or support any proxy process or contest to voting against, remove or replace any such nominee or take similar action, and for so long as the Sponsor beneficially owns at least 3.33% of the total number of NFH ordinary shares then issued and outstanding, Fosun Seller shall vote all of the NFH ordinary shares owned or controlled by it or over which it has voting power, to elect each and every “Nominee” of the Sponsor (as defined in the Sponsor Director Nomination Agreement (as defined below)) as a director to NFH’s board of directors and shall not initiate, solicit or support any proxy process or contest to voting against, remove or replace any such nominee or take similar action. The foregoing voting undertaking shall terminate upon delivery of a written notice from Fosun Seller to NFH at any time after the second anniversary of the Closing.
The Fosun Director Nomination Agreement will terminate upon the earlier to occur of  (i) Fosun Seller ceasing to beneficially own at least 3.33% of the total number of NFH ordinary shares then issued and outstanding and (ii) Shanghai Fosun Pharmaceutical (Group) Co., Ltd. ceasing to beneficially own a majority of the issued and outstanding securities in Fosun Seller.
The foregoing description of the Fosun Director Nomination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Fosun Director Nomination Agreement, a form of which is attached hereto as Annex F.
Fosun Rollover Agreement
Concurrently with the entry into the Transaction Agreement, NFC entered into a rollover agreement (the “Fosun Rollover Agreement”) with Fosun Seller, pursuant to which Fosun Seller will subscribe for an aggregate number of NFC Class A ordinary shares (the “Fosun Reinvestment Shares”) equal to $94,000,000 divided by the NFC Share Reference Price, at a subscription price per share equal to the NFC Share Reference Price, in connection with the business combination. At the Closing, all of the issued and outstanding NFC Class A ordinary shares, including the Fosun Reinvestment Shares, will be reclassified as NFH ordinary shares. Fosun Seller will have registration rights with respect to the Fosun Reinvestment Shares, pursuant to which NFH will be required to use its reasonable best efforts to (i) file a registration statement covering the resale of the Fosun Reinvestment Shares within thirty days after the Closing and (ii) cause such registration statement to be declared effective under the Securities Act promptly thereafter.
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In addition, so long as Fosun Seller remains entitled to nominate at least one individual for election to the NFH board of directors pursuant to the Fosun Director Nomination Agreement, none of the subsidiaries of the NFH may undertake any material action unless approved by the NFH board of directors, and in the event that the NFH board of directors determines to identify candidates for a CEO successor or replacement, NFH will set up a CEO search committee to identify such candidates, which will include one director nominated by Fosun Seller.
Pursuant to the Fosun Rollover Agreement, NFC also agreed not to adopt or maintain any shareholder rights plan, rights agreement or any “poison pill”, or take any other similar action that is reasonably expected to discourage, restrict or inhibit Fosun Seller or any of its affiliates from acquiring or transferring NFC shares, in each case, without the prior written consent of Fosun Seller and unanimous approval of the board of directors of NFC or NFH, as applicable.
Each of NFC and Fosun Seller agreed to use their reasonable best efforts after the Closing to implement an insurance program for the subsidiaries of NFH substantially based on the terms and conditions set forth in the Fosun Rollover Agreement.
The foregoing description of the Fosun Rollover Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Fosun Rollover Agreement, a form of which is attached hereto as Annex G.
Fosun High Tech Voting Undertaking
Concurrently with the entry into the Transaction Agreement, Shanghai Fosun High Technology (Group) Co., Ltd. (“Fosun High Tech”), as the beneficial owner of certain equity interests in Fosun Pharma, delivered a voting undertaking (the “Fosun High Tech Voting Undertaking”) to NFC, pursuant to which Fosun High Tech undertakes to, at every shareholders meeting of Fosun Pharma, vote all of its equity interests in Fosun Pharma in favor of the business combination and against any action that would reasonably be expected to result in a breach of Fosun Seller’s representations, warranties, covenants or agreements in the Transaction Agreement.
The foregoing description of the Fosun High Tech Voting Undertaking does not purport to be complete and is qualified in its entirety by the terms and conditions of the Fosun High Tech Voting Undertaking, a form of which is attached hereto as Annex H.
Vivo Director Nomination Agreement
In connection with the entry into the Transaction Agreement, NFC will enter into a director nomination agreement (the “Vivo Director Nomination Agreement”) with Vivo, pursuant to which Vivo will have a right to nominate for election two individuals to NFH’s board of directors at the Closing. After the Closing, Vivo will be entitled to nominate (i) two nominees (including at least one nominee for independent director) to NFH’s board of directors for so long as it beneficially owns at least 6.66% of the total number of NFH ordinary shares then issued and outstanding or (ii) one nominee to serve as an independent director on NFH’s board of directors for so long as it beneficially owns at least 3.33%, but less than 6.66% of the total number of NFH ordinary shares then issued and outstanding. Vivo shall also have the right to appoint one non-voting observer to NFH’s board of directors.
Pursuant to the Vivo Director Nomination Agreement, for so long as Vivo beneficially owns at least 3.33% of the total number of NFH ordinary shares then issued and outstanding, the Sponsor shall vote all of the NFH ordinary shares owned or controlled by it or over which it has voting power or otherwise has the right to direct the voting, to elect each and every director nominee of Vivo as a director to NFH’s board of directors and shall not initiate, solicit or support any proxy process or contest to voting against, remove or replace any such nominee or take similar action, and for so long as the Sponsor beneficially own at least 3.33% of the total number of NFH ordinary shares then issued and outstanding, Vivo shall vote all of the NFH ordinary shares owned or controlled by it or over which it has voting power, to elect each and every “Nominee” of the Sponsor (as defined in the Sponsor Director Nomination Agreement) as a director to NFH’s board of directors and shall not initiate, solicit or support any proxy process or contest to voting against, remove or replace any such nominee or take similar action. The foregoing voting undertaking shall terminate upon delivery of a written notice from Vivo to NFH at any time after the second anniversary of the Closing.
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The Vivo Director Nomination Agreement will terminate upon Vivo ceasing to beneficially own at least 3.33% of the total number of NFH ordinary shares then issued and outstanding.
The foregoing description of the Vivo Director Nomination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Vivo Director Nomination Agreement, a form of which is attached hereto as Annex I.
Vivo Letter Agreement
In connection with the entry into the Transaction Agreement, NFC, the Sponsor, Mr. Antony Leung and Mr. Carl Wu entered into a letter agreement with Vivo (“Vivo Letter Agreement”), pursuant to which, prior to the consummation of the business combination, without the prior written consent of Vivo, none of Mr. Antony Leung, Mr. Carl Wu or the Sponsor may, and each of Mr. Antony Leung and Mr. Carl Wu will procure their respective Relevant Holders (as defined in the Vivo Letter Agreement) and Controlled Affiliates (as defined in the Vivo Letter Agreement) to not, transfer any of their NFC ordinary shares if such proposed transfer would result in a reduction in the Founders NFC Shares (as defined in the Vivo Letter Agreement).
Pursuant to the Vivo Letter Agreement, for so long as Vivo holds any Vivo Shares (as defined in the Vivo Letter Agreement), without the prior written consent of Vivo, none of Mr. Antony Leung, Mr. Carl Wu or the Sponsor may, and each of Mr. Antony Leung and Mr. Carl Wu shall procure their respective Relevant Holders and Controlled Affiliates to not, transfer any NFC ordinary shares if such proposed transfer would cause the Founders Transfer Ratio (as defined in the Vivo Letter Agreement) to exceed the Vivo Transfer Ratio (as defined in the Vivo Letter Agreement) as of immediately after such transfer.
The Vivo Letter Agreement shall terminate upon the earliest to occur of  (a) the fifth business day after written notice of termination by Vivo, (b) the date on which the Vivo Transfer Ratio is 100%, (c) the date on which the Transaction Agreement is terminated in accordance with its terms prior to the Closing having taken place, and (d) subsequent to the Closing, NFH completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their NFH ordinary shares for cash, securities or other property except for any transaction where the NFH ordinary shares outstanding immediately prior to such transaction are exchanged for securities representing, immediately following such transaction, at least a majority of the voting power of the surviving or resulting company.
The foregoing description of the Vivo Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Vivo Letter Agreement, a form of which is attached hereto as Annex J.
Lipson Reinvestment Agreement
Concurrently with the entry into the Transaction Agreement, NFC entered into a reinvestment agreement (the “Lipson Reinvestment Agreement”) with Roberta Lipson, Benjamin Lipson Plafker Trust, Daniel Lipson Plafker Trust, Johnathan Lipson Plafker Trust and Ariel Benjamin Lee Trust (collectively, the “Lipson Parties”), pursuant to which (i) Ms. Lipson agreed to exercise, upon the Closing, all of the issued and outstanding Partnership Options held by her (being 650,000 Partnership Options) at the Closing on a cashless basis and (ii) all of the issued and outstanding Partnership RSUs then held by Ms. Lipson (being 400,000 Partnership RSUs) shall be settled, in each case, in accordance with the terms and conditions of the Partnership Equity Incentive Plan and the award agreements for Ms. Lipson thereunder in effect as of the time of such exercise or settlement.
In addition, upon the Closing, all of the LP Interests received by Ms. Lipson upon exercise of the Partnership Options and settlement of the Partnership RSUs will be canceled in consideration of the right of Ms. Lipson to receive from NFH, as soon as practicable after the Closing, an aggregate amount of NFH ordinary shares equal to the number of the LP Interests so cancelled multiplied by the purchase price per LP Interest.
The Lipson Parties will also repay all loans and interests owed by them to the Target Group Companies.
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The Lipson Parties will also subscribe, concurrently with the Closing, for an aggregate number of NFC Class A ordinary shares (the “Lipson Reinvestment Shares”) equal to $53,128,311 of their consideration under the Transaction Agreement and the Lipson Reinvestment Agreement for newly issued NFH ordinary shares, at the subscription price of the NFC Share Reference Price per NFC Class A ordinary share. At the Closing, all issued and outstanding NFC Class A ordinary shares, including the NFC Class A ordinary shares issued pursuant to the Lipson Reinvestment Agreement, will be reclassified as NFH ordinary shares.
The Lipson Reinvestment Shares will be subject to a one-year lock-up pursuant to which the Lipson Parties will be restricted from transferring more than 25% of such shares. Such shares will also be entitled to registration rights as discussed in the section entitled “The Business Combination Proposal — Related Agreements — Lipson Registration Rights Agreement.”
At the Closing, NFC and Ms. Lipson will enter into an employment agreement with respect to the employment of Ms. Lipson by NFH. See the section below entitled “The Business Combination Proposal — Related Agreements — Lipson Employment Agreement.”
Promptly after the Closing, Healthy Harmony will pay Ms. Lipson certain transaction bonuses (the “Transaction Bonus”) in cash as set forth in the Lipson Reinvestment Agreement.
The foregoing description of the Lipson Reinvestment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lipson Reinvestment Agreement, a form of which is attached hereto as Annex K.
Lipson Employment Agreement
In connection with the entry into the Lipson Reinvestment Agreement, at the Closing, NFC will enter into an employment agreement (the “Lipson Employment Agreement”) with Ms. Lipson, pursuant to which Ms. Lipson shall serve as the chief executive officer of NFH for an initial term of three years from the Closing (subject to certain termination conditions to be set forth therein). The employment is subject to automatic renewal for one-year terms unless terminated by either Ms. Lipson or NFH.
Ms. Lipson will be entitled to an initial annual salary of  $600,000 per annum and will be eligible for an annual bonus pursuant to NFH’s short-term cash incentive plan to be established by the Executive Committee (as defined below), along with certain other benefits.
Ms. Lipson will be nominated to serve as a member of the board of directors of NFH upon the Closing and at each subsequent annual meeting of shareholders of NFH during her term of employment, subject to the requirements of the NYSE, for so long as she is at least a one-percent shareholder of NFH.
The board of directors of NFH will establish an executive committee (the “Executive Committee”) which shall consist of three directors, who shall initially be Carl Wu, Antony Leung and Ms. Lipson. The Executive Committee will be responsible for overseeing and assisting the management in implementing decisions and matters approved by the Board. All decisions of the Executive Committee will require the approval of a majority of the members thereof.
The foregoing description of the Lipson Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lipson Employment Agreement, a form of which is attached hereto as Annex L.
Lipson Registration Rights Agreement
In connection with the Lipson Reinvestment Agreement, at the Closing, NFC will also enter into a registration rights agreement (the “Lipson Registration Rights Agreement”) with the Lipson Parties, pursuant to which NFC will be required to file a registration statement registering the resale of the Lipson Reinvestment Shares as promptly as reasonably practicable following the Closing, but in no event later than the 30th day following the Closing and use its best efforts to cause such registration statement to be declared effective under the Securities Act promptly thereafter.
The foregoing description of the Lipson Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lipson Registration Rights Agreement, a form of which is attached hereto as Annex M.
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Lipson Letter Agreement
Concurrently with the entry into the Transaction Agreement, NFC entered into a letter agreement (the “Lipson Letter Agreement”) with Roberta Lipson, pursuant to which NFC agreed to provide certain members of management of the Target Group Companies who hold equity securities in Healthy Harmony, other than Ms. Lipson (collectively, the “Management Sellers”), the opportunity to, promptly upon the Closing and subject to the conditions listed in the Lipson Letter Agreement, to (a) (i) cash out a portion of such Management Seller’s rollover awards in connection with the privatization of the target business in 2014 of the that remain vested and exercisable as of the relevant time and the LP Interests issued to and held by such Management Seller as of the relevant time as a result of such Management Seller’s exercise of his or her rollover awards (the “Privatization Rollover Equity”) (calculated pursuant to the Lipson Letter Agreement), and (ii) roll the remaining Privatization Rollover Equity into the corresponding type of equity interests in NFH, which equity interests shall then be subject to a six-month lock-up; and (b) (i) cash out a portion of such Management Seller’s Partnership Options and Partnership RSUs that remain vested and exercisable as of the relevant time and the LP Interests held by such Management Seller as of the relevant time, excluding the Privatization Rollover Equity (“the Post-Privatization Equity”) into the corresponding type of equity interests in NFH, which equity interests will then be subject to a six-month lock-up; and (ii) roll the remaining Post-Privatization Equity into the corresponding equity interests in NFH, which equity interests shall then be subject to a one-year lock-up. Details regarding the foregoing arrangements will be discussed and agreed with each Management Seller as soon as practicable after the signing of the Lipson Letter Agreement, and Roberta Lipson shall reasonably facilitate discussions between NFC and the Management Sellers in connection with the foregoing.
The foregoing description of the Lipson Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lipson Letter Agreement, a form of which is attached hereto as Annex N.
Sponsor Director Nomination Agreement
At the Closing, NFC will enter into a director nomination agreement (the “Sponsor Director Nomination Agreement”) with the Sponsor, pursuant to which the Sponsor will have a right to nominate for election a number of individuals to NFH’s board of directors at the Closing and at any time thereafter equal to the total number of directors to be so appointed or nominated, less the number of directors to be appointed or nominated by each of Vivo, Fosun Seller and Ms. Lipson; provided that the Sponsor’s nominees shall include a number of individuals who will serve as independent directors such that, assuming such nominees are duly elected or appointed, as applicable, there will be at least three (3) independent directors on NFH’s board of directors following such election or appointment, as applicable.
The Sponsor Director Nomination Agreement will terminate upon the Sponsor ceasing to beneficially own NFH ordinary shares.
The foregoing description of the Sponsor Director Nomination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Director Nomination Agreement, a form of which is attached hereto as Annex O.
Subscription Agreements
In order to finance a portion of the Purchase Price and transaction expenses, NFC entered into subscription agreements with certain investors, including Nan Fung Group, Vivo Capital, certain funds and accounts advised by Capital Research and Management Company, Aspex Management, BosValen Asset Management, CityChamp Group (SEHK: 00256), Exome Asset Management LLC, HS Group, Hysan Group (SEHK: 00014), Ishana Capital, Maso Capital, Mason Group (SEHK: 00273), certain funds and accounts advised by Morgan Stanley Investment Management Inc. or Morgan Stanley Asia Limited, Mr. Adrian Cheng, Mr. Jason Jiang Nanchun of Focus Media (SZSE: 002027), Mr. Thomas Lau Luen Hung of Lifestyle International Holdings Ltd. (SEHK: 01212), Ovata Capital, Peterson Group, Shui On Group (SEHK: 00272), Tingyi Group (SEHK: 00322), The Segantii Asia-Pacific Equity Multi-Strategy Fund, Thing On Group (SEHK: 02292), York Capital Management, Yunqi Capital, Yuntai Fund and other institutional and private investors, pursuant to which, among other things, NFC will agree to issue and sell
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in a private placement an aggregate of up to 71,148,186 NFC Class A ordinary shares, subject to NFC’s right to reduce the number of NFC Class A ordinary shares to be issued to the PIPE Investors by up to 25%, to the PIPE Investors for $10.00 per share, or an aggregate cash purchase price of up to $711,481,860 (the “Private Placement”). The Private Placement is expected to close immediately prior to the Closing. The NFC Class A ordinary shares sold in the Private Placement will be reclassified as NFH ordinary shares in connection with the Closing.
Pursuant to the Subscription Agreements, the PIPE Investors will be entitled to certain shelf registration rights, subject to customary black-out periods and other limitations as set forth therein.
The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is attached hereto as Annex D.
Senior Loan Commitment Letter
In order to finance a portion of the Purchase Price and transaction expenses, NF Unicorn, a wholly owned indirect subsidiary of NFC, entered into the Senior Loan Commitment Letter with SPDB, pursuant to which SPDB has agreed upon the terms and subject to the conditions thereof, to provide a seven-year senior secured credit facility on “certain funds” basis to NF Unicorn in an aggregate principal amount equal to the RMB equivalent of  $300,000,000 (the “Senior Secured Term Loan”).
The Senior Secured Term Loan is denominated and funded in offshore RMB and is expected to be funded into a free trade non-resident account of the borrower to be opened with SPDB (the transfer of funds in and out of which is not subject to Chinese regulatory approval) or an account in Hong Kong or any other jurisdiction outside of China that can receive funds in RMB. Given that substantially all of UFH’s revenue and expenses are denominated in RMB, the Senior Secured Term Loan is not expected to create currency exposure for the post-business combination company. The Senior Secured Term Loan will be subject to amortization commencing from 12 months after the utilization date of the Senior Secured Term Loan, with an average life of up to 5.78 years. The interest rate for the Senior Secured Term Loan is set at 126.53% of the applicable PBOC benchmark annual interest rate for loans denominated in RMB and with tenors of over five years, subject to annual adjustments to reflect the PBOC benchmark annual interest rate applicable on January 1 each year. As of the date of the Senior Loan Commitment Letter, the interest rate was 6.20%.
The final terms of the Senior Secured Term Loan will be documented in a credit agreement to be entered into by, among others, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited), as borrower, and SPDB, and are subject to adjustment in accordance with the terms of the Senior Loan Commitment Letter.
The Senior Loan Commitment Letter contains a term sheet which sets out the principal financing terms of the credit agreement. Pursuant to the term sheet, and subject to satisfaction of certain conditions precedent to the utilization, the Senior Secured Term Loan will be available on certain funds basis from the signing date of the credit agreement to the earliest of  (i) the first date on which the Transaction Agreement is terminated or ceases to have effect and has lapsed in accordance with its terms and conditions, (ii) the Outside Date (as defined in the Transaction Agreement) after giving effect to any extension thereof in accordance with the terms of the Transaction Agreement, which, in any event, shall be no later than August 12, 2020, and (iii) the Closing Date and all of the consideration in respect of the business combination has been paid in full.
Under the credit agreement, SPDB will benefit from, among others things, the guarantee and security set out in the Senior Loan Commitment Letter, including, on and from the Closing, certain guarantee and security to be provided by certain subsidiaries of UFH after the Closing Date.
The credit agreement will also contain certain mandatory prepayment requirements, which will require NF Unicorn to prepay a portion of the Senior Secured Term Loan upon occurrence of illegality, change of control, total sale, or upon receipt of proceeds from disposal, recovery or insurance claims.
The credit agreement will also incorporate certain representations and warranties (including, among other things, status, binding obligations, non-conflict with other obligations, power and authority,
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authorizations, governing law and enforcement, insolvency, no filing or stamp duty, no default, information package, accounts, disputes, compliance with laws, environmental laws, taxation, security, financial indebtedness and guarantee, good title to assets, legal and beneficial ownership, shares, intellectual property, group structure, pari passu ranking, acquisition documents, holding companies, ranking of security, deduction of tax, sanctions and anti-money laundering and anti-corruption), financial covenants (including a semi-annual net leverage ratio test), information undertakings (including, amongst others, delivery of annual audited consolidated financial statements and semi-annual unaudited consolidated financial statements) and other general undertakings (including, amongst others, authorizations, compliance with laws, taxes, mergers, change of business, acquisitions, joint ventures, preservation of assets, pari passu, negative pledge, disposals, arm’s length basis, loans, credit or guarantees, dividends and other restricted payments, financial indebtedness, acquisition documents and constitutional documents, insurances, holding companies, share capital, treasury transactions, sanctions/AML/anti-corruption, intellectual property, environmental compliance), in each case, subject to materiality, qualifications, baskets and other customary exceptions to be agreed by the parties thereto.
For the purpose of credit protection, the credit agreement will also provide for certain events of default which may lead to an acceleration of the loan and early repayment of the Senior Secured Term Loan (together with all accrued interests) at the option of the majority lenders.
SPDB’s commitment under the Senior Loan Commitment Letter will, among others, automatically expire if  (a) NF Unicorn (or the Sponsor on its behalf) notifies the Credit Parties (as defined in the Senior Loan Commitment Letter) that it has (i) conclusively and definitively withdrawn and terminated its (or any of its affiliates’) bid for the entire equity interests in UFH; (ii) the Sellers have notified the Sponsor that NF Unicorn’s (or any of its affiliates) offer for UFH is conclusively and definitively rejected; (iii) the Sellers conclusively and definitively terminate such sale process or (iv) the Transaction Agreement is terminated in full by the parties thereto or (b) completion of the business combination does not occur by 11:59 p.m. Hong Kong time on the Outside Date (as defined in and as specified in the Transaction Agreement, after giving effect to any extension thereof in accordance with the terms of the Transaction Agreement), which shall be no later than August 12, 2020, unless otherwise extended from time to time with the consent of the Lender.
The credit agreement and other documentation governing the Senior Secured Term Loan has not been finalized and, accordingly, the actual terms of the Senior Secured Term Loan may differ from those described herein or in the Senior Loan Commitment Letter as a result of the negotiation and syndication process. Although the Senior Secured Term Loan described in this document is not subject to “market out,” such financing may not be considered assured. The obligations of SPDB to provide the Senior Secured Term Loan under the Senior Loan Commitment Letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Senior Secured Term Loan may not be funded when required. As of the filing date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Senior Secured Term Loan is not available.
The foregoing description of the Senior Loan Commitment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Senior Loan Commitment Letter, a form of which is attached hereto as Annex P.
In addition to the Senior Loan Commitment Letter, CMB had previously issued a senior loan commitment letter to NFC, which also contemplated a senior secured credit facility in an aggregate amount of up to $300,000,000 upon the terms and subject to the conditions thereof.
NFC and its wholly owned subsidiaries expect to borrow only up to an aggregate of the RMB equivalent of  $300,000,000 of senior secured term loans to finance the business combination. As such, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited) expect to enter into a separate senior loan commitment letter or other agreements after the date hereof with SPDB and/or CMB reflecting this arrangement.
Support Agreements
Concurrently with the entry into the Transaction Agreement, each of the Sponsor and certain other shareholders of the Company entered into a Support Agreement (each a “Support Agreement” and collectively, the “Support Agreements”) with HH GP. Pursuant to the Support Agreements, such
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shareholders agreed, among other things, to vote all of the Class A ordinary and/or Class B ordinary shares in NFC shares held or subsequently acquired by such shareholders (representing, as of the filing date of this proxy statement, approximately 41.1% of NFC’s total issued and outstanding shares):
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in favor of approval of each of the Transaction Proposals (as defined in the Transaction Agreement);

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in favor of any proposal to adjourn the meeting to a later date, if there are not sufficient votes for the approval of the transaction proposals on the date on which such meeting is held;

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in favor of any other proposal included in this proxy statement in connection with, or related to, the business combination contemplated by the Transaction Agreement for which our board of directors has recommended our shareholders vote in favor;

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against any business combination with any person other than Healthy Harmony and HH GP; and

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against any action that would be a breach of the Buyer Parties’ representations, warranties, covenants or agreements in the Transaction Agreement.

The Support Agreements generally prohibit the shareholders party thereto from transferring, or permitting to exist any liens on, its Class A ordinary shares and/or Class B ordinary shares in NFC. The Support Agreement will automatically terminate upon the first to occur of  (i) with respect to any shareholder, the written consent of such shareholder and HH GP, (ii) the effective time of the business combination, or (iii) the termination of the Transaction Agreement in accordance with its terms. Notwithstanding the foregoing, if the Transaction Agreement is terminated due to the failure of the Closing to occur on or prior to the Outside Date, or due to a breach of any of the Buyer Party’s representations, warranties, covenants and agreements in the Transaction Agreement, and such termination of the Transaction Agreement is due to or arises from any breach by any shareholder of any of its representations, warranties, covenants and agreements in the Support Agreement, the Support Agreement shall survive such termination of the Transaction Agreement and shall terminate upon the date falling twelve months after such termination of the Transaction Agreement.
Pursuant to the Support Agreements, certain shareholders also waived any redemption rights such shareholders may have with respect to any Class A ordinary shares and/or Class B ordinary shares in NFC held or subsequently acquired by such shareholders.
The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, a form of which is attached hereto as Annex Q.
Irrevocable Proxies
Prior to or concurrently with the Closing, the Sponsor intends to enter into certain irrevocable proxies (the “Irrevocable Proxies”) with certain shareholders, including NFG and entities affiliated with Messrs. Wu and Leung, pursuant to which each such shareholder will agree to grant an irrevocable proxy to the Sponsor to exercise all voting rights attaching to any NFH ordinary shares held by such shareholders at all shareholder meetings of NFH.
Pursuant to the Irrevocable Proxies, such shareholders will have the right to transfer the NFH ordinary shares held by such shareholders, and such transferred NFH ordinary shares will continue to be subject to the Irrevocable Proxies only if the transferee is an affiliate of the transferring shareholder. The Irrevocable Proxies shall become effective upon the Closing and terminate upon the Sponsor ceasing to hold any shares in NFH.
The foregoing description of the Irrevocable Proxies does not purport to be complete and is qualified in its entirety by the terms and conditions of the Irrevocable Proxies, a form of which is attached hereto as Annex R.
Nanfung Letter Agreement
Prior to or concurrently with the Closing, the Sponsor will enter into a letter agreement (the “Nan Fung Letter Agreement”) with Nan Fung, pursuant to which Nan Fung will agree to, at any shareholder
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meeting of NFH, (a) through voting proxies to be given by Nan Fung or otherwise, vote, or cause to be voted, all of the NFH ordinary shares directly or indirectly owned or controlled by Nan Fung or its affiliates or over which Nan Fung or any of its affiliates has voting power to elect each and every person who is nominated by the Sponsor or whom is voted in favor of by the Sponsor (each, a “Relevant Nominee”) to serve as a director of NFH, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Relevant Nominee or take any similar action. The Nan Fung Letter Agreement shall become effective upon the Closing and terminate upon the earlier of  (a) the second anniversary of the Closing, (b) the mutual consent of the Sponsor and Nan Fung, and (c) the date on which Nan Fung and its affiliates cease to hold any NFH ordinary shares.
The foregoing description of the Nan Fung Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Nan Fung Letter Agreement, a form of which is attached hereto as Annex S.
Director Support Letter Agreements
Prior to or concurrently with the Closing, the Sponsor will enter into certain letter agreements (the “Director Support Letter Agreements”) with certain shareholders, pursuant to which such shareholders will agree to, at any shareholder meeting of NFH, (a) vote all of the NFH ordinary shares directly or indirectly owned or controlled by such shareholder or its affiliates or over which such shareholder or any of its affiliates has voting power, through voting proxies given by any other shareholder of NFH or otherwise, to elect each and every Relevant Nominee to serve as a director of NFH, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Relevant Nominee or take any similar action. Each Director Support Letter Agreement shall become effective upon the Closing and terminate upon the earlier of  (a) the mutual consent of the Sponsor and the relevant shareholder, (b) the date on which the relevant shareholder and its affiliates cease to hold any NFH ordinary shares and (c) the date on which Mr. Antony Leung ceases to serve as the chairman of New Frontier Group Limited and Mr. Carl Wu ceases to serve as the chief executive officer of New Frontier Group Limited.
The foregoing description of the Director Support Letter Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Director Support Letter Agreements, a form of which is attached hereto as Annex T.
Forward Purchase Agreements
In connection with its initial public offering, NFC entered into Forward Purchase Agreements, pursuant to which the anchor investors agreed to purchase an aggregate of 19,000,000 NFC Class A ordinary shares, plus 4,750,000 redeemable warrants, for a purchase price of  $10.00 per NFC Class A ordinary share, or $190,000,000 in the aggregate. This aggregate purchase price includes purchases by entities controlled by NFC’s Chairman, Antony Leung, and NFC’s Chief Executive Officer, Carl Wu, for an aggregate of up to $21,000,000. As an inducement to entering into the Forward Purchase Agreements, the Sponsor transferred an aggregate of 2,262,500 founder shares for no cash consideration to the anchor investors, including 175,000 and 87,500 to entities controlled by Antony Leung and Carl Wu, respectively. In addition, in connection with the execution of an additional forward purchase agreement with an accredited investor providing for the purchase of 900,000 forward purchase shares, plus 225,000 forward purchase warrants, NFC agreed to issue 112,500 founder shares to each of such accredited investor and the Sponsor for nominal cash consideration at Closing.
Background of the Business Combination
NFC is a blank check company incorporated on March 28, 2018 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. NFC sought to capitalize on the substantial deal sourcing, investing and operating expertise of its management team and affiliates of its Sponsor to identify and combine with businesses in China with high growth potential. The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of NFC’s management team and board of directors. In
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addition, the terms of the business combination were the result of extensive negotiations between representatives of NFC and UFH. The following is a brief description of the background of these negotiations, the business combination and related transactions.
Prior to the consummation of NFC’s initial public offering, neither NFC, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any target business with respect to an initial business combination with NFC.
After NFC’s initial public offering, NFC’s officers and directors commenced an active search for prospective businesses or assets to acquire with a focus on companies in the healthcare, technology or education sectors in China, which are collectively referred to as the Chinese new economy sectors. Representatives of NFC, the Sponsor and their respective affiliates, contacted and were contacted by numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. In addition, certain of NFC’s officers and directors and their affiliates sourced potential target businesses for NFC’s consideration.
During the course of their evaluation of potential acquisition targets, NFC’s representatives compiled a pipeline of high priority potential targets and updated and supplemented such pipeline from time to time. NFC’s representatives reviewed the potential acquisition targets based on certain investment criteria, including quality of the business and management, valuation, profitability, cash flows, sustainable competitive advantages and significant growth potential, which they believed would support a successful business combination. Furthermore, NFC’s representatives focused on sectors exhibiting secular growth or the potential for near-term cyclical growth, and within those sectors, further focused on companies that NFC’s management believed would benefit from being a publicly traded company listed on a U.S. stock exchange.
Specifically, NFC’s representatives:
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developed a list of potential business combination candidates by screening several hundred companies;

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considered and conducted analyses of approximately 40 potential acquisition targets;

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engaged in preliminary discussions with representatives of approximately 20 potential acquisition targets; and

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conducted initial business and financial due diligence or had substantive discussions and negotiations with representatives of three potential acquisition targets (other than UFH), in each case, under a non-disclosure agreement.

The three potential targets included (1) a software outsourcing company (“Company A”), (2) a healthcare insurance and service company (“Company B”) and (3) a healthcare service company (“Company C”). As described in more detail below, NFC initiated discussions of a potential business combination with UFH in July 2018. Prior to and concurrently with NFC’s negotiations with UFH, it also pursued Company A, Company B and Company C. Specifically, from July 2018 to September 2018, NFC engaged in various discussions with Company A until NFC’s representatives ceased discussions due to differences in the parties’ valuation of the business. From July 2018 to November 2018, NFC’s representatives engaged in various discussions with Company B but ceased such discussions due to lack of agreement regarding the proposed transaction structure. Lastly, from August 2018 to September 2018, NFC’s representatives engaged in various discussions with Company C until such discussions ceased due to lack of agreement regarding the valuation of the business. Following these discussions and negotiations, NFC’s management team determined that the opportunity to combine with UFH was very compelling by comparison given its belief in the high quality nature of the company as well as the attractive valuation.
Between July and August 2018, NFC’s management engaged in a comprehensive analysis of companies in the Chinese healthcare services sector to identify potential business combination candidates.
On July 2, 2018, Carl Wu, NFC’s Chief Executive Officer, called Scott Chen, a Partner of TPG Capital Asia (“TPG Asia”), an affiliate of TPG Seller and expressed NFC’s potential interest in acquiring UFH. Mr. Wu requested further information on UFH to prepare for a proposal.
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On July 25, 2018, TPG Asia sent NFC a teaser with preliminary introduction to the business of UFH.
On August 15, 2018, Mr. Wu, Harry Chang, NFC’s Vice President of Corporate Development and David Zeng, NFG’s Executive Director, visited Scott Chen in the Beijing office of TPG Asia and presented Scott Chen with a more detailed introduction of NFC and certain preliminary high-level terms for the potential acquisition of UFH. Scott Chen expressed interest in continuing the discussions with NFC.
On September 10, 2018, members of NFC’s management conducted an initial teleconference with representatives from Credit Suisse Securities (USA) LLC (“Credit Suisse”) regarding the potential business combination between NFC and UFH, valuation, and potential transaction structures.
On September 14, 2018, NFC presented a preliminary draft letter of intent (the “LOI”) to TPG Seller regarding a proposed acquisition of 100% of the outstanding equity securities of UFH based on a preliminary valuation range subject to due diligence. Based on TPG Seller’s response to the preliminary LOI, on September 24, 2018, NFC provided a revised draft of the LOI to TPG Seller with a revised valuation range subject to due diligence. The LOI also proposed an exclusivity period of 90 days for NFC to conduct due diligence and documentation of a definitive transaction agreement.
On September 30, 2018, NFG entered into a confidentiality agreement with Healthy Harmony in respect to the proposed transaction between NFC and UFH.
On October 4, 2018, NFC’s senior advisers, Dr. C.H. Leong, Dr. Wing Man Ko and Dr. Grace Tang, met in person with NFC’s management team in Hong Kong to discuss the due diligence process for the proposed acquisition of UFH.
On October 8, 2018, UFH provided representatives of NFC and its advisors with access to a virtual data room containing certain due diligence materials including financial information, operating data, legal documents, as well as other comprehensive information regarding its business customarily provided for a transaction of this nature. NFC commenced diligence efforts on UFH’s business, the private healthcare sector, including a review of specific local markets, competitors, financial information, legal and other customary due diligence matters for a transaction of this nature.
On October 10, 2018, Antony Leung and Carl Wu met with Roberta Lipson, the Chief Executive Officer of UFH to discuss the potential acquisition of UFH by NFC. NFC presented Ms. Lipson with an overview of NFG and also an overview of potential benefits of the proposed business combination for both NFC and UFH.
Between October 10, 2018 and October 12, 2018, Messrs. Leung and Wu and other representatives from NFC and NFC’s senior advisors, Dr. C.H. Leong, Dr. Wing Man Ko and Dr. Grace Tang visited UFH’s facilities in Beijing, Shanghai and Tianjin and interviewed corporate and hospital-level management to gain insight into UFH’s business, industry, local market dynamics, and historical financial performance. Ms. Lipson and other representatives from UFH and Scott Chen and other representatives from TPG Asia attended the site visits and hosted the management meetings.
On October 15, 2018 and October 16, 2018, representatives of NFC and Dr. Grace Tang conducted additional site visits to UFH’s facilities in Guangzhou and Qingdao and had in-depth discussions with hospital-level management on market trends, Guangzhou’s business development, and historical financial information.
On October 25, 2018, Messrs. Leung, Wu and Zeng from NFC met with Guangchang Guo, Chairman of Fosun International Limited, Fang Yao, President of Fosun Pharma and Yuqing Chen, President of Fosun Hospital Group, to discuss the potential acquisition of UFH by NFC. NFC expressed interests in acquiring part of Fosun’s stake in UFH, and Fosun expressed support for the transaction.
On November 1, 2018, Messrs. Wu and Zeng from NFC met with Qiyu Chen, Chairman of Fosun Pharma, to discuss the contemplated transaction structure and preliminary valuation range for UFH.
Between October 9, 2018 and November 11, 2018, NFC, Simpson Thacher & Bartlett LLP (“Simpson Thacher”), NFC’s M&A counsel, UFH and Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), as M&A counsel to TPG Seller, continued to negotiate the LOI.
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On November 12, 2018, NFC and UFH executed the LOI, which provided for a preliminary enterprise valuation range subject to due diligence. UFH agreed to provide NFC an exclusivity period of 45 days starting on October 10, 2018 for due diligence and assessment of the transaction, which was later further extended for another 45 days.
From November 13, 2018 and throughout November 2018, Messrs. Leung and Wu and Scott Chen had multiple discussions on various matters relating to the potential business combination between NFC and UFH, including valuation of UFH, potential sources of funding for the business combination and NFC’s ability to deliver the required funding to the TPG Seller and other selling shareholders.
On November 19, 2018, Carl Wu, David Zeng, Roberta Lipson and Hughes Hubbard & Reed LLP (“Hughes Hubbard”), as counsel to Roberta Lipson, had a conference call and discussed certain preliminary issues relating to the business combination including transaction structure, due diligence process and potential tax implications for Ms. Lipson.
On November 30, 2018, Simpson Thacher and Hughes Hubbard had a conference call and discussed the transaction structure and plan for Roberta Lipson’s reinvestment in the post-business combination company.
Between November 12, 2018 and December 11, 2018, NFC and its advisors continued to conduct due diligence of UFH’s business. In addition, NFC discussed potential debt financing arrangements with certain banks including Shanghai Pudong Development Bank, China Merchants Bank, Credit Suisse, UBS Securities LLC (“UBS”) and Bank of China.
On December 12, 2018, NFC sent UFH and TPG Seller a proposed transaction timetable.
On December 17, 2018, representatives of NFC and UFH exchanged emails regarding the status of NFC’s due diligence review and plans for confirmatory diligence.
On December 19, 2018, representatives of NFC, UFH, Simpson Thacher and Cleary discussed the signing and closing timetable over a call.
On December 26, 2018, UFH provided NFC with certain financial and operating projections prepared by UFH’s management team.
Between January 10 and January 14, 2019, Messrs. Wu and Zeng and other representatives of NFC met in person with Ms. Lipson, Dr. Jeff Staples (Chief Operating Officer of UFH), Mr. Wen Xue (Chief Financial Officer of UFH) and other representatives of UFH’s management team to discuss such financial and operating projections, including the expected drivers of the revenue and cost structure for each of UFH’s existing and expected expansion facilities. In addition, both sides discussed UFH’s management’s rationale for its projections.
Between December 12, 2018 and January 20, 2019, NFC spoke with Credit Suisse and UBS regarding the potential equity financing strategy for the transaction.
On January 16, 2019, based on due diligence information NFC received and the valuation analysis NFC performed, Carl Wu had a telephone call with Scott Chen and proposed a total enterprise value of $1.3 billion for UFH, with a reimbursement of approximately $30 million in transaction fees for certain sellers.
For the weeks after January 16, 2019, Mr. Wu had and Scott Chen continued to discuss the proposed valuation of UFH and the ability for NFC to deliver funding certainty at announcement of the transaction.
On February 14, 2019, Messrs. Wu and Zeng had a call with Ms. Lipson to discuss the status of their due diligence review, valuation, and certain tax implications for Ms. Lipson that may result from the business combination.
On February 15, 2019, NFC sent UFH and TPG Seller an updated transaction timetable and proposed transaction structure.
On February 22, 2019, Scott Chen notified Mr. Wu that TPG Seller agreed to an enterprise valuation of  $1.3 billion for UFH with a reimbursement of  $30 million in transaction fees for certain sellers.
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Between February 18, 2019 and March 1, 2019, NFC, UFH, TPG Seller, Simpson Thacher and Cleary continued to discuss the transaction timetable and negotiate the transaction structure.
On March 1, 2019, Messrs. Wu, Chang and Zeng from NFC met with Qiyu Chen and Yuqing Chen from Fosun to further discuss the proposed valuation, pro forma shareholding structure following the business combination, board composition, and the potential benefits NFC could bring to UFH’s business.
On March 3, 2019, NFC sent a draft of a second letter of intent (the “Second LOI”) to UFH and TPG Seller. The Second LOI provided that NFC would acquire all of the businesses of UFH in an all-cash transaction (or if agreed by the relevant selling shareholders, a share exchange transaction solely with respect to such selling shareholders) for a total enterprise value of  $1.3 billion on a cash-free, debt-free basis and assuming a normal level of net working capital as of the closing of the transaction. NFC also proposed to reimburse $30 million in transaction fees for certain sellers.
On March 5, 2019, UFH and TPG Seller sent their comments on the Second LOI to NFC and discussed such comments with NFC over a call. Comments from UFH and TPG Seller included, among other things, changing the $1.3 billion valuation from enterprise value to equity value.
Also on March 5, 2019, Messrs. Wu and Chang met with Mr. Yao and Yuqing Chen from Fosun to further discuss the proposed valuation and pro forma shareholding structure following the business combination.
On March 8, 2019, Simpson Thacher sent the initial draft of the Transaction Agreement to UFH, TPG Seller and Cleary.
From March 9, 2019, NFC and TPG Seller had various discussions about NFC’s proposed plan to fund the business combination.
On March 11, 2019, NFC held a board meeting at 9:00 a.m. (Hong Kong time), at which Messrs. Leung and Wu provided the other members of the board of directors of NFC with an update on the status of the due diligence process, financing discussions, and potential investor outreach efforts relating to the proposed business combination. In addition, Messrs. Leung and Wu updated the board of directors on the latest progress in the discussions with various UFH shareholders relating to the valuation and payment of transaction expenses.
On March 19, 2019, Mr. Wu and Qiyu Chen had a telephone call to further discuss the proposed shareholding structure and board composition following the business combination.
Between March 15, 2019 and April 23, 2019, NFC, UFH and TPG Seller continued to negotiate the Second LOI. On April 23, 2019, NFC and UFH entered into the Second LOI, which provided for an enterprise value for UFH of  $1.3 billion, assuming a normal level of net working capital and subject to adjustment for cash and debt balance of UFH, with the understanding that the parties would target a total equity value of  $1.3 billion. UFH also agreed to reduce the transaction fee reimbursement amount for certain sellers from $30 million to $20 million.
On April 16, 2019, Messrs. Wu and Zeng and Francis Lee from NFC had an in person meeting with Qiyu Chen and Yuqing Chen to further discuss the proposed shareholding structure and board composition following the business combination.
Between April 20, 2019 and May 22, 2019, Simpson Thacher, Cleary and Hughes Hubbard discussed and negotiated key transaction terms and transaction structure and exchanged comments on the draft Transaction Agreement.
On April 24, 2019, Messrs. Wu, Zeng and Lee had a meeting with Mr. Yao and Yuqing Chen to further discuss the proposed shareholding structure and board composition post business combination.
On April 29, 2019, Messrs. Leung, Wu and Zeng had a meeting with Qiyu Chen to further discuss the proposed shareholding structure and board composition following the business combination.
On May 1, 2019, Mr. Wu had a meeting with Qiyu Chen to further discuss the proposed shareholding structure and board composition following the business combination.
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On May 8, 2019, Hughes Hubbard sent Simpson Thacher the initial draft of the employment agreement for Roberta Lipson relating to her employment by the post-business combination company.
From May 8, 2019 to May 29, 2019, NFC, Roberta Lipson, Hughes Hubbard and Simpson Thacher negotiated and substantially agreed on the employment agreement for Roberta, which provides that Roberta shall be the Chief Executive Officer of the post-business combination and shall serve as a director of the post-business combination subject to the terms and conditions therein.
On May 13, 2019, Messrs. Wu and Zeng had a meeting with Qiyu Chen and Yuqing Chen to further discuss the proposed shareholding structure and board composition following the business combination.
On the evening of May 13, 2019, NFC, Simpson Thacher, Healthy Harmony, TPG Seller and Cleary had an in-person meeting at Simpson Thacher’s Beijing office to discuss certain outstanding issues in the draft transaction documents.
Between May 14, 2019 and May 22, 2019, Simpson Thacher and Cleary continued to discuss, negotiate and revise the draft Transaction Agreement.
Between May 19, 2019 and May 22, 2019, Simpson Thacher and Hughes Hubbard continued to discuss certain issues relating to the transactional arrangements concerning Ms. Lipson.
On May 23, 2019, Messrs. Wu and Zeng had a meeting with Qiyu Chen to continue to discuss Fosun’s rollover participation in the business combination, including the proposed shareholding structure and board composition following the business combination.
On May 27, 2019, Messrs. Wu, Zeng and Lee had a meeting with Mr. Yao and Yuqing Chen to further discuss the proposed shareholding structure and board composition following the business combination.
On May 31, 2019, the board of directors of NFC convened a conference call at 7:30 p.m. (Hong Kong time), during which Messrs. Leung and Wu presented to the board the latest deal progress, transaction terms and the financing status of the proposed business combination.
On June 5, 2019, Mr. Wu had a meeting with Qiyu Chen to further discuss the proposed shareholding structure and board composition following the business combination.
On June 9, 2019, Mr. Wu had telephone call with Qiyu Chen whereby he was notified that Fosun has agreed to the proposed shareholding structure and board composition following the business combination.
On June 11, 2019, NFC sent proposed key transaction terms to Fosun Seller. The key terms provided, among other things, that NFC would acquire all of Fosun Seller’s equity interests in HH GP and Healthy Harmony for cash, and that Fosun Seller would reinvest a portion of the cash proceeds it received in shares of the post-business combination company so that Fosun Seller would hold approximately 10% of the issued and outstanding ordinary shares of the post-business combination company immediately after the closing of the business combination. In addition, Fosun Seller would have the right to nominate two out of the nine directors of the post-business combination company.
From June 11 to June 14, 2019, NFC, Simpson Thacher, Fosun Seller and Paul Hastings LLP (“Paul Hastings”), legal counsel to Fosun Seller, held various calls and in-person meetings to discuss the transaction documents with respect to Fosun Seller, as well as exchanged comments on the transaction documents.
On June 17, 2019, the board of directors of NFC discussed the latest transaction progress and approved the key transaction terms and transaction timetable including Fosun’s rollover participation in the post-business combination company.
From June 12 to July 22, 2019, NFC, UFH, TPG Seller, Fosun Seller, Ms. Lipson and their respective counsels continued to discuss, negotiate and comment on the draft Transaction Agreement and the ancillary documents. NFC and Fosun Seller agreed on the final arrangement that Fosun Seller would reinvest $94 million from its sale proceeds in shares of the post-business combination company, resulting in Fosun Seller holding approximately 6.6% of all of the issued and outstanding NFH shares as of immediately after the closing of the business combination. In addition, Fosun Seller agreed that it would only have the right to nominate one out of the nine directors of the post-business combination company. It
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was also agreed that transaction fee reimbursement amount for certain sellers would be $21 million. NFC and Roberta Lipson also agreed on the final arrangement that Roberta Lipson would retain approximately $35 million in cash from her sale proceeds, partially to pay for her tax liabilities, repayment of a company loan and other purposes, and would reinvest the remaining proceeds in shares of the post-business combination company, resulting in Ms. Lipson holding approximately 4.0% of all of the issued and outstanding NFH ordinary shares as of immediately after the Closing, assuming no redemption.
Between April 29 and July 29, 2019, NFC negotiated and entered into subscription agreements with certain accredited investors pursuant to which they agreed to purchase an aggregate of approximately 71,148,186 NFC Class A ordinary shares for an aggregate purchase price of approximately $711.5 million in a private placement to close concurrently with the closing of the business combination.
On July 30, 2019, the NFC, UFH, Fosun Seller and the other parties thereto executed the Transaction Agreement and related agreements. On the same date, NFC filed with the SEC two Form 8-Ks in connection with the announcement of the proposed business combination.
Between July 30 and September 10, 2019, NFC, and UFH collaborated on preparing the preliminary proxy statement for NFC’s shareholder meeting to approve the business combination.
On September 10, 2019, NFC entered into additional subscription agreements with certain funds and accounts advised by Morgan Stanley Investment Management Inc. or Morgan Stanley Asia Limited. These additional subscription agreements provided for the issuance of 4.0 million NFC Class A ordinary shares for an aggregate purchase price of  $40.0 million in a private placement to close concurrently with the closing of the business combination. Also on September 10, 2019, in connection with the entrance into the additional subscription agreements, NFC agreed with certain other PIPE Investors to reduce their commitments in the Equity Financing by an aggregate of  $40 million. As a result of the foregoing agreements, the aggregate commitments by the PIPE Investors remain unchanged at $711,481,860.
The parties have continued and expect to continue regular discussions in connection with, and to facilitate, the consummation of the business combination.
NFC’s Board of Directors’ Reasons for the Approval of the Business Combination
NFC’s board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, NFC’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of NFC’s board of directors may have given different weight to different factors. NFC’s reasons for its board of directors’ approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Before reaching its decision, NFC’s board of directors reviewed the results of the due diligence conducted by its management, which included:
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review of UFH’s material contracts and financial, tax, legal (including onshore and offshore) and accounting due diligence;

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extensive meetings and calls with UFH’s corporate and hospital-based management teams regarding operations and forecasts;

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extensive meetings and calls with representatives of TPG and Fosun regarding UFH;

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site visits to UFH’s hospitals and clinics in Beijing, Shanghai, Tianjin, Guangzhou and Qingdao;

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UFH’s audited and unaudited financial statements;

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financial review and analysis of UFH and the business combination;

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financial projections prepared by NFC’s management team;

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study of the market trends in China’s healthcare service industry, commercial insurance industry, and the overall regulatory environment;

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research on the supply and demand trends for private healthcare services and competitive landscape in UFH’s main markets;

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consultation with legal and financial advisors and industry experts;

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analysis on comparable public companies; and

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research on comparable transactions.

In the prospectus for NFC’s initial public offering, we identified the following general criteria and guidelines that we believed would be important in evaluating prospective target businesses, although we indicated we may enter into a business combination with a target business that does not meet these criteria and guidelines.
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Focus on targets with operations or prospects in the Chinese new economy sectors.   Based upon our management team’s experience, we believed we would have increased access to investment opportunities and a competitive advantage in our ability to negotiate a business combination with potential targets in the Chinese new economy sectors. We believed that our management team’s extensive experience and network of contacts provide them with a unique opportunity to source a target, evaluate a potential target, consummate a business combination with a potential target and help grow the target’s business.

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Established target with a history of and/or capacity for free cash flow generation.   We targeted businesses that have exhibited profitability historically and/or have the potential for strong cash flow generation in the future. Our management team has a history of accelerating growth of companies with strong historical performance.

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Fundamentally sound companies that have the potential to further improve their performance under our ownership.   We believe our management team’s experience in our target sectors and network of industry contacts created opportunities to enhance the revenue and operational efficiencies of a potential target business, and potentially generate higher returns for our investors.

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Market leader.   We intended to seek a target that has a leading presence across an industry or segment or has leading technology or product capabilities.

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Experienced and motivated management team.   We intended to seek a target with an established management team that we intend to complement. To the extent we believe it will enhance shareholder value, we would seek to selectively supplement the existing management team of the business (including senior management) with members of our management team or with proven leaders from our network.

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Potential benefit from capital markets access.   We intended to seek a target that may benefit from being a public company with an increased public profile, enhanced governance and increased access to a more diversified pool of capital, particularly capital from China.

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Buy and Build.   We intended to employ a buy and build strategy which would allow us to build an integrated value chain around the initial business combination target at a much lower acquisition cost while accelerating growth and delivering increased value to our shareholders.

In considering the business combination, NFC’s board of directors concluded that UFH met all the above criteria. In particular, the board considered the following positive factors, although not weighted or in any order of significance:
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Growing Private Healthcare Market in China.   The Chinese government has been introducing policies since 1990s to encourage growth in the private healthcare sector and increase private capital investment and participation in the healthcare sector as a way to improve the quality of and meet the growing demand for healthcare services in China. As China’s population ages and more people have disposable income, the demand for private healthcare in China has increased. As a result, overall revenue in China’s private hospital sector has grown at a compound annual growth

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rate (“CAGR”) of 25% per year from 2013 to 2017 according to the National Health Commission of China. We believe that private hospitals and clinics will play a greater role in the provision of healthcare services in China in the future and that UFH is well positioned to continue its growth and expansion in this sector.
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Leading Private Hea/thcare Services Provider at Attractive Valuation.   UFH is one of the largest integrated private healthcare providers in China by revenue and has strong brand recognition among patients compared to other high-end private hospitals in China. It also offers a wider range of services in a larger geographic area than its main competitors, with a plan for further strategic expansion into more tier two cities. NFC’s management conducted an in-depth sum-of-the-parts valuation in which the valuation of operating assets, consisting of UFH’s current healthcare facilities, was analyzed based on trading multiples of comparable companies in Asia and China, and the valuation of expansion assets, consisting of UFH’s tier one expansion projects in Beijing, Shanghai and Guangzhou, was based on a discounted cash flow model. The Purchase Price reflects an estimated enterprise value of US$1,440 million, which is at a substantial discount to the sum-of-the-parts valuation that NFC management prepared of the operating assets and expansion assets.

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Strong Potential for Cash Flow Generation.   The operating assets of UFH have demonstrated strong cash flow generating capability with stable margin profile for a number of years. For example, UFH invested a total of RMB 318 million of initial capital in building Beijing United Family Hospital in 1997 and the subsequent facility expansions in 2012 and 2014, and currently the Beijing Hospital is expected to general an Adjusted EBITDA of RMB 345 million in 2019. In addition, since approximately 70% of the gross floor area of UFH’s entire portfolio has less than five years of operating history, NFC anticipates that new facilities will generate similarly strong cash flow once they ramp up.

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Growth Opportunities through Vertically Integrated Platforms.   UFH has partnered with a private health insurance provider in China to create an innovative, vertically integrated managed care program that UFH’s management believes will reduce the cost of and increase efficiencies relating to providing healthcare in China. Such partnership programs present unique growth opportunities for UFH, which could attract more patients and drive volume for UFH.

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Experienced Management Team and Effective Talent Acquisition.   UFH was founded in 1997 by Roberta Lipson, its current CEO, who has more than 35 years of experience in the medical industry and is widely regarded as one of the most respected healthcare executives in China. UFH’s management team consists of industry veterans with a proven track record for successfully building and operating healthcare services providers, and has established an effective system for talent acquisition and team building to ensure UFH attracts and retains top talent in the field.

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Substantial Platform Synergies with NFC.   We believe that the business combination will introduce substantial synergies between UFH and NFC given NFG’s significant operating and investment experience in the China healthcare service sector. Healthcare is an important strategic focus for NFG, an affiliate of the Sponsor, which currently owns and operates a group of healthcare service companies in China, including more than 10 healthcare brands and platform companies, and employs more than 2,000 healthcare professionals. NFC intends to continue to expand UFH’s operations and work closely with UFH’s management to continue to grow its business, and plans to leverage its expertise and resources to expand UFH’s footprint into new cities where NFC sees substantial opportunities and where NFC’s strategic partners and shareholders have substantial infrastructure and property footprint. For example, in connection with the business combination, UFH is expected to be given the exclusive right to manage NFG’s flagship Shenzhen city center hospital, which is expected to anchor UFH’s asset-light management strategy.

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Benefits from Being a Public Company.   As mentioned above, we believe that UFH has extraordinary potential for growth will need access to a larger pool of capital to capitalize on multiple growth opportunities, which could be hard to do as a private company. The access to capital, both in the form of debt and equity, that NFH will have as a public entity will enable the combined company to effectively execute its strategy of growth and expansion.

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Established Hospital Plus Clinic Hub and Spoke Network with Entire Lifecycle Coverage.   With a network of main hospitals and a number of satellite clinics in its major markets, UFH has established a hub and spoke model to provide comprehensive services at its facilities within each region. As a result, its patients are able to have convenient access to top-tier medical services from birth throughout a patient’s lifetime, including pre-natal check-ups, family medicine, obstetrics and gynecology (“OB/GYN”) and pediatrics, chronic and acute diseases, ambulatory services, robotic surgery, and rehabilitation medicine in various sites around the city. By providing these all-inclusive services we believe UFH is able to differentiate itself from other private healthcare providers in China who generally provide a limited range of services.

The board of directors also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement), although not weighted or in any order of significance:
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The risk that UFH may experience difficulties executing its expansion plans;

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The risk that UFH may not be able to manage its expected growth and enlarged business;

•
The risk that NFH may not be able to secure additional capital financing for new projects or execute new business strategies;

•
The risk that UFH’s existing facilities may fail to perform as expected, or its existing facilities’ leases may not be renewed or are cancelled;

•
The expansion of private healthcare services to reach the Chinese population depends to some extent on the development of insurance products that are not widely available or used;

•
The risk that financial projections with respect to UFH may not prove to be reflective of actual future results;

•
The risk that UFH’s financial performance may be affected by seasonal fluctuations;

•
The risk that UFH may not be able to manage its growth or maintain adequate internal accounting, disclosure, data security and other controls;

•
The risk that UFH faces completion that could adversely affect its results of operations;

•
The risk that UFH’s business may be adversely affected by inflation or foreign currency fluctuation;

•
The risk that failure to comply with regulations pertaining to UFH’s business could result in penalties, loss of licensure, additional compliance costs or other adverse consequences;

•
The risk that if UFH fails to properly manage the registration of the medical professionals at the medical facilities in its network, it may be subject to penalties against such medical facilities, including fines, loss of licenses, or an order to cease practice, which could materially and adversely affect UFH’s business and results of operations;

•
The risk that if UFH does not attract and retain qualified physicians, administrators or other hospital personnel, its hospital operations would be adversely affected;

•
UFH depends on key personnel for the success of its business;

•
UFH’s business is highly dependent on its reputation. Failure to further develop, maintain or enhance its reputation may materially and adversely affect its business, financial condition and results of its operations;

•
The risk that if UFH fails to maintain important business relationships with certain key third parties, its business, reputation, financial condition and results of operations may suffer;

•
Unauthorized use of UFH’s brand name by third parties may adversely affect its business;

•
The risk that, as a provider of medical services, UFH is exposed to inherent risks relating to malpractice and other claims and it may not be adequately insured against such liabilities;

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•
The risk that UFH’s insurance coverage may not be sufficient to cover the risks related to its business, and its insurance costs may increase significantly;

•
The risk that UFH depends on its information systems, which if not implemented, maintained, and secured, could adversely affect its operations;

•
The risk that UFH is subject to cyber security risks and other cyber incidents, including the misappropriation of information and other breaches of information security which could adversely affect our business and disrupt its operations;

•
The risk that NFH’s debt could impair its financial condition and prevent it from fulfilling its business obligations;

•
The risk that NFH may be unable to service or refinance its debt following the Closing;

•
The risk that a severe or prolonged downturn in the global or Chinese economy could adversely affect UFH’s business, results of operations and financial condition;

•
The risk that the economic policies of the Chinese government and economic growth of China could adversely affect UFH;

•
The risk that labor policy changes or reforms by the Chinese government could adversely affect UFH;

•
The risk that the Chinese legal system may not provide adequate protections to UFH;

•
The risk that changes in the Foreign Investment Law and regulatory regime could have an impact on the transactions and the operation of UFH’s business;

•
The conversion of RMB into foreign currency is regulated, and these regulations could adversely affect UFH’s business and investments;

•
The risk that the failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by Chinese regulations may subject UFH to penalties;

•
The risk that China’s M&A Rules and certain other Chinese regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for NFC to pursue growth through acquisitions in China;

•
The risk that a new health epidemic could further adversely affect UFH’s operations;

•
The risk that natural disasters, terrorist attacks and other extraordinary events could adversely affect UFH’s business;

•
The risk that the Chinese government could change its policies toward, or even nationalize, private enterprise, which could harm UFH’s operations;

•
The risk that, if UFH fails to comply with environmental, health and safety laws and regulations in China, it could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business;

•
The risk that corrupt practices in the healthcare industry in China may place UFH at a competitive disadvantage if its competitors engage in such practices and may harm UFH’s reputation if its hospitals and the medical personnel who work in them engage in such practices;

•
The risk that failure to comply with anti-corruption laws, rules and regulations could subject UFH’s facilities and/or the physicians, other medical professionals and staff to investigations and administrative or criminal proceedings, which may harm the reputation of such medical facilities and materially and adversely affect the UFH’s business, financial condition and results of operations;

•
The risk that recent trade policy initiatives announced by the United States administration against China may adversely affect UFH’s business;

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•
The risk that if NFH becomes directly subject to the scrutiny involving U.S. listed Chinese companies, it may have to expend significant resources to investigate and/or defend the matter, which could harm its business operations, stock price and reputation;

Based on its review of the foregoing considerations, NFC’s board of directors concluded that the potentially negative factors associated with the business combination were outweighed by the potential benefits that it expects NFC’s shareholders will receive as a result of the business combination. NFC’s board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by NFC’s board of directors is not intended to be exhaustive.
Interests of Certain Persons in the Business Combination
In considering the recommendation of our board of directors in favor of approval of the business combination, it should be noted that our initial shareholders have interests in the business combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
•
If we do not consummate a business combination transaction by July 3, 2020, we will cease all operations except for the purpose of winding up, redeem all of the issued and outstanding public shares for cash and, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the Cayman Islands Law to provide for claims of creditors and the requirements of other applicable law. In such event, the 11,712,500 founder shares owned by our initial shareholders and the anchor investors would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our initial shareholders and the anchor investors have agreed to waive their rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete a business combination within the required period. The Sponsor purchased its founder shares prior to NFC’s initial public offering for an aggregate purchase price of  $25,000. In addition, the Sponsor has indicated its intention to waive its right to have its founder shares converted into a greater number of NFC Class A ordinar shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors). As such, upon the Closing, the founder shares will automatically convert, on a one-for-one basis, into NFC Class A ordinary shares, and such securities, if unrestricted and freely tradable would be valued at approximately $119,350,375, based on the closing price of $10.19 share of NFC Class A ordinary shares on the NYSE on September 10, 2019.

•
Simultaneously with the closing of NFC’s initial public offering, the Sponsor purchased 7,750,000 private placement warrants for $1.00 per warrant. The warrants are each exercisable commencing 30 days following the Closing for one NFC Class A ordinary share at $11.50 per share. If we do not consummate a business combination transaction by July 3, 2020, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public shareholders and the warrants held by the Sponsor will be worthless. The warrants held by the Sponsor had an aggregate market value of approximately $8,602,500 based upon the closing price of $1.11 per warrant on the NYSE on September 10, 2019.

•
In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account below the lesser of  (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable. This liability will not apply with respect to any claims by a third-party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under our indemnity of the underwriters of NFC’s initial public offering against certain liabilities, including liabilities under the Securities Act.

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•
In order to finance transaction costs in connection with the business combination, the Sponsor may, but is not obligated to, loan us funds as may be required. If we complete the business combination, then we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that the business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post-business combination company at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

•
Following the consummation of the business combination, we will continue to indemnify our existing directors and officers and will maintain our directors' and officers’ liability insurance.

•
Following consummation of the business combination, the initial shareholders and their respective affiliates would be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by NFC from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if we fail to consummate a business combination within the required period, the Sponsor and our officers and directors and their respective affiliates will not have any claim against the trust account for reimbursement. As of the date of this proxy statement, the initial shareholders have not incurred any reimbursable expenses.

•
The anticipated continuation of five of our existing directors, Antony Leung, Carl Wu, David Johnson, Edward Leong Che-hung and Frederick Ma Si-hang, as directors of NFH after the consummation of the business combination and, if the Director Election Proposal is passed, David Zeng, the Sponsor’s nominee, will also serve on NFH’s board of directors. As such, in the future they will receive any cash fees, stock options or stock awards that the NFH board of directors determines to pay to its directors.

Certain Projected Financial Information
UFH does not as a matter of course make public projections as to future sales, earnings or other results. However, based on information, including financial projections, provided by UFH to NFC’s management during the course of due diligence, NFC’s management prepared the prospective financial information set forth below for internal use in considering the business combination. Although NFC’s board of directors did not seek a third party valuation in connection with the business combination, it considered that NFC’s management collectively has decades of experience in investing in and building companies, international and public markets transactions, in constructing and evaluating financial models and financial projections and conducting valuations of businesses. The financial projections prepared by NFC’s management based on its due diligence are more conservative than those prepared by UFH management. NFC’s board of directors did not review any financial projections prepared by UFH’s management. Given UFH’s focus on expansion, NFC’s management determined to organize and assess UFH’s business and operating results in three categories: operating assets, expansion assets and other assets. Operating assets include UFH’s existing healthcare facilities, expansion assets include UFH’s tier one expansion projects in Beijing, Shanghai and Guangzhou, as well as planned expansion projects in other tier two cities, and other assets include related to UFH’s corporate headquarter functions, UFH’s facilities in Bo’Ao, Hangzhou and UFH’s Yuesao business.
The financial projections below were prepared based on NFC’s management’s assessment of the historical performance and assumptions relating to potential future growth of each of UFH’s existing facilities and those in its expansion pipeline. In addition, revenue was projected based on NFC’s management’s assessment and assumptions of historical and future patient volumne and the average price charged by each facility for approximately twenty different services (including OB/GYN, pediatrics, internal medicine, surgery, orthopedics, emergency room, family medicine, dental, ENT, dermatology and ophthalmology) for both outpatient and inpatient procedures at each facility. Furthermore, the cost
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structure was also projected based on an in-depth facility-by-facility analysis performed by NFC’s management, which included its assessment of: salaries, wages and bonuses for medical staff  (including physicians, nurses and consultants) and non-medical staff, current and future lease payments, adequacy of supplies and facilities, and various other general and administrative expenses at each facility.
As such, the financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to UFH’s business, all of which are difficult to predict and many of which are beyond UFH’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the section entitled “Risk Factors” and the matters described in the section entitled “Cautionary Note Regarding Forward Looking Statements” in this proxy statement.
In addition, the financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with the published guidelines of the SEC or securities regulators of any other jurisdiction regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, GAAP or IFRS. None of NFC’s or UFH’s independent registered public accounting firms or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Certain of the financial projections set forth below, including Adjusted EBITDA, may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS and non-IFRS financial measures as used by UFH may not be comparable to similarly titled amounts used by other companies. Quantitative reconciliations of the prospective non-IFRS financial measures included herein to the most directly comparable IFRS financial measures have not been provided, as certain information necessary for such reconciliations is not available to UFH without unreasonable efforts.
Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. The inclusion of financial projections in this proxy statement should not be regarded as an indication that NFC, NFC’s board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. No person has made or makes any representation or warranty to any NFC shareholder regarding the information included in these financial projections. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this information.
EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, NFC UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.
The following tables summarize the historical results and future projections of UFH used by NFC’s board of directors for purposes of its consideration of the business combination:
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(1)
Revenue of BJU and its associated clinics grew at a CAGR of 15.8% from 2015 to 2018, primarily driven by an increase in average selling price (“ASP”) of between 3% and 4% per annum and an increase in patient volume of between 12% and 13% per annum over that period. The increase in ASP was primarily driven by an overall increase in the price of services provided and the provision of more high acuity services. In addition, the increase in patient volume was primarily driven by 1) higher patient volume in traditionally strong specialties such as obstetrics, family medicine, pediatrics, and emergency medicine, and 2) an increase in new patient volume from newly offered specialties such as dermatology, ENT, orthopedics, and surgery.

BJU went through a series of expansions between 2012 and 2014, which increased its gross floor area (“GFA”) from approximately 4,800 square meters in 2012 to approximately 16,500 square meters in 2019. As a result of its significant expansion, BJU currently operates at a bed utilization rate of less than 60%.
Revenue of BJU and its associated clinics is expected to grow at a CAGR of 8.4% from 2018 to 2024, primarily driven by an anticipated increase in ASP of approximately 3% per annum as a result of an overall increase in the price of services provided and the provision of more high acuity services. The rest of the revenue growth is expected to be driven by organic patient volume growth at BJU and its associated clinics. By 2024, BJU is expected to achieve a bed utilization rate of approximately 75%.
(2)
PXU, which opened in 2004, has approximately 5,900 square meters of GFA including its satellite clinics, but is currently treating approximately half of BJU’s outpatient and inpatient volume. Due to its capacity constraints and out of date infrastructure, revenue of PXU was stagnant from 2015 to 2018.

PXU is currently planning to move to a new facility near its existing complex, which is expected to open in Q4 2019. The new facility is expected to have approximately 21,700 square meters of GFA with state-of-the art equipment including hybrid operating rooms and expanded outpatient consultation rooms and inpatient beds. Due to its upgraded and expanded facilities, PXU is expected to be able to offer additional specialized services and accommodate more patients than at its existing facility. As a result, revenue of PXU is expected to grow at a CAGR of 17.7% from 2018 to 2020, primarily driven by increased patient volume as a result of the expansion. In addition, PXU is expected to generate approximately RMB 682 million of revenue in 2020, which was calculated based on BJU’s similar expansion historically. Furthermore, revenue of PXU is expected to grow at a CAGR of 12.0% from 2020 to 2024, and PXU is expected to be able to generate its pre-expansion revenue per bed of RMB 12.0 million by 2024.
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(3)
Tier 2 facilities and other assets consists of UFH’s Tianjin United Family Hospital (“TJU”), Qingdao United Family Hospital (“QDU”), Beijing United Family Rehabilitation Hospital, Bo’Ao clinic, Hangzhou clinic and Yuesao (postpartum care workers) business. Revenue of the tier 2 facilities and other assets as a group is expected to grow at a CAGR of 16.3% from 2018 to 2024, primarily driving by increased patient volume for TJU’s IVF services, continued ramp-up of operations at QDU and increased patient volume at the Beijing United Family Rehabilitation Hospital. The tier 2 facilities and other assets as a group are expected to achieve RMB 3.5 million of revenue per bed in 2024, which is approximately 27% of BJU’s revenue per bed in 2018.

(4)
Opened in Q3 2018, Guangzhou United Family Hospital (“GZU”) is currently UFH’s largest hospital to date with over 70,000 square meters of GFA and is centrally located in Guangzhou’s central business district. As of May 2019, GZU achieved run-rate revenue of RMB 173 million, which is equivalent to BJU’s Year 7 revenue after opening and PXU’s Year 4 revenue after opening, demonstrating significant ramp-up ability.

(5)
Opened in Q3 2018, Shanghai Pudong United Family Hospital (“PDU”) is located in Jinqiao, Pudong District, which is a traditionally wealthy Chinese and expatriate community of Shanghai. PDU is located approximately 30-40km away from the current site of PXU and serves a different are of the Shanghai market. As of May 2019, PDU had achieved run-rate revenue of RMB 111 million.

(6)
Beijing’s Jingbei United Family Women’s and Children’s Hospital (“DTU”) is currently under construction and is expected to open in 2020. This new 200-licensed bed, approximately 22,200 square meter facility, is expected to serve Beijing’s Haitian and Northwest Beijing districts, which have large concentrations of expatriates and wealthy Chinese.

(7)
PDU and GZU are expected to generate an aggregate of approximately RMB 526 million of revenue and to break even in aggregate Adjusted EBITDA in 2020. In addition, expansion assets as a group are expected to generate RMB 1,641 million of revenue in 2024 and RMB 4.8 million of revenue per bed in 2024, which represents approximately 38% of BJU’s revenue per bed in 2018. Expansion assets are expected to achieve stabilization within 8 to 10 years following their opening. At stabilization, the expansion assets as a group are expected to generate between RMB 10 million and RMB 12 million of revenue per bed, which is similar to the rate generated in BJU and PXU in 2018.

(8)
Following the Closing, UFH is expected to enter into a management contract with NFG relating to the operation of NFG’s Shenzhen United Family (“SZU”) hospital. Pursuant to the agreement, UFH will manage the facility under the UFH brand name and will receive a management fee, which will be based on a percentage of SZU’s revenue, EBITDA, and expansion-related capital expenditures per year, as well as a fixed minimum fee for the use of the UFH brand name.

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(1)
BJU’s Adjusted EBITDA margin (excluding its clinics) was 14/0% in 2015, which was primarily a result of 1) its expansion projects in 2014, which led to higher fixed costs and higher staff expenses in 2015, and 2) lower birth rates in the year of the Sheep. BJU’s Adjusted EBITDA margin recovered in 2016 and 2017 due to strong revenue growth. BJU’s Adjusted EBITDA margin continued to grow to 30.2% in 2018, primarily as a result of continued strong revenue growth and operation leverage. Furthermore, BJU is expected to maintain an Adjusted EBITDA margin of between 28.5% and 30% through 2024.

(2)
PXU’s Adjusted EBITDA margin was generally stable at between 28.0% to 30.6% from 2015 to 2017. The slightly higher Adjusted EBITDA margin in 2016 was due to higher revenue from the year of the Monkey and the higher birth rates in this year. PXU’s lower Adjusted EBITDA margin in 2018 and 2019 was primarily due to increased rental expenses during this time as a result of it paying rent for both its existing and new facilities. PXU paid RMB 28 million of extra rental expense in 2018 and is expected to pay RMB 14 million of net extra rental expense in 2019. After adjusting for the impact of the increased rent expense, PXU’s Adjusted EBITDA margin was approximately 28.0% in 2018 and 27.0% in 2019, reflecting an increase in headcount of physicians, nurses and administrative staff in preparation for the new facility. Furthermore, PXU’s Adjusted EBITDA margin in 2020 is expected to be 25.7% due to an anticipated increase in sales and marketing expenses needed to drive new patient volume into the facility, which will be offset by the elimination of the double rental payment starting in that year. PXU’s Adjusted EBITDA margin is expected to remain stable at around 27% through 2024.

(3)
In 2019, TJU’s Adjusted EBITDA margin is expected to be approximately 16.2%, Beijing United Family Rehabilitation Hospital’s Adjusted EBITDA is expected to break even and QDU is expected to generate RMB 22 million of Adjusted EBITDA loss, with its Adjusted EBITDA expected to break even in 2020. In addition, the tier 2 facilities as a group are expected to have an aggregate Adjusted EBITDA margin of 19.5% in 2024, as overall revenue is expected to continue to increase at these facilities.

(4)
PDU and GZU are expected to generate approximately RMB 526 million of revenue in 2020 and are expected to break even in aggregate Adjusted EBITDA. The aggregate Adjusted EBITDA loss of RMB 55 million in 2020 for the tier 1 expansion assets (excluding SZU) is expected to result from the costs associated with opening DTU. Expansion Assets as a group are expected to be Adjusted EBITDA positive in 2021 and are expected to have an Adjusted EBITDA margin of 23.4% in 2024. Due to similar market dynamics, pricing structure and cost structure to BJU and PXU, expansion assets as a group are expected to generate between 28% to 30% Adjusted EBITDA margin at stabilization.

(5)
Approximately half of the headquarters expenses are related to the business development, project management, procurement and sales and marketing for the Expansion Assets, and the remaining expenses are related to the operating assets. The headquarters expenses are expected to remain stable and grow at 4.7% CAGR from 2018 to 2024.

Reconciliation of Historical Non-IFRS Measures
Adjusted EBITDA is a supplemental non-IFRS financial measure that is used by UFH’s management and external users of its financial statements. UFH defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, (iii) other expenses (such as share based compensation), (iv) provision for income taxes, as further adjusted for the monitoring fee to Fosun Seller and TPG Seller. Adjusted EBITDA is not a measure of net income (loss) as calculated under IFRS.
UFH’s management believes that Adjusted EBITDA is useful for evaluating operating performance and comparing its results of operations from period-to-period and against its peers without regard to UFH’s financing or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or any other measure determined in accordance with IFRS or as an indicator of UFH’s operating performance or liquidity. The presentation of Adjusted EBITDA should not be construed as an inference that results will be unaffected by unusual or non-recurring items. Additionally, computation of Adjusted EBITDA for UFH may not be comparable to other similarly titled measures of other companies.
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The following table presents a reconciliation of historical Adjusted EBITDA to net loss, UFH’s most directly comparable financial measure calculated in accordance with IFRS.
1.
Miscellaneous income, net are other income and expense not attributable to operating expenses and finance expenses, such as gains on disposal of held-to-sale assets.

2.
UFH is currently in the final stages of negotiation with its joint venture partner of Shanghai Puxi hospital regarding an annual rental reimbursement, which amount would constitute an add-back of a non-recurring expense.

3.
Monitoring fee payable to TPG Seller and Fosun Seller each year are not related to UFH’s business operations.

Satisfaction of 80% Test
After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — NFC’s Board of Directors’ Reasons for Approval of the Business Combination,” NFC’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for its initial public offering, including that the business combination had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Transaction Agreement.
Potential Purchases of Public Shares and/or Warrants
At any time prior to the general meeting, during a period when they are not then aware of any material nonpublic information regarding NFC or its securities, the initial shareholders, the anchor investors, UFH and/or their respective affiliates may purchase public shares and/or warrants, or they may enter into arrangements with holders of public shares or other investors to provide them with incentives to acquire and/or not redeem their public shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of that (i) the proposals presented to shareholders for approval at the general meeting are approved and/or (ii) that NFC has the Necessary Cash at Closing. This may result in the completion of our business combination when it may not otherwise have been possible. Other than as described elsewhere in this proxy statement, the exact nature of any such incentives has not been determined as of the date hereof and they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the initial shareholders for nominal value.
Entering into any such arrangements may have a depressive effect on NFC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the general meeting.
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If such transactions are effected, the consequence could be to cause the business combination to be approved and completed in circumstances where such approval or completion could not otherwise be obtained or achieved. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the general meeting and would likely increase the chances that such proposals would be approved. However, as a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.
Other than as described herein, as of the filing date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NFC will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would materially affect the vote on the proposals to be put to the general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Equity Ownership Upon Closing
It is anticipated that, upon completion of the business combination, the ownership interests in NFH will be as set forth in the table below.
	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares
NFC’s public shareholders(1)	22%	7%
Initial Shareholders(2)	7%	8%
Anchor Investors(2)(3)	16%	17%
PIPE Investors	43%	56%
Fosun Seller and Roberta Lipson	11%	11%
Management Sellers	1%	1%

(1)
Includes 900,000 NFC Class A ordinary shares underlying the public units held by Antony Leung and Carl Wu.

(2)
Assumes that the Sponsor waives its right to have its NFC Class B ordinary shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors), which the Sponsor has indicated its intention to do.

(3)
Includes the NFC ordinary shares to be issued to Antony Leung and Carl Wu at Closing in accordance with the Forward Purchase Agreements entered into by each of them.

There are currently outstanding an aggregate of 22,125,000 warrants to acquire NFC Class A ordinary shares, which includes 7,750,000 private placement warrants issued to the Sponsor at the time of the initial public offering and 14,375,000 public warrants. In addition, we expect to issue at the Closing an aggregate of 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements. Therefore, As of the filing date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one NFC Class A ordinary share is issued as a result of such exercise, with payment to NFC of the exercise price of  $11.50 per share for applicable warrants, NFC’s fully-diluted share capital would increase by a total of 26,875,000 shares, with $309,062,500 paid to NFC to exercise the warrants.
Sources and Uses of Funds for the Business Combination
The following table summarizes the sources and uses for funding the business combination. Where actual amounts are not known or knowable, the figures below represent NFC’s good faith estimate of such amounts assuming a closing as of the indicated date.
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(in thousands) Sources	No Redemptions		Maximum Redemptions
	RMB	USD	RMB	USD
Debt Financing	2,062,650	300,000	2,062,650	300,000
Cash from Trust Account(1)	2,020,730	293,903	630,126	91,648
Forward Purchase Agreements	1,306,345	190,000	1,306,345	190,000
Equity Financing	3,881,220(2)	564,500(2)	4,891,794	711,482
Seller Reinvestment(3)	1,093,205	159,000	1,093,205	159,000
Total Sources	10,364,150	1,507,403	9,984,120	1,452,130
Uses	RMB	USD	RMB	USD
Cash to Sellers(4)	8,006,355	1,164,476	8,006,355	1,164,476
Cash to balance sheet	1,058,325	153,927	678,295	98,654
Seller Reinvestment(3)	1,093,205	159,000	1,093,205	159,000
Transaction costs(5)	206,265	30,000	206,265	30,000
Total Uses	10,364,150	1,507,403	9,984,120	1,452,130

(1)
Amounts based on cash held in NFC’s trust account as of June 30, 2019.

(2)
In accordance with the terms of the Subscription Agreements, NFC may, in its discretion, increase this amount at Closing.

(3)
Includes (i) an aggregate of  $147,128,311 (RMB 1,011,580,705) of NFH ordinary shares to be issued to Roberta Lipson and the Fosun Seller pursuant to the Lipson Reinvestment Agreement and the Fosun Rollover Agreement, respectively, (ii) an aggregate of up to $8,153,315 (RMB 56,058,117) of NFH ordinary shares that are expected to be issued to the Management Sellers in accordance with the terms of the Management Reinvestment Agreements and (iii) an aggregate of approximately $3,718,374 (RMB 25,565,677) of NFH Options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony.

(4)
Includes an aggregate of  $21,000,000 (RMB 144,385,500) in expense reimbursements to be paid to Fosun Seller and Healthy Harmony or an affiliate of Roberta Lipson in accordance with the terms of the Transaction Agreement.

(5)
This amount includes $6,912,500 (RMB 47,526,894) of deferred underwriting commission.

Board of Directors of the Company Following the Business Combination
Upon consummation of the business combination, we anticipate that the board of directors of NFH will consist of nine directors. See the section entitled “Management of NFH Following the Business Combination” for additional information.
Name; Headquarters
The name of the company after the business combination will be named “New Frontier Health Corporation” and our headquarters will be located at 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong.
Redemption Rights
See the section entitled “Extraordinary General Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Anticipated Accounting Treatment
The business combination will be accounted for under the scope of IFRS. NFC has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:
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•
NFC is transferring cash and equity consideration via the use of funds in their trust account and proceeds from equity issuances, and will be incurring liabilities to execute the business combination;

•
NFC’s shareholders as a group will have the largest voting interest in the combined entity under the no redemption and maximum redemption scenarios;

•
The combined company’s board of directors will initially consist of nine directors, seven of whom will be selected by or associated with NFC. Furthermore, NFC’s existing chairman of board of directors will remain in place as the chairman of the board of directors of the combined company.

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Healthy Harmony’s senior management will comprise the senior management of the combined company, however, NFC will establish an executive committee to provide oversight to the combined company’s management team as they continue in their current roles; and

•
NFC was the entity that initiated the business combination.

These factors support the conclusion that NFC is the accounting acquirer in the business combination. Healthy Harmony constitutes a business in accordance with IFRS 3 and the business combination constitutes a change in control. Accordingly, the business combination will be accounted for using the acquisition method.
Regulatory Matters
The business combination is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the Registrar of Companies of the Cayman Islands necessary to effectuate the transactions contemplated by the Transaction Agreement.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the entry into, and the adoption of, the Transaction Agreement, dated as of July 30, 2019, as may be amended from time to time (the “Transaction Agreement”), by and among New Frontier Corporation (“NFC”), NF Unicorn Acquisition L.P., a Cayman Islands exempted limited partnership and wholly owned indirect subsidiary of NFC, Healthy Harmony Holdings, L.P., a Cayman Islands exempted limited partnership (“Healthy Harmony”), Healthy Harmony GP, Inc., a Cayman Islands exempted company and the sole general partner of Healthy Harmony (“HH GP”) and the Sellers named therein, pursuant to which NFC will indirectly acquire all of the issued and outstanding equity interests of HH GP (the “GP Shares”) and approximately 99.37% of the issued and outstanding limited partnership interests in Healthy Harmony and the transactions contemplated thereby be confirmed, ratified and approved in all respects.”
Vote Required for Approval
The approval of the Business Combination Proposal requires an Ordinary Resolution. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Business Combination Proposal.
Recommendation of the NFC’s Board of Directors
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NFC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “— Interests of Certain Persons in the Business Combination” for a further discussion.
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THE CHARTER APPROVAL PROPOSAL
Overview
Our shareholders are being asked to adopt the Proposed Charter, which is attached as Annex C. Under the Transaction Agreement, the approval of the Charter Approval Proposal is not a condition to the parties’ obligation to consummate the business combination. Therefore, the business combination could still be consummated even if the Charter Approval Proposal is not approved.
The following is a summary of the key changes effected by the Proposed Charter as compared to the Current Charter, but this summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is attached as Annex C:
•
increase the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares and 1,000,000 preference shares to authorized share capital of  $50,000 divided into 490,000,000 NFH ordinary shares and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares.

•
declassify our board of directors and provide that each member of NFH’s board of directors will be elected annually at each annual general meeting;

•
change the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation;”

•
grant a waiver regarding corporate opportunities to NFH’s non-employee directors;

•
make NFH’s existence perpetual; and

•
remove certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination.

Reasons for the Amendments
Each of these amendments was negotiated as part of the business combination. NFC’s board of directors’ reasons for proposing each of these amendments to the Current Charter are set forth below.
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Capitalization Increase.   This amendment provides adequate authorized capital to provide support for NFH’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

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Board Declassification.   This amendment (1) allows shareholders to participate more frequently in the election of directors, (2) increases director accountability to shareholders, since such structure enables shareholders to express a view on each director’s performance by means of an annual vote and (3) allows shareholders the ability to influence corporate governance policies and to hold the board of directors and management accountable for implementing these policies.

•
Changing Post-Business Combination Corporate Name.   This amendment is desirable to reflect the business combination.

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Corporate Opportunities.   This amendment is desirable because granting this waiver is essential to NFH’s ability to retain and attract qualified directors and officers. We expect that NFH’s directors and officers would likely engage in business activities outside of NFH and would anticipate that such outside experience would be beneficial to any such director’s board service for and management of NFH. NFC’s board of directors believes that without such a waiver, NFH’s directors and officers could be dissuaded from serving on NFH’s board if they are concerned that their directorship could foreclose them from, or expose them to potential liability for, pursuing commercial opportunities in their individual capacity (including in connection with other entities unrelated to NFH and its affiliates).

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Perpetual Existence.   This amendment modifies the period of existence to perpetual, which is the usual period of existence for corporations and the most appropriate period for the post-business combination company.

•
Removing Blank Check Company-Related Provisions.   These revisions are desirable because they will serve no purpose following the business combination.

Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that the amended and restated memorandum and articles of association of New Frontier Corporation currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C.”
Vote Required for Approval
The approval of the Charter Approval Proposal requires a Special Resolution. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Charter Approval Proposal.
Recommendation of the NFC’s Board of Directors
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NFC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER APPROVAL PROPOSAL.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
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THE CHARTER PROVISIONS PROPOSALS
Overview
Our shareholders are asked to consider and vote upon and to approve, on a non-binding advisory basis, three separate Charter Provisions Proposals in connection with the replacement of the Current Charter with the Proposed Charter.
Charter Proposal A — Authorized Share Capital
In connection with the replacement of the Current Charter with the Proposed Charter, our shareholders are being asked to approve by Ordinary Resolution, on a non-binding advisory basis, the provision in the Proposed Charter increasing the authorized share capital from $20,100 divided into 180,000,000 NFC Class A ordinary shares, 20,000,000 NFC Class B ordinary shares, and 1,000,000 preference shares, to authorized share capital of  $50,000 divided into 490,000,000 NFH ordinary shares and 10,000,000 preference shares by: (i) the redesignation of all issued and unissued NFC Class A ordinary shares and NFC Class B ordinary shares as NFH ordinary shares ; (ii) the creation of an additional 290,000,000 NFH ordinary shares, each with the rights set out in the Proposed Charter; (iii) the redesignation of all unissued NFC preference shares as NFH preference shares; and (iv) the creation of an additional 9,000,000 preference shares.
Charter Proposal B — Approval of the Declassification of NFH’s Board of Directors
In connection with the replacement of the Current Charter with the Proposed Charter, our shareholders are being asked to approve by special resolution, on a non-binding advisory basis, the provision in the Proposed Charter providing that each member of NFH’s board of directors will be elected annually at each annual general meeting following the Closing.
Charter Proposal C — Approval of Other Changes in Connection With Adoption of the Proposed Charter
In connection with the replacement of the Current Charter with the Proposed Charter, our shareholders are being asked to approve by special resolution, on a non-binding advisory basis, all other material differences between the Current Charter and the Proposed Charter in connection with the Closing including, among other things (i) changing the post-business combination corporate name from “New Frontier Corporation” to “New Frontier Health Corporation” and making NFH’s corporate existence perpetual, (ii) granting a waiver regarding corporate opportunities to NFH’s non-employee directors and (iii) removing certain provisions related to NFC’s status as a blank check company that will no longer apply upon consummation of the business combination, all of which NFC’s board of directors believe are necessary to adequately address the needs of the post-business combination company.
Reasons for the Approval of the Charter Provisions Proposals
Authorized Shares
Our board of directors believes that it is important for NFH to have available for issuance a number of authorized ordinary shares and preference shares sufficient to support its growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). In addition, Charter Proposal A, if approved, would also adequately address the needs of NFH after the business combination.
Declassification of the Board
Our board of directors believes that a declassified board of directors (1) allows shareholders to participate more frequently in the election of directors, (2) increases director accountability to shareholders, since such structure enables shareholders to express a view on each director’s performance by means of an annual vote and (3) allows shareholders the ability to influence corporate governance policies and to hold the board of directors and management accountable for implementing these policies.
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Waiver of Corporate Opportunities
Our board of directors believes that granting this waiver is essential to NFH’s ability to retain and attract qualified directors and officers. We expect that NFH’s directors and officers would likely engage in business activities outside of NFH and would anticipate that such outside experience would be beneficial to any such director’s board service for and management of NFH. Our board of directors believes that without such a waiver, our directors and officers could be dissuaded from serving on NFH’s board if they are concerned that their directorship could foreclose them from, or expose them to potential liability for, pursuing commercial opportunities in their individual capacity (including in connection with other entities unrelated to NFH and its affiliates). Our board believes that the corporate opportunity waiver included in the Proposed Charter provides a clear delineation between what constitutes a corporate opportunity for NFH and what constitutes a commercial opportunity that a director or officer may otherwise pursue in his or her individual capacity, and that such clarity will enable NFH to attract and retain qualified directors and officers.
Corporate Name and Perpetual Existence
Our board of directors believes that changing the post-business combination corporate name from “New Frontier Corp.” to “New Frontier Health Corporation” and making NFH’s existence perpetual is desirable to reflect the business combination. Additionally, perpetual existence is the usual period of existence for corporations, and our board of directors believes that it is the most appropriate period for the post-business combination company.
Blank Check Company
Our board of directors has determined it is in the best interest of NFH to eliminate provisions specific to NFC’s status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the business combination. For example, these proposed amendments remove the requirement to dissolve NFC and allow it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for the post-business combination company.
Resolutions to be Voted Upon
The full text of the resolutions to be passed are as follows:
Charter Proposal A
“ RESOLVED: as an ordinary resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that the increase of the authorized share capital:
from US$20,100 divided into 180,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each;
to US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each;
by the cancellation of 20,000,000 Class B ordinary shares of a par value of US$0.0001;
by the redesignation of all issued Class A ordinary shares of a par value of US$0.0001 each as ordinary shares of a par value of US$0.0001 each;
by the redesignation of all unissued Class A ordinary shares of a par value of US$0.0001 each as ordinary shares of a par value of US$0.0001 each;
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by the creation of an additional 310,000,000 ordinary shares of a par value of US$0.0001 each with the rights set out in the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C; and
by the creation of an additional 9,000,000 preference shares of a par value of US$0.0001 each”
Charter Proposal B
“RESOLVED, as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that hat the provision in the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C providing that each director of New Frontier Corporation will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the closing of the business combination contemplated by the Transaction Agreement.”
Charter Proposal C
“RESOLVED, as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that: (a) as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that the name of the Company is changed from “New Frontier Corporation” to “New Frontier Health Corporation”; and (b) the amended and restated memorandum and articles of association of New Frontier Corporation currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C.”
Vote Required for Approval
The approval of Charter Provisions Proposals (with the exception of Charter Proposal A, which requires an Ordinary Resolution) requires a Special Resolution. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Charter Provisions Proposals.
Recommendation of the NFC’s Board of Directors
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NFC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER PROVISIONS PROPOSALS.
As discussed above, a vote to approve each of the Charter Provisions Proposals is an advisory vote, and therefore, is not binding on NFC, UFH or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory votes, NFC and UFH intend that the Proposed Charter, in the form set forth on Annex C and containing the provisions noted above, will take effect at consummation of the business combination, assuming adoption of the Charter Approval Proposal.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
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THE DIRECTOR ELECTION PROPOSAL
Overview
NFC’s board of directors is currently divided into two classes: Class I and Class II. In accordance with the terms of the Current Charter, NFC’s Class I directors will stand elected for a term expiring at NFC’s first annual general meeting and the Class II directors will stand elected for a term expiring at NFC’s second annual general meeting. Commencing at NFC’s first annual general meeting,and at each annual general meeting thereafter, (a) Class I directors elected to succeed those Class I directors whose terms expire shall be elected for a term of office to expire at the next annual general meeting after their election; and (b) Class II directors elected to succeed those Class II directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. The terms of office of our Class I directors, consisting of Antony Leung and Carl Wu, will expire at the general meeting.
The Proposed Charter will provide for the declassification of NFH’s board of directors following the Closing, so NFH’s board of directors will consist of one class of directors only, whose term will continue to the first annual general meeting following the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual general meeting of NFH shareholders.
Nominees for Election to the Board of Directors
Each of Roberta Lipson, Qiyu Chen, Shan Fu and David Zeng are nominated for election to NFH’s board of directors for terms expiring at the 2020 annual general meeting or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. In addition, each of Carl Wu, Antony Leung, David Johnson, Edward Leong Che-hung and Frederick Ma Si-hang, each of whom currently serve on NFC’s board of directors, will continue as members of NFH’s board of directors following the Closing. Please see “Management of NFH Following the Business Combination — Management and Board of Directors” for more information on the experience of Messrs. Chen, Fu and Zeng. Please see “Other Information Related to NFC” for more information on the experience of each of Messrs. Wu, Leung, Johnson, Leong Che-hung and Ma Si-hang. For more information on the experience of Ms. Lipson, please see “Business of Healthy Harmony — Management.”
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that conditional upon, and with effect from, the closing of the business combination pursuant to the Transaction Agreement, the following persons be appointed as directors of the Company, each to hold office in accordance with the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C:
Qiyu Chen
Roberta Lipson
Shan Fu
David Zeng”
Director Nomination Agreements
Each of the director nominees has been nominated pursuant to an arrangement entered into or to be entered into with NFC in connection with the business combination. Pursuant to the Lipson Employment Agreement, Ms. Lipson has been nominated to serve as a member of NFH’s board of directors at the general meeting. In addition, pursuant to the Fosun Director Nomination Agreement, Fosun Seller has the right to nominate one director to NFH’s board of directors at the general meeting, and so Fosun Seller has nominated Qiyu Chen. Pursuant to the Vivo Director Nomination Agreement, Vivo has the right to nominate up to two directors to NFH’s board of directors at the general meeting, and so has nominated Shan Fu. Finally, pursuant to the Sponsor Director Nomination Agreement, in connection with the Closing, the Sponsor has the right to nominate a number of individuals to NFH’s board of directors equal to the total number of directors to be so appointed or nominated, less the number of directors to be
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appointed or nominated by each of the Ms. Lipson, Fosun Seller and Vivo; provided that the Sponsor’s nominees include a number of individuals who will serve as independent directors such that there will be at least three independent directors on NFH’s board of directors following such election or appointment, as applicable. As such, the Sponsor has nominated Mr. Zeng. Following the Closing, Mr. Johnson is expected to resign from the board of directors of NFH. Vivo is expected to nominate an independent director in accordance with the terms of the Vivo Director Nomination Agreement.
For more details, see the section of this proxy statement entitled “The Business Combination Proposal — Related Agreements.”
Vote Required for Approval
The approval of the Director Election Proposal requires an Ordinary Resolution. Pursuant to the Current Charter, until the Closing, only holders of NFC Class B ordinary shares can elect or remove directors. Therefore, only holders of NFC Class B ordinary shares will vote on the election of directors at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Director Election Proposal.
The Director Election Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Director Election Proposal will have no effect, even if approved by our public shareholders.
Recommendation of NFC’s Board of Directors
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NFC SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
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THE SHARE ISSUANCE PROPOSAL
Overview
Assuming the Business Combination Proposal is approved, our shareholders are also being asked to approve, by Ordinary Resolution, the Share Issuance Proposal.
NFC’s units, ordinary shares and public warrants are listed on the NYSE and, as such, the Share Issuance Proposal is proposal to approve by Ordinary Resolution, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable listing rules of the NYSE, the issuance by NFC of  (i) 19,000,000 NFC Class A ordinary shares to the anchor investors pursuant to the Forward Purchase Agreements, (ii) up to 71,148,186 NFC Class A ordinary shares, subject to adjustment by NFC as discussed herein, to the PIPE Investors pursuant to the Subscription Agreements, (iii) an aggregate of up to approximately 15,528,163 NFH ordinary shares to certain Sellers and members of UFH Management in connection with the business combination (excluding an aggregate of approximately 371,837 of NFH options and NFH RSUs that are expected to be issued to certain members of UFH Management in respect of their outstanding options and RSUs of Healthy Harmony), (iv) an aggregate of 225,000 NFC Class B ordinary shares to an anchor investor and the Sponsor in connection with the increase in NFC’s commitments under the Forward PurchaseAgreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC's initial public offering, and (v) 4,750,000 forward purchase warrants to the anchor investors pursuant to the Forward Purchase Agreements.
Reasons for the Approval of the Share Issuance Proposal
We are seeking shareholder approval in order to comply with the NYSE Rules 312.03(c) and (d). Under the NYSE Rule 312.03(c), shareholder approval is required prior to the issuance of, or of securities convertible into or exercisable for ordinary shares, in any transaction or series of related transactions if: (1) the ordinary shares have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such shares or of securities convertible into or exercisable for ordinary shares; or (2) the number of ordinary shares to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of ordinary shares outstanding before the issuance of such ordinary shares or of securities convertible into or exercisable for ordinary shares.
Collectively, NFC may issue 20% or more of our outstanding ordinary shares or 20% or more of the voting power, in each case outstanding before the issuance, in connection with the business combination.
Under the NYSE Rule 312.03(d), shareholder approval is required prior to an issuance that will result in a change of control of the issuer. The NYSE does not define “change of control” for purposes of Rule 312.03(c), but instead applies a subject test on a case-by-case basis. Generally, purchases of more than 30% of the outstanding voting stock are presumed to constitute a change of control and purchases of between 20% and 30% of the outstanding voting stock may be presumed to constitute a change of control, depending on the corporate governance structure. In some situations, an issuance of even less than 20% may be deemed to have resulted in a change of control.
Effect of the Proposal on Current Shareholders
In the event that this proposal is not approved by NFC shareholders, the business combination may not be consummated. In the event that this proposal is approved by NFC shareholders, but the Transaction Agreement is terminated (without the business combination being consummated) prior to the issuance of ordinary shares pursuant to the Subscription Agreements, NFC will not issue the ordinary shares.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal is approved and adopted, for the purposes of complying with the applicable listing rules of The New York Stock Exchange (the “NYSE”), the issuance by New Frontier Corporation of  (i) 19,000,000 Class A ordinary shares of a par value of US$0.0001 each to the anchor investors pursuant to the Forward
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Purchase Agreements, (ii) up to 71,148,186 Class A ordinary shares of a par value of US$0.0001 to certain accredited investors in connection with the private placements of Class A ordinary shares of a par value of US$0.0001 to certain accredited investors pursuant to certain subscription agreements (the “Subscription Agreements”) entered into between NFC and each of the PIPE Investors (the “Equity Financing”), (iii) and an aggregate of up to approximately 15,528,163 ordinary shares of a par value of US$0.0001 to certain Sellers and members of UFH Management in connection with the business combination be confirmed, ratified and approved in all respects.”
Vote Required for Approval
The approval of the Share Issuance Proposal requires an Ordinary Resolution. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Share Issuance Proposal.
The Share Issuance Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Share Issuance Proposal will have no effect, even if approved by our public shareholders.
Recommendation of NFC’s Board of Directors
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NFC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
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THE INCENTIVE PLAN PROPOSAL
Overview
NFC’s shareholders are being asked to approve and adopt the New Frontier Health Corporation 2019 Omnibus Incentive Plan (the “Incentive Plan”). A total of seven and one-half percent (7.5%) of the outstanding NFH ordinary shares upon consummation of the business combination, will be reserved for issuance under the Incentive Plan. NFC’s board has approved the Incentive Plan, subject to shareholder approval at the general meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached as Annex E. If approved by NFC’s shareholders, the Incentive Plan will be administered by NFH’s board or by a committee that NFH’s board designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan. In addition, NFC’s board is asking shareholders to approve the Incentive Plan, including the performance goals thereunder.
After careful consideration, NFC’s board believes that approving the Incentive Plan is in the best interests of NFC and NFH. The Incentive Plan promotes ownership in NFH by its employees, directors and consultants, and aligns incentives between these service providers and shareholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, NFH ordinary shares. Therefore, NFC’s board recommends that its shareholders approve the Incentive Plan.
Reasons for the Approval of the Incentive Plan Proposal
Shareholder approval of the Incentive Plan is necessary in order for NFC to (1) meet the shareholder approval requirements of the NYSE and (2) grant incentive stock options thereunder.
Specifically, approval of the Incentive Plan will constitute approval of the material terms of the Incentive Plan pursuant to the shareholder approval requirements of Section 422 of the Code relating to incentive stock option.
If NFC’s shareholders do not approve this proposal, the Incentive Plan will not become effective and NFH will not be able to grant equity awards under the Incentive Plan.
Summary of the Incentive Plan
The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex E.
Purpose; Types of Awards.   The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with NFH’s objectives; (ii) to give its participants an incentive for excellence in individual performance; (iii) to promote teamwork among its participants; and (iv) to give us a significant advantage in attracting and retaining key employees, directors, and consultants.
To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.
Shares Subject to the Incentive Plan.   A total of seven and one-half percent (7.5%) of the outstanding NFH ordinary shares upon consummation of the business combination will be reserved and available for issuance under the Incentive Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is seven and one-half percent (7.5%) of the outstanding NFH ordinary shares upon consummation of the business combination. Non-employee directors may only be granted and paid up to $500,000 (when taken together with any fees paid to such non-employee director) in compensation per fiscal year. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive
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Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised stock-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.
Administration of the Incentive Plan.   The Incentive Plan will be administered by the plan administrator, who is NFH’s board or a committee that NFH’s board designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.
Participation.   Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator. Awards of qualified stock options, however, shall be limited to employees of NFH or its affiliates. As of [         ], 2019, there are approximately [         ] employees, [         ] non-employee directors, and [         ] consultants who are eligible to receive awards under the Incentive Plan.
Types of Awards.   The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.
Performance-Based Awards.   NFH may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted stock units.
Performance Goals.   If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the NFH ordinary shares; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.
Restricted Stock.   A restricted stock award is an award of NFH ordinary shares that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.
Restricted Stock Units.   A restricted stock unit is a right to receive shares or the cash equivalent of NFH ordinary shares at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, NFH must deliver to the holder of the restricted stock unit, unrestricted NFH ordinary shares.
Non-Qualified Stock Options.   A non-qualified stock option entitles the recipient to purchase NFH ordinary shares at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of a NFH ordinary share on the date of grant. Fair market value will generally be the closing price of a NFH ordinary share on the NYSE on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of a qualified stock option as described below.
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Qualified Stock Option.   A qualified stock option is a stock option that meets the requirements of Section 422 of the Code. Qualified stock options may be granted only to employees and the aggregate fair market value of a NFH ordinary share determined at the time of grant with respect to qualified stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No qualified stock option may be granted to any person who, at the time of the grant, owns or is deemed to hold shares possessing more than 10% of NFH’s total combined voting power or that of any of NFH’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the NFH ordinary shares subject to the option on the date of grant and (ii) the term of the qualified stock option does not exceed five years from the date of grant.
Stock Appreciation Rights.   A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a NFH ordinary share on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a NFH ordinary share on the grant date), multiplied by the number of NFH ordinary shares subject to the SAR (as determined by the plan administrator).
Other Stock-Based Awards.   NFH may grant or sell to any participant unrestricted NFH ordinary shares under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to NFH ordinary shares.
Other Cash-Based Awards.   NFH may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.
Equitable Adjustments.   In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of NFH ordinary shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of NFH ordinary shares covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control.   In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if NFH is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Amendment and Termination.   The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of NFH’s shareholders will be obtained for any amendment to the Incentive Plan that requires shareholder approval under the rules of the stock exchange(s) on which NFH ordinary shares are then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of NFH ordinary shares reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.
U.S. Federal Income Tax Consequences
The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the United States federal
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income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.
Nonqualified Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and NFH will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and NFH will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof  (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended and Restated Plan), the optionee will not recognize any income and NFH will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and NFH will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, NFH will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs.   A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. NFH will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock.   A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). NFH generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time
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the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. NFH generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units.   A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time of payment, and NFH will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards.   In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions.
In any event, NFH will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
New Plan Benefits
Awards under the Incentive Plan will be made at the discretion of the plan administrator. There are no awards currently pending or contemplated under the Incentive Plan and it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan at this time.
Equity Compensation Plan Information
NFC did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2018.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal is approved and adopted, the New Frontier Health Corporation 2019 Omnibus Incentive Plan be approved and adopted in all respects.”
Vote Required for Approval
The approval of the Incentive Plan Proposal requires an Ordinary Resolution. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Incentive Plan Proposal.
The Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Incentive Plan Proposal will have no effect, even if approved by NFC’s public shareholders.
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Recommendation
NFC’s board of directors believes that the Incentive Plan will provide NFH with the continued ability to link participants’ pay to shareholder returns, is a critical compensation component in NFH’s ability to attract, retain and motivate employees by aligning their interests with the interests of NFH’s shareholders.
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NFC SHAREHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
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THE ADJOURNMENT PROPOSAL
The Adjournment Proposal allows NFC’s board of directors to submit a proposal to approve, by Ordinary Resolution, the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is presented to the general meeting and is not approved by the shareholders, NFC’s board of directors may not be able to adjourn the general meeting to a later date in the event that based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the condition precedent proposals or if one or more of the closing conditions under the Transaction Agreement has not been satisfied. In such events, the business combination would not be completed.
Resolution to be Voted Upon
The full text of the resolution to be passed is as follows:
“RESOLVED, as an ordinary resolution, that the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived be approved and adopted in all respects.”
Vote Required for Approval
The approval of the Adjournment Proposal requires an Ordinary Resolution. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting and therefore will have no effect on the Adjournment Proposal.
The Adjournment Proposal is not conditioned upon any other proposal.
Recommendation of NFC’s Board of Directors
NFC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of NFC’s directors and officers may result in a conflict of interest on the part of one or more of the directors and officers between what he or they may believe is in the best interests of NFC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.
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OTHER INFORMATION RELATED TO NFC
Introduction
We were incorporated as a Cayman Islands exempted company on March 28, 2018 and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Prior to executing the Transaction Agreement, our efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.
Initial Public Offering
On July 3, 2018, we consummated the initial public offering of 28,750,000 units. Each unit consists of one NFC Class A ordinary share and one-half of one warrant, with each whole warrant entitling the holder thereof to purchase one NFC Class A ordinary share for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of  $287,500,000. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.
Simultaneously with the closing of the initial public offering, we completed the private sale of 7,750,000 private placement warrants to the Sponsor at a purchase price of  $1.00 per warrant, generating gross proceeds to the Company of  $7,750,000. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the private placement warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Prior to the consummation of the initial public offering, on April 19, 2018, the Sponsor purchased 10,750,000 founder shares, which issuance was reflected on the register of members of the Company on May 29, 2018 in exchange for a capital contribution of $25,000, or approximately $0.002 per share, up to 5,000,000 of which were subject to forfeiture by our Sponsor and anchor investors ratably to the extent the aggregate amount committed to be purchased pursuant to the Forward Purchase Agreements would be less than $200,000,000. In addition, as an inducement to the anchor investors (as discussed below) to enter into the Forward Purchase Agreements, on June 19, 2018, the Sponsor transferred to the anchor investors an aggregate of 2,262,500 founder shares for no cash consideration. On June 12, 2018, the Sponsor forfeited 475,000 founder shares to us for no consideration. On June 18, 2018, we effected a share capitalization resulting in the Sponsor holding an aggregate of 8,875,000 founder shares after giving effect to the transfer described above. On June 27, 2018, we effected a share capitalization resulting in the Sponsor holding an aggregate of 9,450,000 founder shares. Subsequent to the closing of the initial public offering, our Sponsor transferred 10,000 Founder Shares to Edward Leong Che-hung and 5,000 Founder Shares to each of two trusts for the benefit of family members of David Johnson in connection with Messrs. Leong and Johnson’s service as members of our board of directors.
Prior to the initial public offering, we entered into forward purchase agreements pursuant to which certain accredited investors (the “anchor investors”) agreed to subscribe for an aggregate of 18,100,000 NFC Class A ordinary shares (the “forward purchase shares”) plus 4,525,000 redeemable warrants (the “forward purchase warrants” and, together with the forward purchase shares, the “forward purchase securities”) for a purchase price of   $10.00 multiplied by the number of NFC Class A ordinary shares, or $181,000,000 in the aggregate, which aggregate purchase price includes purchases by entities controlled by Antony Leung and Carl Wu, our Chairman and Chief Executive Officer, for an aggregate of   $21,000,000, in a private placement to close concurrently with the Closing. In connection with these agreements, the Sponsor transferred to the anchor investors an aggregate of 2,262,500 founder shares as an inducement to enter into the forward purchase agreements for no cash consideration. Subject to certain exceptions to forfeiture and transfer provisions, the founder shares transferred in connection with these agreements are subject to similar contractual conditions and restrictions as the founder shares issued to the Sponsor in connection with the initial public offering. The forward purchase warrants will have the same terms as our public warrants. Under the terms of the forward purchase agreements, if an anchor investor fails to close on its obligation to purchase forward purchase securities at the time of the initial business combination, such anchor investor will be contractually required to forfeit any and all founder shares transferred to it.
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We entered into an additional forward purchase agreement as of June 29, 2018, with an accredited investor providing for the purchase of 900,000 forward purchase shares, plus 225,000 forward purchase warrants, for an aggregate purchase price of $9.0 million, or $10.00 per forward purchase share, in a private placement to close concurrently with the Closing. As an inducement to such accredited investor to enter into the forward purchase agreement, NFC agreed to issue 112,500 founder shares to each of such accredited investor and the Sponsor for nominal cash consideration at Closing.
The obligations under the forward purchase agreements do not depend on whether any public shareholders redeem their shares and provide us with a minimum funding level for the initial business combination.
A total of  $287,500,000 of proceeds from the initial public offering, including $7,750,000 of the proceeds of the sale of the private placement warrants, was placed in a segregated trust account located in London at Citibank maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “trust account”). The amounts held in the trust account have been invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds in the trust account that may be released to us to pay our taxes, the funds held in the trust account will not be released until the earliest of  (i) the completion of our initial business combination, (ii) the redemption of any of the public shares properly submitted in connection with a shareholder vote to amend our Current Charter to modify the substance or timing of our obligation to redeem 100% of the public shares if we do not complete our initial business combination within 24 months from the closing of the initial public offering or (iii) the redemption of the public shares if we are unable to complete our initial business combination within 24 months from the closing of the initial public offering, subject to applicable law.
As of June 30, 2019, there was $293,902,478 in investments and cash held in the trust account and approximately $1,740,000 of cash held outside the trust account. As of June 30, 2019, no funds had been withdrawn from the trust account to pay taxes.
Fair Market Value of UFH’s Businesses
The NYSE rules require that NFC’s initial business combination must occur with one or more operating businesses or assets with a fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the business combination. NFC will not complete a business combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act of 1930, as amended (the “Investment Company Act”). NFC’s board of directors determined that this test was met in connection with the business combination.
Shareholder Approval of Business Combination
Under NFC’s Current Charter, in connection with any proposed business combination, NFC must seek shareholder approval of an initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, subject to the limitations described in the prospectus for NFC’s initial public offering. Accordingly, in connection with the business combination, the public shareholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement.
Redemption Rights in Connection with Business Combination
As discussed above, we are required to provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. We have decided to provide such opportunity in connection with a shareholder vote. Accordingly, we are required to conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and file proxy materials with the SEC.
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Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all, but must comply with the redemption procedures specified in this proxy statement.
Voting Restrictions in Connection with Shareholder Meeting
As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof  (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof  (excluding the shares owned by the Sponsor and Messrs. Leung and Wu), entered into Support Agreements with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting.
At any time prior to the general meeting, during a period when they are not then aware of any material nonpublic information regarding NFC or its securities, the initial shareholders, the anchor investors, UFH and/or their respective affiliates may purchase public shares and/or warrants, or they may enter into arrangements with holders of public shares or other investors to provide them with incentives to acquire and/or not redeem their public shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of that (i) the proposals presented to shareholders for approval at the general meeting are approved and/or (ii) that NFC has the Necessary Cash at Closing. This may result in the completion of our business combination when it may not otherwise have been possible. Other than as described elsewhere in this proxy statement, the exact nature of any such incentives has not been determined as of the date hereof and they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the initial shareholders for nominal value.
Entering into any such arrangements may have a depressive effect on NFC’s ordinary shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the general meeting.
If such transactions are effected, the consequence could be to cause the business combination to be approved and completed in circumstances where such approval or completion could not otherwise be obtained or achieved. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the general meeting and would likely increase the chances that such proposals would be approved. However, as a result of the (i) Equity Financing; (ii) Debt Financing; (iii) Forward Purchase Agreements; and (iv) shareholders holding approximately $90 million of our public shares agreeing not to redeem such shares pursuant to the Support Agreements, even if all of our public shareholders elect to redeem their shares in connection with the general meeting, we will still have sufficient funds available to consummate the business combination.
Other than as described herein, as of the filing date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. NFC will file a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would materially affect the vote on the proposals to be put to the general meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
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Liquidation if No Business Combination
We have until July 3, 2020 to complete our initial business combination. If we are unable to complete the business combination or another initial business combination by that date (or such later date as our shareholders may approve in accordance with our Current Charter), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay liquidation expenses and net of income taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption pursuant to clause (ii), the founder shares held by our initial shareholders, excluding the Sponsor, shall be automatically surrendered by such initial shareholders, without any further action required on the part of such initial shareholders, for no consideration so that the Sponsor shall be the sole shareholder prior to the Company entering into voluntary liquidation; and (iv) thereafter, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands Law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete the business combination or another initial business combination by July 3, 2020.
Our initial shareholders and the anchor investors have entered into agreements with us pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the required time frame. However, if our initial shareholders acquired public shares in or after NFC’s initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within by July 3, 2020.
The Sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our Current Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by July 3, 2020, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay liquidation expenses and net of income taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $2,800,000 of proceeds initially held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of NFC’s initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
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Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination, reduce the amount of funds in the trust account to below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, except as to any claims by a third party who executed a waiver of any and all rights to monies held in the trust account (whether or not such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are our securities. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.
We will seek to reduce the possibility that the Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriters of NFC’s initial public offering against certain liabilities, including liabilities under the Securities Act. We have access to up to approximately $2,800,000 held outside the trust account with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000) may be paid using funds held outside the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors.
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If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete the business combination or another initial business combination by July 3, 2020 or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.
Facilities
We currently maintain our executive offices at 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong. The cost for our use of this space is included in the $10,000 per month fee we pay an affiliate of the Sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have three executive officers and four other officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion to the business combination.
Directors and Executive Officers
Our directors, executive officers and officers are as follows:
Name	Age	Position
Antony Leung	67	Chairman
Carl Wu	36	Chief Executive Officer, Director
David L. Johnson	65	Director
Edward Leong Che-hung	80	Director
Frederick Ma Si-hang	67	Director
Harry Chang	45	Vice President of Corporate Development, Secretary
Shuo Wang	31	Chief Financial Officer
Antony Leung, 67, has been NFC’s Chairman since its inception. Mr. Leung is the Group Chairman of NFG, which he co-founded with Carl Wu in 2016. Mr. Leung is also the Group Chairman of Nan Fung Group, a leading Chinese conglomerate based in Hong Kong engaging in real estate and investment businesses. Before joining Nan Fung Group in 2014, Mr. Leung worked for Blackstone, where he held
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various positions including Senior Managing Director, Co-Head of Private Equity in Asia, Chairman of Greater China and member of the Executive Committee, being responsible for growing Blackstone’s business in Asia. He successfully arranged the investment by China Investment Corporation in Blackstone’s IPO in 2007.
Mr. Leung was the Financial Secretary of Hong Kong Special Administrative Region Government from 2001 to 2003. He played an instrumental role in promoting a closer economic relationship between the mainland of China and Hong Kong, symbolized by his signing, on behalf of the Hong Kong Government, of the Closer Economic Partnership Arrangement (CEPA) with the Central Government in 2003. Other public services that Mr. Leung had engaged in included Non-Official Member of the Executive Council of Hong Kong SAR, Chairman of The Education Commission, Chairman of The University Grants Committee, Member of The Exchange Fund Advisory Committee, Director of Hong Kong Airport Authority and Hong Kong Futures Exchange, and Member of the Preparatory Committee and Election Committee for Hong Kong SAR.
In addition to his experience in investment and government, Mr. Leung had extensive senior management experience in financial institutions. He was the Chairman of Asia and Head of Greater China for J.P. Morgan Chase from 1996 to 2001, contributed to the rapid expansion of the Asian business of the bank and oversaw the mergers with Jardine Flemings, J.P. Morgan and Chase in the region. He also took series of leadership roles in Citibank including Head of China and Hong Kong, Head of Investment Banking for North and Southwest Asia and Head of Private Bank in Asia.
Mr. Leung previously served as Independent Director of Industrial and Commercial Bank of China, China Mobile (Hong Kong) Limited, and American International Assurance (Hong Kong) Limited; Vice Chairman of China National Bluestar Group, International Advisory Board Member of China Development Bank and Chairman of Harvard Business School Association of Hong Kong. Mr. Leung is currently an Independent Non-Executive Director of China Merchants Bank. He is also chairman of the charity organizations, Heifer Hong Kong and Food Angel.
Mr. Leung’s qualifications to serve on NFC’s board of directors include: his over 40 years of corporate, investment and government experience; his experience as a board member and executive officer of public and private companies in a wide variety of industries; and his proprietary network and unique insights into government policies and reforms.
Carl Wu, 36, has been NFC’s Chief Executive Officer since its inception. Mr. Wu is an investor, entrepreneur and business builder. Prior to co-founding NFG with Mr. Leung in 2016, Mr. Wu worked at Blackstone from 2007 to 2016, where he was one of the youngest Managing Directors globally . Mr. Wu helped establish Blackstone’s businesses in Asia and China with Mr. Leung and as such executed a variety of Blackstone’s investments in China. Apart from his extensive investment experience in China and globally, Mr. Wu has also founded several Internet and healthcare businesses. He is the executive chairman and co-founder of Boxful Technology, Heal, YD Care, and HelloToby Technology, and the Chairman of Care Alliance, NF Shenzhen Sanjiu Hospital and Precision Medical. Under his leadership, Boxful Technology has become one of the largest on-demand self-storage service providers in Asia, YD Care has grown to become one of the leading and fastest-growing home health operators in China, Care Alliance has grown to become one of the leading post-acute healthcare operators in China and HelloToby Technology is one of the leading local service marketplace Internet platforms in Hong Kong.
Mr. Wu currently also serves on the board of directors of Precision Medical, Unimed Healthcare and Happiness F&B Group. He previously served on the board of Pactera Technology a leading private enterprise solutions company in China with over 24,000 employees).
Mr. Wu’s qualifications to serve NFC’s board of directors include: his extensive experience in private equity investing, mergers and acquisitions, corporate finance and company building; his track record at Blackstone and in founding and managing various ventures; and his deep industry knowledge across multiple Chinese new economy sectors.
David Lawrence Johnson, 65, has been a director of NFC since the closing of NFC’s initial public offering. Mr. Johnson is an Executive Senior Advisor at Blackstone. Since joining Blackstone in January 2013 as a Senior Managing Director, Mr. Johnson has led a number of Blackstone’s mergers and acquisitions deals, including the 2014 acquisition of Accuvant, which, under his leadership, was merged with FishNet to create Optiv Inc., one of the largest private cybersecurity companies in the world.
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Before joining Blackstone, Mr. Johnson served as Senior Vice President of Strategy and Business Development at Dell Corporation, or Dell, where he was responsible for developing short- and long-term strategies for growth with other leaders of Dell’s global business units. During his time at Dell, Mr. Johnson oversaw many of the company’s largest acquisitions and helped transform Dell into an industry leader in software, cloud computing and data security. Mr. Johnson led Dell’s acquisition of Perot Systems, an information technology services provider, one of the largest acquisitions in the company’s history. Mr. Johnson also oversaw the purchase of Exanet in 2010, Dell’s first-ever Israeli acquisition.
Prior to joining Dell, Mr. Johnson spent 27 years at International Business Machines Corporation, or IBM, where he held a variety of operational and financial roles, ultimately leading the company’s Corporate Development activities, including acquisitions, divestitures, key partnerships, investments and acquisition integration. IBM investments overseen by Mr. Johnson included direct minority investments, venture investments and the IBM/Lehman Brothers Private Equity fund focused exclusively on China. Mr. Johnson was responsible for many of IBM’s largest acquisitions during his tenure, including the acquisitions of PWC Consulting and Cognos Business Intelligence SW. Mr. Johnson serves on the boards of directors of several technology companies, including Green Sky Labs, Cylance, Mphasis, Pactera Technology International Ltd., and Cloudreach. He has previously served on the Board of Directors of Optiv and Sunguard.
Mr. Johnson’s qualifications to serve NFC’s board of directors include his significant investment and acquisition experience with a variety of multinational organizations and his deep and extensive network in the technology sector.
Edward Leong Che-hung, 80, has been a director of NFC since the closing of its initial public offering. Dr. Leong is one of the most respected medical professionals and public health administrators in Asia, having actively engaged in public services and has engaged in various influential public roles during his career. He was a member of the Legislative Council of Hong Kong, representing the medical constituency from 1988 to 2000. In 2002, Dr. Leong was appointed as the chairman of the Hong Kong Hospital Authority where he was involved in drawing up the blueprint for Hospital Authority, taking special responsibility for Medical Service Development. Subsequently, Dr. Leong served as a non-official member of the Executive Council HKSAR from 2005 to 2012. He was chairman of the Hong Kong University Council until 2015 and spearheaded the commissioning of The University of Hong Kong — Shenzhen Hospital in Shenzhen during his term. Dr. Leong also served as the chairman of the Standard Working Hours Committee from 2013 to 2016. His other former public positions include the Chairman of the Elderly Commission HKSAR, Chairman of Hong Kong AIDS Foundation and the Elder Academy Development Foundation. Dr. Leong was awarded the Gold Bauhinia Star in 2001 and the Grand Bauhinia Medal in 2010.
Dr. Leong is a medical doctor and has been in private practice specializing in urology for several decades. After graduating from the University of Hong Kong in 1962, Dr. Leong worked in the Department of Surgery in Hong Kong University for 14 years. In addition to training medical students, Dr. Leong also conducted cutting-edge research in his specialist field of urology. His major research contributions include experiments and the human use of the stomach for bladder replacement and urinary diversion. Dr. Leong was appointed Hunterian Professor by the Royal College of Surgeons of England in 1975. He was the first Hong Kong-born Chinese doctor to have received this accolade.
Dr. Leong’s qualifications to serve on our board of directors include his extensive network and deep knowledge in the healthcare and education industries and his significant management experience in both the public and private sectors.
Frederick Ma Si-hang, 67, has been a director of NFC since the closing of its initial public offering. He is currently an independent non-executive director of FWD Group and a director of Husky Energy Inc. Professor Ma was previously the non-executive chairman of the MTR Corporation. Professor Ma was previously an independent non-executive director of Agricultural Bank of China Limited, Aluminum Corporation of China Limited, Hutchison Port Holdings Management Pte. Limited and China Resources Land Limited, and also a non-executive director of China Mobile Communications Corporation and COFCO Corporation. He was a member of Managing Board at Kowloon-Canton Railway Corporation and a director of Airport Authority Hong Kong and the Hong Kong Mortgage Corporation Limited.
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Professor Ma has extensive experience in the banking and financial sectors. He started his career at Chase Manhattan Bank in 1973 and returned to Chase Manhattan as Asia-Pacific Managing Director and Area Director of Global Private Bank in 1998. Following the merger of Chase Manhattan and J.P. Morgan in 2001, Professor Ma was appointed by J.P. Morgan Private Bank as CEO of Asia-Pacific Region. In 2001, he joined Pacific Century Cyberworks (PCCW) Limited as an Executive Director and was appointed Chief Financial Officer in 2002.
Professor Ma was previously the Secretary for Financial Services and the Treasury of the Hong Kong Special Administrative Region (HKSAR) Government from 2002 to 2007. Professor Ma held the position of the Secretary for Commerce and Economic Development of the HKSAR Government from 2007 to 2008. He is currently a non-official member of the HKSAR Government Chief Executive’s Council of Advisers on Innovation and Strategic Development, a member of the International Advisory Council of China Investment Corporation and the Global Advisory Council of Bank of America. Professor Ma was awarded the Gold Bauhinia Star medal in 2009 and was appointed a Justice of the Peace in 2010.
Besides his corporate and government positions, Professor Ma has also taken various roles in multiple universities in Asia. In 2008, Professor Ma took up an honorary professorship at the School of Economics and Finance at the University of Hong Kong. In August 2013, he was also appointed an Honorary Professor of Business Administration at the Chinese University of Hong Kong. He is currently the Council Chairman of The Education University of Hong Kong and has been a Professor of Finance Practice at The Hong Kong Polytechnic University since 2012.
Professor Ma’s qualifications to serve NFC’s board of directors include his over 40 years of public and private sector experience, his deep and extensive financial sector experience his experience as a board member and executive officer of some of the biggest Asian public companies in a variety of industries.
Harry Chang, 45, has been NFC’s Vice President of Corporate Development and Secretary since NFC’s inception. Mr. Chang is a Managing Director of New Frontier Capital. Mr. Chang has extensive experience across private equity, credit and special situation investments in the U.S., Europe and China. Prior to joining NFG in 2017, Mr. Chang managed multiple private equity funds including the CEL Catalyst China Israel Fund and CEL Global Investment Fund for China Everbright Limited from 2014 to 2016 and the Cross-Border CITIC-Kazyna Investment Fund for CITIC Capital from 2012 to 2014. Prior to his work in China, Mr. Chang had over a decade of investment experience in Europe. Based in London, he was a founding member of the Lehman Brothers European Special Situations Group covering investments across Europe, the Middle East and Asia from 2006 to 2008. Prior to his experience in Europe, Mr. Chang was a member of Merrill Lynch’s Leveraged Finance and High Yield Group in New York from 1997 to 1999.
Shuo Wang, 31, has been NFC’s Chief Financial Officer since NFC’s inception. Mr. Wang presently serves as the Group Finance Controller of NFG, working with venture teams across NFG’s platform to support the rapid and sustainable growth of each business. Mr. Wang has extensive finance supervisory experience. Prior to joining NFG in 2016, Mr. Wang served as Head of Risk, Control and Compliance of Amcor China from 2014-2016 and served on the Finance and Audit Committee of Amcor APAC. Mr. Wang had a key role in assessing acquisition opportunities and conducting post-investment integration for Amcor China. Prior to Amcor, Mr. Wang led a consulting team at Deloitte, where he worked from 2009 to 2014, servicing multinational financial sector and pharmaceutical industry clients. While at Deloitte, Mr. Wang provided audit services on IPO engagements in both the United States and Hong Kong.
Mr. Wang earned his bachelor’s degree in Engineering from Fudan University and an International MBA from the Sauder School of Business at the University of British Columbia.
Number and Terms of Office of Officers and Directors
Our board of directors consists of five members and is divided into two classes: Class I and Class II. The Class I directors shall stand elected for a term expiring at NFC’s first annual general meeting and the Class II directors shall stand elected for a term expiring at NFC’s second annual general meeting. Commencing at NFC’s first annual general meeting, and at each annual general meeting thereafter, (a) Class I directors elected to succeed those Class I directors whose terms expire shall be elected for a term of office to expire at the next annual general meeting after their election; and (b) Class II directors elected to
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succeed those Class II directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. The term of office of our Class I directors, consisting of Antony Leung and Carl Wu, will expire at our first annual general meeting. The term of office of our Class II directors, consisting of Edward Leong Che-hung, Frederick Ma Si-hang and David Johnson, will expire at our second annual general meeting.
In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our Current Charter as it deems appropriate. Our Current Charter provides that our officers may consist of one or more chairmen of the board, chief executive officers, a president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Director Independence
The NYSE listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Edward Leong Che-hung, Frederick Ma Si-hang and David Johnson are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.
Periodic Reporting and Audited Financial Statements
NFC has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, NFC’s annual reports contain financial statements audited and reported on by NFC’s independent registered public accounting firm. NFC has filed with the SEC its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019 and its Annual Report for the fiscal year ended December 31, 2018.
Executive Compensation
None of our executive officers have received any cash compensation for services rendered to us.
We pay monthly recurring expenses of  $10,000 to an affiliate of the Sponsor for office space, secretarial and administrative services provided to us. Upon completion of the business combination or our liquidation, we will cease paying these monthly fees.
We also pay each of our independent directors for services rendered as board members prior to the completion of the business combination, at their option, up to $50,000 per year commencing on the date of NFC’s initial public offering prospectus 10,000 founder shares (to be transferred to such director by the Sponsor), and will reimburse such directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. As such, the Company paid $25,000 to Frederick Ma Si-hang, an independent member of the Company’s board of directors, on January 28, 2019 for services rendered as a board member. All other independent members of the Company’s board of directors elected to receive founder shares pursuant to such agreement and, as a result, will not receive any cash payments thereunder.
The Sponsor, executive officers, directors, and any of their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee
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reviews on a quarterly basis all payments that were made to the Sponsor, executive officers, directors and our or their affiliates. We note that some named executive officers have economic interests in the Sponsor. For more information about the interests of the Sponsor, executive officers, and directors in the business combination, please see the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
After the completion of the business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from NFH. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management of NFH Following the Business Combination.”
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NFC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement.
Overview
We are a blank check company formed in the Cayman Islands on March 28, 2018 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “business combination”) that the Company has not yet identified. Although we are not limited to a particular industry or geographic region for purposes of consummating a business combination, we intend to focus our search for a target with operations or prospects in the healthcare, technology or education sectors in China, which we refer to as the Chinese new economy sectors.
All activity through June 30, 2019 relates to our formation and the initial public offering and, since the closing of the initial public offering, a search for a business combination candidate. The registration statement for our initial public offering was declared effective on June 27, 2018. We consummated the initial public offering of 28,750,000 units, including the issuance of 3,750,000 units as a result of the underwriters’ exercise of their over-allotment option in full (“units” and, the Class A ordinary shares included in the units, the “public shares”) at $10.00 per unit on July 3, 2018, generating gross proceeds of $287.5 million. We incurred offering costs of approximately $12.0 million, inclusive of approximately $6.91 million in deferred underwriting commissions.
Simultaneously with the closing of the initial public offering, we consummated the private placement (“private placement”) of 7,750,000 warrants (the “Private Placement Warrants”) at a price of  $1.00 per private placement warrant with our Sponsor, New Frontier Public Holding Ltd., a Cayman Islands exempted company (the “Sponsor”), generating gross proceeds of approximately $7.75 million.
Upon the closing of the initial public offering and private placement on July 3, 2018, $287.5 million from the net proceeds of the sale of the units in the initial public offering and the private placement was placed in a segregated trust account located in London at Citibank, maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The funds in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with maturities of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
Our management has broad discretion with respect to the specific application of the net proceeds of the initial public offering and the private placement, although substantially all of the net proceeds are intended to be applied toward consummating an initial business combination.
If we are unable to complete an initial business combination by July 3, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of our company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.
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Critical Accounting Policy
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to ordinary shares by the weighted average number of shares outstanding for the period. We have not considered the effect of the warrants sold in the initial public offering and private placement to purchase an aggregate of 22,125,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per ordinary share is the same as basic income (loss) per ordinary share for the period.
Our statement of operations includes a presentation of net income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the trust account, net of any applicable income tax expense, by the weighted average number of Class A ordinary shares outstanding for the period from the issuance of such shares through June 30, 2019. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the period.
Liquidity and Capital Resources
Overview
As indicated in the accompanying unaudited condensed financial statements, as of June 30, 2019, we had a balance of cash of approximately $1.74 million. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on us. Consequently, income taxes are not reflected in our unaudited condensed financial statements.
Through June 30, 2019, our liquidity needs were satisfied prior to the completion of the initial public offering through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of the founder shares to the Sponsor. As of June 30, 2019, we had approximately $1.74 million in cash held outside the trust account. We intend to use these funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and complete a business combination.
We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account holding the net proceeds of the initial public offering (less taxes payable and deferred underwriting commissions) to complete our initial business combination. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender.
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The warrants would be identical to the Private Placement Warrants. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.
Going Concern Consideration
Our Current Charter provides that we have until July 3, 2020 to complete the initial business combination as discussed above. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete the initial business combination by July 3, 2020. In connection with our assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after July 3, 2020.
Results of Operations
Our entire activity after the initial public offering through June 30, 2019 was pursuing a business combination target with operations or prospects in the healthcare, technology or education sectors. We will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the period from January 1, 2019 through June 30, 2019, we had net income of  $3,047,418, which consisted of interest income from the Trust Account of  $3,441,325 less operating expenses of  $393,907. For the period from March 28, 2018 (date of inception) through June 30, 2018, we had a net loss of  $13,715, which consisted of general and administrative expenses of  $13,715.
For the period from April 1, 2019 through June 30, 2019, we had net income of  $1,674,352, which consisted of interest income from Trust Account of  $1,725,002 less operating expenses of  $50,650. For the period from April 1, 2018 through June 30, 2018, we recognized a net loss of  $13,715, which consisted of general and administrative expenses of  $13,715.
Related Party Transactions
Founder Shares
On April 19, 2018, our Sponsor received 10,750,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), in exchange for a capital contribution of $25,000, which was reflected on the register of members of the Company on May 29, 2018.
Up to 5,000,000 Class B ordinary shares were subject to forfeiture by our Sponsor and anchor investors ratably to the extent the aggregate amount committed to be purchased pursuant to the forward purchase agreements would be less than $200,000,000.
On June 12, 2018, our Sponsor forfeited 475,000 Founder Shares for no consideration in connection with the forward purchase agreements totaling $181,000,000 rather than $200,000,000. In June 2018, the Company effected two share capitalizations resulting in an aggregate of 11,712,500 Class B ordinary shares outstanding. All share amounts have been retroactively restated to reflect the share capitalizations.
Subsequent to the closing of the initial public offering, our Sponsor transferred 10,000 Founder Shares to Edward Leong Che-hung and 5,000 Founder Shares to each of two trusts for the benefit of family members of David Johnson in connection with Messrs. Leong and Johnson’s service as members of our board of directors.
As of June 30, 2019, our Sponsor, the independent directors (or their designees) and the anchor investors hold an aggregate of 9,430,000, 20,000 and 2,262,500 Founder Shares, respectively.
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The Founder Shares are identical to the public shares except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.
If the underwriters did not exercise their over-allotment option in full, our Sponsor would have forfeited up to 937,500 Founder Shares for no consideration. On July 3, 2018, the underwriters exercised the over-allotment option in full; thus, these shares are no longer subject to forfeiture.
Our Sponsor, Antony Leung and Carl Wu have agreed not to transfer, assign or sell any of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof until the earlier of    (a) one year after the completion of the initial business combination with respect to 50% of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof, (b) two years after the completion of the initial business combination with respect to the remaining 50% of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof, and (c) the date on which we complete a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The anchor investors and the members of our management team (other than Antony Leung and Carl Wu) have agreed to not transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issued upon conversion thereof until the earlier of    (A) one year after the completion of our initial business combination or (B) subsequent to the initial business combination, if    (x) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Private Placement Warrants
Upon the closing of the initial public offering on July 3, 2018, our Sponsor purchased an aggregate of 7,750,000 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant ($7,750,000 in the aggregate). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the initial public offering held in our Trust Account pending completion of our initial business combination. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by our Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than our Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in the initial public offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the units in the initial public offering and have no net cash settlement provisions.
If we do not complete a business combination, then the proceeds will be part of the liquidating distribution to our public shareholders and the Private Placement Warrants will expire worthless.
Forward Purchase Agreement
Effective June 4, 2018, we entered into forward purchase agreements with the anchor investors, pursuant to which the anchor investors agreed to purchase an aggregate of 18,100,000 Class A ordinary shares plus 4,525,000 redeemable warrants for an aggregate purchase price of $181 million in a private placement to close concurrently with the closing of the initial business combination. The forward purchase warrants will have the same terms as the warrants sold in the initial public offering. Our Sponsor transferred 2,262,500 Founder Shares to the anchor investors on June 19, 2018 as an inducement to enter into the forward purchase agreements for no cash consideration. We entered into an additional forward purchase agreement as of June 29, 2018, with an accredited investor providing for the purchase of 900,000 Class A ordinary shares, plus 225,000 forward purchase warrants, for an aggregate purchase price of $9.0 million, or $10.00 per Class A ordinary share, in a private placement to close concurrently with the
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closing of the initial business combination. As an inducement to such accredited investor to enter into the forward purchase agreement, we agreed to issue 112,500 founder shares to each of such accredited investor and the Sponsor for nominal cash consideration at Closing. The obligations under the forward purchase agreements do not depend on whether any public shareholders redeem their shares and provide us with a minimum funding level for the initial business combination.
Registration Rights
Pursuant to a registration rights agreement to be entered into concurrently with the closing of the initial public offering, the holders of the Private Placement Warrants, the warrants that may be issued upon conversion of the working capital loans, and the Founder Shares will be entitled to registration rights with respect to such warrants and the Class A ordinary shares underlying such warrants and Founder Shares. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the lock-up period applicable to the securities to be covered by such registration statement.
Related Party Loans and Advance Related Initial Public Offering
The Sponsor agreed to loan us an aggregate of $300,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2018 or the completion of the initial public offering. We borrowed an aggregate of $100,000 under the Note and repaid this amount on July 3, 2018.
In connection with the initial public offering and the purchase of the Private Placement Warrants, the Sponsor and its affiliates transferred $10,550,000 to the Company, of which $2,800,000 was in excess of the private placement, and paid $146,404 of offering costs related to the initial public offering. The amount in excess of the private placement and the offering costs were repaid by the Company to such parties on July 3, 2018.
Administrative Services Agreement
We pay $10,000 per month to an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of our management team. Upon completion of the initial business combination or our liquidation, we will cease paying such monthly fees. From inception through June 30, 2019, we paid $91,000, and we subsequently paid $30,000 on July 19, 2019, which represents the administrative services from June 28, 2018 to June 30, 2019, to our affiliate.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial business combination, our Sponsor may, but is not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Recent Accounting Pronouncements
Our management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.
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Contractual Obligations
Registration Rights
Pursuant to a registration rights agreement entered into concurrently with the closing of the initial public offering, the holders of the Private Placement Warrants, the warrants that may be issued upon conversion of the working capital loans, and the Founder Shares will be entitled to registration rights with respect to such warrants and the Class A ordinary shares underlying such warrants and Founder Shares. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the lock-up period applicable to the securities to be covered by such registration statement.
Underwriting Agreement
We paid an underwriting discount at the closing of the initial public offering of  $3.95 million. An additional fee of  $6.91 million was deferred and will become payable upon our completion of an initial business combination. The deferred portion of the discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete our initial business combination.
Off-Balance Sheet Arrangements
As of June 30, 2019, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S- K and did not have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our unaudited condensed financial statements may not be comparable to companies that comply with public company effective dates.
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BUSINESS OF HEALTHY HARMONY
For purposes of this section, the terms “we,” “us,” “our,” and “UFH” refer to United Family Healthcare, the business in which both Healthy Harmony Holdings, L.P. (“Healthy Harmony”) and Healthy Harmony GP, Inc. (“HH GP”) collectively operate as it currently exists.
General
UFH is a leading internationally accredited healthcare provider committed to providing comprehensive and integrated healthcare services in urban centers in China, and is one of the only comprehensive hospital and clinic operators in the country with a nationwide network. UFH’s patient base includes China’s rapidly growing upper middle class and expatriate communities. UFH management believes it was the first foreign-invested expert medical hospital organization in China when it opened its first hospital in Beijing, Beijing United Family Hospital (“BJU”), in 1997. In addition, UFH management believes that BJU was one of the first such facilities approved by the Chinese government as a private enterprise to improve the availability of healthcare services in Beijing and was considered a testing ground for a new private healthcare regulatory regime overseen by the Ministry of Health (“MoH”) in an effort to make China a more attractive place for foreign investment and expatriate employees. Since the opening of BJU, UFH has expanded into several other Chinese markets including Shanghai, Guangzhou, Tianjin, Qingdao, and Hangzhou as described below, and its patient base has expanded from predominantly expatriate to an increasingly local Chinese population.
Since the 1980s and 1990s, the Chinese government has instituted policies to reform the healthcare services industry to meet the growing needs of the Chinese population. While the Chinese public healthcare market, which is closely controlled by the government and consists primarily of government run and operated hospitals and clinics, and remains the largest provider of healthcare in the country, recent policies have emphasized the importance of developing reform friendly to the establishment of private medical facilities to cater to the varying needs of the population, particularly the increasingly affluent members of society and international community, beyond the basic care offered by the government. For instance, in 2008, the Chinese government announced a broad-based plan for reform of its healthcare system, including increasing investment in the industry through a three-year, $120 billion stimulus program and developing health insurance products for the Chinese population. These reform and investment programs remain a high priority for the Chinese government and UFH management believes such programs provide an advantageous environment for the development of the UFH network in the near future.
UFH is led by its founder and Chief Executive Officer, Roberta Lipson, one of the most recognized healthcare executives in China with over 35 years of experience in the Chinese medical industry. She is supported by a broad and diverse team of experienced senior executives, managers, and clinical leaders.
History
UFH began as the healthcare services subsidiary of Chindex International, Inc. (“Chindex”), a China-based medical devices trading firm founded in 1981 by Roberta Lipson and Elyse Beth Silverberg, that was listed on the Nasdaq Stock Market from 1994 until 2014, when the Chindex brand was licensed to and the medical devices trading business was sold to the Chindex Medical Limited (“CML”) a subsidiary of Fosun Pharma. Following the opening of its first hospital in 1997, UFH expanded its facilities in Beijing to include a group of community outpatient clinics throughout the city. In 2004, UFH opened its second hospital in the Puxi district of Shanghai, making UFH, to its management’s knowledge, the only foreign-invested, multi-facility hospital network in China at the time. In 2008, UFH expanded its network by opening an outpatient clinic in the southern China city of Guangzhou, and in 2010, further expanded by adding two additional clinics in Beijing. UFH again expanded in 2011, by opening a hospital facility in Tianjin, a city southeast of Beijing and also opened a new dental and primary care clinic in the Puxi district of Shanghai. In 2012, UFH continued the expansion of its main hospital campus in Beijing to include a new in-patient building including four new state-of-the-art operating theaters equipped for cardiac, neurosurgical and orthopedic services, and increased the total number of licensed beds in that facility from 50 to 120.
In 2013, UFH opened the United Family Rehabilitation Hospital in Beijing, a 101 licensed bed facility in east Beijing. In 2014, UFH opened a clinic in the western Financial Street district of Beijing. UFH
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continued its expansion in 2015, by opening two additional clinics in the Wudaokou and Shuangjing areas to the northwest and southeast of Beijing, respectively, as well as opening a 100 licensed bed hospital in the eastern coastal city of Qingdao, which offers general services.
In 2018, UFH opened two new hospitals, one in Shanghai’s Pudong district, with 100 licensed beds, and its first hospital in the southern city of Guangzhou. Guangzhou United Family Hospital is currently the largest facility in the network in terms of size at 70,000 square meters, with 105 licensed beds and capacity to expand to 160 beds in the future. Also in 2018, UFH opened a clinic in Hangzhou and an international medical center for vaccinations and cancer care in Bo’ao, in Hainan province, setting a record for UFH expansion in one year. Each of UFH’s facilities are managed from UFH’s central offices in Beijing through a corporate department that centralizes administrative work for the UFH network, which enables cost and clinical efficiencies, as well as creates and implements consistent standards and patient experience.
Services
UFH offers comprehensive, premium quality healthcare services through a network of hospital inpatient departments and integrated outpatient clinics, including satellite feeder clinics. UFH’s facilities include 24/7 emergency rooms, intensive care units, neonatal intensive care units, operating rooms, clinical laboratories, radiology and blood banking services. UFH has established direct billing relationships with most commercial insurers covering care provided in China. Services provided to patients who are not covered by insurance are on a fee-for-service, package or bundled price cash basis. UFH generally transacts business in RMB, with some insurance reimbursements and financing transactions conducted in USD.
UFH’s facilities in Beijing, Tianjin, Shanghai, and Guangzhou are accredited by Joint Commission International (“JCI”), a U.S.-based nonprofit that accredits medical services around the world with a focus on patient safety. JCI accreditation involves a detailed audit of our standard of care, hospital processes, and certain operational benchmarks, and is periodically updated with new standards and benchmarks, and requires reaccreditation every three years. JCI accreditation is internationally recognized and certifies that a hospital meets and maintains an internationally recognized quality standard that we believe has become a hallmark of the UFH brand. UFH expects that all UFH facilities will be JCI accredited or eligible for such accreditation in our 2020 accreditation cycle. In addition, the pathology department of BJU is certified by the College of American Pathologies (“CAP”), which is considered a worldwide leader in laboratory quality assurance. As an internationally accredited healthcare network, UFH not only endeavors to provide healthcare services at a level fully compliant with, if not exceeding, such internationally-recognized standards, but also aims to manage its operations according to those standards, including those related to transparency, infection control, medical records, medical ethics, patient confidentiality and peer review.
UFH operates its network of hospitals and clinics in a “hub and spoke” model featuring a central hospital with several nearby clinics. Utilizing this model, UFH is able to leverage its extensive network by enabling patients to visit physicians at conveniently located outpatient clinics and, if necessary, they are then referred to one of UFH’s hospitals for more specialized care, and returned to the care of the primary care provider when appropriate. This integrated network enables patients to receive a full range of healthcare services without the need to find a new doctor or move patient records from one facility to another, and allows UFH to care for more patients. As such, UFH management believes this model results in several benefits and competitive advantages including increasing patient loyalty by providing a wide range of services within a single network, enhancing service quality through cross-departmental training, quality control and referral, and raising barriers to entry to competition by expanding its services and locations. By comparison, other private healthcare facilities in China generally consist of standalone hospitals or clinics.
Furthermore, UFH’s hub and spoke business model enables it to offer a comprehensive healthcare services platform with multiple patient touch points that serve patient needs from birth throughout a patient’s lifetime, also known as a “life-cycle” model. Specifically, UFH intends to initially attract patients through its prenatal, OB/GYN and pediatrics practices, and then naturally transition the patient to its family medicine practice and adult and geriatric medical and surgical care, with the intention that these services become gateways for other specialties within the UFH network over time. Other specialties that UFH expects to be drivers of current and future business growth as part of the life-cycle model include ophthalmology, ear nose and throat (“ENT”), dermatology, and other high acuity services including
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orthopedics and surgery. Differentiated services, including general rehabilitation, postpartum rehabilitation, dental and home health complete the “lifecycle” of coverage provided by UFH. By providing these all-inclusive services, UFH believes it is able to differentiate itself from other private healthcare providers in China who only generally provide either specialized services or primary care, but not both.
In addition to providing comprehensive services, UFH has also recently partnered with a private insurance provider in China to create an innovative, vertically integrated managed care network that UFH management expects will reduce the cost of and increase efficiencies relating to providing healthcare in China. By leveraging UFH’s extensive network of facilities and patients, the healthcare delivery platform is expected to provide prevention-focused primary care with ongoing access to primary care doctors and to introduce Chinese patients to western style primary care, enhancing market recognition of the value of preventative care and increasing the perceived value of UFH’s service model. UFH management believes that this partnership will position UFH to better understand each patient’s healthcare needs, close healthcare gaps, and enhance patient experience and satisfaction.
Top-Tier Management Team
Ms. Roberta Lipson, the current Chief Executive Officer and one of the founders of UFH, has over 35 years of medical industry experience in China and has become one of the most recognized healthcare executives in the country. Ms. Lipson’s operational and market experience and focus on strategic team-building are the backbone of UFH. Ms. Lipson is an expert in many aspects of healthcare in China and has shared this expertise in many forums, including by publishing articles and participating in public thought leadership. Ms. Lipson has received several awards for entrepreneurialism, leadership, and philanthropy over her career, including the 2002 U.S. Department of State’s Award for Corporate Excellence, the 2009 China Great Wall Friendship Award, the 2016 “Person of the Year” award by CaiXin and the 2019 Asper Award for Global Entrepreneurship from Brandeis University. In addition, in 2014, Ms. Lipson was the first recipient of the annual “Pioneer” Award from the American Chamber of Commerce (“AMCHAM”), in 2015, she was named one of the “Top Ten Business Leaders of China” by Sina.com, in 2017, she was named the “Best International Innovator” by Diyi Caijing, and in 2018, she was named the “CEO of the Year” by Healthcare Asia Magazine.
Mr. Walter Xue leads the financial operations of UFH as Chief Financial Officer. He was a member of UFH’s founding team with Ms. Lipson, and since then has played a leading role within the organization. As CFO, Mr. Xue has oversight on financial, legal and operational corporate structuring; strategic operational and financial analysis and projections; capital raising, management, and strategic investment; business planning and expansion strategy; tax and financial regulatory compliance; and control functions. As Senior Vice President of Chindex when it was a U.S.-listed public company, Mr. Xue was involved in public reporting and oversaw its financial operations.
Dr. Jeffrey Staples leads the business operations of UFH as Chief Operations Officer. Dr. Staples has over 25 years of medical industry leadership experience. He previously worked as the Operating Partner of TVM Capital Healthcare Partners, the chief operating officer of Al Noor Hospitals Group plc (LSE: ANH) based in Abu Dhabi, the chief executive officer of the Cleveland Clinic Abu Dhabi, and previously held key regional roles in SOS International and ParkwayHealth Singapore.
Dr. DJ Hamblin-Brown, UFH’s Vice President of Medical Affairs, leads the company’s medical team and is responsible for maintaining UFH’s safety and quality standards, medical education, and clinical research. Dr. Hamblin-Brown has over 20 years of clinical and medical industry leadership experience. He previously worked as Group Medical Director at Aspen Health, a group of nine independent private hospitals in the U.K., as well as an external adviser to government and private sector clients, including the U.K.’s Department of Health and the Care Quality Commission.
Ms., Shen Xiaoyan, has led the nursing activities of UFH since its inception and has extensive nursing leadership experience in clinical nursing and nursing leadership at top hospitals in China and Singapore.
Furthermore, each hospital with the UFH network is run by a general manager who oversees the day-to-day operations, each of whom has extensive experience in the medical industry. UFH’s overall operations are supported by UFH’s corporate team, which is based in Beijing.
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Marketing and Branding
UFH’s management believes that the United Family Healthcare brand is recognized across China as a symbol of quality and safety. In 2015, UFH was declared the “Most Investment Worthy” Healthcare Company by The Economic Observer, and in 2016 the China Business Journal recognized UFH as the “Most Trusted Private Healthcare Providers” in China, as ranked by both patients and physicians. In addition, in 2018, UFH was registered as a “Well-Known Trademark” by the Trademark Review and Adjudication Board of China’s State Administration for Market Regulation, an official designation given to trademarks that are widely known by the relevant public in the country. This coveted designation provides companies with an extra layer of legal protection for their brands. According to surveys performed by Ding Xiang Yuan, the largest online networking community for health care professionals in China, UFH was recognized as “The Best Employer” among all private healthcare providers by physicians in 2018. Furthermore, according to surveys performed by Ailibi, a Guangzhou-based consulting and market research firm, UFH ranked among the top private brands by the general public in Beijing, Shanghai and Guangzhou in 2018. In addition, the UFH brand was top-ranked first by online healthcare portal DXY.com.
UFH’s main channels for acquiring patients vary, and depend on the service and the targeted patient population. These channels include walk-ins and patient tours, vouchers and coupons, print and digital advertising, direct business-to-business corporate sales, social media outreach through popular platforms such as Wechat, Dianping, Twitter, Facebook, and Chinese e-commerce platforms, including JD.com and the WeChat store, third-party sales contracting, professional partnerships with other organizations and UFH’s charity and community outreach efforts. UFH is committed to serving the communities in which it operates by providing such communities with health and wellness education solutions, first aid and CPR training, stress management and pollution risk assessment.
All marketing and sales channels, as well as UFH brand management and policy, are managed by UFH’s corporate office.
Seasonality
UFH’s business is generally seasonal, with variation in the type of services typically requested at different times of the year. As a group, patient volume and revenue is typically largest during the first, second and fourth quarters of the fiscal year and lowest during the third quarter and on national holidays, when most people are on vacation. This is especially the case for family-oriented services, such as family medicine and pediatrics. Patient volume for these services generally tracks the school year, meaning that UFH facilities are often busiest during the September to June school year and less busy when families take their summer vacations during the third quarter. In addition, there are often variations in demand year to year for obstetrics services depending on the relative attractiveness of any particular Chinese zodiac calendar year. In contrast, there is less pronounced seasonality for more acute services, such as surgery, however, there may also be a decrease in volume of elective surgeries performed during the summer months to the extent the surgeons take a summer holiday. Similarly, service volume also decreases during major Chinese national holidays, such as the Spring Festival which occurs from late January to early March, and China’s National Day, which generally occurs during the first week of October.
National Footprint
Mainland China’s cities are categorized by government policy and general convention into different tiers, with “tier one” cities being the large modernized cities of Beijing, Shanghai, Guangzhou and Shenzhen, “tier two” cities being those cities that are smaller or less international than the tier one cities, but are still major regional capitals or commercial hubs, and “tier three” cities being even smaller without broader influence.
UFH has a nationwide geographic footprint, covering all four tier one cities, as well as pilot facilities in the tier two cities of Tianjin and Qingdao. UFH’s operations can be generally divided into three regions: northern China, eastern China and southern China. UFH management believes that having facilities in each of the tier one cities increases the exposure of UFH’s brand and thereby increases its value.
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UFH’s northern China operations consist of five hospitals and eight clinics: two hospitals and eight clinics in Beijing, one hospital in Tianjin, which is considered part of the greater Beijing area and one hospital in Qingdao. One additional hospital is under development in Beijing and is expected to start operations by 2020.
UFH’s eastern China operations consist of two hospitals and four clinics: two hospitals and four clinics in Shanghai, which cover the main affluent districts of western and eastern Puxi and Pudong districts, as well as a new clinic in the wealthy industrial city of Hangzhou. UFH intends to further expand in the eastern region, primarily in Hangzhou.
UFH’s southern China operations consist of two hospitals and two clinics: one clinic in Hainan and one hospital and one clinic in Guangzhou, as well as a hospital in Shenzhen, which is currently under development. Guangzhou United Family Hospital began operations in late 2018, becoming UFH’s largest hospital by building area and bed count. In addition, UFH’s expansion into Shenzhen is expected to be completed through a management contract with NFG as part of the business combination, pursuant to which UFH will be given the exclusive right to manage the new 64,000 square meter general services hospital being built by NFG in the Shenzhen city center, which is expected to open in 2021.
Medical Talent Attraction and Retention
UFH believes that compensation, brand quality, corporate culture and career opportunities are the key factors for attracting physicians. In terms of compensation, UFH believes it offers a competitive salary package, which in its management’s estimation, is significantly higher on a pre-tax basis for a chief physician than that earned at public hospitals. In addition to providing competitive compensation packages, other factors which UFH management believes make it a more attractive place to work than public hospitals include a more predictable working environment, provision of ongoing continuing medical education, the prestige of working in an internationally accredited facility, as well as the opportunity to participate in innovative quality and safety programs. Specifically, UFH has developed cutting-edge innovative training, teaching, and continuing medical education (“CME”) programs for its medical, nursing and administrative staff. UFH management believes that an innovative and well-supported working environment contributes to better medical and service quality for patients, and also enables UFH to recruit and retain top physicians. As a result of these initiatives, turnover rates at UFH’s facilities over the past three years has ranged from an aggregate of approximately 10% to 15%, which UFH believes is lower than the industry average for private hospitals in China, and enhances patient loyalty through building longer term patient-physician relationships. As of December 31, 2018, UFH had a team of over 600 full-time physicians from both China and other countries.
Leveraging its strong medical network, UFH often partners with other well-known hospitals in tier one cities, including Peking Union Medical College Hospital, Peking University Cancer Hospital, Xuanwu Hospital of Capital Medical University, Anzhen Hospital and Peking University Third Hospital in Beijing, as well as Ruijin Hospital and Jiaotong University in Shanghai, to expand the number of advanced services it is able to offer and to develop new and innovative research projects and medical education curriculums. These partnerships are designed to enhance and expand the reach and raise awareness of the UFH brand, provide recruiting opportunities, and increase the quality of patient care and service.
Specialty Focus
UFH intends to increase its focus on providing certain high margin medical specialties, including OB/GYN, in-vitro fertilization (“IVF”), cancer care, surgery, pediatrics, orthopedics and rehabilitation. To complement these services UFH also intends to maintain a comprehensive offering of other services at its main hospitals.
In particular, UFH intends to expand its IVF practice, which is currently focused in Tianjin, nationwide. UFH also intends to establish new integrated clinical centers of excellence providing advanced inpatient and outpatient services, for specialties, including oncology, orthopedics, ENT, sleep, gerontology, gynecology and advanced surgery, to create targeted, high-value operational assets that will produce higher returns while generating capital for additional expansions.
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Technology
UFH has licenses for and deploys market leading technology solutions to support its clinical operations, including healthcare information systems for its medical and laboratory records, imaging, pharmacy management, and clinical decision support. These IT solutions provide strong security and privacy for UFH’s patients and employees, and UFH has strict training and security protocols in place to maintain the privacy of such records and systems. Other technology licenses include those for coding and billing, supply chain and logistics, financial management and accounting, marketing and sales, medical training, risk management, and human resources. UFH has also developed a large suite of customized software solutions to integrate and improve its service platforms, enhancing patient care and satisfaction.
UFH expects to continue to focus on strengthening the quality of its medical treatment through increasing its offering of high-acuity services, such as robotics and advance imaging, to meet the medical needs of its patients. UFH management believes it was the first private hospital in China to have a da Vinci robotic surgical system and that it currently has one of the only two such robotic systems currently in use in private hospitals in China, and that it has one of the only three robotic-arm assisted orthopedic surgical MAKO machines in China. UFH believes that continued investment in artificial intelligence and mobile technology for data analytics, online consultation, risk underwriting and preventive care will help it deliver better and more personalized services to its patients, thereby enhancing overall patient satisfaction. In addition, these technological initiatives often generate higher margins than traditional care and create higher barriers of entry for competitors.
UFH also intends to enhance patient satisfaction by upgrading its existing internet-based patient services, including online appointment scheduling and online diagnosis, to simplify the consultation process and reduce patients’ average waiting time. In addition, UFH is working to improve the digitalization of its patient data and integrate with hospital’s system so that physicians can better track a patient’s history and health patterns to enhance patient satisfaction and clinical outcomes. Web-based services are also being used for patient education on health awareness and management, and brand promotion via social network platforms.
Expansion and Strategic Mergers and Acquisition (“M&A”) Opportunities
In evaluating potential expansion projects, UFH management looks for new markets that have large, affluent populations with limited or no established high-end private healthcare services and growing economies. Since UFH is already established in each of China’s tier one cities, UFH management has begun to pursue plans for new expansion opportunities in China’s tier two cities, which in total have an aggregate population of approximately four times the aggregate population of the four tier one cities and are largely underserved by private healthcare networks. Through its successful expansion in both Tianjin and Qingdao, UFH management believes it has accumulated useful experience and insight into the appropriate and effective ways of tapping into other tier two markets by leveraging the UFH brand to establish a significant market presence and profit potential.
To complement its existing portfolio of facilities, UFH is also looking into making selective strategic acquisitions of existing specialty and general hospitals, outpatient clinics and services networks in tier one and tier two cities. UFH intends to make such acquisitions, only if its management believes it would create synergies with UFH’s existing facilities, such as optimizing patient referrals, cost savings, and/or resource sharing between its assets. Through acquisitions, UFH also intends to increase and secure its market leading position in key markets and further strengthen its brand name and equity.
In addition to expanding the number of directly invested or acquired hospitals, UFH is also planning to enter into management contracts with certain partners, including NFG or certain of its affiliates, pursuant to which UFH will license its brand name, manage, and operate hospital and clinic facilities on behalf of such partners who make the majority of the investment to build and equip such facilities. Asset-light projects generally yield both brand and management fees to UFH, with the latter directly correlated to the financial performance of the asset. UFH believes that such asset-light arrangements offer a lower risk, more efficient way to expand into new markets, and that such arrangements have significant upside potential, given that many of these arrangements are expected to provide UFH with a right to acquire and consolidate such managed hospitals in the future. UFH management believes that this model will yield positive returns in a shorter amount of time compared to UFH making a direct investment.
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The Investment Environment
UFH’s management believes that macroeconomic and consumer trends and policy reforms will continue to create a favorable investment environment for healthcare services in China that will allow it to successfully execute its strategic growth plan for future development of its network. These trends include:
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China’s economy is expected to continue expanding at a rate of about 5.5-6.5% through 2024, according to the International Monetary Fund;

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According to research by Bain Capital, the number of  “high net worth” individuals in China, defined as people with at least RMB 10,000,000 in investable assets, grew eightfold from approximately 180,000 in 2016 to 1,600,000 in 2016, and is expected to continue increasing in the coming years.

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According to a survey performed by Ernst & Young LLP (“EY”) in 2016, a majority of affluent members of Chinese society consider themselves under-served by the Chinese public healthcare system.

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Healthcare expenditure as a percentage of GDP is expected to increase significantly over the next decades, especially as China’s population continues to age.

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By 2050, 25% of the population is expected to be 65 and over and 50% will be 45 and older.

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Despite providing universal healthcare to the Chinese population for their basic needs in the public system, the healthcare reimbursement typically covers about 40% of the cost of services, paving the way for future private health insurance products in China, which are expected to facilitate broader access to premium care.

Public Healthcare Policy Regulation and Reforms
The Chinese government continues to regulate and reform the Chinese private medical industry. Reform policies announced by the Chinese government have emphasized the importance of the development of private medical facilities that can cater to the varying needs of different strata of Chinese society beyond the basic care offered by the government. Implementing these reforms, targets, and associated investment programs remain a high priority for the Chinese government UFH management believes such initiatives provide an advantageous environment for the development of UFH’s network. Like foreign investment in other Chinese industries, foreign investment in a health care project is subject to complicated regulations. These regulations include, but are not limited to, laws related to industry access review, foreign investment review and approval, antitrust review, national security review, tax and foreign exchange regulation or supervision of the sale of state-owned assets, each of which depends on the specific conditions of the deal structure and the nature of the specific target businesses or joint venture partners.
The principal government agencies responsible for reviewing and approving a health care foreign investment project may include the National Health Commission (“NHC”), Ministry of Commerce (“MOFCOM”), Ministry of Human Resources and Social Security, the State Administrations of Market Regulation, State Administration of Foreign Exchange and Bureaus of Taxation, the State-Owned Assets Supervision and Administration Commission and the China Securities Regulatory Commission. It is ordinarily difficult for a foreign or even domestic investor in China to navigate the bureaucracy necessary to obtain required approvals, due to the ambiguities of law and the potentially contradictory views and practices of different government agencies, which result from a combination of fast-changing, and often unclear laws and regulations and a lack of unified and detailed implementation rules. Furthermore, in practice, the relevant governmental authorities, including NHC and MOFCOM, can be reluctant to approve direct equity acquisitions of existing medical institutions by private investors for political and/or national security reasons.
China’s health reforms and targets were consolidated and defined in 2009 under the Ministry of Health’s “Healthy China 2020” program. This program set targets for 2020, such as increasing healthcare spending as a percent of China’s gross domestic product to 6.5%, reducing out-of-pocket spending to less
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than 30% of total expenditure, increasing available beds per 1000 population to 4.8, increasing beds funded by the private sector to 25%, expanding insurance coverage to more citizens, creating an integrated national medical records database and encouraging all hospitals to implement IT solution to improve healthcare delivery.
In 2014, the Chinese government issued further reforms, included an update to an existing 2009 policy, allowing physicians to practice at multiple sites, removing previous restrictions on the number of secondary sites at which a physician could practice, a key reform to reduce the pressure for physician talent on private hospitals such as UFH. Another key 2014 reform was to permit selected investors, such as those from Hong Kong and Taiwan, to establish wholly foreign owned hospitals in Beijing, Tianjin, Shanghai, Jiangsu, Fujian, Guangdong, and Hainan.
In 2016, the State Council announced the “Healthy China 2030” initiative. Like the “Healthy China 2020” initiative, this called for broad changes and policy targets to improve the overall health and life expectancy of China’s population, including environmental, labor, and healthcare provision reforms, by 2030. In 2019, detailed implementation guidelines were released, including targets of 3 physicians per 1000 residents, and reducing out-of-pocket expenditure to 25% of total expenditure by 2030.
Chinese Private and Public Healthcare Sectors
The Chinese healthcare services sector has grown rapidly since the initial reforms of the 1980’s and 1990’s. According to China’s National Health and Family Planning Commission (the “NHFPC”), overall revenue in the Chinese healthcare sector grew at an average rate of approximately 12% per year from 2013 to 2017, which was higher than overall growth in China’s GDP of 6.5% to 7.5% for the same period. In addition, over the same period, private hospital revenue in China averaged about 25%. In addition, overall revenue in the Chinese healthcare sector is expected to grow at a rate of approximately 11% per year from 2017 to 2023, while overall private hospital revenue is expected to grow at a rate of about 22% per year. Such growth in healthcare revenue is driven by many factors, including an aging population, growing wealth in larger cities, most of which are served by UFH, expanding private health insurance coverage, and a more favorable regulatory environment. UFH management expects this growth to be significant in the wealthiest Chinese cities of Beijing, Shanghai, and Guangzhou, where UFH has its largest presence. UFH management expects that increasing insurance coverage will also drive UFH’s business, as gross written commercial health insurance premiums in China have grown approximately 40% per year from 2012 to 2018, and are expected to grow approximately 33% per year from 2018 to 2023. In addition, the total addressable market for such health insurance has grown approximately 17% per year from 2012 to 2018, and is expected to grow approximately 18% per year from 2018 to 2023.
Chinese public hospitals are classified by the NHFPC into three classes, classes 1 through 3. Class 3 hospitals are large, comprehensive facilities with over 500 beds, while class 1 facilities are primary care facilities with less than 100 beds that focus on preventative and less specialized care. As perceived high quality services and physicians are mainly concentrated in class 3 public hospitals, patients often prefer to seek care in such hospitals regardless of the severity of their conditions. As such, Tier 3 Chinese public hospitals in particular face severe overcrowding and related issues ensuing from high capacity utilization that adversely affect both the availability and quality of care at such facilities, which has led to increased demand for private alternatives. Such utilization issues can include bed occupancy rates of over 90%, long average wait times to see physicians, with only 5 minute consultations. Class 3 hospitals face the most pressure, representing 8% of total hospitals while receiving 50% of the outpatient visits. Wait times for consultations and procedures are typically much longer at public hospitals, especially the overcrowded Class 3 hospitals, as compared to private hospitals, and can extend to weeks for some specialties. These issues are exacerbated by a shortage of doctors. According to the World Bank DataBank, in 2018, China had only 1.9 physicians per 1000 citizens, compared to 3 or 4 for developed countries. Pressure on the public healthcare system is expected to increase as the Chinese population continues to age, budget restraints, and government crackdowns on under-the-table payments, also known as “gray income” lowers physician effective income, reducing the attractiveness to physicians to work in the public system. Finally, endemic hospital budget deficits and nursing shortages also are known to result in poor service quality at public Chinese hospitals.
The public medical insurance system, known as Yibao, has made healthcare coverage more widespread, and although it only covers about 40% of the overall cost of care in public facilities, the expanded coverage
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has put further pressure on public hospitals, as budget control by the government has led to pressure on pricing and their ability to provide certain services. For this reason, recent government policies have restricted public hospitals from adding capacity for “VIP” services. As a result, premium services are typically more readily available from private providers and are paid for by individuals or commercial health insurance, which is either provided by private employers or purchased by individuals. Since 2015, private hospitals are able to accept Yibao for reimbursement in certain local jurisdictions, but it is currently not widely used by patients at such facilities, as Yibao reimbursement rates are too low for most private providers. Some private facilities, on a case-by-case basis, however, allow patients a limited reimbursement in private facilities for high end care to supplement their public entitlement. Despite its broad coverage, only 7% of respondents in a 2016 survey by EY said they were “satisfied” or “very satisfied” with their publicly provided insurance coverage, and a significant proportion of respondents also had purchased, were offered through their work, or were interested in private insurance policies.
Opportunity in the Private Hospital Sector
The overall strain on the public system and demand for quality healthcare in the Chinese public health system, coupled with challenges in the private sector such as restricted access to capital, healthcare administration talent, and difficulties recruiting physicians, have resulted in what UFH’s management believes are unique opportunities for a large, international, premium-branded player in the private hospital landscape such as UFH. These opportunities are generated by a supply and demand imbalance, as there is a significant under supply of premium private hospitals. According to the World Bank DataBank, in 2016, healthcare expenditure as a percentage of GDP in China was only approximately 4.98% compared to approximately 8.11% in South Africa, 8.97% in Spain, 10.93% in Japan, 11.54% in France, 11.14% in Germany, and 17.07% in the United States, indicating significant future growth potential in Chinese healthcare expenditure. When comparing GDP per capita to private healthcare spending per capita, China as a whole and China tier one cities, including Hong Kong, are significantly under-penetrated, indicating that private healthcare spending per capita will grow in line with GDP per capita.
Furthermore, the Chinese private medical industry sector remains highly fragmented, and UFH management believes that such a lack of competitors with scale provides an opportunity for large branded players, like UFH, to compete and grow. UFH has an extensive geographic coverage in China relative to its peers, and consistently ranks among the top private hospital brands in China. The market also lacks a comprehensive service competitor, as most private hospital systems in China are focused on a single or limited specialties or low acuity primary care, while UFH’s service offerings, through its strategic whole-life-cycle model, spans both low acuity and high acuity procedures across multiple specialties, offering coverage at all points throughout a patient’s lifecycle, from OB/GYN and pediatrics, family medicine, dental and home health, to higher acuity services such as internal medicine, orthopedics and surgery.
UFH Healthcare Services Facilities
UFH’s healthcare services segment operations were its primary source of revenue for each of the years ended December 31, 2016, 2017 and 2018.
Beijing
Beijing United Family Hospital (“BJU”) is located in the northeastern section of Beijing near a large concentration of high income communities. BJU was UFH’s first facility and received initial national-level approvals from the MoH and Ministry of Foreign Trade and Economic Cooperation in 1995 and officially opened in 1997. UFH management believed that when it opened, BJU was the first government-approved healthcare joint venture to provide inpatient and outpatient healthcare services in China. The original entity was a contractual joint venture between Chindex and the Chinese Academy of Medical Sciences. BJU received accreditation from the JCI in 2005, its first reaccreditation in 2008, its second reaccreditation in 2011 and a third accreditation in 2018.
Following the opening of the first BJU hospital, BJU expanded to include BJU building 2 in 2012, which added 6,300 square meters of inpatient and outpatient capacity and building 3 in 2014, which added 5,400 square meters of outpatient capacity, significantly increasing BJU’s overall capacity to approximately
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16,500 square meters and 120 licensed beds. BJU now consists of a campus of 3 buildings and several smaller associated facilities, including a family medicine clinic, New Hope Oncology Center and administrative and logistical facilities. These facilities have significant unused capacity which will be used for additional growth.
BJU was the first hospital in UFH’s first hub- and- spoke model, and there are currently seven satellite clinics located throughout Beijing city affiliated with BJU. The first, which opened in 2002, is Beijing United Family Shunyi Clinic (the “Shunyi Clinic”). The Shunyi Clinic is located in the high-rent residential suburb of Shunyi County, which is also home to many international schools. The second, United Family Jianguomen Clinic, opened in June of 2005 and is in downtown Beijing in a prestigious luxury apartment and hotel complex in the heart of the diplomatic district. In 2010, UFH opened the Beijing United Family Liangma Clinic, located in Beijing’s northeast-central second diplomatic district. In 2013, the United Family Central Business District Clinic opened in Beijing. In 2014, the United Family Financial Street Clinic opened its doors and, in 2015, two clinics opened, United Family Wudaokou Clinic in the north western high tech and university district, and United Family Guangqumen Clinic opened in another high end residential area just to the south of the main Beijing central business district.
In addition to those seven stand-alone clinics, in late 2011 UFH also opened the Beijing United Family New Hope Oncology Center, located close to the main hospital campus in late 2011. This facility provides comprehensive cancer care including radiation and chemotherapy. Furthermore, the Beijing expansion projects during 2012 and 2013 included adding a variety of new specialized services provided at the hospital, including comprehensive cancer care, neurosurgery, orthopedic surgery, catheterization lab and cardiovascular surgery.
In 2013, UFH opened the United Family Rehabilitation Hospital in east Beijing, a specialty hospital entering the rehabilitation service area, as a logical business expansion of its platform. Offering state of the art in-patient and day care rehabilitation services for post-operative, neurological, orthopedic, cardiac and post-partum rehabilitation patients, United Family Rehabilitation Hospital allows UFH to provide a complete range of  “lifecycle” care in Beijing. UFH’s expansion into the premium rehabilitation market was intended to fill a gap UFH management identified in China’s health care system for those seeking quality premium care when recovering from surgeries or debilitating illnesses in neurological, cardiac and orthopedic areas. Since 2016, the facility has introduced an innovative “evidence based” approach to clinical post-partum rehabilitation in China, vertically integrating with UFH’s existing strong obstetrics business and reputation.
UFH is currently planning for the opening of the Jingbei United Family Women’s and Children’s Hospital (“DTU”), which is expected to open in 2020. This new 200-licensed bed, approximately 22,200 square meter facility, is expected to specialize in OB/GYN, pediatric, PPR, reproductive and other specialties and is now under construction in the north-central region of Beijing.
Shanghai
In 2002, UFH received approval to open a hospital in Shanghai. Shanghai Puxi United Family Hospital (“PXU”) was the second UFH Hospital and opened in 2004 in the Changning District of Shanghai, a center of the expatriate community and an affluent Chinese residential district in Puxi, on the western side of the Huangpu River. Like BJU, PXU offers comprehensive services. Since it opened, PXU has provided international-standard healthcare to the fast-growing Shanghai market.
Due to increased demand for the services offered at this facility, UFH expects to relocate its PXU operations in 2019 to a new facility located near to the original PXU site. The new facility will expand operations from 5,900 square meters to 21,700 square meters, increasing its capacity and growth potential, as well as creating new competitive advantages through an upgraded, modern facility with new equipment and additional service offerings.
UFH implemented the hub and spoke model in Shanghai by constructing two UFH satellite clinics in the city, United Family Quankou Clinic, which opened in 2013 and United Family Fengshan Clinic, which opened in 2017, to support its hospitals in Shanghai. The Quankou clinic is located near PXU, enabling
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additional outpatient space expansion near the main campus. The Fengshan clinic, providing primary care, dental and mental health services, is located in the Minhang district near the Shanghai American School and serves the area’s affluent local and expatriate communities, including international schools and businesses.
PXU received its first JCI accreditation in 2008, its first reaccreditation in 2011 and has most recently been reaccredited in 2017. It is one of the few JCI-accredited facilities in the Shanghai metropolitan area.
UFH’s other recent expansion projects in Shanghai have been concentrated in the Pudong district, where, in June 2018, it opened Xincheng United Family Hospital (“PDU”), a hospital in Pudong’s Jinqiao, Xincheng district. PDU offers a full range of medical services to the eastern Shanghai delta with 100 licensed beds. UFH is also currently constructing a clinic in the Kangqiao area of Pudong, which is expected to be completed in 2020. This new facility is expected to offer primary care services along with specialized services such as dental, family medicine, traditional Chinese medicine and other services. UFH believes that the Kangqiao facility will enable it to achieve better geographic coverage within the wealthy Pudong district of the city. In addition, UFH is currently exploring other opportunities to expand its outpatient clinic network to other parts of greater Shanghai to better serve the community by providing more convenient locations and act as a feeder network to its hospitals there.
Tianjin
In 2011, UFH opened Tianjin United Family Hospital (“TJU”), in the northern city of Tianjin, 150 kilometers southeast of Beijing. Tianjin is China’s fifth largest city with a population of over 10 million and is considered one of the fastest growing cities in China. TJU is located in the Hexi district of the city, one of the most affluent neighborhoods. TJU is licensed for 30 beds and is designed to focus on primary care services. In addition, TJU is the only hospital in UFH’s network that is licensed to practice IVF and assisted reproductive technology services, and provides such services to patients from Tianjin as well as referrals from other UFH facilities. TJU received its JCI accreditation in 2014 and reaccreditation in 2017.
Qingdao
In 2015, UFH opened Qingdao United Family Hospital (“QDU”), in the eastern coastal city of Qingdao. Qingdao is an industrial city with a large tourism industry. QDU is located in an affluent neighborhood in the east of the city, and offers general hospital services to the local community. QDU is licensed for 100 beds in a 23,000 square meter facility. The hospital offers all primary and secondary care services including family medicine, internal medicine, surgery, OB/GYN, pediatrics, dental, dermatology, post-partum rehabilitation and other specialty offerings. In addition, GDU is currently developing a cancer treatment service in collaboration with a partner investor.
Guangzhou
Guangzhou United Family Hospital (“GZU”), our largest hospital to date, opened in 2018. The total building area is over 70,000 square meters with over 100 licensed beds and capacity for further bed expansion. The hospital delivers comprehensive healthcare services including internal medicine, surgery, obstetrics and gynecology, pediatrics, family medicine, dermatology, rehabilitation, traditional Chinese medicine (“TCM”) and 24-hour emergency care, as well as providing special services such as intensive adult and neonatal intensive care units, a birthing center (including Labor, Delivery, Recovery, Postpartum (“LDRP”) and Postpartum Suites) and a full suite of radiology and imaging, such as MRI and CT scans. It operates under standards consistent with those required by the JCI. UFH management expects GZU to receive JCI accreditation in 2020.
Shenzhen
Shenzhen United Family (“SZU”) hospital is currently under development in central downtown Shenzhen, a modern, fast growing city between Hong Kong and Guangzhou. Shenzhen was one of the first Special Economic Zones established in China during the first market reforms of the late 1970s and early 1980s, and has grown from a small border town to a major metropolis of over 10 million people, home to several large technology companies, top university branch campuses, and a fast growing upper-middle class
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population. SZU is expected to open in mid-2021 and is expected to be branded and managed by UFH under a management contract with NFG. SZU’s location is expected to allow the hospital to be a service hub for the Greater Bay Area of Guangdong, Hong Kong and Macau. SZU will provide primary care services including family medicine, pediatrics, OB/GYN, as well as more advanced services such as surgery, internal medicine, oncology, and other services in a 64,000 square meter facility.
UFH is also considering other asset-light management contracts for branding, managing, and operating clinical facilities, including a hospital project in the city of Hangzhou, capital of Zhejiang Province, and other hospitals and clinics around China.
Other Markets
UFH continues to seek new opportunities to expand its operations to other cities with affluent populations and currently operates small outpatient clinics in Hangzhou and Bo’ao opened in 2018.
Headquarters
UFH’s corporate headquarters, are based in Beijing near the main BJU campus, and provide centralized corporate and administrative services to all UFH facilities throughout the country, including hiring and assigning senior management, corporate finance, sales and marketing, business development, patient experience, nursing operations, supply chain management and other functions. The centralized corporate support group is essential for the development, enhancement, maintenance and promotion of the UFH brand to ensure it maintains a consistent level of quality throughout the network, as well as coordinating UFH’s fast expansion across markets.
Capital Expenditures
For a description of UFH’s principal capital expenditures for the years ended December 31, 2016, 2017 and 2018 as well as those currently in progress, please see the section entitled “Healthy Harmony’s Operating and Financial Review and Prospects–B. Liquidity and Capital Resources.”
Competition
UFH has certain regional specialty private competitors. These include:
AmCare Women and Children’s Specialized Health: established in 2006; now operates 6 women and children’s hospitals, one clinic and three post-partum rehabilitation centers across Beijing, Tianjin, Hangzhou and Shenzhen. These are specialty hospitals focusing on obstetrics and pediatrics services.
HarmoniCare Medical: founded in 2003; now operates 14 women and children’s hospitals in Beijing, Shenzhen, Guangzhou, Chongqing and other cities. These are also specialty hospitals, primarily focused on obstetrics and some pediatric care.
Parkway Pantai (under the IHH Group): Parkway first entered in China in 2006 and now operates 5 medical and dental locations in China, located in Shanghai, Suzhou, and Chengdu. The IHH parent operates 28 hospitals with more than 6,000 beds in Singapore, Malaysia, India, Brunei and United Arab Emirates, while its China footprint consists primarily of outpatient services. It is said to have two hospitals under development, one in Chengdu and one in Shanghai.
New Century:   opened its first pediatrics facility in 2002 in Beijing. It now operates three medical institutions focusing on pediatrics in Beijing, Tianjin and Qingdao.
Oasis:   opened in 2012, Oasis is a small general services hospital located in northeastern Beijing.
Jiahui Health:   opened an international general hospital in Shanghai in 2017 with up to 500 beds and also operates two clinics in Shanghai.
American-Sino Medical Group:   started in 2003, American-Sino started as the western-style VIP OB ward in a Chinese public hospital, and has expanded to its own specialty hospital in Shanghai and a share in a small obstetrics hospital in Hangzhou.
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Kaiyuan Hospital:   owned by Columbia China group. Columbia China is jointly invested by Columbia Pacific Management and Sheares Healthcare Group. Kaiyuan hospital is located in Shanghai and has a capacity of 220 beds focused on orthopedics.
The public medical system is not considered a direct competitor to UFH due to its lower level of service, lower prices and a different system of payments. Some public hospitals have opened VIP wards offering higher levels of service, however the government has made it clear that the public health system should prioritize services for the Chinese public and not expand (or even curtail) existing VIP services.
It is management’s belief that there are no foreign or domestic investor-owned and operated hospital networks in China that compete with the UFH network in serving the expatriate, diplomatic and affluent local Chinese service areas through a comprehensive healthcare service delivery system on a similar scale to UFH. Although several local owners have opened specialty private hospitals, it is management’s understanding that none are as comprehensive or offer the same full scope and quality of services to the same patient base as UFH.
Employees
As of December 31, 2018, UFH had 3,191 employees, all of whom are located in China. Of these employees, 175 are non-Chinese citizens and 3,016 are Chinese citizens. Approximately 600 of these employees are medical professionals such as physicians and dentists, 270 are ancillary staff such as lab technicians and pharmacists, 900 are nursing staff, with the balance being administration, management, and facility staff. Each month on average, about 600 external consultants are contracted at UFH facilities for short-term or specialized engagements. Neither the Company nor its subsidiaries is subject to any union negotiated labor contracts. Employees’ compensation is usually indexed to local inflation statistics. UFH believes it has good relations with its employees.
Properties
UFH leases approximately 35,000 square meters in Beijing for hospital and clinic operations as well as 2,782 square meters for administrative departments. In addition, UFH also leases additional space of approximately 22,200 square meters for DTU as a part of our expansion plan in the Beijing service area. These leases expire between 2019 and 2037.
UFH leases approximately 6,900 square meters in Tianjin for hospital operations as well as for administrative departments. The lease for the hospital facility in Tianjin expires in 2030.
UFH leases approximately 30,000 square meters in Qingdao for hospital operations as well as for administrative departments. The lease for the hospital facility in Qingdao expires in 2032.
UFH leases approximately 56,000 square meters in Shanghai for hospital and clinic operations as well as for administrative departments, including both old PXU facility and new relocation facility. In addition, UFH also leases additional space of approximately 1,000 square meters for UFH’s Kangqiao Clinic as a part of its expansion plan in Shanghai. The leases for the hospital facilities in Shanghai expires in 2036 for PDU and 2038 for new PXU.
UFH leases approximately 70,000 square meters in Guangzhou for hospital and clinic operations. The lease for the Guangzhou facilities expire in 2036 for GZU and 2022 for the clinic.
UFH leases approximately 150 square meters in Hainan for clinic operations. The lease for the clinic facility in Hainan is open-ended.
UFH leases approximately 405 square meters in Hangzhou for clinic operations. The lease for the clinic facility in Hangzhou expires in 2020, with right of first refusal for additional 3-year lease term.
UFH facilities require licenses to operate. These licenses are issued by Chinese national and local authorities, and include business licenses, medical licenses, fire safety licenses, and other specific licenses required by specific licensing entities and for specific medical services. UFH also has numerous third party contracts with suppliers and vendors necessary for ongoing operations.
UFH believes its current facilities are suitable for its current operating needs.
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Intellectual Property
32 trademarks are registered under United Family Healthcare Management Consulting (Beijing) Co., Ltd., a wholly foreign-owned enterprise of UFH (“UFHMC”), and 108 trademarks are registered under Chindex. These trademarks are registered in China, and include the following trademarks:
Regulatory Matters
Medical institutions must abide by various Chinese national and local laws and regulations, including foreign investment in healthcare industry, the licensing and operation of medical institutions and medical staff, the use and safety management of drugs and medical devices, the quality of medical services, environmental protection, staff safety, social security and housing provident fund, as well as miscellaneous other national and local regulatory regimes.
Legal Proceedings
UFH is involved in various lawsuits, claims and legal proceedings, the majority of which arise out of the ordinary course of business.
Management
The following table sets forth information regarding the executive officers of Healthy Harmony, who are anticipated to be officers of NFH upon consummation of the business combination.
Name	Age	Position
Roberta Lipson	64	Chief Executive Officer
Walter Xue	51	Chief Financial Officer
Jeffrey Staples	57	Chief Operations Officer
DJ Hamblin-Brown	56	Vice President of Medical Affairs
Shen Xiaoyan	57	Chief Nursing Officer
Roberta Lipson, 64, is UFH’s Founder and Chief Executive Officer. Ms. Lipson has over 40 years of experience as a pioneer and leader in the Chinese healthcare industry. She originally cofounded UFH’s predecessor company, Chindex, in 1981, and expanded its business from China’s top medical equipment distribution company into UFH, one of China’s first and largest foreign-invested healthcare networks. As CEO, Ms. Lipson has oversight over all of UFH functions, has led the development of all UFH operation expansions, helms the organization’s strategic direction and drives a corporate culture of patient-centered care. Her operational and market experience and focus on strategic team-building are the backbone of UFH’s success and strong growth trajectory.
Ms. Lipson is an active leader in the business community in Beijing, having served as a director of the U.S. China Business Council as well as four successive terms on the Board of Governors of the American Chamber of Commerce in China (“AmCham”) and as co-chair of the AmCham Healthcare Forum. She also co-chairs the Board of the United Foundation for China’s Health and is a co-founder of Beijing’s Jewish community, Kehillat Beijing. Because of her outstanding contribution in China, Ms. Lipson received “The Great Wall Friendship Reward” in 2009, the highest honor that Beijing government gives to foreign experts in Beijing. In 2014, Ms. Lipson was honored by AmCham as the inaugural recipient of the China Pioneer Award. She was named as a “Top 10 Business Leader of China” by Sina.com in 2015, and earlier,
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she led the UFH to win the U.S. State Department’s ACE Award for Corporate Excellence. With 40 years living and working in Beijing, in 2017 Ms. Lipson received Foreign Permanent Resident Card. Ms. Lipson holds a bachelor of arts from Brandeis University and an MBA from Columbia University.
We believe Ms. Lipson is qualified to serve on the board of directors of NFH due to her extensive experience as UFH’s founder and leader and her overall experience in the healthcare industry.
Walter Xue, 51, leads the financial operations of UFH as its Chief Financial Officer. A Chinese national, Mr. Xue is a market-leading financial healthcare manager and leader, with almost 25 years’ industry experience. His tenure with Chindex began in 1996 as head of finance for Chindex’s China operations while Chindex was publically listed on the Nasdaq. As senior vice president of Chindex while it was a U.S.-listed public company, Mr. Xue was involved in public reporting and oversaw its financial operations. In 1996-1997, he was a member of the founding team of UFH’s first healthcare operation, BJU, and served as Vice President of Finance, overseeing both the medical device trading and the healthcare services segments. Mr. Xue was promoted to Corporate CFO in 2015 after Chindex’s medical device trading operation spin-off and UFH’s privatization. As CFO, Mr. Xue has oversight on financial, legal and operational corporate structuring; strategic operational and financial analysis and projections; capital raising, management, and strategic investment; business planning and expansion strategy; tax and financial regulatory compliance; and control functions. Mr. Xue serves on the board of all of UFH’s subsidiaries. Mr. Xue obtained a bachelor’s degree in accounting from Beijing Technology and Business University and an MBA from Rutgers University.
Dr. Jeffrey Staples, 57, leads the business operations of UFH as its Chief Operations Officer. Dr. Staples is an experienced and successful international healthcare executive, with over 25 years of healthcare experience. Bringing both medical and business expertise to UFH’s operations, he is responsible for operations oversight and budgeting, sales and marketing, human resources, information technology, supply chain management and logistics. Before his tenure with UFH, Dr. Staples worked as the operating partner of TVM Capital Healthcare Partners, was the chief operating officer of Al Noor Hospitals Group plc (LSE: ANH) based in Abu Dhabi, including a successful initial public offering in 2013, and as the chief executive officer of the Cleveland Clinic Abu Dhabi. He also held key regional roles in SOS International, based in Singapore, and served as division president of China and North Asia for ParkwayHealth while based in Shanghai. Dr. Staples holds an MBA in healthcare management from San Francisco State University and an MD from Columbia University.
Dr. DJ Hamblin-Brown, 56, leads medical operations for UFH as Vice President of Medical Affairs and is the group’s chief physician. He heads UFH’s medical operations and is responsible for maintaining UFH’s safety and quality standards, as well as developing clinical education and research. Dr. Hamblin-Brown is an experienced physician, entrepreneur and industry thought leader, with over 20 years of clinical and industry leadership experience. He previously worked as group medical director at Aspen Health, a group of nine independent hospitals and clinics in the U.K., as well as an external adviser to government and private sector clients, including the UK’s Department of Health and the Care Quality Commission. He practiced medicine in the U.K.’s National Health Service and is on the specialist register for Emergency Medicine. Dr. Hamblin Brown is the author of a book on healthcare leadership, “The Meaning of CAREFUL” (2009), as well as articles and working papers on health economics and leadership. He holds an MA from Corpus Christi College, Cambridge in Computer Science and Engineering. His first medical degree (BMBS) and his BMedSci in Public Health Medicine are from Nottingham University Medical School. He is a Fellow of the Royal College of Emergency Medicine in London.
Shen Xiaoyan, RN MSN, 57, leads nursing operations for UFH as Chief Nursing Officer and Vice President. With over 35 years of experience as a nurse and leader of nursing operations, Ms. Shen oversees the nursing teams at all UFH facilities. She brings deep clinical and organizational understanding and experience to her responsibilities, including establishing nursing standards based on international and Chinese domestic standards, ensuring quality and patient safety as well as patient feedback for quality improvement, establishing UFH nursing recruitment, retention, career development and training policies. Ms. Shen began her career at UFH as head nurse at BJU in 1997, and since then has been promoted to Director of Nursing in 2000 and Chief Nursing Officer in 2005. She holds a diploma of nursing from Beijing Hospital School of Nursing, an associate degree from Peking Union Medical University and a masters of nursing degree in leadership and management from Walden University.
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Executive Compensation
The following table shows the compensation paid by UFH to its directors and executive officers as a group for the full year ended December 31, 2018 (in thousands of RMB):
Short Term employee benefits including salary and bonuses	16,526
Post-employment benefits	140
Share-based compensation expense	13,062
Total compensation to key personnel	29,728
Related Party Transactions
Name of Related Parties Relationship with the Group
•
TPG Seller;

•
Fosun Seller;

•
CML, an affiliate of Fosun Seller;

•
Ample Up Limited (“Ample”), an affiliate of Fosun Seller; and

•
Shanghai Fuji Medical Equipment Co., Limited (“Fuji”), an affiliate of Fosun Seller

The following table shows the transactions between Healthy Harmony and the related parties listed above for the periods presented:
Transactions	2016	2017	2018
Purchases of medical equipment from Ample and CML	2,730	2,770	882
Purchases of medical services from Fuji	—	—	1,006
Management consulting services from TPG Seller and Fosun Seller	3,733	3,715	3,637
Advances to senior executives(i)	—	14,000	14,705
Gain on disposal of CML(ii)	—	29,618	—

(i)
Healthy Harmony provided interest bearing advances to senior executives, which will be fully repaid by senior executives upon the completion of the merger transaction.

(ii)
On 7 April 2017, Healthy Harmony disposed all of its 30% equity interests in CML to Ample, a subsidiary of Fosun Seller, for cash consideration of RMB 263,589 based on an independent valuation. On December 21, 2018, Healthy Harmony liquidated Chindex Medical Holdings, Ltd. (“CMH”), the holding company of CML.

For further details, please see Note 16 to Healthy Harmony’s consolidated financial statements included elsewhere in this proxy statement.
Corporate Information
Healthy Harmony was incorporated in the Cayman Islands as an exempted limited partnership on July 29, 2013 under the name “TPG Halley, L.P.,” which was subsequently changed to “Healthy Harmony Holdings L.P.” on August 16, 2013. Healthy Harmony’s registered agent is Maples Group. Its domicile and registered contact address is Maples Corporate Services Limited, Ugland House, PO Box 309, Grand Cayman, KY1-1104, Cayman Islands.
HH GP was incorporated in the Cayman Islands as an exempted company on August 16, 2013 under the name “Healthy Harmony GP, Inc.” HH GP’s registered agent is Maples Group. Its domicile and registered contact address is Maples Corporate Services Limited, Ugland House, PO Box 309, Grand Cayman, KY1-1104, Cayman Islands.
UFH’s corporate website is www.ufh.com.cn. The information on our website is not part of this proxy statement.
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HEALTHY HARMONY’S OPERATING AND FINANCIAL REVIEW AND PROSPECTS
You should read the following discussion of Healthy Harmony’s financial condition and results of operations in conjunction with its consolidated financial statements and the related notes included elsewhere in this proxy statement. The discussion in this proxy statement contains forward-looking statements that involve risks and uncertainties, such as statements of Healthy Harmony’s plans, objectives, expectations and intentions. The cautionary statements made in this proxy statement should be read as applying to all related forward-looking statements wherever they appear in this proxy statement. The actual results of Healthy Harmony could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this proxy statement, particularly those set forth in the section entitled “Risk Factors.”
A.   Operating Results
Overview
Healthy Harmony is a leading provider of premium healthcare services in China where it operates under the United Family Healthcare (“UFH”) brand. UFH is a network of private hospitals and affiliated ambulatory clinics located in China’s more affluent cities. As of December 31, 2018, Healthy Harmony’s healthcare services business comprised substantially all of its operations. Healthy Harmony’s operating results vary from period to period as a result of a variety of social and epidemiological factors in the patient base served by its healthcare network and the investment and development cycle related to opening new facilities.
Substantially all of Healthy Harmony’s non-cash assets are located in China, and all of its revenues are derived from its operations there. Accordingly, Healthy Harmony’s business, financial condition and results of operations are subject, to a significant degree, to economic, political and legal developments in China. The economic system in China differs from the economies of most developed countries in many respects, including the amount of government control over capital investments, development, foreign exchange and allocation of resources.
In recent years, the Chinese government’s healthcare reform program has encouraged private investments, such as the UFH network, as an important supplement to the public system and the primary source for providing specialized and premium healthcare services in China. Nevertheless, expansions of UFH’s existing facilities as well as new hospital and affiliated clinic projects are complex and require several layers of government approvals before they can become operational, which can take approximately six to twenty months to obtain. Such approvals may include: approval from the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce (“MOFCOM”), or their local branches, relating to laws and regulations on foreign invested enterprises in China as the healthcare service sector is still on the Special Management Measures (Negative List) for Foreign Investment Access; multi-level government approvals relating to healthcare facilities generally, including the grant of a general hospital license from local health authorities and in some cases the Ministry of Health at the national level; and land use, environmental compliance and other permits and safety approvals required in connection with constructing new hospital facilities. Accordingly, the timing and ability to complete its expansion projects and new facility openings are dependent on the actual receipt of the various government licenses and permits.
The consolidated financial statements of Healthy Harmony are stated in RMB. However, solely for the convenience of the readers, the results of operations and cash flows for the year ended December 31, 2018 were translated into U.S. dollars at the exchange rate of the buying rate on December 31, 2018 of RMB6.8755 to US$1.00 in New York City for cable transfers in RMB for U.S. dollars, set forth in the H.10 weekly statistical release of the Federal Reserve Board of the United States as certified for customs purposes by the Federal Reserve Board of New York. These convenience translations should be treated as supplementary information and has not been prepared in compliance with IFRS.
Healthy Harmony’s total revenue increased from RMB 1,675,360,000 in 2016 to RMB 1,827,880,000 in 2017, and further to RMB 2,058,779,000 (US$ 299,437,000) in 2018. The increase was primarily driven by an increase in the number of patients visiting and the number of services offered at our facilities. Healthy Harmony intends to continue its revenue growth through increased market penetration in existing facilities
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as well as expansion efforts, both by investing in new expansion facilities and expanding its current facilities in both the tier one and tier two cities.
Critical Accounting Policies
The preparation of the consolidated financial statements in conformity with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates. Areas in which significant judgments and estimates are used are listed below:
Revenue Recognition
Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which Healthy Harmony expects to be entitled in exchange for those goods or services. A performance obligation represents a good and service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.
Healthcare services
Revenues are recognized when Healthy Harmony’s obligation to provide healthcare services is satisfied. The contractual relationships with patients, in majority of the cases, also involve a third-party insurance company payor.
For inpatient services, the patients receive treatments that include various components that are all highly interdependent, and therefore, are regarded as one performance obligation. The performance obligation is satisfied over time as the patient simultaneously receives and consumes the benefits of the inpatient services provided. Healthy Harmony has a right to consideration from its patients in an amount that corresponds directly with the value to the patient of Healthy Harmony’s performance completed to date (calculated based on fixed pre-determined treatment prescriptions). Therefore, revenue for inpatient services are recognized in the amount to which Healthy Harmony has a right to invoice on a daily basis.
Revenue for outpatient services is recognized at a point in time because the performance obligations are generally satisfied over a period of less than one day.
Others
Revenue from goods such as gift shop merchandise, and food and beverage items are recognized at a point in time, generally upon delivery of the goods to the customer. Revenue from services such as hospital management consulting and training services, and matron services is recognized on a straight-line basis because the customer simultaneously receives and consumes the benefits provided by Healthy Harmony evenly throughout the performance period.
Impairment of goodwill and indefinite lived intangible assets
Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. Healthy Harmony performs its annual impairment test of goodwill as at 31 December. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of Healthy Harmony’s cash-generating units (“CGU”), or groups of CGUs, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Healthy Harmony are assigned to those units or groups of units.
Impairment is determined by assessing the recoverable amount of the CGU (group of CGUs) to which the goodwill relates. Where the recoverable amount of the CGU (group of CGUs) is less than the carrying amount, an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.
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Where goodwill has been allocated to a CGU (or group of CGUs) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on the disposal.
Intangible assets with indefinite useful lives are tested for impairment annually and at other times when any impairment indicator exists either individually or at the CGU level.
Deferred Tax Assets
Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax credits and unused tax losses can be utilized, except:
•
When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
In respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.
Share-based payments
Healthy Harmony operates a share-based compensation program for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Healthy Harmony’s operations. Employees (including directors) of Healthy Harmony receive remuneration in the form of share-based payments, whereby such employees render services as consideration for the equity instruments (“equity-settled transactions”).
The cost of equity-settled transactions with employees is measured by reference to the fair value at the date on which it was granted. The fair value is determined by an external valuer using a binomial model.
The cost of equity-settled transactions is recognized as employee benefit expense, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and Healthy Harmony's best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the statement of profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.
Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Healthy Harmony’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting conditions. Non-vesting conditions are reflected in the fair value of an award and lead to an immediate expensing of an award unless there are also service and/or performance conditions.
No expense is recognized for awards that do not ultimately vest because non-market performance and/or service conditions are not met. Where awards include a market or non-vesting condition, the transactions are treated as vesting irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.
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Impairment of non-financial assets
Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than inventories and financial assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or CGU’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the CGU to which the asset belongs. An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. Healthy Harmony bases its impairment calculation on detailed budgets and forecast calculations, which are presented separately for each of Healthy Harmony’s CGUs to which individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. A long-term growth rate is calculated and applied to project future cash flows after the fifth year. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to the statement of profit or loss in the period in which it arises.
Impact of Recently Issued Accounting Standards
Healthy Harmony has adopted the IFRS since September 29, 2014. Therefore, Healthy Harmony’s consolidated financial statements for the years ended December 31, 2016, 2017 and 2018, have been prepared in compliance with IFRS.
All IFRSs effective for the accounting period commencing from January 1, 2018, including IFRS 15 — Revenue from Contracts with Customers and IFRS 9 — Financial Instruments, together with the relevant transitional provisions, have been consistently applied by Healthy Harmony in the preparation of the financial statements throughout the periods presented.
A number of new and revised IFRS standards have been issued and would become effective for annual periods beginning on or after January 1, 2019. For further details, please see Note 2 to Healthy Harmony’s consolidated financial statements included elsewhere in this proxy statement.
Foreign Currency Exchange and Impact of Inflation
Healthy Harmony generates 100% of its revenue and incurs approximately 99% of its expenses in RMB within China, however, a portion of its earnings is typically transferred from China and converted into USD or other currencies to pay certain of these expenses. The RMB is not freely traded and is closely controlled by the Chinese government. The USD is freely traded and has recently experienced volatility in world markets. During the year ended December 31, 2018, the RMB depreciated approximately 5% against the USD, resulting in net exchange rate losses to Healthy Harmony of RMB 34,190,000.
As part of its risk management program, Healthy Harmony performs sensitivity analyses to assess potential changes in revenue, operating results, cash flows and financial position relating to hypothetical movements in currency exchange rates. Healthy Harmony’s sensitivity analysis of changes in the fair value of the RMB to the USD at December 31, 2018 indicated that if the USD increased or decreased in value by 1% relative to the RMB, with all other variables held constant, Healthy Harmony’s post-tax profit for the year ended December 31, 2018 would have been RMB 5,334,000 lower or higher, respectively.
According to China’s National Bureau of Statistics, for the years ended December 31, 2016, 2017 and 2018, the consumer price index in China, was 2.0%, 1.6% and 2.1% respectively. Neither deflation nor inflation has had a significant impact on Healthy Harmony’s results of operations in these years.
Results of Operations
The following table sets forth a summary of Healthy Harmony’s consolidated results of operations for the periods indicated. This information should be read in conjunction with Healthy Harmony’s consolidated financial statements and related notes included elsewhere in this proxy statement. The operating results in any period are not necessarily indicative of results that may be expected for any future period.
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	Years Ended December 31,
	2016	2017	2018
(in thousands)	RMB	RMB	RMB	US$
Revenues	1,675,360	1,827,880	2,058,779	$299,437
Operating expenses				—
Salaries, wages and benefits	939,002	1,040,405	1,187,738	172,749
Supplies and purchased medical services	212,638	236,557	303,579	44,154
Depreciation and amortization expense	111,830	115,908	138,639	20,164
Lease and rental expenses	87,964	151,222	201,670	29,332
Impairment of trade receivables	28,031	16,571	16,329	2,375
Other operating expenses	204,105	223,575	287,128	41,761
	1,583,570	1,784,238	2,135,083	310,535
Operating income/(loss)	91,790	43,642	(76,304)	(11,098)
Finance income	(1,165)	(1,862)	(2,543)	(370)
Finance costs	10,124	13,408	19,420	2,825
Foreign currency loss/(gain)	20,193	(12,856)	34,190	4,973
Gain on disposal of an associate		(29,618)	—	—
Gain on liquidation of a foreign operation	—	—	(26,429)	(3,844)
Other expense/(income), net	2,769	6,214	(6,645)	(966)
Income/(loss) before income taxes	59,869	68,356	(94,297)	(13,716)
Income tax expense	(62,096)	(66,765)	(59,749)	13,923
Profit/(loss) for the year	(2,227)	1,591	(154,046)	(740)
Attributable to
Owners of the parent	(2,227)	13,159	(129,998)	10,316
Non-controlling interests	—	(11,568)	(24,048)	(4,973)
Other comprehensive income/(loss), net of tax
Other comprehensive loss that may be reclassified to profit or loss in subsequent periods:
Liquidation of a foreign operation	—	—	(26,429)	(3,844)
Exchange differences on translation of foreign operations	41,532	(4,008)	24,270	3,530
Other comprehensive income/(loss) for the year, net of tax	41,532	(4,008)	(2,159)	(314)
Total comprehensive income/(loss) for the year	39,305	(2,417)	(156,205)	(22,719)
Attributable to
Owners of the parent	39,305	9,151	(132,157)	(19,221)
Non-controlling interests	—	(11,568)	(24,048)	(3,498)
Non-IFRS Measures
The following discussion and analysis includes certain measures, including Adjusted EBITDA, which have not been prepared in accordance with IFRS. These measures do not have any standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. These measures should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with IFRS. We use Adjusted EBITDA in evaluating our operating results and for financial and operational decision-making purposes. We believe that Adjusted EBITDA helps compare our performance over various reporting periods on a consistent basis by removing
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from operating results the impact of items that do not reflect core operating performance, and helps identify underlying operating results and trends.
“Adjusted EBITDA” refers to net income/(loss) plus (i) depreciation and amortization, (ii) finance expense/(income), (iii) other gains or losses, (iv) other expenses (such as share based compensation), (v) provision for income taxes, as further adjusted for the monitoring fee to Fosun Seller and TPG Seller.
The following table sets forth a reconciliation of our net income to Adjusted EBITDA for the periods indicated:
	Years Ended December 31,
	2016	2017	2018
(in thousands)	RMB	RMB	RMB	US$
Net income/(loss)	(2,227)	1,591	(154,046)	(22,405)
Less: Finance income	(1,165)	(1,862)	(2,543)	(370)
Add: Finance expense	10,124	13,408	19,420	2,825
Add: Other losses/(gains)	20,193	(42,474)	7,761	1,129
Add: Other expense/(income), net	2,769	6,214	(6,645)	(966)
Add: Income tax expense	62,096	66,765	59,749	8,690
Operating income/(loss)	91,790	43,642	(76,304)	(11,098)
Add: Share-based compensation	33,286	22,850	18,418	2,679
Add: Depreciation and amortization	111,830	115,908	138,639	20,164
Add: Monitoring fee payable to Fosun Seller and TPG Seller	3,733	3,715	3,637	529
Adjusted EBITDA	240,639	186,115	84,390	12,274
Comparison of Fiscal Years 2016, 2017 and 2018
Revenue
The following table sets forth the principal components of our revenue, both as absolute amounts and as percentages of total revenue, and year-over-year changes, for the periods indicated.
	Years Ended December 31,
	2016		2017		2018		2017 vs. 2016	2018 vs. 2017
(in thousands, except percentages)	RMB	% of Revenue	RMB	% of Revenue	RMB	% of Revenue	% of Change	% of Change
Healthcare Services	1,668,573	99.6%	1,822,065	99.7%	2,045,013	99.3%	9.2%	12.2%
Others	6,787	0.4%	5,815	0.3%	13,766	0.7%	–14.3%	136.7%
Total revenue	1,675,360	100.0%	1,827,880	100.0%	2,058,779	100.0%	9.1%	12.6%
The increase in total revenue in 2017 and 2018 was primarily driven by the growth in Healthy Harmony’s healthcare services revenue generated from Healthy Harmony’s existing facilities.
Healthcare Services
Healthcare services revenue was RMB1,668,573,000, RMB1,822,065,000 and RMB2,045,013,000, representing 99.6%, 99.7% and 99.3% of total revenue in 2016, 2017 and 2018, respectively.
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The table below identifies the relative contribution of inpatient and outpatient services to healthcare services revenue.
	Years Ended December 31,
	2016	2017	2018
Inpatient/Outpatient revenue percentages
Inpatient services as percent of healthcare services revenue	40.5%	39.8%	37.1%
Outpatient services as percent of healthcare services revenue	59.5%	60.2%	62.9%
The table below identifies the primary service lines contributing to healthcare services revenue.
	Years Ended December 31,
	2016	2017	2018
OB/GYN	25.8%	23.4%	22.9%
Pediatrics	15.7%	16.6%	15.8%
Surgery	8.5%	8.8%	8.2%
Orthopedics	8.2%	8.2%	7.1%
Family Medicine	7.3%	7.6%	9.2%
Internal Medicine	6.8%	7.9%	8.1%
Emergency Room	8.9%	6.8%	6.8%
Dental	4.3%	4.5%	4.5%
Post-partum Rehabilitation	0.4%	2.1%	3.5%
All other services	14.1%	14.1%	13.9%
	100.0%	100.0%	100.0%
The table below sets forth certain key operating data of Healthy Harmony’s healthcare services.
	Years Ended December 31,
	2016	2017	2018
Inpatient
Inpatient admissions	7,997	8,321	8,849
Revenue per Inpatient admission (RMB)	84,485	87,078	85,813
Outpatient
Outpatient visits	471,552	508,675	570,957
Revenue per Outpatient visit (RMB)	2,106	2,158	2,252
2018 compared to 2017
Healthcare services revenue increased by RMB 222,948,000 or 12.2% to RMB2,045,013,000 for the year ended December 31, 2018 as compared to RMB 1,822,065,000 for the prior year period, which was primarily driven by an increase in the number of inpatient admissions and outpatient visits.
2017 compared to 2016
Healthcare services revenue increased by RMB 153,492,000 or 9.2%, to RMB 1,822,065,000 for the year ended December 31, 2017 as compared to RMB 1,668,573,000 for the prior year period, which was primarily driven by an increase in the number of inpatient admissions and outpatient visits, and an increase in average service prices.
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Operating expenses
	Years Ended December 31,
	2016		2017		2018		2017 vs. 2016	2018 vs. 2017
(in thousands, except percentage)	RMB	% of Revenue	RMB	% of Revenue	RMB	% of Revenue	% of Change	% of Change
Operating expenses
Salaries, wages and benefits	939,002	56.0%	1,040,405	56.9%	1,187,738	57.7%	10.8%	14.2%
Supplies and purchased medical services	212,638	12.7%	236,557	12.9%	303,579	14.7%	11.2%	28.3%
Depreciation and amortization	111,830	6.7%	115,908	6.3%	138,639	6.7%	3.6%	19.6%
Lease and rental expenses	87,964	5.3%	151,222	8.3%	201,670	9.8%	71.9%	33.4%
Impairment of trade receivables	28,031	1.7%	16,571	0.9%	16,329	0.8%	(40.9)%	(1.5)%
Other operating expenses	204,105	12.2%	223,575	12.2%	287,128	13.9%	9.5%	28.4%
	1,583,570	94.5%	1,784,238	97.6%	2,135,083	103.7%	12.7%	19.7%

2018 compared to 2017
Salaries, wages and benefits expenses increased by RMB 147,333,000, or 14.2%, to RMB 1,187,738,000 for the year ended December 31, 2018 compared to RMB 1,040,405,000 for the prior year period, and increased as a percentage of healthcare services revenue, to 57.7% in 2018 as compared to 56.9% in the prior year period, primarily due to the increase in average headcount of 11% from 2,718 people at December 31, 2017 to 3,019 people at December 31, 2018 as a result of expansion of existing facilities and opening of new facilities in 2018. The increase in headcount was due to both increased hiring in Healthy Harmony’s existing facilities as well as the hiring of new personnel to staff the new hospitals in PDU and GZU during the 2018 fiscal year.
Supplies and purchased medical services expenses increased by RMB 67,022,000, or 28.3%, to RMB 303,579,000 for the year ended December 31, 2018 compared to RMB 236,557,000 for the prior year period, mainly due to increased usage of medical supplies of RMB 16,753,000 or 19.0% and increased usage of pharmaceutical drugs of RMB 46,351,000 or 49.1% as a result of the increased number of patients treated in its hospital network in 2018 as compared to 2017. The increase in usage is reflective of an increase in service volume as well as our expansion to provide more complex and sophisticated services.
Depreciation and amortization expenses increased by RMB 22,731,000, or 19.6%, to RMB 138,639,000 for the year ended December 31, 2018 compared to RMB 115,908,000 for the prior year period, primarily due to the expansion of existing facilities and opening of new facilities, which are now being depreciated.
Lease and rental expenses increased by RMB 50,448,000, or 33.4%, to RMB 201,670,000 for the year ended December 31, 2018 compared to RMB 151,222,000 for the prior year period, primarily due to the increase in the total building space utilized in the expansion of Healthy Harmony’s hospital and clinic network, especially related to PXU’s lease, which started in 2018.
Impairment of trade receivable decreased by RMB 242,000, or 1.5%, to RMB 16,329,000 for the year ended December 31, 2018 compared to RMB 16,571,000 for the prior year period, and, decreased as a percentage of healthcare services net revenue, to 0.8% in 2018 as compared to 0.9% in the prior year period.
Other operating expenses increased by RMB 63,553,000, or 28.4%, to RMB 287,128,000 for the year ended December 31, 2018 compared to RMB 223,575,000 for the prior year period, primarily due to increased professional fees of RMB 12,403,000, office supplies of RMB 10,613,000 and expense on consumables of RMB 7,362,000, as well as increased marketing and advertising expense of RMB 5,085,000, building utilities of RMB 6,051,000, recruiting expense of RMB 4,295,000, meeting and travel expense of
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RMB 4,239,000, and maintenance fees of RMB 2,818,000. Other operating expenses as a percentage of healthcare service revenue for the year ended December 31, 2018 increased to 13.9%, as compared to 12.2% for the prior year period, which was mainly attributable to the opening of PDU and GZU during the 2018 fiscal year.
2017 compared to 2016
Salaries, wages and benefits expenses increased by RMB 101,403,000, or 10.8%, to RMB 1,040,405,000 for the year ended December 31, 2017 compared to RMB 939,002,000 for the prior year period, and increased as a percentage of healthcare services revenue, to 56.9% in 2017 as compared to 56.0% in the prior year period primarily, due to increase in average headcount of 1% from 2,685 people at December 31, 2016 to 2,718 people at December 31, 2017 as a result of expansion of existing facilities.
Supplies and purchased medical services expenses increased by RMB 23,919,000, or 11.2%, to RMB 236,557,000 for the year ended December 31, 2017 compared to RMB 212,638,000 for the prior year period, mainly due to increased usage of medical supplies of RMB 9,862,000 or 12.6% and increased usage of pharmaceutical drugs of RMB 7,946,000 or 9.2% as a result of the increased number of patients treated in its hospital network in 2017. Increase in usage is reflective of service volume as well as extension to more complex and sophisticated services.
Depreciation and amortization expenses increased by RMB 4,078,000, or 3.6%, to RMB 115,908,000 for the year ended December 31, 2017 compared to RMB 111,830,000 for the prior year period, primarily due to the expansion of existing facilities, which are being depreciated.
Lease and rental expenses increased by RMB 63,258,000, or 71.9%, to RMB 151,222,000 for the year ended December 31, 2017 compared to RMB 87,964,000 for the prior year period, primarily due to the increase in the total building space utilized in the expanded operations of Healthy Harmony’s hospital and clinic network, especially for PDU and DTU.
Impairment of trade receivable decreased by RMB 11,460,000, or 40.9%, to RMB 16,571,000 for the year ended December 31, 2017 compared to RMB 28,031,000 for the prior year period, and, decreased as a percentage of healthcare services net revenue, to 0.9% in 2017 as compared to 1.7% in the prior year period as a result of improvement of collections.
Other operating expenses as a percentage of healthcare services revenue remained 12.2%, with an increase in absolute amount of RMB 19,470,000, or 9.5%, to RMB 223,575,000 for the year ended December 31, 2017 compared to RMB 204,105,000 for the prior year period, primarily due to increased professional fees of RMB 10,697,000, office supplies of RMB 4,320,000, building utilities of RMB 2,034,000 and meeting and travel expense of RMB 3,011,000.
Other expense (income)
Other expense (income) comprise mainly finance costs and income, net foreign currency gains or losses, and gains on disposal of investments and assets.
2018 compared to 2017
Finance costs increased by RMB 6,012,000, or 45%, to RMB 19,420,000 for the year ended December 31, 2018 compared to RMB 13,408,000 for the prior year period, primarily due to new borrowings of RMB 126,386,000 (US$ denominated loan of US$20 million) from the International Finance Corporation (the “IFC”) for development of GZU.
Finance income increased by RMB 681,000, or 36.6%, to RMB 2,543,000 for the year ended December 31, 2018 compared to RMB 1,862,000 for the prior year period, primarily due to additional funds earning interest during the period.
Net foreign currency losses for the year ended December 31, 2018 were RMB 34,190,000 while the net gains were RMB 12,856,000 for the prior period, primarily attributable to the significant fluctuation of the RMB against the USD in the respective periods.
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Gain on disposal of an associate for the year ended December 31, 2017 was RMB 29,618,000, primarily resulting from the sale by Healthy Harmony of 30% of the equity interests in Chindex Medical Limited (“CML”). For the year ended December 31, 2018, Healthy Harmony recognized a gain reclassified from comprehensive income of RMB 26,429,000 on the liquidation of one of its wholly-owned subsidiaries, Chindex Medical Holdings Limited.
2017 compared to 2016
Finance costs increased by RMB 3,284,000, or 32.4%, to RMB 13,408,000 for the year ended December 31, 2017 compared to RMB 10,124,000 for the prior year period, primarily due to new borrowings of RMB 203,766,000 (US$ denominated loan of US$30 million) from the IFC for development of GZU, which began in 2017.
Finance income increased by RMB 697,000, or 59.8%, to RMB 1,862,000 for the year ended December 31, 2017 compared to RMB 1,165,000 for the prior year period, primarily due to additional funds earning interest during the period.
Net foreign currency gains for the year ended December 31, 2017 were RMB 12,856,000 while the net losses were RMB 20,193,000 for the prior period, primarily attributable to the significant fluctuation of the RMB against the USD in the respective periods.
Gain on disposal of an associate for the year ended December 31, 2017 was RMB 29,618,000, primarily resulting from the sale by Healthy Harmony of 30% of the equity interests in Chindex Medical Limited.
Income tax expense
2018 compared to 2017
Healthy Harmony recorded a provision for taxes of RMB 59,749,000 for the year ended December 31, 2018, compared to a provision for taxes of RMB 66,765,000 for the prior year period. Healthy Harmony did not recognize deferred income tax assets of RMB 157,983,000 in respect of certain of its Chinese subsidiaries’ accumulated tax losses of RMB 631,930,000 as of December 31, 2018, which it intends to carry forward against future taxable income and will expire between 2019 and 2023.
2017 compared to 2016
Healthy Harmony recorded a provision for taxes of RMB 66,765,000 for the year ended December 31, 2017, compared to a provision for taxes of RMB 62,096,000 for the prior year period. Healthy Harmony did not recognize deferred income tax assets of RMB 124,931,000 in respect of certain of its Chinese subsidiaries’ accumulated tax losses of RMB 499,724,000 as of December 31, 2017, which it intends to carry forward against future taxable income and will expire between 2018 and 2022.
Net profit/(loss)
2018 compared to 2017
As a result of the foregoing, we had a net loss of RMB 154,046,000 for 2018, compared to a net income of RMB 1,591,000 for 2017.
2017 compared to 2016
As a result of the foregoing, we had a net income of RMB 1,591,000 for 2017, compared to a net loss of RMB 2,227,000 for 2016.
B.   Liquidity and Capital Resources
Healthy Harmony’s primary sources of cash have been cash flows generated from operating activities and through debt and equity financing.
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At December 31, 2018, Healthy Harmony’s outstanding bank borrowings include the following:
(i)
RMB5,442,000 (US$ denominated loan of US$793,000) obtained in June 2011 from USA Sovereign Loan Guarantee with Minmetals International Tendering Co., Ltd, which was secured by bank deposits and matured in February 2019;

(ii)
RMB65,887,000 (US$ denominated loan of US$9,600,000) obtained in May 2014 from IFC, which was secured by Healthy Harmony’s equity interests in Beijing United Family Rehabilitation Hospital. The borrowings are repayable in instalments over six years until December 2022; and

(iii)
RMB343,160,000 (US$ denominated loan of US$50,000,000) obtained in January 2017 from IFC, which was secured by Healthy Harmony’s equity interests in GZU. The borrowings are repayable in instalments over six years until January 2026.

See Note 14 to Healthy Harmony’s audited consolidated financial statements for further information appearing elsewhere herein.
Healthy Harmony received capital contributions from Han’s Laser Technology Industry Group Co., Limited (“Han’s Laser”), the non-controlling shareholder of PDU, of an aggregate amount of RMB 67,232,000 (US$9,900,000) in exchange for 30% of the registered capital of PDU, which was finalized in 2017. Healthy Harmony used the cash primarily to fund its capital expenditures and for operating activities.
On July 19, 2019, NFC agreed to provide US$100,000,000 (approximately RMB 686,000,000) in financial support to Healthy Harmony upon the Closing, which will not be due or repayable until twelve months following the Closing. Upon the Closing, NFH expects to finance its operations and strategic investments through NFH’s debt financing. After the Closing, NFH expects to repay any outstanding amounts of Healthy Harmony’s outstanding interest-bearing borrowings from IFC.
Management believes that its current level of cash and cash flows from operations will be sufficient to meet NFH’s anticipated cash needs for at least the next twelve months. However, NFH may need additional cash resources in the future if it wishes to pursue opportunities for investment, acquisition or similar actions. If NFH determines that its cash requirements exceed the amount of its cash on hand, it may seek to issue additional debt or equity securities or obtain credit facilities or other sources of funding. However, our ability to obtain adequate financing to satisfy our capital expenditures and debt service requirements may be limited by our financial condition and results of operations and the liquidity of international and domestic financial markets. See “Risk Factors — Risks Relating to Doing Business in China — The conversion of RMB into foreign currency is regulated, and these regulations could adversely affect us.”
The following table summarizes Healthy Harmony’s cash flows for the periods presented:
	Years Ended December 31,
	2016	2017	2018
(in thousands)	RMB	RMB	RMB	US$
Cash generated from (used for):
Operating activities	211,106	191,220	130,980	19,050
Investing activities	(112,343)	(129,850)	(534,948)	(77,805)
Financing activities	(27,961)	233,681	103,635	15,073
Net increase/(decrease) in cash and cash equivalents	70,802	295,051	(300,333)	(43,682)
Operating Activities
Net cash provided by operating activities was RMB 130,980,000 for the year ended December 31, 2018. Our net cash provided by operating activities in 2018 reflected a net loss of RMB 154,046,000, as adjusted by (i) the add back of non-cash items mainly consisting of share-based compensation expenses of RMB 18,418,000, depreciation and amortization expenses of RMB 138,639,000, impairment of trade receivables of RMB 16,329,000, and foreign exchange losses of RMB 34,190,000, and (ii) partially offset by gain reclassified from comprehensive income on liquidation of a foreign operation of RMB 26,429,000. The
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RMB 111,212,000 change in operating assets and liabilities, net of additions and disposals mainly arises from an increase in trade payables, contract liabilities, accrued expenses and other current liabilities of RMB137,433,000, an increase in amounts due to related parties of RMB 1,841,000, and a decrease in restricted cash of RMB 1,717,000, partially offset by an increase in inventories of RMB 17,489,000, an increase in trade receivables, prepayments and other current assets of RMB 7,529,000, an increase in amounts due from related parties of RMB 3,742,000 and changes in other non-current assets and liabilities of RMB 1,019,000.
Net cash provided by operating activities was RMB 191,220,000 for the year ended December 31, 2017. Our net cash provided by operating activities in 2017 reflected a net income of RMB 1,591,000, adjusted by (i) the add back of non-cash items mainly consisting of share-based compensation expenses of RMB 22,850,000, depreciation and amortization expenses of RMB 115,908,000, and impairment of trade receivables of RMB 16,571,000, and (ii) partially offset by foreign exchange gains of RMB 12,856,000, and gain on disposal of an associate of RMB 29,618,000. The RMB 72,013,000 change in operating assets and liabilities, net of additions and disposals mainly arises from an increase in trade payables, contract liabilities, accrued expenses and other current liabilities of RMB115,880,000, a decrease in amounts due from related parties of RMB 6,580,000, a decrease in restricted cash of RMB 10,280,000, and changes in other non-current assets and liabilities of RMB 8,236,000, partially offset by an increase in inventories of RMB 9,595,000, an increase in trade receivables, prepayments and other current assets of RMB 53,251,000, and a decrease in amounts due to related parties of RMB 6,117,000.
Net cash provided by operating activities was RMB 211,106,000 for the year ended December 31, 2016. Our net cash provided by operating activities in 2016 reflected a net loss of RMB 2,227,000, adjusted by (i) the add back of non-cash items mainly consisting of share-based compensation expenses of RMB 33,286,000, depreciation and amortization expenses of RMB 111,830,000, impairment of trade receivables of RMB 28,031,000, and foreign exchange losses of RMB 20,193,000. The RMB 2,486,000 change in operating assets and liabilities, net of additions and disposals mainly arises from an increase in trade payables, contract liabilities, accrued expenses and other current liabilities of RMB 84,683,000, a decrease in restricted cash of RMB 7,306,000, and changes in other non-current assets and liabilities of RMB 1,348,000, partially offset by an increase in inventories of RMB 3,347,000, an increase in trade receivables, prepayments and other current assets of RMB 81,972,000, and a decrease in amounts due to related parties of RMB 5,654,000.
Investing Activities
Cash used in investing activities during the year ended December 31, 2018 was RMB 534,948,000, and was primarily attributable to capital expenditures of RMB 530,617,000 in connection with the purchase of equipment and software licenses, as well as development of UFH’s existing facilities and expansion of new facilities mainly in Shanghai and Guangzhou.
Cash used in investing activities during the year ended December 31, 2017 was RMB 129,850,000, and was primarily attributable to capital expenditures of RMB 384,850,000 in connection with the purchase of equipment and software licenses, as well as the development of UFH’s existing facilities and expansion of new facilities mainly in Shanghai and Guangzhou, partially offset by proceeds from the sale of equity interests in CML of RMB 262,875,000.
Cash used in investing activities during the year ended December 31, 2016 was RMB 112,343,000, and was primarily attributable to capital expenditures in connection with the purchase of equipment and software licenses, as well as the development of its existing facilities.
Financing Activities
Cash provided in financing activities during the year ended December 31, 2018 was RMB 103,635,000, and was primarily attributable to net proceeds from borrowings from the IFC of RMB 126,386,000 (US$ denominated loan of US$20,000,000) for development of GZU, which was partially offset by the repayments of borrowings of RMB 22,751,000 (US$ denominated loan of US$3,473,000).
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Cash provided in financing activities during the year ended December 31, 2017 was RMB 233,681,000, and was primarily attributable to net proceeds from borrowings from the IFC of RMB 203,766,000 (US$30,000,000) for development of GZU, and cash injection from Han’s Laser of RMB 67,232,000 (US$9,900,000), which was partially offset by the repayments of borrowings of RMB 37,317,000 (US$5,536,000).
Cash used in financing activities during the year ended December 31, 2016 was the repayments of borrowings of RMB 27,961,000 (US$4,336,000).
Capital Expenditures
Our capital expenditures have been incurred primarily in relation to (1) maintenance and other properties of existing facilities; and (2) design and construction of new expansion hospital facilities. During the year ended December 31, 2016, 2017 and 2018, our capital expenditures on an accrual basis totaled RMB126.4 million, RMB 410.9 million and RMB 988.4 million (US$143.8 million) respectively. The significant increase in fiscal year 2018 primarily consisted of expenses incurred for the newly opened hospital facilities in Shanghai and Guangzhou.
Healthy Harmony expects that its total capital expenditures will be approximately RMB 667.8 million over the year ending December 31, 2019, relating to the maintenance and expansion of Healthy Harmony’s business operations. Of this amount, up to approximately RMB 100.0 million is expected to be incurred for maintenance and organic growth at the existing facilities in Beijing, Shanghai, Qingdao and Tianjin, and up to approximately RMB 567.8 million is expected to be incurred for expansion projects. The expansion-related expenses are expected to include final payments related to the opening of PDU of RMB 96.5 million and GZU of approximately RMB 157.8 million, design and construction expenditures related to the relocation of the original Shanghai hospital to Puxi of up to RMB 225.6 million, design and construction expenditures for DTU of up to RMB 64.7 million, and other clinic expansion projects of up to RMB 23.2 million.
Healthy Harmony intends to fund these expenditures through corporate capital reserves, anticipated loan financings as described below and cash flow from operations. Registered foreign debt is expected to be secured by obtaining required governmental and credit approvals.
C.   Research and Development, Patents and Licenses, etc.
Research and Development
Healthy Harmony has no significant research and development policies or activities for the years ended December 31, 2016, 2017 and 2018.
Intellectual Property
We believe the protection of our trademarks is critical to our business. We rely on a combination of trademark, fair trade practice, copyright and trade secret protection laws and patent protection in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our trademarks. For details of UFH’s trademarks, please refer to “Business of Healthy Harmony — Intellectual Property”.
D.   Trend Information
Other than as disclosed elsewhere in this proxy statement, Healthy Harmony is not aware of any trends, uncertainties, demands, commitments or events for the current fiscal year that are reasonably likely to have a material effect on its net revenues, income, profitability, liquidity or capital reserves, or that caused the disclosed financial information to be not necessarily indicative of future operating results or financial conditions.
E.   Off-Balance Sheet Arrangements
Healthy Harmony did not have any material off-balance sheet arrangements in fiscal years 2016, 2017 or 2018.
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F.   Tabular Disclosure of Contractual Obligations
The following table sets forth Heathy Harmony’s contractual obligations as of December 31, 2018:
	Payment due by period
(in thousands of RMB) Contractual Obligations	Total	Less than 1 year	2 – 5 years	Over five years
Year ended 31 December 2018
Interest-bearing borrowings	536,262	40,463	336,731	159,068
Facilities and offices rental commitments	2,642,605	194,603	666,297	1,781,705
	3,178,867	235,066	1,003,028	1,940,773
As of December 31, 2018, Healthy Harmony had the following capital commitments, principally for the construction and purchase of property, plant and equipment:
	At December 31, 2018
(in thousands of RMB) Contractual Commitments	RMB	US$
Property, plant and equipment	643,175	93,546
For more information about these contractual obligations, see Notes 14 and 19 to Healthy Harmony’s consolidated financial statements appearing elsewhere herein.
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INDEBTEDNESS
Debt Financing
Senior Loan Commitment Letter
In order to finance a portion of the Purchase Price and transaction expenses, NF Unicorn Acquisition Limited, a wholly owned indirect subsidiary of NFC (“NF Unicorn”), entered into a senior loan commitment letter (the “Senior Loan Commitment Letter”) with SPDB, pursuant to which SPDB has agreed upon the terms and subject to the conditions thereof, to provide a seven-year senior secured credit facility in an aggregate amount equal to the RMB equivalent of  $300,000,000, which we refer to as the “Senior Secured Term Loan.”
The Senior Secured Term Loan is denominated and funded in offshore RMB and is expected to be funded into a free trade non-resident account of the borrower to be opened with SPDB (the transfer of funds in and out of which is not subject to Chinese regulatory approval) or an account in Hong Kong or any other jurisdiction outside of China that can receive funds in RMB. Given that substantially all of UFH’s revenue and expenses are donominated in RMB, the Senior Secured Term Loan is not expected to create currency exposure for the post-business combination company. The Senior Secured Term Loan will be subject to amortization commencing from 12 months after the utilization date of the Senior Secured Term Loan, with an average life of up to 5.78 years. The interest rate for the Senior Secured Term Loan is set at 126.53% of the applicable People’s Bank of China (the “PBOC”) benchmark annual interest rate for loans denominated in RMB and with tenors of over five years, subject to annual adjustments to reflect the PBOC benchmark annual interest rate applicable on January 1 each year. As of the date of the Senior Loan Commitment Letter, the interest rate was 6.20%.
SPDB’s commitment under the Senior Loan Commitment Letter will, among other things, automatically expire if  (a) NF Unicorn (or the Sponsor on its behalf) notifies the Credit Parties (as defined in the Senior Loan Commitment Letter) that it has (i) conclusively and definitively withdrawn and terminated its (or any of its affiliates’) bid for the entire equity interests in UFH; (ii) the Sellers have notified the Sponsor that NF Unicorn’s (or any of its affiliates) offer for UFH is conclusively and definitively rejected; (iii) the Sellers conclusively and definitively terminate such sale process; or (iv) the Transaction Agreement is terminated in full by the parties thereto or (b) completion of the business combination does not occur by 11:59 p.m. Hong Kong time on the Outside Date (as defined in the Transaction Agreement), which shall be no later than August 12, 2020, unless otherwise extended from time to time with the consent of SPDB.
The Senior Loan Commitment Letter contains a term sheet which sets out the principal financing terms of the credit agreement. Pursuant to the term sheet, and subject to satisfaction of certain conditions precedent to the utilization, the Senior Secured Term Loan will be available on certain funds basis from the signing date of the credit agreement to the earliest of  (i) the first date on which the Transaction Agreement is terminated or ceases to have effect and has lapsed in accordance with its terms and conditions, (ii) the Outside Date (as defined in the Transaction Agreement) after giving effect to any extension thereof in accordance with the terms of the Transaction Agreement, which, in any event, shall be no later than August 12, 2020, and (iii) the Closing Date and all of the consideration in respect of the business combination has been paid in full.
The final terms of the Senior Secured Term Loan will be set out in a credit agreement to be entered into by, among others, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited), as borrower, and SPDB, and are subject to adjustment in accordance with the terms of the Senior Loan Commitment Letter.
As of the date hereof, the Senior Loan Commitment Letter remains in effect. The credit agreement and other documentation governing the Senior Secured Term Loan have not been finalized and, accordingly, the actual terms of the Senior Secured Term Loan may differ from those described herein or in the Senior Loan Commitment Letter as a result of the negotiation and syndication process. Although the Senior Secured Term Loan described in this document is not subject to “market out,” such financing may not be considered assured. The obligations of SPDB to provide the financing contemplated under the Senior Loan
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Commitment Letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the Senior Secured Term Loan may not be funded when required. As of the filing date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Senior Secured Term Loan is not available.
In addition to the Senior Loan Commitment Letter, CMB had previously issued a senior loan commitment letter to NFC, which also contemplated a senior secured credit facility in an aggregate amount of up to $300,000,000 upon the terms and subject to the conditions thereof.
NFC and its wholly owned subsidiaries expect to borrow only up to an aggregate of the RMB equivalent of  $300,000,000 of senior secured term loans to finance the business combination. As such, NFC and/or its wholly owned subsidiaries (including NF Unicorn Chindex Holding Limited) expect to enter into a separate senior loan commitment letter or other agreements after the date hereof with SPDB and/or CMB reflecting this arrangement.
Financial Support Letter
On July 19, 2019, NFC agreed to provide US$100,000,000 (approximately RMB 686,000,000) in financial support to Healthy Harmony upon the Closing, which will not be due or repayable until twelve months following the Closing.
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MANAGEMENT OF NFH FOLLOWING THE BUSINESS COMBINATION
The current executive officers of UFH are expected to become executive officers of NFH following the business combination. For biographical information concerning the current executive officers of UFH, who are anticipated to become the executive officers of NFH, see the section entitled “Business of Healthy Harmony — Management.”
The board of directors of NFH following the consummation of the business combination is expected to be comprised of nine directors, of which Roberta Lipson has been nominated pursuant to the Lipson Employment Agreement, Qiyu Chen has been nominated by Fosun Seller in accordance with the terms of the Fosun Director Nomination Agreement, Shan Fu has been nominated by Vivo in accordance with the terms of the Vivo Director Nomination Agreement and David Zeng has been nominated by the Sponsor in accordance with the terms of the Sponsor Director Nomination Agreement, in each case, to serve as directors. Each of Antony Leung, Carl Wu, David Johnson, Edward Leong Che-hung and Frederick Ma Si-hang will continue on as directors of NFH. Following the Closing, Mr. Johnson is expected to resign from the board of directors of NFH following the Closing. Vivo is expected to nominate an independent director in accordance with the terms of the Vivo Director Nomination Agreement.
The following persons are anticipated to be the executive officers and directors of NFH following the consummation of the business combination:
Names	Age	Position
Roberta Lipson	64	Chief Executive Officer and Director
Walter Xue	51	Chief Financial Officer
Jeffrey Staples	57	Chief Operations Officer
DJ Hamblin-Brown	56	Vice President of Medical Affairs
Antony Leung	67	Director and Chairman of the Board
Carl Wu	36	Director
David L. Johnson	65	Director
Edward Leong Che-hung	80	Director
Frederick Ma Si-hang	67	Director
Qiyu Chen	47	Director and Co-Chairman of the Board
Shan Fu	51	Director
David Zeng	30	Director
Shan Fu, 51, has been a managing partner, a joint chief executive officer and the Greater China chief executive officer of Vivo Capital LLC, an investment firm that primarily invests in the biotechnology and healthcare sectors, since October 2013. Mr. Fu has also been a director of Sinovac Biotech CO., Ltd. (Nasdaq: SVA) since July 2018. Between June 2008 and October 2013, Mr. Fu worked as a senior managing director in the Beijing branch of Blackstone (Shanghai) Equity Investment Management Company Limited. Mr. Fu obtained a master’s degree in history and a bachelor’s degree in history, both from Peking University in Beijing, in 1991 and 1988, respectively.
We believe Mr. Fu is qualified to serve on the board of directors of NFH due to his extensive background and investment experience in the Chinese healthcare sector.
David Zeng, 30, joined NFG in June 2018 and has been the Executive Director of NFG, primarily responsible for leading NFC’s investments efforts. Prior to joining New Frontier, Mr. Zeng worked for The Blackstone Group L.P. (NYSE: BX) (“Blackstone”) from 2014 to 2018, and served as a Senior Associate of Blackstone’s Private Equity Group in Hong Kong. At Blackstone, he led the execution of a number of investments across multiple industries in China, including the take-private of Global Sources Limited (one of world’s largest electronics exhibition operators) and the buyout of Shya Hsin Packaging (one of world’s largest color cosmetics plastic packagers with over 5,000 employees). Mr. Zeng was also actively involved in the operations of Blackstone portfolio companies. For example, he served as the CFO and executive director of ShyaHsin Packaging and led a number of key operational initiatives. Prior to joining Blackstone, Mr. Zeng was a member of the Mergers & Acquisitions Group at Barclays Plc. in Hong Kong from 2011 to 2014. Mr. Zeng obtained a bachelor’s degree in economics from Pomona College in 2011.
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We believe Mr. Zeng is qualified to serve on the board of directors of NFH due to his extensive background and investment experience in China.
Qiyu Chen, 47, has been the executive director and the co-president of Fosun International Limited (SEHK: 00656) since July 2015 and March 2017, respectively. In addition, Mr. Chen has also been an executive director and the chairman of Fosun Pharma since May 2005 and June 2010, respectively. Mr. Chen joined Fosun Group in April 1994 and was appointed as a director in May 2005. Mr. Chen also has been a director of Fosun High Tech since July 2015 and the chairman since November 2017. Mr. Chen has served as a non-executive director since May 2010 and a vice chairman since September 2014 of Sinopharm Group Co., Ltd. (SEHK: 01099), a non-executive director of Babytree Group (SEHK: 01761) since June 2018, a director of Beijing Sanyuan Foods Co., Ltd. (SSE: 600429) since March 2015 and a director of Dian Diagnostics Group Co., Ltd (SSE: 300244) from May 2010 to February 2019. Mr. Chen previously served on the board of directors of Maxigen Biotech Inc. (TWSE: 1783) from September 2015 until November 2017. In addition, Mr. Chen is the chairman of the China Medical Pharmaceutical Material Association, a vice president of the China Pharmaceutical Innovation and Research Development Association, the chairman of the Shanghai BioPharmaceutical Industry Association and the vice council of the Shanghai Society of Genetics. Mr. Chen is a member of the 13th Shanghai Standing Committee of the Chinese People’s Political Consultative Conference and was a member of the 12th Shanghai Standing Committee of the same conference. In 2018, Mr. Chen was awarded “Shanghai Excellent Constructor of Socialism with Chinese Characteristics from Non-Public Sector” and “Shanghai Outstanding Entrepreneur.” Mr. Chen obtained a bachelor’s degree in genetics from Fudan University in 1993 and an EMBA degree from China Europe International Business School in 2005.
We believe Mr. Chen is qualified to serve on the board of directors of NFH due to his extensive experience in the Chinese healthcare industry and his experience on the boards of directors of various public companies.
For biographical information concerning Messrs. Leung, Wu, Johnson, Leong and Ma Si-hang, see the section entitled “Other Information Related to NFC — Directors and Executive Officers.”
For biographical information concerning Roberta Lipson, Walter Xue, Jeffrey Staples and DJ Hamblin-Brown, see the section entitled “Business of Healthy Harmony — Management.”
Board Composition
NFH’s business affairs will be managed under the direction of its board of directors. NFH’s board of directors will consist of nine members.
NFH’s Proposed Charter provides, subject to the terms of  (i) the Fosun Director Nomination Agreement, (ii) the Vivo Director Nomination Agreement, (iii) the Sponsor Director Nomination Agreement and (iv) the Lipson Employment Agreement, that the number of directors, which will be fixed at nine members, may be increased or decreased from time to time by a resolution of NFH’s board of directors. In addition, each director shall be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof). The directors shall hold their office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
Corporate Governance Practices
Upon consummation of the business combination, NFH is expected to be a “foreign private issuer” under applicable U.S. federal securities laws. As a result, NFH will be permitted to follow certain corporate governance rules that conform to its home country requirements in lieu of many of the NYSE corporate governance rules. Section 303A.00 of the NYSE listing rules (the “Listing Rules”) provides that a foreign private issuer, such as NFH, may follow home country corporate governance practices in lieu of certain of the rules in Section 303A of the Listing Rules, including requirements with respect to board independence and the composition and responsibilities of certain board committees and a code of business conduct and ethics, provided that NFH nevertheless has an audit committee that satisfies the requirements of Sections 303A.06, complies with the disclosure requirements of Section 303A.11 and makes the
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certifications required by Sections 303A.12(b) and (c) of the Listing Rules. NFH has not yet determined the extent to which it may elect to rely on this exemption. Accordingly, former NFC shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NYSE.
Director Independence
Upon the Closing, we anticipate that the size of NFH’s board of directors will be nine directors, [three] of whom will qualify as independent within the meaning of the independent director guidelines of the NYSE. We anticipate that Messrs. Leong, Ma and Johnson will be “independent directors” as defined in the rules of the NYSE and applicable SEC rules. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).
Committees of the Board of Directors
Effective upon completion of the business combination, NFH’s board of directors will establish the following committees: an audit committee, a compensation committee, a nominating and corporate governance committee and an executive committee. The proposed composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by NFH’s board of directors.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Roberta Lipson
Carl Wu*
Antony Leung

*
Denotes chairperson.

Audit Committee
NFH’s audit committee will oversee NFH’s corporate accounting and financial reporting process. Among other matters, the audit committee will:
•
appoint NFH’s independent registered public accounting firm;

•
evaluate the independent registered public accounting firm’s qualifications, independence and performance;

•
determine the engagement of the independent registered public accounting firm;

•
review and approve the scope of the annual audit and the audit fee;

•
discuss with management and the independent registered public accounting firm the results of the annual audit and the review of NFH’s quarterly financial statements;

•
approve the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitor the rotation of partners of the independent registered public accounting firm on NFH’s engagement team in accordance with requirements established by the SEC;

•
be responsible for reviewing NFH’s financial statements and NFH’s management’s discussion and analysis of financial condition and results of operations to be included in NFH’s annual and quarterly reports to be filed with the SEC;

•
review NFH’s critical accounting policies and estimates; and

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•
review the audit committee charter and the committee’s performance at least annually.

The initial members of the audit committee will be [         ], [         ] and [         ]. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that all of the members of the audit committee will be independent directors as defined under the applicable rules and regulations of the SEC and the NYSE with respect to audit committee membership. We also believe that [         ] qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. NFH’s board of directors will adopt a written charter for the audit committee, which will be available on its corporate website at [         ] upon the completion of the business combination. The information on its website is not part of this proxy statement.
Compensation Committee
NFH’s compensation committee will review and recommend policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee will:
•
review and recommend corporate goals and objectives relevant to compensation of NFH’s chief executive officer and other executive officers;

•
evaluate the performance of these officers in light of those goals and objectives and recommend to our board of directors the compensation of these officers based on such evaluations;

•
recommend to NFH’s board of directors the issuance of stock options and other awards under our stock plans; and

•
review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The initial members of NFH’s compensation committee will be [         ], [         ] and [         ]. [         ] of the members of NFH’s compensation committee will be independent under the applicable rules and regulations of the NYSE, and each will be “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and “outside directors” as that term is defined in Section 162(m) of the Code. NFH’s board of directors will adopt a written charter for the compensation committee, which will be available on its corporate website at [         ] upon the completion of the business combination. The information on NFH’s website is not part of this proxy statement.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee will be responsible for making recommendations to NFH’s board of directors regarding candidates for directorships and the size and composition of NFH’s board of directors. In addition, the nominating and corporate governance committee will be responsible for overseeing NFH’s corporate governance policies and reporting and making recommendations to NFH’s board of directors concerning governance matters.
The initial members of NFH’s nominating and corporate governance committee will be [         ], [         ] and [         ]. We anticipate that each of the members of NFH’s nominating and corporate governance committee will be an independent director under the applicable rules of the NYSE relating to nominating and corporate governance committee independence. NFH’s board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on its corporate website at [         ] upon the completion of the business combination. The information on its website is not part of this proxy statement.
Executive Committee
Following the Closing, NFH’s board of directors will establish an executive committee (the “Executive Committee”), which will consist of three directors, who will be Roberta Lipson and, initially, Carl Wu and Antony Leung (or, in lieu of Messrs. Wu and/or Leung, such other individual(s) as may be designated by Messrs. Wu and/or Leung). Unless the members of the Executive Committee unanimously agree otherwise, the Executive Committee will meet at least once a month to discuss the management of NFH and its subsidiaries and will have reasonable access to senior management members of NFH.
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The Executive Committee will be responsible for overseeing and assisting the management in implementing decisions and matters approved by NFH’s board of directors, including, without limitation, the following matters:
•
monthly review of operational and financial performance or key performance indicators;

•
(ii) capital expenditures;

•
(iii) financing; and

•
(iv) mergers, acquisitions and other material transactions involving NFH or any of its subsidiaries.

All decisions of the Executive Committee will require the approval of a majority of the members thereof. The Executive Committee will otherwise be subject to all applicable requirements of the NYSE (or other applicable stock exchange requirements) and the terms of any applicable committee charter.
Code of Business Conduct and Ethics
Effective upon the consummation of the business combination, NFH will adopt a code of business conduct and ethics that will apply to all of its employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics will be available after the Closing on NFH’s website at [         ]. NFH expects that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on its website. The information on its website is not part of this proxy statement.
Limitation on Liability and Indemnification Matters
Cayman Islands Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Proposed Charter that will become effective immediately following the Closing provides for indemnification of NFH’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
NFH expects to enter into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements will provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. NFH believes that the provisions in the Proposed Charter and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. NFH will also maintain directors’ and officers’ liability insurance.
NFH’s indemnification obligations may discourage shareholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against its officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent NFH pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.
Post-Combination Company Executive Compensation
Following the Closing, the combined company intends to develop an executive compensation program that is designed to align compensation with the combined company’s business objectives and the creation of shareholder value, while enabling the combined company to attract, motivate and retain individuals who contribute to the long-term success of the combined company. Decisions on the executive compensation program will be made by the compensation committee of the board of directors.
Director Compensation
Following the completion of the business combination, NFH’s compensation committee will determine the annual compensation to be paid to the members of NFH’s board of directors.
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New Frontier Health Corporation 2019 Omnibus Incentive Plan
The combined company intends to establish the Incentive Plan, under which NFH would be authorized to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. For more information on the Incentive Plan, please see the section titled “The Incentive Award Plan Proposal” included elsewhere in this proxy statement.
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BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding (i) the actual beneficial ownership of NFC ordinary shares as of September 10, 2019 and (ii) expected beneficial ownership of NFH ordinary shares immediately following consummation of the business combination, assuming that no public shares are redeemed, and alternatively that 19,790,000 public shares are redeemed, by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding ordinary shares;

•
each of our current executive officers and directors;

•
each person who will become an executive officer or director of NFH post-business combination; and

•
all executive officers and directors of NFC as a group pre-business combination and all executive officers and directors of NFH post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Notwithstanding the foregoing, the beneficial ownership percentages set forth below do not take into account the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached as Annex E.
The beneficial ownership of NFC ordinary shares pre-business combination is based on 40,462,500 ordinary shares issued and outstanding (including 28,750,000 NFC Class A ordinary shares and 11,712,500 NFC Class B ordinary shares) as of September 10, 2019.
The expected beneficial ownership of NFH ordinary shares post-business combination assuming none of NFC’s public shares are redeemed (the no redemptions scenario) has been determined based upon the following assumptions: (i) that no public shareholders exercise their redemption rights; (ii) none of the investors set forth in the table below has purchased or purchases NFH ordinary shares in the open market; (iii) 19,000,000 NFC Class A ordinary shares are issued to the anchor investors pursuant to the Forward Purchase Agreements; (iv) an aggregate of 225,000 NFC Class B ordinary shares are issued to that certain anchor investor and the Sponsor in connection with the increase in NFC's commitments under the Forward Purchase Agreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC's initial public offering; (v) 4,750,000 forward purchase warrants are issued to the anchor investors pursuant to the Forward Purchase Agreements; (vi) 56,450,000 NFC Class A ordinary shares are issued to the PIPE Investors pursuant to the Subscription Agreements, which amount may be increased in NFC’s discretion; (vii) 5,312,831, 9,400,000 and 815,332 NFH Class A ordinary shares are issued to Roberta Lipson, the Fosun Seller and the Management Sellers, respectively, in connection with the business combination; (viii) all of the issued and outstanding NFC Class B ordinary shares convert on a one-for one basis into NFC Class A ordinary shares, and thereafter all of the issued and outstanding NFC Class A ordinary shares will be redesignated as NFH ordinary shares; and (ix) there will be an aggregate of 131,665,663 NFH ordinary shares issued and outstanding at Closing.
The expected beneficial ownership of NFH ordinary shares post-business combination assuming the maximum number of public shares are redeemed (the maximum redemption scenario) has been determined based on the following assumptions: (i) that holders of 19,790,000 public shares have exercised their redemption rights to receive cash from the trust account in exchange for their NFC Class A ordinary shares; (ii) none of the investors set forth in the table below has purchased or purchases NFH ordinary shares in the open market; (iii) 19,000,000 NFC Class A ordinary shares are issued to the anchor investors pursuant to the Forward Purchase Agreements; (iv) an aggregate of 225,000 NFC Class B ordinary shares are issued to that certain anchor investor and the Sponsor in connection with the increase in NFC's commitments under the Forward Purchase Agreements from $181,000,000 to $190,000,000 on June 29, 2018 in connection with NFC's initial public offering; (v) 4,750,000 forward purchase warrants are issued to the anchor investors pursuant to the Forward Purchase Agreements; (vi) 71,148,186 NFC Class A ordinary shares are issued to the PIPE Investors pursuant to the Subscription Agreements; (vii) 5,312,831, 9,400,000 and 815,332 NFH ordinary shares are issued to Roberta Lipson, and the Fosun Seller and the Management
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Sellers, respectively, in connection with the business combination; (viii) all of the issued and outstanding NFC Class B ordinary shares convert on a one-for one basis into NFC Class A ordinary shares, and thereafter all of the issued and outstanding NFC Class A ordinary shares will be redesignated as NFH ordinary shares; and (ix) there will be an aggregate of 126.573,849 NFH ordinary shares issued and outstanding at Closing.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all NFC or NFH securities, as applicable, beneficially owned by them.
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	Before the Business Combination		After the Business Combination
			Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of NFC ordinary shares	%	Number of NFH ordinary shares	%	Number of NFH ordinary shares	%
New Frontier Public Holding Ltd(2)	17,292,500	35.9%	17,292,500	12.4%	17,292,500	12.9%
Antony Leung(3)	20,117,500	41.2%	20,117,500	14.4%	20,117,500	14.9%
Carl Wu(4)	18,705,000	38.5%	18,705,000	13.4%	18,705,000	13.9%
Shuo Wang	—	—	—	—	—	—
David Johnson	—	—	—	—	—	—
Edward Leong Che-hung(5)	10,000	*	10,000	*	10,000	*
Frederick Ma Si-hang	—	—	—	—	—	—
All Directors and Executive Officers as a Group (Six Individuals)	21,540,000	43.8%	21,540,000	15.3%	21,540,000	15.9%
Directors and Executive Officers of NFH After Consummation of the Business Combination
Roberta Lipson	—	—	5,312,831	4.0%	5,312,831	4.2%
Walter Xue	—	—	—	—	—	—
Jeffrey Staples	—	—	—	—	—	—
DJ Hamblin-Brown	—	—	—	—	—	*
Antony Leung(3).	20,117,500	41.2%	20,117,500	14.4%	20,117,500	14.9%
Carl Wu(4)	18,705,000	38.5%	18,705,000	13.4%	18,705,000	13.9%
David Zeng	—	—	—	—	—	—
David Johnson	—	—	—	—	—	—
Edward Leong Che-hung(5)	10,000	*	10,000	*	10,000	*
Frederick Ma Si-hang	—	—	—	—	—	—
Shan Fu	—	—	—	—	—	—
Qiyu Chen	—	—	—	—	—	—
All Directors and Executive Officers as a Group (Twelve Individuals)	21,540,000	43.8%	26,852,831	19.1%	26,852,831	19.8%
Five Percent Holders:
Fosun Industrial Co., Limited(6)	—	—	9,400,000	7.1%	9,400,000	7.4%
Nan Fung Group(7)	—	—	9,650,000	7.3%	9,650,000	7.5%
Vivo Capital Fund IX (Cayman), L.P.(8)	—	—	15,000,000	11.4%	15,000,000	11.9%
Certain funds and accounts advised by Capital Research and Management Company(9)	—	—	11,493,186	8.7%	11,493,186	9.1%

*
Less than one percent.

(1)
Unless otherwise noted, the business address of each of the shareholders listed is 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong.

(2)
Antony Leung and Carl Wu share voting and dispositive power over the securities held by the Sponsor. Each of Mr. Leung and Mr. Wu disclaims beneficial ownership over any securities owned by our

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sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The interests shown includes (i) 9,430,000 NFC Class B ordinary shares, (ii) 112,500 NFC Class A ordinary shares that will be issued pursuant to the Forward Purchase Agreements, and (iii) 7,750,000 NFC Class A ordinary shares underlying the private placement warrants, held of record by the Sponsor.
(3)
Includes (x) (i) 9,430,000 NFC Class B ordinary shares, (ii) 112,500 NFC Class A ordinary shares that will be issued pursuant to the Forward Purchase Agreements, and (iii) 7,750,000 NFC Class A ordinary shares underlying the private placement warrants, held of record by the Sponsor;and (y) (i) (a) 600,000 NFC Class A ordinary shares and (b) 300,000 NFC Class A ordinary shares underlying the public warrants, underlying the units purchased by Mr. Leung in NFC’s initial public offering, (ii) (a) 175,000 NFC Class B ordinary shares received by Mr. Leung from the Sponsor in respect of his forward purchase commitment, (b) 1,400,000 NFC Class A ordinary shares and (c) 350,000 NFC Class A ordinary shares underlying the forward purchase warrants, held of record by Mr. Leung or entities affiliated with Mr. Leung.

(4)
Includes (x) (i) 9,430,000 NFC Class B ordinary shares, (ii) 112,500 NFC Class A ordinary shares that will be issued pursuant to the Forward Purchase Agreements, and (iii) 7,750,000 NFC Class A ordinary shares underlying the private placement warrants, held of record by the Sponsor; and (y)  (i) (a) 300,000 NFC Class A ordinary shares and (b) 150,000 NFC Class A ordinary shares underlying the public warrants, underlying the units purchased by Mr. Wu in NFC’s initial public offering, (ii) (a) 87,500 NFC Class B ordinary shares received by Mr. Wu in respect of his forward purchase commitment, (b) 700,000 NFC Class A ordinary shares and (c) 175,000 NFC Class A ordinary shares underlying the forward purchase warrants, held of record by Mr. Wu or entities affiliated with Mr. Wu.

(5)
Interests shown consist entirely of NFC Class B ordinary shares.

(6)
The address for Fosun Industrial Co., Limited is Building A, No. 1289 Yishan Road, Shanghai 200233, China.

(7)
The address for Nan Fung Group is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central, Hong Kong.

(8)
The address for Vivo Capital Fund IX (Cayman), L.P. is c/o Vivo Capital LLC is 192 Lytton Avenue, Palo Alto, California 94301.

(9)
Includes SMALLCAP World Fund, Inc.(“SCWF”) and American Funds Insurance Series — Global Small Capitalization Fund (“VISC” and, together with SCWF, the “CRMC Shareholders”). Capital Research and Management Company (“CRMC”) is the investment adviser to each of the CRMC Shareholders. CRMC and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of all of the securities expected to be held by the CRMC Shareholders; however, each of CRMC and CRGI expressly disclaim that it is the beneficial owner of such securities. Julian N. Abdey, Noriko H. Chen, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Claudia P. Huntington, Jonathan Knowles, Harold H. La, Aidan O’Connell, Andraz Razen, Gregory W. Wendt and Dylan Yolles, as portfolio managers, are expected to have voting and investment power over the securities to be held by SCWF. Bradford F. Freer, Claudia P. Huntington, Harold H. La, Aidan O’Connell and Gregory W. Wendt, as portfolio managers, are expected to have voting and investment power over the securities to be held by VISC. The address for each of the CRMC Shareholders is c/o Capital Research and Management Company, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. The CRMC Shareholders may be affiliates of a broker-dealer.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
New Frontier Corporation
Founder Shares
On April 19, 2018, the Sponsor purchased 10,750,000 founder shares which issuance was reflected on the register of members of the Company on May 29, 2018 in exchange for a capital contribution of $25,000, or approximately $0.002 per share, up to 5,000,000 of which were subject to forfeiture by our Sponsor and anchor investors ratably to the extent the aggregate amount committed to be purchased pursuant to the Forward Purchase Agreements would be less than $200,000,000. On June 19, 2018, the Sponsor transferred to the anchor investors an aggregate of 2,262,500 founder shares as an inducement to enter into the forward purchase agreements for no cash consideration and on June 12, 2018 the Sponsor forfeited 475,000 founder shares for no consideration. On June 18, 2018, we effected a share capitalization resulting in the Sponsor holding an aggregate of 8,875,000 founder shares after giving effect to the transfer described above. On June 27, 2018, we effected a share capitalization resulting in the Sponsor holding an aggregate of 9,450,000 founder shares. Subsequent to the closing of the Initial Public Offering, the Sponsor transferred 10,000 founder shares to independent director, Edward Leong Che-hung, and 5,000 founder shares to each of two trusts for the benefit of family members of David Johnson in connection Messrs. Leong and Johnson’s service as directors.
Private Placement Warrants
The Sponsor purchased an aggregate of 7,750,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $1.00 per warrant (or $7,750,000 in the aggregate), in a private placement that closed simultaneously with the closing of the initial public offering. Each private placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.
Units Purchased in the Initial Public Offering
Antony Leung and Carl Wu, our Chairman and Chief Executive Officer, purchased an aggregate of 900,000 units in the initial public offering, and certain other investors identified by Mr. Leung and Mr. Wu purchased 8.1 million units in the initial public offering. The underwriters did not receive any underwriting discounts and will not receive deferred commissions on the 9 million units purchased by such parties, including Mr. Leung and Mr. Wu.
Forward Purchase Agreements
Prior to the initial public offering, NFC entered into Forward Purchase Agreements pursuant to which the anchor investors agreed to purchase an aggregate of 18,100,000 NFC Class A ordinary shares, plus 4,525,000 redeemable warrants, for a purchase price of $10.00 per NFC Class A ordinary share, as applicable, or $181,000,000 in the aggregate, in a private placement to close concurrently with the closing of our initial business combination. In connection with these Forward Purchase Agreements, the Sponsor transferred to the anchor investors an aggregate of 2,262,500 founder shares as an inducement to enter into the Forward Purchase Agreements for no cash consideration. Furthermore, NFC entered into forward purchase agreements with entities controlled by Antony Leung, our Chairman, and Carl Wu, our Chief Executive Officer, providing for the sale of 1,400,000 and 700,000 forward purchase shares, and 350,000 and 175,000 forward purchase warrants, respectively, for an aggregate purchase price of $10.00 per Class A ordinary share, or $14,000,000 and $7,000,000, respectively. In connection with these forward purchase agreements, the Sponsor transferred to these anchor investors 175,000 and 87,500 founder shares, respectively. The founder shares transferred to the anchor investors are subject to similar contractual conditions and restrictions as the founder shares issued to the Sponsor. The anchor investors will have redemption rights with respect to any public shares they own. The forward purchase warrants will have the same terms as our public warrants.
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NFC entered into another Forward Purchase Agreement on June 29, 2018, with an accredited investor providing for the purchase of an additional 900,000 forward purchase shares, plus 225,000 forward purchase warrants, for an aggregate purchase price of $9.0 million, or $10.00 per forward purchase share, in a private placement to close concurrently with the closing of the initial business combination. As an inducement to such accredited investor to enter into the forward purchase agreement, NFC agreed to issue 112,500 founder shares to each of such accredited investor and the Sponsor for nominal cash consideration at Closing.
The obligations under the forward purchase agreements do not depend on whether any public shareholders redeem their shares and provide NFC with a minimum funding level for the initial business combination.
The Forward Purchase Agreements also provide that the anchor investors are entitled to registration rights with respect to their (A) forward purchase securities and NFC Class A ordinary shares underlying the forward purchase warrants and founder shares, and (B) any other NFC Class A ordinary shares or warrants acquired by the anchor investors, including any time after we complete our initial business combination.
Letter Agreement
The Sponsor and our officers and directors have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination by July 3, 2020.
Administrative Services Agreement
We currently maintain our executive offices at 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong. The cost for our use of this space is included in the $10,000 per month, or up to $240,000 in the aggregate, fee we pay to the Sponsor or an affiliate of the Sponsor for office space, administrative and support services, commencing on the date that our securities are first listed on the NYSE. Upon completion of the business combination or our liquidation, we will cease paying these monthly fees.
Director Compensation
Pursuant to the letter agreement entered into by and among NFC, the Sponsor and NFC’s directors and officers entered into in connection with NFC’s initial public offering, NFC agreed to pay $50,000 cash per year to those independent members of NFC’s board of directors who have elected to not receive founder shares for services rendered as board members prior to the completion of the initial business combination. Pursuant to such agreement, NFC paid $25,000 to Frederick Ma Si-hang, an independent member of the NFC’s board of directors, on January 28, 2019 for services rendered as a board member. All of the other independent members of NFC’s board of directors elected to receive founder shares pursuant to such agreement and, as a result, will not receive any cash payments thereunder. NFC also agreed to reimburse such directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.
Other than the foregoing, no compensation of any kind, including finder’s and consulting fees, will be paid by us to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates.
Related Party Loans
Prior to the closing of NFC’s initial public offering, the Sponsor loaned NFC funds to be used for a portion of the expenses of the initial public offering. These loans were non-interest bearing, unsecured and due at the earlier of December 31, 2018 or the closing of the initial public offering. The loans were repaid
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upon the closing of the initial public offering out of the estimated $1,000,000 of offering proceeds that was allocated to the payment of offering expenses. In connection with the initial public offering and the purchase of the private placement warrants, the Sponsor and its affiliates transferred $10,550,000 to NFC, of which $2,800,000 was in excess of the private placement, and paid $146,404 of offering costs related to the initial public offering. The amount in excess of the private placement and the offering costs were repaid by the Company to such parties on July 3, 2018.
Working Capital Loans
In addition, in order to finance transaction costs in connection with the initial business combination, the Sponsor or its affiliate may, but is not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Registration Rights Agreement
Pursuant to the registration rights agreement entered into concurrently with the closing of the initial public offering, the holders of the private placement warrants, the warrants that may be issued upon conversion of the working capital loans, and the founder shares will be entitled to registration rights with respect to such warrants and the NFC Class A ordinary shares underlying such warrants and founder shares. These holders will be entitled to make up to three demands, excluding short form registration demands, that NFC register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the lock-up period applicable to the securities to be covered by such registration statement.
Support Agreements
Concurrently with the entry into the Transaction Agreement, each of the Sponsor and certain other shareholders of the Company entered into a Support Agreement (each a “Support Agreement” and collectively, the “Support Agreements”) with HH GP. Pursuant to the Support Agreements, such shareholders agreed, among other things, to vote all of the Class A ordinary and/or Class B ordinary shares in NFC shares held or subsequently acquired by such shareholders (representing, as of the filing date of this proxy statement, approximately 41.1% of NFC’s total issued and outstanding shares):
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in favor of approval of each of the Transaction Proposals (as defined in the Transaction Agreement);

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in favor of any proposal to adjourn the meeting to a later date, if there are not sufficient votes for the approval of the transaction proposals on the date on which such meeting is held;

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in favor of any other proposal included in this proxy statement in connection with, or related to, the business combination contemplated by the Transaction Agreement for which our board of directors has recommended our shareholders vote in favor;

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against any business combination with any person other than Healthy Harmony and HH GP; and

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against any action that would be a breach of the Buyer Parties’ representations, warranties, covenants or agreements in the Transaction Agreement.

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The Support Agreements generally prohibit the shareholders party thereto from transferring, or permitting to exist any liens on, its Class A ordinary shares and/or Class B ordinary shares in NFC. The Support Agreement will automatically terminate upon the first to occur of  (i) with respect to any shareholder, the written consent of such shareholder and HH GP, (ii) the effective time of the business combination, or (iii) the termination of the Transaction Agreement in accordance with its terms. Notwithstanding the foregoing, if the Transaction Agreement is terminated due to the failure of the Closing to occur on or prior to the Outside Date, or due to a breach of any of the Buyer Party’s representations, warranties, covenants and agreements in the Transaction Agreement, and such termination of the Transaction Agreement is due to or arises from any breach by any shareholder of any of its representations, warranties, covenants and agreements in the Support Agreement, the Support Agreement shall survive such termination of the Transaction Agreement and shall terminate upon the date falling twelve months after such termination of the Transaction Agreement.
Pursuant to the Support Agreements, certain shareholders also waived any redemption rights such shareholders may have with respect to any Class A ordinary shares and/or Class B ordinary shares in NFC held or subsequently acquired by such shareholders.
For more information, see the section entitled “The Business Combination Proposal — Related Agreements — Support Agreements.”
Sponsor Director Nomination Agreement
At the Closing, NFC will enter into a director nomination agreement (the “Sponsor Director Nomination Agreement”) with the Sponsor, pursuant to which the Sponsor will have a right to nominate for election a number of individuals to NFH’s board of directors at the Closing and at any time thereafter equal to the total number of directors to be so appointed or nominated, less the number of directors to be appointed or nominated by each of Vivo, Fosun Seller and Ms. Lipson; provided that the Sponsor’s nominees shall include a number of individuals who will serve as independent directors such that, assuming such nominees are duly elected or appointed, as applicable, there will be at least three (3) independent directors on NFH’s board of directors following such election or appointment, as applicable.
The Sponsor Director Nomination Agreement will terminate upon the Sponsor ceasing to beneficially own NFH ordinary shares.
For more information, see the section entitled “The Business Combination Proposal — Related Agreements — Sponsor Director Nomination Agreement.”
Healthy Harmony Holdings, L.P.
For a discussion of Healthy Harmony’s related party transactions, see the section entitled “Business of Healthy Harmony — Related Party Transactions.”
Related Party Transaction Policy
We have adopted a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our ordinary shares or (iii) any immediate family member of any person specified in (i) and (ii). The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
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Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Our policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.
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DESCRIPTION OF SECURITIES
The following description of the Company’s securities reflects our share capital as it will exist upon completion of the business combination. The Company’s share capital will be governed by the Proposed Charter, the Cayman Islands Law and the common law of the Cayman Islands. This description is a summary and is not complete. We urge you to read in their entirety the Proposed Charter, a form of which is included as Annex C and is incorporated herein by reference.
Authorized and Outstanding Shares
The Proposed Charter authorizes us to issue 490,000,000 NFH ordinary shares and 10,000,000 preference shares. The issued and outstanding NFH ordinary shares will be, and the NFH ordinary shares issuable in connection with the business combination pursuant to the Transaction Agreement and the Subscription Agreements will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the general meeting, there were 40,462,500 issued and outstanding NFC ordinary shares, of which 28,750,000 were public shares held of record by approximately one holder and 11,712,500 were NFC Class B ordinary shares held by twenty-nine holders, and there were no preference shares outstanding, and 18,510,765 warrants outstanding held of record by approximately two holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Ordinary Shares
The Proposed Charter provides that the NFH ordinary shares will have identical rights, powers, preferences and privileges to current NFC Class A ordinary shares.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preference shares, the holders of NFH ordinary shares will possess all voting power for the election of its directors and all other matters requiring shareholder action and will at all times vote together as one class on all matters submitted to a vote of the shareholders of NFH. Holders of NFH ordinary shares are entitled to one vote per share on matters to be voted on by shareholders.
Dividends
Holders of NFH ordinary shares will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of NFH, the holders of the ordinary shares will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to shareholders, after the rights of the holders of the preference stock have been satisfied.
Preemptive or Other Rights
NFH’s shareholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to NFH ordinary shares.
Election of Directors
NFH’s Proposed Charter establish a declassified board of directors with each member of the board of directors being elected annually. Each director will be subject to election by a majority of votes cast at each annual general meeting of NFH shareholders.
Capital Structure Prior to the Business Combination
We are providing our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the business combination at a per-share price, payable in cash, equal
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to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Our initial shareholders and the anchor investors have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination.
We will complete our initial business combination only if a majority of the ordinary shares being entitled to vote are voted in favor of the business combination. However, the participation of the Sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against the business combination. For purposes of seeking approval of the simple majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of the business combination once a quorum is obtained. In connection with NFC’s initial public offering, our initial shareholders entered into agreements to vote their founder shares, and the Sponsor and our executive officers and directors entered into agreements to vote any public shares held by them, in favor of the Business Combination Proposal. As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof  (excluding the shares owned by the Sponsor and Messrs. Leung and Wu), entered into Support Agreements with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting.
Pursuant to our Current Charter, if we are unable to complete our initial business combination by July 3, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay liquidation expenses and net of income taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption pursuant to clause (ii), the founder shares held by our initial shareholders, excluding the Sponsor, shall be automatically surrendered by such initial shareholders, without any further action required on the part of such initial shareholders, for no consideration so that the Sponsor shall be the sole shareholder prior to the Company entering into voluntary liquidation; and (iv) thereafter, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands Law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination by July 3, 2020. However, if our initial shareholders or management team acquired public shares in or after NFC’s initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period. Our Current Charter provides that, in the event we commence a liquidation and all public shares have been redeemed, all founder shares not held by the Sponsor shall be automatically surrendered to the Company for no consideration, such that the Sponsor shall be the sole shareholder prior to the Company entering into voluntary liquidation.
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In the event of a liquidation, dissolution or winding up of the Company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest, divided by the number of then issued and outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are designated as NFC Class B ordinary shares and, except as described below, are identical to the NFC Class A ordinary shares included in the units sold in NFC’s initial public offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our initial shareholders have entered into agreements with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than the anchor investors, public shares in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and, with respect to our initial shareholders other than the anchor investors, public shares in connection with a shareholder vote to approve an amendment to our Current Charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination by July 3, 2020 and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination by July 3, 2020, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are automatically convertible into NFC Class A ordinary shares at the time of our initial business combination as described herein, and (iv) prior to the completion of our initial business combination, only holders of NFC Class B ordinary shares will have the right to elect directors in any election. In connection with NFC’s initial public offering, our initial shareholders (consisting of the Sponsor and the anchor investors) and our executive officers and directors at the time of NFC’s initial public offering entered into agreements to vote their founder shares, and the Sponsor and our executive officers and directors entered into agreements to vote any public shares held by them, in favor of the Business Combination Proposal. As of the date hereof, certain NFC shareholders, collectively owning approximately 44.5% of NFC’s outstanding ordinary shares, have agreed to vote any NFC ordinary shares held by them in favor of the business combination at the general meeting. These agreements are as follows: (i) NFC’s directors and executive officers at the time of its initial public offering and the Sponsor, who collectively own 26.2% of the outstanding NFC ordinary shares as of the date hereof, entered into a letter agreement at the time of NFC’s initial public offering pursuant to which they agreed to vote any NFC ordinary shares held by them in favor of the business combination; (ii) the anchor investors, who collectively own 3.4% of NFC’s outstanding ordinary shares as of the date hereof  (excluding shares owned by Messrs. Leung and Wu and those anchor investors who executed Support Agreements), entered into Forward Purchase Agreements pursuant to which they agreed to vote any NFC Class B ordinary shares held by them in favor of the business combination; and (iii) certain NFC shareholders, who collectively own approximately 15.0% of NFC’s outstanding ordinary shares as of the date hereof  (excluding the shares owned by the Sponsor and Messrs. Leung and Wu), entered into Support Agreements with HH GP pursuant to which they have agreed to vote any NFC ordinary shares in favor of the business combination at the general meeting.
The founder shares will automatically convert, in connection with the Closing, into NFC Class A ordinary shares in accordance with the terms of the Current Charter at a ratio such that the total number of NFC Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of   (i) the total number of NFC Class A ordinary shares (including any such shares issued following the exercise of the over-allotment option), plus (ii) the sum of   (a) the total number of NFC Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by us in connection with or in relation to the
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consummation of our initial business combination (including the forward purchase shares, but not the forward purchase warrants), excluding any NFC Class A ordinary shares or equity-linked securities exercisable for or convertible into NFC Class A ordinary shares issued, or to be issued, to any seller in the initial business combination and any warrants issued in a private placement to the Sponsor or an affiliate of the Sponsor upon conversion of working capital loans, minus (b) the number of public shares redeemed by public shareholders in connection with our initial business combination. In no event will any founder shares convert into NFC Class A ordinary shares at a ratio that is less than one-for-one. In addition, the Sponsor has indicated its intention to waive its rights to have NFC Class B ordinary shares converted into a greater number of NFC Class A ordinary shares in respect of the issuance of shares in the Equity Offering (which waiver automatically applies to all of the NFC Class B ordinary shares held by the Anchor Investors).
In connection with the Forward Purchase Agreements, the Sponsor transferred to the anchor investors 2,262,500 founder shares. The founder shares transferred to the anchor investors are subject to similar contractual conditions and restrictions as the founder shares issued to the Sponsor. The anchor investors will have redemption rights with respect to any public shares they own.
The Sponsor, Antony Leung and Carl Wu have agreed not to transfer, assign or sell any of its or his founder shares and any NFC Class A ordinary shares issued upon conversion thereof until the earliest of   (a) one year after the completion of our initial business combination with respect to 50% of its or his founder shares and any NFC Class A ordinary shares issued upon conversion thereof, (b) two years after the completion of our initial business combination with respect to the remaining 50% of its or his founder shares and any NFC Class A ordinary shares issued upon conversion thereof, and (c) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their NFC Class A ordinary shares for cash, securities or other property (except to certain permitted transferees and under certain circumstances as under the section entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants” in the prospectus for NFC’s initial public offering). Our anchor investors and the members of our management team (other than Antony Leung and Carl Wu) have agreed not to transfer, assign or sell any of their founder shares and any NFC Class A ordinary shares issued upon conversion thereof until the earlier to occur of   (i) one year after the completion of our initial business combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our ordinary shareholders having the right to exchange their NFC Class A ordinary shares for cash, securities or other property (except to certain permitted transferees and under certain circumstances as described under the section entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants” in the prospectus for NFC’s initial public offering). Any permitted transferees will be subject to the same applicable restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this proxy statement as the lock-up. Notwithstanding the foregoing, if the closing price of NFC Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares held by our anchor investors and the members of our management team (other than Antony Leung and Carl Wu) will be released from the lock-up.
Register of Members
Under Cayman Islands Law, we must keep a register of members and there will be entered therein:
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the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands Law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands Law to have legal title to the shares as set against its name in the register of members.
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Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Preference Shares
Our Current Charter authorize 1,000,000 preference shares and provide that preference shares may be issued from time to time. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof. Although we do not currently intend to issue any shares of preference shares, we cannot assure you that we will not do so in the future.
Warrants
Public Shareholders’ and Forward Purchase Warrants
Each whole warrant entitles the registered holder to purchase one NFC Class A ordinary share at a price of  $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of NFC’s initial public offering or 30 days after the completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the NFC Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of NFC Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any NFC Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the NFC Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a NFC Class A ordinary share upon exercise of a warrant unless the NFC Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the NFC Class A ordinary share underlying such unit.
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We have agreed that as soon as practicable, but in no event later than thirty (30) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the NFC Class A ordinary shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the NFC Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Once the warrants become exercisable, we may call the warrants for redemption:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the reported last sales price of NFC Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the public shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of NFC Class A ordinary shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of NFC Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of NFC Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the NFC Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of NFC Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
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A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the NFC Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.
If the number of outstanding NFC Class A ordinary shares is increased by a share capitalization, a share dividend payable in NFC Class A ordinary shares, a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, dividend, split-up or similar event, the number of NFC Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase NFC Class A ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of NFC Class A ordinary shares equal to the product of   (i) the number of NFC Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for NFC Class A ordinary shares) and (ii) the quotient of  (x) the price per NFC Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for NFC Class A ordinary shares, in determining the price payable for NFC Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of NFC Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the NFC Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of NFC Class A ordinary shares on account of such NFC Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of NFC Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of NFC Class A ordinary shares in connection with a shareholder vote to amend our Current Charters to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete the business combination or another initial business combination by July 3, 2020, (e) as a result of the repurchase of NFC Class A ordinary shares by us if a proposed initial business combination is presented to our shareholders for approval, or (f) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each NFC Class A ordinary share in respect of such event.
If the number of outstanding NFC Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of NFC Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of NFC Class A ordinary shares issuable on exercise of each warrant, as applicable, will be decreased in proportion to such decrease in outstanding NFC Class A ordinary shares, as applicable.
Whenever the number of NFC Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of NFC Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, as applicable, and (y) the denominator of which will be the number of NFC Class A ordinary shares so purchasable immediately thereafter, as applicable.
In case of any reclassification or reorganization of the outstanding NFC Class A ordinary shares (other than those described above or that solely affects the par value of such NFC Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding NFC Class A ordinary shares), or in the case of any
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sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the NFC Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of NFC Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of NFC Class A ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants and forward purchase warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2018 for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive NFC Class A ordinary shares. After the issuance of NFC Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of NFC Class A ordinary shares to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including the NFC Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants” in the prospectus for NFC’s initial public offering, to our officers and directors and other persons or entities affiliated with the Sponsor or its permitted transferees) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in NFC’s initial public offering. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
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If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of NFC Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of NFC Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the NFC Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the anchor investors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the NFC Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or its affiliate may, but is not obligated to, loan us funds as may be required. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.
The Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the NFC Class A ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants” in the prospectus for NFC’s initial public offering, transfers can be made to our officers and directors and other persons or entities affiliated with the Sponsor.
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.
Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against the any monies in the trust account or interest earned thereon.
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Certain Differences in Corporate Law
Cayman Islands companies are governed by the Cayman Islands Law. The Cayman Islands Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Islands Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   In certain circumstances, the Cayman Islands Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each constituent company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by each constituent company by way of  (a) a special resolution of the shareholders of each such constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No special resolution of the shareholders of such constituent companies is required for a merger between a parent company incorporated under the Cayman Islands Law (i.e., a company that owns issued shares that together represent at least 90% of the votes at a general meeting of a subsidiary company) and its subsidiary company incorporated under the Cayman Islands Law if a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Grant Court of Cayman Islands waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Islands Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the surviving or consolidated company is to be an overseas company , the procedure is similar, in addition that a director of each constituent company incorporated under the Cayman Islands Law is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the constituent overseas company and by the laws of the jurisdiction in which the constituent overseas company is existing, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding, and no order has been made or resolution adopted to wind up or liquidate the constituent overseas company in any jurisdiction; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the surviving company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the surviving company are suspended or restricted; and (v) there are no reasons why it would be against the public interest to allow the merger or consolidation.
Where the surviving or consolidated company is to be a company existing under the Cayman Islands Law, a director of the surviving or consolidated company is further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the constituent overseas company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the constituent overseas company; (ii) that in respect of the transfer of any security interest granted by the constituent overseas company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the constituent overseas company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; and (iii) that the constituent overseas company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction, in addition to the requirements (i) to (v) set out in the immediately preceding paragraph.
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Where the above procedures are adopted, the Cayman Islands Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days immediately following the date on which the merger or consolidation is authorized by the shareholders, the constituent company must give written notice the authorization to each shareholder who made a written objection; (c) a shareholder must within 20 days immediately following the date on which such notice from the constituent company is given, give the constituent company a written notice of his decision to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days immediately following the date of the expiration of the period set out in paragraph (c) above or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value; and if the company making the offer and the dissenting shareholder agree upon the price to be paid for his shares within 30 days immediately following the date on which the offer was made, the company must pay to the shareholder such amount in money forthwith; and (e) if the company and the dissenting shareholder fail to agree a price to be paid for the shares owned by the shareholder within such 30 day period, within 20 days immediately following the date on which such 30 day period expires, the company (and any dissenting shareholder may) must file a petition with the Cayman Islands Grand Court to determine the fair value of the shares of all dissenting shareholders and such petition must be accompanied by a verified list of the names and addresses of all the dissenting shareholders who have filed a notice under paragraph (c) and with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands Grand Court has the power to determine the fair value of the shares of such dissenting shareholders as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company under paragraph (e) and who the Cayman Islands Grand Court finds are involved may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands Law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor would have the right to express to the court the view that the transaction should not be approved, the Grand Court of the Cayman Islands will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme of arrangement provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings. In addition, the Grand Court of the Cayman Islands will typically consider the following factors in exercising its discretion as to whether to sanction the scheme of arrangement:
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the majority acted bona fide (not illegally or beyond the scope of the company’s corporate authority);

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the resolutions were carried by the requisite majority and the requisite notice periods were complied with;

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each class of shareholders and/or creditors was being fairly represented at the meeting in question; and

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approval of the scheme was commercially reasonable, such that a businessman would reasonably approve.

If a scheme of arrangement and reconstruction is approved, or if a tender offer (as described below) is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions.   When a takeover offer is made and accepted by holders of not less than 90% in value of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period after the expiration of the said four months, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits.   Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.   The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by our Cayman Islands legal counsel that it is uncertain (i) as to whether the Cayman Court would recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state within the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state within the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, as there is no mechanism for direct enforcement in the Cayman Islands of judgments obtained in the United States, a United States judgment may only be enforced at common law. The courts of the Cayman Islands will at common law, recognize and enforce a foreign judgment of a foreign court of competent jurisdiction on the merits based on the principle that a judgment of a competent foreign court
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imposes upon the judgment debtor an obligation for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, and must not be (i) in respect of taxes, a fine or penalty, (ii) inconsistent with a Cayman Islands judgment in respect of the same matter such that res judicata, cause of action estoppel or issue estoppel would preclude its enforcement, (iii) impeachable on the grounds of fraud or (iv) obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. See “Risk Factors — After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.”
Special Considerations for Exempted Companies.   We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Cayman Islands Law. The Cayman Islands Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Cayman Islands Law;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares or shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as an exempted limited duration company; and

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an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association
The Business Combination Article of our Current Charter contains provisions designed to provide certain rights and protections relating to NFC’s initial public offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution prior to the consummation of a business combination. As a matter of Cayman Islands Law, a resolution is deemed to be a special resolution where it has been approved by either (i) a majority of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders entitled to vote a general meeting of the company. Our Current Charter provides that special resolutions must be approved either by a majority of at least two-thirds of our shareholders (i.e., the lowest threshold permissible under Cayman Islands Law), or by a unanimous written resolution of all of our shareholders.
Our initial shareholders will participate in any vote to amend our Current Charter and will have the discretion to vote in any manner they choose. Specifically, our Current Charter provide, among other things, that:
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If we are unable to complete our initial business combination by July 3, 2020, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay liquidation expenses and net of income taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption pursuant to clause (ii), the founder shares held by our initial shareholders, excluding the Sponsor, shall be automatically surrendered by such initial shareholders, without any further action required on the part of our initial shareholders, for no consideration so that the Sponsor shall be the sole shareholder prior to the Company entering into voluntary liquidation; and (iv) thereafter, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands Law to provide for claims of creditors and the requirements of other applicable law;

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Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination;

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Although we do not intend to enter into a business combination with a target business that is affiliated with the Sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

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If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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Our initial business combination must occur with one or more operating businesses or assets with a fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions) at the time of the agreement to enter into the initial business combination;

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If our shareholders approve an amendment to our Current Charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by July 3, 2020, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less up to $100,000 of interest to pay liquidation expenses and net of income taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein; and

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We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our Current Charter provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.
The Cayman Islands Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company’s articles of association may specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution. Accordingly, although we could amend any of the
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provisions relating to our proposed offering, structure and business plan which are contained in our Current Charter, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.
Anti-Money Laundering — Cayman Islands
In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we are required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to suitable third persons based in Cayman Islands approved equivalent jurisdictions. A list of these equivalent jurisdictions, as updated from time to time, can be accessed here: https://www.cima.ky/list-of-equivalent-jurisdictions.
We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption may apply under the Anti-Money Laundering Regulations (2018 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:
(a)
the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized and regulated financial institution based in an approved equivalent jurisdiction;

(b)
the subscriber is regulated by a overseas recognized regulatory authority and is based or incorporated in, or formed under the law of, an equivalent jurisdiction — a list of the recognized overseas regulatory authorities, as updated from time to time, can be accessed here: https://www.cima.ky/upimages/commonfiles/1499754989IllustrativeListofRecognizedOverseas
RegulatoryAuthorities.pdf; or

(c)
the application is made through an intermediary (i.e. an eligible introducer) which is regulated by a recognized overseas regulatory authority and is based in or incorporated in, or formed under the law of an equivalent jurisdiction and a written assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations and such other applicable or associated law and guidance by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering and counter terrorist financing regulations.
In the event of delay or failure on the part of the subscriber in producing any information and / or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct, money laundering or proliferation financing or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Law
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(2019 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association
Our Current Charter provides that our board of directors will be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.
Our authorized but unissued NFC Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved NFC Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Securities Eligible for Future Sale
As of September 10, 2019, we have 40,462,500 NFC ordinary shares issued and outstanding. Of these shares, 28,750,000 public shares are freely tradable, except for any NFC Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding founder shares and all of the outstanding private placement warrants are be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Upon the closing of the sale of the forward purchase securities, all of the 19,000,000 forward purchase shares, 4,750,000 forward purchase warrants and NFC Class A ordinary shares underlying the forward purchase warrants will be restricted securities under Rule 144.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of NFH ordinary shares then outstanding (as of the filing date of this proxy statement, there were 40,462,500 NFC ordinary shares outstanding); or

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the average weekly reported trading volume of the NFC Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination subject to availability of current public information about us.
We anticipate that following the consummation of the business combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Registration Rights
Pursuant to a registration rights agreement entered into concurrently with the closing of NFC’s initial public offering, the holders of the private placement warrants, the warrants that may be issued upon conversion of the working capital loans, and the founder shares will be entitled to registration rights with respect to such warrants and the ordinary shares underlying such warrants and founder shares. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period, which occurs (i) in the case of the founder shares, as described in the following paragraph, and (ii) in the case of the private placement warrants and the respective NFC Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
The Sponsor, Antony Leung and Carl Wu have agreed not to transfer, assign or sell any of its or his founder shares and any NFC Class A ordinary shares issued upon conversion thereof until the earliest of    (a) one year after the completion of our initial business combination with respect to 50% of its or his founder shares and any NFC Class A ordinary shares issued upon conversion thereof, (b) two years after the completion of our initial business combination with respect to the remaining 50% of its or his founder shares and any NFC Class A ordinary shares issued upon conversion thereof, and (c) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their NFC Class A ordinary shares for cash, securities or other property (except to certain permitted transferees and under certain circumstances as described under the section entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants” in the prospectus for NFC’s initial public offering). Our anchor investors and the members of our management team (other than Antony Leung and Carl Wu) have agreed not to transfer, assign or sell any of their founder shares and any NFC Class A ordinary shares issued upon conversion thereof until the earlier to occur of   (i) one year after the closing of our initial business combination or (ii) the date on which we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our ordinary shareholders having the right to exchange their NFC Class A ordinary shares for cash, securities or other property (except to certain
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permitted transferees and under certain circumstances as described under the section entitled “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants” in the prospectus for NFC’s initial public offering). Any permitted transferees will be subject to the same applicable restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of NFC Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, all founder shares held by our anchor investors and the members of our management team (other than Antony Leung and Carl Wu) will be released from the lock-up.
Pursuant to the Forward Purchase Agreements, we have agreed that we will use our reasonable best efforts (i) to file within 30 days after the closing of the initial business combination (and, with respect to clause (ii)(B) below, within 30 days following announcement of the results of the shareholder vote relating to our initial business combination or the results of our offer to shareholders to redeem their NFC Class A ordinary shares in connection with our initial business combination (whichever is later), which we refer to as the “disclosure date”) a registration statement with the SEC for a secondary offering of  (A) the anchor investors’ forward purchase securities and NFC Class A ordinary shares underlying their forward purchase warrants and the anchor investors’ founder shares, and (B) any other NFC Class A ordinary shares or warrants acquired by the anchor investors, including any time after we complete our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter, but in no event later than 60 days after the closing of the initial business combination or the disclosure date, as the case may be and (iii) to maintain the effectiveness of such registration statement until the earliest of    (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the Forward Purchase Agreements. We will bear the cost of registering these securities.
Listing of Securities
We expect that our ordinary shares and warrants will continue to be listed on the NYSE under the symbols “NFH” and “NFH WS,” respectively. We cannot guarantee that our securities will be approved for continued listing on the NYSE. We will not have units traded following consummation of the business combination.
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U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax consequences to U.S. holders and non-U.S. holders of  (i) the business combination, (ii) the ownership and disposition of NFH ordinary shares and public warrants and (iii) the exercise of redemption rights by U.S. and non-U.S. holders of NFC public shares. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the business combination or as a result of the ownership and disposition of shares of NFH. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the business combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This discussion is limited to U.S. federal income tax considerations relevant to U.S. holders and non-U.S. holders that hold NFC public shares and public warrants, and, after the closing of the business combination, NFH ordinary shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
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an anchor investor;

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a dealer in securities or currencies;

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a financial institution;

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a regulated investment company;

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a real estate investment trust;

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an insurance company;

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a tax-exempt organization;

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a person holding NFC public shares, or, after the business combination, NFH ordinary shares, as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

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a trader in securities that has elected the mark-to-market method of accounting;

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a person liable for alternative minimum tax;

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a person who owns or is deemed to own 10% or more of NFC public shares (by vote or value), or NFH ordinary shares immediately after the business combination;

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a partnership or other pass-through entity for U.S. federal income tax purposes;

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a person required to accelerate the recognition of any item of gross income with respect to NFC public shares or NFH ordinary shares as a result of such income being recognized on an applicable financial statement; or

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a person whose “functional currency” is not the U.S. dollar.

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For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of NFC public shares or public warrants, and, after the business combination, NFH ordinary shares or public warrants, that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of NFC public shares or public warrants, and, after the business combination, NFH ordinary shares or public warrants, that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds NFC public shares or public warrants and, after the closing of the business combination, NFH ordinary shares or public warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the business combination and the subsequent ownership and disposition of NFH ordinary shares or public warrants.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES OR PUBLIC WARRANTS OF NFH. HOLDERS OF PUBLIC SHARES OR PUBLIC WARRANTS OF NFC SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES OR PUBLIC WARRANTS OF NFH, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.
U.S. Federal Income Tax Consequences of the Business Combination to NFH
Tax Residence of NFH for U.S. Federal Income Tax Purposes
Under current U.S. federal tax law, a corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, NFH, which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal tax purposes. These rules are complex and there is limited guidance regarding their application.
Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation), (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization
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or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 taking into account the Treasury regulations on “disqualified stock” that are expected to exclude the shares of NFC issued to the NFC shareholders from the calculation of the Section 7874 ownership percentage (this test is referred to as the “80% ownership test”).
For purposes of Section 7874, the first two conditions described above will be met with respect to the business combination, because NFC will acquire indirectly all of the assets of Chindex through the business combination, and NFH, including its “expanded affiliated group,” is not expected to have “substantial business activities” in the Cayman Islands within the meaning of Section 7874 upon consummation of the business combination. As a result, whether Section 7874 will apply to cause NFH to be treated as a U.S. corporation for U.S. federal tax purposes following the business combination will depend on the satisfaction of the 80% ownership test.
Based on the terms of the business combination, the rules for determining share ownership under Section 7874, including the “disqualified stock” rules described below, and certain factual assumptions the Reinvestment Sellers are expected to own (within the meaning of Section 7874) less than 80% (by both vote and value) of the shares of NFH after the business combination by reason of indirectly holding shares of Chindex common stock. Therefore, under current law, it is expected that NFH should not be treated as a U.S. corporation for U.S. federal tax purposes and that Section 7874 should otherwise not apply to NFH or its affiliates as a result of the business combination.
However, the rules under Section 7874 are complex and there is limited guidance including with respect to the application of the ownership tests described above. In particular, ownership for purposes of Section 7874 is subject to various adjustments under the Code and the Treasury regulations promulgated thereunder. As a result, the determination of the Section 7874 ownership percentage is complex and is subject to factual and legal uncertainties. Furthermore, the percentage of ordinary shares held by reason of holding shares of Chindex common stock will depend on the relative valuation of HHH Inc. and Chindex. Valuation matters can be subjective, and the IRS may also seek to challenge the valuation of such assets. Thus, there can be no assurance that the IRS will agree with the position that NFH should not be treated as a U.S. corporation for U.S. federal tax purposes or that Section 7874 does not otherwise apply as a result of the business combination.
Additionally, Treasury regulations exclude “disqualified stock” from the calculation of the Section 7874 ownership percentage. “Disqualified stock” is stock issued in exchange for “nonqualified property”, which includes cash, marketable securities, and intercompany debt, along with certain other property. It is expected that the shares of NFC issued to the NFC shareholders will constitute “disqualified stock”. As a result, it is expected that the Section 7874 ownership percentage will increase after excluding any such “disqualified stock” from the calculation of the shares of NFH held by the Reinvestment Sellers for purposes of the Section 7874 ownership percentage. Moreover, Treasury regulations under Section 7874 of the Code require certain adjustments that generally increase, for purposes of the Section 7874 ownership tests, the percentage of the stock of the acquiring non-U.S. corporation deemed owned (within the meaning of Section 7874) by the former shareholders of the acquired U.S. corporation by reason of holding stock in such U.S. corporation. For example, these regulations disregard, for purposes of determining the Section 7874 ownership percentage, the effect that any “non-ordinary course distributions” (within the meaning of the Treasury regulations) made by the acquired U.S. corporation during the thirty-six (36) months preceding the business combination, including certain dividends and share repurchases would have on the value of the acquired corporation’s stock. In addition, these Treasury regulations may disregard certain historical acquisitions of the acquiring non-U.S. corporation or certain historical dispositions by the acquired U.S. corporation.
In addition, any changes to the rules of Section 7874 or the Treasury regulations promulgated thereunder, or other changes of law, which could be made retroactively effective, could adversely affect NFH’s status as a non-U.S. corporation for U.S. federal income tax purposes.
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If NFH were to be treated as a U.S. corporation for U.S. federal tax purposes, it could be subject to substantial liability for additional U.S. income taxes. The remainder of this discussion assumes that NFH will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874.
Utilization of Chindex’s (and any U.S. Affiliates’) Tax Attributes and Ability to Engage in Certain Restructuring and Other Transactions and Certain Other Tax Consequences
Following the acquisition of a U.S. corporation by a non-U.S. corporation, Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. These limitations will potentially apply if  (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the properties held, directly or indirectly, by the U.S. corporation (including through the direct or indirect acquisition of all of the outstanding shares of the U.S. corporation), (ii) after the acquisition, the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business” activities in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (as determined under the Treasury regulations), and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold less than 80% but at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of the 60% ownership test. If each of these conditions is met, then the taxable income of the U.S. corporation (and any U.S. person related to the U.S. corporation) for any given year, within a period beginning on the first date the U.S. corporation’s properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. Further, 2017 tax reform legislation imposed additional requirements on a U.S. corporation that has failed the “substantial business activity test” and the 60% ownership test (an “expatriated entity”), including that the expatriated entity must include as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related foreign person within the meaning of Section 59A of the Code.
Based on the terms of the business combination, the rules for determining share ownership under Section 7874 and the Treasury regulations promulgated thereunder and based upon certain factual assumptions, NFC currently expects that the Section 7874 ownership percentage of the Reinvestment Sellers in NFH should be less than 60% and accordingly the limitations and other rules described above are not expected to apply to Chindex and any U.S. affiliates after the business combination. However, whether the 60% ownership test has been satisfied must be finally determined at consummation of the business combination, by which time there could be adverse changes to the relevant rules and relevant facts and circumstances. In addition, as discussed above under “— Tax Residence of NFH for U.S. Federal Income Tax Purposes,” the rules for determining ownership under Section 7874 are complex, unclear and the subject of recent and ongoing regulatory change and there can be no assurance that the IRS would not assert that the 60% ownership test is met with respect to the business combination and that accordingly the foregoing limitations and rules would apply or that such an assertion would not be sustained by a court.
If the IRS were to successfully assert that the 60% ownership test has been met, the ability of Chindex and any U.S. affiliates to utilize certain U.S. tax attributes against income or gain recognized pursuant to certain transactions may be limited. In such case, Chindex and any U.S. affiliates could be subject to substantial additional U.S. federal income tax liability. In addition, the ability of NFH to restructure or access cash earned by its non-U.S. subsidiaries without significant U.S. tax liability may be limited. Further, Chindex would be subject to a recapture tax with respect to the transition tax applicable to certain foreign subsidiaries.
U.S. Federal Income Tax Consequences of the Business Combination to the Holders of NFH Ordinary Shares or Public Warrants
The holders will not be subject to U.S. federal income tax on the business combination.
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U.S. Federal Income Tax Consequences of the Ownership and Disposition of NFH Ordinary Shares or Public Warrants
The following is a discussion of certain U.S. federal income tax consequences of the ownership and disposition of NFH ordinary shares or public warrants.
U.S. Holders
Distributions on NFH Ordinary Shares
Subject to the discussion below under “— Passive Foreign Investment Company Status,” the gross amount of any distribution on NFH ordinary shares will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any such dividends paid to corporate U.S. holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange, as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of NFH Ordinary Shares or Public Warrants.” We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.
With respect to non-corporate U.S. investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the public shares of NFC (and after the business combination, the ordinary shares of NFH, which are (or will be) listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that NFH ordinary shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of NFH’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances. NFH will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Status.”
Sale, Exchange, Redemption or Other Taxable Disposition of NFH Ordinary Shares or Public Warrants
Subject to the discussion below under “— Passive Foreign Investment Company Status” and “U.S. Federal Income Tax Consequences of the Redemption of NFC Ordinary Shares,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of NFH ordinary shares or public warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares or warrants. Any gain or loss recognized by a U.S. holder on a taxable disposition of NFH ordinary shares or public warrants generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of NFH ordinary shares or public warrants generally will be treated as U.S. source gain or loss.
Exercise or Lapse of a Public Warrant
Subject to the discussion below under “— Passive Foreign Investment Company Status” and “U.S. Federal Income Tax Consequences of the Redemption of NFC Public Shares,” and except as discussed below
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with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of public shares on the exercise of a public warrant for cash. A U.S. holder’s tax basis in public shares received upon exercise of the public warrant generally will equal the sum of the U.S. holder’s initial investment in the public warrant and the exercise price. It is unclear whether a U.S. holder’s holding period for the public share will commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant; in either case, the holding period will not include the period during which the U.S. holder held the public warrant. If a public warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the public warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the public shares received generally would equal the U.S. holder’s tax basis in the public warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. holder’s holding period for the public share will commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant. If the cashless exercise were treated as a recapitalization, the holding period of the public shares would include the holding period of the public warrants.
It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder may be deemed to have surrendered public warrants with an aggregate fair market value equal to the exercise price for the total number of public warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. holder’s tax basis in such warrants. In this case, a U.S. holder’s tax basis in the public shares received would equal the sum of the U.S. holder’s initial investment in the public warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the public share would commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions
The terms of each public warrant provide for an adjustment to the number of public shares for which the public warrant may be exercised or to the exercise price of the public warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Shareholders’ and Forward Purchase Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the public warrants would, however, be treated as receiving a constructive distribution from NFH if, for example, the adjustment increases the public warrant holders’ proportionate interest in NFH’s assets or earnings and profits (e.g., through an increase in the number of NFH ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of NFH ordinary shares which is taxable to the U.S. holders of such NFH ordinary shares as described under “— Distributions on NFH Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the public warrants received a cash distribution from NFH equal to the fair market value of the increase in the interest. For certain information reporting purposes, NFH is required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which taxpayers may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Passive Foreign Investment Company Status
If the Closing occurs on or before December 31, 2019, then based on the past and projected composition of NFC’s income and assets, and the valuation of NFC’s assets, including goodwill, NFC believes that it may qualify for the startup exception (discussed below); however, there is a significant risk
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that NFC will not qualify for the exception, and, accordingly, would be treated as a PFIC for 2018 and 2019. If the Closing occurs after December 31, 2019, then based on the past and project composition of NFC’s income and assets and the valuation of NFC’s assets, including goodwill, NFC believes that it will be a PFIC for both the 2018 and 2019 taxable years.
In general, a corporation will be a PFIC for any taxable year in which:
•
at least 75% of its gross income is passive income, or

•
at least 50% of the value (determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If NFC owns at least 25% (by value) of the stock of another corporation, for purposes of the PFIC determination, it will be treated as owning a proportionate share of the other corporation’s assets and receiving a proportionate share of the other corporation’s income.
Because NFC was a blank check company with no active business in its first year of operation, it is expected that NFC would be a PFIC for the taxable year ending December 31, 2018 unless NFC qualifies as a “startup” or other exception. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if  (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the corporation is not in fact a PFIC for either of those years. Although subject to uncertainty, if the Closing occurs on or before December 31, 2019, NFC may not be a PFIC for 2019 and thus NFC may qualify for the startup exception for 2018. The applicability of the startup exception to NFC may not be known until after the close of the first two taxable years following the startup year (within the meaning of the startup exception). Although subject to uncertainty, it is possible that NFC or, after the business combination, NFH could be treated as a PFIC for a taxable year prior to its startup year (within the meaning of the startup exception). Further, after the business combination, NFH may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of the passive income and assets of NFH. NFC’s or NFH’s actual PFIC status for the current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to NFC or NFH’s status as a PFIC for its startup year, for the current taxable year or for any future taxable year.
The determination of whether NFC or, after the business combination, NFH is a PFIC is made annually. Accordingly, it is possible that NFH may become a PFIC in the current or any future taxable year due to changes in its asset or income composition. Because NFH will value its goodwill based on the market value of its ordinary shares, a decrease in the price of NFH ordinary shares may also result in NFH becoming a PFIC. If NFH is a PFIC for any taxable year, shareholders will be subject to special tax rules discussed below.
If NFH is a PFIC for any taxable year, a U.S. holder that does not make a timely mark-to-market election, as described below, will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of public shares. Distributions received in a taxable year will be treated as excess distributions to the extent that they are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the holding period for the public shares. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over the U.S. holder’s holding period for the public shares,

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which NFH is a PFIC, will be treated as ordinary income, and

•
the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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Although the determination of whether NFH is a PFIC is made annually, if NFH is a PFIC for any taxable year, U.S. holders will generally be subject to the special tax rules described above for that year and for each subsequent year in which the U.S. holder holds NFH ordinary shares (even if NFH does not qualify as a PFIC in such subsequent years). However, if NFC ceases to be a PFIC, shareholders can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if the public shares had been sold on the last day of the last taxable year during which NFH was a PFIC. Holders of public shares are urged to consult their own tax advisors about this election.
In lieu of being subject to the special tax rules discussed above, U.S. holders may make a mark-to-market election with respect to NFH ordinary shares provided such ordinary shares are treated as “marketable stock.” The ordinary shares generally will be treated as marketable stock if they are regularly traded on a “qualified exchange or other market” (within the meaning of the applicable Treasury regulations).
If a U.S. holder makes an effective mark-to-market election, for each taxable year that NFH is a PFIC, such holder will include as ordinary income the excess of the fair market value of the NFH ordinary shares at the end of the year over its adjusted tax basis in the NFH ordinary shares. U.S. holders will be entitled to deduct as an ordinary loss in each such year the excess of their adjusted tax basis in the ordinary shares over the fair market value of the ordinary shares at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. holder’s adjusted tax basis in the ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, upon the sale or other disposition of NFH ordinary shares in a year that NFH is a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.
A mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. Holders of ordinary shares are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.
Alternatively, the special tax rules described above can sometimes be avoided by electing to treat a PFIC as a “qualified electing fund” under Section 1295 of the Code. However, this option is not available to U.S. holders of NFH ordinary shares because NFH does not intend to comply with the requirements necessary to permit U.S. holders to make this election after the business combination.
If NFH is a PFIC for any taxable year and any of its non-United States subsidiaries is also a PFIC, U.S. holders will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. holders are urged to consult their tax advisors about the application of the PFIC rules to any subsidiaries of NFH.
Public shareholders who hold ordinary shares in any year in which NFH is classified as a PFIC will generally be required to file IRS Form 8621. U.S. holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding ordinary shares if NFH is considered a PFIC in any taxable year.
Non-U.S. Holders
In general, a non-U.S. holder of NFH ordinary shares or public warrants will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on NFH ordinary shares or any gain recognized on a sale or other disposition of NFH ordinary shares or public warrants (including any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder’s NFH ordinary shares or public warrants) unless:
•
the dividend or gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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•
in the case of gain only, such non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a Public Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of NFH ordinary shares and public warrants.
U.S. Federal Income Tax Consequences of the Redemption of NFC Public Shares
U.S. Holders
Subject to the PFIC rules discussed above, redemption of NFC public shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of NFC’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the NFC public shares (in which case the redemption will be treated in the same manner as a sale described above in “U.S. Federal Income Tax Consequences of the Ownership and Disposition of NFH Ordinary Shares or Public Warrants — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of NFH Ordinary Shares or Public Warrants”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in NFC public shares, (ii) results in a “complete termination” of the U.S. holder’s interest in all classes of NFC shares or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code (including any shares constructively owned as a result of owning warrants), as well as shares actually owned, generally must be taken into account. In order to meet the substantially disproportionate test, the percentage of NFC’s outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of public shares must, among other requirements, be less than 80 percent of the percentage of NFC’s outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the NFC shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of the NFC shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares of NFC. The redemption of the public shares will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in NFC. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in NFC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder of NFC public shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of NFC public shares does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “U.S. Federal Income Tax Consequences of the Ownership and Disposition of NFH Ordinary Shares or Public Warrants — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of NFH Ordinary Shares Public Warrants.” In that case, a U.S.
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holder’s adjusted tax basis in the redeemed NFC public shares will be transferred to such U.S. holder’s remaining shareholdings in NFC. If the U.S. holder does not retain any NFC shares, such basis could be transferred to a related person that holds NFC shares or it may be lost.
Non-U.S. Holders
The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. holder’s NFC public shares as described in “Extraordinary General Meeting — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s NFC public shares, as described above.
Any redeeming non-U.S. holder will generally not be subject to U.S. federal income tax on any capital gain recognized or dividends received as a result of the redemption unless one of the exceptions described in U.S. Federal Income Tax Consequences of the Ownership and Disposition of NFH Ordinary Shares or Public Warrants — Non-U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of NFH Ordinary Shares Public Warrants” applies.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to dividends received by U.S. holders of NFH ordinary shares, and the proceeds received on the disposition of NFH ordinary shares or public warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. holder’s broker) or is otherwise subject to backup withholding.
Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to NFH ordinary shares or public warrants, subject to certain exceptions (including an exception for NFH ordinary shares or public warrants held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold NFH ordinary shares or public warrants. Such U.S. holders should consult their tax advisors regarding information reporting requirements relating to their ownership of NFH ordinary shares or public warrants.
Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on, cash received by a non-U.S. holder in the business combination (including cash in lieu of fractional NFH ordinary shares or public warrants received by such non-U.S. holders), unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption. Dividends paid with respect to NFH ordinary shares and proceeds from the sale or other disposition of NFH ordinary shares or public warrants received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
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CAYMAN ISLANDS TAXATION
Cayman Islands Tax Considerations
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands Law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.
No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain after the effectiveness of the registration statement of which this prospectus forms a part an undertaking from the Financial Secretary of the Cayman Islands in the following form:
The Tax Concessions Law
(2018 Revision)
Undertaking as to Tax Concessions
In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with New Frontier Corporation (“the Company”):
1.
That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.
In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1
On or in respect of the shares, debentures or other obligations of the Company; or 2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of twenty years from the date hereof.
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APPRAISAL RIGHTS
Appraisal rights are not available to NFC shareholders in connection with the business combination.
HOUSEHOLDING INFORMATION
Unless NFC has received contrary instructions, NFC may send a single copy of this proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of NFC’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of NFC’s disclosure documents, the shareholders should follow these instructions:
•
If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at New Frontier Corporation, 23rd Floor, 299 QRC, 287-299 Queen’s Road Central, Hong Kong or 852-3703-3251, to inform NFC of his or her request; or

•
If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

SUBMISSION OF SHAREHOLDER PROPOSALS
NFC’s board of directors is aware of no other matter that may be brought before the extraordinary general meeting. Under Cayman Islands Law, only business that is specified in the notice of extraordinary general meeting to shareholders may be transacted at the extraordinary general meeting.
WHERE YOU CAN FIND MORE INFORMATION
NFC files reports, proxy statements and other information with the SEC as required by the Exchange Act. may access information on NFC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.
All information contained in this proxy statement relating to NFC has been supplied by NFC, and all such information relating to UFH has been supplied by UFH. Information provided by one another does not constitute any representation, estimate or projection of the other.
If you would like additional copies of this proxy statement or any document incorporated by reference herein, or if you have questions about the business combination, you should contact via phone or in writing:
Morrow Sodali LLC
470 West Avenue, Suite 3000 Stamford
CT 06902
Tel: (800) 662-5200
Banks and brokers call collect: (203) 658-9400
E-mail: [         ].info@morrowsodali.com
If you are an NFC shareholder and would like to request documents, please do so by [         ], 2019, in order to receive them before the general meeting. If you request any documents from NFC, NFC will mail them to you by first class mail, or another equally prompt means.
This document is a proxy statement of NFC for the general meeting. NFC has not authorized anyone to give any information or make any representation about the business combination, NFC or UFH that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
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INDEX TO CONSOLIDATED FINANCIAL INFORMATION
Page
NEW FRONTIER CORPORATION
Six Months Ended June 30, 2019
Condensed Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018	F-2
Condensed Statements of Operations for the three months ended June 30, 2019, six months ended
June 30, 2019, three months ended June 30, 2018 and for the period from March 28, 2018 (date of inception) through June 30, 2018 (unaudited)
F-3
Condensed Statements of Changes in Shareholders’ Equity for the six months ended June 30, 2019 and for the period from March 28, 2018 (date of inception) through June 30, 2018 (unaudited)	F-4
Condensed Statements of Cash Flows for the six months ended June 30, 2019 and for the period from March 28, 2018 (date of inception) through June 30, 2018 (unaudited)	F-5
Notes to Condensed Financial Statements	F-6
Year Ended December 31, 2018
Report of Independent Registered Public Accounting Firm	F-18
Balance Sheet as of December 31, 2018	F-19
Statement of Operations for the period from March 28, 2018 (date of inception) through December 31, 2018	F-20
Statement of Changes in Shareholders’ Equity for the period from March 28, 2018 (date of inception) through December 31, 2018	F-21
Statement of Cash Flows for the period from March 28, 2018 (date of inception) through December 31, 2018	F-22
Notes to the Audited Financial Statements	F-23
HEALTHY HARMONY HOLDINGS, L.P.
Report of Independent Registered Public Accounting Firm	F-33
Consolidated statements of profit or loss and other comprehensive income/(loss) for the years ended 31 December 2016, 2017 and 2018	F-34
Consolidated statements of financial position as at 31 December 2017 and 2018	F-35
Consolidated statements of changes in equity for the years ended 31 December 2016, 2017 and 2018	F-36
Consolidated statements of cash flows for the years ended 31 December 2016, 2017 and 2018	F-38
Notes to the consolidated financial statements	F-39

NEW FRONTIER CORPORATION
CONDENSED BALANCE SHEETS
	June 30, 2019	December 31, 2018
	(Unaudited)
Assets:
Current Assets:
Cash	$1,741,246	$2,353,541
Prepaid expenses and other assets	3,453	59,738
Total current assets	1,744,699	2,413,279
Investments held in trust account	293,902,478	290,461,152
Total assets	$295,647,177	$292,874,431
Liabilities and Shareholders’ Equity
Current liabilities:
Accrued expenses	$62,320	$129,074
Accounts payable	105,126	315,487
Due to affiliates	30,000	27,558
Total current liabilities	197,446	472,119
Deferred underwriting commissions	6,912,500	6,912,500
Total current liabilities	7,109,946	7,384,619
Commitments
Class A ordinary shares subject to possible redemption, $0.0001 par value; 28,353,723 and 28,048,981 at $10.00 per share as of June 30, 2019 and December 31, 2018 respectively	283,537,230	280,489,810
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 180,000,000 shares authorized; 396,277 and 701,019 shares, respectively, issued and outstanding (excluding 28,353,723 and 28,048,981 shares, respectively, subject to possible redemption)	40	70
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 11,712,500 shares issued and outstanding	1,171	1,171
Additional paid-in capital	—	2,815,847
Retained earnings	4,998,790	2,182,914
Total Shareholders’ equity	5,000,001	5,000,002
Total Liabilities and Shareholders’ Equity	$295,647,177	$292,874,431
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW FRONTIER CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	For the six months ended June 30, 2019	For the period from March 28, 2018 (date of inception) through June 30, 2018	For the three months ended June 30, 2019	For the three months ended June 30, 2018
Revenue	$—	$—	$—	$—
General and administrative expenses	393,907	13,715	50,650	13,715
Loss from operations	(393,907)	(13,715)	(50,650)	(13,715)
Other Income:
Interest Income	3,441,325	—	1,725,002	—
Net Income (loss)	$3,047,418	$(13,715)	$1,674,352	$(13,715)
Weighted average shares outstanding of Class A ordinary shares	28,750,000	—	28,750,000	—
Basic and diluted net income per ordinary share, Class A	$0.12	$—	$0.06	$—
Weighted average shares outstanding of Class B ordinary shares	11,712,500	11,712,500	11,712,500	11,712,500
Basic and diluted net loss per ordinary share, Class B	$(0.03)	$(0.00)	$(0.00)	$(0.00)
The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW FRONTIER CORPORATION
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the six months ended June 30, 2019 and for the period from March 28, 2018 (date of inception)
through June 30, 2018
(Unaudited)
	Ordinary Shares				Additional Paid-In Capital	Retained Earnings	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances – January 1, 2019	701,019	$70	11,712,500	$1,171	$2,815,847	$2,182,914	$5,000,002
Change in Class A ordinary shares subject to possible redemption	(137,306)	(14)	—	—	(1,373,046)	—	(1,373,060)
Net income during the period	—	—	—	—	—	1,373,066	1,373,066
Balances – March 31, 2019	563,713	56	11,712,500	1,171	1,442,801	3,555,980	5,000,008
Change in Class A ordinary shares subject to possible redemption	(167,436)	(16)	—	—	(1,674,343)	—	(1,674,359)
Net income during the period	—	—	—	—	—	1,674,352	1,674,352
Reclassification of additional paid-in-capital to retained earnings	—	—	—	—	231,542	(231,542)	—
Balances – June 30, 2019	396,277	$40	11,712,500	$1,171	$—	$4,998,790	$5,000,001

	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balances – March 28, 2018 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of ordinary shares to initial shareholders	—	—	—	—	—	—	—
Net loss during the period	—	—	—	—	—	(13,715)	(13,715)
Balances – March 31, 2018	—	—	—	—	—	—	—
Issuance of ordinary shares to initial shareholders	—	—	11,712,500	1,171	23,829	—	25,000
Net loss during the period	—	—	—	—	—	(13,715)	(13,715)
Balances – June 30, 2018	—	$—	11,712,500	$1,171	$23,829	$(13,715)	$11,285

The accompanying notes are an integral part of these unaudited condensed financial statements.

NEW FRONTIER CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended June 30, 2019	For the period from March 28, 2018 (date of inception) through June 30, 2018
Cash Flows from Operating Activities:
Net income (loss)	$3,047,418	$(13,715)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on the trust account	(3,441,325)	—
Changes in operating assets and liabilities:
Prepaid expenses	56,285	4,321
Accrued expenses	(66,754)	9,047
Accounts payable	(210,361)	—
Due to affiliates	2,442	—
Net cash used in operating activities	(612,295)	(347)
Cash Flows from Financing Activities:
Proceeds received from promissory note from affiliate	—	100,000
Cash segregated in connection with Private Placement Warrants	—	7,750,000
Deposit in connection with Private Placement Warrants	—	(7,750,000)
Proceeds received as advance from affiliates	—	2,800,000
Payment of offering costs	—	(78,430)
Net cash provided by financing activities	—	2,821,570
Cash Flows from Investing Activities:
Redemption of Treasury Bills	582,733,000	—
Purchase of new Treasury Bills	(582,733,003)	—
Residual interest income in investment	3	—
Net cash provided by investing activities	—	—
Net change in cash	(612,295)	2,821,233
Cash – beginning of period	2,353,541	—
Cash – end of period	$1,741,246	$2,821,233
Supplemental disclosure of noncash investing and financing activities:
Change in value of Class A ordinary shares subject to possible redemption	$3,047,420	$—
The accompanying notes are an integral part of these unaudited condensed financial statements.

New Frontier Corporation
Notes to Condensed Financial Statements
June 30, 2019
(unaudited)
1.   Organization and Business Operations
Incorporation
New Frontier Corporation (the “Company”) was incorporated as a Cayman Islands exempted company on March 28, 2018. There was nominal activity in the Company for the period from March 28, 2018 to March 31, 2018. The functional currency of the Company is the United States dollar.
Sponsor
The Company’s sponsor is New Frontier Public Holding Ltd., a Cayman Islands exempted company (the “Sponsor”).
Fiscal Year End
The Company has selected December 31 as its fiscal year end.
Business Purpose
The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more operating businesses that it has not yet selected (a “Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its initial public offering of Units (as defined below) (the “Initial Public Offering”), although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
As of June 30, 2019, the Company had not commenced any operations. All activity for the period from March 28, 2018 (date of inception) through June 30, 2019 relates to the Company’s formation and the Initial Public Offering described below, and since the offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
Financing
The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on June 27, 2018.
On July 3, 2018, the Company consummated its Initial Public Offering of 28,750,000 units (each, a “Unit” and collectively, the “Units”), including 3,750,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per Unit, generating gross proceeds of  $287.5 million, and incurring offering costs of approximately $12.0 million, inclusive of  $6.91 million in deferred underwriting commissions (Note 3). The Company intends to finance its initial Business Combination with the proceeds from the Initial Public Offering and a $7.75 million private placement of warrants (the “Private Placement”) (Note 4). Upon the closing of the Initial Public Offering and the Private Placement, $287.5 million was held in a trust account (the “Trust Account”) (discussed below).
Trust Account
Upon the closing of the Initial Public Offering and Private Placement, $287.5 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a segregated Trust Account located in London at Citibank, maintained by Continental Stock

Transfer & Trust Company, acting as trustee. The Trust Account will be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, which was referred to as the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
The Company’s amended and restated memorandum and articles of association provide that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay income taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the Class A ordinary shares included in the Units being sold in the Initial Public Offering (the “public shares”) if the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering; or (iii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the Business Combination within 24 months from the closing of the Initial Public Offering.
Initial Business Combination
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, or (ii) provide the holders of the public shares, “public shareholders,” with the opportunity to redeem their public shares by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes. The decision as to whether the Company will seek shareholder approval of the Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval under applicable law or stock exchange listing requirements. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a shareholder vote in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account but not previously released to the Company to pay income taxes. As a result, such ordinary shares will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with FASB, ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account initially was $10.00 per public ordinary share ($287,500,000 held in the Trust Account divided by 28,750,000 public ordinary shares).
The Company will only have 24 months from the closing of the Initial Public Offering, until July 3, 2020, to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholder’s rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Company’s amended and restated memorandum and articles of association provide that, in the event it commences a liquidation and all public shares have been redeemed, all Founder Shares (as defined below) not held by the Sponsor shall be surrendered to the Company for no consideration, such that only the Founder Shares held by the Sponsor share in any assets in liquidation.
The Sponsor and certain accredited investors have entered into forward purchase agreements (“Forward Purchase Agreements”) with the Company (the “anchor investors” and collectively with the Sponsor, the “initial shareholders”) pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares and, with respect to the initial shareholders other than the anchor investors, public shares in connection with the completion of the Company’s initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and, with respect to the initial shareholders other than the anchor investors, public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if it has not consummated an initial Business Combination within 24 months from the closing of the Initial Public Offering and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete its initial Business Combination within 24 months from the closing of the Initial Public Offering (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame).
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern
The Company’s amended and restated memorandum and articles of association provides that it has until July 3, 2020 to complete the initial Business Combination. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if it fails to complete the initial Business Combination by July 3, 2020. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 3, 2020.

2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited interim condensed financial statements of the Company should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on April 1, 2019, which contains the audited financial statements and notes thereto, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations. The accompanying unaudited interim condensed financial statements have been prepared in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 and Article 10 of Regulation S-X. Accordingly, since they are interim statements, the accompanying financial statements do not include all of the information and notes required by U.S. GAAP for a complete financial statement presentation. In the opinion of management, the unaudited interim condensed financial statements reflect all adjustments (consisting of normal, recurring adjustments) that are necessary for a fair presentation of the financial position, results of operations and cash flows for the period presented. Interim results are not necessarily indicative of results for a full year.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to ordinary shares by the weighted average number of shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 22,125,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per ordinary share is the same as basic income (loss) per ordinary share for the period.
The Company’s condensed statement of operations includes a presentation of net income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the trust account, net of any applicable income tax expense, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the period.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2019 and December 31, 2018, 28,353,723 and 28,048,981 ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. Deposits of cash held outside the United States totaled approximately $1.74 million and $2.35 million at June 30, 2019 and December 31, 2018, respectively.

Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheets.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
Deferred Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted principally of costs incurred through the balance sheet date that are related to the preparation for the Initial Public Offering. These costs together with the underwriters’ discount were charged to equity upon completion of the public offering in July 2018.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
There were no unrecognized tax benefits as of June 30, 2019 and December 31, 2018. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring after the date of the balance sheet were issued, require potential adjustment to or disclosure in the condensed balance sheets and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.
3.   Initial Public Offering
Public Units
On July 3, 2018, the Company closed its Initial Public Offering of 28,750,000 Units at a price of $10.00 per Unit, including 3,750,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option. Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share, and one-half of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the Initial Public Offering. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement governing the Company’s warrants.
The Company paid an underwriting discount at the closing of the Initial Public Offering of $3.95 million. An additional fee of approximately $6.91 million was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.
Antony Leung and Carl Wu, Chairman and Chief Executive Officer of the Company, purchased 900,000 Units in the Initial Public Offering and certain other investors identified by Mr. Leung and Mr. Wu purchased 8.1 million Units in the Initial Public Offering. The underwriters did not and will not receive any underwriting discounts or commissions on the 9 million units purchased by such parties, including Mr. Leung and Mr. Wu.
4.   Related Party Transactions
Founder Shares
The Sponsor received 10,750,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), in exchange for a capital contribution of $25,000.

Up to 5,000,000 Class B ordinary shares were subject to forfeiture by the Sponsor and anchor investors ratably to the extent the aggregate amount committed to be purchased pursuant to the Forward Purchase Agreements would be less than $200,000,000.
On June 12, 2018, the Sponsor forfeited 475,000 Founder Shares for no consideration in connection with the Forward Purchase Agreements totaling $181,000,000 rather than $200,000,000. In June 2018, the Company effected two share capitalizations resulting in an aggregate of 11,712,500 Class B ordinary shares outstanding, of which the Sponsor and the anchor investors held an aggregate of 9,450,000 and 2,262,500 shares, respectively, as of June 27, 2018. All share amounts were retroactively restated to reflect the share capitalizations.
Subsequent to the closing of the Initial Public Offering, the Sponsor transferred 10,000 Founder Shares to Edward Leong Che-hung and 5,000 Founder Shares to each of two trusts for the benefit of family members of David Johnson in connection with Messrs. Leong and Johnson’s service as members of the Company’s board of directors.
The Founder Shares are identical to the public shares except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.
If the underwriters did not exercise their over-allotment option in full, the Sponsor would have forfeited up to 937,500 Founder Shares for no consideration. On July 3, 2018, the underwriters exercised the over-allotment option in full; thus, these shares were no longer subject to forfeiture.
The Sponsor, Antony Leung and Carl Wu have agreed not to transfer, assign or sell any of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof until the earlier of    (a) one year after the completion of the initial Business Combination with respect to 50% of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof, (b) two years after the completion of the initial Business Combination with respect to the remaining 50% of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof, and (c) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The Anchor Investors and the members of the Company’s management team (other than Antony Leung and Carl Wu) have agreed to not transfer, assign or sell any of their founder shares and any Class A ordinary shares issued upon conversion thereof until the earlier of    (A) one year after the completion of our initial Business Combination or (B) subsequent to the initial Business Combination, if    (x) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Private Placement Warrants
Upon the closing of the Initial Public Offering on July 3, 2018, the Sponsor purchased an aggregate of 7,750,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share (the “Private Placement Warrants”), at a price of $1.00 per warrant ($7,750,000 in the aggregate). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Initial Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in the Initial Public Offering and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public shareholders and the Private Placement Warrants will expire worthless.
Forward Purchase Agreement
Effective June 4, 2018, the Company entered into Forward Purchase Agreements with the anchor investors, pursuant to which the anchor investors agreed to purchase an aggregate of 18,100,000 Class A ordinary shares plus 4,525,000 redeemable warrants for an aggregate purchase price of  $181 million in a private placement to close concurrently with the closing of the initial Business Combination. The forward purchase warrants will have the same terms as the Public Warrants sold in the Initial Public Offering. The Sponsor transferred 2,262,500 Founder Shares to the anchor investors on June 19, 2018 as an inducement to enter into the Forward Purchase Agreements for no cash consideration. The Company entered into an additional Forward Purchase Agreement as of June 29, 2018, with an accredited investor providing for the purchase of 900,000 Class A ordinary shares, plus 225,000 forward purchase warrants, for an aggregate purchase price of  $9.0 million, or $10.00 per Class A ordinary share, in a private placement to close concurrently with the closing of the initial Business Combination. As an inducement to such accredited investor to enter into the Forward Purchase Agreement, the Company will issue an aggregate of 112,500 Class B ordinary shares to the accredited investor for nominal cash consideration upon the completion of the initial Business Combination. The obligations under the Forward Purchase Agreements do not depend on whether any public shareholders redeem their shares and provide the Company with a minimum funding level for the initial Business Combination.
Registration Rights
Pursuant to a registration rights agreement to be entered into concurrently with the closing of the Initial Public Offering, the holders of the Private Placement Warrants, the warrants that may be issued upon conversion of the working capital loans, and the Founder Shares will be entitled to registration rights with respect to such warrants and the Class A ordinary shares underlying such warrants and Founder Shares. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the lock-up period applicable to the securities to be covered by such registration statement.
Related Party Loans and Advance Related to Initial Public Offering
The Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2018 or the completion of the Initial Public Offering. The Company borrowed an aggregate of  $100,000 under the Note and repaid this amount on July 3, 2018.
In connection with the Initial Public Offering and the purchase of the Private Placement Warrants, the Sponsor and its affiliates transferred $10,550,000 to the Company, of which $2,800,000 was in excess of the private placement, and paid $146,404 of offering costs related to the Initial Public Offering. The amount in excess of the private placement and the offering costs were repaid by the Company to such parties on July 3, 2018.
The Company has agreed to pay, pursuant to the letter agreement entered into by and among the Company, the Sponsor and the Company’s directors and officers entered into in connection with the Initial Public Offering, $50,000 cash per year to those independent members of the Company’s board of directors who have elected to not receive Founder Shares for services rendered as board members prior to the completion of the initial Business Combination. Pursuant to such agreement, the Company paid $25,000 to Frederick Ma Si-hang, an independent member of the Company’s board of directors, on January 28, 2019 for services rendered as a board member. All other independent members of the Company’s board of directors elected to receive founder shares pursuant to such agreement and, as a result, will not receive any cash payments thereunder.

Administrative Services Agreement
The Company has agreed to pay $10,000 per month to an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying such monthly fees. For the three months ended June 30, 2019, the Company paid $30,000 to the affiliate and owed the affiliate another $30,000, which was subsequently paid on July 19, 2019. For the six months ended June 30, 2019, the Company paid $60,000 to the affiliate and owed the affiliate $30,000, which was subsequently paid on July 19, 2019. During the period from March 28, 2018 through June 30, 2018, and the period from April 1, 2018 through June 30, 2018, the Company did not pay such monthly fee to an affiliate of the Sponsor.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor may, but is not obligated to, loan the Company funds as may be required. If the Company completes its initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Company’s initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. There were no amounts outstanding under working capital loans at June 30, 2019 and December 31, 2018.
5.   Trust Account and Fair Value Measurement
As of June 30, 2019, investment securities in the Company’s Trust Account consisted of  $293,885,273 in United States Treasury Bills and another $17,205 held as cash and cash equivalents. As of December 31, 2018, investment securities in the Company’s Trust Account consisted of  $290,445,374 in United States Treasury Bills and another $15,778 held as cash and cash equivalents. The Company classifies its Treasury Instruments and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. The following table presents fair value information as of June 30, 2019 and December 31, 2018, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In addition, the table presents the carrying value (held to maturity), excluding accrued interest income and gross unrealized holding gain. Since all of the Company’s permitted investments consist of U.S. government treasury bills and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets as follows:
	Carrying Value	Gross Unrealized Holding Gain (Loss)	Quoted Price in Active Markets (Level 1)
U.S. Government Treasury Securities as of June 30, 2019, matured at July, 5, 2019 and were rolled into new treasuries maturing October 03, 2019	$293,885,273	$(11,594)	$293,873,679
U.S. Government Treasury Securities as of December 31, 2018, matured at January, 3, 2019 and were rolled into new treasuries maturing April 04, 2019	$290,445,374	$(36,313)	$290,409,061

6.   Shareholders’ Equity
Class A Ordinary Shares — The Company is authorized to issue 180,000,000 Class A ordinary shares with a par value of  $0.0001 per share. At June 30, 2019 and December 31, 2018, there were 28,750,000 Class A ordinary shares issued or outstanding, and there are 28,353,723 and 28,048,981 Class A ordinary shares, respectively, subject to possible redemption at June 30, 2019 and December 31, 2018.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of  $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. On June 12, 2018, the Sponsor forfeited 475,000 Founder Shares for no consideration as a result of the Forward Purchase Agreements totaling $181,000,000 rather than $200,000,000. In June 2018, the Company effected two share capitalizations resulting in an aggregate of 11,712,500 Class B ordinary shares outstanding. Of these, the Sponsor and the anchor investors hold an aggregate of 9,450,000 and 2,262,500 shares, respectively, as of June 27, 2018. All share amounts have been retroactively restated to reflect the share capitalization. At June 30, 2019 and December 31, 2018 there were 11,712,500 Class B ordinary shares issued and outstanding.
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of  $0.0001 per share. At June 30, 2019 and December 31, 2018, there were no preference shares issued or outstanding.
Warrants —  Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

7.   Subsequent Events
Entry into a Definitive Material Agreement
Transaction Agreement
On July 30, 2019, the Company entered into a transaction agreement (the “Transaction Agreement”) with NF Unicorn Acquisition L.P., a Cayman Islands limited partnership and a wholly-owned indirect subsidiary of the Company (“NFC Buyer Sub”, and together with the Company, the “Buyer Parties”), Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Healthy Harmony”), Healthy Harmony GP, Inc., a Cayman Islands company and the sole general partner of Healthy Harmony (“HH GP” and, together with Healthy Harmony, the “Target Companies”), TPG Healthy, L.P., a Cayman Islands limited partnership (“TPG Seller”), Fosun Industrial Co., Limited, a Hong Kong company (“Fosun Seller”), Plenteous Flair Limited, a Cayman Islands company (“Boyu Seller”), Roberta Lipson (“Ms. Lipson”), the Benjamin Lipson Plafker Trust, the Daniel Lipson Plafker Trust, the Jonathan Lipson Plafker Trust and the Ariel Benjamin Lee Trust (the foregoing trusts together with Ms. Lipson, the “Lipson Parties,” and together with TPG Seller, Fosun Seller and Boyu Seller, each a “Seller” and collectively, the “Sellers”), pursuant to which the Company will indirectly acquire all of the issued and outstanding equity interests of HH GP (the “GP Shares”) and approximately 99.37% of the issued and outstanding limited partnership interests in Healthy Harmony (the “LP Interests”) from the Sellers on the terms and subject to the conditions set forth therein (the transactions contemplated by the Transaction Agreement and the related ancillary agreements, the “Transaction”). The remaining 0.63% of the issued and outstanding LP Interests are held by certain members of management of the Target Companies and are expected to be acquired by the Company simultaneously with the closing of the Transaction (the “Closing”) on terms and conditions to be agreed between the Company and these holders.
Consideration
The aggregate purchase price for the Transaction is approximately $1.3 billion, subject to customary adjustments as set forth in the Transaction Agreement. Fosun Seller and the Lipson Parties have agreed to, concurrently with the Closing, reinvest a portion of their respective proceeds to be received by them under the Transaction Agreement, in an aggregate amount of approximately $144,756,494, for newly issued ordinary shares, par value $0.0001 per share (“New NFC ordinary shares”), in the post-Transaction company (“New NFC”) at a subscription price of  $10.00 per share.
The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transaction Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Subscription Agreements
In connection with its entry into the Transaction Agreement, the Company entered into certain subscription agreements (the “Subscription Agreements”), each dated as of July 30, 2019, with certain investors, including Vivo Capital Fund IX (Cayman), L.P. (“Vivo”), pursuant to which, among other things, the Company agreed to issue and sell, in private placements, an aggregate of up to 71.1 million public shares of the Company, to the investors for $10.00 per share (the “Equity Offering”), subject to the Company’s right to reduce the number of public shares to be issued to the investors by up to 25%. The Equity Offering is expected to close immediately prior to the Closing. The investors will be entitled to certain shelf registration rights subject to customary black-out periods and other limitations as set forth in the Subscription Agreements. In connection with the Subscription Agreements, the Company has agreed to pay advisory fees in the aggregate amount of 3.0% of the gross proceeds of the Equity Offering to certain financial advisors at the Closing.
The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Subscription Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Vivo Letter Agreement
In connection with the entry into the Transaction Agreement, the Company, the Sponsor, Mr. Leung and Mr. Wu entered into a letter agreement with Vivo (the “Vivo Letter Agreement”), pursuant to which Mr. Leung, Mr. Wu and the Sponsor agreed to certain restrictions relating to their shareholdings in the Company.
The foregoing description of the Vivo Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Vivo Letter Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.
Debt Commitment Letters
In order to finance a portion of the cash consideration payable under the Transaction Agreement and the costs and expenses incurred in connection therewith, NF Unicorn Acquisition Limited, a wholly owned indirect subsidiary of the Company (“NF Unicorn”), entered into a senior loan commitment letter with Shanghai Pudong Development Bank Putuo Sub-Branch (“SPDB”) (the “Senior Loan Commitment Letter”), pursuant to which SPDB has agreed, upon the terms and subject to the conditions thereof, to provide a 7-year senior secured credit facility to NF Unicorn in an aggregate principal amount equal to the RMB equivalent of  $300,000,000. China Merchants Bank Shanghai Branch (“CMB”) had previously issued a senior loan commitment letter to the Company, which also contemplated a senior secured credit facility in an aggregate amount equal to up to $300,000,000 upon the terms and subject to the conditions thereof.
The Company (and its wholly-owned subsidiaries) only expects to borrow up to an aggregate of $300,000,000 of senior secured term loans to finance the Transaction. As such, the Company (or any of its wholly-owned subsidiaries) expects to enter into a separate senior loan commitment letter or other agreements after the date hereof with SPDB and/or CMB reflecting this arrangement.
The foregoing description of the Senior Loan Commitment Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Senior Loan Commitment Letter, a copy of which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.
Further information regarding the Business Combination is set forth in the Current Reports on Form 8-K (File Nos. 333-225940 and 001-38562) filed with the SEC on July 30, 2019 and August 1, 2019.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
New Frontier Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheet of New Frontier Corporation (the “Company”) as of December 31, 2018 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 28 (date of inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 2018, and the results of its operations and its cash flows for the period from March 28 (date of inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
This financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2018.
Whippany, New Jersey
April 1, 2019

NEW FRONTIER CORPORATION
BALANCE SHEET
December 31, 2018
December 31, 2018
Assets
Current assets:
Cash	$2,353,541
Prepaid expenses	59,738
Total current assets	2,413,279
Investments held in Trust	290,461,152
Total assets	$292,874,431
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts expenses	$129,074
Accounts payable	315,487
Due to affiliate	27,558
Total current liabilities	472,119
Deferred underwriting commissions	6,912,500
Total liabilities	7,384,619
Commitments
Class A ordinary shares, subject to possible redemption; 28,048,981 shares at $10.00 per share	280,489,810
Shareholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 180,000,000 shares authorized; 701,019 issued and outstanding (excluding 28,048,981 shares subject to possible redemption)	70
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 11,712,500 shares issued and outstanding	1,171
Additional paid-in capital	2,815,847
Retained earnings	2,182,914
Total Shareholders’ Equity	5,000,002
Total Liabilities and Shareholders’ Equity	$292,874,431
See accompanying notes to the audited financial statements.

NEW FRONTIER CORPORATION
STATEMENT OF OPERATIONS
For The Period From March 28, 2018 (date of inception) through December 31, 2018
For the Period from March 28, 2018 (Date of Inception) through December 31, 2018
Revenue	$—
General and administrative fees	778,402
Loss from operations	(778,402)
Other income:
Interest income	2,961,316
Net income	$2,182,914
Weighted average shares outstanding of Class A ordinary shares	28,750,000
Basic and diluted net income per share, Class A	$0.10
Weighted average shares outstanding of Class B ordinary shares	11,712,500
Basic and diluted net loss per share, Class B	$(0.07)
See accompanying notes to the audited financial statements.

NEW FRONTIER CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For The Period From March 28, 2018 (date of inception) through December 31, 2018
	Ordinary Shares				Additional Paid-In Capital	Retained Earnings	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – March 28, 2018 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of ordinary shares to initial shareholder(1)(2)	—	—	11,712,500	1,171	23,829	—	25,000
Sale of units in initial public offering	28,750,000	2,875	—	—	287,497,125	—	287,500,000
Offering Costs	—	—	—	—	(11,968,102)	—	(11,968,102)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	7,750,000	—	7,750,000
Ordinary shares subject to possible redemption	(28,048,981)	(2,805)	—	—	(280,487,005)	—	(280,489,810)
Net income	—	—	—	—	—	2,182,914	2,182,914
Balance – December 31, 2018	701,019	$70	11,712,500	$1,171	$2,815,847	$2,182,914	$5,000,002

(1)
In June 2018, the Company effected two share capitalizations resulting in an aggregate of 11,712,500 Class B ordinary shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share capitalization.

(2)
On June 12, 2018, the Sponsor forfeited 475,000 Class B ordinary shares in connection with the aggregate amount committed to be purchased pursuant to the forward purchase agreements totaling $181,000,000 rather than $200,000,000.

See accompanying notes to the audited financial statements.

NEW FRONTIER CORPORATION
STATEMENT OF CASH FLOWS
For the period from March 28, 2018 (date of inception) through December 31, 2018
For the Period from March 28, 2018 (Date of Inception) through December 31, 2018
Cash Flows from Operating Activities:
Net income	$2,182,914
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on the trust account	(2,961,152)
Changes in operating assets and liabilities:
Prepaid expenses	86,666
Accrued expenses	129,074
Accounts payable	240,487
Amounts due to affiliates	(118,846)
Net cash used in operating activities	(440,857)
Cash Flows from Investing Activities:
Cash deposited in trust account	(287,500,000)
Net cash used in investing activities	(287,500,000)
Cash Flows from Financing Activities:
Proceeds received from promissory note from affiliate	100,000
Repayment of promissory note to affiliate	(100,000)
Proceeds received as advance from Sponsor and its affiliate	2,800,000
Repayment of advance to affiliate	(2,800,000)
Proceeds received from initial public offering	287,525,000
Payment of offering costs	(4,980,602)
Proceeds received from private placement	7,750,000
Net cash provided by financing activities	290,294,398
Net increase in cash	2,353,541
Cash – beginning of the period	—
Cash – end of the period	$2,353,541
Supplemental disclosure of noncash investing and financing activities:
Change in value of Class A ordinary shares subject to possible redemption	$280,489,810
Deferred underwriting commissions in connection with the initial public offering	$6,912,500
Deferred legal service fee at the completion of business combination	$75,000
Formation and offering costs paid by sponsor in exchange for founder shares	$25,000
Prepaid expenses paid by affiliates on behalf of the Company	$146,404
See accompanying notes to the audited financial statements.

NOTES TO THE AUDITED FINANCIAL STATEMENTS
Note 1.   Organization and Business Operations
Incorporation
New Frontier Corporation (the “Company”) was incorporated as a Cayman Islands exempted company on March 28, 2018. The functional currency of the Company is the United States dollar.
Sponsor
The Company’s sponsor is New Frontier Public Holding Ltd., a Cayman Islands exempted company (the “Sponsor”).
Fiscal Year End
The Company has selected December 31 as its fiscal year end.
Business Purpose
The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more operating businesses that it has not yet selected (a “Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its initial public offering of Units (as defined below) (the “Initial Public Offering”), although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
As of December 31, 2018, the Company had not commenced any operations. All activity for the period from March 28, 2018 (date of inception) through December 31, 2018 relates to the Company’s formation and the Initial Public Offering described below, and since the offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
Financing
The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2018.
On July 3, 2018, the Company consummated its Initial Public Offering of 28,750,000 units (each, a “Unit” and collectively, the “Units”), including 3,750,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per Unit, generating gross proceeds of  $287.5 million, and incurring offering costs of approximately $12.0 million, inclusive of  $6.91 million in deferred underwriting commissions (Note 3). The Company intends to finance its initial Business Combination with the proceeds from the Initial Public Offering and a $7.75 million private placement of warrants (the “Private Placement”) (Note 4). Upon the closing of the Initial Public Offering and the Private Placement, $287.5 million was held in the Trust Account (defined below).
Trust Account
Upon the closing of the Initial Public Offering and Private Placement, $287.5 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a segregated trust account located in London at Citibank, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Trust Account”). The Trust Account will be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment

Company Act of 1940, as amended, which was referred to as the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations.
The Company’s amended and restated memorandum and articles of association provide that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay income taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of 100% of the Class A ordinary shares included in the Units being sold in the Initial Public Offering (the “public shares”) if the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering; or (iii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the Business Combination within 24 months from the closing of the Initial Public Offering.
Initial Business Combination
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which holders of public shares (“public shareholders”) may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, or (ii) provide public shareholders with the opportunity to redeem their public shares by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes. The decision as to whether the Company will seek shareholder approval of the Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval under applicable law or stock exchange listing requirements. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a shareholder vote in connection with a Business Combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account but not previously released to the Company to pay income taxes. As a result, such ordinary shares will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with FASB, ASC 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account is initially $10.00 per public ordinary share ($287,500,000 held in the Trust Account divided by 28,750,000 public ordinary shares).
The Company will only have 24 months from the closing of the Initial Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it will (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholder’s rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Company’s amended and restated memorandum and articles of association provide that, in the event it commences a liquidation and all public shares have been redeemed, all Founder Shares (as defined below) not held by the Sponsor shall be surrendered to the Company for no consideration, such that only the Founder Shares held by the Sponsor share in any assets in liquidation.
The Sponsor and certain accredited investors (the “anchor investors” and collectively with the Sponsor, the “initial shareholders”) have entered into agreements with the Company pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares and, with respect to the initial shareholders other than the anchor investors, public shares in connection with the completion of the Company’s initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and, with respect to the initial shareholders other than the anchor investors, public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if it has not consummated an initial Business Combination within 24 months from the closing of the Initial Public Offering and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete its initial Business Combination within 24 months from the closing of the Initial Public Offering (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the prescribed time frame).
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.
Note 2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) applicable to ordinary shares by the weighted average number of shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 22,125,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per common share is the same as basic income (loss) per ordinary share for the period.

The Company’s statement of operations includes a presentation of net income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the trust account, net of any applicable income tax expense, by the weighted average number of Class A ordinary shares outstanding for the period from the issuance of such shares through December 31, 2018. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net income, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the period.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2018, 28,048,981 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Use of Estimates
The preparation of condensed interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements. Actual results could differ from those estimates.
Deferred Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted principally of costs incurred through the balance sheet date that are related to formation and the preparation for the Initial Public Offering. These costs together with the underwriters’ discount were charged to equity upon completion of the public offering in July 2018.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of December 31, 2018. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.
Recent Accounting Pronouncements
In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The Company anticipates its first presentation of changes in shareholders’ equity, in accordance with the new guidance, will be included in its Form 10-Q for the quarter ended March 31, 2019.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring after the date of the balance sheet were issued, require potential adjustment to or disclosure in the balance sheet and has concluded that all such events that would require adjustment or disclosure have been recognized or disclosed.
Note 3.   Initial Public Offering
Public Units
On July 3, 2018, the Company closed its Initial Public Offering of 28,750,000 Units at a price of  $10.00 per Unit, including 3,750,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option. Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share, and one-half of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the Initial Public Offering. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement governing the Company’s warrants.
The Company paid an underwriting discount at the closing of the Initial Public Offering of $3.95 million. An additional fee of approximately $6.91 million was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

Antony Leung and Carl Wu, Chairman and Chief Executive Officer of the Company, purchased 900,000 Units in the Initial Public Offering and certain other investors identified by Mr. Leung and Mr. Wu purchased 8.1 million Units in the Initial Public Offering. The underwriters did not and will not receive any underwriting discounts or commissions on the 9 million units purchased by such parties, including Mr. Leung and Mr. Wu.
Note 4.   Related Party Transactions
Founder Shares
During the period ended March 28, 2018 (date of inception) through December 31, 2018, the Sponsor received 10,750,000 Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), in exchange for a capital contribution of $25,000.
Up to 5,000,000 Class B ordinary shares were subject to forfeiture by the Sponsor and anchor investors ratably to the extent the aggregate amount committed to be purchased pursuant to the Forward Purchase Agreements would be less than $200,000,000.
On June 12, 2018, the Sponsor forfeited 475,000 Founder Shares for no consideration in connection with the Forward Purchase Agreements totaling $181,000,000 rather than $200,000,000. In June 2018, the Company effected two share capitalizations resulting in an aggregate of 11,712,500 Class B ordinary shares outstanding, of which the Sponsor and the anchor investors hold an aggregate of 9,450,000 and 2,262,500 shares, respectively. All share amounts have been retroactively restated to reflect the share capitalizations.
Subequent to the closing of the Initial Public Offering, the Sponsor transferred 10,000 Founder Shares to independent director, Edward Leong Che-hung, and 5,000 Founder Shares to each of two trusts for the benefit of family members of David Johnson in connection Messrs. Leong and Johnson’s service as directors.
The Founder Shares are identical to the public shares except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below.
If the underwriters did not exercise their over-allotment option in full, the Sponsor would have forfeited up to 937,500 Founder Shares for no consideration. On July 3, 2018, the underwriters exercised the over-allotment option in full; thus, these shares were no longer subject to forfeiture.
The Sponsor, Antony Leung and Carl Wu have agreed not to transfer, assign or sell any of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof until the earlier of    (a) one year after the completion of the initial Business Combination with respect to 50% of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof, (b) two years after the completion of the initial Business Combination with respect to the remaining 50% of its or his Founder Shares and any Class A ordinary shares issued upon conversion thereof, and (c) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. The Anchor Investors and the members of the Company’s management team (other than Antony Leung and Carl Wu) have agreed to not transfer, assign or sell any of their Founder Shares and any Class A ordinary shares issued upon conversion thereof until the earlier of  (A) one year after the completion of our initial Business Combination or (B) subsequent to the initial Business Combination, if  (x) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Private Placement Warrants
Upon the closing of the Initial Public Offering on July 3, 2018, the Sponsor purchased an aggregate of 7,750,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share (the “Private Placement Warrants”), at a price of $1.00 per warrant ($7,750,000 in the aggregate).

Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company at its option and exercisable by such holders on the same basis as the warrants included in the Units being sold in this offering. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants being sold as part of the Units in this offering and have no net cash settlement provisions.
Forward Purchase Agreement
Effective June 4, 2018, the Company entered into Forward Purchase Agreements with the anchor investors, pursuant to which the anchor investors agreed to purchase an aggregate of 18,100,000 Class A ordinary shares plus 4,525,000 redeemable warrants for an aggregate purchase price of  $181 million in a private placement to close concurrently with the closing of the initial Business Combination. The forward purchase warrants will have the same terms as the Public Warrants sold in the Initial Public Offering. The Sponsor transferred 2,262,500 Founder Shares to the anchor investors on June 19, 2018 as an inducement to enter into the Forward Purchase Agreements for no cash consideration. The Company entered into an additional Forward Purchase Agreement as of June 29, 2018, with an accredited investor providing for the purchase of 900,000 Class A ordinary shares, plus 225,000 forward purchase warrants, for an aggregate purchase price of  $9.0 million, or $10.00 per Class A ordinary share, in a private placement to close concurrently with the closing of the initial Business Combination. As an inducement to such accredited investor to enter into the Forward Purchase Agreement, the Company will issue an aggregate of 112,500 Class B ordinary shares to the accredited investor for nominal cash consideration upon the completion of the initial Business Combination. The obligations under the Forward Purchase Agreements do not depend on whether any public shareholders redeem their shares and provide the Company with a minimum funding level for the initial Business Combination.
Registration Rights
Pursuant to a registration rights agreement to be entered into concurrently with the closing of the Initial Public Offering, the holders of the Private Placement Warrants, the warrants that may be issued upon conversion of the working capital loans, and the Founder Shares will be entitled to registration rights with respect to such warrants and the Class A ordinary shares underlying such warrants and Founder Shares. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the lock-up period applicable to the securities to be covered by such registration statement.
Related Party Loans and Advance Related to Initial Public Offering
The Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2018 or the completion of the Initial Public Offering. The Company borrowed an aggregate of  $100,000 under the Note and repaid this amount on July 3, 2018.
In connection with the Initial Public Offering and the purchase of the Private Placement Warrants, the Sponsor, paid an excess amount of  $2,800,000 to the Company. In the meantime, the Sponsor, through its affiliate, paid $146,404 for offering costs related to Initial Public Offering. Both of these transactions were repaid by the Company to the Sponsor and the affiliate on July 3, 2018, respectively.

Administrative Services Agreement
The Company has agreed to pay $10,000 per month to an affiliate of the Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying such monthly fees. As of December 31, 2018, the Company incurred $61,000 under the administration services agreement for the period from June 28, 2018 through December 31, 2018, to the affiliate.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor may, but is not obligated to, loan the Company funds as may be required. If the Company completes its initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Company’s initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of  $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.
Note 5.   Trust Account and Fair Value Measurement
As of December 31, 2018, investment securities in the Company’s Trust Account consisted of $290,445,374 in United States Treasury Bills and another $15,778 held as cash and cash equivalents. The Company classifies its Treasury Instruments and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments — Debt and Equity Securities”. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts. The following table presents fair value information as of December 31, 2018 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments consist of U.S. government treasury bills and cash, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets as follows:
	Carrying Value	Gross Unrealized Holding Loss	Quoted Prices in Active Markets (Level 1)
U.S. Government Treasury Securities as of December 31, 2018, quoted on Bank Discount Yield 2.05% and matures January 03, 2019	$290,445,374	($36,313)	$290,409,061
Note 6.   Shareholders’ Equity
Class A Ordinary Shares — The Company is authorized to issue 180,000,000 Class A ordinary shares with a par value of $0.0001 per share. At December 31, 2018, there were 28,750,000 Class A ordinary shares issued and outstanding, and there are 28,048,981 Class A ordinary shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of  $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. On June 12, 2018, the Sponsor forfeited 475,000 Founder Shares for no consideration as a result of the Forward Purchase Agreements totaling $181,000,000 rather than $200,000,000. In June 2018, the Company effected two share capitalizations resulting in an aggregate of 11,712,500 Class B ordinary shares outstanding. Of these, the Sponsor, the anchor investors and certain independent directors hold an aggregate of 9,450,000 and 2,262,500 shares, respectively, as of June 27, 2018. All share amounts have been retroactively restated to reflect the share capitalization. At December 31, 2018, there were 11,712,500 Class B ordinary shares issued and outstanding.

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of  $0.0001 per share. At December 31, 2018, there were no preference shares issued and outstanding.
Warrants —  Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 30 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Private Placement Warrants are identical to the Public Warrants included in the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Report of Independent Registered Public Accounting Firm
To the Limited Partnership Interests Holders, and the
Board of Directors of Healthy Harmony GP, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Healthy Harmony Holdings, L.P. and its subsidiaries (the “Group”) as of 31 December 2017 and 2018, the related consolidated statements of profit or loss and other comprehensive income/(loss), changes in equity and cash flows for each of the three years in the period ended 31 December 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at 31 December 2017 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young Hua Ming LLP
We have served as the Group’s auditor since 2014.
Beijing, People’s Republic of China
6 September 2019

HEALTHY HARMONY HOLDINGS, L.P.
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER
COMPREHENSIVE INCOME/(LOSS)
For the years ended 31 December 2016, 2017 and 2018
(Amounts in thousands of Renminbi (“RMB”))
	Notes	2016	2017	2018
Revenue	4	1,675,360	1,827,880	2,058,779
Operating expenses
Salaries, wages and benefits	5	(939,002)	(1,040,405)	(1,187,738)
Supplies and purchased medical services		(212,638)	(236,557)	(303,579)
Depreciation and amortization		(111,830)	(115,908)	(138,639)
Lease and rental expenses		(87,964)	(151,222)	(201,670)
Impairment of trade receivables	11	(28,031)	(16,571)	(16,329)
Other operating expenses		(204,105)	(223,575)	(287,128)
Income/(loss) from operations		91,790	43,642	(76,304)
Other income and expenses
Finance income	6	1,165	1,862	2,543
Finance costs	6	(10,124)	(13,408)	(19,420)
Foreign exchange (losses)/gains		(20,193)	12,856	(34,190)
Gain on disposal of an associate	16	—	29,618	—
Liquidation of a foreign operation	16	—	—	26,429
Other (loss)/income, net		(2,769)	(6,214)	6,645
Income/(loss) before income tax		59,869	68,356	(94,297)
Income tax expense	7	(62,096)	(66,765)	(59,749)
(Loss)/income for the year		(2,227)	1,591	(154,046)
Attributable to:
Owners of the parent		(2,227)	13,159	(129,998)
Non-controlling interests		—	(11,568)	(24,048)
		(2,227)	1,591	(154,046)
(Loss)/income for the year		(2,227)	1,591	(154,046)
Other comprehensive income/(loss)
Other comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods, net of tax:
Exchange differences on translation of foreign operations		41,532	(4,008)	24,270
Liquidation of a foreign operation		—	—	(26,429)
Other comprehensive income/(loss) for the year, net of tax		41,532	(4,008)	(2,159)
Total comprehensive income/(loss) for the year		39,305	(2,417)	(156,205)
Attributable to:
Owners of the parent		39,305	9,151	(132,157)
Non-controlling interests		—	(11,568)	(24,048)
		39,305	(2,417)	(156,205)

HEALTHY HARMONY HOLDINGS, L.P.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
As at 31 December 2017 and 2018
(Amounts in thousands of Renminbi (“RMB”), except for number of limited partnership interest units and per unit data)
	Notes	2017	2018
NON-CURRENT ASSETS
Property and equipment	8	1,064,572	1,894,925
Goodwill		1,121,138	1,121,138
Intangible assets	9	1,091,554	1,092,913
Deferred tax assets	15	48,056	55,732
Restricted cash	12	8,418	350
Other non-current assets		80,941	77,444
Total non-current assets		3,414,679	4,242,502
CURRENT ASSETS
Inventories	10	39,821	57,310
Trade receivables	11	161,511	181,127
Amounts due from related parties	16	14,223	32,670
Prepayments and other current assets		36,334	35,968
Restricted cash	12	19,921	26,272
Cash and cash equivalents	12	891,912	596,613
Total current assets		1,163,722	929,960
Total assets		4,578,401	5,172,462
CURRENT LIABILITIES
Trade payables		44,541	76,107
Contract liabilities	4	170,113	262,733
Accrued expenses and other current liabilities	13	269,481	750,230
Amounts due to related parties	16	700	2,541
Tax payable		17,458	21,194
Interest-bearing bank borrowings	14	21,430	20,205
Total current liabilities		523,723	1,133,010
NET CURRENT ASSETS/(LIABILITIES)		639,999	(203,050)
TOTAL ASSETS LESS CURRENT LIABILITIES		4,054,678	4,039,452
NON-CURRENT LIABILITIES
Interest-bearing bank borrowings	14	258,103	387,387
Contract liabilities	4	55,447	39,086
Deferred tax liabilities	15	266,240	264,698
Other non-current liabilities		7,827	8,633
Total non-current liabilities		587,617	699,804
Net assets		3,467,061	3,339,648
EQUITY
Equity attributable to owners of the parent
Partnership capital (Limited partnership interests units, US$1.00 par value; 24,312,502 and 24,444,862 units issued, fully paid and outstanding, respectively, as of 31 December 2017 and 2018)		149,638	150,550
Capital surplus		3,457,440	3,485,320
Foreign currency translation reserves		70,556	68,397
Accumulated deficit		(266,237)	(396,235)
		3,411,397	3,308,032
Non-controlling interests		55,664	31,616
Total equity		3,467,061	3,339,648

HEALTHY HARMONY HOLDINGS, L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the years ended 31 December 2016, 2017 and 2018
(Amounts in thousands of Renminbi (“RMB”), except for number of limited partnership interest units)
	Limited partnership interests units	Partnership capital	Capital surplus	Foreign currency translation reserves	Accumulated deficit	Total equity
At 1 January 2016	24,145,987	148,550	3,396,224	33,032	(277,169)	3,300,637
Loss for the year	—	—	—	—	(2,227)	(2,227)
Other comprehensive income for the year:
Exchange differences related to foreign operations	—	—	—	41,532	—	41,532
Total comprehensive income/(loss) for the year	—	—	—	41,532	(2,227)	39,305
Recognition of share-based compensation expenses	—	—	33,286	—	—	33,286
Exercise of share-based compensation (Note 17)	1,093	7	36	—	—	43
At 31 December 2016	24,147,080	148,557	3,429,546	74,564	(279,396)	3,373,271

HEALTHY HARMONY HOLDINGS, L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY  (CONTINUED)
For the years ended 31 December 2016, 2017 and 2018
(Amounts in thousands of Renminbi (“RMB”), except for number of limited partnership interest units)
	Attributable to owners of the parent						Non- controlling interests	Total equity
	Limited partnership interests units	Partnership capital	Capital surplus	Foreign currency translation reserves	Accumulated deficit	Total
At 1 January 2017	24,147,080	148,557	3,429,546	74,564	(279,396)	3,373,271	—	3,373,271
Income/(loss) for the year	—	—	—	—	13,159	13,159	(11,568)	1,591
Other comprehensive loss for the year:
Exchange differences related to foreign operations	—	—	—	(4,008)	—	(4,008)	—	(4,008)
Total comprehensive (loss)/income for the year	—	—	—	(4,008)	13,159	9,151	(11,568)	(2,417)
Capital contributions from a non-controlling shareholder	—	—	—	—	—	—	67,232	67,232
Recognition of share-based compensation expenses	—	—	22,850	—	—	22,850	—	22,850
Exercise of share-based compensation (Note 17, 18)	165,422	1,081	5,044	—	—	6,125	—	6,125
At 31 December 2017	24,312,502	149,638	3,457,440	70,556	(266,237)	3,411,397	55,664	3,467,061
At 1 January 2018	24,312,502	149,638	3,457,440	70,556	(266,237)	3,411,397	55,664	3,467,061
Loss for the year	—	—	—	—	(129,998)	(129,998)	(24,048)	(154,046)
Other comprehensive income/(loss) for the year:
Exchange differences related to foreign operations	—	—	—	24,270	—	24,270	—	24,270
Liquidation of a foreign operation	—	—	—	(26,429)	—	(26,429)	—	(26,429)
Total comprehensive loss for the year	—	—	—	(2,159)	(129,998)	(132,157)	(24,048)	(156,205)
Recognition of share-based compensation expenses	—	—	18,418	—	—	18,418	—	18,418
Exercise of share-based compensation (Note 17, 18)	132,360	912	9,462	—	—	10,374	—	10,374
At 31 December 2018	24,444,862	150,550	3,485,320	68,397	(396,235)	3,308,032	31,616	3,339,648

HEALTHY HARMONY HOLDINGS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended 31 December 2016, 2017 and 2018
(Amounts in thousands of Renminbi (“RMB”))
	Notes	2016	2017	2018
Cash flows from operating activities
Profit/(loss) before tax		59,869	68,356	(94,297)
Adjustments for:
Depreciation and amortization	8,9	111,830	115,908	138,639
Loss on disposal of property and equipment and intangible assets	8,9	671	243	355
Impairment of trade receivables	11	28,031	16,571	16,329
Share-based compensation	5,17	33,286	22,850	18,418
Foreign exchange losses/(gains)		20,193	(12,856)	34,190
Liquidation of a foreign operation	16	—	—	(26,429)
Gain on disposal of an associate	16	—	(29,618)	—
Finance income	6	(1,165)	(1,862)	(2,543)
Finance costs	6	10,124	13,408	19,420
Changes in working capital:
Increase in inventories		(3,347)	(9,595)	(17,489)
Increase in trade receivables, prepayments and other current assets		(81,972)	(53,251)	(7,529)
Decrease in restricted cash	12	7,306	10,280	1,717
Decrease/(increase) in amounts due from related parties		122	6,580	(3,742)
Increase in trade payables, contract liabilities, accrued expenses and other current liabilities		84,683	115,880	137,433
(Decrease)/increase in amounts due to related parties		(5,654)	(6,117)	1,841
Changes in other non-current assets and liabilities		1,348	8,236	(1,019)
Interest received		1,185	1,811	2,506
Interest paid		(7,583)	(14,279)	(21,589)
Income tax paid		(47,821)	(61,325)	(65,231)
Net cash flows from operating activities		211,106	191,220	130,980
Cash flows from investing activities
Purchases of property and equipment		(105,584)	(380,298)	(517,924)
Purchases of intangible assets		(6,759)	(4,552)	(12,693)
Proceeds from disposal of an associate, net of transaction costs		—	262,875	—
Amounts due from related parties		—	(7,875)	(4,331)
Net cash flows used in investing activities		(112,343)	(129,850)	(534,948)
Cash flows from financing activities
Proceeds from interest-bearing bank borrowings		—	203,766	126,386
Repayments of interest-bearing bank borrowings		(27,961)	(37,317)	(22,751)
Capital contributions from a non-controlling shareholder		—	67,232	—
Net cash flows (used in)/from financing activities		(27,961)	233,681	103,635
Net increase /(decrease) in cash and cash equivalents		70,802	295,051	(300,333)
Effect of foreign exchange rate changes, net		33,311	(19,619)	5,034
Cash and cash equivalents at 1 January		512,367	616,480	891,912
Cash and cash equivalents at 31 December		616,480	891,912	596,613

HEALTHY HARMONY HOLDINGS, L.P.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended 31 December 2016, 2017 and 2018
(Amounts in thousands of Renminbi (“RMB”) and U.S. Dollars (“US$”), except for number of limited partnership interest units and per unit data)
1.   General information
Healthy Harmony Holdings, L.P. (the “Partnership”) was established in Cayman Islands on 29 July 2013 as a limited partnership. Its registered office is located at Ugland House, PO Box 309, Grand Cayman, KY1-1104, Cayman Islands. Its sole general partner is Healthy Harmony GP, Inc. The Partnership and its subsidiaries (collectively referred to as the “Group”) operate healthcare facilities and provide healthcare services under the United Family Healthcare (“UFH”) brand in the People’s Republic of China (the “PRC”).
Information about subsidiaries
Particulars of the Partnership’s principal subsidiaries are as follows:
Entity name	Place and date of incorporation	Registered capital	Percentage of equity attributable to the Partnership		Principal activities
			Direct	Indirect
Chindex International, Inc.	Delaware, U.S. 17 June 2002	—	100%	—	Investment holding
Beijing United Family Health Center Co., Ltd.	PRC, 25 March 1996	US$2,980	—	100%	Healthcare services
Shanghai United Family Hospital, Co., Ltd.	PRC, 17 July 2002	US$4,120	—	100%	Healthcare services
Beijing United Family Hospital Management Co., Ltd.	PRC, 22 October 2002	RMB10,333	—	100%	Healthcare service
Guangzhou United Family Yue Xiu Clinic Co., Ltd.	PRC, 07 October 2008	RMB2,000	—	100%	Healthcare service
Beijing United Family Hospital Co., Ltd.	PRC, 28 July 2010	US$12,400	—	100%	Healthcare services
Tianjin United Family Hospital Co., Ltd.	PRC, 16 December 2010	US$6,000	—	100%	Healthcare services
Beijing United Family Rehabilitation Hospital Co., Ltd.	PRC, 14 February 2012	US$12,000	—	100%	Healthcare services
Qingdao United Family Hospital Co., Ltd.	PRC, 24 December 2013	US$9,600	—	100%	Healthcare services
Guangzhou United Family Hospital Co., Ltd.	PRC, 27 September 2016	US$40,000	—	100%	Healthcare service
Shanghai United Family Xincheng Hospital Co., Ltd.	PRC, 14 November 2016	US$33,000	—	70%	Healthcare service
2.   Basis of preparation and significant accounting policies
The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.
2.1   Basis of preparation
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), which comprise all standards and interpretations approved by the International

2.   Basis of preparation and significant accounting policies (continued)
2.1   Basis of preparation (continued)

Accounting Standards Board (“IASB”). All IFRSs effective for the accounting period commencing from 1 January 2018 including IFRS 15 Revenue from Contracts with Customers and IFRS 9 Financial Instruments, together with the relevant transitional provisions, have been consistently applied by the Group in the preparation of the financial statements throughout the periods presented.
These financial statements have been prepared under the historical cost convention. They are presented in Renminbi (“RMB”) and all values are rounded to the nearest thousand, unless otherwise stated.
Basis of consolidation
The consolidated financial statements include the financial statements of the Partnership and its subsidiaries for the years ended 31 December 2016, 2017 and 2018. A subsidiary is an entity, directly or indirectly, controlled by the Partnership. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee (i.e., existing rights that give the Group the current ability to direct the relevant activities of the investee).
When the Partnership has, directly or indirectly, less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:
(a)
the contractual arrangement with the other vote holders of the investee;

(b)
rights arising from other contractual arrangements; and

(c)
the Group’s voting rights and potential voting rights.

The financial statements of the subsidiaries are prepared for the same reporting period as the Partnership, using consistent accounting policies. The results of subsidiaries are consolidated from the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases.
Profit or loss and each component of other comprehensive income (“OCI”) are attributed to the owners of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.
The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control described above. A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. The Group did not lose control over a subsidiary during the periods presented.
If the Group loses control over a subsidiary, it derecognizes (i) the assets (including goodwill) and liabilities of the subsidiary, (ii) the carrying amount of any non-controlling interest and (iii) the cumulative translation differences recorded in equity; and recognizes (i) the fair value of the consideration received, (ii) the fair value of any investment retained and (iii) any resulting surplus or deficit in profit or loss. The Group’s share of components previously recognized in OCI is reclassified to profit or loss or retained profits, as appropriate, on the same basis as would be required if the Group had directly disposed of the related assets or liabilities.

2.   Basis of preparation and significant accounting policies (continued)
2.1   Basis of preparation (continued)

Going concern
As at 31 December 2018, the Group had net current liabilities amounting to RMB203,050. In preparing the financial statements, the directors of the Partnership have conducted an assessment over the Group’s going concern ability based on the current financial situation.
As part of the going concern assessment, the directors of the Partnership also evaluated the impact of the Proposed Transaction (Note 23), where New Frontier Corporation (“NFC”), a U.S. listed special purpose acquisition company, will indirectly acquire substantially all of the issued and outstanding equity interests of the Partnership (“Change in Control Event”). In accordance with the International Finance Corporation (“IFC”) loan agreement, the outstanding IFC loan amounting to RMB387,387 as of 31 December 2018 (“IFC Loan”) may be payable on demand upon the completion of the Change in Control Event. The Change in Control Event is subject to the approval of NFC’s shareholders and is expected to occur in the fourth quarter of the year ended 31 December 2019, which is subsequent to the issuance of the consolidated financial statements.
The directors of the Partnership have considered the Group’s available sources of funds as follows:
•
The Group’s expected net cash inflows from operating activities in 2019;

•
Other available sources of financing from banks and other financial institutions given the Group’s past experience and good credit standing; and

•
On 19 July 2019, NFC executed a binding financial support letter to provide US$100,000 (equivalent to approximately RMB686,000) to the Group upon the closing of the Proposed Transaction (the “Closing”), which will not be repayable or due to any creditor within 12 months of the Closing.

Based on the above, the directors of the Partnership believe that the Group has adequate resources to continue operations for the foreseeable future of not less than 12 months from 31 December 2018. The directors of the Partnership therefore are of the opinion that it is appropriate to adopt the going concern basis in preparing the consolidated financial statements.
2.2   Standards issued but not yet effective
The Group has not applied the following new and revised IFRSs, that have been issued but are not yet effective, in these financial statements.
Amendments to IFRS 3	Definition of a Business(2)
Amendments to IFRS 9	Prepayment Features with Negative Compensation(1)
Amendments to IFRS 10 and IAS 28 (2011)	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture(4)
IFRS 16	Leases(1)
IFRS 17	Insurance Contracts(3)
Amendments to IAS 1 and IAS 8	Definition of Material(2)
Amendments to IAS 19	Plan Amendment, Curtailment or Settlement(1)
Amendments to IAS 28	Long-term interests in associates and joint ventures(1)
IFRIC-Int 23	Uncertainty over Income Tax Treatment(1)
Annual Improvements 2015 – 2017 Cycle (issued in December 2017)	Amendments to IFRS 3, IFRS 11, IAS 12 and IAS 23(1)

(1)
Effective for annual periods beginning on or after 1 January 2019

2.   Basis of preparation and significant accounting policies (continued)
2.2   Standards issued but not yet effective (continued)

(2)
Effective for annual periods beginning on or after 1 January 2020

(3)
Effective for annual periods beginning on or after 1 January 2021

(4)
No mandatory effective date yet determined but available for adoption

Further information about those IFRSs that are expected to be applicable to the Group is described below.
Amendments to IFRS 3 clarify and provide additional guidance on the definition of a business. The amendments clarify that for an integrated set of activities and assets to be considered a business, it must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output. A business can exist without including all of the inputs and processes needed to create outputs. The amendments remove the assessment of whether market participants are capable of acquiring the business and continue to produce outputs. Instead, the focus is on whether acquired inputs and acquired substantive processes together significantly contribute to the ability to create outputs. The amendments have also narrowed the definition of outputs to focus on goods or services provided to customers, investment income or other income from ordinary activities. Furthermore, the amendments provide guidance to assess whether an acquired process is substantive and introduce an optional fair value concentration test to permit a simplified assessment of whether an acquired set of activities and assets is not a business. The Group expects to adopt the amendments prospectively from 1 January 2020. The amendments are not expected to have any significant impact on the Group’s consolidated financial statements.
Under IFRS 9, a debt instrument can be measured at amortized cost or at fair value through OCI, provided that the contractual cash flows are ‘solely payments of principal and interest on the principal amount outstanding’ (the “SPPI” criterion) and the instrument is held within the appropriate business model for that classification. The amendments to IFRS 9 clarify that a financial asset passes the SPPI criterion regardless of the event or circumstance that causes the early termination of the contract and irrespective of which party pays or receives reasonable compensation for the early termination of the contract. The amendments should be applied retrospectively and are effective from 1 January 2019, with earlier application permitted. These amendments have no impact on the Group’s consolidated financial statements.
Amendments to IFRS 10 and IAS 28 address an inconsistency between the requirements in IFRS 10 and in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The amendments require a full recognition of a gain or loss when the sale or contribution of assets between an investor and its associate or joint venture constitutes a business. For a transaction involving assets that do not constitute a business, a gain or loss resulting from the transaction is recognized in the investor’s profit or loss only to the extent of the unrelated investor’s interest in that associate or joint venture. The amendments are to be applied prospectively. The previous mandatory effective date of amendments to IFRS 10 and IAS 28 was removed by the IASB in January 2016 and a new mandatory effective date will be determined after the completion of a broader review of accounting for associates and joint ventures. However, the amendments are available for adoption now. The amendments are not expected to have any significant impact on the Group’s consolidated financial statements.
IFRS 16 replaces IAS 17 Leases, IFRIC-Int 4 Determining whether an Arrangement contains a Lease, SIC-Int 15 Operating Leases — Incentives and SIC-Int 27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to recognize assets and liabilities for most leases. The standard includes two elective recognition exemptions for lessees — leases of low-value assets and short-term leases. At the commencement date of a lease, a lessee will recognize a liability to make lease payments (i.e., the lease liability) and an asset representing the right to use the underlying asset during the lease term (i.e., the right-of-use asset). The right-of-use asset is subsequently measured at cost less

2.   Basis of preparation and significant accounting policies (continued)
2.2   Standards issued but not yet effective (continued)

accumulated depreciation and any impairment losses unless the right-of-use asset meets the definition of investment property in IAS 40, or relates to a class of property and equipment to which the revaluation model is applied. The lease liability is subsequently increased to reflect the interest on the lease liability and reduced for the lease payments. Lessees will be required to separately recognize the interest expense on the lease liability and the depreciation expense on the right-of-use asset. Lessees will also be required to remeasure the lease liability upon the occurrence of certain events, such as change in the lease term and change in future lease payments resulting from a change in an index or rate used to determine those payments. Lessees will generally recognize the amount of the remeasurement of the lease liability as an adjustment to the right-of-use asset. Lessor accounting under IFRS 16 is substantially unchanged from the accounting under IAS 17. Lessors will continue to classify all leases using the same classification principle as in IAS 17 and distinguish between operating leases and finance leases. IFRS 16 requires lessees and lessors to make more extensive disclosures than under IAS 17. Lessees can choose to apply the standard using either a full retrospective or a modified retrospective approach.
The Group plans to adopt the modified retrospective approach to recognize the cumulative effect of initial adoption as an adjustment to the opening balance of accumulated deficit at 1 January 2019 and will not restate the comparatives. The Group will measure the lease liability at the present value of the remaining lease payments, discounted using the Group’s incremental borrowing rate at the date of initial application. The right-of-use asset will be measured at the amount of the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to the lease recognized in the statement of financial position immediately before the date of initial application. The Group plans to use the exemptions allowed by the standard on lease contracts whose lease terms end within 12 months as of the date of initial application.
As disclosed in Note 19 to the consolidated financial statements, the Group’s total future minimum lease commitments under non-cancellable operating leases as of 31 December 2017 and 2018 was approximately RMB2,788,142 and RMB2,642,605, respectively. The Group is in the process of finalising their analysis on the impact of adoption of IFRS 16 and expects that a majority of these lease commitments will be recognized as right-of-use assets and lease liabilities in the consolidated statements of financial position. In addition, the depreciation and interest expenses recognized under IFRS 16 for the year ended 31 December 2019 is estimated to be higher than the lease and rental expenses recognized under IAS 17 historically because more lease contracts were entered into in recent years.
Amendments to IAS 1 and IAS 8 provide a new definition of material. The new definition states that information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements. The amendments clarify that materiality will depend on the nature or magnitude of information. A misstatement of information is material if it could reasonably be expected to influence decisions made by the primary users. The Group expects to adopt the amendments prospectively from 1 January 2020. The amendments are not expected to have any significant impact on the Group’s consolidated financial statements.
Amendments to IAS 28 clarify that the scope exclusion of IFRS 9 only includes interests in an associate or joint venture to which the equity method is applied and does not include long-term interests that in substance form part of the net investment in the associate or joint venture, to which the equity method has not been applied. Therefore, an entity applies IFRS 9, rather than IAS 28, including the impairment requirements under IFRS 9, in accounting for such long-term interests. IAS 28 is then applied to the net investment, which includes the long-term interests, only in the context of recognising losses of an associate or joint venture and impairment of the net investment in the associate or joint venture. The Group expects to adopt the amendments on 1 January 2019 and will assess its business model for such long-term interests based on the facts and circumstances that exist on 1 January 2019 using the transitional requirements in the amendments. The amendments are not expected to have any impact on the Group’s consolidated financial statements.
IFRIC-Int 23 addresses the accounting for income taxes (current and deferred) when tax treatments involve uncertainty that affects the application of IAS 12 (often referred to as “uncertain tax positions”).

2.   Basis of preparation and significant accounting policies (continued)
2.2   Standards issued but not yet effective (continued)

The interpretation does not apply to taxes or levies outside the scope of IAS 12, nor does it specifically include requirements relating to interest and penalties associated with uncertain tax treatments. The interpretation specifically addresses (i) whether an entity considers uncertain tax treatments separately; (ii) the assumptions an entity makes about the examination of tax treatments by taxation authorities; (iii) how an entity determines taxable profits or tax losses, tax bases, unused tax losses, unused tax credits and tax rates; and (iv) how an entity considers changes in facts and circumstances. The interpretation is to be applied retrospectively, either fully retrospectively without the use of hindsight or retrospectively with the cumulative effect of application as an adjustment to the opening equity at the date of initial application, without the restatement of comparative information. The Group expects to adopt the interpretation from 1 January 2019. The interpretation is not expected to have any significant impact on the Group’s consolidated financial statements.
2.3   Summary of significant accounting policies
Business combinations and goodwill
Business combinations are accounted for using the acquisition method. The consideration transferred is measured at the acquisition date fair value which is the sum of the acquisition date fair values of assets transferred by the Group, liabilities assumed by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. Acquisition-related costs are expensed as incurred.
When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.
Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred over the identifiable net assets acquired and liabilities assumed.
After initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. The Group performs its annual impairment test of goodwill as at 31 December. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units (“CGU”), or groups of CGUs, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units.
Impairment is determined by assessing the recoverable amount of the CGU (group of CGUs) to which the goodwill relates. Where the recoverable amount of the CGU (group of CGUs) is less than the carrying amount, an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.
Where goodwill has been allocated to a CGU (or group of CGUs) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on the disposal. Goodwill disposed of in these circumstances is measured based on the relative value of the operation disposed of and the portion of the CGU retained.
Intangible assets
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value at the date of acquisition. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are subsequently amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Intangible assets (continued)

Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of profit or loss.
Intangible assets with indefinite useful lives are tested for impairment annually either individually and at other times when any impairment indicator exists or at the CGU level. Such intangible assets are not amortized. The useful life of an intangible asset with an indefinite life is reviewed annually to determine whether the indefinite life assessment continues to be supportable. If not, the change in the useful life assessment from indefinite to finite is accounted for on a prospective basis.
Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statement of profit or loss when the asset is derecognized.
Brand
Brand acquired in a business combination was recognized at fair value at the acquisition date. The brand has an indefinite useful life and is carried at cost less accumulated impairment.
Contracts with insurers
Contracts with insurers acquired in a business combination were recognized at fair value at the acquisition date. The contracts with insurers have a finite useful life of 15 years and are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method over the expected life of the contracts with insurers.
Software
Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use specific software. These costs are amortized over their estimated useful lives, which do not exceed 10 years. Costs associated with maintaining computer software programmes are recognized as an expense as incurred.
Property and equipment
Property and equipment, other than construction in progress, are stated at cost less accumulated depreciation and any impairment losses. The cost of an item of property and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Expenditure incurred after items of property and equipment have been put into operation, such as repairs and maintenance, is normally charged to the statement of profit or loss in the period in which it is incurred. In situations where the recognition criteria are satisfied, the expenditure for a major inspection is capitalized in the carrying amount of the asset as a replacement. Where significant parts of property and equipment are required to be replaced at intervals, the Group recognizes such parts as individual assets with specific useful lives and depreciates them accordingly.
Depreciation is calculated on a straight-line basis to write off the cost of each item of property and equipment to its residual value over its estimated useful life. The principal estimated useful lives used for this purpose are as follows:
– Medical equipment	10 years
– Office equipment	3 years
– Furniture and vehicles	4 – 5 years
– Leasehold improvements	Shorter of the lease term or the assets’ useful life

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Property and equipment (continued)

Residual values, useful lives and the depreciation method are reviewed, and adjusted if appropriate, at least at each financial year end. An item of property and equipment including any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on disposal or retirement recognized in the statement of profit or loss in the year the asset is derecognized is the difference between the net sales proceeds and the carrying amount of the relevant asset.
Construction in progress (“CIP”) represents leasehold improvements under construction and equipment pending for installation, and is stated at cost less any impairment losses. Cost comprises construction expenditures, other expenditures necessary for the purpose of preparing the CIP for its intended use and those borrowing costs incurred before the asset is ready for its intended use that is eligible for capitalization. CIP is transferred to property and equipment when the CIP is ready for its intended use.
Impairment of non-financial assets
Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than inventories and financial assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or CGU’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the CGU to which the asset belongs. An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. The Group bases its impairment calculation on detailed budgets and forecast calculations, which are presented separately for each of the Group’s CGUs to which individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. A long-term growth rate is calculated and applied to project future cash flows after the fifth year. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to the statement of profit or loss in the period in which it arises.
For assets except for goodwill and indefinite lived intangible assets, an assessment is made at the end of each reporting period as to whether there is an indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount of the asset or CGU is estimated. A previously recognized impairment loss is reversed only if there has been a change in the estimates used to determine the recoverable amount of that asset, but not to an amount higher than the carrying amount that would have been determined (net of any depreciation/amortization) had no impairment loss been recognized for the asset in prior years. A reversal of such an impairment loss is credited to the statement of profit or loss in the period in which it arises.
Related parties
A party is considered to be related to the Group if:
(a)
the party is a person or a close member of that person’s family and that person

(i)
has control or joint control over the Group;

(ii)
has significant influence over the Group; or

(iii)
is a member of the key management personnel of the Group or of a parent of the Group;

or
(b)
the party is an entity where any of the following conditions applies:

(i)
the entity and the Group are members of the same group;

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Related parties (continued)

(ii)
one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

(iii)
the entity and the Group are joint ventures of the same third party;

(iv)
one entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v)
the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

(vi)
the entity is controlled or jointly controlled by a person identified in (a);

(vii)
a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and

(viii)
the entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

Leases
Leases where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Where the Group is the lessee, rentals payable under operating leases net of any incentives received from the lessor are charged to the statement of profit or loss on the straight-line basis over the lease terms.
Financial assets
Initial recognition and measurement
Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through OCI, and fair value through profit or loss.
The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient of not adjusting the effect of a significant financing component, the Group initially measures a financial asset at its fair value, plus in the case of a financial asset not at fair value through profit or loss, transaction costs. The Group’s trade receivables do not contain a significant financing component. Trade receivables are measured at the transaction price determined under IFRS 15 in accordance with the policies set out for “Revenue from contracts with customers” below.
In order for a financial asset to be classified and measured at amortized cost or fair value through OCI, it needs to give rise to cash flows that are SPPI on the principal amount outstanding.
The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.
Subsequent measurement
The subsequent measurement of financial assets depends on their classification as follows:
Financial assets at amortized cost
The Group measures financial assets at amortized cost if both of the following conditions are met:

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Financial assets (continued)

•
The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows.

•
The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortized cost are subsequently measured using the effective interest (“EIR”) method and are subject to impairment. Gains and losses are recognized in the statement of profit or loss when the asset is derecognized, modified or impaired.
The Group’s financial assets at amortized cost includes trade and other receivables, amounts due from related parties, restricted cash and cash and cash equivalents.
Derecognition
A financial asset is primarily derecognized (i.e., removed from the Group’s consolidated statement of financial position) when:
•
the rights to receive cash flows from the asset have expired; or

•
the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Impairment
The Group recognizes an allowance for expected credit loss (“ECL”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.
Simplified approach
For trade receivables and amounts due from related parties, the Group applies the simplified approach in calculating ECLs. Under the simplified approach, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.
Trade receivables
Trade receivables represents the Group’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration is due) for goods sold or services performed in the ordinary course of business. If collection of these receivables is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets.
Cash and cash equivalents
For the purpose of the consolidated statements of cash flows and the consolidated statements of financial position, cash and cash equivalents comprise of cash on hand and at banks.

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)

Interest income
Interest income is recognized on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.
Financial liabilities
Initial recognition and measurement
Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings, payables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate.
All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Group’s financial liabilities include trade payables, amounts due to related parties, interest-bearing bank borrowings and other financial liabilities.
Subsequent measurement
The subsequent measurement of financial liabilities depends on their classification as follows:
Loans and borrowings
After initial recognition, interest-bearing bank borrowings are subsequently measured at amortized cost, using the EIR method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognized in the statement of profit or loss when the liabilities are derecognized as well as through the EIR amortization process. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the statement of profit or loss.
Interest-bearing bank borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the end of the reporting period.
Derecognition
A financial liability is derecognized when the obligation under the liability is discharged or cancelled, or expires.
When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and a recognition of a new liability, and the difference between the respective carrying amounts is recognized in the statement of profit or loss.
Offsetting of financial instruments
Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.
Inventories
Inventories comprise of finished goods. Inventories are stated at the lower of cost and net realizable value. Cost is determined using the weighted average cost method. Net realizable value is the estimated selling price in the ordinary course of business, less any estimated costs to be incurred to disposal.

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)

Revenue from contracts with customers
Revenue from contracts with customers is recognized when control of the goods or services are transferred to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. A performance obligation represents a good and service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same.
Income tax
Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in OCI or directly in equity. Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.
Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.
Deferred tax liabilities are recognized for all taxable temporary differences, except:
•
when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of taxable temporary differences associated with investments in subsidiaries, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilised, except:
•
when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Income tax (continued)

Deferred tax assets and deferred tax liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.
Contract liabilities
A contract liability is the obligation to transfer goods or services to a customer for which the Group has received a consideration (or an amount of consideration that is due) from the customer. If a customer pays the consideration before the Group transfers goods or services to the customer, a contract liability is recognized when the payment is made or the payment is due (whichever is earlier). Contract liabilities are recognized as revenue when the Group performs obligations under the contract.
Trade payables
Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade payables are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.
Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the EIR.
Borrowing costs
Borrowing costs directly attributable to the acquisition, construction of qualifying assets, i.e., assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalized as part of the cost of those assets. The capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs capitalized. All other borrowing costs are expensed in the period in which they are incurred. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.
Dividend distribution
No dividend was paid or proposed during the periods presented, nor has any dividend been proposed since the end of the reporting period.
Share-based payments
The Group operates a share-based compensation scheme for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Employees (including directors) of the Group receive remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (“equity-settled transactions”).
The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined by an external valuer using a binomial model, further details of which are given in Note 17 to the financial statements.
The cost of equity-settled transactions is recognized in employee benefit expense, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for equity-settled transactions at the end of each reporting

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Share-based payments (continued)

period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The charge or credit to the statement of profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.
Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting conditions. Non-vesting conditions are reflected in the fair value of an award and lead to an immediate expensing of an award unless there are also service and/or performance conditions.
No expense is recognized for awards that do not ultimately vest because non-market performance and/or service conditions have not been met. Where awards include a market or non-vesting condition, the transactions are treated as vested irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.
Defined contribution plan
All eligible employees of the Group are entitled to staff welfare benefits including housing funds and social insurance through a PRC government-mandated multi-employer defined contribution plan. The Group is required to accrue for these benefits based on certain percentages of the qualified employees’ salaries. The Group is required to make contributions to the plans out of the amounts accrued. The PRC government is responsible for the medical benefits and the pension liability to be paid to these employees and the Group’s obligations are limited to the amounts contributed. The Group has no further payment obligations once the contributions have been paid. The Group recorded employee benefit expenses of RMB155,803, RMB174,582 and RMB200,970 for the year ended 31 December 2016, 2017 and 2018, respectively.
Operating segment information
The Group is principally engaged in the healthcare service business.
IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reporting about components of the Group that are regularly reviewed by the chief operating decision-maker in order to allocate resources to segments and to assess their performance. The information reported to the board of directors of the Partnership, which has been identified as the chief operating decision-maker, for the purpose of resource allocation and assessment of performance does not contain discrete operating segment financial information and the board of directors reviews the financial results of the Group as a whole. Therefore, no further information about the operating segment is presented.
Geographical information
During the periods presented, the Group operated within one geographical segment because all of its revenue was generated in the PRC and all of its long-term assets/capital expenditure were located/incurred in the PRC. Accordingly, no geographical segment information is presented.

2.   Basis of preparation and significant accounting policies (continued)
2.3   Summary of significant accounting policies (continued)
Operating segment information (continued)

Information about major customers
No revenue from services provided to a single customer amounted to 10% or more of the total revenue of the Group during the periods presented.
Foreign currencies
These consolidated financial statements are presented in RMB because the Group’s principal operations are carried out in the PRC. The Partnership’s functional currency is United States dollars (“USD”). Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. The Group uses the direct method of consolidation and on disposal of a foreign operation, the gain or loss that is reclassified to profit or loss reflects the amount that arises from using this method.
Transactions in foreign currencies are initially recorded by the Group’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognized in profit or loss. Tax charges and credits attributable to exchange differences on those monetary items are also recognized in OCI. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was measured. The gain or loss arising on translation of a non-monetary item measured at fair value is treated in line with the recognition of the gain or loss on change in fair value of the item (i.e., translation difference on the item whose fair value gain or loss is recognized in OCI or profit or loss is also recognized in OCI or profit or loss, respectively).
In determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which the Group initially recognizes the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, the Group determines the transaction date for each payment or receipt of advance consideration.
On consolidation, the assets and liabilities of foreign operations are translated into RMB at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognized in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognized in the statement of profit or loss.
Provision
A provision is recognized when a present obligation (legal or constructive) has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation. When the effect of discounting is material, the amount recognized for a provision is the present value at the end of the reporting period of the future expenditures expected to be required to settle the obligation. The increase in the discounted present value amount arising from the passage of time is included in finance costs in the statement of profit or loss.

3.   Critical accounting judgements and estimates
The preparation of the Group’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and their accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amounts of the assets or liabilities affected in the future.
The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below.
(a)
Impairment of non-financial assets — recoverable amount

In accordance with the Group’s accounting policy, each asset or CGU is evaluated in every reporting period to determine whether there are any indications of impairment. If any such indication exists, an estimate of the net recoverable amount is performed and an impairment loss is recognized to the extent that the carrying amount exceeds the recoverable amount. The recoverable amount of an asset or CGU of assets is measured at the higher of fair value less costs of disposal and value in use.
A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
Value in use is generally determined as the present value of the estimated future cash flows of those expected to arise from the continued use of the asset in its present form and its eventual disposal. Present values are determined using a risk-adjusted pre-tax discount rate appropriate to the risks inherent in the asset. Future cash flow estimates are based on expected sales volumes, selling prices (considering current and historical prices, price trends and related factors) and operating costs. This policy requires management to make these estimates and assumptions which are subject to risk and uncertainty; hence, there is a possibility that changes in circumstances will alter these projections, which may impact the net recoverable amounts of the assets. In such circumstances, some or all of the carrying value of the assets may be impaired and the impairment would be charged against profit or loss. The key assumptions used to determine the recoverable amount are disclosed and further explained in Notes 8 and 9.
(b)
Deferred tax assets

Deferred tax assets are recognized for unused tax losses and deductible temporary differences, such as the provision for impairment of receivables and accruals of expenses not yet deductible for tax purposes, to the extent that it is probable that taxable profits will be available against which the losses and deductible temporary difference can be utilized. Significant management judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies.
The Group has unused tax losses relating to certain subsidiaries that have a history of losses. These subsidiaries neither have any taxable temporary difference nor any tax planning opportunities available that could partly support the recognition of these losses as deferred tax assets. On this basis, the Group has determined that it cannot recognize deferred tax assets for unused tax losses relating to these loss-making subsidiaries.

4.   Revenue from contracts with customers
(i)
Disaggregated revenue information

For the years ended 31 December:
	2016	2017	2018
Type of goods or services
Healthcare services	1,668,573	1,822,065	2,045,013
Others	6,787	5,815	13,766
Total revenue from contracts with customers	1,675,360	1,827,880	2,058,779
Timing of revenue recognition:
At a point in time	992,071	1,093,043	1,275,375
Over time	683,289	734,837	783,404
Total revenue from contracts with customers	1,675,360	1,827,880	2,058,779
Movement of contract liabilities is as follows:
	2017	2018
At the beginning of year	159,696	225,560
Revenue recognized that was included in the contract liabilities at the beginning of the year	(122,892)	(170,113)
Increases due to cash received, excluding amounts recognized as revenue during the year	188,756	246,372
At the end of year	225,560	301,819
There was no revenue recognized during the periods presented relating to performance obligations satisfied in previous periods.
Contract liabilities represent short-term advances received from customers for healthcare services. The increase in contract liabilities in 2017 and 2018 is a result of the increase in advances received from the Group’s customers during the year.
(ii)
Performance obligations

Information about the Group’s performance obligations is summarised below:
Healthcare services
Revenues are recognized when the Group’s obligation to provide healthcare services is satisfied. The contractual relationships with patients, in majority of the cases, also involve a third-party insurance company payor.
For inpatient services, the patients receive treatments that include various components that are all highly interdependent, and therefore, are regarded as one performance obligation. The performance obligation is satisfied over time as the patient simultaneously receives and consumes the benefits of the inpatient services provided. The Group has a right to consideration from its patients in an amount that corresponds directly with the value to the patient of the Group’s performance completed to date (calculated based on fixed pre-determined treatment prescriptions). Therefore, revenue for inpatient services are recognized in the amount to which the Group has a right to invoice on a daily basis.
Revenue for outpatient services is recognized at a point in time because the performance obligations are generally satisfied over a period of less than one day.

4.   Revenue from contracts with customers (continued)
(ii)
Performance obligations (continued)

Others
Revenue from goods such as gift shop merchandise, and food and beverage items are recognized at a point in time, generally upon delivery of the goods to the customer. Revenue from services such as hospital management consulting and training services, and matron services is recognized on a straight-line basis because the customer simultaneously receives and consumes the benefits provided by the Group evenly throughout the performance period.
The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at 31 December 2017 and 2018 are as follows:
	2017	2018
Within one year	170,113	262,733
More than one year	55,447	39,086
	225,560	301,819
The performance obligations expected to be recognized in more than one year relate to rendering of treatment packages that are to be satisfied within three years. All the other remaining performance obligations are satisfied in one year or less at the end of each year.
5.   Salaries, wages and benefits
	2016	2017	2018
Salaries, wages, bonus, and allowances	719,081	800,281	923,782
Housing funds	61,458	64,953	71,632
Social insurance expenses	94,345	109,629	129,338
Welfare and other expenses	30,832	42,692	44,568
Share-based compensation (Note 17)	33,286	22,850	18,418
	939,002	1,040,405	1,187,738
6.   Finance income and costs
An analysis of finance income and costs is as follows:
	2016	2017	2018
Finance costs:
Interest expense	9,905	15,606	27,928
Others	219	45	—
	10,124	15,651	27,928
Less: interest capitalized	—	(2,243)	(8,508)
	10,124	13,408	19,420
Finance income:
Interest income	1,165	1,862	2,543
Finance costs, net	8,959	11,546	16,877

7.   Income tax
The Group is subject to income tax on an entity basis on profits arising in or derived from the tax jurisdictions in which members of the Group are domiciled and operate.
Pursuant to the rules and regulations of the Cayman Islands, the Partnership is not subject to any income tax.
As a result of the United States (“U.S.”) tax regulations amendments, the federal statutory income tax rate for the Group’s U.S. subsidiary is 35%, 35% and 21%, for the year ended 31 December 2016, 2017 and 2018, respectively. Dividends payable by the Group’s U.S. subsidiary, to non-U.S. resident enterprises shall be subject to 30% withholding tax.
Taxes on profits assessable in the PRC have been calculated at the prevailing tax rates, based on existing legislation, interpretations and practices in respect thereof. Pursuant to the PRC Enterprise Income Tax (“EIT”) Law effective on 1 January 2008, the PRC corporate income tax rate of the Group’s subsidiaries operating in the PRC for the periods presented is 25% on their taxable profits. Dividends, interests, rent or royalties payable by the Group’s PRC entities, to non-PRC resident enterprises, and proceeds from any such non-resident enterprise investor’s disposition of assets (after deducting the net value of such assets) shall be subject to 10% EIT, namely withholding tax, unless the respective non-PRC resident enterprise’s jurisdiction of incorporation has a tax treaty or arrangements with the PRC that provides for a reduced withholding tax rate or an exemption from withholding tax.
	2016	2017	2018
Current income tax expense
Charge for the year	49,597	68,033	68,918
(Over)/under-provision in prior period	(8)	(72)	49
Deferred tax expense/(benefit)	12,507	(1,196)	(9,218)
	62,096	66,765	59,749
A reconciliation of the tax expense applicable to profit before tax at the statutory rates for the jurisdictions in which the majority of the Group’s subsidiaries are domiciled to the tax expense at the effective tax rates, and a reconciliation of the applicable rates (i.e., the statutory tax rates) to the effective tax rates, are as follows:
	2016	2017	2018
Profit/(loss) before tax	59,869	68,356	(94,297)
Tax expense calculated at the statutory tax rate of 25%	14,967	17,089	(23,574)
Effect of differing tax rates in different jurisdictions	10,269	283	986
Non-taxable income	(1,575)	(1,735)	(2,221)
Non-deductible expenses	8,921	15,669	14,675
Utilization of previously unrecognized tax losses	(3,134)	(47,588)	(5,872)
Utilization of previously unrecognized deductible temporary differences	(832)	(2,309)	(567)
Unrecognized deductible temporary differences	8,581	199	21,870
Unrecognized tax losses for the year	24,050	32,827	55,463
Adjustments in respect of current tax of the previous period	(8)	(72)	49
Effect of U.S. Tax Cut and Jobs Act (“TCJA”) transition tax*	—	45,907	—
Effect of non-U.S. operations*	—	—	(1,834)
PRC withholding tax	857	6,495	774
Income tax expense	62,096	66,765	59,749

*
Due to enactment of the TCJA in December 2017, there is a one-time mandatory transition tax impact on accumulated non-U.S. operations recognized during 2017. For subsequent periods, the current year tax impact of non-U.S. operations will be recognized in the respective current year period.

8.   Property and equipment
	Leasehold improvements	Medical equipment	Office equipment	Furniture and vehicles	CIP	Total
At 1 January 2017
Cost	788,154	398,925	52,224	20,250	16,961	1,276,514
Accumulated depreciation	(266,918)	(149,739)	(35,138)	(12,134)	—	(463,929)
Net carrying amount	521,236	249,186	17,086	8,116	16,961	812,585
At 1 January 2017, net of accumulated depreciation	521,236	249,186	17,086	8,116	16,961	812,585
Additions	22,537	40,358	11,509	4,474	278,533	357,411
Transfers	150	—	—	—	(150)	—
Disposals	—	(155)	(48)	(40)	—	(243)
Depreciation	(53,489)	(38,138)	(9,914)	(3,640)	—	(105,181)
At 31 December 2017, net of accumulated depreciation	490,434	251,251	18,633	8,910	295,344	1,064,572
At 31 December 2017 and 1 January 2018
Cost	801,344	437,778	62,815	23,994	295,344	1,621,275
Accumulated depreciation	(310,910)	(186,527)	(44,182)	(15,084)	—	(556,703)
Net carrying amount	490,434	251,251	18,633	8,910	295,344	1,064,572
At 31 December 2017 and 1 January 2018, net of accumulated depreciation	490,434	251,251	18,633	8,910	295,344	1,064,572
Additions	66,538	182,612	34,163	7,999	666,701	958,013
Transfers	566,658	982	—	—	(567,640)	—
Disposals	(3)	(308)	(13)	(9)	—	(333)
Depreciation	(67,254)	(44,706)	(12,068)	(3,299)	—	(127,327)
At 31 December 2018, net of accumulated depreciation	1,056,373	389,831	40,715	13,601	394,405	1,894,925
At 31 December 2018
Cost	1,434,467	615,530	96,493	31,882	394,405	2,572,777
Accumulated depreciation	(378,094)	(225,699)	(55,778)	(18,281)	—	(677,852)
Net carrying amount	1,056,373	389,831	40,715	13,601	394,405	1,894,925
Interest expenses arising from borrowings attributable to the construction of healthcare facility leasehold improvements capitalized during the years ended 31 December 2017 and 2018 were RMB2,243 and RMB8,508, respectively, and were included in additions to CIP. The rate used to determine the amount of borrowing costs eligible for capitalization was 6.18% to 6.19% and 7.10% to 7.39% for 2017 and 2018, respectively, which is the EIR of the specific borrowing.
Impairment testing of property and equipment
When any indicators of impairment are identified, property and equipment are reviewed for impairment based on each CGU. The CGU is assessed at an individual city level in the PRC where the Group operates its hospitals and clinics. All the hospitals and clinics within the individual city maintain centralized patient records; use the same appointment reservation and accounting system; share resources including doctors, nurses, medical equipments; and refer patients across the hospitals and clinics within the same city. The carrying values of these CGUs were compared to the recoverable amounts of the CGUs, which were based predominantly on value in use. Value-in-use calculations use pre-tax cash flow projections based on financial budgets approved by management covering a five-year period. Other key assumptions applied in the impairment testing include the expected price of healthcare services, demand for the services,

8.   Property and equipment (continued)
Impairment testing of property and equipment (continued)

service costs and related expenses. Management determined these key assumptions based on past performance and their expectations on market development. Further, the Group adopted a pre-tax and non-inflation rate of 13.2% and 13.1% in 2017 and 2018, respectively, that reflects specific risks related to the CGUs as discount rates.
There was only one CGU with an indicator of impairment identified during the periods presented. Based on the impairment assessments, the directors of the Partnership are of the view that there was no impairment during the periods presented.
9.   Intangible assets
	Brand	Contracts with insurers	Software	Total
At 1 January 2017
Cost	992,500	92,500	52,316	1,137,316
Accumulated amortization	—	(13,875)	(25,712)	(39,587)
Net carrying amount	992,500	78,625	26,604	1,097,729
Cost at 1 January 2017, net of accumulated amortization	992,500	78,625	26,604	1,097,729
Additions	—	—	4,552	4,552
Amortization	—	(6,166)	(4,561)	(10,727)
At 31 December 2017	992,500	72,459	26,595	1,091,554
At 1 January 2018
Cost	992,500	92,500	56,868	1,141,868
Accumulated amortization	—	(20,041)	(30,273)	(50,314)
Net carrying amount	992,500	72,459	26,595	1,091,554
Additions	—	—	12,693	12,693
Disposals	—	—	(22)	(22)
Amortization	—	(6,167)	(5,145)	(11,312)
At 31 December 2018	992,500	66,292	34,121	1,092,913
Cost	992,500	92,500	69,511	1,154,511
Accumulated amortization	—	(26,208)	(35,390)	(61,598)
Net carrying amount	992,500	66,292	34,121	1,092,913
Impairment testing of goodwill and intangible assets with indefinite lives
For impairment testing, goodwill and brand are allocated to the consolidated Group, which is the sole operating segment and also represents the lowest level within the Group at which the goodwill and brand are monitored for internal management purposes. The recoverable amount of the consolidated group is determined based on value-in-use calculations.
These calculations use pre-tax cash flow projections based on financial budgets approved by management covering a five-year period. Cash flows beyond the five-year period are extrapolated using an estimated growth rate that does not exceed the long-term average growth rate for healthcare services. Other key assumptions applied in the impairment testing include the expected price of healthcare services, demand for the services, service costs and related expenses. Management determined these key assumptions based on past performance and their expectations on market development. Furthermore, the Group adopted a pre-tax rate of 13.2% and 13.1% for 2017 and 2018, respectively, that reflects specific risks related

9.   Intangible assets (continued)
Impairment testing of goodwill and intangible assets with indefinite lives (continued)

to the Group as the discount rate. Management believes that any reasonably possible change in any of these assumptions would not cause the carrying amount of the Group to exceed its recoverable amount. Management are also of the view that, based on their assessment, there was no impairment during the periods presented.
10.   Inventories
	2017	2018
Pharmacy inventory	19,014	33,195
Hospital consumables	16,603	20,814
Others	4,204	3,301
	39,821	57,310
No impairment was recognized as an expense for inventories carried at net realizable value during 2017 and 2018.
11.   Trade receivables
	2017	2018
Trade receivables	233,858	256,423
Impairment	(72,347)	(75,296)
	161,511	181,127
The Group assesses a patient’s ability to pay based on the patient’s financial capacity and intention to pay considering all relevant facts and circumstances, including pre-clearing with the patient’s respective insurance company, and past experiences with that patient or patient class. For certain patient classes, the Group requires substantial upfront deposits or full payment before the patient is discharged. Therefore, the Group concludes that collectability is probable for each patient based on its procedures performed prior to accepting each patient and on its historical experience with each patient class while also accepting that there is some credit risk inherent with some patient classes. Trade receivables are non-interest bearing and are generally on terms of 30 to 90 days. The trade receivables are predominantly due from creditworthy insurance companies. The remaining debtors are individual patients. The Group does not hold any collateral as security. There is no concentration of credit risk with respect to trade receivables because no individual debtor contributed more than 10% of the Group’s trade receivables.
An aging analysis of trade receivables at the end of reporting periods, net of loss allowance is as follows:
	2017	2018
Within 3 months	119,039	126,291
3 months – 6 months	18,900	28,915
6 months – 9 months	12,522	14,052
9 months – 1 year	4,582	5,954
1 – 2 years	4,971	4,169
2 – 3 years	1,497	1,746
	161,511	181,127

11.   Trade receivables (continued)

The movements in the loss allowance for impairment of trade receivables are as follows:
	2017	2018
At beginning of year	71,564	72,347
Impairment losses	16,571	16,329
Amount written off as uncollectible	(15,788)	(13,380)
At end of year	72,347	75,296
An impairment analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The Group’s expected credit losses are concentrated in the individual patient debtor class. The provision rates are based on days past due for customers for groupings of patients that have shared credit risk characteristics. The calculation reflects the supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Trade receivables are written off if past due for more than three years.
Set out below is the information about the credit risk exposure on the Group’s trade receivables using a provision matrix:
		Past due
31 December 2017	Within 3 months	3 – 6 months	6 – 9 months	9 – 12 months	1 – 2 years	2 – 3 years	Total
Expected credit loss rate	7.46%	22.22%	41.41%	64.18%	81.74%	92.34%
Gross carrying amount	128,635	24,299	21,372	12,792	27,223	19,537	233,858
Expected credit losses	9,596	5,399	8,850	8,210	22,252	18,040	72,347
		Past due
31 December 2018	Within 3 Months	3 – 6 months	6 – 9 months	9 – 12 months	1 – 2 years	2 – 3 years	Total
Expected credit loss rate	7.39%	21.41%	36.57%	50.00%	86.10%	90.91%
Gross carrying amount	136,368	36,792	22,153	11,908	29,991	19,211	256,423
Expected credit losses	10,077	7,877	8,101	5,954	25,822	17,465	75,296
12.   Cash and cash equivalents
	Notes	2017	2018
Cash and bank balances	(a)	891,912	596,613
Cash and cash equivalents		891,912	596,613
Restricted cash
Current	(b)	19,921	26,272
Non-current	(b)	8,418	350
Restricted cash		28,339	26,622

Notes:
(a)
Cash and cash equivalents amounting to RMB422,267 and RMB285,733 at 31 December 2017 and 2018 were denominated in US$, respectively.

(b)
Restricted cash represented deposits pledged for interest-bearing bank borrowings.

Cash at banks earns interest at floating rates based on daily bank deposit rates. The bank balances and restricted cash are deposited with creditworthy banks with no recent history of default.

13.   Accrued expenses and other current liabilities
	2017	2018
Payables for purchases of property and equipment (Note 18)	26,081	457,811
Payroll and welfare payable	97,293	109,256
Accrued expenses	74,817	79,588
Accrued rent	37,802	62,905
Withholding tax, value added taxes and surcharges payable	22,948	24,448
Interest payable	5,239	11,292
Others	5,301	4,930
	269,481	750,230
14.   Interest-bearing bank borrowings
	2017	2018
Current
– Secured	21,430	20,205
Non-current
– Secured	258,103	387,387
	279,533	407,592

	2017	2018
Maturity profile of the bank borrowings:
Within 1 year	21,430	20,205
Between 1 and 2 years	19,756	43,525
Between 2 and 5 years	125,905	200,879
Over 5 years	112,442	142,983
	279,533	407,592

(a)
The interest-bearing bank borrowings were all US$ denominated. The weighted average annual interest rate for the year ended 31 December 2017 and 2018 was 2.15% to 6.79%, and 2.15% to 7.82%, respectively.

(b)
All the bank borrowings are secured by:

	2017	2018
Restricted cash	15,095	5,277
Equity interest in subsidiaries	264,438	402,315
	279,533	407,592
(c)
The Group had unutilized banking facilities of RMB196,026 (US$30,000) and RMB68,632 (US$10,000) available at 31 December 2017 and 2018, respectively.

15.   Deferred tax
The movements in deferred tax assets and liabilities are as follows:
Deferred tax assets:
	Tax loss	Impairment of trade receivables	Accrued expenses	Property and equipment	Others	Total
At 1 January 2017	7,959	27,770	11,056	2,582	965	50,332
(Debited)/credited to income statement	(4,428)	1,674	1,693	(172)	156	(1,077)
At 31 December 2017	3,531	29,444	12,749	2,410	1,121	49,255
(Debited)/credited to income statement	(763)	1,724	7,187	(273)	(314)	7,561
At 31 December 2018	2,768	31,168	19,936	2,137	807	56,816
Deferred tax liabilities:
	Brand	Contracts with insurers	Property and equipment	Others	Total
At 1 January 2017	(248,125)	(19,656)	(1,458)	(473)	(269,712)
Credited to income statement	—	1,542	383	348	2,273
At 31 December 2017	(248,125)	(18,114)	(1,075)	(125)	(267,439)
Credited/(debited) to income statement	—	1,542	280	(165)	1,657
At 31 December 2018	(248,125)	(16,572)	(795)	(290)	(265,782)
For presentation purposes, certain deferred tax assets and liabilities have been offset in the statement of financial position. The offset amounts are as follows:
	2017	2018
Deferred tax assets	49,255	56,816
Offset with deferred tax liabilities	(1,199)	(1,084)
Net deferred tax assets recognized in the consolidated statement of financial position	48,056	55,732

	2017	2018
Deferred tax liabilities	(267,439)	(265,782)
Offset with deferred tax assets	1,199	1,084
Net deferred tax liabilities recognized in the consolidated statement of financial position	(266,240)	(264,698)
Deferred tax assets have not been recognized in respect of the following items:
	2017	2018
Tax losses	499,724	631,930
Deductible temporary differences	4,634	89,846
	504,358	721,776
Pursuant to the PRC EIT Law, 10% withholding tax is levied on dividends declared to foreign investors from the foreign investment enterprises established in PRC. The requirement is effective from 1 January 2008 and applies to earnings after 31 December 2007. At 31 December 2017 and 2018, no deferred tax has been recognized for withholding taxes that would be payable on the unremitted earnings that are subject to withholding taxes of the Partnership and the Group’s subsidiaries established in PRC. In the opinion of the directors of the Partnership, the Group’s earnings will be retained in PRC for the

15.   Deferred tax (continued)

expansion of the Group’s operations, so it is not probable that these subsidiaries will distribute such earnings in the foreseeable future. The aggregate amounts of temporary differences associated with investments in subsidiaries in PRC for which deferred tax liabilities have not been recognized totaled approximately RMB17,365 and RMB20,452 as at 31 December 2017 and 2018, respectively. Deferred income tax assets are recognized for tax losses carried-forward to the extent that realization of the related tax benefit through future taxable profits is probable. The Group did not recognize deferred income tax assets of RMB124,931 and RMB157,983 in 2017 and 2018 in respect of certain PRC subsidiaries’ accumulated tax losses of RMB499,724 and RMB631,930 as at 31 December 2017 and 2018 that can be carried forward against future taxable income and will expire between 2018 and 2022, and 2019 and 2023, respectively.
16.   Related party transactions
Name of Related Parties	Relationship with the Group
TPG Healthy, L.P. (“TPG”)	Limited Partnership interests (“LP interests”) holder
Fosun Industrial Co., Limited (“Fosun”)	LP interests holder
Chindex Medical Limited (“CML”)	Affiliate of Fosun
Ample Up Limited (“Ample”)	Affiliate of Fosun
Shanghai Fuji Medical Equipment Co., Limited (“Fuji”)	Affiliate of Fosun
a)
Related party transactions

	2016	2017	2018
Purchases of medical equipment from Ample and CML	2,730	2,770	882
Purchases of medical services from Fuji	—	—	1,006
Management consulting services from TPG and Fosun	3,733	3,715	3,637
Advances to senior executives	—	14,000	14,705
Gain on disposal of CML(i)	—	29,618	—

(i)
On 7 April 2017, the Group disposed all of its 30% equity interests in CML to Ample for a cash consideration of RMB263,589 resulting in a gain on disposal amounting to RMB29,618. The total cash consideration was determined based on a valuation report performed by an independent qualified valuer. On 21 December 2018, the Group liquidated Chindex Medical Holdings, Ltd. (“CMH”), the holding company of CML. The Group uses the direct method of consolidation and on liquidation of CMH, a foreign operation, comprehensive income amounting to RMB26,429 was reclassified to profit or loss.

16.   Related party transactions (continued)

b)
Related party balances

	2017	2018
Amounts due from related parties:
Senior executives(i)	14,000	28,705
CML	223	3,965
	14,223	32,670
Amounts due to related parties:
Fuji	—	781
CML	113	1,032
TPG and Fosun	587	728
	700	2,541

(i)
The Partnership provided interest bearing advances to senior executives, which will be fully repaid by the senior executives upon the completion of the Proposed Transaction (Note 23). Interest income of nil, RMB45 and RMB304, respectively, were recorded as interest income during the years ended 31 December 2016, 2017 and 2018, respectively.

All the balances due from related parties as of 31 December 2017 and 2018 were unsecured, and neither past due nor impaired. The credit quality of due from related parties is assessed by reference to the counterparties’ default history. Based on past experience, the directors of the Partnership are of the opinion that no provision for impairment is necessary in respect of these balances as there has not been a significant change in credit quality and the balances are still considered recoverable for the periods presented.
c)
Compensation of key management personnel of the Group

	2016	2017	2018
Short term employee benefits	15,694	13,415	16,526
Post-employment benefits	132	101	140
Share-based compensation expense	24,330	18,884	13,062
Total compensation paid to key management personnel	40,156	32,400	29,728
17.   Share-based payments
The Partnership adopted a share incentive plan on 29 September 2014 (the “Plan”) for the purposes of providing incentives and rewards to the Partnership’s employees. The Plan is administered by Healthy Harmony GP, Inc., the general partner of the Partnership. The total number of share options and restricted share units (“RSUs”) (collectively “Awards”) can be granted under the Plan is 2,073,468. All options, whether vested or unvested, and RSUs shall expire on the tenth anniversary of their grant date. There are no cash settlement alternatives. The Group does not have a past practice of cash settlement for these Awards.
Share options
50% of the options granted generally vest in five equal installments over a service period, while the remaining 50% of the options vest if and when the Group’s specified performance conditions, including EBITDA targets are met (non-market condition), or if a fixed targeted return on the LP interests is achieved (market condition).

17.   Share-based payments (continued)
Share options (continued)

The exercise price of the share options on the date of grant shall never be less than US$24 per unit of LP interest (“LP interest unit”). The movement of the share options granted to employees of the Group under the Plan are as follows:
	2016		2017		2018
	Weighted average exercise price per share	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share	Number of options
At 1 January	24.0	1,139,520	24.0	1,144,840	24.0	1,140,040
Granted during the year	24.3	65,790	—	—	28.4	66,000
Forfeited during the year	24.0	(60,470)	24.0	(4,800)	24.0	(55,920)
At 31 December	24.0	1,144,840	24.0	1,140,040	24.3	1,150,120
Exercisable at the end of the year		284,104		426,248		562,948
The weighted average fair value of share options granted under the Plan during the year of 2016 and 2018 was US$5.96 and US$16.89, respectively. No share options under the Plan were expired or exercised during the periods presented. The weighted average remaining contractual life for the share options outstanding as at 31 December 2016, 2017 and 2018 was 8.09 years, 7.09 years and 6.25 years, respectively. The range of exercise periods for options outstanding at the end of the year of 2016, 2017 and 2018 was 30 September 2015 to 30 September 2026, 30 September 2015 to 30 September 2026 and 30 September 2015 to 31 March 2028, respectively. The range of exercise prices for options outstanding at the end of the year of 2016, 2017 and 2018 was US$24.0 to US$26.4, US$24.0 to US$26.4 and US$24.0 to US$28.8, respectively.
The fair value of the share options is estimated using a binomial option pricing model, taking into account the terms and conditions on which the share options were granted. The following tables list the inputs to the models used for the share options granted under the Plan:
	2016	2018
Expected volatility (%)	40.1%	40.2%
Exercise multiple	2.8	2.8
Risk-free interest rate (%)	2.10%	3.12%
Fair value of LP interest unit (US$)	17.91	32.81
The exercise multiple was estimated as the average ratio of the fair value of LP interest unit to the exercise price of when employees would decide to voluntarily exercise their vested options. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.
RSUs
The RSUs generally vest if and when the Group’s specified perfomance conditions, including EBITDA targets are met (non-market condition), or if a fixed targeted return on the LP interests is achieved (market condition).

17.   Share-based payments (continued)
RSUs (continued)

The movement of the RSUs granted to the employees of the Group during the year ended 31 December 2016, 2017 and 2018 are as follows:
	2016	2017	2018
At 1 January	644,760	647,420	645,020
Granted during the year	32,895	—	27,000
Forfeited during the year	(30,235)	(2,400)	(27,960)
At 31 December	647,420	645,020	644,060
The weighted average fair value of RSUs granted during the year of 2016 and 2018 was US$17.91 and US$32.81, respectively. The fair value of a RSU is equal to the fair value of the underlying limited partner interests on the date of grant. No RSUs under the Plan were expired during the periods presented. The weighted average remaining contractual life for the share options outstanding as at 31 December 2016, 2017 and 2018 was 8.08 years, 7.08 years and 6.19 years, respectively.
Others
In 2014, the Group granted share options and RSUs to senior executives that contain service vesting conditions. The share options and RSUs generally will become vested either (i) immediately upon grant; or (ii) vest over a one to four year period. The share options and RSUs were accounted for as equity awards and expenses related to these share options amounted to US$100, US$100 and US$nil, respectively, for the years ended 31 December 2016, 2017 and 2018, respectively. 1,093, 165,422 and 132,360 awards, were exercised during the years ended 31 December 2016, 2017 and 2018, respectively.
The share-based compensation expense recognized for all the above-mentioned equity-settled share-based payment transactions amounted to RMB33,286, RMB22,850 and RMB18,418, respectively, for the years ended 31 December 2016, 2017 and 2018, respectively. There were no cancellations or modifications to any of the awards during the periods presented.
18.   Notes to the consolidated statement of cash flows
(a)
Major non-cash transactions during the periods presented are as follows:

	2016	2017	2018
Purchase of property, equipment, and intangible assets included in accrued expenses and other current liabilities (Note 13)	14,065	26,081	457,811
Exercise of employee options included in amounts due from related parties	—	6,125	10,374
(b)
Changes in liabilities arising from financing activities:

	Interest-bearing loans and borrowings
	2016	2017	2018
At 1 January	148,422	131,110	279,533
Changes from financing cash flows	(27,961)	166,449	103,635
Foreign exchange movement	10,649	(18,026)	24,424
At 31 December	131,110	279,533	407,592

19.   Commitments and contingencies
(a)
Capital commitments

Capital expenditures contracted for by the Group at the balance sheet date but not yet paid were as follows:
	2017	2018
Property and equipment	249,265	643,175
(b)
Operating lease commitments

Future minimum rentals payable under non-cancellable operating leases as at 31 December were as follows:
	2017	2018
Buildings:
– Within 1 year	169,684	194,603
– Within 1 year to 5 years	676,530	666,297
– Over 5 years	1,941,928	1,781,705
	2,788,142	2,642,605
(c)
Legal proceedings

From time to time, the Group is subject to legal proceedings, investigations and claims incidental to the conduct of our business. The Group is currently not involved in any legal or administrative proceedings that may have a material adverse impact on the Group’s business, financial position or results of operations.
20.   Financial Instruments by category
The carrying amounts of each of the categories of financial instruments as at the end of the reporting periods are as follows:
Financial assets
	2017	2018
	Financial assets at amortized cost	Financial assets at amortized cost
Trade receivables	161,511	181,127
Amounts due from related parties	14,223	32,670
Financial assets included in prepayments and other current assets	1,529	5,888
Restricted cash	28,339	26,622
Cash and cash equivalents	891,912	596,613
	1,097,514	842,920

20.   Financial Instruments by category (continued)

The carrying amounts of each of the categories of financial instruments as at the end of the reporting periods are as follows (continued):
Financial liabilities
	2017	2018
	Financial liabilities at amortized cost	Financial liabilities at amortized cost
Trade payables	44,541	76,107
Interest-bearing bank borrowings	279,533	407,592
Amounts due to related parties	700	2,541
Financial liabilities included in accrued expenses and other current liabilities	149,240	616,526
	474,014	1,102,766
The carrying amount of the long-term interest-bearing borrowings approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities. The carrying amounts of the Group’s remaining financial instruments approximate their fair values due to the short-term maturities of these instruments.
21.   Financial risk management objectives and policies
The Group’s principal financial instruments comprise of interest-bearing bank borrowings, restricted cash and cash and cash equivalents. The Group has various other financial assets and liabilities such as trade receivables and trade payables, which arise directly from its operations. The main risks arising from the Group’s financial instruments and the Group’s policies for managing each of these risks are summarised below.
Interest rate risk
During the periods presented, as the Group had no significant interest-bearing assets except for restricted cash, and cash and cash equivalents, the Group’s income and operating cash flows are substantially independent of changes in market interest rates. The bank balances and restricted cash are deposited with creditworthy banks with no recent history of default. The interest rates are regulated by the People’s Bank of China (“PBOC”) and management closely monitors the fluctuation of such rates periodically.
The interest rate risk for the Group’s financial liabilities relates primarily to the Group’s bank borrowings with a floating interest rate. The Group closely monitors market interest rates and maintains a balance between floating and fixed rate borrowings in order to reduce the exposures to the interest rate risk described above.
At 31 December 2017 and 2018, if interest rates at that date had been 50 basis points higher/lower with all other variables held constant, post-tax profit for the years would have been RMB1,355 and RMB2,045 lower/higher, respectively, arising mainly as a result of higher/lower interest expense on floating rate borrowings.
Foreign currency risk
The Group has currency exposures primarily from its interest-bearing bank borrowings and cash and cash equivalents denominated in US$. The Group currently does not use any derivative contracts to hedge its exposure to foreign currency risk but management closely monitors the impact of the international foreign currency market on the change of exchange rates. At 31 December 2017 and 2018, if the RMB had strengthened/weakened 1% against the US$ with all other variables held constant, post-tax profit for

21.   Financial risk management objectives and policies (continued)
Foreign currency risk (continued)

the years would have been RMB1,731 higher/lower and RMB5,334 higher/lower in 2017 and 2018, respectively.
Currency convertibility risk
The Group transacts a majority of its business in RMB, which is not freely convertible into foreign currencies. On 1 January 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the PBOC. However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.
Credit risk
Credit risk mainly arises from cash and cash equivalents, restricted cash and trade receivables. The Group maintains all its cash and cash equivalents and restricted cash in banks and financial institutions with good credit rating and no recent history of default. Therefore, there is no significant credit risk on such assets being exposed to losses.
The Group assesses a patient’s ability to pay based on the patient’s financial capacity and intention to pay considering all relevant facts and circumstances, including pre-clearance with the patient’s respective insurance company, and past experiences with that patient or patient class. For certain patient classes, the Group requires substantial deposits or full payment before the patient is discharged. Based on the above, the Group concludes that collectability is probable for each patient based on its procedures performed prior to accepting each patient and on its historical experience with each patient class while also accepting that there is some credit risk inherent with some patient classes. The Group’s expected credit losses are concentrated in the individual patient debtor class. The Group applies the simplified approach to its trade receivables to provide for expected credit losses prescribed by IFRS 9, which permits the use of the lifetime expected credit loss provision for trade receivables. The Group’s historical experience in collection of trade receivables falls within the recorded allowance and the management is of the opinion that adequate provision for uncollectible receivables has been made in the consolidated financial statements.
To measure the expected credit losses of trade receivables excluding impaired receivables, trade receivables have been grouped mainly based on shared credit risk characteristics and the days past due. The expected credit loss model also incorporates forward-looking information. The Group has performed historical analysis and identified the key economic variables impacting credit risk and expected credit losses. It considers available reasonable and supportive forwarding-looking information. Specifically, the following indicators are incorporated:
•
internal credit rating

•
actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the borrower’s ability to meet its obligations

•
actual or expected significant changes in the operating results of individual debtors

•
significant changes in the expected performance and behaviour of the debtors

Maximum exposure as at 31 December 2017 and 2018
The carrying amounts of the Group’s cash and cash equivalents, restricted cash, and trade receivables represent the Group’s maximum exposure to credit risk in relation to its financial assets.

21.   Financial risk management objectives and policies (continued)
Credit risk (continued)

Trade receivables do not require collateral as they are mainly due from reputable insurance companies. There is no concentration of credit risk with respect to trade receivables because no individual debtor contributed more than 10% of the Group’s trade receivables. The Group applied the simplified approach for impairment of trade receivables, and information based on the provision matrix is disclosed in Note 11 to the consolidated financial statements.
Business, customer, political, social and economic risks
The Group participates in a dynamic and competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Group’s future financial position, results of operations or cash flows; changes in the overall demand for services; competitive pressures due to existing competitors; new trends in new technologies and industry standards; changes in certain strategic relationships or supplier relationships; regulatory considerations; and risks associated with the Group’s ability to attract and retain employees necessary to support its growth. The Group’s operations could also be adversely affected by significant political, economic and social uncertainties in the PRC.
There was no individual customer that contributed more than 10% of the Group’s revenue during the years ended 31 December 2016, 2017 and 2018, respectively. There was no individual supplier that contributed more than 10% of the Group’s operating expenses during the years ended 31 December 2016, 2017 and 2018, respectively.
Liquidity risk
Group finance monitors rolling cash flow forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom at all times so that the Group does not breach borrowing limits or covenants (where applicable) on any of its borrowing facilities. Such forecasting takes into consideration the Group’s debt financing plans, and covenant compliance.
The maturity profile of the Group’s financial liabilities as at the end of the reporting periods, based on the contractual undiscounted payments, is as follows:
	On demand	Within one year	In the second year	In the third to fifth year	Over five years
Year ended 31 December 2017
Interest-bearing loans and borrowings	—	34,221	37,567	166,989	129,077
Trade payables	44,541	—	—	—	—
Financial liabilities included in accrued expenses and other current liabilities	149,240	—	—	—	—
Amounts due to related parties	700	—	—	—	—
	On demand	Within one year	In the second year	In the third to fifth year	Over five years
Year ended 31 December 2018
Interest-bearing loans and borrowings	—	40,463	74,398	262,333	159,068
Trade payables	76,107	—	—	—	—
Financial liabilities included in accrued expenses and other current liabilities	616,526	—	—	—	—
Amounts due to related parties	2,541	—	—	—	—
Capital management
The primary objectives of the Group’s capital management are to safeguard the Group’s ability to continue as a going concern and to maintain healthy capital ratios in order to support its business and maximize LP interests holders’ value.

21.   Financial risk management objectives and policies (continued)
Capital management (continued)

The Group manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Group may adjust the dividend payment to LP interests holders or issue new LP interests. The Group’s capital management, amongst other things, aims to ensure that it meets financial covenants attached to the interest-bearing bank borrowings that define capital structure requirements. Breaches in meeting the financial covenants would permit the bank to immediately call the borrowings. There have been no breaches of the financial covenants of any interest-bearing borrowings during the periods presented. No changes were made in the objectives, policies or processes for managing capital during the periods presented.
The Group monitors capital on the basis of its gearing ratio. This ratio is calculated as total debt divided by total capital. Total debt represented total borrowings (including “long-term interest-bearing bank borrowings and current interest-bearing bank borrowings” as shown in the consolidated statements of financial position). Total capital is calculated as “equity” as shown in the consolidated statements of financial position plus total debt.
The gearing ratios at 31 December were as follows:
	2017	2018
Total debt (Note 14)	279,533	407,592
Equity	3,411,397	3,308,032
Total capital	3,690,930	3,715,624
Gearing ratio	7.6%	11.0%
22.   Approval of the consolidated financial statements
The consolidated financial statements were approved and authorized for issue by the board of directors of Healthy Harmony GP, Inc. on 6 September 2019.
23.   Events after the reporting period
Proposed Transaction
The board of directors of NFC unanimously approved an agreement, dated as of 30 July 2019, pursuant to which NFC will indirectly acquire substantially all of the issued and outstanding equity interests of the Partnership (the “Proposed Transaction”).

Annex A
TRANSACTION AGREEMENT

by and among

NEW FRONTIER CORPORATION,

NF UNICORN ACQUISITION L.P.,

HEALTHY HARMONY HOLDINGS, L.P.,

HEALTHY HARMONY GP, INC.

and

THE SELLERS NAMED HEREIN

Dated as of July 30, 2019

SCHEDULES AND EXHIBITS
Schedule 1	Sellers
Schedule 2	Seller Bank Accounts
Exhibit A	List of IFC Loans
Exhibit B-1	Form of Instrument of Transfer for GP Shares
Exhibit B-2	Form of Instrument of Transfer for LP Interests
Exhibit C	Form of Resignation Letter

TRANSACTION AGREEMENT
This TRANSACTION AGREEMENT, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”), is made and entered into by and among:
(a) NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”);
(b) NF UNICORN ACQUISITION L.P., an exempted limited partnership established under the laws of the Cayman Islands (“Buyer” and, together with NFC, the “Buyer Parties”), all of whose issued and outstanding general and limited partnership interests are held, directly or indirectly, by NFC;
(c) HEALTHY HARMONY HOLDINGS, L.P., an exempted limited partnership established under the laws of the Cayman Islands (“Partnership”);
(d) HEALTHY HARMONY GP, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands and the sole general partner of Partnership (“General Partner”); and
(e) each of the Persons set forth in Schedule 1 hereto (each, a “Seller” and collectively, the “Sellers”).
The Buyer Parties, Partnership, General Partner and the Sellers are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, as of the date hereof, (a) the Sellers collectively own all of the issued and outstanding Equity Securities (as defined below) in the share capital of in General Partner and substantially all of the Equity Securities in Partnership, and (b) General Partner is the sole general partner of Partnership;
WHEREAS, NFC desires to acquire, directly or indirectly, all of the issued and outstanding Equity Securities in the share capital of General Partner and all of the issued and outstanding Equity Securities in Partnership held by the Sellers through a series of transactions as set forth herein and on the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of NFC (the “NFC Board”) has unanimously (a) determined that it is advisable for NFC to enter into this Agreement and the Ancillary Agreements (as defined below) to which NFC is a party, (b) approved the execution and delivery of this Agreement and the relevant Ancillary Agreements, NFC’s performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, and (c) recommended the adoption and approval of this Agreement and the relevant Ancillary Agreements (as defined below) and the transactions contemplated hereby and thereby by the shareholders of NFC;
WHEREAS, the board of directors of the general partner of Buyer has unanimously approved this Agreement and the Ancillary Agreements to which it is a party and declared it advisable for Buyer to enter into this Agreement and the relevant Ancillary Agreements and to perform its obligations hereunder and thereunder;
WHEREAS, the board of directors of General Partner has duly approved this Agreement and the Ancillary Agreements to which General Partner and Partnership, as applicable, is a party, and declared it advisable for General Partner and Partnership, respectively, to enter into this Agreement and the relevant Ancillary Agreements and to perform their respective obligations hereunder and thereunder;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to General Partner’s, Partnership’s and the Sellers’ willingness to enter into this Agreement, (a) certain shareholders of NFC have delivered to General Partner certain support agreements, dated on or about the date hereof, duly executed by such shareholders (the “Support Agreements”), in favor of the approval of the Transaction Proposals (as defined below); and (b) certain investors have delivered to NFC certain duly executed subscription agreements, dated on or about the date hereof  (the “Subscription Agreements”), with commitments to invest certain amount in NFC subject to the terms and conditions contemplated under the Subscription Agreements;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Buyer Parties’ willingness to enter into this Agreement, the Fosun Seller has delivered to the Buyer Parties a voting undertaking duly executed by Shanghai Fosun High Technology (Group) Co., Ltd., in which Shanghai Fosun High Technology (Group) Co., Ltd. has undertaken to vote in favor of the transactions contemplated herein at the shareholders meeting of Fosun Pharma (as defined below) to be held in connection therewith;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Buyer Parties’ and the Fosun Seller’s (as defined below) willingness to enter into this Agreement, NFC and the Fosun Seller are entering into that Fosun Rollover Agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms therein, and including the form of Director Nomination Agreement attached thereto (to be entered into at the Closing), the “Fosun Rollover Agreement”);
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Buyer Parties’ and the Founder Parties’ (as defined below) willingness to enter into this Agreement, NFC and the Founder Parties are entering into that Founder Reinvestment Agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms therein, the “Founder Reinvestment Agreement”); and
WHEREAS, as a condition to the consummation of the transactions contemplated hereby and in accordance with the terms hereof, NFC shall provide the holders of NFC Public Shares (as defined below) sold as part of the units in NFC’s initial public offering (the “NFC IPO”) the opportunity to elect to have such NFC Public Shares redeemed for the consideration provided in, and on the terms and subject to the conditions and limitations set forth in, the Organizational Documents (as defined below) of NFC in conjunction with obtaining NFC Shareholder Approval (as defined below) for the transactions contemplated hereby and by the Ancillary Agreements.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
Article I
DEFINITIONS
Section 1.1 Certain Definitions.   For purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means (a) with respect to any Person that is an individual, any of his or her Immediate Family Members and (b) with respect to any Person that is not an individual, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.
“Ancillary Agreements” means the Support Agreements, the Subscription Agreements, any other Permitted Equity Financing Agreements, the Debt Commitment Letters, the Reinvestment Agreements and the other documents delivered or entered into pursuant to or in connection with this Agreement.
“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Accounting Standards” means (a) with respect to the Buyer Parties, generally accepted accounting principles in the United States; and (b) with respect to the Group Companies, the International Financial Reporting Standards as promulgated by the International Accounting Standards Board.

“Available Cash” as of the Closing, shall equal (a) the amount of the funds contained in the Trust Account as of immediately prior to the Closing and after giving effect to the completion of the NFC Shareholder Redemption and the payment of any Deferred Underwriting Fees to the extent being paid from the Trust Account, plus (b) the amount of Available Debt Financing Proceeds, plus (c) the amount of proceeds from any Permitted Equity Financing.
“Available Debt Financing Proceeds” as of the Closing, shall equal the net cash proceeds from (a) the Debt Financing and, (b) to the extent there is any, the debt financing which any Buyer Party obtains as permitted under Section 7.18(b).
“Balance Sheet Date” means December 31, 2018.
“Benefit Plan” means (a) each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA and whether or not maintained in the United States or another jurisdiction and (b) any other employee benefit plan, policy, program, agreement, Contract or arrangement, including any retirement or supplemental retirement, pension, profit sharing, deferred or incentive compensation, bonus, stock purchase, stock option, restricted stock, restricted stock unit, share appreciation right, phantom equity, equity or equity-based, employment, consulting, cafeteria, dependent care, medical care, employee assistance, disability, education or tuition, insurance, change-in-control, severance, termination, separation, retention, stay-on, vacation, paid time off, welfare benefit, post-termination or retiree welfare, fringe benefit, or other benefit or compensation plan, policy, Contract, agreement, program, or arrangement, in each case, (i) which is maintained or sponsored by Partnership or any Group Company on behalf of current or former employees, directors or consultants of any Group Company (or beneficiary or dependent thereof), (ii) with respect to which any Group Company is obligated to make any contributions, or (iii) pursuant to which Partnership or any Group Company has any liability, direct or indirect, contingent or otherwise.
“Books and Records” means all books, ledgers, files, reports, documents, plans and operating records of, or maintained by, or relating to, the Group Companies and all other data in the possession or control of the Group Companies and, in each case, primarily relating to, or otherwise reasonably required for, the operation of the business of the Group Companies.
“Business Combination” has the meaning given to such term in the Amended and Restated Articles of Association of NFC in effect as of the date hereof.
“Business Day” means any day except Saturday, Sunday or any days on which banks are authorized or required by Law to close in New York City, the Cayman Islands, Hong Kong or the PRC.
“Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Buyer Parties, taken as a whole, or (b) would or would reasonably be expected to prevent or delay in any material respect the Buyer Parties from consummating any of the transactions contemplated by this Agreement and the Ancillary Agreements to which any Buyer Party is a party; provided, however, that solely with respect to clause (a) above, none of the following, either alone or in combination, shall be deemed to constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect: (i) any Effect after the date of this Agreement to the extent arising out of or relating to (x) (A) economic, credit, financial or securities market conditions in the PRC or the United States, including changes in prevailing interest rates or currency rates, or (B) legal, tax, regulatory, political or business conditions in PRC or the United States or worldwide capital markets, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war by a Governmental Entity), man-made disasters, natural disasters (including hurricanes, typhoons, cyclones, tornados, volcano eruptions, tsunamis, pandemics, earthquakes, floods and mudslides), civil strife or acts of god, (ii) any Effect after the date of this Agreement to the extent arising out of or relating to factors, conditions, trends or other circumstances generally affecting the industries in which the Buyer Parties operate, (iii) any Effect to the extent arising out of or resulting from the execution and delivery of this Agreement or the announcement, pendency or consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements (including the identity of, or any facts or circumstances relating to, Partnership, the Sellers, the Group Companies or any of their respective Affiliates or any communication by Partnership, the Sellers, the Group Companies or any of their respective Affiliates regarding their plans or intentions with respect to the conduct of the business or assets of the Group Companies), (iv) any Effect after the date of this Agreement to the extent arising out of or relating to any change in Law (including Laws relating to the provision of healthcare services or the operation of hospitals or clinics), the Applicable Accounting Standards, regulatory accounting requirements or interpretations thereof that apply to any Buyer Party (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (v) in and of itself, any failure by the Buyer Parties to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of this Agreement (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Buyer Material Adverse Effect (taking into account the other exceptions set forth in this definition)), (vi) any Effect to the extent arising out of or resulting from any action(s) taken, or failure(s) to take action, by Partnership, any Seller or any Group Company in breach of this Agreement, (vii) any Effect to the extent arising out of or resulting from any action(s) taken by any Buyer Party that is expressly required to be taken by it pursuant to this Agreement, or failure(s) to take any action by any Buyer Party that is expressly prohibited by this Agreement, and (viii) any Effect after the date of this Agreement to the extent arising out of or resulting from any action(s) taken at the written request of Partnership, any Seller or any Group Company by any Buyer Party; provided, that any Effect referred to in the foregoing clauses (i), (ii) and (iv) shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect to the extent such Effect has a disproportionate effect on the Buyer Parties, taken as a whole, as compared to other companies operating in the industries and geographies in which the Buyer Parties operate.
“Buyer Transaction Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and/or payable by the Buyer Parties in connection with the transactions contemplated by this Agreement (including Deferred Underwriting Fees to the extent not paid from the Trust Account and all costs, fees and expenses related to the Permitted Equity Financing and the Debt Financing (or any Alternative Financing)).
“Chindex Delaware” means Chindex International, Inc., a Delaware corporation.
“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor Law.
“Compliant” means, with respect to any Required Financial Information, that (a) the auditors of the Group Companies have not withdrawn, or advised the Group Companies in writing that they intend to withdraw, any audit opinion on any of the audited financial statements contained in the Required Financial Information, or (b) the Group Companies or their auditors have not determined that they need to undertake a restatement of any financial statements included in the Required Financial Information (it being understood the Required Financial Information will be Compliant in respect of this clause (b) after such restatement is completed or the Group Companies have concluded in good faith and in their reasonable business judgment that no such restatement is required in accordance with the Applicable Accounting Standards).
“Contract” means any oral or written contract, agreement, lease, instrument or other legally binding contractual commitment.
“Control” (including the terms “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the management, policies or affairs of such Person, whether through ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including through (a) beneficially owning, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests; (b) holding the rights to more than fifty percent (50%) of the economic interest of such other Person, including interests held through contractual arrangements; or (c) having a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under the Applicable Accounting Standard.

“Deferred Underwriting Fees” means the amount of deferred underwriting fees or commissions in connection with the NFC IPO payable to NFC’s underwriters upon consummation of a Business Combination.
“Due Diligence Materials” means, collectively, (i) all of the documents specified in Section 1.1 of the Partnership Disclosure Schedule, and (ii) all the information and documents contained in the CD-ROM or USB disk delivered by General Partner to the Buyer Parties concurrently with the execution and delivery of this Agreement.
“Effect” means any effect, event, development, fact, circumstance, occurrence or change.
“Environmental Laws” means any and all applicable Laws relating to (a) environmental matters, (b) the generation, use, storage, transportation or disposal of Hazardous Materials or (c) occupational safety and health, industrial hygiene, handling and disposal of medical waste or the protection of human health or safety, in any manner applicable to any Group Company as related to exposure to Hazardous Materials.
“Equity Securities” means, with respect to any Person, any shares, partnership interests, membership interests or other equity securities, or any options, warrants or other rights convertible, exercisable or exchangeable for any shares, partnership interests, membership interests or other equity securities, of such Person.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that, at a relevant time, would be considered to be a single employer with any Group Company within the meaning of Section 4001 of ERISA or Section 414 of the Code.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Financing Source Sections” means each of Section 10.6, Section 10.12 and Section 10.13.
“Financing Sources” means any lender, agent, underwriter, arranger or investor that commits to provide, or otherwise enters into written agreements with any Buyer Party in connection with, the Debt Financing (or any Alternative Financing), including the Debt Commitment Letters, the commitment letter relating to any Alternative Financing, any written joinders to such letter or any definitive documentation relating thereto, together with such Person’s successors, assigns, affiliates, officers, directors, employees, professional advisors and representatives and their respective successors, assigns, affiliates, officers, directors, employees and representatives.
“Fosun Government Filing” means the filing to be made by Fosun Pharma or its applicable Subsidiary with the Shanghai Municipal Commission of Commerce in connection with the transactions contemplated hereby and by the applicable Ancillary Agreements.
“Fosun Pharma” means Shanghai Fosun Pharmaceutical (Group) Co., Ltd., a company incorporated in the PRC.
“Fosun Expense Reimbursement Amount” means an amount equal to US$5,000,000.
“Fosun Shareholder Approval” means the approval of the transactions contemplated by this Agreement and the Ancillary Agreements to which the Fosun Seller is a party by holders of a majority (or, if required by Article 109-(5) of the Articles of Association of Fosun Pharma, more than two-thirds) in voting power of the shares present and voting at a duly called shareholders meeting of Fosun Pharma in accordance with the Organizational Documents of Fosun Pharma and the rules and regulations of the applicable stock exchanges.
“Fosun Seller” means Fosun Industrial Co., Limited.
“Founder Parties” means Founder Seller, the Benjamin Lipson Plafker Trust, the Daniel Lipson Plafker Trust, the Jonathan Lipson Plafker Trust and the Ariel Benjamin Lee Trust.
“Founder Seller” means Roberta Lipson.

“General Partner Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated as of September 30, 2014, by and among General Partner, Partnership, the Sponsor and the other shareholders of General Partner, including all schedules, exhibits, annexes and appendices thereto.
“Government Official” shall mean any (a) employee or official of, or any other person working in an official capacity for, a national or local government, instrumentality of government (e.g., state-owned or state-controlled enterprise, government agency or government advisor) or public international organization (e.g., the World Bank); (b) political party or party official; (c) candidate for political office; or (d) Immediate Family Members of any such person.
“Governmental Entity” means any foreign, federal, state, provincial, county or local court, administrative or regulatory agency or commission or any other governmental authority or instrumentality.
“Group Companies” means, collectively, General Partner, Partnership and their respective direct or indirect Subsidiaries from time to time, and each is referred herein individually as a “Group Company”.
“Hazardous Materials” means (a) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or is reasonably likely to become friable, urea formaldehyde foam insulation, or polychlorinated biphenyls (PCBs); or (b) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under any Laws.
“Immediate Family Members” with respect to any natural Person, (a) such Person’s spouse, parents, parents-in-law, grandparents, children, grandchildren, siblings and siblings-in-law (in each case whether adoptive or biological), (b) spouses of such Person’s children, grandchildren and siblings (in each case whether adoptive or biological) and (c) estates, trusts, partnerships and other Persons which directly or indirectly through one or more intermediaries are Controlled by the foregoing.
“Indirect Transfer Guidance” means the State Administration of Taxation Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non Resident Enterprises (Announcement [2015] No. 7), and any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.
“Intellectual Property” means all trade secrets, know-how and inventions and all patents and patent applications with respect thereto, all trademarks and service marks and all registrations and applications for registration thereof, all copyrights and registrations and applications for registration thereof, and all internet domain name registrations.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Knowledge of General Partner” means, as to a particular matter qualified by the Knowledge of General Partner in this Agreement, the actual knowledge of the following individuals without any investigation: Roberta Lipson, Xue Wen and Jeff Staples.
“Knowledge of the Buyer Parties” means, as to a particular matter qualified by the Knowledge of the Buyer Parties in this Agreement, the actual knowledge of the following individuals without any investigation: Antony Leung, Carl Wu, Harry Chang and David Zeng.
“Law” means any foreign, federal, state, municipal or local law, statute, code, ordinance, rule, decree, regulation or any common law of any Governmental Entity or jurisdiction.
“Leakage” with respect to any Seller means, without duplication:
(a) any dividend or distribution declared, paid or made, or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant securities) by any Group Company, in any case to or for the benefit of any Restricted Person of such Seller;

(b) any payments made or agreed to be made (including any management, monitoring or other shareholders’ or directors’ fees or bonuses or payments of a similar nature) by any Group Company to or for the benefit of any Restricted Person of such Seller;
(c) any amount owed to any Group Company by any Restricted Person of such Seller, which amount is waived or forgiven;
(d) any asset, right or other benefit which is transferred by any Group Company to any Restricted Person of such Seller (including, for the avoidance of doubt, any Liens created over any of the assets of any Group Company in favor of or for the benefit of any such Restricted Person) to the extent that such transfer is at a price lower than fair market value in any material respect or otherwise on terms and conditions that are not arm’s-length;
(e) any liability which is assumed or incurred (or any guarantee or indemnity given in respect thereof) by any Group Company for the benefit of any Restricted Person of such Seller;
(f) such Seller’s pro rata portion (as calculated pursuant to Section 2.6(d)) of  (i) 100% of the aggregate amount of director fees for the directors of any Group Company as set out in Section 1.2(f)(i) of the Partnership Disclosure Schedule, (ii) 100% of the aggregate amount of transaction bonus for management employees of any Group Company as set out in Section 1.2(f)(ii) of the Partnership Disclosure Schedule, and (iii) the Closing Partnership Expenses Leakage, if any; and
(g) any Contract made or entered into by any Group Company to do or give effect to any matter set forth in clauses (a) to (e) above, but in each case excluding any Permitted Leakage.
“Liens” means any lien, pledge, mortgage, deed of trust, encumbrance, claim, security interest, transfer restriction and, with respect to securities, in addition to the foregoing, rights of first offer or refusal, limitation on voting rights or similar restrictions.
“Locked-Box Date” means December 31, 2018.
“Locked-Box Period” means the period of time from (and excluding) the Locked-Box Date to (and including) the Closing Date.
“Management Agreements” means (i) the Transaction and Monitoring Fee Agreement dated September 30, 2014, by and among Partnership, Chindex Delaware, Healthy Harmony Acquisition, Inc. and Fosun Seller, and (ii) the Transaction and Monitoring Fee Agreement dated September 30, 2014, by and among Partnership, Chindex Delaware, Healthy Harmony Acquisition, Inc. and the Sponsor, in each case, as may be amended, restated, supplemented or varied through the date hereof.
“Management Reinvestment Agreements” means the Management Reinvestment Agreements (or equivalent documentation providing for the Management Sellers’ reinvestment of the proceeds that they may receive in connection with the transactions contemplated herein in NFC) that may be entered into between NFC and the Management Sellers after the date hereof, as may be amended, supplemented, modified and varied from time to time in accordance with the terms therein.
“Management Sellers” means the members of management of the Group Companies (other than the Founder Seller) who hold Equity Securities in Partnership and are parties to the Management Shareholders Agreement.
“Management Shareholders Agreement” means the Management Shareholders Agreement, dated as of September 29, 2014, by and among General Partner, Partnership and certain holders of LP Interests, including all schedules, exhibits, annexes and appendices thereto.
“Monitoring Fees” means the fees and expenses due and payable by any Group Company under the terms of the Management Agreements after the Locked-Box Date and through the Closing, up to an aggregate amount of US$500,000.

“Necessary Cash” means the sum of  (a) US$1,300,000,000, (b) the Fosun Expense Reimbursement Amount and (c) the Transaction Expense Reimbursement Amount, less the sum of  (x) the aggregate amount of Leakage, if any, as notified prior to the Closing in accordance with Section 7.27(b), (y) the aggregate amount of proceeds agreed to be re-invested in NFC under the Reinvestment Agreements, and (z) (i) the aggregate number of NFC Shares underlying the NFC Options and NFC RSUs to be issued pursuant to Section 2.7, multiplied by the NFC Share Reference Price minus (ii) the aggregate exercise price of the NFC Options to be issued pursuant to Section 2.7.
“NFC Class A Shares” means the Class A ordinary shares of par value US$0.0001 each in the share capital of NFC.
“NFC Class B Shares” means the Class B ordinary shares of par value US$0.0001 each in the share capital of NFC.
“NFC Ordinary Shares” means, following the Closing, the ordinary shares of par value US$0.0001 each in the share capital of NFC.
“NFC Preferred Shares” means the preference shares of par value $0.0001 each in the share capital of NFC.
“NFC Public Share” means a NFC Class A Share issued as part of the units issued in the NFC IPO.
“NFC Reports” means each form, statement, registration statement, prospectus, report, schedule, proxy statement and other document (including exhibits and schedules thereto and the other information incorporated therein) filed with or furnished to the SEC on a voluntary basis or otherwise since June 4, 2018 by NFC pursuant to the Securities Act or the Exchange Act, including any amendments thereto.
“NFC Share Reference Price” means US$10.00 per share, as such amount may be adjusted appropriately for share subdivisions, share combinations, share dividends and similar events.
“NFC Shareholder Approval” means the requisite approval of the NFC Shareholders of the Transaction Proposals in accordance with the Organizational Documents of NFC and the rules and regulations of NYSE, as applicable.
“NFC Shareholder Redemption” means the election of a holder of NFC Public Shares to redeem all or a portion of such holder’s NFC Public Shares, at the per share price, payable in cash, equal to such holder’s pro rata share of the aggregate amount then on deposit in the Trust Account (as determined in accordance with the Organizational Documents of NFC and the Trust Agreement) in connection with NFC Shareholder Approval.
“NFC Shareholders” means the holders of NFC Shares.
“NFC Shares” means, prior to the Closing, the NFC Class A Shares, NFC Class B Shares and NFC Preferred Shares, and following the Closing, the NFC Ordinary Shares.
“NFC Sponsor” means New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the Laws of the Cayman Islands.
“NYSE” means the New York Stock Exchange.
“NYSE Listing Approval” means the approval of NYSE for listing the NFC Shares following the Closing.
“Order” means any applicable and legally binding award, order, judgment, writ, injunction, ruling or decree entered, issued, made or rendered by any Governmental Entity of competent jurisdiction.
“Organizational Documents” of a Person means (a) the certificate of incorporation, (b) bylaws, (c) any charter, memorandum and articles of association or similar document adopted or filed in connection with the creation, incorporation, formation or organization of a Person, (d) any limited liability company, partnership or shareholder agreement, and (e) any amendment to any of the foregoing.

“Partnership Agreement” means the Amended and Restated Agreement of Exempted Limited Partnership of Healthy Harmony Holdings, L.P., dated September 29, 2014, by and among the General Partner, the Sponsor, Fosun Seller, Founder Seller and certain other parties thereto.
“Partnership Equity Incentive Plan” means the Management Equity Incentive Plan of Partnership, adopted on September 29, 2014.
“Partnership Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses paid or to be paid by the Group Companies after the Locked-Box Date to Cleary Gottlieb Steen & Hamilton LLP, Fangda Partners, Ernst & Young, PricewaterhouseCoopers, Maples and Calder, RyanSharkey LLP and Merrill Corporation, in each case, properly incurred in their capacity as advisors to the Group Companies and not any Seller or group of Sellers; provided that (i) any fees and expenses covered under the Transaction Expenses Reimbursement Amount shall not be considered Partnership Expenses, and (ii) any fees and expenses covered under Section 2.6(a)(ii) shall not be considered Partnership Expenses.
“Partnership Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Group Companies, taken as a whole, or (b) would or would reasonably be expected to prevent or delay in any material respect General Partner, Partnership or the Group Companies from consummating any of the transactions contemplated by this Agreement; provided, however, that solely with respect to clause (a) above, none of the following, either alone or in combination, shall be deemed to constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Partnership Material Adverse Effect: (i) any Effect after the date of this Agreement to the extent arising out of or relating to (x) (A) economic, credit, financial or securities market conditions in the PRC, including changes in prevailing interest rates or currency rates, or (B) legal, tax, regulatory, political or business conditions in PRC, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war by a Governmental Entity), man-made disasters, natural disasters (including hurricanes, typhoons, cyclones, tornados, volcano eruptions, tsunamis, pandemics, earthquakes, floods and mudslides), civil strife or acts of god, (ii) any Effect after the date of this Agreement to the extent arising out of or relating to factors, conditions, trends or other circumstances generally affecting the operation of hospitals and clinics in the PRC, (iii) any Effect to the extent arising out of or resulting from the execution and delivery of this Agreement or the announcement, pendency or consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements (including the identity of, or any facts or circumstances relating to, the Buyer Parties or any of their Affiliates or any communication by the Buyer Parties or any of their Affiliates regarding its or their plans or intentions with respect to the conduct of the business or assets of the Group Companies), (iv) any Effect after the date of this Agreement to the extent arising out of or relating to any change in Law (including Laws relating to the provision of healthcare services or the operation of hospitals or clinics), the Applicable Accounting Standards, regulatory accounting requirements or interpretations thereof that apply to any Group Company (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (v) in and of itself, any failure by the Group Companies to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of this Agreement (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Partnership Material Adverse Effect (taking into account the other exceptions set forth in this definition)), (vi) any Effect to the extent arising out of or resulting from any action(s) taken, or failure(s) to take action, by any Buyer Party in breach of this Agreement, (vii) any Effect to the extent arising out of or resulting from any action(s) taken by any Group Company that is expressly required to be taken by it pursuant to this Agreement, or failure(s) to take any action by any Group Company that is expressly prohibited by this Agreement, and (viii) any Effect after the date of this Agreement to the extent arising out of or resulting from any action(s) taken at the written request of the Buyer Parties by any Group Company; provided, that any Effect referred to in the foregoing clauses (i), (ii) and (iv) shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Partnership Material Adverse Effect to the extent such Effect has a disproportionate effect on the Group Companies, taken as a whole, as compared to other companies in the business of hospital and clinics operations in the PRC.
“Partnership Option” means the option award granted under the Partnership Equity Incentive Plan that entitle the holder thereof to purchase certain LP Interests upon the vesting of such award.
“Partnership RSUs” means the restricted stock units award granted under the Partnership Equity Incentive Plan that entitle the holder thereof to acquire certain LP Interests upon the vesting of such award.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the rules and regulations promulgated thereunder.
“PCAOB” means the Public Company Accounting Oversight Board or its successor organization.
“Permits” means all authorizations, licenses, approvals, certificates, franchises, registrations and permits granted by or obtained from any Governmental Entity or pursuant to any Law.
“Permitted Leakage” means, without duplication,
(a) any payment and/or accrual made in the ordinary course in respect of the salary, bonus, pensions, contributions, life insurance payments, medical insurance, expense reimbursements and vacation days accrued and due to any officer, employee, director or consultant of any Group Company and, where such Person has a Contract of employment, directorship, services or other consultancy with such Group Company, under and in accordance with such Contract;
(b) any Monitoring Fees;
(c) any Closing Partnership Permitted Expenses, up to the Closing Partnership Expenses Cap;
(d) any fees and expenses covered under the Transaction Expenses Reimbursement Amount to the extent Buyer is directed by Sponsor to pay or cause to be paid such amount to any Group Company pursuant to Section 2.6(b);
(e) any Leakage in relation to, or arising from, any payment made or agreed to be made or liability incurred in respect of any matter undertaken at the specific written request of Buyer after the date hereof;
(f) any payment to the professional advisors of the Founder Parties, up to the maximum amount and otherwise on the terms and conditions specifically agreed to by NFC in writing; and
(g) any other payment specifically agreed to by Buyer in writing after the date hereof as Permitted Leakage.
“Permitted Liens” means (a) Liens for Taxes or other charges by Governmental Entities not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with the Applicable Accounting Standards to the extent required, (b) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the ordinary course of business, (c) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (d) purchase money Liens arising in the ordinary course of business, (e) zoning, planning, entitlement and other land use and environmental regulations by Governmental Entities, (f) with respect to real property owned by any Group Company, any matters disclosed in an accurate survey or inspection of the property in question or in the title reports (or other reports with respect to title insurance) delivered or made available to or obtained by Buyer or the Financing Sources prior to the date of this Agreement in the electronic data room prepared by Partnership or otherwise delivered or made available by Partnership to Buyer, and all Liens of record, (g) with respect to leasehold interests, Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee, (h) Liens in favor of any Group Company securing intercompany borrowing by any Group Company, (i) non-exclusive licenses of Intellectual Property, (j) Liens securing the IFC Loans, (k) Liens (other than

Liens securing indebtedness for borrowed money) that are not, individually or in the aggregate, material in amount or would not, individually or in the aggregate, reasonably be expected to materially impair the value, marketability or utility of or continued use and operation of the assets to which they relate, and (l) such other Liens for amounts not in excess of US$$1,000,000 individually or in the aggregate.
“Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, Governmental Entity or other entity.
“PRC” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong, Macau and Taiwan.
“PRC Tax Authority” means the State Taxation Administration and its local branches in the PRC.
“Privatization Date” means September 29, 2014.
“Proceeding” means any action, claim, arbitration, audit, assessment, hearing, investigation, prosecution, litigation, mediation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Proxy Statement” means a proxy statement of NFC for the purpose of soliciting proxies from the NFC Shareholders to vote at the NFC Shareholders Meeting in favor of the Transaction Proposals.
“Purchase Price Per GP Share” and “Purchase Price Per LP Interest” means US$50.4928, which is calculated as below:
= A / (B + C + D),
where,
“A” is (a) US$1,300,000,000, plus (b) US$2,475,802, i.e., the aggregate amount of strike price of the Partnership Options issued in connection with the rollover of equity securities or equity awards in the merger of Healthy Harmony Acquisition, Inc. into Chindex International on September 30, 2014, plus (c) US$31,580,040, i.e., the aggregate amount of strike price of the Partnership Options granted under the Partnership Equity Incentive Plan on or prior to the date hereof;
“B” is 10, i.e., the total number of issued and outstanding GP Shares as of the date hereof;
“C” is the total number of issued and outstanding LP Interests as of the date hereof; and
“D” is the total number of LP Interests underlying issued and outstanding equity awards for LP Interests as of the date hereof.
“Qualified Auditors” means independent public accountants that are registered with the PCAOB.
“Qualified Tax Advisor” means one of the “big 4” accounting firms, namely Deloitte Touche Tohmatsu, Ernst & Young, KPMG and PricewaterhouseCoopers and/or their respective PRC domestic Affiliates, or such other professional tax advisor as may be approved in writing by Buyer.
“Real Property Lease” means any agreement under which any Group Company is the landlord, sub-landlord, tenant, subtenant or occupant.
“Redemption Amount” means the aggregate amount paid to holders of NFC Public Shares in connection with the NFC Shareholder Redemption.
“Reference Exchange Rate” as of a specified date means the USD:CNY Central Parity Rate last published by People’s Bank of China and its subsidiary China Foreign Exchange Trade System & National Interbank Funding Center (or any other successor thereof) as of such date.
“Reinvestment Agreements” means, collectively, the Fosun Rollover Agreement, the Founder Reinvestment Agreement and the Management Reinvestment Agreements.
“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials into the environment.

“Representatives” of any Person shall mean such Person’s directors, managers, officers, employees, agents, attorneys, consultants, advisors or other representatives.
“Required Financial Information” means (a) any financial and other pertinent financial or other information (other than any Financial Statements) regarding the Group Companies reasonably available to General Partner as may be reasonably requested by the Buyer Parties; and (b) the Financial Statements.
“Restricted Person” of a Seller means any of  (a) such Seller, (b) the Affiliates of such Seller (excluding any Group Company), (c) the former or current directors of the Group Companies appointed by such Seller, and (d) the officers, employees, directors, consultants, advisors or other representatives (in each case, acting in their respective capacities as such) of any of the foregoing (a) and (b) and the consultants, advisors or other representatives (in each case, acting in their respective capacities as such) of any of the foregoing (c).
“RMB” means Renminbi, the lawful currency of the PRC.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shareholders Agreements” means the General Partner Shareholders Agreement and the Management Shareholders Agreement.
“Sponsor” means TPG Healthy, L.P., a Cayman Islands exempted limited partnership.
“Subsidiary” of a Person means each other Person Controlled by such Person.
“Tax” or “Taxes” means (a) in the PRC: (i) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, or any other taxes, customs, duties, charges, fees, levies, or other assessments of any kind whatsoever imposed by a Governmental Entity, and (ii) all interest, penalties (administrative, civil or criminal), fines, related liabilities or additional amounts imposed in connection with any item described in clause (i) above, (b) in the U.S.: (i) any income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, social security (or similar), excise, escheat, lost or unclaimed property, severance, stamp, occupation, premium, personal property, real property, environmental or windfall profit, capital stock, customs or other tax, duty, contribution, retribution, governmental fee or other like assessment or charge of any kind whatsoever imposed by a Governmental Entity, together with any interest, penalty, addition to tax or additional amount imposed with respect to such amounts, and (c) in any jurisdiction other than the PRC and the U.S.: all similar liabilities as those described in clause (a) and (b) above.
“Tax Authority” means any Governmental Entity competent to impose, assess or enforce any liability to Tax, wherever situated.
“Tax Return” means any report, return, declaration, claim for refund or information return or statement or other information required or permitted to be supplied to a Governmental Entity in connection with Taxes together with any attachments and all amendments thereto.
“Transaction Expenses Reimbursement Amount” means an amount equal to US$16,000,000.
“Treasury Regulations” means the regulations promulgated under the Code.
“U.S.” means the United States of America.
“USD” or “US$” means United States Dollars, the lawful currency of the United States.

Section 1.2 Other Defined Terms.   The following terms shall have the meanings defined for such terms in the Sections set forth below.
Term	Section
280G Stockholder Approval	Section 7.17
Acquisition Proposal	Section 7.15(b)
Adverse Effect on Financing	Section 7.18(a)
Agreement	Preamble
Alternative Financing	Section 7.18(b)
Annual Financial Statements	Section 3.6
Arbitration	Section 10.9
Buyer	Preamble
Buyer Closing Certificate	Section 8.2(d)
Buyer Disclosure Schedule	Article VI
Buyer Parties	Preamble
Change in Recommendation	Section 7.13
Closing	Section 2.2(a)
Closing Date	Section 2.2(a)
Closing Press Release	Section 7.20
Closing Partnership Expenses	Section 2.6(a)
Closing Partnership Expenses Leakage	Section 2.6(a)
Closing Partnership Expenses Cap	Section 2.6(a)
Closing Partnership Permitted Expenses	Section 2.6(a)
Company Material Contracts	Section 3.11(a)
Confidentiality Agreement	Section 7.9
Continuing Employees	Section 7.24
Debt Commitment Letters	Section 6.4(a)
Debt Financing	Section 6.4(a)
Environmental Claim	Section 3.13(a)
Exchange Ratio	Section 2.7(a)
Financial Statements	Section 3.6
Forward Purchase Agreements	Section 6.4(c)
Fosun Required Financials	Section 7.14
Fosun Rollover Agreement	Recitals
Fosun Shareholder Circular	Section 7.14
Fosun Shareholders Meeting	Section 7.14
Founder Reinvestment Agreement	Recitals
General Partner	Recitals
GP Shares	Section 2.1(a)
GP Shares Purchase Price	Section 2.1(a)
ICC	Section 10.9
ICC Rules	Section 10.9
IFC Consent	Section 8.3(d)
IFC Loans	Section 8.3(d)
Indemnified Liabilities	Section 7.11(a)

Term	Section
Indemnified Persons	Section 7.11(a)
Insurance Policies	Section 3.17
Interim Financial Statements	Section 3.6
Lenders	Section 6.4(a)
LP Interests	Section 2.1(b)
LP Interests Purchase Price	Section 2.1(b)
NFC	Preamble
NFC Amended Articles Proposal	Section 7.12(b)
NFC Board	Recitals
NFC Board Recommendation	Section 7.13
NFC Director Election Proposal	Section 7.12(b)
NFC IPO	Recitals
NFC Option	Section 2.7(b)
NFC Recommendation Change Notice	Section 7.13
NFC RSU	Section 2.7(c)
NFC Shareholders Meeting	Section 7.13
Nonparty Affiliates	Section 10.13
Non-U.S. Benefit Plans	Section 3.16(j)
Occupied Real Property	Section 3.10(a)
Operating Subsidiary	Section 3.11(a)(x)
Outside Date	Section 9.1(d)
Partnership	Preamble
Partnership Closing Certificate	Section 8.3(f)
Partnership Disclosure Schedule	Article III
Partnership U.S. Tax Audit	Section 7.22(c)
Party or Parties	Preamble
Permitted Equity Financing	Section 7.4(a)
Permitted Equity Financing Agreements	Section 7.4(a)
PRC Transaction Tax	Section 7.21(a)
PRC Transaction Tax Contest	Section 7.21(f)
Purchase Price	Section 2.1(b)
Recourse Theory	Section 10.13
Released Claims	Section 7.16(a)
Released Persons	Section 7.16(a)
Relevant PRC Tax Authorities	Section 7.21(b)
Required Financing Amount	Section 6.4(b)
Returns	Section 3.14(a)
Section 280G Waiver	Section 7.17
Seller or Sellers	Preamble
Seller Bank Account	Section 2.5
Seller Release	Section 7.16(a)
Social Insurance	Section 3.16(l)
Subscription Agreements	Recitals

Term	Section
Support Agreements	Recitals
Tax Savings	Section 2.6(e)
Terminating Buyer Breach	Section 9.1(c)
Terminating Partnership Breach	Section 9.1(b)
Transaction Proposals	Section 7.12(b)
Transfer Taxes	Section 7.10
Trust Account	Section 6.7(a)
Trust Agreement	Section 6.7(a)
Trust Amount	Section 6.7(a)
Trustee	Section 6.7(a)
Waived 280G Benefits	Section 7.17
Section 1.3 Interpretation and Rules of Construction.
(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:
(i) the provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;
(ii) any reference in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. All Exhibits and Schedules hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;
(iii) any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;
(iv) the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;
(v) words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;
(vi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and all references to dates and times shall, except as expressly provided otherwise, mean dates and times in the local time zone of New York City;
(vii) references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant Person, consistent in all material respects (including nature and scope) with the prior practice of such Person;
(viii) references to “writing,” “written” and comparable expressions include any mode of reproducing words in a legible and non-transitory form including emails and faxes;
(ix) if any payment hereunder would have been, but for this Section 1.3(a)(ix), due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;
(x) all monetary amounts used herein are denominated in USD unless specifically provided otherwise herein; if the conversion between USD and RMB is necessary for purposes of this Agreement, unless specifically provided otherwise herein, such conversion shall be conducted at the Reference Exchange Rate as of the date of such conversion; and

(xi) the term “non-assessable,” when used with respect to any shares, means that no further sums are required to be paid by the holders thereof in connection with the issue thereof.
(b) In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Article II
SALE AND PURCHASE
Section 2.1 Sale and Purchase.   Upon the terms and subject to the conditions contained herein, at the Closing,
(a) each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, all of the issued shares in the share capital of General Partner (the “GP Shares”) held by such Seller, for an aggregate purchase price (the “GP Shares Purchase Price” of such Seller) equal to the number of GP Shares held by such Seller multiplied by the Purchase Price Per GP Share; and
(b) each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, all of the limited partnership interests in Partnership (the “LP Interests”) held by such Seller, for an aggregate purchase price (the “LP Interests Purchase Price” of such Seller and, when aggregated with the GP Shares Purchase Price of such Seller, the “Purchase Price” of such Seller) equal to the number of LP Interests held by such Seller multiplied by the Purchaser Price Per LP Interest. At the Closing, each Seller shall duly assign and transfer all of its rights and obligations under the Partnership Agreement to Buyer, and Buyer shall accept such assignment and transfer. With effect from the Closing Date, Buyer assumes all of the rights and obligations of such Seller under the Partnership Agreement and agrees to be bound by the terms and conditions of the Partnership Agreement as if it was the original signatory thereto. General Partner hereby consents to the Sellers’ sale of the LP Interests and assignments and transfers of its rights and obligations in connection therewith as contemplated by this Section 2.1(b).
Section 2.2 Closing.
(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated under Section 2.1 (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) shall occur with respect to all Sellers simultaneously:
(i) on the tenth (10th) Business Day after the last of the conditions to the obligations of the Parties set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the satisfaction or waiver of such conditions); or
(ii) on such other date as Buyer and General Partner may mutually agree in writing.
(b) The Closing shall take place by the remote exchange of electronic signatures and documents or in such other manner as Buyer and General Partner may agree in writing.
Section 2.3 Deliveries by Sellers.   At the Closing, each Seller shall deliver or cause to be delivered (unless delivered previously) to Buyer, the following:
(a) an instrument of transfer in the form of Exhibit B-1 hereto, duly executed by such Seller and dated as of the Closing Date, relating to the sale and transfer to Buyer all of the GP Shares held by such Seller;
(b) an instrument of transfer in the form of Exhibit B-2 hereto, duly executed by such Seller and dated as of the Closing Date, relating to the sale and transfer to Buyer all of the LP Interests held by such Seller;
(c) if such Seller is not a natural person, a copy of the duly adopted resolutions of the board of directors (or equivalent governing body) in respect of such Seller (or its governing entity) and, where applicable, the shareholders of such Seller (or equivalent corporate authorizations), certified by a director (or equivalent) of such Seller (or its governing entity), approving, among other things, (i) the sale and transfer of all of the GP Shares held by such Seller to Buyer on the terms and conditions hereunder, (ii) the sale and transfer of all of the LP Interests held by such Seller to Buyer, and (iii) the execution, delivery and performance of this Agreement and Ancillary Agreements to which such Seller is a party; and
(d) if such Seller has appointed any director or observer to the board of directors or any officer of General Partner or any Group Company, to the extent requested by Buyer no later than five (5) Business Days prior to the Closing, a resignation letter, duly executed by each such individual, in the form of Exhibit C attached hereto.
Section 2.4 Deliveries by General Partner.   At the Closing, General Partner shall deliver or cause to be delivered (unless delivered previously) to Buyer, the following:
(a) a copy of the register of members of General Partner, dated as of the Closing and certified by the registered office provider of General Partner, updated to reflect the sale and purchase of all of the GP Shares hereunder and Buyer’s ownership of all of the GP Shares;
(b) all of the statutory registers, minute books and corporate records (which shall be written up to the time of Closing) in its possession, including General Partner’s certificate of incorporation and any certificate of incorporation on change of name of General Partner, and General Partner’s common seal (if any);
(c) a copy of the register of unit partnership interests of Partnership, dated as of the Closing and certified by the registered office provider of Partnership, updated to reflect the sale and purchase of all of the LP Interests of each Seller hereunder and Buyer’s ownership of all of the LP Interests of such Seller;
(d) a copy of the register of security interests over the LP Interests, dated as of the Closing and certified by the registered office provider of Partnership;
(e) subject to Buyer having provided General Partner with (i) the names of Buyer’s designees reasonably in advance (and having reasonably cooperated with the “know-your-client” requirements of the registered office provider of General Partner with respect to such designees), and (ii) shareholders resolutions of General Partner, executed by Buyer and to be effective as of immediately following the Closing, appointing Buyer’s designees as directors of General Partner, a copy of the register of directors of General Partner, dated as of the Closing Date and certified by the registered office provider of General Partner, updated to reflect that, as of immediately after the Closing, the board of directors of General Partner consists entirely of  (i) individuals that have been designated by Buyer in writing and (ii) individuals not requested by Buyer to resign at the Closing in accordance with Section 2.3(d); and
(f) (i) a certificate of Partnership satisfying the requirements of Treasury Regulations Section 1.1445-11T(d)(2) to the effect that either: (A) fifty percent (50%) or more of the value of the gross assets of Partnership does not consist of  “United States real property interests” within the meaning of Section 897 of the Code, or (B) ninety percent (90%) or more of the value of the gross assets of Partnership does not consist of  “United States real property interests” within the meaning of Section 897 of the Code and “cash and cash equivalents” within the meaning of Treasury Regulations Section 1.1445-11T(d)(1); and (ii) a certificate in compliance with Section 1446(f) of the Code certifying that no withholding Tax is required on the disposition of interests in Partnership.
Section 2.5 Deliveries by Buyer.   At the Closing, Buyer shall pay or cause to be paid to each Seller an amount equal to the Purchase Price of such Seller, less the aggregate amount of Leakage with respect to such Seller, if any, as may be notified by General Partner, Partnership or such Seller to Buyer prior to the Closing in accordance with Section 7.27(b), by wire transfer of immediately available USD funds to such Seller’s bank account specified in Schedule 2 attached hereto (or if not specified therein, as may be notified to Buyer not less than five (5) Business Days prior to the Closing) (the “Seller Bank Account” of such Seller), except as may be otherwise agreed in writing between a Buyer Party and such Seller (including pursuant to the Reinvestment Agreements). Each Seller hereby agrees that any and all amounts paid by or on behalf of Buyer to the Seller Bank Account of such Seller (as evidenced by the relevant irrevocable payment instructions) shall be deemed to have been duly paid to such Seller for all purposes of this Agreement and Ancillary Agreements and shall constitute full performance and discharge of the applicable payor’s obligations hereunder and thereunder to pay such amounts to such Seller.
Section 2.6 Payment of Transaction Expenses.
(a) Not less than five (5) Business Days prior to the Closing Date, General Partner shall deliver to Buyer a statement setting forth General Partner’s good faith estimate of  (the following, collectively, the “Closing Partnership Expenses”) (i) the Partnership Expenses as of the Closing (the “Closing Partnership Permitted Expenses”), and (ii) the fees and expenses incurred or payable to Ernst & Young in connection with the preparation of any financial statements or audit reports of the Group Companies and any other financial information requested by Buyer in connection with the transactions contemplated by this Agreement or the Ancillary Agreements. For purposes hereof, the “Closing Partnership Expenses Leakage” means the excess, if any, of the Closing Partnership Permitted Expenses over US$400,000 (the “Closing Partnership Expenses Cap”).
(b) At the Closing, Buyer shall pay or cause to be paid to (i) Partnership or an Affiliate of Sponsor (as may be designated by Sponsor by written notice to Buyer not less than two (2) Business Days prior to the Closing) the Transaction Expenses Reimbursement Amount and (ii) Fosun Seller the Fosun Expense Reimbursement Amount, by wire transfer of immediately available USD funds to a bank account designated by such payee in writing prior to the Closing. The Parties acknowledge that the Fosun Expense Reimbursement Amount and Transaction Expenses Reimbursement Amount do not constitute any portion of consideration paid for the GP Shares and the LP Interests transferred hereunder and, instead, represent a lump-sum reimbursement by Buyer of certain fees, expenses and costs arising under this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Each Seller hereby agrees that, except for Buyer’s obligations under Section 2.6(c)(ii), none of the Buyer Parties, their Affiliates (including the Group Companies from and after the Closing) and their respective officers, directors, employees or other representatives will have any obligation or liability arising out of, or owe any duties or responsibilities to such Seller or any other Person with respect to, the further application or allocation of any and all proceeds received by or on behalf of such payee in connection with this Section 2.6(b).
(c) Promptly after the Closing, Buyer shall cause Partnership or other Group Companies (as may be determined by Buyer) to pay (i) all Closing Partnership Expenses, all Buyer Transaction Expenses and the director fees and transaction bonuses specified in Section 1.2(f)(i) and Section 1.2(f)(ii) of the Partnership Disclosure Schedule, in each case, that are unpaid and are due and payable as of the Closing and (ii) to the extent all or a portion of the Transaction Expenses Reimbursement Amount is paid to Partnership at the Closing as designated by Sponsor pursuant to Section 2.6(b), any fees and expenses covered by such Transaction Expenses Reimbursement Amount that are due and payable as of the Closing. The Buyer Parties and their Affiliates (including the Group Companies from and after the Closing) shall be entitled to the Tax benefit, if any, of the payments made by the Group Companies pursuant to this Agreement.
(d) For all purposes of Section 2.5 and Section 7.27(b), General Partner shall be deemed to have notified Buyer of the occurrence of Leakage with respect to each Seller in an amount equal to such Seller’s pro rata share (determined based on the number of the GP Shares held by such Seller in proportion to the total number of the GP Shares held by all Sellers as of immediately prior to the Closing) of the sum of  (i) 100% of the aggregate amount of director fees for the directors of any Group Company as set out in Section 1.2(f)(i) of the Partnership Disclosure Schedule, (ii) 100% of the aggregate amount of transaction bonus for management employees of any Group Company as set out in Section 1.2(f)(ii) of the Partnership Disclosure Schedule, and (iii) the Closing Partnership Expenses Leakage, if any. The pro rata portion of the Leakage so calculated shall be deducted from the amount payable to such Seller in accordance with Section 2.5.
Section 2.7 Treatment of Equity Awards.   Except as may be agreed otherwise in writing between a Buyer Party and the applicable holder of Partnership Options and/or Partnership RSUs:
(a) For purposes hereof, “Exchange Ratio” means the Purchase Price Per LP Interest divided by the NFC Share Reference Price.

(b) Each Partnership Option, whether vested or unvested, that is outstanding immediately prior to the Closing shall be converted into and become an option to purchase NFC Shares (the “NFC Option”). Each NFC Option shall be exercisable for that number of NFC Shares (rounded down to the nearest whole share) equal to the product of  (i) the total number of LP Interests subject to the corresponding Partnership Option, multiplied by (ii) the Exchange Ratio, at an exercise price per NFC Share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per LP Interest by (y) the Exchange Ratio. Each NFC Option shall otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Partnership Option immediately prior to the Closing.
(c) Each Partnership RSU, whether vested or unvested, that is outstanding immediately prior to the Closing shall be converted into and become one restricted stock unit that will settle in NFC Shares (the “NFC RSU”). Each NFC RSU shall correspond to that number of NFC Shares (rounded down to the nearest whole share) equal to the product of  (i) the total number of LP Interests subject to the corresponding Partnership RSU, multiplied by (ii) the Exchange Ratio. Each NFC RSU shall otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Partnership RSU immediately prior to the Closing.
(d) For the avoidance of doubt, (i) nothing in this Section 2.7 shall be deemed to prohibit the exercise or settlement, as applicable, prior to the Closing, of any Partnership Option or Partnership RSU in accordance with the Partnership Equity Incentive Plan and award agreements thereunder in effect as of the date of this Agreement, and (ii) except as specifically provided in this Section 2.7 or set forth in Section 7.3(e) of the Partnership Disclosure Schedule, prior to the Closing, the Partnership Equity Incentive Plan, the Partnership Options and Partnership RSUs shall continue to be subject in all respects to the terms and conditions of the Partnership Equity Incentive Plan and the award agreements governing the Partnership Options and Partnership RSUs as in effect on the date of this Agreement, without giving effect to the transactions contemplated herein.
(e) For the avoidance of doubt, all Partnership Options and Partnership RSUs that are outstanding immediately prior to the Closing other than those set forth on Section 2.7(e) of the Partnership Disclosure Schedule shall, to the extent not already vested, immediately vest in full as of immediately prior to the Closing.
(f) The Parties agree that Founder Seller shall be permitted to, and prior to the Closing, the Partnership shall take any actions necessary to permit Founder Seller to exercise Founder Seller’s vested Partnership Options (including, for the avoidance of doubt, those performance-based Options that vest as of immediately prior to the Closing) on a cashless (“net exercise”) basis.
Section 2.8 Withholding Rights.   Each of the Parties and any other applicable withholding agent is entitled to deduct and withhold (or cause to be deducted or withheld) from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws; provided, that, (a) no such withholding shall be done in respect of any PRC Transaction Tax, and (b) other than withholding with respect to compensatory amounts or withholding as a result of the Partnership or General Partner’s failure to deliver the certificates and notice required by Section 2.4(f), prior to making any such deduction or withholding from any consideration payable pursuant to this Agreement, the applicable withholding agent shall (i) provide notice reasonable under the circumstances to the applicable recipient of the amounts subject to withholding and (ii) cooperate with the recipient in good faith to minimize any such withholding (including by providing an opportunity for such recipient to provide forms or other evidence that would exempt such amount from withholding tax). To the extent that amounts are so withheld by the Parties and paid to the appropriate Tax Authority, such amounts will be treated for all purposes of this Agreement as having been paid to Persons in respect of which such deduction and withholding was made. With respect to U.S. federal withholding Taxes, unless required by any change in Law, provided the Buyer Parties have received the certifications and notice described in Section 2.4(f), the Buyer Parties will not withhold any amounts from the consideration otherwise payable under this Agreement, other than any withholding with respect to compensatory amounts. The Parties represent that they are not aware of any non-U.S. withholding taxes required to be made in respect of any amount otherwise payable to any Person pursuant to this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE GROUP COMPANIES
Except as fairly disclosed in the disclosure schedule duly executed by General Partner and delivered by General Partner to the Buyer Parties concurrently with the execution of this Agreement (the “Partnership Disclosure Schedule”) and except to the extent fairly disclosed in any Due Diligence Material (it being understood that any matter disclosed in the Due Diligence Materials will not be deemed to be disclosed for purposes of, or to modify or qualify, Section 3.1, Section 3.2, Section 3.3, Section 3.4 or Section 3.20), General Partner hereby represents and warrants to the Buyer Parties as follows:
Section 3.1 Organization.
(a) Each Group Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Each Group Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Group Company is duly qualified, licensed or registered as a foreign entity (in so far as that concept is recognized in the relevant jurisdiction) to transact business under the Laws of each jurisdiction where the character of its properties or assets owned, leased or operated by it, or the location of the properties or assets owned, leased or operated by it, requires such qualification, licensing or registration, except where the failure of such qualification, licensing or registration would not, individually or in the aggregate, constitute a Partnership Material Adverse Effect.
(b) General Partner has furnished to Buyer true and complete copies of the joint venture agreement (if applicable) and other Organizational Documents of each of the Group Companies organized and existing under the Laws of the PRC and such joint venture agreements or other Organizational Documents are valid and have been duly approved or registered (as required) by competent Governmental Entities in the PRC.
Section 3.2 Capitalization.
(a) The authorized share capital of General Partner is US$50,000 divided into 50,000 shares of US$1.00 each, of which ten (10) shares are issued and outstanding. Section 3.2(a) of the Partnership Disclosure Schedule sets forth a complete and correct capitalization table of General Partner as of immediately prior to the Closing, reflecting all issued and outstanding GP shares and the record holders thereof. All of the issued and outstanding GP Shares have been duly authorized and validly issued and are fully paid, non-assessable, and are held by the Sellers, free and clear of any Liens.
(b) The LP Interests are represented by partnership units of US$1.00 each. Section 3.2(b) of the Partnership Disclosure Schedule sets forth (i) a complete and correct capitalization table of Partnership as of the date of this Agreement, reflecting all issued and outstanding LP Interests and the record holders thereof, and (ii) a complete and correct list of all Partnership Options and Partnership RSUs as of the date of this Agreement, and for each holder thereof, the name, number, type, grant date, vesting schedule and status (as of the date hereof) and exercise price with respect to such holder.
(c) Except as set forth on Section 3.2(b) and Section 3.2(c) of the Partnership Disclosure Schedule and as provided in this Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, or any other equity based awards of any character calling for the purchase or issuance of any Equity Securities of General Partner or Partnership. There are no outstanding phantom stock rights or other phantom interests, stock appreciation rights, profit participation or other similar rights granted by General Partner or Partnership to any Person, except pursuant to the Partnership Equity Incentive Plan. There are no bonds, debentures, notes or other indebtedness of General Partner or Partnership with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters to which holders of Equity Securities of General Partner or Partnership may vote.
(d) The Due Diligence Materials contain true and accurate information with respect to each Group Company’s name, type, jurisdiction of incorporation or organization, authorized share capital, the number and type of issued and outstanding Equity Securities and the current ownership of such

Equity Securities. Except as set forth on Section 3.2(d) of the Partnership Disclosure Schedule, Partnership owns, directly or indirectly, all of the issued and outstanding Equity Securities in each of the other Group Companies (other than General Partner), free and clear of any Liens, and all such Equity Securities are duly authorized and validly issued and are fully paid, non-assessable and free of any preemptive rights, and there are no outstanding subscriptions, options, trust, proxy, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any Equity Securities of any such Group Company. There are no restrictions on any Group Company with respect to voting the Equity Securities of any of the other Group Companies. The shareholding percentage held by foreign funded entities in the applicable Group Companies incorporated in the PRC do not violate any applicable PRC Law.
(e) There are no outstanding contractual obligations to which any Group Company is a party (i) to repurchase, redeem or otherwise acquire any Equity Securities in any Group Company or (ii) relating to the voting of any Equity Securities in any Group Company.
(f) Except as set forth on Section 3.2(f) of the Partnership Disclosure Schedule, each of the Group Companies incorporated outside the PRC was formed solely to acquire and hold the equity interests in its respective Subsidiaries and, since its formation (solely with respect to Chindex Delaware, since the Privatization Date), has had no other material business and assets, and has not incurred any material liabilities, other than those (i) incidental to its formation and ongoing organization, or (ii) incurred in connection with the transactions contemplated herein.
Section 3.3 Authorization.   Each of the Group Companies has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by or on behalf of each Group Company and the consummation by such Group Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of such Group Company or on behalf of such Group Company. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each other party hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of each Group Company, enforceable against each Group Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
Section 3.4 Consents and Approvals; No Violations.   Except as set forth on Section 3.4 of the Partnership Disclosure Schedule, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement by the Group Companies will (a) conflict with or result in any breach of any provision of the Organizational Documents of any Group Company, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of any Group Company, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any Company Material Contract, (d) result in the creation of any Lien upon any of the properties or assets of any Group Company (other than those created in connection with the Debt Financing or any Alternative Financing), or (e) violate any Law or Order applicable to any Group Company, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, constitute a Partnership Material Adverse Effect.
Section 3.5 Prior Conduct.
(a) Each of General Partner and Partnership was formed solely for the purpose of holding the Equity Securities of the other Group Companies and has not conducted any other business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and in connection with the holding of the Equity Securities of the other Group Companies. Since the inception of General Partner or Partnership respectively, each of General Partner and Partnership has conducted its business only in the ordinary course of business and not engaged in any material activities or operations, other than such actions in connection with (a) its organization, (b) its holding of the Equity Securities in the other Group Companies, and (c) the transactions contemplated by this Agreement and the Ancillary Agreements. Each of General Partner and Partnership has not had any U.S. trade or business (within the meaning of section 864 of the Code), and assets owned by General Partner and Partnership have never been used in connection with any U.S. trade or business (within the meaning of section 864 of the Code) of General Partner or Partnership.
(b) Neither General Partner or Partnership is in default or violation (and no event has occurred which, with notice or the laps of time or both, would constitute a default or violation) of any term, condition or provision of  (i) the Organizational Documents of General Partner or Partnership or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity applicable to General Partner or Partnership, except for defaults or violations which would not be reasonably likely to have, individually or in the aggregate, a Partnership Material Adverse Effect.
Section 3.6 Financial Statements.   General Partner has delivered to the Buyer Parties complete and accurate copies of  (a) the audited consolidated financial statements of Partnership consisting of  (i) the balance sheets as of and for each of the fiscal years ended December 31, 2017 and December 31, 2018 and (ii) the income statements, statement of changes in equity and statement of cash flow (including any related notes thereto and the related auditor’s reports thereon issued by a Qualified Auditor) as of and for each of the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018 (the “Annual Financial Statements”) and (b) the unaudited consolidated financial statements of Partnership consisting of the balance sheets and related statements of income and cash flow as of and for the three-month period ending on March 31, 2019 (the “Interim Financial Statements”) ((a) and (b) collectively, the “Financial Statements”). Each of the Financial Statements (A) has been prepared in accordance with the Applicable Accounting Standards applied on a consistent basis throughout the periods indicated (except, in the case of the Interim Financial Statements, subject to normal and recurring year-end adjustments, none of which would be material individually or in the aggregate, and the absence of notes thereto), and (B) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Partnership as at the respective dates thereof and for the respective periods indicated therein.
Section 3.7 No Undisclosed Liabilities.   The Group Companies do not have any liabilities or obligations of the type required to be disclosed in a consolidated balance sheet of the Group Companies in accordance with the Applicable Accounting Standards except (a) to the extent disclosed or reserved against in the Financial Statements, (b) incurred or accrued since the Balance Sheet Date in the ordinary course of business, (c) incurred in connection with the transactions contemplated by this Agreement or any Ancillary Agreement, and (d) that individually or in the aggregate would not constitute a Partnership Material Adverse Effect.
Section 3.8 Absence of Certain Changes or Events.   Except as expressly contemplated by this Agreement and set forth in Section 3.8 of the Partnership Disclosure Schedule, since the Balance Sheet Date through the date hereof:
(a) the Group Companies have conducted their business in all material respects in the ordinary course of business;
(b) no events have occurred which have constituted or would constitute, individually or in the aggregate, a Partnership Material Adverse Effect;
(c) there has been no casualty, loss, damage or destruction of any property that is material to the Group Companies, taken as a whole, and that is not covered by insurance; and
(d) no Group Company has taken any action or omitted to take an action, which, if taken or omitted to be taken after the date of this Agreement, would require the consent of Buyer in accordance with Section 7.3.
Section 3.9 Litigation.   As of the date of this Agreement, there is no Proceeding (with respect to investigations, to the Knowledge of General Partner) pending or, to the Knowledge of General Partner, threatened in a writing delivered to any of the Group Companies or their respective directors or officers, against any of the Group Companies or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of any Group Company) before any

Governmental Entity that would constitute, individually or in the aggregate, a Partnership Material Adverse Effect. Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, none of the Group Companies is subject to any outstanding Order of any Governmental Entity.
Section 3.10 Real Property; Personal Property.
(a) None of the Group Companies owns any real property interest in the U.S. as defined under Section 897 of the Code. The Group Companies have peaceful and undisturbed possession of all real property (both land and buildings) leased, subleased, licensed or otherwise occupied or used (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Group Companies (collectively, including the improvements thereon, the “Occupied Real Property”), in each case free and clear of all Liens other than Permitted Liens.
(b) All Occupied Real Property which is in use, or partly in use, as a medical institution is under currently effective written lease contracts, and, to the Knowledge of General Partner, the lessor has legal title to and has the right to lease such assets to the relevant Group Company. Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, each Group Company has the lawful right to use the Occupied Real Property and the Occupied Real Property is fit to be so used, in each case for its business as conducted on the date of this Agreement, and any additional fit-out, renovation and construction by the Group Companies on the Occupied Real Property do not violate any applicable requirements under PRC Law on construction and zoning.
(c) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, there are no zoning or other applicable Laws in effect that would prevent or limit any Group Company from conducting its operations on the Occupied Real Property as they are currently conducted.
(d) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, each Occupied Real Property currently in use by any of the Group Companies has validly passed all relevant completion and acceptance tests necessary for the use of the relevant Occupied Real Property by the relevant Group Company, including tests in respect of environmental protection, safety and fire control, and are capable of satisfying their intended operational purposes.
(e) As of the date of this Agreement, there is no Proceeding (with respect to investigations, to the Knowledge of General Partner), pending or, to the Knowledge of General Partner, threatened in a writing delivered to any of the Group Companies or their respective directors or officers that affects or is reasonably likely to affect any Occupied Real Property or any part thereof, and no Group Company has, within the past three (3) years, received any notice, written or, to the Knowledge of General Partner, oral, of the intention of any Governmental Entity to take or use all or any part thereof, except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect.
(f) Except (i) as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, (ii) for the Real Property Leases and (iii) for Permitted Liens, none of the Occupied Real Properties is subject to any lease, sublease, license or other agreement granting to any Person (other than any Group Company) any right to the use or occupancy of such Occupied Real Property or any part thereof.
(g) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, each of the Group Companies has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, the tangible personal assets and properties used or held for use by it in connection with the conduct of its business as conducted on the date of this Agreement, free and clear of all Liens other than Permitted Liens.
(h) To the Knowledge of General Partner, there does not exist any condemnation, eminent domain or taking proceeding that affects any Occupied Real Property that would constitute, individually or in the aggregate, a Partnership Material Adverse Effect.

Section 3.11 Company Material Contracts.
(a) The Due Diligence Materials contain true and complete copies of the following Contracts (including all material amendments, schedules and exhibits thereto) to which any Group Company is a party or is otherwise bound as of the date of this Agreement (“Company Material Contracts”):
(i) any Contract (A) relating to material indebtedness for borrowed money (other than intercompany indebtedness) or a standby letter of credit or similar facility, or a capitalized lease (determined in accordance with the Applicable Accounting Standards), or (B) pursuant to which any Group Company is a guarantor of any material indebtedness for borrowed money;
(ii) any Contract (A) granting to any Person a right of first refusal, right of first offer or similar preferential right to purchase the capital stock of any Group Company or (B) except in the ordinary course of business, (x) obligating any Group Company to sell to any Person any capital stock with a material value or (y) pursuant to which any Group Company sold to any Person any capital stock with a material value and continues to have any ongoing obligations;
(iii) any Contract limiting, restricting or prohibiting any Group Company from operating hospitals or clinics, or conducting other business activities, anywhere in the PRC or elsewhere in the world in any material respect;
(iv) any Contract with respect to any partnership entity or other joint venture entity in which any Group Company has an ownership interest (other than a Contract solely between one Group Company, on the one hand, and one or more Group Companies, on the other hand);
(v) any Contract that (x) obligates any Group Company to make a material loan or material capital contribution to, or material investment in, any Person other than loans to any Group Company and advances to employees in the ordinary course of business or (y) obligates any Group Company to provide a material indemnification or guarantee;
(vi) any Real Property Lease that is material to the Group Companies’ business operations taken as a whole or the underlying real property is used for medical institution;
(vii) any Contract with the top ten (10) suppliers supplying medicines to the Group Companies based on the fiscal year 2018’s annual payment;
(viii) any Contract with the top ten (10) suppliers with respect to (x) the purchase, sale and/or lease of material equipment and (y) the purchase of medical consumables based on fiscal year 2018’s annual payment;
(ix) any Contract pursuant to which any Group Company (A) receives a license or other right to material Intellectual Property from any other Person, except for Contracts that may be terminated by any party thereto upon notice of ninety (90) calendar days or less, or off the shell software or non-exclusive license of Intellectual Property entered into in the ordinary course of business or (B) grants a license or other rights to material Intellectual Property of any Group Company to any other Person;
(x) any Contract which (A) provides Partnership with effective control over any other Group Company in respect of which it does not, directly or indirectly, own a majority of the equity interests thereof  (each, an “Operating Subsidiary”), (B) provides any Group Company the right or option to purchase the equity interests in any Operating Subsidiary or (C) transfers economic benefits from any Operating Subsidiary to any other Group Company;
(xi) any Contract with respect to a material business cooperation, technology development or similar arrangement between any Group Company and any medical institution, scientific research institution, university, expert or any other Person in the PRC;
(xii) any Contract with respect to management services or contracting services provided by any Group Company to any medical institution, or provided by any Person to any Group Company in the PRC;

(xiii) any Contract relating to the voting or disposition of Equity Securities in, or the corporate governance and shareholding matters of any Group Company (including the Shareholders Agreements and the Partnership Agreement);
(xiv) any Contract with the top ten (10) healthcare insurance companies who are providing insurance services to any Group Company based on the annual aggregate settlement amounts of the Group Companies in fiscal year 2018;
(xv) any other Contract or a series of related Contracts, the termination or expiration of which would constitute, individually or in the aggregate, a Partnership Material Adverse Effect; and
(xvi) any Contract which commits any Group Company to enter into any of the foregoing.
(b) With respect to each Contract to which any Group Company is a party or is otherwise bound by, (i) none of the Group Companies has breached, or is in default under, nor has any of them received written notice of breach or default under (or of any condition which with the passage of time or the giving of notice would cause a breach or default under), such Contract, (ii) to the Knowledge of General Partner, no other party to such Contract has breached or is in default of any of its obligations thereunder, and (iii) such Contract is in full force and effect and is the valid and binding obligation of the relevant Group Company thereto, except in the case of clauses (i), (ii) and (iii) for such breaches, defaults or failures to be in full force and effect or the valid and binding obligation of any party or parties thereto that would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect.
Section 3.12 Intellectual Property.   Each of the Group Companies owns all right, title and interest in and to, or otherwise possesses adequate licenses or other rights to use, all Intellectual Property necessary to conduct its business as conducted on the date of this Agreement, except where the failure to own or possess such rights would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect. Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, (a) no Proceeding (with respect to investigations, to the Knowledge of General Partner) is pending or, to the Knowledge of General Partner, threatened in a writing delivered to any of the Group Companies or their respective officers or directors, claiming that (i) any Group Company has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person or (ii) any Person has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Group Company and (b) to the Knowledge of General Partner, there is no valid basis for any such Proceeding or position referred to in the foregoing clause (a)(i).
Section 3.13 Environmental Matters.
(a) As of the date of this Agreement, there are no Proceedings (with respect to investigations, to the Knowledge of General Partner) arising under any Environmental Law (each, an “Environmental Claim”) that (i) are pending before any Governmental Entity or, to the Knowledge of General Partner, threatened in a writing delivered to any Group Company, against any Group Company or their respective directors or officers and (ii) seek to impose, or are reasonably expected to result in the imposition of, any liability or obligation on any Group Company, with such exceptions as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect.
(b) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, (i) each Group Company is, and has been since the Privatization Date, in compliance with all Environmental Laws, (ii) each Group Company holds all Permits under Environmental Laws as required for the conduct of its business as conducted on this date of this Agreement, (iii) each Group Company is in compliance with such Permits, (iv) such Permits are in full force and effect, and (v) no Proceeding (with respect to investigations, to the Knowledge of General Partner) is pending by any Governmental Entity of which any Group Company has received written notice or, to the Knowledge of General Partner, is threatened by any Governmental Entity, seeking the revocation, limitation or nonrenewal of any such Permit.
(c) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, there has been since the Privatization Date, and there is currently, to the Knowledge of

General Partner, no Release or presence of or exposure to Hazardous Materials at, on, under or from any property leased, occupied or operated by any Group Company that violated and currently violates Environmental Law or is reasonably anticipated to result in an Environmental Claim or requirement for investigation or remediation.
(d) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, none of the Group Companies, to the Knowledge of General Partner, (i) owns any real property contaminated with any Hazardous Materials or (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Law.
(e) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, all of the Group Companies incorporated in the PRC have completed (i) the environmental acceptance procedures and passed the inspection and acceptance of environmental protection facilities in connection with their construction projects and (ii) fire control acceptance procedures and passed the inspection and acceptance of fire control facilities in connection with their construction projects.
Section 3.14 Taxes.
(a) All income and other material Tax Returns filed or required to be filed under applicable Laws by or on behalf of each Group Company (collectively, the “Returns”) have been timely filed (taking into account any extensions).
(b) The Returns were prepared in accordance with applicable Law and, as of the times of filing, were true, correct and complete in all material respects.
(c) Each Group Company has timely paid, withheld or made provision for all material amounts of Taxes due and payable, whether or not shown on the Returns, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with the Applicable Accounting Standards in the Financial Statements.
(d) As of the date of this Agreement, there are no pending claims or claims threatened in a writing delivered to any of the Group Companies or their respective directors or officers, nor are there any federal, state, local or foreign audits, examinations, or other Proceedings pending with regard to any material amount of Taxes of any Group Company.
(e) There are no Liens with respect to any Taxes against the assets of any Group Company, other than Permitted Liens.
(f) None of the Group Companies has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two (2) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.
(g) Each Group Company has withheld and collected all material amounts required by Law to be withheld or collected, including sales and use Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, stockholders or other third parties, and, to the extent required, have timely paid over such material amounts to the proper Governmental Entities.
(h) No claim that remains unresolved has been made in writing by any Governmental Entity in a jurisdiction in which a Group Company does not file any Returns that such Group Company is, or may be, subject to taxation by, or required to file Returns in, that jurisdiction.
(i) None of the Group Companies has entered into any agreement with a Governmental Entity in respect of Taxes that remains in effect, including an agreement to waive or extend the statute of limitations with respect to any Taxes or Tax Returns, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax Returns of any Group Company is currently pending with any Governmental Entity, and no such ruling, relief or advice has been obtained that would be, binding on NFC, Buyer, or the Group Companies for any taxable period (or portion thereof) ending after the Closing Date. None of the Group Companies received any letter ruling from the IRS (or any comparable ruling from any other Tax Authority).

(j) None of the Group Companies has executed a power of attorney with respect to any Tax, other than powers of attorney that are no longer in force.
(k) None of the Group Companies is, or has ever been (i) a member of an affiliated group filing a combined, consolidated, unitary or similar type of Tax Return (other than a group which includes only the Group Companies); or (ii) subject to Tax as a resident or otherwise subject to Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes in any jurisdiction outside of the jurisdiction in which it is organized.
(l) None of the Group Companies is a party to or bound by (i) any Tax indemnity, Tax sharing, Tax allocation or similar agreement (other than a customary commercial Contract, the principal purpose of which is unrelated to Taxes); or (ii) any closing agreement, gain recognition agreement, advance pricing agreement, offer in compromise or any other agreement with any Tax Authority.
(m) Chindex Delaware does not have any liability for the Taxes of any other Person (other than another Group Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state or local Law).
(n) None of HHH Inc. or its subsidiaries has any liability for the Taxes of any other Person (other than another non-US Group Company) by virtue of being a member of a combined, consolidated or affiliated group.
(o) The Group Companies do not have any liability for the Taxes of any other Person (other than another Group Company) as a transferee or successor, by contract or otherwise
(p) The Group Companies will not be required to include amounts in income or exclude items of deduction in a taxable period (or portion thereof) beginning after the Closing Date as a result of  (i) a change in or incorrect method of accounting occurring prior to the Closing, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received or paid prior to the Closing, (iv) an agreement with a Tax authority executed on or prior to the Closing Date, or (v) as a result of any “gain recognition agreement” or “domestic use election” (or similar elections or agreements under foreign laws
(q) Chindex Delaware will not be required to include amounts in income or exclude items of deduction in a taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax Law), or (ii) an election under Section 108(i) of the Code (or any corresponding or similar provision of state or local income Tax Law).
(r) None of the Group Companies was required to include any amounts in income as a result of the application of Code Section 965 in excess of the amount set forth on Section 3.14(r) of the Partnership Disclosure Schedule, and no Group Company has made any election pursuant to Code Section 965(h).
(s) The Group Companies are in compliance in all material respects with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology and conducting intercompany transactions at arm’s length.
(t) Section 3.14(t) of the Partnership Disclosure Schedule identifies every election that has been made on behalf of any Group Company under Treasury Regulations Section 301.7701-3(a) to adopt a U.S. federal tax classification other than the default classification, as well as the date of such election and the classification so elected.
(u) None of the Group Companies participates or has participated in or has any liability or obligation with respect to any “listed transaction” as defined under Treasury Regulations Section 1.6011-4 or any similar tax shelter transaction in any other jurisdiction.
(v) Partnership is and has been at all times since its formation properly classified as a partnership for U.S. federal income (and applicable state and local) tax purposes and as a foreign partnership under Section 7701 of the Code.

Section 3.15 Compliance with Laws; Permits.
(a) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, none of the Group Companies is in violation of any Law as in effect as of the date of this Agreement applicable to the Group Companies. Each of the Group Companies, including their respective directors, officers and senior employees, and, to the Knowledge of General Partner, any of their respective agents, other employees, or other Persons acting under and with their express authorization, have complied in all respects with the Anti-Corruption Laws.
(b) None of the Group Companies, including their respective directors, officers and senior employees, and to the Knowledge of General Partner, any of their respective agents, other employees or other Persons acting under and with their express authorization have (A) established or maintained any fund of corporate monies or other properties not recorded on the Group Companies’ books and records, (B) offered, promised, made authorized or ratified any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (C) violated or operated in noncompliance with any applicable money laundering Law, anti-terrorism financing Law, economic sanctions, anti-boycott regulations, export restrictions or embargo Law. Without limiting the generality of the foregoing, none of the Group Companies, including their respective directors, officers, and senior employees, and to the Knowledge of General Partner, any of their respective agents, other employees or other Persons acting on their behalf, have taken any act in furtherance of a payment, offer, promise to pay, or authorization or ratification of a payment of any gift, money or anything of value to (i) a Government Official, or (ii) any Person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official, specifically to obtain or retain business or to secure an improper advantage in violation of any Anti-Corruption Laws. None of the Group Companies has received any allegation, and has conducted any internal investigation, related to a violation or potential violation of any Anti-Corruption Laws. There is no pending investigation or allegation of, or request for information from any Group Company, by law enforcement officials or any third party regarding any Anti-Corruption Laws, and to the Knowledge of General Partner no such investigation or allegation is threatened. The Group Companies have established and continue to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption compliance policy.
(c) None of the Group Companies or any of their respective directors, executives or, to the Knowledge of General Partner, agents is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. The Group Companies have complied with all applicable Law regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing personal information which is protected under applicable Law, except for such noncompliance which would not, individually or in the aggregate, constitute a Partnership Material Adverse Effect. The Group Companies have in place, and take steps reasonably designed to assure material compliance with its, privacy security policies and procedures. Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, the Group Companies have complied in all material respects with all applicable PRC Laws related to foreign exchange.
(d) Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, (i) the Group Companies hold all Permits required for the conduct of their respective businesses as conducted on the date of this Agreement, (ii) such Permits are in full force and effect, (iii) none of Group Companies is in material violation of any applicable Permit granted to it and (iv) no Proceeding (with respect to investigations, to the Knowledge of General Partner) is pending by any Governmental Entity of which any Group Company has received written notice or, to the Knowledge of General Partner, threatened in a writing delivered to any Group Company or their respective directors or officers by any Governmental Entity, seeking the revocation, limitation or nonrenewal of any such Permit. Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, none of the Group Companies is in breach of or default under any such Permit or has received any written notice of any such breach or default.

Section 3.16 Employee Benefits.
(a) As of the date of this Agreement, and since the Privatization Date, no employees of any Group Company have been covered by a collective bargaining agreement, and, to the Knowledge of General Partner, there have been no labor unions or other organizations representing or purporting to represent any employee of any Group Company. There are no organizing activities involving any Group Company pending with any labor organization or group of employees of any Group Company. No collective bargaining agreement is being negotiated by any Group Company. There is no strike, lockout, slowdown, work stoppage or threat thereof against any Group Company pending.
(b) Section 3.16(b) of the Partnership Disclosure Schedule sets forth a complete and correct list of each material Benefit Plan.
(c) With respect to each Benefit Plan, General Partner has delivered to the Buyer Parties (i) a complete and correct copy of such plan or, if unwritten, a summary of such plan (provided, that for any employment agreements that are standard form agreements, the form, rather than each individual agreement, has been delivered or made available to Buyer) and all amendments thereto, (ii) the most recent unrevoked Internal Revenue Service determination or opinion letter, if applicable, (iii) the current summary plan description (including any amendments thereto), if applicable, (iv) the most recent actuarial valuation report, if applicable, (v) the annual Form 5500 filed in each of the most recent three plan years, if applicable or any other filing with a Governmental Entity, (vi) any notices to or from any Governmental Entity relating to any compliance issues, and (vii) any related trust agreement, annuity or insurance contract or other funding instrument.
(d) (i) Each Benefit Plan is and has been established, operated and administered in accordance with its terms and the requirements of Law, including ERISA and the Code, and (ii) to the Knowledge of General Partner, no event has occurred and no condition exists with respect to any employee benefit plan or arrangement currently or previously maintained or contributed to by any ERISA Affiliate of the Group Companies that could subject the Group Companies, directly or indirectly, to a material liability, including any liability under Code Section 412 or 430 or Title IV of ERISA. Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable Internal Revenue Service determination letter as to its qualification or is a prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service and, to the Knowledge of General Partner, there are no existing and have not been any circumstances or events that have resulted or are likely to result in the revocation of any such determination letter or disqualification of any such Benefit Plan or the tax-exempt status of such Benefit Plan’s related trust by any Governmental Entity.
(e) None of the Group Companies or their ERISA Affiliates is or has ever been the sponsor of, makes or has ever made contributions to, is obligated to make or was ever obligated to make contributions to or otherwise has any liability, contingent or otherwise, with respect to (i) a “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA or a plan that is or was subject to Title IV or ERISA or Section 412 of the Code, (ii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210, 4063 or 4064 of ERISA or (iii) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA.
(f) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of General Partner, threatened in a writing delivered to any Group Company or their respective directors or officers, with respect to any Benefit Plan, other than any such actions, suits or claims that would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect.
(g) Except as otherwise contemplated under Section 2.7, neither the execution and delivery of this Agreement by General Partner or Partnership nor the consummation by General Partner or Partnership of the transactions contemplated hereby (either alone or in conjunction with any other event) will: (i) increase any compensation or benefits otherwise payable under any Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan; (iii) result in any payment (whether severance pay or otherwise) or benefit becoming due to, or with respect to, any current or former employee, officer, director or consultant of the Group Companies; (iv) cause, directly or indirectly, any Group Company to transfer or set aside assets to fund any benefits under any Benefit Plan on or following the Closing; or (v) result in any payments or benefits that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) to any current or former employee, director, officer or contractor of any Group Company.
(h) No Benefit Plan is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to former employees of the Group Companies, other than pursuant to Section 4980B of the Code or any other Law and there has been no written communication to any Person that would reasonably be expected to promise or guarantee any such retiree medical, health or life insurance or other retiree welfare benefits, except to the extent required by Section 4980B of the Code or any other Law.
(i) Except as would not, individually or in the aggregate, constitute a Partnership Material Adverse Effect, none of the Group Companies has violated any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including Law relating to discrimination, working hours, employee benefits, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.
(j) All Benefit Plans that are maintained primarily for the benefit of employees or other service providers outside of the United States (“Non-U.S. Benefit Plans”), including any Non-U.S. Benefit Plan that is required by applicable Law to be sponsored, maintained, or to be contributed to by any Group Company, comply in all material respects with their terms, the terms of any collective bargaining, collective labor or works council agreements, and applicable local Law, and all such Non-U.S. Benefit Plans that are intended to be funded and/or book-reserved are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions and applicable Law. Each Non-U.S. Benefit Plan which, under the Laws of the applicable foreign country, is required to be registered or approved by any Governmental Entity, has been so registered or approved and each Non-U.S. Benefit Plan intended to qualify for special tax treatment meets all the requirements for such treatment. There is no material litigation pending or, to the Knowledge of General Partner, threatened relating to any Non-U.S. Benefit Plan.
(k) Except as would not individually or in the aggregate constitute a Partnership Material Adverse Effect, (i) to the Knowledge of General Partner, each of the Group Companies incorporated in the PRC has entered into written labor Contracts with all of its employees, and (ii) all Contracts relating to the employment of the employees of each Group Company are in accordance with all applicable Laws and on an arm’s length basis.
(l) Except as would not individually or in the aggregate constitute a Partnership Material Adverse Effect, each of the Group Companies incorporated in the PRC is in compliance in all material respects with any applicable Laws relating to its provision of any form of social insurance (including medical care insurance, occupational injury insurance, unemployment insurance, maternity insurance and pension benefits) and housing fund contributions (collectively, “Social Insurance”), and has made full contribution and payment of the Social Insurance for all of its respective employees in full compliance with all applicable Laws.
(m) Except as would not individually or in the aggregate constitute a Partnership Material Adverse Effect, to the Knowledge of General Partner, (i) each current and former employee of any Group Company, and each current and former agent, consultant and contractor of any Group Company, is, and has during the three (3) years prior to the date of this Agreement (during the period he or she carried out activities on behalf of such Group Company) been, validly qualified and has held all material licenses and material Permits required by applicable Law to conduct the activities he or she carried out on behalf of the relevant Group Company, and (ii) the employment of all the doctors or any other professionals engaging in the healthcare services by each of the Group Companies have been properly registered as required by all applicable Laws.

Section 3.17 Insurance.   Section 3.17 of the Partnership Disclosure Schedule contains a complete and correct list as of the date of this Agreement of all insurance policies (by policy number and insurer) covering any Group Company, including self-insurance, held by the Group Companies, and any other Person (the “Insurance Policies”). Each Group Company maintains insurance coverage against such risks and in such amounts as such Group Company reasonably believes customary for companies of similar size, in its geographic regions and in the respective businesses in which it operates. Except as would not constitute, individually or in the aggregate, a Partnership Material Adverse Effect, (a) the Group Companies, and to the Knowledge of General Partner, any other party to the Insurance Policies acquired by or on behalf of any Group Company, are in compliance with the terms and provisions of the Insurance Policies and all premiums due and payable with respect thereto have been paid, (b) none of the Group Companies nor, to the Knowledge of General Partner, any other Person, has received a notice of cancellation or termination of any Insurance Policy, other than such notices which are received in the ordinary course of business and (c) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any Group Company thereunder.
Section 3.18 Affiliate Transactions.   Except as otherwise disclosed in the Due Diligence Materials, there are no transactions or Contracts between any Group Company, on the one hand, and any officer, director, shareholder, stockholder of any Group Company or any Affiliate thereof  (other than any Group Company), on the other hand.
Section 3.19 Information Supplied.   None of the information supplied or to be supplied by General Partner or Partnership for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to NFC Shareholders or at the time of the NFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by General Partner or Partnership that are included in the Proxy Statement). Notwithstanding the foregoing, neither General Partner nor Partnership make any representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Buyer Parties for inclusion or incorporation by reference in the Proxy Statement or (b) any projections or forecasts included in the Proxy Statement.
Section 3.20 Broker’s Fees.   No Buyer Party or Group Company shall be obligated to pay or bear any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based on arrangements made by or on behalf of any of the Group Companies or any of their Affiliates.
Section 3.21 No Leakage.   As of the date hereof, no Leakage has occurred with respect to any Seller since the Locked-Box Date.
Article IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Each of the Sellers, severally and not jointly, hereby represents and warrants to the Buyer Parties, as follows:
Section 4.1 Organization, Authorization and Qualification.
(a) If such Seller is a natural person, such Seller is of sound mind, has the legal capacity to enter into this Agreement and the Ancillary Agreements to which he or she is a party, has entered into or will enter into this Agreement and the Ancillary Agreements to which he or she is a party on his or her own will, and understands the nature of the obligations to be assumed by him or her under this Agreement and the Ancillary Agreements to which he or she is a party.
(b) If such Seller is not a natural person, such Seller is a corporation, partnership, trust or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Such Seller has the requisite corporate power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject to, in each case but solely with respect to the Fosun Seller, the receipt of the Fosun Shareholder Approval.
(c) The execution and delivery of this Agreement and the Ancillary Agreements by such Seller and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Seller (other than, solely with respect to the Fosun Seller, the Fosun Shareholder Approval). Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each other party hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
Section 4.2 Ownership and Transfer of Equity Securities.   Such Seller is the record and beneficial owner of the GP Shares and the LP Interests set forth opposite such Seller’s name in Schedule 1 attached hereto, free and clear of all Liens (other than any Liens created by the Shareholders Agreements, the Organizational Documents of General Partner and Partnership and applicable Laws). Such Seller has the power to sell, transfer, assign and deliver its GP Shares and LP Interests as provided in this Agreement, and such delivery will convey to Buyer, good, valid and marketable title to such GP Shares or LP Interests, as applicable, free and clear of all Liens (other than any Liens created by Shareholders Agreements, the Organizational Documents of General Partner and Partnership and applicable Laws).
Section 4.3 Consent and Approval.   Subject to, solely with respect to the Fosun Seller, the receipt of the Fosun Shareholder Approval and the completion of the Fosun Government Filing, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will (a) conflict with or result in any material breach of any provision of the Organizational Documents of such Seller, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Seller, or (c) conflict with or violate any Law or Order applicable to such Seller, except, in the case of clauses (b) and (c) above, as would not, individually or in the aggregate, prevent or delay in any material respect such Seller from consummating any of the transactions contemplated by this Agreement and the Ancillary Agreements.
Section 4.4 Information Supplied.   None of the information supplied or to be supplied by such Seller expressly relating solely to such Seller for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to NFC Shareholders or at the time of the NFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by such Seller that are included in the Proxy Statement). Notwithstanding the foregoing, such Seller makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Buyer Parties for inclusion or incorporation by reference in the Proxy Statement or (b) any projections or forecasts included in the Proxy Statement.
Section 4.5 Broker’s Fees.   No Buyer Party or Group Company shall be obligated to pay or bear any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based on arrangements made by or on behalf of such Seller or any of its Affiliates.

Article V
[RESERVED]
Article VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
Except as fairly disclosed in the disclosure schedules duly executed by Buyer and delivered by Buyer to Partnership concurrently with the execution of this Agreement (the “Buyer Disclosure Schedule”), the Buyer Parties hereby jointly and severally represent and warrant to General Partner and Partnership as follows:
Section 6.1 Organization.
(a) Each of the Buyer Parties is a corporation or other entity duly incorporated, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Each of the Buyer Parties has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of the Buyer Parties is duly qualified, licensed or registered as a foreign entity (in so far as that concept is recognized in the relevant jurisdiction) to transact business under the Laws of each jurisdiction where the character of its properties or assets owned, leased or operated by it or the location of the properties or assets owned, leased or operated by it requires such qualification, licensing or registration, except where the failure of such qualification, licensing or registration is not and would not constitute, individually or in the aggregate, a Buyer Material Adverse Effect.
(b) Except in connection with the transactions contemplated hereby, no Buyer Party is party to any Contract that obligates any Buyer Party to invest money in, loan money to or make any capital contribution to any other Person.
Section 6.2 Authorization.   Each of the Buyer Parties has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to, in each case, the receipt of the NFC Shareholder Approval. The execution and delivery of this Agreement and the Ancillary Agreements by each Buyer Party and the consummation by such Buyer Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of such Buyer Party (other than the NFC Shareholder Approval). This Agreement has been, and the Ancillary Agreements to which any of the Buyer Parties are or will be a party as of the Closing Date shall be, duly authorized, executed and delivered by each of the Buyer Parties, as applicable, and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes the legal, valid and binding obligations of each of the Buyer Parties, as applicable, enforceable against each of the Buyer Parties, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
Section 6.3 Consents and Approvals; No Violations.   Subject to the receipt of the NFC Shareholder Approval, any NFC Report and the NYSE Listing Approval, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby by the Buyer Parties will (a) conflict with or result in any breach of any provision of the Organizational Documents of any Buyer Party, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Buyer Party, (c) result in a violation of or default (or give rise to any right of termination, cancellation, acceleration or loss of time) under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which any Buyer Party is a party or by which any Buyer Party or any of their respective assets may be bound, or (d) violate any Law or Order applicable to any Buyer Party, except, in the case of clauses (b), (c) and (d) above, as would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect.
Section 6.4 Financial Capability and Support Agreements.
(a) The Buyer Parties have delivered to General Partner true and complete copies of the executed debt commitment letters, dated as of June 14, 2019, from Shanghai Pudong Development Bank Putuo

Sub-Branch and dated May 9, 2019 from China Merchants Bank Shanghai Branch as original arrangers and underwriters to NFC (or its applicable direct or indirect wholly-owned subsidiary) (as amended, restated, replaced, supplemented, waived or otherwise modified in accordance with the terms therein and the terms of this Agreement, the “Debt Commitment Letters”), pursuant to which the financial institutions party thereto (together with any other Person that becomes a party thereto by joinder or otherwise, the “Lenders”) have agreed, upon the terms and subject to the conditions thereof, to lend the amounts set forth therein, for, among other things, the purposes of partially financing the consideration payable in respect of the transactions contemplated by this Agreement and the Ancillary Agreements and related fees and expenses (the “Debt Financing”).
(b) The Debt Commitment Letters have not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Debt Commitment Letters have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, the Debt Commitment Letters are in full force and effect and constitutes the legal, valid and binding obligation of NFC (or its applicable direct or indirect wholly-owned subsidiary) and, to the Knowledge of the Buyer Parties, the other parties thereto in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The Buyer Parties have fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letters that are due and payable on or prior to the date hereof. There are no conditions precedent related to the obligations of the Lenders to fund, in the aggregate, the full amount of the Debt Financing other than as expressly set forth in or contemplated by the Debt Commitment Letters, and, other than (i) the fee letters relating to fees with respect to the Debt Financing (a complete copy of which has been provided to General Partner with fee amounts and other economic terms being the only terms redacted (which redacted terms do not adversely affect the availability of or impose any additional conditions on the availability of the Debt Financing)); or (ii) any other agreements that do not impact the availability of or the conditionality of or the amount of the Debt Financing, there are no side letters or other contracts or binding arrangements (oral or written) to which any Buyer Party is a party related to the funding at the closing of the Debt Financing as of the date of this Agreement. Subject to the terms and conditions of the Debt Commitment Letters, the net proceeds contemplated from the Debt Financing, together with the amount in the Trust Account as of the date of this Agreement, the net proceeds contemplated from the Permitted Equity Financing and other Available Cash will, in the aggregate, be sufficient for the satisfaction of all of the payment obligations of the Buyer Parties under this Agreement and the Ancillary Agreements (taken together) at the Closing, including the payment of all fees and expenses and other payment obligations required to be paid or satisfied by the Buyer Parties in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and the Debt Financing at the Closing (such amount, the “Required Financing Amount”). As of the date of this Agreement, assuming the satisfaction of the conditions contained in Section 8.1 and Section 8.3, (A) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both could constitute a breach or default) on the part of NFC (or its applicable direct or indirect wholly-owned subsidiary) under the Debt Commitment Letters that would reasonably be expected to prevent or delay the Buyer Parties’ ability to consummate the transactions contemplated hereunder in compliance with the terms of this Agreement and (B) the Buyer Parties do not have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to NFC (or its applicable direct or indirect wholly-owned subsidiary) at the Closing.
(c) Section 6.4(c) of the Buyer Disclosure Schedule set forth a true, correct and complete list, as of the date hereof, of  (i) the Subscription Agreements, (ii) the forward purchase agreements by and among NFC and certain other parties thereto (as may be amended, restated, replaced, supplemented, waived or otherwise modified in accordance with the terms therein and the terms of this Agreement, the “Forward Purchase Agreements”) and (iii) the Support Agreements. True and complete copies of the Subscription Agreements, the Forward Purchase Agreements and the Support Agreements have been delivered to General Partner prior to the date hereof. The Subscription Agreements, the Forward Purchase Agreements and the Support Agreements have not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Subscription Agreements, the Forward Purchase Agreements and the Support Agreements have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, the Subscription Agreements, the Forward Purchase Agreements and the Support Agreements are in full force and effect and constitute the legal, valid and binding obligation of NFC (to the extent NFC is a party) and, to the Knowledge of the Buyer Parties, the other parties thereto in accordance with its terms, in each case, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. There are no conditions precedent related to the obligations of the relevant parties to (A) fund the full amount of the subscriptions contemplated by the Subscription Agreements or the Forward Purchase Agreements or (B) vote in favor of the approval of the Transaction Proposals in accordance with the Support Agreements, other than as expressly set forth in the Subscription Agreement, the Forward Purchase Agreements or the Support Agreements, as applicable, and, other than as contemplated by this Agreement and the other Ancillary Agreements, there are no separate Contracts entered into by any of the Buyer Parties in connection with the Subscription Agreements, the Forward Purchase Agreements or the Support Agreements. As of the date of this Agreement, (A) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both could constitute a breach or default) on the part of NFC under the Subscription Agreements or the Forward Purchase Agreements or the Support Agreement or, to the Knowledge of the Buyer Parties, any other party to the Subscription Agreements, the Forward Purchase Agreements or the Support Agreements, and (B) assuming the satisfaction of the conditions contained in Section 8.1 and Section 8.3, the Buyer Parties do not have any reason to believe that any of the conditions to the Permitted Equity Financing contemplated by the Subscription Agreements or the Forward Purchase Agreements will not be satisfied or that the Required Financing Amount will not be available to NFC at the Closing. No commitment fees or other fees are required to be paid pursuant to the Subscription Agreements, the Forward Purchase Agreements or the Support Agreements. The execution, delivery and performance by the Buyer Parties of the Subscription Agreements, the Forward Purchase Agreements and the Support Agreement, and, to the Knowledge of the Buyer Parties, the other parties thereto of the Subscription Agreements, and the Forward Purchase Agreements and the Support Agreements has been duly and validly authorized by all necessary limited partnership, corporate or other similar action.
(d) As of the Closing and immediately after the transactions contemplated hereby, after giving effect to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the payment of all fees, costs and expenses payable by the Buyer Parties with respect to the transactions contemplated hereby and in any loans or financing agreements in connection herewith and assuming (i) satisfaction of the conditions to the Buyer Parties’ obligations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) the accuracy of the representations and warranties set forth in Article III and General Partner and Partnership’s compliance with their covenants set forth in this Agreement, the Buyer Parties shall be solvent.
Section 6.5 Certain Fees.   Neither any Group Company (prior to the Closing) nor any Seller shall be directly or indirectly obligated to pay or bear any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based on arrangements made by or on behalf of any of the Buyer Parties or any of their Affiliates.
Section 6.6 Board Approval; Shareholder Vote.   The board of directors of each Buyer Party (including any required committee or subgroup of the board of directors of such Buyer Party) has, as of the date of this Agreement, unanimously (a) approved and declared the advisability of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (b) determined that the consummation of the transactions contemplated hereby and thereby are in the best interests of such Buyer Party and the shareholders of such Buyer Party. The affirmative vote of holders of a simple majority of the NFC Class A Shares and NFC Class B Shares, voting as a single class, that are voted at the NFC Shareholders Meeting, assuming a quorum is present, to approve the Transaction Proposals are the only votes by the NFC Shareholders necessary in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, except that (i) the NFC

Amended Articles Proposal will require only the affirmative vote of holders representing a majority of holders of at least two-thirds (2/3) of the NFC Class A Shares and NFC Class B Shares, voting as a single class, that are voted at the NFC Shareholders Meeting, assuming a quorum is present, and (ii) NFC Director Election Proposal will require only the affirmative vote of holders of not less than a simple majority of the NFC Class B Shares that are voted at the NFC Shareholders Meeting, assuming a quorum is present.
Section 6.7 Trust Account.
(a) As of the date hereof, NFC has at least US$292,177,475 (the “Trust Amount”) in the account established by NFC for the benefit of its public shareholders (the “Trust Account”), with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of June 27, 2018, by and between NFC and the Trustee (the “Trust Agreement”). Other than pursuant to the Trust Agreement and subject to Section 8.1 and Section 8.3, the obligations of NFC under this Agreement are not subject to any conditions regarding NFC’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby.
(b) The Trust Agreement has not been amended or modified, is valid and in full force and effect and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. There are no separate Contracts (i) between NFC and the Trustee that would cause the description of the Trust Agreement in the NFC Reports filed prior to the date of this Agreement to be inaccurate in any material respect, or (ii) to the Knowledge of the Buyer Parties, that would entitle any Person (other than the holders of NFC Public Shares who shall have elected to redeem their NFC Public Shares pursuant to the Organizational Documents of NFC) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account, (B) to pay working capital related costs, and (C) to redeem NFC Public Shares in accordance with the provisions of the Organizational Documents of NFC. There are no Proceedings pending or, to the Knowledge of the Buyer Parties, threatened with respect to the Trust Account.
Section 6.8 Independent Investigations; No Reliance.   The Buyer Parties have conducted their own independent investigation, verification, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Group Companies, which investigation, review and analysis was conducted by the Buyer Parties and their respective Affiliates and, to the extent the Buyer Parties deemed appropriate, by the Representatives of the Buyer Parties. Each Buyer Party acknowledges that it and its Representatives have been provided access to the personnel, properties, premises and records of the Group Companies for such purpose. In entering into this Agreement, each Buyer Party acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of the Group Companies or any of the Group Companies’ Affiliates or Representatives (except the specific representations and warranties set forth in Article III and Article IV), and each Buyer Party acknowledges and agrees, to the fullest extent permitted by Law, that:
(a) no Group Company or any of its directors, officers, equityholders, members, employees, Affiliates, controlling Persons, agents, advisors or Representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of (A) any of the information set forth the Due Diligence Materials, or (B) the pro-forma financial information, projections or other forward-looking statements of any Group Company, in each case in expectation or furtherance of the transactions contemplated by this Agreement and the Ancillary Agreements; and
(b) no Group Company nor any of its directors, officers, employees, equityholders, members, Affiliates, controlling Persons, agents, advisors, Representatives or any other Person shall have any liability or responsibility whatsoever to any of the Buyer Parties or their respective directors, officers, employees, Affiliates, controlling Persons, agents or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (including set forth in management summaries relating to the Group Companies provided to the Buyer Parties, in materials furnished in the Group Companies’ data site (virtual or otherwise), in presentations by the Group Companies’ management or otherwise), to any of the Buyer Parties or their respective directors, officers, employees, Affiliates, controlling Persons, advisors, agents or Representatives (or any omissions therefrom), unless, in each case, to the extent any such information is also subject to disclosure under this Agreement.
Notwithstanding anything to the contrary in this Section 6.8, nothing in this Section 6.8 shall prejudice or otherwise affect the relevant Parties’ respective representations, warranties, covenants, obligations and rights under Section 3.19, Section 4.4, Section 7.12 or Section 7.19(b).
Article VII
COVENANTS
Section 7.1 No Other Representations or Warranties.   The representations and warranties set forth in Article III and any Ancillary Agreement (in the case of General Partner), in Article IV and any Ancillary Agreement (in the case of a Seller) and in Article VI and any Ancillary Agreement (in the case of the Buyer Parties) are the only representations and warranties made by General Partner, such Seller or the Buyer Parties (or any of their respective direct or indirect shareholders, and their and such shareholders’ respective Representatives) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Each of General Partner and the Sellers hereby expressly disclaims any and all reliance of any other statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) by or on behalf of the Buyer Parties (or any of their respective direct or indirect shareholders, and their and such shareholders’ respective Representatives), and each of the Buyer Parties hereby expressly disclaims any and all reliance of any other statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) by or on behalf of each of General Partner and the Sellers (or any of their respective direct or indirect shareholders, and their and such shareholders’ respective Representatives).
Section 7.2 Drag-Along.   Notwithstanding anything to the contrary herein, no Seller may exercise its drag-along right under the Management Shareholders Agreement with respect to any Management Seller: (a) at any time on or prior to the date falling fifteen (15) days after the date on which NFC has presented to such Management Seller NFC’s offer to cash out and/or roll over his or her Equity Securities in Partnership on the terms and conditions with respect to the Management Sellers as agreed between NFC and the Founder Seller in writing on or about the date hereof, unless such Seller has obtained the prior written consent of Buyer and the Founder Seller, or (b) at any time thereafter, unless such Seller has obtained the prior written consent of Buyer.
Section 7.3 Interim Operations of the Group Companies.   Except as (a) set forth in Section 7.3 of the Partnership Disclosure Schedule, (b) expressly contemplated, required or permitted by this Agreement, or (c) required by Law, during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement in accordance with Section 9.1, without the prior written consent of Buyer (such consent not to be unreasonably withheld, delayed or conditioned), General Partner shall, and shall cause each other Group Company to, (i) conduct its business in all material respects in the ordinary course of business, and (ii) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the goodwill of those having significant business relationships with it and retain the services of its officers and key employees in service as of the date of this Agreement. Without limiting the generality of the foregoing, and except as (A) set forth in Section 7.3 of the Partnership Disclosure Schedule, (B) expressly contemplated, required or permitted by this Agreement, or (C) required by Law, during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement in accordance with Section 9.1, General Partner shall not, and shall not permit any other Group Company to, without the prior written consent of Buyer (such consent not to be unreasonably withheld, delayed or conditioned):
(a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of any Equity Securities, other than upon exercise of Partnership Options or vesting and settlement of Partnership RSUs outstanding as of the date of this Agreement pursuant to the terms of the Partnership Equity Incentive Plan and the terms of the relevant Partnership Options and Partnership RSUs, in each case, in effect as of the date of this Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Equity Securities, other than (A) purchases or other acquisitions (including holdbacks for tax withholding) pursuant to the terms of Benefit Plans in effect on the date of this Agreement and (B) pursuant to agreement in force on the date of this Agreement set forth in Section 7.3(a)(i) of the Partnership Disclosure Schedule, or (iii) split, combine, subdivide or reclassify any of its Equity Securities or declare, set aside for payment or pay any dividend, or make any other distribution in respect of any of its Equity Securities, or otherwise make any payments to its shareholders in their capacity as such, other than dividends declared or paid by any Group Company to either General Partner or Partnership or any other Group Company wholly-owned, directly or indirectly, by either General Partner or Partnership;
(b) (i) incur or guarantee any indebtedness for borrowed money, or (ii) incur any liabilities under capital leases, individually for an amount in excess of US$1,000,000 and in the aggregate in an amount in excess of US$10,000,000, in each case of clauses (i) and (ii), other than (A) pursuant to plans disclosed in Section 7.3(b) of the Partnership Disclosure Schedule, (B) short-term indebtedness or letter of credit or capital leases incurred in the ordinary course or borrowings under existing credit facilities to the extent required in the ordinary course, (iii) make any loans or advances to any Person (other than General Partner or a wholly-owned Group Company, and other than advances to employees for business expenses of such employees in the ordinary course of business, and other than loans to employees for the exercise of Partnership Options), or (iv) forgive any loans to any employees, officers or directors of any Group Company;
(c) (i) sell, transfer, mortgage, encumber, grant a Lien with respect to or otherwise dispose of any of its properties or assets which individually or in the aggregate have a fair market value in excess of US$1,000,000 to any Person (other than General Partner or a wholly-owned Group Company), or (ii) cancel, release or assign any indebtedness in excess of US$1,000,000 owed to any Group Company except (A) in the ordinary course of business, (B) pursuant to agreements in force on the date of this Agreement set forth in Section 7.3(c) of the Partnership Disclosure Schedule, or (C) pursuant to plans disclosed in Section 7.3(c) of the Partnership Disclosure Schedule;
(d) make any acquisition or investment, whether by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets, of or in any Person (other than a wholly-owned Group Company as of the date of this Agreement), except in any such case (i) in the ordinary course of business, (ii) pursuant to agreements in force on the date of this Agreement set forth in Section 7.3(d) of the Partnership Disclosure Schedule, (iii) pursuant to plans disclosed in Section 7.3(d) of the Partnership Disclosure Schedule, or (iv) such other acquisitions and investments (other than in newly formed Group Companies or joint ventures) as do not exceed US$5,000,000 in the aggregate;
(e) (i) increase the rate or terms of compensation or benefits provided by any Group Company to any of their respective directors, officers, independent contractors or employees, (ii) grant or increase the rate or terms of any bonus, pension, severance or other employee benefit plan, policy, agreement or arrangement with, for or in respect of any of their respective directors, officers or employees, except in any such case for grants or increases set forth in clause (i) or (ii) (A) required pursuant to the terms of Benefit Plans in effect on the date of this Agreement and set forth in Section 7.3(e) of the Partnership Disclosure Schedule, (B) with respect to increases in wages or bonuses occurring in the ordinary course of business with respect to the Group Company’s directors, officers or employees (other than the CEO, the COO, the CFO, the VPMA, any medical staff whose target annual compensation is expected to exceed US$500,000, and any other director, officer or employee whose target annual compensation is expected to exceed US$300,000), (C) bonuses as set forth in Section 7.3(e) of the Partnership Disclosure Schedule, or (D) required by Law, (iii) establish, adopt or enter into any new Benefit Plan or amend, modify or terminate any existing Benefit Plan, including the Partnership Equity Incentive Plan and/or any Partnership RSUs or Partnership Options, (iv) take any action to accelerate the vesting or payment, or funding of any payment or benefit under, any Benefit Plan, including the Partnership Equity Incentive Plan and/or any Partnership RSUs or Partnership Options, (v) make any equity or equity-based grants to any director, officer, employee, contractor or any other Person, (vi) except as required by Law, enter into any change-in-control, severance or retention agreement with any Person, (vii) hire any medical staff whose target annual compensation is expected to exceed US$500,000, or any other Person whose target annual compensation is expected to exceed US$300,000, or (viii) terminate the employment of any medical staff whose target annual compensation is expected to exceed US$500,000, or any other Person whose target annual compensation is expected to exceed US$300,000, in each case, other than a termination for cause;
(f) amend or propose any amendments to the Organizational Documents of any Group Company;
(g) liquidate or dissolve, or adopt or enter into a plan of liquidation or dissolution of, any Group Company;
(h) except as required by the Applicable Accounting Standards or applicable Law, make, change or revoke any Tax election, amend any Tax Return, enter into any closing agreement, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes, settle or resolve any Tax controversy or claim with respect to a material amount of Taxes, change any annual Tax accounting period, or adopt or change any method of Tax accounting;
(i) other than (x) in the ordinary course of business or (y) as required by the Applicable Accounting Standards or applicable Law, make any material change in accounting policies or procedures;
(j) settle or compromise (x) any governmental Proceeding or (y) any other Proceeding against any Group Company, in each case, other than settlements or compromises (i) pursuant to which the amounts paid or payable by any Group Company in settlement or compromise do not exceed US$1,500,000 in the aggregate, (ii) that do not create obligations that would impose any material restrictions on the business of any Group Company and (iii) that do not involve the admission of wrongdoing by any Group Company (provided, however, that the requirement set forth in this clause (iii) shall not apply to settlements or compromises of Proceedings in the ordinary course of business involving an immaterial amount and not implicating any criminal wrongdoings or allegations thereof);
(k) amend, modify or terminate or grant a waiver of any rights under any Company Material Contract or enter into any Contract which if entered into prior to the date of this Agreement would have been a Company Material Contract, except (x) for any modification or amendment that is beneficial to or not materially less favorable to the Group Companies or (y) in the ordinary course of business;
(l) take any action that is reasonably likely to prevent, delay or impede the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement;
(m) establish any new Subsidiary of any Group Company or joint venture;
(n) enter into any commitment or understanding, whether legally binding or not, involving capital expenditure, leases or payment relating to the development or expansion of hospital properties in an amount more than US$15,000,000 in the aggregate; or
(o) make any commitment to take any of the actions prohibited by this Section 7.3.
Without in any way limiting the rights or obligations of any Party under this Agreement, the Parties acknowledge and agree that (i) nothing in this Agreement shall give the Buyer Parties, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing and (ii) prior to the Closing, General Partner and Partnership shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of the Group Companies.
Section 7.4 NFC Equity Issuances.
(a) NFC may issue Equity Securities pursuant to the Subscription Agreements, the Forward Purchase Agreements and any additional subscription agreements (the foregoing, as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein and therein, collectively, the “Permitted Equity Financing Agreements” and the equity financing transactions contemplated thereby, the “Permitted Equity Financing”), the proceeds of which are substantially used to pay obligations of the Buyer Parties in connection with the transactions contemplated herein. To the extent that an executed copy of such agreement has not been delivered to General Partner on or prior to the date of this Agreement, Buyer agrees to deliver to General Partner a true and complete copy of any Permitted Equity Financing Agreement promptly after it is executed.
(b) From and after the date hereof and ending at the earlier of  (i) the Closing Date, and (ii) the termination of this Agreement pursuant to Section 9.1, each Buyer Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to arrange, consummate and enforce the Subscription Agreements, the Forward Purchase Agreements and any other Permitted Equity Financing Agreements, on the terms and conditions described in such agreements, including maintaining in effect such agreements and using its reasonable best efforts to (A) satisfy on a timely basis all conditions applicable to such Buyer Party in such agreements and otherwise comply in all material respects with its covenants and obligations thereunder, (B) in the event that all conditions in such agreements (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate the transactions contemplated by such agreements at or prior to the Closing, and (C) enforce its rights under such agreements in the event that all conditions in the such agreements (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable investors to contribute to NFC or any other Buyer Party the amounts payable by such investors under the applicable Subscription Agreement. No Buyer Party shall, without the prior written consent of General Partner (such consent not to be unreasonably withheld, delayed or conditioned), reduce the amount of the Permitted Equity Financing or permit or consent to any amendment, supplement or modification to be made to any Permitted Equity Financing Agreement.
(c) From the date hereof and ending at the earlier of  (i) the Closing Date, and (ii) termination of this Agreement pursuant to Section 9.1, General Partner shall, and shall cause the Group Companies to, use commercially reasonable efforts to cooperate and cause the respective officers, employees and advisors, including legal and accounting, of the Group Companies to provide to the Buyer Parties, at the sole expense of the Buyer Parties, such reasonable cooperation in connection with the arrangement of the Permitted Equity Financing as may be reasonably requested by the Buyer Parties.
Section 7.5 Trust Account.   Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice NFC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, NFC (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall use best efforts to cause the Trustee to (A) pay as and when due all amounts payable to holders of NFC Public Shares who shall have validly elected to redeem their NFC Public Shares pursuant to the Organizational Documents of NFC, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 7.6 Commercially Reasonable Efforts; Consents.
(a) Each of the Parties shall cooperate and, without prejudice to any other provision herein, use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities (and, where applicable, shareholders) necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, that, (i) in no event shall any Party be required to pay any material fee, penalty or other consideration to obtain any license, permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the transactions contemplated herein, and (ii) the foregoing shall not apply to Founder Seller personally in respect of any action or inaction of Founder Seller in her capacity as a director or officer of any Group Company.

(b) Each Party will promptly provide the other Parties with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates or any of its or their Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, and subject to applicable Law, each of General Partner and Buyer will: (i) promptly notify the other Party of any material written communication made to or received by them, as the case may be, from any Governmental Entity regarding any of the transactions contemplated hereby; (ii) permit each other to review in advance any proposed material written communication to any such Governmental Entity and incorporate reasonable comments thereto; (iii) not agree to participate in any material meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; and (iv) furnish each other with copies of all material correspondence, filings and written communications between such Party and their Affiliates and their respective agents, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 7.6(b), this Section 7.6(b) shall not apply to the Fosun Seller with respect to the Fosun Government Filing, provided that the Fosun Seller shall nevertheless keep the other Parties timely informed of, and provide regular updates to the other Parties regarding, the progress and status of the Fosun Government Filing.
(c) No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Entity of any of the aforementioned filings. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be. Notwithstanding the foregoing, this clause (c) shall not prevent or limit Founder Seller personally from taking (or omitting to take) any action in her capacity as a director or officer of any Group Company.
(d) General Partner shall, and shall procure the relevant Group Companies to, use reasonable efforts to obtain the IFC Consent as soon as practicable but in any event no later than the Closing Date.
(e) Each Seller hereby expressly, unconditionally and irrevocably consents to the transactions contemplated under this Agreement and the Ancillary Agreements, and waives any tag-along right, right of consent, veto or entitlement, right of first offer, drag-along right or any similar rights it may have (whether pursuant to the General Partner Shareholders Agreement or otherwise) with respect to the transfer by any other Seller of its GP Shares and LP Interests in accordance with this Agreement and the Ancillary Agreements.
Section 7.7 Public Announcements.   None of the Parties shall and, each Party shall cause its Affiliates not to, make or issue any public announcement, disclosure, filings or press release to the general public with respect to this Agreement or the transactions contemplated by this Agreement and the Ancillary Agreements without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent or prior notice shall be required in connection with any public announcement, disclosure, filings or press release the content of which is consistent with that of any prior or contemporaneous public announcement, disclosure, filings or press release by any Party in compliance with this Section 7.7. Nothing in this Section 7.7 shall limit any Party from making any announcements, disclosures, filings, statements or acknowledgments that such Party is required by applicable Law or the requirements of any national securities exchange to make, issue or release (including in connection with the exercise of the fiduciary duties of the NFC Board); provided, that, to the extent practicable, the Party making such announcement, disclosures, filings, statement or acknowledgment shall provide such announcement, disclosures, filings, statement or acknowledgment to the other Parties prior to release and consider in good faith any comments from such other Parties; provided, further, that nothing therein shall prohibit or limit the Buyer Parties from disclosing any such information with respect to this Agreement or the transactions contemplated by this Agreement and the Ancillary Agreements to their potential Financing Sources (provided that such Financing Sources are obligated to maintain the confidentiality of such information).
Section 7.8 Supplemental Disclosure.
(a) From the date hereof through the Closing Date, General Partner shall disclose to Buyer any event, fact or circumstance that would reasonably be expected to cause the failure of any condition set forth in Section 8.1 or Section 8.3 to be satisfied, promptly upon becoming aware of any such event, fact or circumstance.
(b) From the date hereof through the Closing Date, Buyer shall disclose to General Partner any event, fact or circumstance that would reasonably be expected to cause the failure of any condition set forth in Section 8.1 or Section 8.2 to be satisfied, promptly upon becoming aware of any such event, fact or circumstance.
Section 7.9 Access to Information; Confidentiality.   From the date hereof until the Closing, upon reasonable notice, General Partner shall, and shall cause each other Group Company to, provide to the Buyer Parties and their Representatives (including any Financing Sources and their Representatives) during normal business hours reasonable access to all employee, facilities, Books and Records of the Group Companies reasonably requested. The Buyer Parties and their Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of any Group Company or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of any Group Company of their normal duties, and in such a manner as General Partner reasonably determines to be appropriate to protect the confidentiality of the transactions contemplated by this Agreement and the Ancillary Agreements. Notwithstanding the foregoing, nothing herein shall require General Partner to provide access to, or to disclose any information to, the Buyer Parties or any of their Representatives if such access or disclosure, in the good faith reasonable belief of General Partner, (a) would cause significant competitive harm to the Group Companies if the transactions contemplated by this Agreement and the Ancillary Agreements are not consummated, (b) would waive any legal privilege or (c) would be in violation of applicable Laws. The Buyer Parties agree that they shall not, and shall cause their Representatives not to, use any information obtained pursuant to this Section 7.9 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. All of such information provided to the Buyer Parties and their Representative pursuant to this Agreement or any Ancillary Agreement shall be treated as confidential information pursuant to the terms of the confidentiality letter, dated as of September 30, 2018 (the “Confidentiality Agreement”), by and between New Frontier Group Limited and Partnership, the provisions and restrictions of which are by this reference hereby incorporated (as if any reference to “New Frontier Group Limited” therein shall be deemed a reference to a “Buyer Party”); provided, that (i) nothing therein shall prohibit or limit the Buyer Parties from disclosing any such information to their potential Financing Sources (provided, further, that such Financing Sources are obligated to maintain the confidentiality of such information), and (ii) Partnership hereby irrevocably consents to the disclosure of Confidential Information (as defined in the Confidentiality Agreement) by or on behalf of NFC and its Affiliates and other Representatives to the extent such disclosure is reasonably necessary in furtherance of the transactions contemplated by this Agreement and the Ancillary Agreements (provided, that with respect to any such disclosure that would have required Partnership’s consent under the Confidentiality Agreement and for which consent has not previously been given, Partnership shall have the right to review and consent (which consent shall not be unreasonably withheld, delayed or conditioned) to the content of any such disclosure containing such Confidential Information).
Section 7.10 Transfer Taxes.   All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes and any conveyance fees or recording charges and all such reasonable costs (including accounting and legal fees) associated with filing all Tax returns related to transfer Taxes incurred by the Group Companies in connection with the transactions contemplated by this Agreement (other than any PRC Transaction Tax) (the “Transfer Taxes”) shall be borne by the Buyer Parties. The Buyer Parties shall be responsible for filing all Tax returns related to Transfer Taxes. All Parties shall use commercially reasonable efforts to avail themselves of any available exemptions from any such Transfer Taxes, and to cooperate with the other Parties in providing any information and documentation that may be necessary to obtain such exemptions.
Section 7.11 Directors’ and Officers’ Indemnification.   From and after the Closing:
(a) Without limiting any other rights that any Indemnified Person (as defined below) may have pursuant to any employment agreement, indemnification agreement or otherwise, solely to the extent of indemnification contained in the Organizational Documents of any Group Company, any employment agreement or indemnification agreement effective as of the date hereof, the Buyer Parties shall and shall cause the applicable Group Company to, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Closing, subject to the terms hereof, a director or officer of any Group Company or who acts as a fiduciary under any Benefit Plan of any Group Company (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld, delayed or conditioned) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of any Group Company, a fiduciary under any Benefit Plan of any Group Company or is or was serving at the request, which request was made prior to the date hereof, of any Group Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity whether pertaining to any act or omission occurring or existing prior to, at or after the Closing and whether asserted or claimed prior to, at or after the Closing (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated herein, in each case to the fullest extent permitted under applicable Law (and the Buyer Parties shall and shall cause the applicable Group Company to, jointly and severally, pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Person to the fullest extent permitted under applicable Law, subject to a requirement to repay such advances if such Indemnified Person is adjudicated to have not been entitled to indemnification pursuant to the terms hereof or otherwise). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Persons (whether arising before or after the Closing), (i) the Indemnified Persons may retain a counsel satisfactory to them, and the Buyer Parties shall and shall cause the applicable Group Company to pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly following receipt of statements therefor and (ii) the Buyer Parties shall and shall cause the applicable Group Company to reasonably assist in the defense of any such matter; provided, that none of any Buyer Party or any Group Company shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Any Indemnified Person wishing to claim indemnification under this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Buyer in writing (but the failure so to notify shall not relieve a party from any liability that it may have under this Section 7.11 except to the extent such failure materially prejudices such party’s position with respect to such claims) and shall deliver to Buyer any undertaking required by applicable Law, but, subject to applicable Law, without any requirement for the posting of a bond or any other terms or conditions other than those expressly set forth herein.
(b) The Buyer Parties and the Group Companies shall not amend, repeal or otherwise modify the Organizational Documents of any Group Company in any manner that would affect adversely the rights thereunder with respect to periods prior to the Closing of individuals who at and at any time prior to the Closing were directors or officers of any Group Company except to the extent required by Law. The Buyer Parties shall, and shall cause the Group Companies to, fulfill and honor any indemnification agreements between the Group Companies, on the one hand, and any of their respective directors, officers or employees existing as of the date hereof, to the extent such indemnification agreement has been provided or made available to the Buyer Parties prior to the date hereof.
(c) The Buyer Parties agree that the Group Companies will cause to be put in place and shall prepay immediately prior to the Closing “tail” insurance policies with a claims period of at least six years from the Closing from an insurance carrier with the same or better credit rating as the Group Companies’ current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Group Companies’ existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Closing.
(d) In the event that the Buyer Parties, the Group Companies or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of such Buyer Party or Group Company, as the case may be, shall assume the obligations set forth in this Section 7.11. The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, any Party and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 7.11, and his or her heirs and representatives.
Section 7.12 Proxy Statement.
(a) As promptly as practicable (and, subject to the other Parties’ compliance with their respective obligations under Section 7.12(c) and Section 7.12(d), in any event within five (5) Business Days following the issuance of the audited financial statements specified under Section 7.12(d)) following the execution and delivery of this Agreement by each of the Parties (provided that General Partner has provided to NFC all of the information described in Section 7.12(d)), NFC shall prepare and file with the SEC, in preliminary form, the Proxy Statement and provide therein the holders of NFC Public Shares the opportunity to elect redemption of their NFC Public Shares in connection with the NFC Shareholders Meeting, as required by the Organizational Documents of NFC. Each of NFC and General Partner shall use its commercially reasonable efforts to: (i) cause the Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC; and (ii) promptly notify the other of, cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff.
(b) In the Proxy Statement, NFC shall solicit proxies from NFC Shareholders to vote at the NFC Shareholders Meeting in favor of  (i) the adoption of this Agreement and the approval of the transactions contemplated hereby, (ii) the approval for purposes of the rules and regulations of NYSE of the issuance of NFC Shares in connection with the Permitted Equity Financing, if and to the extent required, (iii) the approval of the adoption of an equity incentive plan for employees of NFC and its Subsidiaries to be effective upon the Closing, (iv) the adoption and approval of the NFC Amended Articles with effect upon the Closing (the “NFC Amended Articles Proposal”), (v) election of directors of NFC (the “NFC Director Election Proposal”), and (vi) any other proposals NFC and General Partner mutually deem necessary or desirable to consummate the transactions contemplated hereby (the foregoing, collectively, the “Transaction Proposals”). The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder.
(c) Each Party shall furnish all information concerning such Party and its Affiliates to the other Party, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. Prior to filing with the SEC, NFC will make available to General Partner the preliminary Proxy Statement and any amendment or supplement thereto and will provide General Partner and its legal counsel with a reasonable opportunity to comment on such drafts, and shall accept all reasonable comments suggested by General Partner and its legal counsel in good faith. NFC shall promptly notify General Partner upon the receipt of any comments from the SEC with respect to the Proxy Statement or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide General Partner promptly with copies of all correspondence with respect to the Proxy Statement between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of General Partner and NFC shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement. After all the comments received from the SEC have been cleared by the SEC staff and all information required to be contained in the Proxy Statement has been included therein by NFC and General Partner, NFC shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed, at NFC’s expense, as promptly as practicable thereafter to its shareholders of record, as of the record date to be established by the NFC Board. If at any time prior to receipt of the NFC Shareholder Approval, any information should be discovered by NFC or General Partner that should be set forth in an amendment or supplement to the Proxy Statement, so that such Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other Party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, if and as required by Law, disseminated to the NFC Shareholders.
(d) General Partner shall (i) use its commercially reasonable efforts to promptly provide NFC with all information concerning the Group Companies (including, without limitation, with respect to the management, operations and financial condition thereof) reasonably requested by NFC that is required for inclusion in the Proxy Statement and any amendment or supplement to the Proxy Statement, and (ii) cause the officers and employees of the Group Companies to be reasonably available to NFC and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC. Without limitation to the foregoing, (x) General Partner shall use its commercially reasonable efforts to provide (1) the Annual Financial Statements and (2) if required by applicable Laws or relevant regulatory authorities, the audited consolidated financial statements of General Partner consisting of the balance sheets as of and for each of the fiscal years ended December 31, 2017 and December 31, 2018 and the income statements, statement of changes in equity and statement of cash flow (including any related notes thereto and the related auditor’s reports thereon issued by a Qualified Auditor) as of and for each of the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018, in each case of (1) and (2), prepared in accordance with Regulation S-X of the SEC with related auditor’s reports thereon issued by a Qualified Auditor under auditing standards promulgated by the PCAOB and (y) in the event that, as of September 30, 2019, the Proxy Statement has not yet been mailed to NFC Shareholders, General Partner shall use its commercially reasonable efforts to promptly thereafter provide the unaudited consolidated financial statements of Partnership and, if required by applicable Laws or relevant regulatory authorities, of General Partner, in each case consisting of the balance sheet and the related income statement, statement of changes in equity and statement of cash flow as of and for the six-month period ending on June 30, 2019, which shall (A) be prepared in accordance with the Applicable Accounting Standards applied on a consistent basis throughout such period (except subject to normal and recurring year-end adjustments, none of which would be material individually or in the aggregate, and the absence of notes thereto), and in accordance with Regulation S-X of the SEC, and (B) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Partnership (or General Partner, as applicable) as at June 30, 2019 and for the period indicated therein. NFC shall not terminate or withdraw the NFC Shareholder Redemption other than in connection with a valid termination of this Agreement in accordance with Article IX. NFC shall extend the NFC Shareholder Redemption for any period required by any rule, regulation, interpretation or position of the SEC, NYSE or the respective staff thereof that is applicable to its offer of the NFC Shareholder Redemption. Nothing in this Section 7.12(d) shall (i) impose any obligation on NFC to extend its offer of NFC Shareholder Redemption beyond a termination of this Agreement, or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Buyer to terminate this Agreement in accordance with Article IX.

Section 7.13 NFC Shareholders Meeting.   NFC shall: (a) take all action necessary under applicable Law and its Organizational Documents to call, give notice of, convene and hold a meeting of NFC Shareholders (the “NFC Shareholders Meeting”) to seek the NFC Shareholder Approval, which meeting will be held as promptly as reasonably practicable following the date that the Proxy Statement is mailed to NFC Shareholders; and (b) submit the Transaction Proposals to, and use its reasonable best efforts to solicit proxies in favor of such Transaction Proposals from, NFC Shareholders. NFC shall, through the NFC Board, recommend to NFC Shareholders that they vote in favor of the Transaction Proposals (the “NFC Board Recommendation”), and, subject to the following sentence, NFC shall include the NFC Board Recommendation in the Proxy Statement. The NFC Board shall not (and no duly authorized committee thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, in a manner adverse to General Partner, the NFC Board Recommendation (a “Change in Recommendation”); provided, that the NFC Board may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach of its fiduciary duties to NFC under applicable Law; provided, however, that the NFC Board may not make such Change in Recommendation unless (i) the NFC Board has provided prior written notice to General Partner (a “NFC Recommendation Change Notice”) that it is prepared to effect a Change in Recommendation at least five (5) Business Days prior to taking such action, which notice shall specify the basis for such Change in Recommendation, (ii) during the five (5) Business Day period after delivery of the NFC Recommendation Change Notice, NFC negotiates in good faith with General Partner regarding any revisions to this Agreement that General Partner proposes to make and (iii) at the end of such five (5) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by General Partner, the NFC Board determines in good faith (after consultation with outside legal counsel) that the failure to make such a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary duties to NFC under applicable Law. Any Change in Recommendation shall not invalidate the approval of this Agreement by the NFC Board. NFC agrees that it will establish a record date for, duly call, give notice of, convene and hold the NFC Shareholders Meeting and submit for the approval of NFC Shareholders the matters contemplated by the Proxy Statement, regardless of whether or not there has been any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, NFC may adjourn, postpone and/or recess the NFC Shareholders Meeting (A) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the NFC Board has determined in good faith is required by applicable Law is provided to NFC Shareholders prior to the NFC Shareholders Meeting, or (B) if, as of the time for which the NFC Shareholders Meeting is scheduled, there are insufficient NFC Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the NFC Shareholders Meeting or in order to solicit additional proxies from NFC Shareholders in favor of the adoption of each of the Transaction Proposals if the proxies then received are insufficient to obtain the NFC Shareholder Approval; provided, that, in the event of an adjournment, postponement and/or recess pursuant to clauses (A) or (B) above, the NFC Shareholders Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
Section 7.14 Fosun Shareholders Meeting.   As promptly as practicable following the date hereof (provided that the Fosun Seller shall have received the audited financial statements of the Group Companies prepared in accordance with the PRC generally accepted accounting principles for the fiscal year ended December 31, 2018 and the first five months of 2019 ended May 31, 2019 (the “Fosun Required Financials”) which are necessary for inclusion in the Fosun Shareholder Circular in accordance with the rules and regulations of the applicable stock exchanges and applicable Laws, and General Partner shall provide such audited financial statements to the Fosun Seller as soon as reasonably practicable), the Fosun Seller shall ensure that Fosun Pharma prepare and publicly distribute a shareholder circular in relation the transactions contemplated hereby and by the Ancillary Agreements (the “Fosun Shareholder Circular”). The Fosun Seller shall use its commercially reasonable efforts to cause the Fosun Shareholder Circular to comply in all material respects with the rules and regulations of the applicable stock exchanges and applicable Laws. The Fosun Seller shall use its reasonable best efforts (and shall use its reasonable best effort to cause its applicable Affiliates to): (a) take all action necessary under applicable Law, rules and regulations of the applicable stock exchanges and its Organizational Documents to call, give notice of, convene and hold a meeting of the shareholders of Fosun Pharma (the “Fosun Shareholders Meeting”) to seek and obtain the Fosun Shareholder Approval, which meeting will be held as promptly as reasonably practicable and in any event before November 30, 2019 (provided that the Fosun Seller shall have received the Fosun Required Financials by September 30, 2019); and (b) submit the transactions contemplated hereby and by the applicable Ancillary Agreements to shareholders of Fosun Pharma.
Section 7.15 Non-solicitation.
(a) From the date of this Agreement until the earlier of  (x) the Closing or (y) the date on which this Agreement is terminated pursuant to Section 9.1, other than in connection with the transactions contemplated hereby, each Buyer Party agrees that it will not, and will not authorize or (to the extent within its control) permit any of its Affiliates or Representatives, in each case in such Representative’s capacity in such role with the applicable Buyer Party, to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an initial Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to any initial Business Combination with, or provide any non-public information, data or access to employees to, any Person that has made, or informs such Buyer Party that is considering making, a proposal with respect to an initial Business Combination, or (iii) enter into any agreement relating to an initial Business Combination. Each Buyer Party shall promptly notify General Partner of any submissions, proposals or offers made with respect to an initial Business Combination as soon as practicable following such Buyer Party’s awareness thereof.
(b) From the date of this Agreement until the earlier of  (x) the Closing or (y) the date on which this Agreement is terminated pursuant to Section 9.1, other than in connection with the transactions contemplated hereby, each of the Sellers and General Partner agrees that it will not, and will not authorize or (to the extent within its control) permit any Group Company or any of its or their respective Affiliates or Representatives, in each case in such Representative’s capacity in such role with such Seller, General Partner or the applicable Group Company, to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an Acquisition Proposal, (ii) enter into, engage in or continue any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs such Seller, General Partner or the applicable Group Company that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal. General Partner shall give notice of any Acquisition Proposal to NFC as soon as practicable following its awareness thereof. For purposes of this Agreement, “Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with the Buyer Parties) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the direct or indirect acquisition of all or any material portion of General Partner or the Group Companies or their respective businesses or assets (other than sale of inventory in the ordinary course of business) or any material portion of General Partner’s or the Group Companies’ Equity Securities.
Section 7.16 Release and Discharge.
(a) Effective as of and contingent upon the Closing, to the fullest extent permitted by applicable Law, each of the Sellers, General Partner and Partnership, on behalf of itself and on behalf of its stockholders, shareholders or members, as applicable, assigns and beneficiaries, successors and assigns of any of them (collectively, the “Releasing Persons”), hereby unconditionally and irrevocably waives, fully and finally releases, acquits and forever discharges each Group Company and its stockholders, shareholders or members, as applicable, assigns and beneficiaries, successors and assigns of any of them, Affiliates and predecessors, successors and assigns of any of them (collectively, the “Released Persons”) from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, obligations, claims, counterclaims, debts, demands, damages, costs, expenses, compensation or liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, direct or derivative on behalf of any Person, and whether arising under any agreement or understanding or otherwise at Law or equity (“Released Claims”), which such Releasing Persons, or any of them, had, has, or may have had arising from, connected or related to, or caused by any event, occurrence, cause or thing, of any type whatsoever, or otherwise, arising or existing, or occurring, in whole or in part, at any time in the past until and including the Closing against any of the Released Persons with respect to any Group Company, arising out of, relating to or in connection with such Seller, General Partner or Partnership’s direct or indirect ownership of equity interests in any Group Company (the “Seller Release”). The Seller Release shall be effective as a full, final and irrevocable accord and satisfaction and release of all of the Released Claims.
(b) Each of the Sellers, General Partner and Partnership agrees that if it is finally adjudicated to have violated any provision of this Section 7.16, such Seller, General Partner or Partnership (as the case may be) will pay the costs and expenses of defending against any related or resulting Proceedings incurred by the Released Persons, including reasonable attorney’s fees.
Section 7.17 Approval of 280G Payments.   With respect to any payment or benefit arising in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, prior to the Closing, Partnership shall use commercially reasonable efforts to (i) seek a waiver from each “disqualified individual” (within the meaning of Section 280G(c) of the Code) entitled to receive a payment that is reasonably expected to be a “parachute payment” (within the meaning of Section 280G(b)(2) of the Code) (each, a “Section 280G Waiver”) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements of his or her rights to receive such payments and/or benefits constituting parachute payments (the “Waived 280G Benefits”) and (ii) cause Chindex Delaware to deliver to all stockholders who are entitled to vote, prior to such vote, an adequate written disclosure statement that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, and which solicits the approval by all stockholders entitled to vote, in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, of the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive or retain any payments that would reasonably be expected, in the absence of such approval, to constitute “parachute payments” (the “280G Stockholder Approval”). Additionally, at least seven (7) days prior to using commercially reasonable efforts to seek to obtain the Section 280G Waivers and the Section 280G Stockholder Approval, Partnership or Chindex Delaware shall provide drafts of Section 280G Waivers and such Section 280G Stockholder Approval materials to Buyer for its review, comment and approval (which approval shall not be unreasonably withheld). At least one (1) Business Day prior to the Closing Date, Partnership or Chindex Delaware shall deliver to Buyer evidence that a vote of Chindex Delaware’s stockholders who are entitled to vote was solicited in accordance with the foregoing provisions of this Section 7.17 and that either (i) the requisite number of stockholder votes was obtained with respect to the Waived 280G Benefits or (ii) the requisite number of stockholder votes was not obtained with respect to the Waived 280G Benefits.
Section 7.18 Debt Financing.
(a) Each Buyer Party shall use reasonable best efforts to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing on or prior to the Closing Date on the terms and conditions described in the Debt Commitment Letters (subject to any “flex” provisions applicable thereto), including to (i) maintain in effect the commitment for the Debt Financing set forth in the Debt Commitment Letters, (ii) negotiate, execute, and deliver definitive agreements with respect to the Debt Financing having terms and conditions contemplated by the Debt Commitment Letters (including any flex terms in the Debt Commitment Letters) and on such other terms that would not (A) reduce the aggregate amount of the Debt Financing such that the Buyer Parties would not have sufficient funds at Closing to pay the Required Financing Amount or (B) impose new or additional conditions to the receipt of the Debt Financing, or otherwise amend, modify or expand any conditions, to the receipt of the Debt Financing, in each case, in a manner that would reasonably be expected to (1) materially delay the timing of the Debt Financing, (2) make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur or (3) adversely affect in any material respect (x) the ability of the Buyer Parties to enforce their rights against the other parties to the Debt Commitment Letters or (y) the ability of the Buyer Parties to consummate the transactions hereunder (any such event described in (A) or (B), an “Adverse Effect on Financing”), (iii) satisfy and cause to be satisfied, on a timely basis, all conditions applicable to the Buyer Parties in such Debt Commitment Letters and the definitive agreements related thereto, and (iv) subject to the terms of the Debt Commitment Letters and upon the satisfaction of the conditions set forth in the Debt Commitment Letters, consummate the Debt Financing at or prior to the Closing, including by using reasonable best efforts to enforce their rights to do so.
(b) If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters (including any related flex terms), each Buyer Party shall promptly notify General Partner of such situation and use their reasonable best efforts to arrange to obtain alternative debt financing (an “Alternative Financing”) in an amount sufficient to consummate the transactions contemplated hereby and on terms in the aggregate not materially less favorable to the Buyer Parties in the reasonable judgment of NFC than the Debt Financing contemplated by the Debt Commitment Letters; provided, however, that any such alternative financing will not, without the prior written consent of General Partner (not to be unreasonably withheld, conditioned or delayed), reasonably be expected to have an Adverse Effect on Financing and such Buyer Party shall as soon as reasonably practicable deliver a true, correct and complete copy of each Alternative Financing commitment letter to General Partner. Without the prior written consent of General Partner (not to be unreasonably withheld, conditioned or delayed), each Buyer Party shall not amend or modify the Debt Commitment Letters in a manner that could reasonably be expected to have an Adverse Effect on Financing (it being understood the Debt Financing may be replaced so long as such replacement does not have an Adverse Effect on Financing); provided, however, that additional Financing Sources may be added to any Debt Commitment Letters in accordance with the terms thereof, if the addition of such additional parties, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the availability of the Debt Financing under the Debt Commitment Letters or the consummation of the transactions described herein.
(c) Prior to the Closing, the Buyer Parties shall keep General Partner reasonably informed, upon the reasonable request of General Partner, of the status of its efforts to arrange the Debt Financing and provide General Partner with copies of the material executed definitive agreements for the Debt Financing and such other information and documentation and shall give General Partner prompt notice of any breach of any material provisions of any of the Debt Commitment Letters or definitive document related to the Debt Financing by any party to any Debt Commitment Letters or definitive document related to the Debt Financing to the extent such breach could reasonably be expected to have Adverse Effect on Financing. The Buyer Parties acknowledge and agree that the obtaining of the Debt Financing, or any Alternative Financing, is not a condition to Closing.
Section 7.19 Debt Financing Cooperation.
(a) Prior to the earlier of  (x) the Closing Date and (y) termination of this Agreement pursuant to Section 9.1, General Partner and Partnership shall provide, and shall use their commercially reasonable efforts to cause the Group Companies and their respective Representatives to provide, the Buyer Parties such cooperation as may be reasonably requested by the Buyer Parties with respect to the Debt Financing (or any Alternative Financing). Such cooperation shall include:
(i) upon reasonable notice, (A) make appropriate senior officer reasonably available to participate in “bank meetings” of prospective lenders at times during normal business hours and locations to be mutually agreed upon (and to the extent necessary, one or more conference calls with prospective lenders in addition to any such meetings), and sessions with rating agencies to the extent the Buyer Parties are attempting to obtain a public corporate credit rating and public corporate family rating pursuant to the Debt Commitment Letters, the commitment letter relating to the Alternative Financing or any definitive documentation relating thereto, and (B) cause customary direct contact between senior management, Representatives and advisors of the Group Companies, on the one hand, and the proposed lenders providing the Debt Financing (or any Alternative Financing) or their Representatives on the other hand at mutually agreed upon times and locations during normal business hours;
(ii) assist with the due diligence efforts of potential lenders and the preparation of customary marketing materials for the Debt Financing (or any Alternative Financing), including bank confidential information memoranda, lenders presentations, rating agency presentations and similar documents reasonably necessary in connection with the Debt Financing (or any

Alternative Financing), including delivering a customary authorization letter (which shall include a representation to the Financing Sources in connection with (i) the preparation of each financial statements and other financial data of the Group Companies and (ii) as to the accuracy or (as applicable) fairness of the information about the Group Companies contained in the disclosure and marketing materials related to the Debt Financing (or any Alternative Financing) and the Required Financial Information);
(iii) furnishing the Buyer Parties and its Financing Sources with the Required Financial Information reasonably requested by the Buyer Parties (as soon as reasonably practicable after the date hereof) in each case that is Compliant;
(iv) (A) assist in facilitating the pledge of collateral and the obtaining of guarantees as of the Closing (but not before) and (B) execute and deliver, solely to the extent effective as of the Closing, customary definitive financing documentation, including customary pledge and security documents and certificates, documents and instruments related to guarantees and collateral (including the delivering or procuring the delivery of share certificates required to be delivered as conditions to the Debt Financing (or any Alternative Financing)), in each case, to the extent required by the Debt Commitment Letters, the commitment letter relating to the Alternative Financing or any definitive documentation relating thereto;
(v) using reasonable best efforts to obtain accountants’ consents to use the accountant’s audit reports relating to the Group Companies and other documents required by the Debt Commitment Letters, the commitment letter relating to the Alternative Financing or any definitive documentation relating thereto;
(vi) to the extent requested by the Buyer Parties at least seven (7) Business Days prior to the Closing Date, furnish the Buyer Parties and their Financing Sources information with respect to the Group Companies required by regulatory authorities including under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act required under the Debt Commitment Letters, the commitment letter relating to the Alternative Financing or any definitive documentation relating thereto; and
(vii) furnish the Buyer Parties with such other customary information regarding the Group Companies (which may be further disclosed and shared with their Financing Sources) as may be reasonably requested by the Buyer Parties to the extent that such information is reasonably available to the Group Companies and is of the type and form customarily included in a bank information memorandum and to the extent contemplated by the Debt Commitment Letters, the commitment letter relating to the Alternative Financing or any definitive documentation relating thereto;
provided, that in no event shall any of General Partner and the Group Companies be required to pay any commitment or other fee or incur any other cost, expense, or liability in connection with the Debt Financing prior to the Closing, and provided, further, that nothing herein will require such cooperation (A) to the extent it unreasonably interferes with the operations of any Group Company or (B) which would violate any obligations or confidentiality or result in violation of any applicable Laws or loss of any privilege or (C) which would require General Partner, any Group Company or any of their respective stockholders, directors or officers to execute any agreement, certificate, document or instrument with respect to the Debt Financing (or the Alternative Financing) that would be effective prior to the Closing. The General Partner and Partnership hereby consent on behalf of the Group Companies to the use of the logos and marks of the Group Companies in connection with the Debt Financing and/or Alternative Financing; provided, however, that such logos and/or marks are used solely in a manner that is not intended, or reasonably likely, to harm or disparage any Group Company or the reputation or goodwill of any Group Company.
(b) The Buyer Parties shall promptly, upon request by General Partner or any Group Company, reimburse General Partner or the relevant Group Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by General Partner or the relevant Group Company in connection with their cooperation contemplated by Section 7.19(a).

Except as expressly set forth in this Agreement, in no event will General Partner, the Group Companies or their Representatives have any liability of any kind or nature to the Buyer Parties, Financing Sources or any other Person arising or resulting from the cooperation provided in Section 7.19(a). Without affecting the rights of the Buyer Parties under this Agreement, the Buyer Parties shall indemnify and hold harmless General Partner, the Group Companies and their respective Affiliates and Representatives from and against any and all losses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith; provided, however, that Buyer Parties shall not be required to indemnify and hold harmless General Partner, the Group Companies and their respective Affiliates and Representatives to the extent that such losses arise from information provided by General Partner, the Group Companies or their respective Affiliates and Representatives to the Buyer Parties in writing specifically for use in the Debt Financing that contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 7.20 Press Release.   Prior to the Closing, General Partner, Buyer and Founder Seller shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated hereby (the “Closing Press Release”). As soon as practicable after the Closing, the Buyer Parties shall distribute the Closing Press Release.
Section 7.21 Certain PRC Tax Filings and Payments.
(a) Each of the Sellers and the Buyer Parties hereby acknowledges, covenants and agrees that (i) the Buyer Parties shall have no obligation to pay any Tax of any nature that is required by applicable PRC Laws to be paid by any Seller or their respective Affiliates, direct and indirect partners, members, stockholders or shareholders arising out of the transactions contemplated by this Agreement; and (ii) each of the Sellers agrees to bear and pay any Tax of any nature that is required by applicable PRC Law to be paid by it or its Affiliates arising out of the transactions contemplated by this Agreement (such Tax, the “PRC Transaction Tax”).
(b) The Sellers shall collectively engage, authorize and procure a Qualified Tax Advisor (whose fees and expenses shall be borne and paid by the Sellers and not by any Buyer Parties or any Group Company) to, as soon as possible (and in any event within thirty (30) days) after the Closing, duly and properly submit to any one of Relevant PRC Tax Authorities the Tax filings and disclosures that are required by the Indirect Transfer Guidance in connection with the transactions contemplated hereby, and shall (x) provide draft filings to Buyer for review reasonably in advance, consider in good faith any comments thereto by Buyer, and (y) provide Buyer with sufficient evidence (as specified below in this Section 7.21(b)) that such Tax filings have been made in accordance with applicable Law as soon as reasonably practicable. Each of the Sellers agrees to use commercially reasonable efforts to, after such Tax filing, promptly submit, or cause the Qualified Tax Advisor to submit, all documents supplementally requested by the Relevant PRC Tax Authority in connection with such Tax filing. For purposes of this Section 7.21(b), an acknowledgement or receipt in respect of the filing by or on behalf of any Seller issued by the Relevant PRC Tax Authority or the original signature of an official of the Relevant PRC Tax Authority on the duplicate of the filing documents submitted by or on behalf of such Seller shall be sufficient evidence that a Tax filing has been made in respect of such Seller. For purposes hereof, “Relevant PRC Tax Authorities” means the PRC Tax Authorities with which the Tax filings and disclosures in connection with the transactions contemplated hereby are required to be made pursuant to applicable Laws.
(c) The Sellers shall regularly follow up with the Relevant PRC Tax Authority on the status of their Tax filings, respond to any requests by the Relevant PRC Tax Authorities for additional information or materials and the payment of any such Taxes so assessed.
(d) To the extent that any Seller is finally determined by the Relevant PRC Tax Authority to be required by applicable Law to pay Taxes in connection with the transactions contemplated hereby, such Seller shall, individually and severally and not jointly with any other Seller, promptly pay such Taxes and shall provide Buyer, as soon as reasonably practicable, with evidence that such Taxes have been paid in the form of a copy of a receipt of payment issued by the Relevant PRC Tax Authority. For the avoidance of doubt, nothing herein shall prevent Sellers from contesting any assessment in good faith and in accordance with applicable Law.
(e) Nothing herein shall be deemed to prevent or restrict Buyer or any Group Company from making any Tax reporting or filing in relation to the transactions contemplated by this Agreement that is required to be made by Buyer or such Group Company under applicable PRC Tax Laws (including the Indirect Transfer Guidance); provided, however, that Buyer and each Group Company shall (i) keep the Sellers reasonably informed of the details of any such Tax reporting or filing; (ii) provide draft filings to the Sellers for review reasonably in advance of any filing, and take into account and reflect any reasonable comments provided by the Sellers with respect thereto, (iii) provide any evidence that such Tax reporting or filing has been made to any Seller with respect hereto, (iv) if the reporting or filing relates to a PRC Transaction Tax, permit the Sellers (and their authorized representatives) to participate in a meaningful and direct manner (at their expense) in the process of meeting, communicating and negotiating with the Relevant PRC Tax Authority, and (v) provide all such information and documentation which the Sellers may reasonably request from time to time in order to assist and participate in the negotiation process.
(f) Each of the Sellers shall, severally and not jointly, indemnify and hold harmless the Buyer Parties (and, from and after the Closing, the Group Companies) from any actual losses (including the reasonable costs and expenses) suffered by any of them arising out of any breach by such Seller of its obligations under this Section 7.21. To the extent a Buyer Party or its Affiliates receives written notice of an audit, court or administrative proceeding, investigation or other dispute relating to the PRC Transaction Tax arising out of the sale and transfer of the Equity Securities contemplated by this Agreement (a “PRC Transaction Tax Contest”), it shall promptly provide notice of such PRC Transaction Tax Contest to the applicable Seller (but failure to give such notice shall not relieve such Seller of any liability hereunder except to the extent, if any, that the rights of such Seller with respect to such claim are actually prejudiced). The applicable Seller shall, at its election and expense, have the right to represent the Buyer Parties and their Affiliates, employ reputable counsel of its choice and to control the conduct of such PRC Transaction Tax Contest and the applicable Seller shall have the right to settle or dispose of any such PRC Transaction Tax Contest; provided, however, that, in respect of issues that would reasonably be expected to have an adverse effect on the Tax liability of the Buyer Parties, the applicable Seller (i) shall consult with the applicable Buyer Party regarding any such issues raised in PRC Transaction Tax Contest, (ii) shall allow such Buyer Party to participate in any such proceeding (at its own cost and expense) solely in respect of any such issues and (iii) shall not settle any such PRC Transaction Tax Contest without such Buyer Party consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, further, a Seller may not elect to control the conduct of such PRC Transaction Tax Contest unless and until such Seller provides written confirmation reasonably satisfaction to the Buyer Parties that such Seller shall indemnify and hold harmless the Buyer Parties (and, from and after the Closing, the Group Companies) from (x) any PRC Transaction Taxes imposed as a result of the settlement or disposition of such PRC Transaction Tax Contest and (y) any actual costs incurred by the Buyer Parties in cooperating with such Seller in connection with such PRC Transaction Tax Contest (other than the costs specifically allocated to the Buyer Parties pursuant to this Section 7.21(f)).
Section 7.22 Tax Matters.
(a) From and after the execution of this Agreement until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, notwithstanding anything to the contrary in Section 7.3, General Partner, Partnership and the Sellers shall not permit, except in the ordinary course of business of the Group Companies or as may be required by Law, (i) any material assets to be transferred from Harmony Healthcare, Inc. or any of its Subsidiaries, to Chindex Delaware or any of its Subsidiaries, or any material liabilities to be transferred from Chindex Delaware or any of its Subsidiaries to Harmony Healthcare Inc., or any of its Subsidiaries, or (ii) Chindex Delaware, directly or indirectly through its Subsidiaries, to acquire any material assets or Harmony Healthcare, Inc., directly or indirectly through its Subsidiaries, to make any material distributions or incur any material liabilities, that in each case of  (i) and (ii), that would reasonably be expected to increase the percentage of the total value of the Partnership that is attributable to Chindex Delaware.
(b) The Sellers, General Partner, Partnership, the Buyer Parties and each Group Company agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to Books and Records) relating to the Group Companies and assistance and cooperation, as is reasonably requested for the filing of any Tax Return (including any reporting and filing in relation to any PRC Transaction Tax) and for the preparation of, and for the prosecution or defense of any Tax audit (including any PRC Transaction Tax Contest).
(c) Notwithstanding anything to the contrary contained herein, (i) to the extent a Buyer Party, Partnership or General Partner receives written notice of an audit, court or administrative proceeding, investigation or other dispute relating to a U.S. federal, state or local tax audit of Partnership for a tax year (or portion thereof) that ends on or before the Closing Date (a “Partnership U.S. Tax Audit”), it shall promptly provide notice of such Partnership U.S. Tax Audit to the Sponsor (but failure to give such notice shall not relieve the Sellers of liability hereunder except to the extent, if any, that the rights of Seller with respect to such Partnership U.S. Tax Audit are actually prejudiced); (ii) the Sponsor, at its election, shall have the right to represent Partnership and General Partner, employ reputable counsel of its choice at its expense and to control the conduct of such Partnership U.S. Tax Audit; (iii) the Sponsor, shall have the right to settle or dispose of any such Partnership U.S. Tax Audit, provided, however, that the Sponsor, shall consult with the Buyer Party regarding any such Partnership U.S. Tax Audit, shall allow such Buyer Party to participate in any such Partnership U.S. Tax Audit (at its own cost and expense) and, in respect of a Partnership U.S. Tax Audit for which a “push-out” election in accordance with Section 7.22(c)(iv) is not made, shall not settle such Partnership U.S. Tax Audit without the prior written consent of such Buyer Party, which consent shall not be unreasonably withheld, conditioned or delayed, and (iv) to the extent permitted by applicable Law, Partnership shall make a “push-out” election pursuant to Section 6226 of the Code (and any corresponding applicable provisions of state and local laws) with respect to an “imputed underpayment” imposed with respect to such Partnership U.S. Tax Audit.
Section 7.23 VIE Structure.   As soon as reasonably practicable after the date hereof and in any event prior to the Closing, General Partner shall cause (i) customary “variable interest entity” agreements in form and substance reasonably satisfactory to Buyer to be entered into between each Person who holds any equity interest in any Group Company incorporated in the PRC on trust for, or pursuant to a nominee arrangement in favor or, another Group Company, on the one hand, and an appropriate Group Company incorporated in the PRC, on the other hand, and (ii) all related filings and registrations with the applicable Governmental Entities in connection therewith to be duly completed.
Section 7.24 Employee Matters.   For the one (1)-year period following the Closing Date (or, (a) if earlier, the date of the employee’s termination of employment with the Group Companies or (b) if later, such date as required by applicable Law), the Buyer Parties shall and shall cause the Group Companies to provide each employee of the Group Companies who remains employed immediately after the Closing (the “Continuing Employees”) with (i) base salary and hourly wage, as applicable, that are at least as favorable to that provided to the Continuing Employee immediately prior to the Closing and (ii) annual cash-based bonus incentive opportunities that are substantially comparable, in the aggregate, to the aggregate annual cash-based bonus incentive opportunities provided to the Continuing Employee immediately prior to the Closing, and (iii) employee benefits (excluding deferred compensation, nonqualified retirement, and defined benefit pension benefits, and equity and equity-based compensation opportunities) that are substantially comparable in the aggregate to those employee benefits provided to such Continuing Employee immediately prior to the Closing; provided, that nothing herein shall limit the right of the Buyer Parties or any of the Group Companies to terminate the employment of any Continuing Employee at any time or require the Buyer Parties or any of the Group Companies to provide any such employee benefits, rate of base salary or hourly wage, or annual cash-based bonus opportunities for any period following any such termination. The provisions of this Section 7.24 are solely for the Parties, and no current or former employee, director or contractor or any other individual associated therewith or any Person other than the Parties shall be regarded for any purpose as a third-party beneficiary of this Agreement. Nothing herein shall be construed as an amendment to any Benefit Plan or other employee benefit plan for any purposes. Nothing in this Section 7.24 shall be construed to (x) limit the right of the Buyer Parties or any of their Affiliates to amend or terminate any employee benefit plan, or require the Buyer Parties or any of their Affiliates to establish or maintain any specific employee benefit plan, (y) require the Buyer Parties or any of its Subsidiaries (including, on and after the Closing, the Group Companies) to retain the employment of any particular Continuing Employee for any fixed period of time following the Closing Date, or (z) create a right in any Continuing Employee to any particular term or condition of employment.
Section 7.25 Transaction Litigation.   Each Party shall give the other Parties the opportunity to participate in the defense, settlement or prosecution of any Proceeding commenced following the date hereof related to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby at such Party’s sole cost and expense.
Section 7.26 Net Debt Position.   General Partner and Partnership shall use their commercially reasonable efforts to procure that the cash and cash equivalents of the Group Companies as of June 30, 2019 will be not less than the aggregate amount then outstanding under the IFC Loans.
Section 7.27 Leakage.
(a) From (and excluding) the date hereof to (and including) the Closing Date, General Partner and Partnership shall not, and each Seller shall cause General Partner and Partnership to not, permit the occurrence of any Leakage with respect to any Seller.
(b) If at any time prior to the Closing Date, General Partner, Partnership or any Seller becomes aware of the occurrence of any Leakage with respect to any Seller during the Locked-Box Period, such Party shall promptly (and in any event within five (5) Business Days) notify the Buyer Parties of the occurrence of such Leakage, the amount thereof and other reasonable details of such Leakage, and the amount of such Leakage shall be deducted from the Purchase Price of the relevant Seller at the Closing in accordance with Section 2.5.
(c) Subject to the Closing having taken place, in the event of any breach of Section 7.27(a), each Seller (solely in respect of itself and not in respect of any other Seller) shall on demand by Buyer pay to Buyer, on a dollar for dollar basis, an amount equal to the amount of the Leakage of such Seller, except to the extent that the Purchase Price of such Seller at the Closing has been reduced in respect of such Leakage pursuant to Section 2.5.
(d) Notwithstanding Section 7.27(c), no Seller is liable to make a payment under Section 7.27(c) unless Buyer has notified such Seller in writing of the breach of Section 7.27(a) stating in reasonable detail the nature of the breach and, if practicable, the amount claimed, on or before the date falling six (6) months after the Closing.
(e) For the avoidance of doubt, except as provided under Section 7.27(d), the liability of each Seller under this Section 7.27 shall not be limited, restricted or excluded in any respect by any other provision of this Agreement. Nothing in this Section 7.27 shall have the effect of limiting, restricting or excluding any liability arising as a result of any fraud, willful misconduct or willful concealment.
Article VIII
CONDITIONS TO OBLIGATIONS OF THE PARTIES
Section 8.1 Conditions to Each Party’s Obligations.   The respective obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or written waiver by such Party) at or prior to the Closing of the following conditions:
(a) No Injunction.   There shall be no effective Order of any nature prohibiting the consummation of the transactions contemplated hereby and no Law shall have been adopted that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited;
(b) NFC Shareholder Approval.   The NFC Shareholder Approval (other than the approval of the NFC Shareholders with respect to the NFC Amended Articles Proposal) shall have been duly obtained;

(c) Necessary Authorizations.   All necessary permits and authorizations under state securities or “blue sky” laws, the Securities Act and the Exchange Act relating to the issuance and trading of NFC Class A Shares to be issued in connection with the transactions contemplated hereby shall have been obtained and shall be in effect;
(d) NFC Shareholder Redemption.   The NFC Shareholder Redemption shall have been completed in accordance with the terms hereof and the Proxy Statement; and
(e) Net Tangible Assets.   NFC shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining;
(f) Minimum Available Cash.   The amount of Available Cash as of immediately prior to the Closing shall be not less than the amount of Necessary Cash; and
(g) Fosun Shareholder Approval.   The Fosun Shareholder Approval shall have been duly obtained.
Section 8.2 Conditions to Obligations of General Partner, Partnership and the Sellers.   The obligations of General Partner, Partnership and the Sellers to consummate the transactions contemplated by this Agreement are, in addition to the conditions specified in Section 8.1, further subject to the satisfaction (or written waiver by General Partner) at or prior to the Closing of the following conditions:
(a) Representations and Warranties.
(i) The representations and warranties regarding the Buyer Parties contained in Section 6.1 (Organization), Section 6.2 (Authorization), Section 6.5 (Certain Fees), Section 6.6 (Board Approval; Shareholder Vote) shall be true and correct in all but de minimis respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all but de minimis respects as of such earlier date); and
(ii) the other representations and warranties of the Buyer Parties contained in Article VI shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, would result in a Buyer Material Adverse Effect (ignoring for the purposes of this Section 8.2(a)(ii) any qualifications by “material adverse effect” or “materiality” contained in such representations or warranties);
(b) Performance of Obligations.   Each of the Buyer Parties shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof and shall not have breached in any material respect any of its covenants or agreements;
(c) No Buyer Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred a Buyer Material Adverse Effect; and
(d) Buyer Closing Certificate.   An authorized officer of Buyer shall have executed and delivered to Partnership a certificate (the “Buyer Closing Certificate”) to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.
Section 8.3 Conditions to Obligations of the Buyer Parties.   The obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement are, in addition to the conditions specified in Section 8.1, subject to the satisfaction (or written waiver by Buyer) at or prior to the Closing of the following conditions:
(a) Representations and Warranties.
(i) The representations and warranties with respect to the Group Companies contained in Section 3.1 (Organization), Section 3.2 (Capitalization), Section 3.3 (Authorization), Section 3.4 (Consents and Approvals; No Violations) Section 3.18 (Affiliate Transactions) and Section 3.20

(Broker’s Fees) shall be true and correct in all but de minimis respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all but de minimis respects as of such earlier date);
(ii) the other representations and warranties with respect to the Group Companies contained in Article III shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, would result in a Partnership Material Adverse Effect (ignoring for the purposes of this Section 8.3(a)(ii) any qualifications by “material adverse effect” or “materiality” contained in such representations or warranties); and
(iii) the representations and warranties of the Sellers contained in Article IV shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date);
(b) Performance of Obligations.   Each of General Partner, Partnership and the Sellers shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof and shall not have breached in any material respect any of its covenants or agreements;
(c) [Reserved].
(d) IFC Consent.   The International Finance Corporation shall have given a written consent, in form and substance reasonably satisfactory to Buyer, consenting to the transactions contemplated hereunder and the full prepayment after the Closing with respect to each IFC Loan (such IFC Loans, collectively, the “IFC Loans”, a list of all IFC Loans is set forth in Exhibit A), such prepayment to be without cost, fees or penalty on the part of any Group Company other than as set forth in the IFC Loans as of the date hereof, and such consent (the “IFC Consent”) shall remain in full force and effect;
(e) No Partnership Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred a Partnership Material Adverse Effect; and
(f) Partnership Closing Certificate.   An authorized officer of General Partner shall have executed and delivered to Buyer a certificate (the “Partnership Closing Certificate”) to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(e) have been satisfied.
Section 8.4 Frustration of Closing Conditions.   None of the Parties may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, if such failure was caused by such Party’s failure to comply with any provision of this Agreement.
Article IX
TERMINATION
Section 9.1 Termination.   This Agreement may be terminated at any time at or prior to the Closing:
(a) in writing, by mutual consent of Buyer and General Partner;
(b) by Buyer if there has been a breach of any representation, warranty, covenant or other agreement made by any of General Partner, Partnership and the Sellers in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in any condition set forth in Section 8.1 or Section 8.3 not being satisfied as of the Outside Date (a “Terminating Partnership Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from the Buyer Parties of such Terminating Partnership Breach is received by General Partner (such notice to describe such Terminating Partnership Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that no Buyer Party is then in material breach of any of their respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 8.1 or Section 8.2 being satisfied as of the Closing Date; provided, further, that the thirty (30) day cure period for Partnership to cure a Terminating Partnership Breach set forth in subclause (ii) above shall not apply if such Terminating Partnership Breach is a result of a breach of Section 2.2, provided, further, that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 9.1(b) if a Terminating Buyer Breach has occurred and is then continuing;
(c) by General Partner if there has been a breach of any representation, warranty, covenant or other agreement made by any Buyer Party in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in any condition set forth in Section 8.1 or Section 8.2 not being satisfied as of the Outside Date (a “Terminating Buyer Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from General Partner of such Terminating Buyer Breach is received by Buyer (such notice to describe such Terminating Buyer Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that each of General Partner, Partnership and the Sellers is not then in material breach of any of its respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 8.1 or Section 8.3 being satisfied as of the Closing Date; provided, further, that the thirty (30) day cure period for the Buyer Parties to cure a Terminating Buyer Breach set forth in subclause (ii) above shall not apply if such Terminating Buyer Breach is a result of a breach of Section 2.2, provided, further, that General Partner shall not be entitled to terminate this Agreement pursuant to this Section 9.1(c) if a Terminating Partnership Breach has occurred and is then continuing;
(d) by Buyer, Sponsor or the Fosun Seller if the Closing has not occurred on or prior to the Outside Date; provided, that, the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to (i) Buyer, if the material breach of any representations, warranties, covenants or other obligations of the Buyer Parties under this Agreement is the primary cause or resulted in the failure of the Closing to occur on or before the Outside Date, (ii) Sponsor or the Fosun Seller, if the material breach of any representations, warranties, covenants or other obligations of General Partner, Partnership and the Sellers under this Agreement is the primary cause or resulted in the failure of the Closing to occur on or before the Outside Date. For purposes hereof, “Outside Date” means (x) the date falling nine (9) months after the date hereof, or (y) such later date as may be mutually agreed in writing after the date hereof among NFC, Sponsor and the Fosun Seller; or
(e) by General Partner if there has been a Change in Recommendation.
Section 9.2 Procedure and Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 9.1 by Buyer, on the one hand, or General Partner, Sponsor or the Fosun Seller (as applicable), on the other hand, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and become void and have no effect, and there shall be no liability hereunder on the part of any of the Parties, except that this Section 9.2, Section 7.7 (Public Announcements), Section 9.3 (Sole and Exclusive Remedy) and Article X (Miscellaneous) shall survive any termination of this Agreement. Nothing in this Section 9.2 shall impair the right of any Party to compel specific performance by the other Party or Parties, as the case may be, of such Party’s obligations under this Agreement prior to a valid termination of this Agreement.
Section 9.3 Sole and Exclusive Remedy.   Notwithstanding any provision in this Agreement to the contrary, (a) the right to terminate this Agreement pursuant to Section 9.1, and prior to the termination of this Agreement, the right to seek specific performance of this Agreement pursuant to the terms of Section 10.10(a) shall be the sole and exclusive remedy of General Partner, Partnership and the Sellers against the Buyer Parties and their respective former, current or future Representatives, stockholders or Affiliates, and none of any Buyer Party or any of its former, current or future Representatives, stockholders or Affiliates shall have any further liability or obligation relating to, arising out of or with respect to this Agreement, any Ancillary Agreement or any transaction contemplated hereunder or thereunder, and (b) the right to terminate this Agreement pursuant to Section 9.1, and prior to the termination of this Agreement, the right to seek specific performance of this Agreement pursuant to the terms of  Section 10.10(a) shall be the sole and exclusive remedy of the Buyer Parties against General Partner, Partnership, the Sellers and any of their respective former, current or future Representatives, stockholders or Affiliates, and none of General Partner, Partnership, the Sellers or any of their respective former, current or future Representatives, stockholders or Affiliates shall have any further liability or obligation relating to, arising out of or with respect to this Agreement, any Ancillary Agreement or any transaction contemplated hereunder or thereunder.
Article X
MISCELLANEOUS
Section 10.1 Effectiveness.   This Agreement shall become effective (a) upon the execution and delivery hereof by all Parties, or (b) if not all Sellers are executing this Agreement at the same time, upon the execution and delivery hereof by each of the Buyer Parties, General Partner, Partnership and the Sponsor, and shall be binding on the foregoing Parties, and shall be binding with respect to any other Seller upon the execution and delivery by such Seller of its counterpart signature page to this Agreement to the other Parties.
Section 10.2 Fees and Expenses.   Except as otherwise set forth in this Agreement, each Party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel; provided that if the Closing occurs, the Buyer Parties shall pay or cause to be paid the Closing Partnership Expenses, the Buyer Transaction Expenses, the director fees and transaction bonuses specified in Section 1.2(f)(i) and Section 1.2(f)(ii) of the Partnership Disclosure Schedule, the fees and expenses covered under the Transaction Expenses Reimbursement Amount to the extent Buyer is directed by Sponsor to pay or cause to be paid such amount to any Group Company pursuant to Section 2.6(b) and the Fosun Expense Reimbursement Amount, in each case in accordance with Section 2.6.
Section 10.3 Notices.   All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when actually delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), in each case, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to the Buyer Parties, to:
c/o New Frontier Corporation
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention:   Carl Wu
E-mail:       carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:   Patrick J. Naughton
E-mail:       PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention:   Yang Wang
E-mail:       Yang.Wang@stblaw.com

with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention:   Joel L. Rubinstein
Email:       JRubinstein@winston.com
If to General Partner or Partnership, to:
c/o Fosun Industrial Co., Limited
Building A, No.1289 Yishan Road,
Shanghai 200233, P.R.China
Attention:   Yuqing Chen
E-mail:       chenyuqing@fosunpharma.com
c/o TPG Capital, L.P.
301 Commerce Street
Suite 3300
Fort Worth, TX 76102
Attention: Office of General Counsel
Facsimile: +1 (817) 871-4001
Email: officeofgeneralcounsel@tpg.com
with a copy (which shall not constitute notice) to (i):
Paul Hastings LLP
43/F, Jing An Kerry Center Tower II,
1539 Nanjing West Road,
Shanghai 200040, PRC
Attention:   Jia Yan
E-mail:       jiayan@paulhastings.com
and (ii):
Cleary Gottlieb Steen & Hamilton LLP
45th Floor, Fortune Financial Center
5 Dong San Huan Zhong Lu
Chaoyang District, Beijing
Attention: Denise Shiu
Telephone No.: (86) 10 5920 1080
Facsimile No: (86) 10 5879 3902
Email address: DShiu@cgsh.com
and (iii):
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gary J. Simon
Telephone No.: (212) 837-6770
Facsimile No: (212) 422-4726
E-mail: gary.simon@hugheshubbard.com
If to a Seller, to the address set forth opposite the name of such Seller in Schedule 1 hereto or, if not set forth therein, to the address set forth on the signature page of such Seller.
Section 10.4 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 10.5 Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties; provided, that any Buyer Party shall be permitted, without the consent of any other Party, to make a collateral assignment or grant any other form of security interest over any of its rights or obligations hereunder to any lender (or agent thereof) providing the Debt Financing (or any Alternative Financing) or its Affiliates for collateral security purpose or to make an assignment of any or all of its rights and interests hereunder to one or more of its Affiliates; provided, further, that, notwithstanding any such assignment, the Buyer Parties shall remain liable and responsible for all of their respective obligations pursuant to this Agreement.
Section 10.6 No Third Party Beneficiaries.   Except as otherwise provided in this Section 10.6 and Section 10.13, this Agreement is exclusively for the benefit of General Partner, Partnership and the Sellers, and their respective successors and permitted assigns, with respect to the obligations of the Buyer Parties under this Agreement, and for the benefit of the Buyer Parties, and their respective successors and permitted assigns, with respect to the obligations of General Partner, Partnership and the Sellers under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or otherwise. Notwithstanding anything to the contrary contained herein, each of the Parties acknowledges to each of the Financing Sources, as a third party beneficiary, their direct rights against it under the Financing Source Sections, which are intended for the benefit of, and shall be enforceable by, each Financing Source, its heirs and its legal representatives.
Section 10.7 Entire Agreement.   This Agreement (including the Schedules and Exhibits attached hereto) and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including the Schedules and Exhibits attached hereto) or the Ancillary Agreements.
Section 10.8 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Hong Kong Special Administrative Region (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 10.9 Dispute Resolution.   Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and the Parties’ rights and obligations hereunder shall be referred to and finally resolved by arbitration (the “Arbitration”) in accordance with the Rules of Arbitration of the ICC (the “ICC Rules”). The tribunal shall be comprised of three (3) arbitrators appointed in accordance with the ICC Rules. In the event of failure to appoint the third arbitrator within fifteen (15) days of the submission to arbitration, the International Chamber of Commerce of Paris (the “ICC”) shall be the appointing authority. The seat of the Arbitration shall be Hong Kong. The language of the Arbitration shall be English. Any award shall be final and binding upon the parties concerned.

Judgment on the award may be entered and enforced by any court of competent jurisdiction. Each Party may at any time request from any competent judicial authority any interim or conservatory measure. The Parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless (a) disclosure is, based on the advice of legal counsel (either in-house counsel or outside legal counsel) to the party requesting disclosure, required by Law or stock exchange rules applicable to such Party, or (b) the Parties otherwise agree in writing.
Section 10.10 Remedies.
(a) The Parties acknowledge and agree that the rights of each Party to consummate the transactions contemplated under this Agreement are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement giving rise to such action.
(b) Notwithstanding anything in Section 10.10(a) to the contrary, the Parties further acknowledge and agree that General Partner shall be entitled to specific performance to cause the Buyer Parties to enforce the terms of the Subscription Agreements, the Forward Purchase Agreements, any other Permitted Equity Financing Agreements and/or the Debt Commitment Letters in accordance with this Agreement, if and only if  (i) all of the conditions set forth in Section 8.1 and Section 8.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, which conditions shall remain capable of being satisfied at the Closing), (ii) the Buyer Parties fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2, (iii) all of the conditions to the consummation of the transactions contemplated under the Subscription Agreements, the Forward Purchase Agreements, any other Permitted Equity Financing Agreements and/or the Debt Commitment Letters, as applicable, have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, which conditions shall remain capable of being satisfied at the Closing), and (iv) General Partner, Partnership and each Seller shall have irrevocably confirmed to the Buyer Parties in writing that if the financings contemplated under the Subscription Agreements, the Forward Purchase Agreements, any other Permitted Equity Financing Agreements and/or the Debt Commitment Letters are funded, then the Closing pursuant to Section 2.2 will occur.
(c) To the extent any Party brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement) or any Ancillary Agreement when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding, provided, however, that in no event shall the Outside Date be extended beyond July 3, 2020.
Section 10.11 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 10.12 Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties, and any amendment, modification or supplement so effected shall be binding on all of the Parties. Notwithstanding anything to the contrary contained herein, none of the Financing Source Sections may be modified, waived or terminated in any manner adverse to the Financing Sources in any material respect without the prior written consent of the lead arrangers of the Debt Financing (or any Alternative Financing).
Section 10.13 No Recourse.   All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or any of the transactions contemplated hereby, or the negotiation, execution, or performance of this Agreement including any representation or warranty made in, in connection with, or as an inducement to, this Agreement (each such above-described legal, equitable or other theories of liability, a “Recourse Theory”), may be made only against (and such representations and warranties are those solely of), and are expressly limited to, the Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No Person who is not a Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing or any Financing Source (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to any Recourse Theory under this Agreement, and, to the maximum extent permitted by Laws, each Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Laws, (a) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (b) each Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.
Section 10.14 Non-Survival.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to or in connection with this Agreement shall survive the Closing, except for those covenants and agreements contained herein or therein which by their terms expressly apply in whole or in part after the Closing and then only to such extent. Notwithstanding anything herein to the contrary, nothing in this Agreement shall have the effect of limiting, restricting or excluding any liability arising as a result of any fraud.
Section 10.15 Trust Account Waiver.    Each of General Partner, Partnership and the Sellers hereby acknowledges that NFC has established the Trust Account containing the proceeds of the NFC IPO and from certain private placements occurring simultaneously with the NFC IPO (including interest accrued from time to time thereon) for the benefit of the holders of NFC Public Shares and certain other parties (including the underwriters of the NFC IPO). For and in consideration of the Buyer Parties entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of General Partner, Partnership and the Sellers hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the transactions contemplated by this Agreement and the Ancillary Agreement and any discussions, contracts or agreements with the Buyer Parties, and will not seek recourse against the Trust Account for any reason whatsoever; provided, that (a) nothing herein shall serve to limit or prohibit General Partner’s, Partnership’s, or the Sellers’ right to pursue a claim against any Buyer Party pursuant to this Agreement or any Ancillary Agreement for legal relief against monies or other assets of any Buyer Party or NFC held outside the Trust Account, for specific performance or other equitable relief in connection with the transactions contemplated hereby (including a claim for Buyer to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash in the Trust Account after giving effect to the NFC Shareholder Redemption) and (b) nothing herein shall serve to limit or prohibit any claims that General Partner, Partnership or the Sellers may have in the future pursuant to this Agreement or any Ancillary Agreement against any Buyer Party’s assets or funds that are not held in the Trust Account

(including any funds that have been released from the Trust Account other than pursuant to the NFC Shareholder Redemption and any assets that have been purchased or acquired with any such funds).
Section 10.16 Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.
***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
NEW FRONTIER CORPORATION
By:
/s/ Carl Wu

Name: Carl Wu
Title:   Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
NF UNICORN ACQUISITION L.P.
By:
/s/ Carl Wu

Name: Carl Wu
Title:   Director
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
HEALTHY HARMONY HOLDINGS, L.P.
By:
/s/ Roberta Lipson

Name: Roberta Lipson
Title:  CEO and Director
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
HEALTHY HARMONY GP, INC.
By:
/s/ Roberta Lipson

Name: Roberta Lipson
Title:  CEO and Director
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
TPG HEALTHY, L.P.
By: TPG Asia Advisors VI, Inc., its general partner
By:
/s/ David Reintjes

Name: David Reintjes
Title:   Vice President
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
FOSUN INDUSTRIAL CO., LIMITED
By:
/s/ Qiyu Chen

Name: Qiyu Chen
Title:   Director
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
PLENTEOUS FLAIR LIMITED
By:
/s/ Yong Leong Chu

Name: Yong Leong Chu
Title:   Director
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
ROBERTA LIPSON
By:
/s/ Roberta Lipson

Name: Roberta Lipson
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
THE BENJAMIN LIPSON PLAFKER TRUST acting by Roberta Lipson, its trustee
By:
/s/ Roberta Lipson

Name: Roberta Lipson
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
THE DANIEL LIPSON PLAFKER TRUST
acting by Roberta Lipson, its trustee
By:
/s/ Roberta Lipson

Name: Roberta Lipson
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
THE JOHNATHAN LIPSON PLAFKER TRUST acting by Roberta Lipson, its trustee
By:
/s/ Roberta Lipson

Name: Roberta Lipson
[Project Unicorn — Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed as of the date first above written.
THE ARIEL BENJAMIN LEE TRUST acting by Roberta Lipson, its trustee
By:
/s/ Roberta Lipson

Name: Roberta Lipson

Annex B

GENERAL REGISTRY

CAYMAN ISLANDS

EXEMPTED *Company Registered and filed as No. 334925 On 28-Mar-2018*

Assistant Registrar

THE COMPANIES LAW (2018 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

New Frontier Corporation
Auth Code: A45228454893
www.verify.gov.ky

THE COMPANIES LAW (2018 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF
New Frontier Corporation
1
The name of the Company is New Frontier Corporation.

2
The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4
The liability of each Member is limited to the amount unpaid on such Member’s shares.

5
The share capital of the Company is US$20,100 divided into 180,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

6
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7
Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Auth Code: A45228454893
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WE, the subscriber to this Memorandum of Association, wish to form a company pursuant to this Memorandum of Association, and we agree to take the number of shares shown opposite our name.
Dated this 28th day of March 2018.
Signature and Address of Subscriber	Number of Shares Taken
Maples Corporate Services Limited of PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands	One Class B ordinary share
acting by:

Tina Cansell

Margo Richardson
Witness to the above signature
Auth Code: A45228454893
www.verify.gov.ky

THE COMPANIES LAW (2018 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
New Frontier Corporation
1
Interpretation

1.1
In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Business Combination”	means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”), which Business Combination: (a) must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Fund (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Fund) at the time of the agreement to enter into a Business Combination; and (b) must not be effectuated with another blank cheque company or a similar company with nominal operations.
“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Class B Share”	means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Company”	means the above named company.
“Directors”	means the directors for the time being of the Company.
Auth Code: J81870421271
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“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.
“IPO”	means the Company’s initial public offering of securities.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.
“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Share”	means a Class A Share, a Class B Share or a Preference Share in the Company and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Statute”	means the Companies Law (2018 Revision) of the Cayman Islands.
Auth Code: J81870421271
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“Subscriber”	means the subscriber to the Memorandum.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.
“Trust Fund”	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with the proceeds of the private placement of the warrants simultaneously with the closing date of the IPO, will be deposited.
1.2
In the Articles:

 (a)
words importing the singular number include the plural number and vice versa;

 (b)
words importing the masculine gender include the feminine gender;

 (c)
words importing persons include corporations as well as any other legal or natural person;

 (d)
“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

 (e)
“shall” shall be construed as imperative and “may” shall be construed as permissive;

 (f)
references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

 (g)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

 (h)
the term “and/or” is used herein to mean both “and” as well as “or.” The use of  “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

 (i)
headings are inserted for reference only and shall be ignored in construing the Articles;

 (j)
any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

Auth Code: J81870421271
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(k)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)
sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)
the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2
Commencement of Business

2.1
The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2
The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3
Issue of Shares

3.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion described at Article 17.

3.2
Notwithstanding the foregoing, the Subscriber shall have the power to:

 (a)
issue one Share to itself;

 (b)
transfer that Share by an instrument of transfer to any person; and

 (c)
update the Register of Members in respect of the issue and transfer of that Share.

3.3
The Company shall not issue Shares to bearer.

Auth Code: J81870421271
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4
Register of Members

4.1
The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5
Closing Register of Members or Fixing Record Date

5.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6
Certificates for Shares

6.1
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

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6.2
The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4
Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7
Transfer of Shares

7.1
Subject to Article 3.1, Shares are transferable subject to the approval of the Directors by resolution who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

7.2
The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8
Redemption, Repurchase and Surrender of Shares

8.1
Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2
Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3
The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4
The Directors may accept the surrender for no consideration of any fully paid Share.

9
Treasury Shares

9.1
The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

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9.2
The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10
Variation of Rights of Shares

10.1
If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11
Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12
Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

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13
Lien on Shares

13.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14
Call on Shares

14.1
Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2
A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3
The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

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14.4
If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5
An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6
The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7
The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8
No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15
Forfeiture of Shares

15.1
If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2
If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3
A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

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15.4
A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5
A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6
The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16
Transmission of Shares

16.1
If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17
Class B Share Conversion

17.1
Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”): (a) at any time and from time to time at the option of the holder thereof; and (b) automatically on a Business day following the closing of a Business Combination.

17.2
Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other equity linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination at a ratio for which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the Class B Shares in issue agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Class A Shares and Class B Shares in issue upon completion of the IPO plus all Class A Shares and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any Shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or equity-linked securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in Article 10.

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17.3
The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.4
Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article 17. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.5
References in this Article 17 to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

17.6
Notwithstanding anything to the contrary in this Article 17, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

18
Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1
The Company may by Ordinary Resolution:

 (a)
increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

 (b)
consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

 (c)
convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

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 (d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

 (e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3
Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

 (a)
change its name;

 (b)
alter or add to the Articles;

 (c)
alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

 (d)
reduce its share capital or any capital redemption reserve fund.

19
Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20
General Meetings

20.1
All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2
The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

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20.3
The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

20.4
A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

20.5
The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

20.6
If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

20.7
A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

21
Notice of General Meetings

21.1
At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

 (a)
in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

 (b)
in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

21.2
The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

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22
Proceedings at General Meetings

22.1
No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

22.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3
A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4
If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6
If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

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22.7
The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8
When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9
A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

22.10
Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

22.11
The demand for a poll may be withdrawn.

22.12
Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14
In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

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23
Votes of Members

23.1
Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4
No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6
On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7
On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

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24
Proxies

24.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3
The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

24.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25
Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

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26
Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27
Directors

There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

28
Powers of Directors

28.1
Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.3
The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.4
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29
Appointment and Removal of Directors

29.1
The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

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29.2
The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

30
Vacation of Office of Director

The office of a Director shall be vacated if:
 (a)
the Director gives notice in writing to the Company that he resigns the office of Director; or

 (b)
the Director absents himself  (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

 (c)
the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

 (d)
the Director is found to be or becomes of unsound mind; or

 (e)
all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

31
Proceedings of Directors

31.1
The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

31.2
Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

31.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

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31.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

31.5
A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

31.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

31.7
The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

31.8
All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.9
A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

32
Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

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33
Directors’ Interests

33.1
A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

33.2
A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

33.3
A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

33.4
No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

33.5
A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

34
Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

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35
Delegation of Directors’ Powers

35.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.2
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.3
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

35.4
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

35.5
The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

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36
Alternate Directors

36.1
Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

36.2
An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

36.3
An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

36.4
Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

36.5
Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

37
No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

38
Remuneration of Directors

38.1
The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

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39
Seal

39.1
The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

39.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

39.3
A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

40
Dividends, Distributions and Reserve

40.1
Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

40.3
The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

40.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

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40.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

40.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

40.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

40.8
No Dividend or other distribution shall bear interest against the Company.

40.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41
Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

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42
Books of Account

42.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

42.3
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

43
Audit

43.1
The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.3
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

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44
Notices

44.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail.

44.2
Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

44.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4
Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45
Winding Up

45.1
If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

 (a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

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(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

45.2
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46
Indemnity and Insurance

46.1
Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

46.2
The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

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46.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

47
Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

48
Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49
Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

Auth Code: J81870421271
www.verify.gov.ky

Dated this 28th day of March 2018.
Maples Corporate Services Limited
of PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
acting by:

Tina Cansell

Margo Richardson
Witness to the above signature
Auth Code: J81870421271
www.verify.gov.ky

Annex C
THE COMPANIES LAW (2018 Revision)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
New Frontier HEALTH Corporation
(adopted by special resolution dated [         ] 2019)

THE COMPANIES LAW (2018 Revision)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
New Frontier HEALTH Corporation
(adopted by special resolution dated [         ] 2019)
1
The name of the Company is New Frontier Health Corporation

2
The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4
The liability of each Member is limited to the amount unpaid on such Member’s shares.

5
The share capital of the Company is US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each.

6
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7
Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES LAW (2018 Revision)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
New Frontier HEALTH Corporation
(ADOPTED BY SPECIAL RESOLUTION DATED [         ] 2019)
1
Interpretation

1.1
In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.
“Articles”	means these articles of association of the Company.
“Audit Committee”	means the audit committee of the Company formed pursuant to the Articles, or any successor audit committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Board Observer”	means a person designated as an observer to the board of Directors in accordance with the Articles.
“clearing house”	a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.
“Company”	means the above named company.
“Designated Stock Exchange”	means any national securities exchange in the United States on which Shares are listed for trading, including the NASDAQ Stock Market LLC, the NYSE MKT LLC, The New York Stock Exchange LLC or any OTC market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.
“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.
“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“SEC”	means the United States Securities and Exchange Commission.
“Share”	means an Ordinary Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Sponsor”	New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.
“Statute”	means the Companies Law (2018 Revision) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.
1.2
In the Articles:

(a)
words importing the singular number include the plural number and vice versa;

(b)
words importing the masculine gender include the feminine gender;

(c)
words importing persons include corporations as well as any other legal or natural person;

(d)
“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)
“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)
references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)
the term “and/or” is used herein to mean both “and” as well as “or.” The use of  “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)
headings are inserted for reference only and shall be ignored in construing the Articles;

(j)
any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)
sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)
the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2
Commencement of Business

2.1
The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2
The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3
Issue of Shares

3.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2
The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3
The Company shall not issue Shares to bearer.

4
Register of Members

4.1
The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5
Closing Register of Members or Fixing Record Date

5.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the

Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the requirements of the Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.
5.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6
Certificates for Shares

6.1
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2
The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4
Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5
Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the Designated Stock Exchange may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7
Transfer of Shares

7.1
Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal and state securities laws of the United States. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2
The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8
Redemption, Repurchase and Surrender of Shares

8.1
Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2
Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3
The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4
The Directors may accept the surrender for no consideration of any fully paid Share.

9
Treasury Shares

9.1
The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2
The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10
Variation of Rights of Shares

10.1
If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11
Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.
12
Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.
13
Lien on Shares

13.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14
Call on Shares

14.1
Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2
A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3
The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4
If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5
An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6
The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7
The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8
No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15
Forfeiture of Shares

15.1
If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2
If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3
A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4
A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5
A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6
The provisions of the Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16
Transmission of Shares

16.1
If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.
16.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17
Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1
The Company may by Ordinary Resolution:

(a)
increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)
consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)
convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3
Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)
change its name;

(b)
alter or add to the Articles;

(c)
alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)
reduce its share capital or any capital redemption reserve fund.

18
Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.
19
General Meetings

19.1
All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2
The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

19.3
The Directors, the chief executive officer or the chairman or a co-chairman of the board of Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4
A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5
The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6
If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7
A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19.8
Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

20
Notice of General Meetings

20.1
At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)
in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)
in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

20.2
The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21
Proceedings at General Meetings

21.1
No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the issued Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

21.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3
A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4
If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall be dissolved.

21.5
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman or as a co-chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman or co-chairmen, if any, of the board of Directors shall preside as chairman or as a co-chairman at such general meeting. If there are no such chairman or co-chairmen, or if they shall not be present within fifteen minutes after the time appointed for the meeting to commence, or are unwilling to act, the Directors present shall elect two of their number to be chairman or co-chairmen of the meeting.

21.6
If no Director or Directors are willing to act as chairman or as co-chairmen or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose any of their number to be chairman or co-chairmen of the meeting.

21.7
The chairman or co-chairmen may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8
When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9
A resolution put to the vote of the meeting shall be decided on a poll.

21.10
A poll shall be taken as the chairman or co-chairmen direct, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.11
A poll demanded on the election of the co-chairmen or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman or co-chairmen of the general meeting direct, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.12
In the case of an equality of votes, the chairman or each co-chairmen shall be entitled to a second or casting vote.

22
Votes of Members

22.1
Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

22.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4
No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman or co-chairmen whose decision shall be final and conclusive.

22.6
Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7
A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23
Proxies

23.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the

Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.
23.3
The chairman or co-chairmen may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman or co-chairmen, shall be invalid.

23.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24
Corporate Members

24.1
Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24.2
If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

25
Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.
26
Directors

There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.
27
Powers of Directors

27.1
Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3
The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28
Appointment and Removal of Directors

28.1
The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2
The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

28.3
The persons to be nominated for appointment as a Director shall be selected at the sole discretion of the Directors. In the exercise of such discretion, the Directors shall have regard to the terms of any agreements or other contractual arrangements that the Company is a party to from time to time.

28.4
Commencing at the Company’s first annual general meeting following the adoption of the Articles, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the next succeeding annual general meeting after their election. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

29
Vacation of Office of Director

The office of a Director shall be vacated if:
(a)
the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)
the Director absents himself  (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)
the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)
the Director is found to be or becomes of unsound mind; or

(e)
all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

30
Proceedings of Directors

30.1
The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

30.2
Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman or each co-chairmen shall have a second or casting vote.

30.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman or co-chairmen are located at the start of the meeting (or to the extent that the co-chairmen are in more than one location as decided by the co-chairmen).

30.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5
A Director may, or other officer of the Company on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7
The Directors may elect a chairman or co-chairmen of their board and determine the period for which they are to hold office; but if no such chairman or co-chairmen are elected, or if at any meeting the chairman or co-chairmen are not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose two of their number to be chairman or co-chairmen of the meeting.

30.8
All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9
A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31
Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as chairman or as a co-chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

32
Directors’ Interests

32.1
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2
A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

32.3
A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4
No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5
A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33
Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.
34
Delegation of Directors’ Powers

34.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5
The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any chairman or co-chairmen of the board of Directors, chief executive officer, president, chief financial officer, vice-presidents, secretary, assistant secretary, treasurer or any other officers as may be determined by the Directors) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

35
Board Observers

35.1
The designation of a Board Observer shall be at the sole discretion of the Directors. In the exercise of such discretion, the Directors shall have regard to the terms of the any agreements or other contractual arrangements that the Company is a party to from time to time. A Member may, upon the terms and conditions as the Directors may agree with the relevant Member, designate a Board Observer to attend any meetings of the Directors or of any committee of the Directors.

35.2
A Board Observer shall be entitled to:

(a)
attend (in person or telephonically) all meetings (both regular and special) of the Directors or of any committee of the Directors and to listen to all telephonic meetings of the Directors or of any committee of the Directors conducted by other methods of communication; and

(b)
receive written notice of all meetings (both regular and special) of the Directors or of any committee of the Directors at the same time and in the same manner as such notice is given to the Directors or members of such committee of the Directors, and all documents, notices, minutes, written materials and other information given to the Directors or of any committee of the Directors in connection with each such meeting at the same time such materials are given to the Directors or members of such committee of the Directors, whether or not the Board Observer is attending such meeting.

Notwithstanding the foregoing, the Directors may exclude a Board Observer from access to any materials or meetings or portions thereof if the Directors determine in good faith, upon written advice of the Company’s outside counsel (which advice shall include legal analysis thereon in reasonable detail and shall be provided to all Directors), that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the materials or such portion of the meetings which would be required to preserve such privilege and not to any other portions thereof.
36
No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.
37
Remuneration of Directors and Board Observers

37.1
The remuneration to be paid to the Directors or Board Observers, if any, shall be such remuneration as the Directors shall determine.

37.2
The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.3
The Company shall reimburse the Board Observers for all reasonable out-of-pocket expenses incurred by them in connection with their attendance at meetings of Directors or committees of Directors.

37.4
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38
Seal

38.1
The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3
A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39
Dividends, Distributions and Reserve

39.1
Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

39.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3
The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.
39.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8
No Dividend or other distribution shall bear interest against the Company.

39.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40
Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.
41
Books of Account

41.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.
41.2
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42
Audit

42.1
The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

42.3
If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

42.4
The remuneration of the Auditor shall be fixed by the Audit Committee.

42.5
If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

42.6
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.7
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43
Notices

43.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served in accordance with the requirements of the Designated Stock Exchange.

43.2
Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.
43.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4
Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44
Winding Up

44.1
If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45
Indemnity and Insurance

45.1
Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company

(each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.
45.2
The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46
Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.
47
Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.
48
Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.
49
Business Opportunities

49.1
To the fullest extent permitted by Applicable Law, no individual serving as a Director or an officer of the Company (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or officer of the Company solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.
49.2
Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or officer of the Company who is also a member of Management acquires knowledge.

49.3
To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

Annex D
SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Subscription Agreement”), dated as of  [         ], 2019 is made and entered into by and between New Frontier Corporation, a Cayman Islands exempted company (the “Company”), and the investor named on the signature page hereof  (“Investor”). Capitalized terms used but not otherwise defined in this Subscription Agreement have the respective meanings given to them in the Transaction Agreement (as defined below).
WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Company and certain other parties are entering into that certain Transaction Agreement, dated on or about the date hereof  (as may be amended, supplemented, modified or varied from time to time, the “Transaction Agreement”) relating to a proposed business combination involving the Company, Healthy Harmony Holdings, L.P. (“HHH”) and/or their respective Affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement (the “Business Combination Transaction”);
WHEREAS, in connection with the Business Combination Transaction, Investor desires to subscribe for and purchase from the Company, and the Company desires to allot and issue and sell to Investor, at the Closing (as defined below), the number of Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”) specified on the signature page hereof  (as may be adjusted in accordance with the terms herein, the “Subject Shares”) for the aggregate purchase price specified on the signature page hereof  (as may be adjusted in accordance with the terms herein, the “Purchase Price”), representing a purchase price of  US$10.00 per Subject Share (the “Per Share Purchase Price”); and
WHEREAS, the Subject Shares are being allotted and issued as part of a private placement by the Company of Class A Ordinary Shares (the “Private Placement”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements, and subject to the conditions, contained in this Subscription Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1. Subscription for Shares; Adjustment of Subject Shares and Purchase Price.
(a) On the terms and subject to the conditions contained in this Subscription Agreement, Investor hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to allot and issue and sell to Investor, at the Closing, the Subject Shares for the Purchase Price.
(b) Notwithstanding anything to the contrary, in the event that the Company determines in its sole discretion to issue fewer Class A Ordinary Shares in connection with the Private Placement than the total number of Class A Ordinary Shares which Investor and other investors have agreed to subscribe for as specified on the signature page(s) to this Subscription Agreement and other subscription agreements entered into in connection therewith, the Company shall have the right to, by written notice to Investor at any time prior to ten (10) Business Days before the Closing, reduce the number of Subject Shares by up to 25% and reduce the Purchase Price proportionally based on the Per Share Purchase Price.
(c) Investor’s agreement and obligation to purchase the Subject Shares hereunder, and the obligations of other investors to purchase Class A Ordinary Shares in the Private Placement, shall be several (and not joint and several). In no event shall Investor be obligated to purchase any shares of the Company in any amount in excess of the Purchase Price.
Section 2. Closing.
(a) Subject to the satisfaction or waiver of the conditions set forth in Section 4, the closing of the purchase and sale of the Subject Shares contemplated hereby (the “Closing”) shall occur on the date (the “Closing Date”) of, and immediately prior to the closing of the Business Combination Transaction as set forth in the Transaction Agreement. Not less than fifteen (15) Business Days prior to the anticipated Closing Date, the Company shall deliver written notice (the “Closing Notice”) to Investor specifying the anticipated Closing Date, as determined by the Company in good faith, and instructions for wiring the Purchase Price to an account of a third-party escrow agent (the “Escrow

Account”) which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”) in form and substance reasonably acceptable to Investor, a copy of which shall be provided to Investor at least ten (10) Business Days before the Closing Date.
(b) At least five (5) Business Days before the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but without affecting the requirement that such conditions be satisfied or waived at the Closing), Investor shall deliver the Purchase Price in cash via wire transfer to the Escrow Account as specified by the Company in the Closing Notice, to be held in escrow pending the closing of the Business Combination Transaction. If the closing of the Business Combination Transaction does not occur within thirty (30) days after the Closing Date specified in the Closing Notice, the Escrow Agreement will provide that the Escrow Agent shall, and the Company shall cause the Escrow Agent to, automatically return to Investor the Purchase Price, provided that the return of the Purchase Price placed in escrow shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder, further provided that the Company shall keep Investor reasonably informed of the status of the closing of the Business Combination Transaction during such period before the return of the Purchase Price.
[(b) On or prior to 8:00 A.M. eastern time (or as soon as practicable after the Company or its transfer agent provides a screenshot evidencing the issuance to Investor of the Subject Shares on and as of the Closing Date) on the Anticipated Closing Date specified in the Closing Notice to Investor (or such other date as mutually agreed by the Company and the Investor), subject to the satisfaction or waiver of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but without affecting the requirement that such conditions be satisfied or waived at the Closing), Investor shall deliver the Purchase Price in cash via wire transfer to the Escrow Account as specified by the Company in the Closing Notice against delivery by the Company to Investor of  (i) the Subject Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by Investor, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Investor of the Subject Shares on and as of the Closing Date. In the event that the Closing does not occur within one (1) business day after the Anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) business days after the Anticipated Closing Date specified in the Closing Notice (or such other date as mutually agreed by the Company and the Investor)) return the funds so delivered by Investor to the Company by wire transfer of United States dollars in immediately available funds to the account specified by Investor.]1
(c) On the Closing Date, subject to the satisfaction or waiver of the conditions set forth in Section 4, the Company shall instruct its registered office provider to register Investor as the owner of the Subject Shares purchased hereunder in the Company’s register of members and deliver (or cause to be delivered) to Investor a certified copy of the Company’s updated register of members against release by the Escrow Agent to the Company of the Purchase Price as provided in Section 2(b).
(d) The Company’s updated register of members shall contain a notation, and each certificate (if any) evidencing the Subject Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS.”
(e) At the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Closing as contemplated by this Subscription Agreement.

1
Included in the subscription agreement for one investor.

Section 3. Use of Proceeds.   The proceeds from the sale of the Subject Shares shall be used by the Company for the consummation of the Business Combination Transaction in accordance with the Transaction Agreement, and any remaining balance may be used as directed by the NFC Board.
Section 4. Closing Conditions.
(a) The obligations of each of the Company and Investor to consummate the Closing are subject to the satisfaction on the Closing Date, or the waiver by each of the Company and Investor, of each of the following conditions:
(i) all conditions precedent to the closing of the Business Combination Transaction provided for in the Transaction Agreement shall have been satisfied or waived by the applicable party or parties thereto (other than those conditions, which, by their nature, are to be satisfied at the closing of the Business Combination Transaction, but subject to satisfaction of such conditions as of the closing of the Business Combination Transaction [and provided that any such waiver does not materially adversely affect Investor]2), and the closing of the Business Combination Transaction shall occur, in accordance with the terms of the Transaction Agreement, on the Closing Date substantially concurrently with the Closing, without giving effect to any modifications, amendments, consents or waivers of any provision thereof in any manner that result in, or would reasonably be expected to result in, a Material Adverse Effect (as defined below) to the Company without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of Investor;
(ii) there shall not be any law, order, writ, injunction, decree, determination or award of any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement; and
(iii) the Subject Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance thereof, and no suspension of the qualification of the Subject Shares for offering or sale or trading in the United States, New York or the NYSE, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.
(b) In addition to the conditions set forth in Section 4(a), the obligation of Investor to consummate the Closing is subject to the satisfaction on the Closing Date, or the waiver by Investor, of the following conditions:
(i) (A) the representations and warranties of the Company set forth in Section 5(a), Section 5(b), Section 5(c), Section 5(k) and Section 5(q) and those other representations and warranties of the Company set forth in Section 5 that are qualified by any materiality or Material Adverse Effect qualifier shall be true and correct in all respects at and as of the date of this Subscription Agreement and the Closing Date as if made at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such earlier date); and (B) the other representations and warranties of the Company set forth in Section 5 shall be true and correct in all material respects at and as of the date of this Subscription Agreement and the Closing Date as if made at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);
(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing; and
(iii) Investor shall have received a certificate dated as of the Closing Date, duly executed and delivered on behalf of the Company by the chief executive officer of the Company certifying that the conditions set forth in Section 4(a)(i), Section 4(b)(i) and Section 4(b)(ii) have been duly satisfied.

2
Included in the subscription agreement for one investor.

[(iv) the Transaction Agreement shall not have been amended to provide for a total enterprise value for all of the businesses to be acquired therein (calculated on a cash-free, debt-free basis and assuming a normal amount of working capital) that is in excess of  $1,330,000,000.]3
[(iv) the aggregate number of ordinary shares of the Company issued and outstanding as of immediately prior to the closing of the Business Combination (treating all ordinary shares to be issued pursuant to the Private Placement (as may be adjusted pursuant to the cut-back arrangements therein) as issued and outstanding for such purposes) shall not exceed 149,000,000.]4
(c) In addition to the conditions set forth in Section 4(a), the obligation of the Company to consummate the Closing is subject to the satisfaction on the Closing Date, or the waiver by the Company, of the following conditions:
(i) (A) the representations and warranties of Investor set forth in Section 6(a) and Section 6(b) and those other representations and warranties of Investor set forth in Section 6 that are qualified by any materiality or Material Adverse Effect qualifier shall be true and correct in all respects at and as of the date of this Subscription Agreement and the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such earlier date); and (B) the other the representations and warranties of Investor set forth in Section 6 shall be true and correct in all material respects at and as of the date of this Subscription Agreement and the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date); and
(ii) Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.
Section 5. The Company’s Representations and Warranties.   The Company represents and warrants to Investor that, as of the date hereof and as of the Closing Date:
(a) The Company has been duly incorporated, is validly existing and is in good standing as an exempted company under the laws of the Cayman Islands, with the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
(b) The Subject Shares have been duly authorized and, when allotted and issued and delivered to Investor against full payment of the Purchase Price in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of, or subject to any preemptive or similar rights created under the Company’s organizational documents or under the laws of the Cayman Islands. As of the Closing, the Subject Shares shall be identical in all respects to the Company’s outstanding publicly traded shares other than that the Subject Shares have not been registered under the Securities Act (as hereinafter defined).
(c) The execution, delivery and performance of its obligations by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other proceedings on the Company’s part are necessary to authorize the execution, delivery or performance of its obligations by the Company of this Subscription Agreement. This Subscription Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

3
Included in the subscription agreement for two investors.

4
Included in the subscription agreement for one investor.

(d) The execution and delivery by the Company of this Subscription Agreement, and the performance by the Company of its obligations under this Subscription Agreement, including the allotment and issue and sale of the Subject Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, require any notice, filing, consent, authorization or approval under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or pursuant to the terms of   (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement, contract or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, injunction, award, decree, law, code, rule or regulation of any court, arbitral, regulatory, administrative or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clause (i), for such matters that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (for such purposes, treating the Business Combination Transaction as having been consummated), the validity of the Subject Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the Transaction Agreement or this Subscription Agreement (a “Material Adverse Effect”).
(e) Assuming the accuracy of the representations and warranties of Investor set forth in Section 6(e), Section 6(f), Section 6(i) through Section 6(m) and Section 6(p), in connection with the offer, sale and delivery of the Subject Shares in the manner contemplated by this Subscription Agreement, it is not required to register the Subject Shares under the Securities Act of 1933, as amended (the “Securities Act”).
(f) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or share of the Subject Shares.
(g) The Company has timely and duly filed all forms, reports and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”), together with any amendments, restatements or supplements thereto (all of the foregoing filed since June 27, 2018 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”) since June 27, 2018. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations thereunder, and none of the SEC Documents, at the time they were filed with the SEC (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the SEC with respect to any of the SEC Documents. Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Documents was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein.

(h) Since June 27, 2018, the Company has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SEC Document (the “Company Certifications”). Each of the Company Certifications is true and correct. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. As used in this Section 5(h), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
(i) The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of   (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement, contract or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, injunction, award, decree, law, code, rule or regulation of any court, arbitral, regulatory, administrative or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clause (i), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(j) The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subject Shares), other than (i) filings required by applicable state or federal securities laws, including Regulation D promulgated under the Securities Act and (ii) those required by the NYSE, including with respect to obtaining shareholder approval [and (iii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect]5.
(k) The authorized share capital of the Company consists of: (i) 1,000,000 preference shares, par value US$0.0001 per share (the “Preference Shares”); (ii) 180,000,000 Class A Ordinary Shares; and (iii) 20,000,000 Class B ordinary shares, par value US$0.0001 per share (the “Class B Ordinary Shares”). As of the date hereof and immediately prior to the Closing (prior to giving effect to any valid redemption of Class A Ordinary Shares pursuant to the Company Charter or any issuance of Class A Ordinary Shares hereunder or under the other subscription agreements and except as may be otherwise disclosed pursuant to the NFC reports or to Investor in writing prior to the date hereof or prior to the Closing, as applicable): (i) no Preference Shares are issued and outstanding, (ii) 28,750,000 Class A Ordinary Shares are issued and outstanding, (iii) 11,712,500 Class B Ordinary Shares are issued and outstanding, and (iv) 22,125,000 warrants, each entitling the holder thereof to purchase one (1) Class A Ordinary Share at an exercise price of  $11.50 per share, are outstanding. Except (a) as set forth in the preceding sentence, (b) certain Class A Ordinary Shares to be issued at the Closing pursuant to or as contemplated by the Transaction Agreement and/or the Ancillary Agreements, (c) pursuant to this Subscription Agreement and other subscription agreements entered into in connection with the Private Placement, or (d) pursuant to the forward purchase agreements as disclosed in, and in the form filed as Exhibit 3.2 to, the Registration Statement on Form S-1 of the Company filed with the SEC on June 4, 2018 (collectively, the “Forward Purchase Agreements”), the Company has no other commitments, side letters, agreements or understanding to issue or sell, directly or indirectly, any Class A Ordinary Shares, Class B Ordinary Shares or outstanding options, warrants, convertible or exchangeable securities or other equity interests in the Company or securities convertible into or exchangeable for equity interests of the Company.

5
Included in the subscription agreement for one investor.

(l) The Company has not received any written communication since June 27, 2018 from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(m) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the Class A Ordinary Share or prohibit, terminate or suspend the listing of the Class A Ordinary Share on the NYSE. The Company has taken no action that is designed to terminate the registration of the Class A Ordinary Share under the Exchange Act.
(n) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.
(o) Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. For purposes of this Subscription Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.
(p) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(q) Other than the Placement Agent, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s fee or commission from the Company in connection with the Private Placement for which Investor would be liable.
(r) With respect to any offers or sales of Class A Ordinary Shares in reliance on Regulation S under the Securities Act, none of the Company, any of its Affiliates (as defined in Rule 405 under the Securities Act) or any other Person acting on behalf of the Company has, with respect to the Class A Ordinary Shares, offered the Class A Ordinary Shares to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or in the United States or engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any Person acting on behalf of the Company have complied with any applicable “offering restrictions” within the meaning of such Rule 902; provided that no representation or warranty is made in this paragraph with respect to the actions of the Placement Agents (as defined below) or any of their Affiliates.
[(s) Except as set forth in the SEC Documents, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of  (i) the Subject Shares, or (ii) any other shares to be issued as part of the Private Placement.

(t) The company is not, and immediately after receipt of payment for the Subject Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(u) None of the Company nor any of its subsidiaries, or to the actual knowledge of the Company, the directors, officers, agents, employees or affiliates of the Company, is currently the target of, or otherwise subject to restrictions under, any sanctions administered or enforced by the United States, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State; the United Nations Security Council; Canada; the European Union; the United Kingdom; or other government authority with jurisdiction over the parties (collectively, “Sanctions”). None of the Company or any of its subsidiaries, affiliates, or agents is located, organized or resident in a country or territory that is the subject or target of country- or territory-wide Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea or Syria (each, a “Sanctioned Country”). The Company and its subsidiaries, affiliates, or agents will not directly or indirectly use the proceeds from the Subject Shares, or lend, or knowingly contribute or otherwise make available such proceeds: (i) to fund or facilitate any activities of or business with any person that is the target of, or otherwise subject to restrictions under, any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. In the past five years, none of the Company nor any of its subsidiaries, or to the actual knowledge of the Company, its affiliates, or agents have engaged in or are now engaged in any dealings or transactions: (i) with, or involving the interests or property of, any person that, at the time of the dealing or transaction, was or is subject to restrictions imposed by any Sanctions or located, organized or resident in a Sanctioned Country; or (ii) that are otherwise prohibited by Sanctions.]6
Section 6. Investor’s Representations and Warranties.   Investor represents and warrants to the Company that, as of the date hereof and as of the Closing Date:
(a) Investor has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of formation (if the concept of  “good standing” is a recognized concept in such jurisdiction), with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
(b) This Subscription Agreement has been duly authorized, executed and delivered by Investor, constitutes a valid and legally binding obligation of Investor, and is enforceable against Investor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.
(c) Other than filings required by applicable state or federal securities laws, including Regulation D promulgated under the Securities Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Investor in connection with the consummation of the transactions contemplated by this Subscription Agreement.
(d) The execution and delivery by Investor of this Subscription Agreement, and performance by Investor of its obligations under this Subscription Agreement, including the purchase of the Subject Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Investor or pursuant to the terms of   (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor is a party or by which Investor is bound or to which any of the property or assets of Investor is subject; (ii) the organizational documents of Investor; or (iii) any statute or any judgment,

6
Included in the subscription agreement for one investor.

order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Investor or any of its properties, except, in the case of clauses (i) and (iii), for such matters that would not reasonably be expected to have a material adverse effect on the legal authority or ability of Investor to perform its obligations under this Subscription Agreement.
(e) Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule I, or is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, (ii) is acquiring the Subject Shares only for its own account and not for the account of others, or if Investor is subscribing for the Subject Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” (each as defined above), and Investor has full investment discretion with respect to each such account and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subject Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations in the Subject Shares to such Person or to any third Person, with respect to any of the Subject Shares. If Investor was formed for the specific purpose of acquiring the Subject Shares, each of its equity owners is an accredited investor. Investor has completed Schedule I hereto, and the information contained therein is accurate and complete.
(f) Investor understands that the Subject Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subject Shares have not been registered under the Securities Act. Investor understands that the Subject Shares may not be resold, transferred, pledged or otherwise disposed of by Investor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry notations with respect to (or certificates representing) the Subject Shares will contain a legend to such effect. Investor acknowledges that the Subject Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Investor understands and agrees that the Subject Shares, until transferred pursuant to an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Investor may not be able to readily resell the Subject Shares and may be required to bear the financial risk of an investment in the Subject Shares for an indefinite period of time. Investor acknowledges that the Company has no obligation to register or qualify the Subject Shares for resale, except for the Registration Rights. Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subject Shares.
(g) Investor understands and agrees that Investor is purchasing Subject Shares directly from the Company. Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to Investor by or on behalf of the Company (including without limitation any placement agent for the sale of the Subject Shares), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.
(h) Investor’s acquisition and holding of the Subject Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code, as amended (the “Code”), or any applicable similar law.
(i) In making its decision to subscribe for and purchase the Subject Shares, Investor has relied solely upon Investor’s own independent investigation and the representations and warranties of the Company contained herein. Investor acknowledges that (i) Investor has received such information as

Investor deems necessary in order to make an investment decision with respect to the Subject Shares, and (ii) Investor and its professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Investor and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subject Shares. Investor acknowledges and agrees that neither Credit Suisse Securities (USA) LLC/UBS Securities LLC, acting as placement agent to the Company (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Investor with any information or advice with respect to the Subject Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company or HHH or the quality of the Subject Shares. In connection with the issuance of the Subject Shares to Investor, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Investor.
(j) Investor became aware of the offering of the Subject Shares solely by means of direct contact between Investor and the Company or by means of contact from the Placement Agent, and the Subject Shares were offered to Investor solely by direct contact between Investor and the Company or by contact between Investor and the Placement Agent. Investor did not become aware of the offering of the Subject Shares, nor were the Subject Shares offered to Investor, by any other means.
(k) Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subject Shares. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Shares, and Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision.
(l) Alone, or together with any professional advisor(s), Investor has adequately analyzed and fully considered the risks of an investment in the Subject Shares and determined that the Subject Shares are a suitable investment for Investor and that Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Company. Investor acknowledges specifically that a possibility of total loss exists.
(m) Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subject Shares or made any findings or determination as to the fairness of an investment in the Subject Shares.
(n) Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, or the Foreign Sanctions Evaders List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, the “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or, to Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank. Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. If Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC Lists. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Subject Shares were legally derived.
(o) If Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Subject Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Subject Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Subject Shares. Assuming the accuracy of the representations and warranties of the Company set forth in Section 5, Investor’s subscription and payment for and continued beneficial ownership of the Subject Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.
(p) If Investor is an individual, then Investor resides in the state or province identified in the address of Investor set forth on the signature page hereof; if Investor is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of Investor set forth on the signature page hereof.
(q) Investor acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.
(r) Investor has access to, and at the Closing will have, sufficient funds to pay the Purchase Price.
(s) If Investor is not a U.S. Person (as defined under Rule 902 under the Securities Act) and the offer and sale of the Subject Shares is being made in reliance on Regulation S under the Securities Act, (i) Investor was or will be outside the United States at the time any buy order for the Class A Ordinary Shares was or is originated, and (ii) neither Investor nor any of its Affiliates (as defined in Rule 405 under the Securities Act) has, with respect to the Class A Ordinary Shares, engaged in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act.
Section 7. No other Representations or Warranties.
(a) Except for the specific representations and warranties contained in Section 5, none of the Company nor any person on behalf of the Company, including without limitation any placement agent for the sale of the Subject Shares nor any of the Company’s affiliates or representatives (collectively, the “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, HHH, the Business Combination Transaction, the offering of the Subject Shares, the transaction contemplated hereby or any other matter, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 5 and in any certificate or agreement delivered pursuant hereto, Investor specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Company Party.
(b) Except for the specific representations and warranties contained in this Section 6, none of Investor nor any person acting on behalf of Investor nor any of Investor’s affiliates (the “Investor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Investor and the transactions contemplated hereby, and the Investor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Investor in Section 6, the Company specifically disclaims that it, or anyone on its behalf, is relying upon any other representations or warranties that may have been made by any Investor Party.
Section 8. Registration Rights.   Investor shall have registration rights as set forth on Exhibit A hereto (the “Registration Rights”).
Section 9. Termination.   This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of   (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and the prior written consent of HHH, (c) the closing of the Business Combination Transaction without the substantially concurrent consummation of the Closing as a result of the failure of any of the conditions to the Closing set forth in Section 4 above to be satisfied or waived at or prior to the Closing, (d) the Outside Date (as defined under the Transaction Agreement), (e) the entering into of an agreement by HHH and/or its Affiliates with a third party other than the Company relating to a merger, acquisition, consolidation, business combination or similar transaction involving, or any acquisition of all or a material portion of the business or assets of, HHH, or (f) the failure of to consummate the Business Combination Transaction before July 3, 2020; provided that in the event of any termination of this Agreement pursuant to this Section 9, the Purchase Price (and the interest accrued thereon), if previously paid, shall be promptly (and in any event within one (1) business day) returned to the Purchaser and this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Investor or the Company and their respective directors, officers, employees, partners, managers, members or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination of this Subscription Agreement, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such willful breach. The Company shall notify Investor in writing of the termination of the Transaction Agreement promptly after such termination. Notwithstanding the foregoing, this Section 9, Section 10 and Section 12 shall survive the termination of this Subscription Agreement.
Section 10. Trust Account Waiver.   Investor hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (the “Public Shareholders”) and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. In the event Investor has any right, title, interest or claim of any kind against the Company under this Agreement, Investor shall pursue such right, title, interest or claim solely against the Company and its assets outside the Trust Account.
Section 11. No Waiver.   The Company shall not waive any condition to the closing of the Business Combination Transaction as set forth in the Transaction Agreement that results in, or would reasonably be expected to result in a Material Adverse Effect without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of Investor.
[Section 11. Certain Covenants.
(a) The Company shall not waive any condition to the closing of the Business Combination Transaction as set forth in the Transaction Agreement that results in, or would reasonably be expected to result in a Material Adverse Effect without the prior written consent (not to be unreasonably withheld, delayed or conditioned) of Investor.
(b) The Company will use reasonable efforts to determine whether it is a “passive foreign investment company” as defined in Section 1297 of the Code (a “PFIC”). If the Company determines that it is a PFIC, it will (i) notify Investor of its PFIC status and (ii) use reasonable efforts to provide information adequate for an election to be made treating NFC as a “qualified electing fund” under Section 1295 of the Code.]7
Section 12. Miscellaneous.
(a) Each of the Company and Investor will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, the Escrow Agent, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Subject Shares.

7
Included in the subscription agreement for two investors.

(b) This Subscription Agreement and the rights and obligations of the parties hereunder may not be assigned by any party to any other person, except that Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or another person acceptable to the Company, provided that no such assignment shall relieve Investor of its obligations hereunder if any such affiliate fails to perform such obligations.
(c) The Company may request from Investor such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Investor to acquire the Subject Shares, and Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.
(d) Each of the Company and Investor is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Company set forth in Section 5 hereof and with respect to the representations and warranties of Investor set forth in Section 6 hereof. HHH shall have the right, as a third party beneficiary of Investor’s covenants contemplated under this Subscription Agreement to obtain specific performance of, or cause the Company to seek specific performance of, Investor’s obligations to deliver the Purchase Price in accordance with this Subscription Agreement. Nothing herein shall limit the rights of HHH to make a claim under the Transaction Agreement against the Company.
(e) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.
(f) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto and HHH.
(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, this Subscription Agreement shall not have the effect of superseding or supplementing (or otherwise affect) the Forward Purchase Agreements. This Subscription Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and except as provided in Section 12(d), this Subscription Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar law in other jurisdiction to enforce any of the terms to this Subscription Agreement.
(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(k) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.
(l) The parties hereto agree that irreparable damage may occur in the event that the parties do not perform the provisions of this Subscription Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties may be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Subscription Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
(m) Any notice or other communication required or permitted under this Subscription Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) when delivered by certified mail, registered mail, courier service, return-receipt received to the other party at the address set forth below, or at such other address provided by like notice to the other party:
(i) if to Investor, the address specified on the signature page hereof, or
(ii) if to the Company, to:
c/o New Frontier Corporation
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention:   Carl Wu
E-mail:       carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:   Patrick J. Naughton
E-mail:       PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention:   Yang Wang
E-mail:       yang.wang@stblaw.com
with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention:   Joel L. Rubinstein
Email:        JRubinstein@winston.com
(n) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region (“Hong Kong”), without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(o) The parties agree that all disputes arising under, or relating to, this Subscription Agreement shall be resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitration shall be seated in Hong Kong, although hearings may take place anywhere that the arbitral tribunal deems convenient after consultation with the parties. The language of the proceedings shall be English.

(p) The Company agrees to comply with any applicable “offering restrictions” within the meaning of Rule 902 under the Securities Act with respect to any offers or sales of Class A Ordinary Shares made in reliance thereon.
[(q) Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of Investor set forth herein are no longer accurate in all material respects. The Company acknowledges that Investor will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Investor if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.]8
[SIGNATURE PAGES FOLLOW]

8
Included in the subscription agreement for one investor.

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.
NEW FRONTIER CORPORATION
By: Name: Carl Wu Title: Director
Address for notices:
23/F, 299 QRC No. 287-299, Queen’s Rd Central Hong Kong

IN WITNESS WHEREOF, Investor has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.
INVESTOR:
Name:
By: Name: Title:
Address for notices:
Number of Subject Shares:
Purchase Price per Subject Share: US $10.00
Aggregate Purchase Price: US$

Annex E
NEW FRONTIER HEALTH CORPORATION
2019 OMNIBUS INCENTIVE PLAN
Section 1. General.
The name of the Plan is the New Frontier Health Corporation 2019 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors, and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.
(d) “Award Agreement” means any agreement, contract, or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
(e) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g) “Board” means the Board of Directors of the Company.
(h) “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the

Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use, or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.
(i) “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.
(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(k) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i) any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(l) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(n) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(o) “Company” means New Frontier Health Corporation, a Cayman Islands exempted company (or any successor corporation, except as the term “Company” is used in the definition of  “Change in Control” above).
(p) “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer, or non-employee Director.
(q) “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
(r) “Director” means any individual who is a member of the Board on or after the Effective Date.
(s) “Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(t) “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(u) “Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(w) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(x) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(y) “Fair Market Value” as of a particular date shall mean: (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock ; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.
(z) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(aa) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
(bb) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(cc) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(dd) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(ee) “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(ff) “Outstanding Shares” means the then outstanding Shares, taking into account as outstanding for this purpose such Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares, including, without limitation, Shares issuable pursuant to Awards under this Plan.
(gg) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(hh) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.

(ii) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).
(jj) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(kk) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(ll) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(mm) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goals criteria specified in the Award Agreement.
(nn) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(oo) “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.
(pp) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(qq) “Shares” means ordinary shares of the Company, par value $0.0001 per share, reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(rr) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of  (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ss) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(tt) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3. Administration.
(a) The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i) to select those Eligible Recipients who shall be Participants;
(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi) to determine the Fair Market Value;
(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) The Administrator shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Administrator to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Administrator shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Recipient who is subject to Rule 16b-3 under the Exchange Act. The Administrator shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. If the Administrator’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Administrator.
(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4. Shares Reserved for Issuance Under the Plan.
(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is equal to seven and one-half percent (7.5%) of Outstanding Shares as of the Effective Date. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is equal to seven and one-half percent (7.5%) of Outstanding Shares as of the Effective Date.
(b) Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if  (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of equity securities of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
Section 5. Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6. Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7. Options.
(a) General.   The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b) Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.
(c) Exercise Price.   The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) holder of Shares (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d) Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) holder of Shares (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e) Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f) Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g) Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(h) Termination of Employment or Service.
(i) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv) For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i) Other Change in Employment Status.   An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
Section 8. Stock Appreciation Rights.
(a) General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Shares on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b) Awards; Rights as Stockholder.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.
(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d) Payment Upon Exercise.
(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e) Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right Option until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Termination of Employment or Service.
(i) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g) Term.
(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
Section 9. Restricted Shares.
(a) General.   Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any,

applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b) Awards and Certificates.   The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.
The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c) Restrictions and Conditions.   The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii) The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10. Restricted Stock Units.
(a) General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b) Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.
(e) Rights as Stockholder.Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11. Other Stock-Based or Cash-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12. Change in Control.
The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13. Amendment and Termination.
(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b) Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4.
(c) Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15. Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16. Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 17. Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18. Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 19. Effective Date and Approval Date.
The Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date.
Section 20. Code Section 409A.
The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
Section 21. Compensation Recovery Policy.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.
Section 22. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of law.
Section 23. Plan Document Controls.
The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Annex F
DIRECTOR NOMINATION AGREEMENT
THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of  [         ], 2019 (the “Effective Time”), by and among New Frontier Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”) and Fosun Industrial Co., Limited, a company incorporated in Hong Kong (the “Shareholder”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Transaction Agreement (as defined below).
WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Transaction Agreement, dated as of July 30, 2019, by and among the Company, Healthy Harmony Holdings, L.P. and certain other parties thereto; and
WHEREAS, after giving effect to the Transactions, the Shareholder owns certain ordinary shares of the Company, par value $0.0001 per share (the “NFC Ordinary Shares”) and desires to have certain director nomination rights, and the Company desires to provide the Shareholder with such rights, in each case, on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:
Article I
NOMINATION RIGHT
Section 1.1 Board Nomination Right.
(a) At the Effective Time, the board of directors of the Company (the “Board”) shall be comprised of nine (9) members, including Mr. CHEN Qiyu, who shall serve as a co-chairman of the Board. The Shareholder will timely nominate the Nominee (as defined below) for election to the Board at the shareholders meeting of the Company and provide all information and materials necessary for the inclusion of such Nominee in the NFC Director Election Proposal.
(b) From the Effective Time until the date that the Shareholder ceases to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by shareholders of the Company:
(A) for so long as the Shareholder Beneficially Own a number of NFC Ordinary Shares representing at least 10.8% of all of the NFC Ordinary Shares then issued and outstanding, the Shareholder shall have the right to appoint or nominate for election to the Board, as applicable, two (2) individuals, to serve as directors of the Company; provided that (i) if one of these individuals is Mr. CHEN Qiyu, Mr. CHEN Qiyu shall serve as a co-chairman of the Board, and (b) in the event the Shareholder Beneficially Own a number of NFC Ordinary Shares representing at least 22.5% of all of the NFC Ordinary Shares then issued and outstanding, in addition to its rights provided in the foregoing clause, the Shareholder shall also have the right to appoint or nominate for election to the Board, as applicable, a third individual, to serve as an independent director of the Company; and
(B) for so long as the Shareholder Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% but less than 10.8% of all of the NFC Ordinary Shares then issued and outstanding, the Shareholder shall have the right to appoint or nominate for election to the Board, as applicable, one (1) individual, to serve as a director of the Company (any individual appointed or nominated by the Shareholder for election to the Board pursuant to Section 1.1(b)(A) or Section 1.1(b)(B), a “Nominee” and collectively, the “Nominees”); and if such individual is Mr. CHEN Qiyu, Mr. CHEN Qiyu shall serve as a co-chairman of the Board.
F-1

Any individual appointed or nominated to serve as an independent director shall qualify, as of the date of such individual’s appointment or nomination and as of any other date on which the determination is being made, (i) as an “Independent Director” under the listing requirements of the New York Stock Exchange, as amended from time to time, and (ii) as an “Independent Director” under Rule 10(A)-3 under the Exchange Act as well as any other requirements of the U.S. securities laws which are then applicable to the Company. For purposes hereof, “Beneficial Ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and the term “Beneficially Own” shall have the correlative meaning.
(c) In the event that any Nominee shall cease to serve for any reason, the Shareholder shall, subject to the Shareholder then being entitled to nominate such individual for election or appointment as a director pursuant to Section 1.1(b), be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee.
(d) Upon the Shareholder ceasing to be entitled to designate a Nominee pursuant to Section 1.1(b), the Shareholder shall take all actions within its power to cause the Nominee to offer to tender their resignations.
(e) The Company shall use its commercially reasonable efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Shareholder. The Company’s Organizational Documents shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.
Section 1.2 Board Observer Rights
(a) From the Effective Time, the Shareholder shall be entitled to appoint one (1) non-voting observer (the “Board Observer”) to the Board, exercisable by the delivery of written notice to the Company.
(b) The Board Observer shall be entitled to (i) attend (in person or telephonically) all meetings (both regular and special) of the Board and any of the committees of the Board (collectively, “Board Committees”) and to listen to all telephonic meetings of the Board and Board Committees or meetings conducted by other methods of communication, and (ii) receive written notice of all meetings (both regular and special) of the Board and Board Committees at the same time and in the same manner as such notice is given to other members of the Board and Board Committees, and all documents, notices, minutes, written materials and other information given to members of the Board and Board Committees in connection with each Board and Board Committee meeting (collectively, “Materials”) at the same time such Materials are given to members of the Board and Board Committees, whether or not the Board Observer is attending such meeting. Notwithstanding the foregoing, the Company may exclude the Board Observer from access to any material or meeting or portion thereof if the Board determines in good faith, upon written advice of the Company’s outside counsel (which advice shall include legal analysis thereon in reasonable detail and shall be provided to all directors), that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof.
(c) The Company shall reimburse the Board Observer for all reasonable out-of-pocket expenses incurred by the Board Observer in connection with attendance at Board and Board Committee meetings.
(d) The Company acknowledges that the Board Observer may provide, on a confidential basis, any material non-public information of the Company that he or she obtains pursuant to the provisions of this Section 1.2 to the Shareholder and its Affiliates and their respective representatives, advisors and consultants, provided that the Shareholder shall ensure that the Board Observer may not otherwise disclose or use any such information.
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(e) The Company shall indemnify and hold harmless the Board Observer from and against any losses, claims, damages, liabilities and expenses to which the Board Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, relate to, or are based upon Board Observer’s designation or attendance as a non-voting observer at meetings of the Board and Board Committees, the Board Observer’s receipt of materials or information under this Section 1.2, or the Board Observer’s exercise of his rights under this Agreement. The Company shall pay or reimburse the Board Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including, without limitation, for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that with respect to any claim or action brought against both the Board Observer and one or more directors of the Company, the Company shall not be liable to the Board Observer on account of any settlement of such claim or action effected by the Board Observer without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) prior to the settlement of such claim or action by the relevant directors.
Section 1.3 Company Obligations.   The Company agrees to use its reasonable best efforts to ensure that, if the Shareholder is entitled to designate a Nominee pursuant to Section 1.1(b), (i) each Nominee is included in the Board’s slate of nominees to the shareholders for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.
Section 1.4 Sponsor Obligations.   For so long as the Shareholder continues to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding, at any annual, special or other meeting (or written consent in lieu of a meeting) of shareholders of the Company at which the directors of the Company are to be elected, the Sponsor shall (a) vote all of the shares of the Company owned or controlled by the Sponsor or over which the Sponsor has voting power or otherwise has the right to direct the voting, including through voting proxies or voting undertakings given by any other shareholder of the Company or otherwise, to elect each Nominee to serve as a director of the Company, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Nominee or take any similar action.
Section 1.5 Shareholder Obligations.   For so long as the Sponsor continues to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding, at any annual, special or other meeting (or written consent in lieu of a meeting) of shareholders of the Company at which the directors of the Company are to be elected, the Shareholder shall (a) vote all of the shares of the Company owned or controlled by the Shareholder or over which the Shareholder has voting power, through voting proxies given by any other shareholder of the Company or otherwise, to elect each and every “Nominee” of the Sponsor (as defined in that certain Director Nomination Agreement entered into by and between the Company and the Sponsor on or about the date hereof) or any other director nominee voted in favor of by the Sponsor (each, a “Relevant Nominee”) to serve as a director of the Company, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Relevant Nominee or take any similar action.
Article II
miscellaneous
Section 2.1 Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier to occur of  (a) the Shareholder ceasing to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding, and (b) Shanghai Fosun Pharmaceutical (Group) Co., Ltd. ceasing to Beneficially Own a majority of the issued and outstanding securities in the Shareholder. Notwithstanding the foregoing, Section 1.4 and Section 1.5 shall terminate automatically and become void and of no further force or effect upon the delivery of a written notice from the Shareholder to the Company and the Sponsor at any time after the second (2nd) anniversary of the date hereof; provided that, in this case, the provisions herein other than Section 1.4 and Section 1.5 shall continue to remain in effect in accordance with the terms of this Agreement.
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Section 2.2 Fees and Expenses.   Each party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Section 2.3 Notices.   All notices, requests and other communications to either Party hereunder shall be in writing (including facsimile transmission) and shall be given in accordance with the provisions of the Transaction Agreement.
Section 2.4 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 2.5 Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party without the prior written consent of the other parties, except notwithstanding any of the foregoing, the Shareholder shall, in connection with a transfer of the NFC Ordinary Shares to its Affiliates, assign its rights and obligations hereunder to such Affiliate transferee, in which case the prior consent of the other parties shall not be required but the Shareholder should provide prior written notice of such assignment to the other parties; provided further that upon the assignee ceasing to be an Affiliate of the Shareholder, the Shareholder shall procure that any such right so assigned shall immediately be assigned back to the Shareholder.
Section 2.6 No Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.
Section 2.7 Entire Agreement.   This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.
Section 2.8 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 2.9 Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all parties hereto. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the laws of the Hong Kong Special Administrative Region. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment,
F-4

execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 2.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 2.10 pending final determination of the dispute by the arbitral tribunal.
Section 2.10 Specific Performance.   The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 2.11 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 2.12 Amendment.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the parties hereto.
Section 2.13 Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.
Section 2.14 Further Assurances.   Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.
Section 2.15 Enforcement. Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.
Section 2.16 Headings.   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
Section 2.17 Conflicts.   If any provision hereunder contradicts with NFC’s constitutional documents, NFC shall not be excused from any of its obligations hereunder for such contradiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED         )
by NEW FRONTIER CORPORATION         )
By:

Name:
Title:
in the presence of:
Name:
[Project Unicorn — Signature Page to Fosun Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED                     )
by NEW FRONTIER PUBLIC HOLDING LTD.         )
By:

Name:
Title:
in the presence of:
Name:
[Project Unicorn — Signature Page to Fosun Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED             )
by FOSUN INDUSTRIAL CO., LIMITED         )
By:

Name:
Title:
in the presence of:
Name:
[Project Unicorn — Signature Page to Fosun Director Nomination Agreement]

Annex G
FOSUN ROLLOVER AGREEMENT
This FOSUN ROLLOVER AGREEMENT, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”), is made and entered into by and among:
(a) NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC” or the “Company”); and
(b) Fosun Industrial Co., Limited, a company incorporated under the laws of Hong Kong (“Fosun”).
NFC and Fosun are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P., Fosun and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms therein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holdings, L.P. and/or their respective affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement; and
WHEREAS, the Parties desire to, in connection with the Acquisition Transaction, enter into this Agreement to provide for re-investment of certain portion of the proceeds payable to Fosun at the Closing pursuant to the Transaction Agreement in NFC Shares;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
Article I
Rollover arrangements
Section 1.1 Rollover.   Fosun shall, concurrently with the Closing, subscribe for an aggregate number of NFC Shares (the “Fosun NFC Shares”) equal to US$94,000,000 (the “Fosun Rollover Amount”) divided by the NFC Share Reference Price (i.e., US$10.00), at a subscription price per NFC Share equal to the NFC Share Reference Price.
Section 1.2 Funds Flow.   Fosun hereby irrevocably authorizes NFC to withhold, from the aggregate amount otherwise payable to Fosun at the Closing pursuant to the Transaction Agreement, an amount equal to the number of Fosun NFC Shares multiplied by the NFC Share Reference Price, whereupon (a) the amount so withheld shall be deemed to have been duly paid to NFC, and (b) NFC shall contemporaneously issue the Fosun NFC Shares to Fosun, free and clear of any Liens (other than any Liens created hereunder or pursuant to applicable securities Laws).
Article II
ADDITIONAL AGREEMENTS
Section 2.1 Documentation and Information.   Each of the Parties shall permit and hereby authorizes the other Parties to publish and disclose in all documents and schedules filed with the relevant stock exchange and securities regulators, and any press release or other disclosure document that such other Parties determines to be necessary or desirable in connection with the Transaction Agreement, the

Acquisition Transaction, the Closing, this Agreement or any Ancillary Agreement, as applicable, and the nature of each Party’s commitments and obligations under this Agreement, provided however, the Parties shall reasonably consult with each other on the scope and content to be disclosed pursuant to this Section 2.1.
Section 2.2 Taxes.   Fosun shall bear, and be responsible for the reporting, filing and payment of, any Tax of any nature that may become due with respect to Fosun pursuant to any applicable Law in connection with, or arising out of, the transactions contemplated by this Agreement. To the fullest extent permitted under applicable Law, Fosun shall indemnify and hold harmless NFC and the Group Companies against actual loss (including reasonable costs and expenses) suffered by any of them arising out of any breach by Fosun of its obligations as set forth in this Section 2.2.
Section 2.3 NYSE Approval.   NFC shall timely obtain approval of NYSE listing of the NFC Shares issued or to be issued to Fosun hereunder.
Section 2.4 Registration Rights.   Fosun shall have the registration rights as set forth in Exhibit B hereto.
Section 2.5 NFC Director Election Proposal.   NFC shall ensure that (a) in the NFC Director Election Proposal to be included in the Proxy Statement pursuant to Section 7.12(b) of the Transaction Agreement, NFC shall nominate nine (9) individuals to serve on the initial NFC Board immediately after the Closing, of which three (3) shall be independent directors and eligible to serve on NFC’s audit committee under NYSE rules, and (b) the initial nominees shall include one (1) individual nominated by Fosun, who shall serve as a co-chairman of the NFC Board.
Section 2.6 Director Nomination Agreement.   Concurrently with the Closing, NFC and Fosun shall enter into a director nomination agreement substantially in the form attached hereto as Exhibit A (the “Director Nomination Agreement”).
Section 2.7 CEO Search Committee.   For so long as Fosun remains entitled to nominate at least one (1) individual for election to the NFC Board pursuant to the Director Nomination Agreement:
(a) At any time after the Closing, in the event that the NFC Board determines that it is in the best interest of NFC to identify candidates for CEO successor or replacement, NFC shall set up a CEO search committee (the “CEO Search Committee”) to identify such candidates, which shall include one (1) director nominated by Fosun. If invited by members of the CEO Search Committee (the “Committee Members”), members of the management teams of NFC and the Group Companies may also attend the meetings and participate in the discussions of the CEO Search Committee, but shall not be deemed Committee Members or be entitled to vote as such unless approved by all Committee Members.
(b) NFC shall not employ any person as CEO unless such person is recommended by the CEO Search Committee for approval by the Board pursuant to this Section 2.7.
(c) The CEO Search Committee shall have the authority to consider and recommend candidates for the CEO position (the “CEO Candidates”) to the NFC Board for consideration or approval but shall not have the authority to approve or appoint any CEO Candidate as CEO, and shall not recommend any CEO Candidate to the NFC Board for consideration or approval unless approved by all Committee Members, provided, however, that if each of three (3) individuals (who shall be three different individuals) consecutively presented to the CEO Search Committee for consideration by the Committee Members has not been unanimously approved by the CEO Search Committee within one (1) month after the last of the foregoing three (3) individual is first presented to the CEO Search Committee, the CEO Search Committee may recommend any CEO Candidate (who shall be a different person from the forgoing three individuals) that is approved by a majority of the Committee Members to the Board for consideration and approval; provided further that in this case, if the Committee Member nominated by Fosun (to the extent there is one) does not approve such CEO Candidate, such Committee Member shall be entitled to nominate an individual and the CEO Search Committee shall recommend both such individual and the CEO Candidate approved by a majority of the Committee Members to the Board for consideration.

Section 2.8 Rights Plan.   NFC shall not adopt or maintain any shareholder rights plan, rights agreement or any “poison pill”, or take any other similar action that, in each case, is reasonably expected to discourage, restrict or inhibit (including by way of disproportionately diluting the shareholding of Fosun and its Affiliates in NFC) Fosun or any of its Affiliates from acquiring or transferring NFC Shares, in each case, without the prior written consent of Fosun and unanimous approval of the NFC Board.
Section 2.9 Unity Insurance.   Each of NFC and Fosun agrees that the Parties shall use reasonable best efforts after the Closing to implement an insurance program for the Group Companies on substantially the terms set forth in Schedule I hereto.
Section 2.10 Material Decisions of Subsidiaries.   For so long as Fosun remains entitled to nominate at least one (1) individual for election to the NFC Board pursuant to the Director Nomination Agreement, NFC shall procure that, from and after the Closing, none of the Subsidiaries of NFC may undertake any material action (including, without limitation, incurrence of material capital expenditures, making material investments in Persons other than the Group Companies, adopting or amending business plan and budget, and employment, termination, performance review and compensation arrangements for employees at the group VP level or above, including the general manager of each of the hospitals, but in any event excluding any internal reorganization transactions to optimize the offshore equity holding structure that occur within six months following the Closing) unless such action has been approved by the NFC Board (or the applicable committee thereof) or is undertaken in accordance with the business plan and budget that has been approved by the NFC Board (or the applicable committee thereof).
Section 2.11 Foreign Private Issuer.   Beginning with NFC’s first filing pursuant to Section 13(a) of the Exchange Act following the Closing, NFC shall report as a Foreign Private Issuer.
Article III
Representations and warranties
Each of the Parties, severally and not jointly, hereby represents and warrants to the other Parties, as follows:
Section 3.1 Organization, Authorization and Qualification.
(a) Such Party is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Such Party has the requisite corporate power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.
(b) The execution and delivery of this Agreement and the Ancillary Agreements by such Party and the consummation by such Party of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Party. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each other party hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
Section 3.2 Consents and Approvals; No Violations.   Subject to, solely with respect to Fosun, the receipt of the Fosun Shareholder Approval and the completion of the Fosun ODI Filing, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Party, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Party, or (c) conflict with or violate any Law or Order applicable to such Party, except, in the case of clauses (b) and (c) above, as would not, individually or in the aggregate, prevent or delay in any material respect such Party from consummating any of the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.3 Transaction Agreement Representations and Warranties.   The representations and warranties of the Buyer Parties set forth in Article VI of the Transaction Agreement are herein repeated in full and made herein by NFC. The representations and warranties of the Sellers set forth in Article IV of the Transaction Agreement are herein repeated in full and made herein by Fosun.
Article IV
REPRESENTATIONS AND WARRANTIES OF NFC
NFC hereby represents and warrants to Fosun that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing:
Section 4.1 NFC SEC Documents and Financial Statements.   NFC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by NFC with the SEC since NFC’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional NFC SEC Documents”). NFC has made available to Fosun copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement and the Transaction Agreement: (i) NFC’s Annual Report on Form 10-K for each fiscal year of NFC beginning with the first year NFC was required to file such a form, (ii) all proxy statements relating to NFC’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Forms 10-Q and 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Fosun pursuant to this Section 4.1) filed by NFC with the SEC since NFC’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “NFC SEC Documents”). The NFC SEC Documents were, and the Additional NFC SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. NFC SEC Documents did not, and the Additional NFC SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any NFC SEC Document or Additional NFC SEC Document has been or is revised or superseded by a later filed NFC SEC Document or Additional NFC SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Group Companies expressly for inclusion or incorporation by reference in any NFC SEC Document. As used in this Section 4.1, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
Section 4.2 Certain Business Practices.   Neither NFC, nor any director, officer, agent or employee of NFC (in their capacities as such) has (i) used any funds for contributions, gifts, entertainment or other expenses relating to political activity, in each case, in violation of applicable Laws, or (ii) made any payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns in violation of any provision of the Foreign Corrupt Practices Act of 1977. Neither NFC, nor any director, officer, agent or employee of NFC (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of NFC) has, since the initial public offering of NFC, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person in violation of applicable Laws.
Section 4.3 Foreign Private Issuer.   NFC currently satisfies the requirement for treatment as a “foreign private issuer” as that term is defined in Rule 3b-4 promulgated under the Exchange Act (“Foreign Private Issuer”).

Section 4.4 SEC Filings and NFC Financials.
(a) NFC, since the NFC IPO, has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by NFC with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. Except to the extent available on the SEC’s website through EDGAR, NFC has delivered to the Company copies in the form filed with the SEC of all of the following: (i) NFC’s annual report on Form 10-K for the fiscal year ended December 31, 2018, (ii) NFC’s quarterly reports on Form 10-Q for each fiscal quarter that NFC filed such reports to disclose its quarterly financial results, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by NFC with the SEC since June 4, 2018 (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i) and (ii) above and this clause (iii), whether or not available through EDGAR, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to NFC or the SEC Reports. As of the date hereof, to NFC’s knowledge, (i) none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC comments and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any SEC Report. The Public Certifications are each true as of their respective dates of filing. As used in this Section 4.4, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.
(b) The financial statements and notes of NFC contained or incorporated by reference in the SEC Reports (the “NFC Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of NFC at the respective dates of and, for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).
(c) NFC has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. NFC’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by NFC in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to NFC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. NFC’s management has completed an assessment of the effectiveness of NFC’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable SEC Report, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. NFC has no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect NFC’s ability to record, process, summarize and report financial information. NFC does not have knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in NFC’s internal control over financial reporting.
(d) Except as and to the extent reflected or reserved against in the NFC Financials, NFC has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the NFC Financials.
(e) There are no outstanding loans or other extensions of credit made by NFC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of NFC other than advancements of expenses in the ordinary course less than $50,000 individually or $100,000 in the aggregate. NFC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act of 2002.
Section 4.5 New York Stock Exchange.   As of the date of this Agreement, the NFC Public Units, the NFC Class A Shares and the NFC Warrants are listed on the NYSE the symbols “NFC.U”, “NFC” and “NFS.WS”, respectively. As of the date of this Agreement, NFC is in compliance in all material respects with the applicable corporate governance requirements of NYSE for continued listing of NFC Public Units, NFC Class A Shares and NFC Public Warrants thereon and there is no action or proceeding pending or, to NFC’s knowledge, threatened against NFC by NYSE or the Financial Industry Regulatory Authority to prohibit or terminate the listing of the NFC Public Units, NFC Class A Shares or NFC Public Warrants on NYSE. For purposes here of, “NFC Public Units” means the units issued in the NFC IPO or the related overallotment consisting of one (1) NFC Class A Share and one (1) NFC Warrant, and “NFC Warrant” means warrants issued by NFC, each entitling the holder thereof to purchase one NFC Parent Class A Share.
Article V
REPRESENTATIONS AND WARRANTIES OF FOSUN
Fosun hereby represents and warrants to NFC that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing:
Section 5.1 Accredited Investor.   Fosun (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), or is not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, (ii) is acquiring the Fosun NFC Shares only for its own account and not for the account of others, and (iii) is not acquiring the Fosun NFC Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and Fosun further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations in the Fosun NFC Shares to such Person or to any third Person, with respect to any of the Fosun NFC Shares.
Section 5.2 Exempt from Registration; Restricted Securities.   Fosun understands that the NFC Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the NFC Shares have not been registered under the Securities Act. Fosun understands that the NFC Shares may not be resold, transferred, pledged or otherwise disposed of absent an effective registration statement under the Securities Act, except (i) to NFC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry notations with respect to (or certificates representing) the NFC Shares will contain a legend to such effect. Fosun understands and agrees that the NFC Shares, until transferred pursuant to an effective registration statement, or Rule 144 under the Securities Act, will be subject to transfer restrictions and, as a result of these transfer restrictions, Fosun may not be able to readily resell the NFC Shares and may be required to bear the financial risk of an investment in the NFC Shares for an indefinite period of time. Fosun acknowledges that NFC has no obligation to register or qualify the NFC Shares for resale, except as otherwise provided hereunder or in any other agreement entered into by NFC, and that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the NFC Shares.

Article VI
MISCELLANEOUS
Section 6.1 Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier of  (a) the written consent of all Parties, and (b) the date on which the Transaction Agreement is terminated in accordance with its terms prior to the Closing thereunder having taken place.
Section 6.2 Third Party Beneficiaries; Assignment.   This Agreement is exclusively for the benefit of the Parties, the Indemnified Persons (as such term is defined in Paragraph 10 of Exhibit B hereto) and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar Law in other jurisdiction to enforce any of the terms to this Agreement. This Agreement and the rights, duties and obligations hereunder may not be assigned by any Party except with the other Party’s prior written consent; provided that (a) prior to (and including at the time of) the Closing, Fosun may assign its rights and obligations hereunder to any of its Affiliates (i) if such assignment is required by applicable laws, rules and regulations of applicable stock exchanges or regulatory authorities or (ii) with the prior written consent of NFC (such consent not to be unreasonably withheld, delayed or conditioned), and (b) after the Closing, Fosun may assign its rights and obligations hereunder to any of its Affiliates without prior written consent from the other Party, in each case of  (a) and (b), upon prior written notice to NFC; provided further that upon the assignee ceasing to be an Affiliate of Fosun, Fosun shall procure that any such right so assigned shall immediately be assigned back to Fosun.
Section 6.3 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of Hong Kong (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 6.4 Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong Special Administrative Region (“Hong Kong”). The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 6.4 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 6.5 pending final determination of the dispute by the arbitral tribunal.

Section 6.5 Specific Performance.   The Parties hereto acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 6.6 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 6.7 Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of NFC and Fosun, and any amendment, modification or supplement so effected shall be binding on all of the Parties.
Section 6.8 Further Assurances.   Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.
Section 6.9 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 6.10 Entire Agreement.   This Agreement and the Transaction Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and the Transaction Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and the Transaction Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement or the Transaction Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Transaction Agreement, the provisions of this Agreement shall prevail.
Section 6.11 Notice.   All notices, requests and other communications to any Party shall be in writing (including facsimile transmission) and shall be given (a) when actually delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), in each case, to such Party’s address set forth below, or to such other address as such Party may hereafter specify in writing to the other Parties for such purpose.

If to NFC, to:
c/o New Frontier Corporation
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: Carl Wu
E-mail: carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail: Yang.Wang@stblaw.com
If to Fosun, to:
Fosun Industrial Co., Limited
Building A, No.1289 Yishan Road,
Shanghai 200233, P.R.China
Attention: Yuqing Chen
E-mail: chenyuqing@fosunpharma.com
with a copy (which shall not constitute notice) to:
Paul Hastings LLP
43/F, Jing An Kerry Center Tower II,
1539 Nanjing West Road,
Shanghai 200040, PRC
Attention: Jia Yan
E-mail: jiayan@paulhastings.com
Section 6.12 Indemnification.   NFC, on the one hand, and Fosun, on the other hand, hereby agrees to indemnify and hold harmless each other against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by such indemnified party as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements contained herein or any certificate or other writing delivered pursuant hereto. The representations and warranties of the Parties shall survive until twelve (12) months following the Closing.
Section 6.13 Trust Account Waiver.   Fosun hereby acknowledges that NFC has established the Trust Account containing the proceeds of the NFC IPO and from certain private placements occurring simultaneously with the NFC IPO (including interest accrued from time to time thereon) for the benefit of the holders of NFC Public Shares and certain other parties (including the underwriters of the NFC IPO). For and in consideration of NFC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fosun hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the transactions contemplated by this Agreement and the Ancillary Agreement and any discussions, contracts or agreements with NFC, and will not seek recourse against the Trust Account for any reason whatsoever;

provided, that (a) nothing herein shall serve to limit or prohibit Fosun’s right to pursue a claim against NFC pursuant to this Agreement or any Ancillary Agreement for legal relief against monies or other assets of NFC held outside the Trust Account, for specific performance or other equitable relief in connection with the transactions contemplated hereby (including a claim for NFC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash in the Trust Account after giving effect to the NFC Shareholder Redemption) and (b) nothing herein shall serve to limit or prohibit any claims that Fosun may have in the future pursuant to this Agreement or any Ancillary Agreement against NFC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account other than pursuant to the NFC Shareholder Redemption and any assets that have been purchased or acquired with any such funds).
Section 6.14 Conflicts.   If any provision hereunder contradicts with NFC’s constitutional documents, NFC shall not be excused from any of its obligations hereunder for such contradiction.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
FOSUN INDUSTRIAL CO., LIMITED
By: /s/ Qiyu Chen Name: Qiyu Chen Title: Director
[Project Unicorn — Signature Page to Fosun Rollover Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
NEW FRONTIER CORPORATION
By: /s/ Carl Wu Name: Carl Wu Title: Director

Annex H
VOTING UNDERTAKING
This VOTING UNDERTAKING, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Undertaking”), is made by SHANGHAI FOSUN HIGH TECHNOLOGY (GROUP) CO., LTD. , a limited liability company incorporated under the laws of the PRC (“Fosun High Tech”), in favor of NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below).
WHEREAS, as of the date hereof, (a) Fosun High Tech is the beneficial owner of certain shares in Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) that represent approximately 37.87% of Fosun Pharma’s share capital (the “Subject Shares”), and (b) Fosun Industrial Co., Limited (“Fosun Industrial”), a wholly-owned subsidiary of Fosun Pharma, owns certain limited partnership interests in Healthy Harmony Holdings, L.P. (“Partnership”) and certain equity securities in Healthy Harmony GP, Inc. (“General Partner”);
WHEREAS, NFC, Fosun Industrial and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Proposed Transaction”) relating to the proposed sale of limited partnership interests in Partnership and equity securities in General Partner by Fosun Industrial and certain other parties to NFC and its subsidiaries on the terms and subject to the conditions set forth in the Transaction Agreement;
WHEREAS, NFC has required Fosun High Tech (in its capacity as a beneficial owner of the Subject Shares) to enter into this Undertaking, and Fosun High Tech acknowledges that NFC is entering into the Transaction Agreement in reliance on the representations, warranties and covenants and other agreements of Fosun High Tech set forth in this Undertaking.
NOW, THEREFORE, Fosun High Tech, intending to be legally bound hereby, hereby undertakes to NFC as follows:
Article I
VOTING AGREEMENT
Section 1.1 Voting of Subject Shares.   Fosun High Tech irrevocably and unconditionally undertakes that, at every shareholders meeting of Fosun Pharma, however called, and at every adjournment, postponement and recess thereof  (or pursuant to a written consent if the shareholders of Fosun Pharma act by written consent in lieu of a meeting), it shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares, (a) in favor of approval of the Proposed Transaction, and (b) against any action that would reasonably be expected to result in a breach of Fosun Seller’s representations, warranties, covenants or agreements in the Transaction Agreement.
Section 1.2 No Inconsistent Arrangements.   Except as expressly provided for or expressly permitted herein, Fosun High Tech may not, directly or indirectly, without the prior written consent of NFC, take any action that would have the effect of preventing Fosun High Tech from performing its obligations hereunder.
Section 1.3 Additional Purchases.   Fosun High Tech agrees that any shares in Fosun Pharma that it directly or indirectly purchases or otherwise hereinafter directly or indirectly acquires or with respect to which it otherwise acquires sole or shared voting power after the execution of this Undertaking (the “New Subject Shares”) shall be subject to the terms and conditions of this Undertaking to the same extent as if they constituted the Subject Shares.

Article II
MISCELLANEOUS
Section 2.1 Termination.   This Undertaking shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of  (a) the written consent of Fosun High Tech, General Partner and NFC, (b) the consummation of the Proposed Transaction, and (c) the date on which the Transaction Agreement is terminated in accordance with its terms.
Section 2.2 Miscellaneous.   Article I (Definitions) and Article X (Miscellaneous) of the Transaction Agreement shall apply, mutatis mutandis, to this Undertaking as if fully set forth herein. This Undertaking may not be amended without the prior written consent of Fosun High Tech, General Partner and NFC.
Section 2.3 Sole and Exclusive Remedy.   Notwithstanding any provision in this Undertaking to the contrary, the right to seek specific performance of this Undertaking shall be the sole and exclusive remedy of NFC and General Partner against Fosun High Tech and Fosun High Tech shall have no further liability or obligation relating to, arising out of or with respect to this Undertaking or any transaction contemplated hereunder.
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IN WITNESS WHEREOF, Fosun High Tech has executed and delivered this Undertaking as a deed as of the date first written above.
SIGNED as a DEED
SHANGHAI FOSUN HIGH TECHNOLOGY
(GROUP) CO., LTD.
(Official Stamp)
By: /s/ Qiyu Chen Name: Qiyu Chen Title: Director
[Project Unicorn — Signature Page to Fosun Voting Undertaking]

AGREED AND ACKNOWLEDGED
as of the date first written above:
NEW FRONTIER CORPORATION
By: /s/ Carl Wu Name: Carl Wu Title: Director
[Project Unicorn — Signature Page to Fosun Voting Undertaking]

AGREED AND ACKNOWLEDGED
as of the date first written above:
HEALTHY HARMONY GP, INC.
By: /s/ Roberta Lipson Name: Roberta Lipson Title: CEO
[Project Unicorn — Signature Page to Fosun Voting Undertaking]

Annex I
DIRECTOR NOMINATION AGREEMENT
THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of  [         ], 2019 (the “Effective Time”), by and among New Frontier Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”), and Vivo Capital Fund IX (Cayman), L.P., an exempted limited partnership established under the laws of the Cayman Islands (the “Shareholder”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Transaction Agreement (as defined below).
WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Transaction Agreement, dated as of July 30, 2019, by and among the Company, Healthy Harmony Holdings, L.P. and certain other parties thereto; and
WHEREAS, after giving effect to the Transactions, the Shareholder owns certain ordinary shares of the Company, par value $0.0001 per share (the “NFC Ordinary Shares”) and desires to have certain director nomination rights, and the Company desires to provide the Shareholder with such rights, in each case, on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:
ARTICLE I
NOMINATION RIGHT
Section 1.1. Board Nomination Right.
(a) At the Effective Time, the board of directors of the Company (the “Board”) shall be comprised of nine (9) members, including two (2) members nominated by the Shareholder. The Shareholder will timely nominate the Nominees (as defined below) for election to the Board at the shareholders meeting of the Company and provide all information and materials necessary for the inclusion of such Nominees in the NFC Director Election Proposal.
(b) From the Effective Time until the termination of this Agreement pursuant to Section 2.1, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by shareholders of the Company:
(i) for so long as the Shareholder Beneficially Owns a number of NFC Ordinary Shares representing at least 6.66% of all of the NFC Ordinary Shares then issued and outstanding, the Shareholder shall have the right to appoint or nominate for election to the Board, as applicable, two (2) individuals, including at least one (1) independent director of the Company; and
(ii) for so long as the Shareholder Beneficially Owns a number of NFC Ordinary Shares representing at least 3.33%, but less than 6.66%, of all of the NFC Ordinary Shares then issued and outstanding, the Shareholder shall have the right to appoint or nominate for election to the Board, as applicable, one (1) individual, to serve as an independent director of the Company (any individual appointed or nominated by the Shareholder for election to the Board pursuant to Section 1.1(b)(i) or Section 1.1(b)(ii), a “Nominee” and collectively, the “Nominees”).
Any individual appointed or nominated to serve as an independent director shall qualify, as of the date of such individual’s appointment or nomination and as of any other date on which the determination is being made, (i) as an “Independent Director” under the listing requirements of the New York Stock Exchange, as amended from time to time, and (ii) as an “Independent Director” under Rule 10(A)-3 under the Exchange

Act as well as any other requirements of the U.S. securities laws which are then applicable to the Company. For purposes hereof, “Beneficial Ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and the term “Beneficially Own” shall have the correlative meaning.
(c) In the event that any Nominee shall cease to serve for any reason, the Shareholder shall, subject to the Shareholder then being entitled to nominate such individual for election or appointment as a director pursuant to Section 1.1(b), be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee.
(d) Upon the Shareholder ceasing to be entitled to designate a Nominee pursuant to Section 1.1(b), the Shareholder shall take all actions within its power to cause the Nominee to offer to tender their resignations.
(e) The Company shall use its commercially reasonable efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Shareholder. The Company’s Organizational Documents shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.
Section 1.2. Board Observer Rights
(a) From the Effective Time, the Shareholder shall be entitled to appoint one (1) non-voting observer (the “Board Observer”) to the Board, exercisable by the delivery of written notice to the Company.
(b) The Board Observer shall be entitled to (i) attend (in person or telephonically) all meetings (both regular and special) of the Board and any of the committees of the Board (collectively, “Board Committees”) and to listen to all telephonic meetings of the Board and Board Committees or meetings conducted by other methods of communication, and (ii) receive written notice of all meetings (both regular and special) of the Board and Board Committees at the same time and in the same manner as such notice is given to other members of the Board and Board Committees, and all documents, notices, minutes, written materials and other information given to members of the Board and Board Committees in connection with each Board and Board Committee meeting (collectively, “Materials”) at the same time such Materials are given to members of the Board and Board Committees, whether or not the Board Observer is attending such meeting. Notwithstanding the foregoing, the Company may exclude the Board Observer from access to any material or meeting or portion thereof if the Board determines in good faith, upon written advice of the Company’s outside counsel (which advice shall include legal analysis thereon in reasonable detail and shall be provided to all directors), that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof.
(c) The Company shall reimburse the Board Observer for all reasonable out-of-pocket expenses incurred by the Board Observer in connection with attendance at Board and Board Committee meetings.
(d) The Company acknowledges that the Board Observer may provide, on a confidential basis, any material non-public information of the Company that he or she obtains pursuant to the provisions of this Section 1.2 to the Shareholder and its Affiliates and their respective representatives, advisors and consultants, provided that the Shareholder shall ensure that the Board Observer may not otherwise disclose or use any such information.
(e) The Company shall indemnify and hold harmless the Board Observer from and against any losses, claims, damages, liabilities and expenses to which the Board Observer may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, relate to, or are based upon Board Observer’s designation or attendance as a non-voting observer at meetings of the Board and Board Committees, the Board Observer’s receipt of materials or information under this Section 1.2, or the Board Observer’s exercise of his rights under this

Agreement. The Company shall pay or reimburse the Board Observer for such losses, claims, damages, liabilities and expenses as they are incurred, including, without limitation, for amounts incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that with respect to any claim or action brought against both the Board Observer and one or more directors of the Company, the Company shall not be liable to the Board Observer on account of any settlement of such claim or action effected by the Board Observer without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) prior to the settlement of such claim or action by the relevant directors.
Section 1.3. Company Obligations.   The Company agrees to use its reasonable best efforts to ensure that, if the Shareholder is entitled to designate a Nominee pursuant to Section 1.1(b), (i) each Nominee is included in the Board’s slate of nominees to the shareholders for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.
Section 1.4. Sponsor Obligations.   For so long as the Shareholder continues to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding, at any annual, special or other meeting (or written consent in lieu of a meeting) of shareholders of the Company at which the directors of the Company are to be elected, the Sponsor shall (a) vote all of the shares of the Company owned or controlled by the Sponsor or over which the Sponsor has voting power or otherwise has the right to direct the voting, including through voting proxies or voting undertakings given by any other shareholder of the Company or otherwise, to elect each Nominee to serve as a director of the Company, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Nominee or take any similar action.
Section 1.5. Shareholder Obligations.   For so long as the Sponsor continues to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding, at any annual, special or other meeting (or written consent in lieu of a meeting) of shareholders of the Company at which the directors of the Company are to be elected, the Shareholder shall (a) vote all of the shares of the Company owned or controlled by the Shareholder or over which the Shareholder has voting power, through voting proxies given by any other shareholder of the Company or otherwise, to elect each and every “Nominee” of the Sponsor (as defined in that certain Director Nomination Agreement entered into by and between the Company and the Sponsor on or about the date hereof) or any other director nominee voted in favor of by the Sponsor (each, a “Relevant Nominee”) to serve as a director of the Company, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Relevant Nominee or take any similar action.
ARTICLE II
miscellaneous
Section 2.1. Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the date that the Shareholder ceases to Beneficially Own a number of NFC Ordinary Shares representing at least 3.33% of all of the NFC Ordinary Shares then issued and outstanding. Notwithstanding the foregoing, Section 1.4 and Section 1.5 shall terminate automatically and become void and of no further force or effect upon the delivery of a written notice from the Shareholder to the Company and the Sponsor at any time after the second (2nd) anniversary of the date hereof; provided that, in this case, the provisions herein other than Section 1.4 and Section 1.5 shall continue to remain in effect in accordance with the terms of this Agreement.
Section 2.2. Fees and Expenses.   Each party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.

Section 2.3. Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) when delivered by certified mail, registered mail, courier service, return-receipt received to the other party at the address set forth below, or at such other address provided by like notice to the other party:
(i)
if to the Shareholder, to:

c/o Vivo Capital LLC
192 Lytton Avenue
Palo Alto, CA 94301
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, CA 94304
Attention: Ruchun Ji
E-mail: rji@sidley.com
(ii)
if to the Company or the Sponsor, to:

c/o New Frontier Corporation (in the case of the Company)
c/o New Frontier Public Holding Ltd. (in the case of the Sponsor)
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: [         ]
E-mail: [         ]
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail:  yang.wang@stblaw.com
with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention: Joel L. Rubinstein
Email:  JRubinstein@winston.com

Section 2.4. Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 2.5. Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party without the prior written consent of the other parties, except notwithstanding any of the foregoing, the Shareholder shall, in connection with a transfer of the NFC Ordinary Shares to its Affiliates, assign its rights and obligations hereunder to such Affiliate transferee, in which case the prior consent of the other parties shall not be required but the Shareholder should provide prior written notice of such assignment to the other parties; provided further that upon the assignee ceasing to be an Affiliate of the Shareholder, the Shareholder shall procure that any such right so assigned shall immediately be assigned back to the Shareholder.
Section 2.6. No Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.
Section 2.7. Entire Agreement.   This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.
Section 2.8. Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 2.9. Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all parties hereto. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the laws of the Hong Kong Special Administrative Region. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 2.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 2.10 pending final determination of the dispute by the arbitral tribunal.
Section 2.10. Specific Performance.   The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 2.11. Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 2.12. Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the parties hereto.
Section 2.13. Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.
Section 2.14. Further Assurances.   Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.
Section 2.15. Enforcement.   Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.
Section 2.16. Headings.   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
Section 2.17. Conflicts.   If any provision hereunder contradicts with the Company’s constitutional documents, the Company shall not be excused from any of its obligations hereunder for such contradiction.
***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED          )
by NEW FRONTIER CORPORATION          )
By:

Name:
Title:
in the presence of:
Name:
[Project Unicorn — Signature Page to Vivo Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED                      )
by NEW FRONTIER PUBLIC HOLDING LTD.          )
By:

Name:
Title:
in the presence of:
Name:
[Project Unicorn — Signature Page to Vivo Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED                      )
by Vivo Capital Fund IX (Cayman), L.P.                       )
By: Vivo Capital IX (Cayman), LLC, General Partner       )
By:

Name:
Title:
in the presence of:
Name:
[Project Unicorn — Signature Page to Vivo Director Nomination Agreement]

Annex J
AGREEMENT
This AGREEMENT, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”), is made and entered into by and among:
(a)
Vivo Capital Fund IX (Cayman), L.P., an exempted limited partnership established under the laws of the Cayman Islands (“Vivo”);

(b)
NEW FRONTIER PUBLIC HOLDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”);

(c)
NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”);

(d)
Antony Leung, an individual; and

(e)
Carl Wu, an individual (together with Antony Leung, the “Founders”).

Vivo, the Sponsor, NFC and the Founders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P. and certain other parties propose to enter into certain transaction agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holding, L.P. and/or their respective affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement;
WHEREAS, Vivo and NFC are entering into that certain Subscription Agreement on or about the date hereof  (the “Vivo Subscription Agreement”), pursuant to which Vivo will purchase, at the closing immediately prior to the consummation of the Acquisition Transaction (the “Closing” and the date of the Closing, the “Closing Date”), certain NFC Class A Shares from NFC through a private placement (the “Vivo Shares”); and
WHEREAS, as a condition and a material inducement to Vivo’s purchase of the Vivo Shares, Vivo, the Sponsor, NFC and the Founders (each in his capacity as a direct or indirect shareholder of the NFC) desire to enter into this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
ARTICLE I
SELL-DOWN AGREEMENT
Section 1.1 For purposes of this Agreement,
“Equity Security” means, with respect to any Person, any shares, partnership interests, membership interests, units or other equity securities, or any options, warrants or other rights convertible, exercisable or exchangeable for any shares, partnership interests, membership interests or other equity securities, of such Person.

“Founders NFC Shares” means the aggregate number of the NFC Shares (without duplication) of each Founder on a Look-through Basis.
“Founders Transfer Ratio” as of a specified time means a fraction, the numerator of which is the cumulative reductions in the Founders NFC Shares after the consummation of the Acquisition Transaction through such specified time (disregarding any increases in the Founders NFC Shares after the consummation of the Acquisition Transaction and any offsetting effect thereof), and the denominator of which is the Founders NFC Shares as of immediately after the consummation of the Acquisition Transaction.
“Immediate Subsidiary” of a Person means any other Person that is Controlled by the first-mentioned Person and in which the first-mentioned Person holds any Equity Securities.
The NFC Shares of a Person on a “Look-through Basis” means (i) the aggregate number of NFC Shares held by such Person (and, where such Person is a natural Person, his Immediate Family Members), and (ii) the sum of  (x) the number of NFC Shares of each Immediate Subsidiary of such Person on a Look-through Basis, multiplied by (y) the percentage of the Equity Securities in such Immediate Subsidiary that are held by such Person. For purposes hereof, an Equity Security is deemed to be “held” by a Person, and such Person “holds” such Equity Security, if  (i) it is recorded in the name of such Person and such Person has not Transferred such Equity Security, or (ii) where such Person is a natural Person, if it is recorded in the name of any of his Relevant Holders, and such Relevant Holder has not Transferred such Equity Security.
“Relevant Holders” of a Person who is a natural Person means (i) such Person’s Immediate Family Members, (ii) trusts whose beneficiaries are such Person and/or his Immediate Family Members, and (iii) other Persons who acquired the relevant Equity Securities from such Person (or his estate) by virtue of laws of descent and distribution upon death of such Person or pursuant to a qualified domestic relations order.
“Transfer” and its derivatives mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any share capital, Equity Security or interest in any share capital or Equity Security, other than any transfer or series of transfers of an aggregate of up to 10% of the Founders NFC Shares as of the date hereof to the employees of the Company or any of its Subsidiaries, or (ii) in respect of any share capital or Equity Security or interest in any share capital or Equity Security, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such share capital, Equity Security or interest in any share capital or Equity Security, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person who makes or proposes to make a Transfer. “Transferee” means a Person to whom a Transfer is made or is proposed to be made. For the avoidance of doubt, the entry into any voting agreement or arrangement in respect of any Equity Security shall not, in and by itself, be deemed a Transfer for purposes hereof.
“Vivo NFC Shares” means the aggregate number of the NFC Shares (without duplication) of Vivo on a Look-through Basis.
“Vivo Transfer Ratio” as of a specified time means a fraction, the numerator of which is the cumulative reductions in the Vivo NFC Shares after the consummation of the Acquisition Transaction through such specified time (disregarding any increases in the Vivo NFC Shares after the consummation of the Acquisition Transaction and any offsetting effect thereof), and the denominator of which is the Vivo NFC Shares as of immediately after the consummation of the Acquisition Transaction.

Section 1.2 Transfer Restrictions.
(a) During the period commencing on the date hereof and ending on the Closing Date, without the prior written consent of Vivo, none of the Founders or the Sponsor may, and each Founder shall procure its Relevant Holders and Controlled Affiliates to not, Transfer any NFC Shares if such proposed Transfer would result in a reduction in the Founders NFC Shares.
(b) From and after the Closing Date and for so long as Vivo holds any Vivo Shares, without the prior written consent of Vivo, none of the Founders or the Sponsor may, and each Founder shall procure its Relevant Holders and Controlled Affiliates to not, Transfer any NFC Shares if such proposed Transfer would cause the Founders Transfer Ratio to exceed the Vivo Transfer Ratio as of immediately after such Transfer.
Section 1.3 Documentation and Information.   Each of the Parties shall permit and hereby authorizes the other Parties and NFC, as the case may be, to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that such other Parties and NFC, as applicable, determines to be necessary or desirable in connection with the Transaction Agreement, the Acquisition Transaction, the Vivo Subscription Agreement, the Closing and this Agreement, Vivo’s identity, the ownership of the Vivo NFC Shares and the Founders NFC Shares, as applicable, and the nature of each Party’s commitments and obligations under this Agreement.
ARTICLE II
MISCELLANEOUS
Section 2.1 Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest to occur of (a) the fifth (5th) Business Day after written notice of termination by Vivo to the other parties hereto, (b) the date on which the Vivo Transfer Ratio is 100%, (c) the date on which the Transaction Agreement is terminated in accordance with its terms prior to the closing thereunder having taken place, and (d) subsequent to the consummation of the Acquisition Transaction, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their NFC Shares for cash, securities or other property except for any transaction where the NFC Shares outstanding immediately prior to such transaction are exchanged for securities representing, immediately following such transaction, at least a majority of the voting power of the surviving or resulting company.
Section 2.2 Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.
Section 2.3 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 2.4 Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong Special Administrative Region (“Hong Kong”). The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 2.4 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 2.5 pending final determination of the dispute by the arbitral tribunal.
Section 2.5 Specific Performance.   The Parties hereto acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 2.6 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 2.7 Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties, and any amendment, modification or supplement so effected shall be binding on all of the Parties.
Section 2.8 Capacity as Shareholder.   Each Founder signs this Agreement solely in his capacity as a direct or indirect shareholder of NFC, and not in his capacity as a director, officer or employee of NFC or in his capacity as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of NFC in his or her capacity as such.
Section 2.9 Further Assurances.   Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.
Section 2.10 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 2.11 Entire Agreement.   This Agreement and the Vivo Subscription Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, including Section 12(g) of the Vivo Subscription Agreement.

Section 2.12 Notice.   All notices, requests and other communications to any Party shall be in writing (including facsimile transmission) and shall be given (a) when actually delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), in each case, to such Party’s address set forth on a signature page hereto, or to such other address as such Party may hereafter specify in writing to the other Parties for such purpose.
Section 2.13 Headings.   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED	)
by Vivo Capital Fund IX (Cayman), L.P.	)
By: Vivo Capital IX (Cayman), LLC, General Partner	)
By: /s/ Frank Kung Name: Frank Kung Title: Managing Member
in the presence of:
Name:	/s/ Peiyi Zhao Peiyi Zhao
Address:	c/o Vivo Capital LLC 192 Lytton Avenue Palo Alto, CA 94301
with a copy (which shall not constitute notice) to:
Sidley Austin LLP 1001 Page Mill Road Building 1 Palo Alto, CA 94304 Attention: Ruchun Ji E-mail: rji@sidley.com
[Project Unicorn — Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED	)
by NEW FRONTIER PUBLIC HOLDING LTD.	)
By: /s/ Carl Wu Name: Carl Wu Title: Director
in the presence of:
Name:	/s/ Yue Chen Yue Chen
Address:	23/F QRC 299, No. 287-299 Queen’s Road Central Hong Kong
[Project Unicorn — Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED	)
by NEW FRONTIER CORPORATION	)
By: /s/ Carl Wu Name: Carl Wu Title: Director
in the presence of:
Name:	/s/ Yue Chen Yue Chen
Address:	23/F QRC 299, No. 287-299 Queen’s Road Central Hong Kong
[Project Unicorn — Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED	)
by ANTONY LEUNG	)
/s/ Antony Leung Name: Antony Leung
in the presence of:
Name:	/s/ Yue Chen Yue Chen
Address:	23/F QRC 299, No. 287-299 Queen’s Road Central Hong Kong
[Project Unicorn — Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED	)
by CARL WU	)
/s/ Carl Wu Name: Carl Wu
in the presence of:
Name:	/s/ Yue Chen Yue Chen
Address:	23/F QRC 299, No. 287-299 Queen’s Road Central Hong Kong
[Project Unicorn — Signature Page to Vivo Side Letter]

Annex K
FOUNDER REINVESTMENT AGREEMENT
This FOUNDER REINVESTMENT AGREEMENT, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”), is made and entered into by and among:
(a) NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”);
(b) ROBERTA LIPSON, an individual acting in her personal capacity and as trustee for each of the Founder Trusts (defined below) (the “Founder”); and
(c) BENJAMIN LIPSON PLAFKER TRUST, DANIEL LIPSON PLAFKER TRUST, JOHNATHAN LIPSON PLAFKER TRUST and ARIEL BENJAMIN LEE TRUST (the “Founder Trusts” and, collectively with the Founder, the “Founder Parties”).
NFC and the Founder Parties are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P., the Founder Parties and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holding, L.P. and/or their respective affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement; and
WHEREAS, the Parties desire to, in connection with the Acquisition Transaction, enter into this Agreement to provide for certain rights and obligations with respect to the LP Interests held by the Founder Parties.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
Article I
closing arrangements
Section 1.1 Exercise of Equity Awards.   Upon the Closing, the Founder shall exercise all of the issued and outstanding Partnership Options then held by her (being 650,000 Partnership Options) on a cashless basis and all of the issued and outstanding Partnership RSUs then held by her (being 400,000 Partnership RSUs) in LP Interests shall be settled, in each case, in accordance with the terms and conditions of the Partnership Equity Incentive Plan and the award agreements for the Founder thereunder in effect as of the time of such exercise or settlement.
Section 1.2 Cancellation of LP Interests.   Upon the Closing, all of the LP Interests received by the Founder upon exercise of the Partnership Options and settlement of the Partnership RSUs in accordance with Section 1.1 shall be cancelled in consideration of the right of the Founder to receive from NFC, as soon as practicable after the Closing, an aggregate amount equal to the number of the LP Interests so cancelled multiplied by the Purchase Price Per LP Interest (i.e. US$50.4928), on the terms and subject to the conditions hereof.

Section 1.3 Repayment.   Each Founder Party shall, upon the Closing, repay all loans (including principal and any accrued but unpaid interest) owed by such Founder Party to any Group Company (the “Founder Loans”).
Section 1.4 Reinvestment.   The Founder Parties shall, concurrently with the Closing, subscribe for an aggregate number of NFC Shares (the “Founder NFC Shares”) equal to (a) (i) the aggregate amount of proceeds payable to the Founder Parties at the Closing pursuant to this Agreement and the Transaction Agreement (other than the Transaction Bonus), less (ii) US$35,418,860, divided by (b) the NFC Share Reference Price (i.e. US$10.00), rounded to the nearest whole share, at the subscription price of the NFC Share Reference Price per NFC Share. The Founder shall be entitled to allocate the Founder NFC Shares among the Founder Parties at her discretion by written notice to NFC not less than two (2) Business Days prior to the Closing and, absent such notice, the Founder NFC Shares shall be allocated among the Founder Parties in proportion to the number of LP Interests held by each Founder Party as of immediately prior to the Closing.
Section 1.5 Transaction Bonus.   Promptly after the Closing, Partnership shall (and NFC shall procure Partnership to) pay the Founder (and/or her designees) an aggregate amount of transaction bonuses in cash (as may be allocated in the Founder’s sole discretion) equal to two (2) times the amount set forth in Section 1.2(f)(ii) of the Partnership Disclosure Schedule (the “Transaction Bonus”). For the avoidance of doubt, the Transaction Bonus is inclusive of, and not in addition to, the transaction bonuses contemplated under Section 1.2(f)(ii) of the Partnership Disclosure Schedule and, if any transaction bonus contemplated in Section 1.2(f)(ii) of the Partnership Disclosure Schedule has been paid prior to the payment of the Transaction Bonus, the amount of the Transaction Bonus shall be reduced to the extent of such payment on a dollar-for-dollar basis.
Section 1.6 Funds Flow.   Each Founder Party hereby irrevocably authorizes NFC to withhold, from the aggregate amount otherwise payable to the Founder Parties at the Closing pursuant to this Agreement or the Transaction Agreement and the aggregate amount of the Transaction Bonus (less any amount allocated by the Founder to, and paid to, her designees), an amount equal to the sum of  (x) the then outstanding balance of the Founder Loans, and (y) the number of Founder NFC Shares multiplied by the NFC Share Reference Price, whereupon (a) the amount so withheld shall be deemed to have been duly paid to NFC or the applicable lender of the Founder Loans, as applicable, and (b) the Founder Loans shall be deemed to have been fully repaid and NFC shall issue the Founder NFC Shares to the Founder Parties, free and clear of any Liens (other than any Liens created hereunder or pursuant to applicable securities Laws).
Article II
ADDITIONAL AGREEMENTS
Section 2.1 Documentation and Information.   Each of the Parties shall permit and hereby authorizes the other Parties to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that such other Parties determines to be necessary or desirable in connection with the Transaction Agreement, the Acquisition Transaction, the Closing, this Agreement or any Ancillary Agreement, as applicable, and the nature of each Party’s commitments and obligations under this Agreement, provided, that, any such press releases or other disclosure documents made by NFC about any of the Founder Parties shall be subject to the prior written consent of the Founder (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 2.2 Taxes.   Each of the Founder Parties shall, severally but not jointly, bear, and be responsible for the reporting, filing and payment of, any Tax of any nature that may become due with respect to such Founder Party pursuant to any applicable Law in connection with, or arising out of, the transactions contemplated by this Agreement and the Transaction Agreement. To the fullest extent permitted under applicable Law, each of the Founder Parties shall, severally but not jointly, indemnify and hold harmless NFC and the Group Companies against all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld, delayed or conditioned) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation (collectively, “Claims”) based in whole or in part on or arising in whole or in part out of the failure of such Founder Party to comply with the reporting, filing or payment obligations as set forth in this Section 2.2 or the Transaction Agreement, except for any such Claims based in whole or in part on or arising in whole or in part out of the willful misconduct or fraud of NFC or any of the Group Companies, as finally determined pursuant to Section 6.4.
Section 2.3 NYSE Approval.   Immediately following the Closing, NFC shall use its reasonable best efforts to obtain approval of NYSE listing of the NFC Shares issued or to be issued to the Founder Parties hereunder.
Section 2.4 Lock-up.
(a) For purposes hereof, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
(b) Each of the Founder Parties (a “Holder”) undertakes to NFC that, without prejudice to any other restrictions on Transfer that may be applicable under relevant securities Laws or as may be agreed between NFC or any Group Company and such Holder, but subject to Section 2.4(c), such Holder shall not Transfer more than 25% of the NFC Shares acquired by it hereunder at any time prior to the first anniversary of the Closing.
(c) Section 2.4(b)   shall not apply to the following Transfers by any Holder: (i) Transfers among the Founder Parties; (ii) Transfers as a gift to such Holder’s immediate family or to a trust, the beneficiary of which is a member of such Holder’s immediate family, an Affiliate of such Holder or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of such Holder; (iv) pursuant to a qualified domestic relations order; or (v) in the event that NFC completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their NFC Shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (iv) these permitted transferees must enter into a written agreement with the NFC agreeing to be bound by the transfer restrictions set forth in Section 2.4(b).
Section 2.5 Employment Agreement.   Concurrently with the Closing, NFC and the Founder shall enter into an employment agreement substantially in the form attached hereto as Exhibit A.
Section 2.6 Registration Rights.   NFC shall enter into a registration rights agreement for the benefit of certain employees of a Group Companies, including the Founder Parties, substantially in the form attached hereto as Exhibit B.
Article III
Representations and warranties
Each of the Parties, severally and not jointly, hereby represents and warrants to the other Parties, as follows:
Section 3.1 Organization, Authorization and Qualification.
(a) If such Party is a natural person, such Party is of sound mind, has the legal capacity to enter into this Agreement and the Ancillary Agreements to which he or she is a party, has entered into or will enter into this Agreement and the Ancillary Agreements to which he or she is a party on his or her own will, and understands the nature of the obligations to be assumed by him or her under this Agreement and the Ancillary Agreements to which he or she is a party.
(b) If such Party is not a natural person, such Party is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Such Party has the requisite corporate power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(c) The execution and delivery of this Agreement and the Ancillary Agreements by such Party and the consummation by such Party of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Party. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each other party hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
Section 3.2 Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Party, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Party, or (c) conflict with or violate any Law or Order applicable to such Party, except, in the case of clauses (b) and (c) above, as would not, individually or in the aggregate, prevent or delay in any material respect such Party from consummating any of the transactions contemplated by this Agreement and the Ancillary Agreements.
Article IV
REPRESENTATIONS AND WARRANTIES OF NFC
NFC hereby represents and warrants to each Founder Party that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing:
Section 4.1 NFC SEC Documents and Financial Statements.   NFC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by NFC with the SEC since NFC’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional NFC SEC Documents”). NFC has made available to the Founder Parties copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement and the Transaction Agreement: (i) NFC’s Annual Report on Form 10-K for each fiscal year of NFC beginning with the first year NFC was required to file such a form, (ii) all proxy statements relating to NFC’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Forms 10-Q and 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Founder Parties pursuant to this Section 2.2) filed by NFC with the SEC since NFC’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “NFC SEC Documents”). The NFC SEC Documents were, and the Additional NFC SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. NFC SEC Documents did not, and the Additional NFC SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any NFC SEC Document or Additional NFC SEC Document has been or is revised or superseded by a later filed NFC SEC Document or Additional NFC SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Group Companies expressly for inclusion or incorporation by reference in any NFC SEC Document. As used in this Section 4.1, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

Section 4.2 Certain Business Practices.   Neither NFC, nor any director, officer, agent or employee of NFC (in their capacities as such) has (i) used any funds for contributions, gifts, entertainment or other expenses relating to political activity, in each case, in violation of applicable Laws, or (ii) made any payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns in violation of any provision of the Foreign Corrupt Practices Act of 1977. Neither NFC, nor any director, officer, agent or employee of NFC (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of NFC) has, since the initial public offering of NFC, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person in violation of applicable Laws.
Article V
REPRESENTATIONS AND WARRANTIES OF FOUNDER PARTIES
Each Founder Party hereby represents and warrants to NFC that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing:
Section 5.1 Accredited Investor.   Such Founder Party (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the NFC Shares only for its own account and not for the account of others, and (iii) is not acquiring the NFC Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and such Founder Party further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations in the NFC Shares to such Person or to any third Person, with respect to any of the NFC Shares.
Section 5.2 Exempt from Registration; Restricted Securities.   Such Founder Party understands that the NFC Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the NFC Shares have not been registered under the Securities Act. Such Founder Party understands that the NFC Shares may not be resold, transferred, pledged or otherwise disposed of by the Executive absent an effective registration statement under the Securities Act, except (i) to NFC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry notations with respect to (or certificates representing) the NFC Shares will contain a legend to such effect. Such Founder Party understands and agrees that the NFC Shares, until transferred pursuant to an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, such Founder Party may not be able to readily resell the NFC Shares and may be required to bear the financial risk of an investment in the NFC Shares for an indefinite period of time. Such Founder Party acknowledges that NFC has no obligation to register or qualify the NFC Shares for resale, except for registration rights pursuant to any registration rights agreement entered into by NFC, and that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the NFC Shares.
Article VI
MISCELLANEOUS
Section 6.1 Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier of  (a) the written consent of the Parties, and (b) the date on which the Transaction Agreement is terminated in accordance with its terms prior to the Closing thereunder having taken place.
Section 6.2 Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar Law in other jurisdiction to enforce any of the terms to this Agreement.

Section 6.3 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of Hong Kong (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 6.4 Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong Special Administrative Region (“Hong Kong”). The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 6.4 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 6.5 pending final determination of the dispute by the arbitral tribunal.
Section 6.5 Specific Performance.   The Parties hereto acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 6.6 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 6.7 Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of NFC and the Founder, and any amendment, modification or supplement so effected shall be binding on all of the Parties.
Section 6.8 Further Assurances.   Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

Section 6.9 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 6.10 Entire Agreement.   This Agreement and the Transaction Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and the Transaction Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and the Transaction Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement or the Transaction Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Transaction Agreement, the provisions of this Agreement shall prevail.
Section 6.11 Notice.   All notices, requests and other communications to any Party shall be in writing (including facsimile transmission) and shall be given (a) when actually delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), in each case, to such Party’s address set forth on its signature page hereto, or to such other address as such Party may hereafter specify in writing to the other Parties for such purpose.
Section 6.12 Confirmation.   Each of the Founder Parties hereby expressly, unconditionally and irrevocably waives any tag-along rights, rights of consent, veto or entitlement, or any similar rights of such Founder Party to require any Buyer Party to purchase any portion of the LP Interests held by such Founder Party, whether arising at contract or in law, in connection with the transactions contemplated by the Transaction Agreement, except pursuant to this Agreement and on the terms and conditions hereof.
Section 6.13 Indemnification.   NFC, on the one hand, and the Founder Parties, jointly and severally, on the other hand, hereby agrees to indemnify and hold harmless each other against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by such indemnified party as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants contained herein or any certificate or other writing delivered pursuant hereto. The representations and warranties of the Parties shall survive until twelve (12) months following the Closing.
Section 6.14 Trust Account Waiver.   Each of the Founder Parties hereby acknowledges that NFC has established the Trust Account containing the proceeds of the NFC IPO and from certain private placements occurring simultaneously with the NFC IPO (including interest accrued from time to time thereon) for the benefit of the holders of NFC Public Shares and certain other parties (including the underwriters of the NFC IPO). For and in consideration of NFC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Founder Parties hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the transactions contemplated by this Agreement and the Ancillary Agreement and any discussions, contracts or agreements with NFC, and will not seek recourse against the Trust Account for any reason whatsoever; provided, that (a) nothing herein shall serve to limit or prohibit the Founder Parties’ right to pursue a claim against NFC pursuant to this Agreement or any Ancillary Agreement for legal relief against monies or other assets of NFC held outside the Trust Account, for specific performance or other equitable relief in connection with the transactions contemplated hereby (including a claim for NFC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash in the Trust Account after giving effect to the NFC Shareholder

Redemption) and (b) nothing herein shall serve to limit or prohibit any claims that the Founder Parties may have in the future pursuant to this Agreement or any Ancillary Agreement against NFC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account other than pursuant to the NFC Shareholder Redemption and any assets that have been purchased or acquired with any such funds).
[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
NEW FRONTIER CORPORATION
By: /s/ Carl Wu Name: Carl Wu Title: Director

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
Founder
By: /s/ Roberta Lipson Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
The Benjamin Lipson Plafker Trust Acting by Roberta Lipson, its trustee
By: /s/ Roberta Lipson Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
The Daniel Lipson Plafker Trust Acting by Roberta Lipson, its trustee
By: /s/ Roberta Lipson Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
The Johnathan Lipson Plafker Trust Acting by Roberta Lipson, its trustee
By: /s/ Roberta Lipson Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
The Ariel Benjamin Lee Trust Acting by Roberta Lipson, its trustee
By: /s/ Roberta Lipson Name: Roberta Lipson

Annex L
EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT (this “Employment Agreement”), dated as of            , 2019 (the “Effective Date”), by and between New Frontier Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and Roberta Lipson (“Employee”).
WHEREAS, in connection with the transaction contemplated by the Transaction Agreement, dated as of July 30, 2019, by and among the Company, NF Unicorn Acquisition Limited, Healthy Harmony Holdings, L.P., Healthy Harmony GP, Inc., and certain individual persons, (the “Transaction Agreement”), the Company and Employee desire to enter into this Employment Agreement in accordance with the terms set forth herein.
NOW THEREFORE, the parties hereto agree as follows:
1.   Duties; Term.
(a) Term.   The term of this Employment Agreement and Employee’s employment hereunder shall commence on the Effective Date and end on the third (3rd) anniversary of the Effective Date, unless sooner terminated in accordance with Section 4 hereof  (the “Initial Term”). The employment term hereunder shall automatically be renewed for successive one (1)-year periods (such periods, collectively with the Initial Term, the “Term”) unless the Company or Employee gives notice of non-renewal to the other party no later than six (6) months prior to the end of the then-applicable Term, subject to earlier termination in accordance with Section 4 hereof. Notwithstanding anything in this Employment Agreement to the contrary, in no event shall notice of non-renewal by the Company in accordance with this Section 1(a) (or any subsequent reduction in duties or responsibility during the six (6)-month period following such notice) constitute or otherwise be deemed to trigger Good Reason for purposes of this Employment Agreement.
(b) Duties.   Effective as of the Effective Date, the Company agrees to employ Employee, and Employee agrees to be so employed, in the position of Chief Executive Officer (“CEO”) of the Company, reporting solely and directly to the Board of Directors of the Company (the “Board”). In such position, Employee shall have such duties, authority and responsibilities as are customary for persons occupying such position in companies of like size and type, including full day-to-day operational authority, and such additional duties, authority and responsibilities consistent with Employee’s position as may be assigned from time to time by the Board. Employee shall be the senior-most executive officer of the Company, and shall serve as a member of the board of directors (or equivalent governing body) of each of the Company’s principal operating subsidiaries. All of the members of senior management of the Company and its subsidiaries shall report (directly or indirectly) to Employee. Employee shall also serve as a member of the Executive Committee (as such term is defined below). Employee agrees to faithfully perform the lawful duties assigned to Employee pursuant to this Employment Agreement to the best of Employee’s abilities. Employee shall be subject to all laws, rules, regulations and policies as are from time to time applicable to employees of the Company and, in the case of rules or policies adopted by the Company, communicated to Employee in writing. Employee shall devote substantially all Employee’s working time, attention, best efforts and ability exclusively to the service of the Company and its subsidiaries during the Term.
(c) Other Activities.   Notwithstanding the foregoing, Employee may (i) serve on civic or charitable boards or not-for-profit industry related organizations, (ii) engage in charitable, civic, educational, professional, community and/or industry activities without remuneration therefor, (iii) deliver lectures or fulfill speaking engagements, and (iv) manage personal and family investments, so long as such activities do not interfere with performance of Employee’s duties under the Employment Agreement. Employee also may serve on the board of directors or advisory committee of other for-profit enterprises subject to the consent of the Board, which shall not unreasonably be withheld.

(d) Executive Committee.   The Board shall establish an executive committee (the “Executive Committee”), which shall consist of three (3) directors, who shall be Employee and, initially, Carl Wu and Antony Leung (or, in lieu of Messrs. Wu and/or Leung, such other individual(s) as may be designated by Messrs. Wu and/or Leung). Unless the members of the Executive Committee unanimously agree otherwise, the Executive Committee shall meet at least once a month to discuss the management of the Company and its subsidiaries and shall have reasonable access to senior management members of the Company. The Executive Committee will be responsible for overseeing and assisting the management in implementing decisions and matters approved by the Board, including, without limitation, the following matters: (i) monthly review of operational and financial performance or key performance indicators; (ii) capital expenditures; (iii) financing; and (iv) mergers, acquisitions and other material transactions involving the Company or any of its subsidiaries. All decisions of the Executive Committee will require the approval of a majority of the members thereof. The Executive Committee shall otherwise be subject to all applicable requirements of the New York Stock Exchange (or other applicable stock exchange requirements) and the terms of any applicable committee charter.
(e) Board Position.   Employee shall be nominated to serve as a member of the Board as of the Effective Date, and at each subsequent annual meeting of the Company’s shareholders during the Term and, subject to, and solely to the extent permitted by, the requirements of the New York Stock Exchange (or other applicable stock exchange requirements), following the end of the Term for so long as Employee is at least a one percent (1%) shareholder of the Company, the Company shall nominate Employee to serve as a member of the Board, and Employee hereby acknowledges and agrees that, to the extent Employee is no longer entitled to nomination or otherwise is no longer permitted to serve as a member of the Board under the requirements of the New York Stock Exchange (or other applicable securities exchange requirements), Employee shall resign Employee’s Board membership.
2.   Compensation.
(a) Annual Salary.   As compensation for Employee’s services hereunder, the Company shall pay to Employee an initial annual salary at the rate of  $600,000 per annum, payable in accordance with the Company’s standard payroll policies (the “Annual Salary”). The Annual Salary shall be reviewed annually by the Company during the Term and shall be subject to such increases (but not decreases) as the Company may determine, taking into consideration the Company’s and Employee’s performance during the preceding year as well as increases in the cost of living and other factors.
(b) Annual Bonus.   During the Term, Employee will be eligible to receive annual bonus compensation (the “Annual Bonus”) pursuant to the Company’s short-term cash incentive plan (the “STIP”), as such shall be established and approved by the Compensation Committee of the Board (the “Compensation Committee”). Pursuant to the STIP, Employee’s annual target bonus for each year during the Term will be one hundred percent (100%) of Employee’s Annual Salary (the “Annual Target Bonus”), with a maximum bonus equal to two hundred percent (200%) of Employee’s Annual Salary; provided, that the actual amount of the Annual Bonus that may be paid to Employee in respect of each year is to be determined based on the achievement of annual performance objectives as set forth in the STIP, and will be payable to Employee so long as Employee is actively employed by the Company as of the date the Company pays annual bonuses to senior executives under the STIP (except as otherwise provided in Section 4 hereof). Any Annual Bonus earned shall be paid in cash as soon as reasonably practicable after the end of the fiscal year for which such bonus was earned, and in any event not later than two and one-half  (2½) months after the end of such fiscal year, unless the Compensation Committee determines (at a time and in a manner that complies with Section 409A of the U.S. Internal Revenue Code (“Section 409A”)) that payment shall be made at a later date and/or in a different form.
(c) Long-Term Equity Incentive Compensation.   Employee shall be entitled to participate in the Company’s long-term equity incentive plan (the “LTIP”) as determined by the Compensation Committee and subject to the terms and conditions of the LTIP.

3.   Benefits; Expense Reimbursement.
(a) Employee shall be eligible to participate in the Company’s group health, sickness and hospitalization insurance during the Term and following Employee’s termination of employment with the Company (no matter the reason) for the life of Employee, subject to the terms and conditions of such plans. In addition, during the Term, Employee shall be eligible to participate in any other employee benefit plans of the Company (including without limitation any group life and accident insurances) in effect during the Term, as may be amended from time to time, and generally available to the Company’s senior executive officers, subject to the terms and conditions of such plans.
(b) Without limiting the generality of the foregoing, during the Term, the Company will provide Employee at its expense with a life insurance policy with a death benefit equal to three (3) times the Annual Salary, the beneficiary to be named by Employee. Employee shall have the right to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by Employee in the course of Employee’s duties hereunder. In addition, during each calendar year of the Term, Employee shall be entitled to no less than five (5) weeks of paid home-leave vacation. In connection with such home leave vacation, the Company shall reimburse Employee for round-trip economy class air fare for each of Employee, Employee’s spouse and Employee’s dependent children from Beijing to Employee’s home in the United States. During the Term, Employee shall be entitled to the use of a Company-owned automobile or an allowance to reimburse Employee for Employee’s costs associated with the use of a personal automobile. During the Term, Employee shall also be provided, via direct payment or reimbursement to Employee at her discretion, a special allowance of ten thousand dollars ($10,000) per month, which is intended to cover Employee’s additional expenses related to family airfare, travel, housing, club memberships, professional society memberships, professional education fees and similar expenses which are not otherwise reimbursable business expenses (the “Special Allowance”). Payment or reimbursement of each of the benefits and expenses provided for in this paragraph with respect to any calendar year shall not affect the amount of benefits payable or expenses eligible for reimbursement in any other calendar year, and such benefits and reimbursements may not be exchanged for cash or another benefit. Payment of the Special Allowance and reimbursement for any of the expenses referred to in this paragraph shall be made no later than March 15 of the calendar year following the calendar year in which the relevant expenses are incurred.
(c) Employee acknowledges that some or all of these benefits may be deemed compensation to Employee and that the Company may withhold from any amounts payable to Employee all federal, state, local and/or other taxes and amounts as shall be required pursuant to law, rule or regulation.
4.   Employment Termination.
(a) (1) Cause.   At any time during the Term, the Company shall have the right to terminate this Employment Agreement and Employee’s employment with the Company hereunder, at any time upon written notice to Employee, in the event Employee engages in conduct which constitutes “Cause.” For purposes of this Employment Agreement, “Cause” shall mean: (i) Employee’s willful misconduct in the performance of Employee’s obligations under this Employment Agreement or gross negligence in the performance of Employee’s obligations under this Employment Agreement; (ii) dishonesty or misappropriation by Employee relating to the Company or any of its funds, properties, or other assets; (iii) inexcusable repeated or prolonged absence from work by Employee (other than as a result of, or in connection with, a Disability); (iv) any unauthorized disclosure by Employee of confidential or proprietary information of the Company, including, but not limited to, Confidential Information, which is reasonably likely to result in material harm to the Company; (v) a conviction of Employee (including entry of a guilty or nolo contendere plea) involving fraud, dishonesty, or moral turpitude, or involving a violation of federal or state securities laws; or (vi) the failure by Employee to attempt to perform faithfully Employee’s duties hereunder, or other material breach by Employee of this Employment Agreement, and such failure or breach is not cured, to the extent cure is possible, by Employee within thirty (30) days after written notice thereof from the Company to Employee; provided, however, that no event or condition described in clauses (i), (ii), (iii), (iv) and (vi) shall constitute Cause unless (x) the Company first gives Employee written notice of its intention to terminate Employee’s employment for Cause and the grounds for such termination no fewer than twenty (20) days prior to the date of termination; and (y) Employee is provided the opportunity to appear before the Board, with or without legal representation at Employee’s election, to present arguments on Employee’s own behalf; provided, further, however, that notwithstanding anything to the contrary in this Employment Agreement and subject to the other terms of this proviso, the Company may take any and all actions, including without limitation suspension (with or without pay, as determined by the Board), it deems appropriate with respect to Employee and Employee’s duties at the Company pending such appearance. No act or failure to act on Employee’s part will be considered “willful” unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee’s action or omission was in the best interests of the Company.
(2) Termination By the Company for Cause; Resignation By Employee without Good Reason.   If this Employment Agreement and Employee’s employment with the Company hereunder is terminated for Cause, or if Employee voluntarily resigns (which Employee may do at any time) from the Company without Good Reason (as such term is defined in Section 4(b)(1) hereof) during the Term, the Company shall pay Employee:
(i) a lump sum amount within thirty (30) days after such termination (or such later date as may be required by Section 4(j) hereof) equal to the sum of  (A) all earned but unpaid portions of the Annual Salary earned through the date of resignation or termination of employment, as applicable (the “Termination Date”), (B) payment of or reimbursement for any unreimbursed business expenses, air fare, and automobile expenses incurred by Employee prior to the Termination Date to which Employee is entitled pursuant to Section 3 hereof, and (C) payment for any unused vacation days through the Termination Date;
(ii) other than in the case of termination by the Company for Cause, any earned but unpaid Annual Bonus for a previously completed fiscal year of the Company, which shall be paid at the time paid to active employees, but no later than two and one-half  (2 ½) months after the end of the fiscal year for which the bonus was earned (or such later date as may be required by Section 4(j) hereof); and
(iii) any other amounts or benefits (other than severance, termination or similar pay) required to be paid or provided by law or under any plan, program or policy of the Company (including without limitation the Company’s group health, sickness and hospitalization insurance as provided in Section 3(a) hereof), which shall be paid or provided in accordance with the terms of such law, plan, program or policy (or such later date as may be required by Section 4(j) hereof) (the items in clauses (i)(A)-(C), (ii), and (iii) collectively, the “Accrued Amounts”);
and following any such termination of employment, Employee shall not be entitled to receive any other compensation or benefits from the Company hereunder, including, without limitation, any portion of the Annual Bonus for the fiscal year in which the Termination Date occurs.
(b) (1) By the Company without Cause; Resignation By Employee for Good Reason.   This Employment Agreement and Employee’s employment with the Company hereunder may also be terminated by the Company without Cause, or by Employee upon the occurrence of an event constituting Good Reason. For purposes of this Employment Agreement, “Good Reason” shall mean: (i) any reduction in Employee’s authority, functions, duties, or responsibilities; (ii) any adverse change in Employee’s positions, titles or reporting responsibility (such that Employee reports to a person other than the Board); (iii) any adverse change in reporting lines such that the members of senior management of the Company and its subsidiaries no longer report directly or indirectly to Employee; (iv) the assignment of duties to Employee that are inconsistent with Employee’s position and status as CEO of the Company; (v) a reduction in the Annual Salary during the Term or a material reduction in Annual Target Bonus opportunity during the Term; (vi) any other material breach of this Employment Agreement by the Company; or (vii) Employee’s relocation by the Company or a successor thereto without Employee’s written consent to a location other than Beijing, China; provided, that (x) Employee provides notice to the Company of the existence of the event or condition constituting the basis for Employee’s Good Reason resignation within sixty (60) days after Employee learns that such event or condition exists; (y) in the case of  (i) through (vi) above, the Company has failed to cure the event constituting Good Reason within thirty (30) days following written notice thereof from Employee, and (z) Employee’s termination of employment occurs not later than one hundred and twenty (120) days after Employee learns that such event or condition exists.

(2) In the event that Employee’s employment with the Company shall terminate during the Term on account of termination by the Company without Cause, or by Employee with Good Reason, then the Company shall pay or provide to Employee, as Employee’s sole and exclusive remedy hereunder:
(A) the Accrued Amounts, which shall be paid or provided at the times set forth in Section 4(a)(2);
(B) a pro-rated (based on the number of days employed in the year of termination or resignation) Annual Bonus for the fiscal year in which such termination or resignation occurs based on the amount of Annual Bonus actually earned for such fiscal year by virtue of the achievement of the performance goals established for such fiscal year (a “Pro-Rated Bonus”), which shall be paid at the same time the Annual Bonus for that fiscal year is paid to active employees, but not later than two and one-half (2 ½) months after the end of such fiscal year (provided, however, that in the event the termination of Employee’s employment with the Company occurs within twelve (12) months following a “change in control” (as such term is defined in the LTIP) which is also a change in control event for purposes of Section 409A, the pro-rated bonus provided under this clause (B) shall instead be based on the greater of  (x) the average of the Annual Bonus paid to Employee for the two (2) completed fiscal years immediately preceding the Termination Date and (y) thirty percent (30%) of the Annual Salary of Employee as of the last day of the most recently completed fiscal year, and such amount shall be paid on the sixtieth (60th) day following the Termination Date (or such later date as may be required by Section 4(j)));
(C) an annuity policy which will provide Employee with payments of one thousand dollars ($1,000) per month from the date Employee attains age 65 until her death, which annuity policy shall be delivered to Employee on the sixtieth (60th) day following the Termination Date (or such later date as may be required by Section 4(j)); and
(D) Three hundred percent (300%) of the sum of  (1) the Annual Salary to which Employee would have been entitled if Employee had continued working for the Company for an additional twelve (12)-month period following the Termination Date, (2) the amount of Annual Bonus that was paid to Employee for the Company’s fiscal year immediately prior to the fiscal year in which the Termination Date occurs, and (3) the annual Special Allowance under Section 3, with the cash amounts payable under this clause (D) being paid to Employee in a lump sum payment on the sixtieth (60th) day following the Termination Date (or such later date as may be required by Section 4(j)).
Notwithstanding the foregoing provisions of this paragraph: (1) the payments provided for in this Section 4(b)(2) other than those provided for in clause (A) shall be contingent upon Employee’s continued compliance with Sections 5 and 6 hereof  (except that Employee shall not be deemed for purposes of this Section 4(b) not to have been in compliance with Section 6 solely as a result of an unintentional and immaterial disclosure of Confidential Information) and Employee shall be obligated to repay all such payments upon determination by the Board that Employee has failed to comply as such with Sections 5 or 6 hereof; and (2) all of the payments and benefits provided for in this Section 4(b)(2) other than those provided for in clause (A) shall be subject to Employee’s execution of the Release referred to in Section 24 within the time period set forth therein and Employee’s non-revocation of such Release within any applicable revocation period.
(c) In the event that Employee becomes entitled to one or more payments (with a “payment” including, without limitation, the vesting of equity-based awards or other non-cash benefit or property, whether pursuant to the terms of this Employment Agreement or any other plan, arrangement or agreement with the Company or any affiliated company) (the “Total Payments”), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the “Code”) (or any similar tax that may hereafter be imposed) (the “Excise Tax”), the Company shall pay to Employee at the time specified below an additional amount (the “Gross-up Payment”) (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Employee, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 4(c), but before reduction for any federal, state or local income or employment tax on the Total Payments, shall be equal to the sum of  (x) the Total Payments, and (y) an amount equal to the product of  (1) any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-up Payment in Employee’s adjusted gross income multiplied by (2) the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.
(d) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax pursuant to subsection (c) above,
(i) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing selected by the Company and reasonably acceptable to Employee (“Independent Auditors”), the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax,
(ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of  (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and
(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company’s Independent Auditors appointed pursuant to clause (i) above in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
(e) For purposes of determining the amount of the Gross-up Payment, Employee shall be deemed (i) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (ii) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Employee’s adjusted gross income); and (iii) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Employee’s adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Employee or otherwise realized as a benefit by Employee) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined. The Gross-up Payment provided for above shall be paid on the thirtieth day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax (or such later date as may be required by Section 4(j)); provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined by the Company’s Independent Auditors appointed pursuant to clause (i) above, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess amount, together with interest at the rate provided in Section 1274(b)(2)(B) of the Code, shall be repaid by Employee to the Company within five (5) days after notice from the Company of such determination. If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company’s control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and Employee shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Employee shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder. Notwithstanding any other provisions of this Section 4(e), any Gross-up Payment hereunder shall be made no later than the end of Employee’s taxable year next following Employee’s taxable year in which Employee remits the Excise Tax (or interest or penalties thereon) to which the Gross-up Payment relates.
(f) Except as otherwise provided in this Employment Agreement, Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company, or otherwise.
(g) Death; Disability.   This Employment Agreement and Employee’s employment with the Company hereunder shall terminate immediately and automatically upon the death of Employee, and may be terminated by the Company upon the Disability (as defined below) of Employee. For purposes of this Employment Agreement, “Disability” shall mean physical or mental incapacity of a nature which prevents Employee, in the good faith judgment of the Board, from performing Employee’s duties under this Employment Agreement for a period of one-hundred and eighty (180) consecutive days or two-hundred and seventy (270) days during any year with each year under this Employment Agreement commencing on each anniversary of the Effective Date. If this Employment Agreement and Employee’s employment with the Company hereunder is terminated on account of Employee’s death or Disability, then the Company shall pay Employee, or Employee’s estate, conservator or designated beneficiary, as the case may be, an amount equal to:
(A) the Accrued Amounts, which shall be paid at the times set forth in Section 4(a)(2); and
(B) a pro-rated (based on the number of days employed in the year of termination) Annual Bonus for the fiscal year in which such termination occurs based on the greater of  (1) the average of the Annual Bonus paid to Employee for the two (2) completed fiscal years immediately preceding such termination, and (2) thirty percent (30%) of the Annual Salary of Employee as of the last day of the most recently completed fiscal year, which shall be paid in a lump sum on the sixtieth (60th) day following the Termination Date (or such later date as may be required by Section 4(j));
and following any such termination, neither Employee, nor Employee’s estate, conservator or designated beneficiary, as the case may be, shall be entitled to receive any other compensation or benefits from the Company hereunder. Notwithstanding the foregoing, in the event of termination on account of Disability, the amount payable under clause (B) of this Section 4(g) shall be subject to the execution by Employee or Employee’s legal representatives of the Release referred to in Section 24 within the time period set forth therein and non-revocation of such Release within any applicable revocation period.
(h) Non-Renewal of the Term.   This Employment Agreement and Employee’s employment with the Company hereunder shall terminate immediately and automatically upon the expiration of the Term following notice of non-renewal of the Term by either the Company or Employee in accordance with Section 1(a).   In such event, the Company shall pay Employee:
(i) the Accrued Amounts, which shall be paid at the times set forth in Section 4(a)(2);
(ii) a Pro-Rated Bonus (as defined in Section 4(b)(2)), which shall be paid at the same time the bonus for that fiscal year is paid to active employees (or such later date as may be required by Section 4(j)), but not later than two and one-half  (2 ½) months after the end of such fiscal year;

(iii) an annuity policy which will provide Employee with payments of one thousand dollars ($1,000) per month from the date Employee attains age 65 until her death, which annuity policy shall be delivered to Employee on the sixtieth (60th) day following the Termination Date (or such later date as may be required by Section 4(j)); and
(iv) the Annual Salary to the same extent to which Employee would have been entitled if Employee had continued working for the Company for an additional twelve (12)-month period.
The payment provided for in clause (iv) above shall be made in a lump sum payment on the sixtieth (60th) day following the Termination Date (or such later date as may be required by Section 4(j)); provided, that (1) the payments provided for in this Section 4(h) other than those provided for in clause (i) shall be contingent upon Employee’s continued compliance with Sections 5 and 6 hereof  (except that Employee shall not be deemed for purposes of this Section 4(h) not to have been in compliance with Section 6 solely as a result of an unintentional and immaterial disclosure of confidential information) and Employee shall be obligated to repay such payments in their entirety upon determination by the Board that Employee has failed to comply as such with Sections 5 or 6 hereof; and (2) the payments and benefits provided for in this Section 4(h) other than those provided for in clause (i) shall be subject to Employee’s execution of the Release referred to in Section 24 hereof within the time period set forth therein and Employee’s non-revocation of such Release within any applicable revocation period.
(i) Upon the termination of this Employment Agreement pursuant to Section 4 hereof, the Company shall have no further obligations under this Employment Agreement except for amounts and benefits payable pursuant to Section 4 hereof; provided, however, that Sections 5 through 26 hereof shall survive and remain in full force and effect.
(j) Notwithstanding the foregoing provisions of this Section 4, if Employee is a “specified employee” within the meaning of Section 409A, as determined by the Compensation Committee in accordance with Section 409A, any amounts payable under this Section 4 which constitute “deferred compensation” within the meaning of Section 409A and which are otherwise scheduled to be paid during the first six (6) months following Employee’s termination of employment (other than any payments that are permitted under Section 409A to be paid within six months following termination of employment of a “specified employee”) shall be suspended until the six (6)-month anniversary of Employee’s termination of employment (or Employee’s death, if sooner), at which time all payments that were suspended shall be paid to Employee in a lump sum, together with interest on each suspended payment at the prime rate (as reported in the Wall Street Journal) in effect on the date of termination, compounded daily, from the date of suspension to the date of payment. For purposes of Section 409A, each installment or other payment under this Section 4 will be treated as a separate payment. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Employment Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Section 409A).
5.   Non-Competition.
(a) Employee hereby agrees that, during the period from the Effective Date through the end of the first twelve (12) months after the cessation of Employee’s employment with the Company, Employee will not engage in “Competition” with the Company. For purposes of this Employment Agreement, “Competition” by Employee shall mean Employee’s engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting Employee’s name to be used in connection with the activities of any other business or organization anywhere in the world which primarily engages in the business of providing health care services in China (a “Competing Business”); provided, however, that, notwithstanding the foregoing, it shall not be a violation of this Section 5(a) for Employee to (x) become the registered or beneficial owner of up to three percent (3%) of any class of the capital stock of a competing corporation, provided that Employee does not otherwise participate in the business of such corporation or (y) work in a non-competitive business of a company which is carrying on a Competing Business, the revenues of which represent less than twenty percent (20%) of the consolidated revenues of that company, or, as a result thereof, owning compensatory equity in that company.

(b) Employee hereby agrees that, during the period from the Effective Date through the end of the first twelve (12) months after the cessation of Employee’s employment with the Company, Employee will not solicit for employment or hire, in any business enterprise or activity, any employee of the Company who was employed by the Company during the Term; provided, that the foregoing shall not be violated by general advertising not targeted at Company employees nor by serving as a reference upon request.
6.   Confidentiality; Intellectual Property.
(a) Except as otherwise provided in this Employment Agreement, at all times during and after the Term, Employee shall keep secret and retain in strictest confidence, any and all “Confidential Information” relating to the Company, and shall use such Confidential Information only in furtherance of the performance by Employee of Employee’s duties to the Company and not for personal benefit or the benefit of any interest adverse to the Company’s interests. For purposes of this Employment Agreement, “Confidential Information” shall mean any information including without limitation plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, that can be communicated by whatever means available at such time, that relates to the Company’s current business or future business contemplated during the Term, products, services and development, or information received from others that the Company is obligated to treat as confidential or proprietary (provided, that such Confidential Information shall not include any information that (i) has become generally available to the public or is generally known in the relevant trade or industry other than as a result of an improper disclosure by Employee, or (ii) was available to or became known to Employee prior to the disclosure of such information on a non-confidential basis without breach of any duty of confidentiality to the Company), and Employee shall not disclose such Confidential Information to any Person other than the Company, except with the prior written consent of the Company, as may be required by law or court or administrative order (in which event Employee shall so notify the Company as promptly as practicable), or in performance of Employee’s duties hereunder. Further, this Section 6(a) shall not prevent Employee from disclosing Confidential Information in connection with any litigation, arbitration or mediation to enforce this Employment Agreement, provided that such disclosure is necessary for Employee to assert any claim or defense in such proceeding.
(b) Notwithstanding the foregoing, nothing in this Section 6 shall prohibit or impede Employee from communicating, cooperating or filing a complaint with any federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Employee understands that Employee does not need the prior authorization of  (or to give notice to) the Company regarding any such communication or disclosure. Employee further understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will Employee be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company and its subsidiaries and affiliates without prior written consent of the Company’s General Counsel or other officer designated by the Company or except as otherwise required by applicable law.
(c) Upon termination of employment for any reason, Employee shall return to the Company all copies, reproductions and summaries of confidential information in Employee’s possession and erase the same from all media in Employee’s possession, and, if the Company so requests, shall certify in writing that Employee has done so. All Confidential Information is and shall remain the property of the Company (or, in the case of information that the Company receives from a third party which it is obligated to treat as confidential, then the property of such third party); provided, however, that Employee shall be entitled to retain copies of  (i) information showing Employee’s compensation or relating to reimbursement of expenses, (ii) information that is required for the preparation of Employee’s personal income tax return, (iii) documents provided to Employee in Employee’s capacity as a participant in any employee benefit plan, policy or program of the Company and (iv) this Employment Agreement and any other agreement by and between Employee and the Company with regard to Employee’s employment or termination thereof.
(d) All Intellectual Property (as hereinafter defined) and Technology (as hereinafter defined) created, developed, obtained or conceived of by Employee during the Term, and all business opportunities presented to Employee during the Term, shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception, and Employee shall (i) promptly disclose any such Intellectual Property, Technology or business opportunity to the Company, and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property, Technology or business opportunity. For purposes of this Employment Agreement, (x) the term “Intellectual Property” means and includes any and all trademarks, trade names, service marks, service names, patents, copyrights, and applications therefor, and (y) the term “Technology” means and includes any and all trade secrets, proprietary information, invention, discoveries, know-how, formulae, processes and procedures.
7.   Covenants Reasonable.
The parties acknowledge that the restrictions contained in Sections 5 and 6 hereof are a reasonable and necessary protection of the immediate interests of the Company, and any violation of these restrictions could cause substantial injury to the Company and that the Company would not have entered into this Employment Agreement without receiving the additional consideration offered by Employee in binding Employee to any of these restrictions. In the event of a breach or threatened breach by Employee of any of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.
8.   No Third Party Beneficiary.
This Employment Agreement is not intended and shall not be construed to confer any rights or remedies hereunder upon any Person, other than the parties hereto or their permitted assigns (including, without limitation, Employee’s estate following Employee’s death). “Person” shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or other unincorporated organization or entity.
9.   Notices.
Unless otherwise provided herein, any notice, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by overnight delivery service such as Federal Express, telecopy (or like transmission) or personal delivery against receipt, or mailed by registered or certified mail (return receipt requested), to the party to whom it is given at such party’s address set forth below such party’s name on the signature page or such other address as such party may hereafter specify by notice to the other party hereto. Any notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by telecopy or like transmission or on the next business day when sent by overnight delivery service.
10.   Representations.
The Company hereby represents and warrants that the execution and delivery of this Employment Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action of the Company.

11.   Withholding.
Anything to the contrary notwithstanding, all payments required to be made by the Company to Employee, her transferee or her beneficiaries, including her estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.
12.   Amendment.
This Employment Agreement may be amended only by a written agreement signed by the parties hereto.
13.   Binding Effect.
The rights and duties under this Employment Agreement are not assignable by Employee other than as a result of Employee’s death. None of Employee’s rights under this Employment Agreement shall be subject to any encumbrances or the claims of Employee’s creditors. This Employment Agreement shall be binding upon and inure to the benefit of the Company and any successor organization which shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of all or substantially all of the assets of the Company (provided that a successor by way of acquisition of assets shall have undertaken in writing to assume the obligations of the Company hereunder).
14.   Governing Law.
This Employment Agreement shall be governed by and construed in accordance with the internal laws of the Cayman Islands applicable to contracts to be performed wholly within such jurisdiction and without regard to its conflict of laws provisions.
15.   Severability.
If any provision of this Employment Agreement, including those contained in Sections 5 and 6 hereof, shall for any reason be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Moreover, if any one or more of the provisions of this Employment Agreement, including those contained in Sections 5 and 6 hereof, shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowable by applicable law. To the extent permitted by applicable law, each party hereto waives any provision of law that renders any provision of this Employment Agreement invalid, illegal or unenforceable in any way.
16.   Execution in Counterparts.
This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Signatures delivered by facsimile or electronically (including via .pdf) shall be deemed effective for all purposes.
17.   Entire Agreement.
This Employment Agreement and the equity award agreements entered into in connection with the closing of the transactions contemplated by the Transaction Agreement set forth the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, including the Amended and Restated Employment Agreement, dated as of December 15, 2008, by and between Employee and Chindex International, Inc., as amended (the “Prior Agreement”); provided, that any of Employee’s rights to payment, benefits or indemnification under the Prior Agreement shall be governed by the Prior Agreement which shall remain enforceable in accordance with its terms.
18.   Titles and Headings.
Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Employment Agreement.

19.   Conflicts of Interest.
Employee specifically covenants, warrants and represents to the Company that Employee has the full, complete and entire right and authority to enter into this Employment Agreement, that Employee has no agreement, duty, commitment or responsibility of any kind or nature whatsoever with any corporation, partnership, firm, company, joint venture or other entity or other Person which would conflict in any manner whatsoever with any of Employee’s duties, obligations or responsibilities to the Company pursuant to this Employment Agreement, that Employee is not in possession of any document or other tangible property of any other Person of a confidential or proprietary nature which would conflict in any manner whatsoever with any of Employee’s duties, obligations or responsibilities to the Company pursuant to Employee’s Employment Agreement, and that Employee is fully ready, willing and able to perform each and all of Employee’s duties, obligations and responsibilities to the Company pursuant to this Employment Agreement.
20.   Consent to Jurisdiction.
The parties hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding to enforce the provisions of this Employment Agreement, and waive the defense of inconvenient forum to the maintenance of any such action or proceeding.
21.   Indemnification.
If Employee is made party to, is threatened to be made party to, receives any legal process in, or receive any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Employee was an officer, director, employee or agent of the Company of any of its subsidiaries or affiliates, or was serving at the request of the Company or any of its subsidiaries or affiliates, the Company shall indemnify and hold Employee harmless to the fullest extent permitted by the Company’s Certificate of Incorporation and bylaws or, if greater, by the laws of the Cayman Islands, against all costs, expenses, liabilities and losses Employee incurs in connection therewith. Such indemnification shall continue even if Employee has ceased to be an officer, director, employee or agent of the Company or any of its subsidiaries or affiliates, and shall inure to the benefit of Employee’s heirs, executors and administrators. The Company shall reimburse Employee for all costs and expenses Employee incurs with any Proceeding within twenty (20) business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with such expenses. This provision shall in all events survive any termination of this Employment Agreement.
22.   Liability Insurance.
The Company shall cover Employee under directors and officers liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company generally provides to its other senior executive officers and directors. This provision shall in all events survive any termination of this Employment Agreement.
23.   No Duty to Mitigate.
Employee shall have no duty to mitigate or offset any amounts payable by the Company to Employee hereunder.
24.   Release.
As a condition to the obligation of the Company to make the payments provided for in this Employment Agreement and otherwise perform its obligations hereunder to Employee upon termination of Employee’s employment, Employee or Employee’s legal representatives shall deliver to the Company, no later than forty-five (45) days after termination of Employee’s employment pursuant to either Section 4(b), 4(g) (other than due to Employee’s death) or 4(h), a written release, substantially in the form attached hereto as Exhibit A, and the time for revocation of such release shall have expired without the release having been revoked; provided, however, that such release shall be conditioned on the receipt from the Company of a release of Employee, provided that such release from the Company shall not be such a condition and shall be null and void and of no force or effect in the event of any act or omission by Employee that could constitute the basis for termination for Cause or that could be a crime of any kind. Notwithstanding anything to the contrary, if the period for the release to become effective spans two taxable years, any payment due to Employee upon termination of Employee’s employment shall be made on the later of the date the release becomes effective and irrevocable or the first business day of the second taxable year.
25.   Section 409A.
This Agreement is intended to comply with Section 409A and any ambiguities shall be interpreted consistent with such intention. Employee and the Company agree to cooperate to make such amendments to the terms of this Employment Agreement as may be necessary to avoid the imposition of penalties and additional taxes under Section 409A of the Code; provided, however, that the Company agrees that any such amendment shall, to the extent possible without violating Section 409A, provide Employee with economically equivalent payments and benefits. While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A, in no event whatsoever shall the Company or any of its subsidiaries or affiliates be liable for any additional tax, interest, or penalties that may be imposed on Employee as a result of Section 409A or any damages for failing to comply with Section 409A (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A).
26.   Review of Counsel.
Employee hereby acknowledges and confirms that Employee is freely entering into this Employment Agreement and that Employee has had an opportunity to consult with an attorney of Employee’s choice in connection with the negotiation and execution of this Employment Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first written above.
Roberta Lipson

Roberta Lipson

c/o United Family Healthcare
Hengtong Office Park Building 7
Jiuxianqiao Road #10
Beijing, P.R.China

IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first written above.
NEW FRONTIER CORPORATION
By:

Name:
Title:
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong

EXHIBIT A
Form of Release
This Release (this “Release”) is entered into by Roberta Lipson (“Employee”) and New Frontier Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), effective as of                          ,              (the “Effective Date”).
In consideration of the promises set forth in the Employment Agreement between Employee and the Company, dated as of            , 2019 (the “Employment Agreement”), Employee and the Company agree as follows:
1.   General Releases and Waivers of Claims.
(a) Employee’s Release of Company.   In consideration of the payments and benefits provided to Employee under the Employment Agreement and after consultation with counsel, Employee and each of Employee’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Employee Parties”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents (“Company Parties”) from any and all claims, actions, causes of action, rights, judgments, fees and costs (including attorneys’ fees), obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims based upon contract, tort, or under any federal, state, local or foreign law, that the Employee Parties may have, or in the future may possess, arising out of any aspect of Employee’s employment relationship with and service as an employee, officer, director or agent of the Company or any of its subsidiaries or affiliates, or the termination of such relationship or service, that occurred, existed or arose on or prior to the date hereof; provided, however, that Employee does not release, discharge or waive (i) any rights to payments and benefits provided under the Employment Agreement that are contingent upon the execution by Employee of this Release, (ii) any right Employee may have to enforce this Release or the provisions of the Employment Agreement that survive termination of the Employment Agreement, (iii) Employee’s eligibility for indemnification in accordance with any written indemnification agreement, the Company’s certificate of incorporation, bylaws or other corporate governance document, or any applicable insurance policy, with respect to any liability Employee incurred or might incur as an employee, officer or director of the Company, including, without limitation, pursuant to Sections 21 and 22 of the Employment Agreement, (iv) any claims for accrued, vested benefits under any employee benefit or pension plan of the Company Parties subject to the terms and conditions of such plan and applicable law including, without limitation, any such claims under the Employee Retirement Income Security Act of 1974, or (v) any rights of Employee in connection with her interest as a stockholder or equity-award holder of the Company.
(b) Employee’s Specific Release of ADEA Claims.   In further consideration of the payments and benefits provided to Employee under the Employment Agreement, the Employee Parties hereby unconditionally release and forever discharge the Company Parties from any and all Claims that the Employee Parties may have as of the date Employee signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, Employee hereby acknowledges and confirms the following: (i) Employee was advised by the Company in connection with Employee’s termination to consult with an attorney of Employee’s choice prior to signing this Release and to have such attorney explain to Employee the terms of this Release, including, without limitation, the terms relating to Employee’s release of claims arising under ADEA; (ii) Employee was given a period of not fewer than twenty-one (21) days or forty-five (45) days, whichever is applicable under applicable law, to consider the terms of this Release and to consult with an attorney of Employee’s choosing with respect thereto; and (iii) Employee knowingly and voluntarily accepts the terms of this Release. Employee also understands that Employee has seven (7) days following the date on which Employee signs this Release within which to revoke the release contained in this paragraph, by providing the Company a written notice of Employee’s revocation of the release and waiver contained in this paragraph.

(c) Company’s Release of Employee.   The Company for itself and on behalf of the Company Parties hereby irrevocably and unconditionally release and forever discharge the Employee Parties from any and all Claims, including, without limitation, any Claims based upon contract, tort, or under any federal, state, local or foreign law, that the Company Parties may have, or in the future may possess, arising out of any aspect of Employee’s employment relationship with and service as an employee, officer, director or agent of the Company or any of its subsidiaries or affiliates, or the termination of such relationship or service, that occurred, existed or arose on or prior to the date hereof, excepting any Claim which would constitute or result from conduct by Employee that could constitute the basis for termination for Cause under the Employment Agreement or could be a crime of any kind. Anything to the contrary notwithstanding in this Release, nothing herein shall release Employee or any other Employee Party from any Claims based on any right the Company may have to enforce this Release or the Employment Agreement.
(d) No Assignment.   Each of the parties represents and warrants that it has not assigned any of the Claims being released under this Release.
2.   Proceedings.   Each of Employee and the Company represents and warrants that it has not filed any complaint, charge, claim or proceeding against the other party before any local, state or federal agency, court or other body relating to Employee’s employment or the termination thereof  (each, individually, a “Proceeding”).
3.   Remedies.
(a) In the event Employee initiates or voluntarily participates in any Proceeding involving any of the matters waived or released in this Release, or if Employee fails to abide by any of the terms of this Release, or if Employee revokes the ADEA release contained in Paragraph 2(b) of this Release within the seven (7)-day period provided under Paragraph 2(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to Employee, and terminate any benefits or payments that are due, pursuant to the termination provisions of the Employment Agreement, without waiving the release granted herein. In addition, in the event that the Board of Directors of the Company determines that Employee has failed to comply with Sections 5 and/or 6 of the Employment Agreement (other than as a result of an unintentional and immaterial disclosure of Confidential Information (as defined in the Employment Agreement)), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to Employee pursuant to Section 4(b)(2)(D) or Section 4(h)(iv) of the Employment Agreement, without waiving the release granted herein. Employee acknowledges and agrees that the remedy at law available to the Company for breach of any of Employee’s post-termination obligations under the Employment Agreement or Employee’s obligations herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Employee acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Employee from breaching Employee’s post-termination obligations under the Employment Agreement or Employee’s obligations hereunder. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.
(b) Employee understands that by entering into this Release Employee will be limiting the availability of certain remedies that Employee may have against the Company and limiting also Employee’s ability to pursue certain claims against the Company.
(c) The Company acknowledges and agrees that the remedy at law available to Employee for breach of any of its post-termination obligations under the Employment Agreement or its obligations hereunder would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Company acknowledges, consents and agrees that, in addition to any other rights or remedies that Employee may have at law or in equity, Employee shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Company from breaching its post-termination obligations under the Employment Agreement or its obligations hereunder. Such injunctive relief in any court shall be available to Employee, in lieu of, or prior to or pending determination in, any arbitration proceeding.
(d) The Company understands that by entering into this Release it will be limiting the availability of certain remedies that it may have against Employee and limiting also its ability to pursue certain claims against Employee.
4.   Severability Clause.   In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.
5.   Nonadmission.   Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or Employee.
6.   Governing Law.   All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the Cayman Islands applicable to contracts executed in and to be performed in that jurisdiction.
7.   Notices.   All notices or communications hereunder shall be made in accordance with Section 9 of the Employment Agreement:
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS RELEASE AND THAT EMPLOYEE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EMPLOYEE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this Release as of the date first set forth above.

                  Roberta Lipson
NEW FRONTIER CORPORATION
By:

Annex M
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement, dated as of            , 2019 (this “Agreement”), is made and entered into by and among New Frontier Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”), and the Founder Parties (as such term is defined in the Transaction Agreement among NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P., such Founder Parties and certain other parties (the “Transaction Agreement”)). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement.
RECITALS
WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to each Holder as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:
1.   Defined Terms.   As used in this Agreement (i) the following terms shall have the meaning ascribed to them below, and (ii) other capitalized terms not defined herein have the meaning ascribed to them in the Purchase Agreements.
“Agreement” has the meaning set forth in the preamble.
“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.
“Filing Deadline” means the 30th day following the Closing.
“Holders” means the Founder Parties.
“Long-Form Registration Statement” has the meaning set forth in Section 2(a).
“Ordinary Shares” means NFC’s Class A ordinary shares, par value $0.0001 per share.
“Prospectus” means the prospectus that forms a part of the Registration Statement and is used in connection therewith.
“Registrable Securities” means any (a) Ordinary Shares issued or issuable in connection with the transactions contemplated by the Transaction Agreement and beneficially owned by a Holder, and (b) any Ordinary Shares issued or issuable with respect to any shares described in clause (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other reorganization or similar event with respect to the Ordinary Shares (it being understood that, for purposes of this Agreement, a person shall be deemed to be a holder of Registrable Securities whenever such person has the right to then acquire or obtain from NFC any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (ii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for NFC to be in compliance with the current public information requirement under Rule 144(c)(1), (iii) such securities are transferred to a person or entity other than an Affiliate of the Holder and the Holder does not expressly assign its rights under this Agreement with respect to such securities to the transferee, or (iv) such securities have ceased to be outstanding.

“Registration Statement” means any Short-Form Registration Statement and Long-Form Registration Statement and shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof).
“Rule 144” means Rule 144 adopted by the SEC under the Securities Act or any successor rule.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.
“Selling Shareholder” means a Holder, its respective executive officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.
“Short-Form Registration Statement” has the meaning set forth in Section 2(a).
“Suspension” has the meaning set forth in Section 3(b).
“Suspension Notice” has the meaning set forth in Section 3(b).
“Transaction Agreement” has the meaning set forth in the recitals.
2.   Registration Procedures and Expenses.
(a) NFC will prepare and file with the SEC, as promptly as reasonably practicable following the Closing, but in no event later than the Filing Deadline, a registration statement on Form S-3 or Form F-3 (or any successor thereto) as applicable covering the resale of the Registrable Securities (the “Short-Form Registration Statement”), and as soon as reasonably practicable thereafter but in no event later than 15 days following the filing of the Short-Form Registration Statement (45 days in the event of a full review of the Short-Form Registration Statement by the SEC), use best efforts to cause such registration statement to be declared effective under the Securities Act. In the event that Form S-3 or Form F-3 (or any successor thereto) as applicable is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of all Holders’ registration rights pursuant to this Agreement, NFC will prepare and file with the SEC, as promptly as reasonably practicable following the Closing but in no event later than the Filing Deadline, a registration statement on Form S-1 or Form F-1 (or any successor thereto) as applicable covering the resale of the Registrable Securities (the “Long-Form Registration Statement”), and as soon as reasonably practicable thereafter but in no event later than 30 days following the filing of the Long-Form Registration Statement (60 days in the event of a full review of the Long-Form Registration Statement by the SEC), use best efforts to cause such registration statement to be declared effective under the Securities Act.
(b) NFC will use its reasonable best efforts to:
(i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary or advisable to keep the Registration Statement continuously effective and current for the Registrable Securities held by the Holders for a period ending on the earlier of  (i) the date on which all Ordinary Shares initially required to be registered pursuant to this Agreement cease to be Registrable Securities or (ii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144. NFC will notify each Holder promptly upon the Registration Statement and each post-effective amendment thereto being declared effective by the SEC and advise each Holder that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;
(ii) furnish to each Holder and its representatives and counsel in advance of filing the Registration Statement or the Prospectus or any amendment or supplement thereto a copy of a reasonably complete draft of such Registration Statement or Prospectus or any amendment or supplement thereto, and provide Holder the opportunity to object to any information pertaining to Holder that is contained therein and make necessary corrections reasonably requested by Holder with respect to such information prior to filing the Registration Statement or the Prospectus or any amendment or supplement thereto;
(iii) furnish to each Holder with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder;
(iv) make any necessary blue sky filings;
(v) advise the Holders, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and
(vi) with a view to making available to each Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell Registrable Securities to the public without registration, NFC covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of  (A) such date as all of the Registrable Securities qualify to be resold immediately without restriction, and without regard for whether NFC has filed and made available the information contemplated by Rule 144(c)(1), pursuant to Rule 144 or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of NFC under the Securities Act and under the Exchange Act; and (iii) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (A) a written statement by NFC as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, and (B) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
(c) NFC will pay the expenses incurred by NFC and each Holder in complying with this Agreement, including, without limitation, all registration and filing fees, FINRA fees, exchange listing fees, fees of transfer agents and registrars, printing expenses, fees and disbursements of counsel, including Founder Parties’ counsel fees up to a maximum of  $20,000 plus disbursements, and independent reserve engineers for NFC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Holders).
(d) NFC understands that each Holder disclaims being an underwriter but acknowledges that a determination by the SEC that a Holder is deemed an underwriter shall not relieve NFC of any obligations it has hereunder.
3.   Transfer of Shares After Registration; Suspension.
(a) Except in the event that Section 3(b) applies, NFC shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to each Holder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders copies of any documents filed pursuant to clause (i) above; and (iii) upon request, inform each Holder in writing that NFC has complied with its obligations in Section 2(b)(i) (or that, if NFC has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, NFC will notify the Holder in writing to that effect, will use its commercially reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holder pursuant to Section 2(b)(i) when the amendment has become effective).
(b) In the event: (i) of any request by the SEC during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by NFC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then NFC shall promptly deliver a certificate in writing to the Holders (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holders will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holders are advised in writing by NFC that the current Prospectus may be used, and have received copies from NFC of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, NFC will use its commercially reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as practicable after delivery of a Suspension Notice to the Holders. In addition to and without limiting any other remedies (including, without limitation, at law or at equity, or pursuant to Section 2(d)) available to NFC and the Holders, NFC and the Holders shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 3(b).
(c) If a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements. The Holders may use the last form of the Prospectus publicly available on NFC’s database at sec.gov as authorized for such delivery requirement unless they have been notified in writing otherwise, and the reason therefore, by NFC. Upon receipt of a request therefor, NFC will provide an adequate number of current Prospectuses to each Holder and to any other parties reasonably requiring such Prospectuses.
4.   Indemnification.
(a) NFC agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact in the Registration Statement or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any inaccuracy in the representations and warranties of NFC contained in this Agreement or the failure of NFC to perform its obligations hereunder or (iii) any failure by NFC to fulfill any undertaking included in the Registration Statement, and NFC will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that NFC shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement in the Registration Statement or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with written information furnished to NFC by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder. The indemnity provided in this Section 4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Shareholder and shall survive any transfer of Registrable Securities by such Selling Shareholder.
(b) Each Holder severally (as to itself), and not jointly, agrees to indemnify and hold harmless NFC (and each person, if any, who controls NFC within the meaning of Section 15 of the Securities Act, each officer of NFC who signs the Registration Statement and each director of NFC) from and against any losses, claims, damages or liabilities to which NFC (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), to the extent that such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Holder to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Holder specifically for use in preparation of the Registration Statement, and that Holder will reimburse NFC (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify and reimburse expenses shall be limited to the net amount of the proceeds received by the Holder from the sale of the Registrable Securities pursuant to the Registration Statement.
(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof  (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.
(d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsections 4(a) or 4(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of NFC on the one hand and the liable Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by NFC on the one hand or the liable Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. NFC and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 4(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 4(d), no Holder will be required to contribute any amount in excess of the amount by which the net amount received by that Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which that Holder has otherwise been required to pay to NFC by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this subsection to contribute are several and not joint.
(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 4 fairly allocate the risks in light of the ability of the parties to investigate NFC and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.
(f) The obligations of NFC and of the Holders under this Section 4 shall survive completion of any offering of Registrable Securities pursuant to the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.
5.   Information Available.   So long as the Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, NFC will furnish (or, to the extent such information is available electronically through NFC’s filings with the SEC, NFC will make available via the SEC’s EDGAR system or any successor thereto) to each Holder:
(a) as soon as practicable after it is available, one copy of  (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);
(b) upon the request of an Holder, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 5 as filed with the SEC and all other information that is made available to stockholders; and

(c) upon the reasonable request of an Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and NFC, upon the reasonable request of an Holder, will meet with each Holder or its representatives at NFC’s headquarters during NFC’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with any Holder’s investigation for the purpose of reducing or eliminating the Holder’s exposure to liability under the Securities Act, including the reasonable production of information at NFC’s headquarters; provided, that NFC shall not be required to disclose any confidential information to or meet at its headquarters with an Holder until and unless that Holder shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to NFC with NFC with respect thereto.
6.   Assignment of Registration Rights.   The rights to cause NFC to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Registrable Securities, or to any Affiliate of an Holder that acquires any Registrable Securities. Any such permitted assignee will have all the rights of such Holder under this Agreement with respect to the Registrable Securities transferred.
7.   Required Information.   NFC’s obligations under Section 2 of this Agreement with respect to a Holder are subject to such Holder having furnished to NFC in writing such customary information as NFC reasonably requests for use in connection with the Registration Statement, or any amendment or supplement thereto..
8.   Termination.   This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Subsection 2(b)(v) and Section 4 will survive any such termination.
9.   Counterparts.   This Agreement may be executed and delivered (including by facsimile or email transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be signed by facsimile signature or other electronic delivery of an image file reflecting execution hereof and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.
10.   Remedies.   Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. NFC acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and NFC hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
11.   Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the laws of the State of New York (without giving effect to any choice of law principles).
12.   Consent to Jurisdiction.   The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the County of New York, State of New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocable agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

13.   Captions.   The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
14.   Successor and Assigns.   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. NFC may assign this Agreement at any time in connection with a sale or acquisition of NFC, whether by merger, consolidation, sale of all or substantially all of NFC’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of NFC’s rights and obligations under this Agreement.
15.   Entire Agreement.   This Agreement, together with the Purchase Agreement and the Exhibits and Schedules attached thereto and hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.
16.   Amendment, Modification and Waiver.   The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of NFC and by both the holders of a majority of all Registrable Securities and the holders of a majority of the Registrable Securities held by the Founder Parties. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
17.   No Third-Party Beneficiaries.   This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.
18.   Severability.   If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law.
[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.
NFC:
NEW FRONTIER CORPORATION
By:

Name:
Title:

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.
HOLDERS:
ROBERTA LIPSON
By:

Name: Roberta Lipson

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.
HOLDERS:
THE BENJAMIN LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee
By:

Name: Roberta Lipson

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.
HOLDERS:
THE DANIEL LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee
By:

Name: Roberta Lipson

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.
HOLDERS:
THE JONATHAN LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee
By:

Name: Roberta Lipson

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.
HOLDERS:
THE ARIEL BENJAMIN LEE TRUST
Acting by Roberta Lipson, its trustee
By:

Name: Roberta Lipson

Annex N
July 30, 2019
New Frontier Corporation (“NFC”)
NF Unicorn Acquisition L.P. (“Buyer”)
23rd Floor, 299 QRC
287-299 Queen’s Road Central, Hong Kong
Roberta Lipson (“Founder”)
c/o United Family Healthcare
Hengtong Office Park Building 7
Jiuxianqiao Road #10
Beijing, P.R.China
Re: ESOP Treatment for Management
Ladies and Gentlemen:
Reference is made to the Transaction Agreement (as may be amended, supplemented, modified and varied from time to time in accordance with the terms therein, the “Transaction Agreement”), dated on or about the date hereof, by and among NFC, Founder and certain other parties thereto. Capitalized terms used but not defined in this letter agreement have the meanings ascribed to such terms in the Transaction Agreement, or if not defined therein, in the Partnership Equity Incentive Plan (as defined in the Transaction Agreement).
For purposes hereof, “Privatization Rollover Equity” of a Management Seller means, collectively, such Management Seller’s Rollover Awards that remain vested and exercisable as of the relevant time and the LP Interests issued to and held by such Management Seller as of the relevant time as a result of such Management Seller’s exercise of his or her Rollover Awards; and “Post-Privatization Equity” of a Management Seller means the Partnership Options and Partnership RSUs that remain vested and exercisable as of the relevant time and the LP Interests held by such Management Seller as of the relevant time, but in each case excluding the Privatization Rollover Equity of such Management Seller.
Each of NFC and Founder (each a “Party” and collectively, the “Parties”) hereby agrees that, except as may be otherwise agreed between NFC and any Management Seller, NFC shall provide each Management Seller the opportunity to, promptly upon the Closing and subject to the Management Seller then remaining employed by a Group Company, (a) (i) cash out a portion of the Privatization Rollover Equity (such portion to calculated based on economic value and will be agreed between NFC and such Management Seller but in any event shall be not less than 40% or more than 50% unless NFC and such Management Seller mutually agree otherwise) of such Management Seller as of immediately after the Closing, and (ii) roll the remaining Privatization Rollover Equity into the corresponding type of equity interests in NFC, which equity interests shall then be subject to a six-month lock-up; and (b) (i) cash out a portion of the Post-Privatization Equity (such portion to calculated based on economic value and will be agreed between NFC and such Management Seller but in any event shall be not less than 40% or more than 50% unless NFC and such Management Seller mutually agree otherwise) of such Management Seller as of immediately after the Closing, and (ii) roll the remaining Post-Privatization Equity into the corresponding equity interests in NFC, which equity interests shall then be subject to a one-year lock-up. Details regarding the foregoing arrangements will be discussed and agreed with each Management Seller as soon as practicable after the date hereof, and Founder shall reasonably facilitate discussions between NFC and the Management Seller in connection with the foregoing.
This letter agreement shall in all respects be governed by, and construed in accordance with, the laws of Hong Kong (without regard to its conflict of law rules). Article I (Definitions) and Article X (Miscellaneous)) of the Transaction Agreement shall apply, mutatis mutandis, to this letter agreement as if fully set forth herein.
[Remainder of Page Intentionally Left Blank]
N-1

IN WITNESS WHEREOF, the Parties have caused this letter agreement to be duly executed as of the date and year first above written.
NEW FRONTIER CORPORATION
By:
/s/ Carl Wu

Name: Carl Wu
Title:  Director
[Project Unicorn — Signature Page to Lipson Letter Agreement]

IN WITNESS WHEREOF, the Parties have caused this letter agreement to be duly executed as of the date and year first above written.
ROBERTA LIPSON
By:
/s/ Roberta Lipson

Name: Roberta Lipson
Title:   CEO
[Project Unicorn — Signature Page to Lipson Letter Agreement]

IN WITNESS WHEREOF, the Parties have caused this letter agreement to be duly executed as of the date and year first above written.
NF Unicorn Acquisition L.P.
Acting by NF Unicorn Acquisition Limited, its general partner
By:
/s/ Carl Wu

Name: Carl Wu
Title:   Director
[Project Unicorn — Signature Page to Lipson Letter Agreement]

Annex O
DIRECTOR NOMINATION AGREEMENT
THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of  [         ], 2019 (the “Effective Time”), by and among New Frontier Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”) and New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Transaction Agreement (as defined below).
WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Transaction Agreement, dated as of July 30, 2019, by and among the Company, Healthy Harmony Holdings, L.P. and certain other parties thereto; and
WHEREAS, after giving effect to the Transactions, the Sponsor owns certain ordinary shares of the Company, par value $0.0001 per share (the “NFC Ordinary Shares”) and desires to have certain director nomination rights, and the Company desires to provide the Sponsor with such rights, in each case, on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:
ARTICLE I
NOMINATION RIGHT
Section 1.1. Board Nomination Right.
(a) At the Effective Time, the board of directors of the Company (the “Board”) shall be comprised of nine (9) members. The Sponsor will timely nominate the Nominees (as defined below) for election to the Board at the shareholders meeting of the Company and provide all information and materials necessary for the inclusion of such Nominees in the NFC Director Election Proposal.
(b) From the Effective Time until the termination of this Agreement pursuant to Section 2.1, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by shareholders of the Company, the Sponsor shall have the right to appoint or nominate for election to the Board, as applicable, a number of individuals (each, a “Nominee”, and collectively, the “Nominees”) equal to the total number of directors to be so appointed or nominated, less the number of directors to be appointed or nominated by each of Vivo Capital Fund IX (Cayman), L.P., Fosun Industrial Co., Ltd. and Roberta Lipson at such meeting or by such action, pursuant to the then-effective agreements between the Company and such persons, provided that the Nominees shall include a number of individuals who will serve as independent directors such that, assuming the Nominees are duly elected or appointed, as applicable, there will be at least three (3) independent directors on the Board following such election or appointment, as applicable. Any individual appointed or nominated to serve as an independent director shall qualify, as of the date of such individual’s appointment or nomination and as of any other date on which the determination is being made, (i) as an “Independent Director” under the listing requirements of the New York Stock Exchange, as amended from time to time, and (ii) as an “Independent Director” under Rule 10(A)-3 under the Exchange Act as well as any other requirements of the U.S. securities laws which are then applicable to the Company. For purposes hereof, “Beneficial Ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and the term “Beneficially Own” shall have the correlative meaning.
(c) In the event that any Nominee shall cease to serve for any reason, the Sponsor shall, subject to the Sponsor then being entitled to nominate such individual for election or appointment as a director pursuant to Section 1.1(b), be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee.

(d) Upon the Sponsor ceasing to be entitled to designate a Nominee pursuant to Section 1.1(b), the Sponsor shall take all actions within its power to cause such Nominee to offer to tender their resignations.
(e) The Company shall use its commercially reasonable efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Sponsor. The Company’s Organizational Documents shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.
Section 1.2. Company Obligations.
The Company agrees to use its reasonable best efforts to ensure that, prior to the date that the Sponsor ceases to be entitled to designate any Nominee pursuant to Section 1.1(b), (i) each Nominee is included in the Board’s slate of nominees to the shareholders for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board.
ARTICLE II
miscellaneous
Section 2.1. Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the date that the Sponsor ceases to Beneficially Own any NFC Ordinary Share.
Section 2.2. Fees and Expenses.    Each party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Section 2.3. Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) when delivered by certified mail, registered mail, courier service, return-receipt received to the other party at the address set forth below, or at such other address provided by like notice to the other party:
(i)
if to the Sponsor, to:

c/o New Frontier Public Holding Ltd.
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: Carl Wu
E-mail: carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail: yang.wang@stblaw.com

with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention: Joel L. Rubinstein
Email: JRubinstein@winston.com
(ii)
if to the Company, to:

c/o New Frontier Corporation
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: Carl Wu
E-mail: carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail: yang.wang@stblaw.com
with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention: Joel L. Rubinstein
Email: JRubinstein@winston.com
Section 2.4. Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 2.5. Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party without the prior written consent of the other parties.
Section 2.6. No Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.7. Entire Agreement.   This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.
Section 2.8. Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 2.9. Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all parties hereto. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the laws of the Hong Kong Special Administrative Region. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 2.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 2.10 pending final determination of the dispute by the arbitral tribunal.
Section 2.10. Specific Performance.   The parties hereto acknowledge that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 2.11. Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 2.12. Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the parties hereto.

Section 2.13. Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.
Section 2.14. Further Assurances.   Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.
Section 2.15. Enforcement.   Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.
Section 2.16. Headings.   The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED          )
by NEW FRONTIER CORPORATION          )
By:

Name:
Title:
in the presence of:
Name:

[Project Unicorn — Signature Page to Sponsor Director Nomination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.
SIGNED and DELIVERED as a DEED                      )
by NEW FRONTIER PUBLIC HOLDING LTD.          )
By:

Name:
Title:
in the presence of:
Name:

[Project Unicorn — Signature Page to Sponsor Director Nomination Agreement]

Annex P
To: NF Unicorn Acquisition Limited (you or the Company)
14 June 2019
Dear Sirs,
Project Unicorn — Commitment Letter
We, Shanghai Pudong Development Bank Putuo Sub-Branch (the Original Arranger) and Shanghai Pudong Development Bank Putuo Sub-Branch (the Original Underwriter, and together with the Original Arranger, we or us) are pleased to set out in this letter the terms and conditions on which the Original Arranger and the Original Underwriter are willing to arrange, underwrite and fund, in proportion specified next to our names in paragraph 2 (Underwriting commitments) below, the Facility.
You have advised us that the Company, an exempted company incorporated under the laws of the Cayman Islands with limited liability is proposing to acquire the entire issued share capital of Healthy Harmony GP, Inc. (the General Partner) and the certain limited partnership interests in Healthy Harmony Holdings, L.P. (the Partnership and together with the General Partner, the Targets, together with its subsidiaries, the Target Group, and each member of the Target Group being a Target Group Member) pursuant to the transaction agreement (the TA) to be entered into between, among others, New Frontier Corporation, the Targets, the Company and the Sellers named and as defined in the TA (collectively, the Sellers) (the Acquisition), with consummation of the Acquisition (the Completion) taking place subject to the terms and conditions of the TA. The date on which Completion and the initial utilisation of the Facility (as defined below) (the Initial Utilisation Date) occurs is the Closing Date.
The Company is a direct wholly owned subsidiary of NF Unicorn Holding Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the Parent). The Parent is a direct or indirect subsidiary of funds, partnerships and/or other entities advised, managed and/or controlled by New Frontier Corporation and/or any of its affiliates (together the Sponsors).
This letter is to be read together with the term sheet attached as Schedule 1 hereto (the Term Sheet). This letter and the Term Sheet are the Commitment Documents.
Unless otherwise defined in this letter or unless the context otherwise requires, terms defined in the other Commitment Documents shall have the same meaning when used in this letter. This letter is a Finance Document.
1.
Commitment

1.1
You are seeking an underwritten commitment of the RMB equivalent of US$300,000,000 for a senior term loan facility (the Facility), to be funded to the Company into a free trade non-resident account opened with the Account Bank (the transfer of funds in and out of which is not subject to PRC regulatory approval) or an account in Hong Kong or any other jurisdiction outside of the PRC which can receive funds in RMB.

1.2
We confirm that:

(a)
the Original Arranger hereby agrees to arrange the Facility; and

(b)
the Original Underwriter hereby agrees to underwrite, provide and fund the Facility in the amount set out in paragraph 2 (Underwriting commitments) below,

solely on the terms and conditions set out in the Commitment Documents.
1.3
Each of the Original Arranger and the Original Underwriter is a Credit Party and together they are the Credit Parties.

2.
Underwriting commitments

2.1
The Original Underwriter agrees to underwrite and fund the Facility in the amounts set out opposite its name below (an Underwriting Proportion).

                                                                        Project Unicorn — Commitment Letter (SPDB)

Name	Underwriting Proportion of Facility
Shanghai Pudong Development Bank Putuo Sub-Branch	RMB equivalent of USD300,000,000
Total	RMB equivalent of USD300,000,000
2.2
Notwithstanding any other provision in the Commitment Documents, the Credit Parties acknowledge and agree that no later than the date falling 20 Business Days from the date of your countersignature of this letter (as such date may be extended from time to time with the prior written consent of the Credit Parties, acting reasonably and with such consent not to be unreasonably withheld or delayed):

(a)
you may mandate and appoint one or more other banks or financial institutions to join us as an arranger (each an Additional Arranger, together with the Original Arranger, the Arrangers) and/or underwriter (the Additional Underwriter, together with the Original Underwriter, the Underwriters, and the Additional Arranger and the Additional Underwriter, an Additional Credit Party) in respect of the Facility on the same terms contained within the Commitment Documents (other than with respect to the amount of our and any Additional Credit Party’s commitments in respect of the Facility, which may be different) and with the same economics (on a pro rata basis) as the Credit Parties and with no more favourable titles (with all fees being split pro rata to the respective Underwriters’ commitments under their respective adjusted underwriting proportions) and such that the underwriting proportions of the Original Underwriter in respect of the Facility are reduced pro rata to their respective applicable underwriting proportion by the aggregate applicable underwriting proportions assumed by the Additional Credit Party in respect of such Facility, provided that:

(i)
no more than three Additional Arrangers and three Additional Underwriters may be appointed;

(ii)
the aggregate underwriting proportions of the Additional Credit Parties shall not exceed 66 2∕3 of the total amount of the Facility and provided that, the Original Underwriter shall always hold the single largest underwriting proportion;

(iii)
no Additional Credit Party shall receive economics greater than the Credit Parties (proportionate to their respective underwriting proportions); and

(iv)
the underwriting proportion assumed by the Additional Underwriter will reduce the Original Underwriter’s Underwriting Proportion on a pro rata basis, and

(b)
the Credit Parties and you will enter into any amendments to the then current form of the Commitment Documents or Facility Agreement or any new Commitment Documents or Facility Agreement and/or any other appropriate documentation as may be mutually agreed (each acting reasonably) to amend or replace the Commitment Documents, the Facility Agreement, and any other Finance Documents (as defined in the Facility Agreement) to reflect any changes reasonably required to reflect the accession of each Additional Credit Party and joining each Additional Credit Party as a party to the relevant Commitment Document, Facility Agreement and/or other Finance Document.

2.3
The obligations of each Credit Party are several and a failure by a Credit Party to perform its obligations under any of the Commitment Documents shall not affect the obligations of any other Credit Party. No Credit Party is responsible for the obligations of another Credit Party.

                                                                        Project Unicorn — Commitment Letter (SPDB)

3.
Conditions

3.1
The availability of the Facility and the Credit Parties’ obligations to arrange, underwrite and fund the Facility in full is subject only to:

(a)
receipt by us of a copy of this letter countersigned by you; and

(b)
satisfaction of the Certain Funds Conditions and the Initial Conditions Precedent set out in the Term Sheet.

There are no other conditions, implied or otherwise, to the commitments of the Credit Parties, their obligations hereunder and their funding of the Facility.
3.2
Each Credit Party is pleased to confirm that:

(a)
its credit committee and all other internal bodies or committees have given full and final approval for arranging, underwriting and/or funding (as the case may be) the Facility on the “certain funds” basis as described and on the terms set out in the Commitment Documents, and performing all of its duties, roles and obligations as contemplated by the Commitment Documents (including but not limited to all client identification procedures and the collection of all information required by applicable money laundering rules in respect of the Sponsors and their Affiliates, the Parent and the Company required in connection with the Acquisition), the Facility and the transactions contemplated therein (together, the Transaction) in compliance with applicable laws, regulations and internal requirements;

(b)
it has received and reviewed the draft or final Acquisition Documents, Original Financial Statements, Base Case Model, Reports and Group Structure Chart (in each case, as defined in the Term Sheet, and together, the Commercial CPs) and the related conditions precedent set out in the Term Sheet will be satisfied subject to the delivery of final versions of the Commercial CPs that are not materially different in respects which are materially adverse to the interests of the Credit Parties (taken as a whole) under the Commitment Documents compared to the most recent form of such Commercial CPs delivered to the Credit Parties on or before the date of this letter or (in the case of all of the Commercial CPs) are approved by all of the Credit Parties (acting reasonably with such approval not to be unreasonably withheld or delayed) and it will promptly confirm this accordingly to the Agent; and

(c)
there are no outstanding internal approvals, due diligence items or other internal impediments to it arranging, underwriting and/or funding (as the case may be) the Facility on the “certain funds” basis as described and on the terms set out in the Commitment Documents and performing all of its roles, duties and obligations as contemplated by the Commitment Documents.

4.
Titles and Roles

4.1
Subject to paragraph 2.2 above, you:

(a)
engage and mandate the Original Arranger as exclusive mandated lead arranger and bookrunner of the Facility;

(b)
engage and mandate the Original Underwriter as exclusive underwriter of the Facility; and

(c)
confirm and agree that: (x) no roles or titles will be conferred on any other person in respect of the Facility without the written consent of the Original Arranger (acting reasonably and with such consent not to be unreasonably withheld or delayed), other than in respect of any facility agent in connection with the Facility (the Agent), any security agent and trustee in connection with the Facility (the Security Agent), any hedging provider, any additional arranger or additional underwriter appointed in accordance with paragraph 2.2 above (and for the avoidance of doubt, any appointment or designation of account banks shall comply with the provisions in the Term Sheet in relation to collection account and cash pooling arrangement requirements), and (y) no compensation (other than as provided in the Commitment Documents and other than in

                                                                        Project Unicorn — Commitment Letter (SPDB)

connection with any additional appointments referred to in this paragraph 4 (Titles and Roles) (and which compensation, to the extent relating to any additional appointments (other than the Agent and the Security Agent), shall be awarded in accordance with paragraph 2.2 above)) shall be paid to any Lender or Arranger.
4.2
We hereby confirm that you have appointed Shanghai Pudong Development Bank Putuo Sub-Branch or its Affiliate to act as Agent and/or Security Agent.

5.
Finance Documents

5.1
The Facility shall be documented in the Facility Agreement (to be prepared by the counsel to the Sponsors) and related Finance Documents, reflecting the terms and conditions set out in the Term Sheet and other terms as mutually agreed.

5.2
Each Credit Party agrees to negotiate in good faith to use commercially reasonable efforts to finalise and enter into the Facility Agreement and all other Finance Documents that are required to be entered into as a condition precedent to initial utilisation under the Facility Agreement on terms consistent with the Commitment Documents promptly after the date of this letter, and not later than the date falling 30 Business Days after the date on which the first draft of the Facility Agreement is circulated for our review (as such date may be extended by you from time to time with the consent of the Credit Parties (such consent not to be unreasonably withheld or delayed)) (the Agreed Form Target Date).

5.3
We agree that the provisions of the Facility Agreement shall, save as otherwise provided for in the Commitment Documents, having regard (acting reasonably and in good faith) to any deal specific issues relating to the Transaction, the operational and strategic requirements of the Group in light of the proposed business plan, and the business of the Target Group, including, without limitation the business, conditions (financial or otherwise) or assets of the Targets and the Target Group, provided that if, despite negotiation in good faith, we are not able to reach agreement on any provision of the Facility Agreement, the relevant language included shall be that from the current standard form Primary (Leveraged) LMA Senior Multicurrency Term and Revolving Facilities Agreement (the LMA Precedent Facilities Agreement) or if the LMA Precedent Facilities Agreement is silent on a particular point, the relevant language shall be that reasonably requested by the Credit Parties or if the Credit Parties do not specify any language within 5 Business Days of the date of a written request by you, such language reasonably requested by you.

5.4
If, despite negotiation in good faith and the use of commercially reasonable endeavours, the Finance Documents (other than the Facility Agreement) have not been agreed by the Agreed Form Target Date, each Credit Party undertakes to sign:

(a)
the Intercreditor Agreement (to be prepared by counsel to the Sponsors) based on the most recent LMA Intercreditor Agreement (as published on the LMA website) having regard (acting reasonably and in good faith) to the provisions of the Commitment Documents, any deal-specific issues relating to the Transaction and the business of the Target Group and to any other minor drafting changes which are required; and

(b)
the Security Documents (as defined in the Term Sheet) that are required to be entered into by the Company and/or the Parent as conditions precedent to initial utilisation under the Facility Agreement based on and subject always to the Agreed Security Principles (as defined in the Term Sheet) having regard (acting reasonably and in good faith) to provisions of the Commitment Documents, any deal-specific issues relating to the Transaction and the business of the Target Group and to any other minor drafting changes which are required.

5.5
For the purposes of the Commitment Documents, the principles set out in paragraph 5.3 shall be the Documentation Principles.

5.6
If it becomes unlawful in any applicable jurisdiction for any Credit Party to perform any of its obligations as contemplated by the Commitment Documents or to fund, issue or maintain its participation under the Facility, that Credit Party shall (a) promptly notify you upon becoming aware of that event and (b) in consultation with you, take all reasonable steps to mitigate any circumstances which arise and which would result in its Underwriting Proportion in respect of the Facility (if

                                                                        Project Unicorn — Commitment Letter (SPDB)

applicable) not being available including (but not limited to) transferring its rights and obligations under the Commitment Documents to one or more of its Affiliates. A Credit Party is not obliged to take any steps under paragraph (b) above if, in its opinion (acting reasonably), to do so might be materially prejudicial to it. You shall have the right to replace such Credit Party with any person that is willing to assume the rights and obligations of such Credit Party under the Commitment Documents and the Finance Documents, each Credit Party shall, and each Credit Party shall procure the Agent and/or the Security Agent to, promptly execute such documents as may be necessary or required by you (acting reasonably) to give effect to such replacement.
5.7
Each Credit Party undertakes (a) to enter into (and instruct the Agent and/or the Security Agent to enter into) the Facility Agreement upon five Business Days prior notice by you of the intended signing date (or such later date as may be agreed between you and the Credit Parties) and (b) to instruct the Agent or the Security Agent (as applicable) to promptly execute all documents and other evidence to which the Agent or the Security Agent (as applicable) is a party which are in agreed form as at the date hereof and have been delivered by you to satisfy a condition precedent to initial utilisation under the Facility Agreement.

5.8
The Credit Parties undertake to promptly instruct its legal counsel to deliver all legal opinions referred to in the Facility Agreement as a condition precedent to initial utilisation under the Facility Agreement and to use all reasonable endeavours and commit sufficient internal resources to instruct its legal counsel to work with the Sponsor’s legal counsel with a view to agreeing the Facility Agreement and the forms of all documents and other evidence required to be delivered as a condition precedent to initial utilisation under the Facility Agreement as soon as reasonably practicable after the date of this letter and, in any event, no later than the date falling 20 Business Days after the date on which the first draft of the Facility Agreement is circulated for our review (as such date may be extended by you from time to time with the consent of the Credit Parties (such consent not to be unreasonably withheld or delayed)).

6.
Information

6.1
You represent and warrant that, to the best of your knowledge:

(a)
any material written factual information provided to us by or on behalf of you or any other member of the Group (excluding any forecast, projection, inference, forward-looking statement or information or general economic and industrial nature in respect of the Company or any of its subsidiaries) (the Information), taken as a whole, is true and accurate in all material respects as at the date it is provided or as at the date (if any) on which it is stated;

(b)
as at the date when any Information is provided (including when such Information is updated or supplemented or when the representations and warranties set out in paragraph 6.1 are being repeated), nothing has occurred or has been omitted and no information has been given or withheld that results in the Information, taken as a whole, being untrue or misleading in any material respect in the context of the transaction as a whole; and

(c)
any financial projections contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions, provided that each Credit Party acknowledges that the projections and forecasts are subject to significant uncertainties and contingencies and no assurance can be given that such projections or forecasts will be realised.

6.2
The representations and warranties set out in paragraph 6.1 are deemed to be made by you (a) on the date the relevant information is provided by or on behalf of you or any other member of the Group; and (b) on the date of this letter by reference to the facts and circumstances then existing, and the representations and warranties set out in paragraph 6.1 shall cease upon the signing of the Facility Agreement.

6.3
You shall promptly notify us if any representation and warranty set out in paragraph 6.1 is incorrect or misleading in any material respect and agrees to supplement the Information promptly from time to time to ensure that each such representation and warranty is correct in any material respect when made.

                                                                        Project Unicorn — Commitment Letter (SPDB)

7.
Indemnity

7.1
Subject to paragraphs 7.2 and 7.3 below, whether or not the Acquisition (in whole or in part) is consummated or any Finance Document is signed or a utilisation is made thereunder, you agree to indemnify and hold harmless, within 10 Business Days of demand, each Credit Party and its affiliates and its and their respective directors, officers, employees and agents (each an Indemnified Person) against any loss, claim, damages or liability (each a Loss) incurred by or awarded against such Indemnified Person, in each case, arising out of or in connection with the entry into and performance by the Credit Parties of their obligations under the Commitment Documents (including in connection with the arranging or underwriting of the Facility) or otherwise in respect of any part of the Transaction (but, in each case, excluding any loss of profit) or any actual or threatened claim, dispute, proceedings or litigation relating to any of the foregoing whether or not any Indemnified Person is a party to the same (including, but not limited to, the reasonable fees and expenses of legal counsel to such Indemnified Person incurred in investigating or defending any such loss, claim, damages or liability).

7.2
As to any Indemnified Person, you will not be liable under paragraph 7.1 of this paragraph 7 (Indemnity) above for any Loss (including, without limitation, legal fees) incurred by or awarded against such Indemnified Person arising from (i) the gross negligence, wilful misconduct or fraud of such Indemnified Person (as determined by a court of competent jurisdiction) or (ii) any breach by such Indemnified Person of any terms of the Commitment Documents (as determined by a court of competent jurisdiction). You shall not be responsible or liable to any person for indirect or consequential losses or damages.

7.3
You agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or any of your affiliates for or in connection with the transactions contemplated by this letter, except following your acceptance of this letter, to the extent arising from any Indemnified Person’s or any of its affiliate’s gross negligence, wilful misconduct or fraud or any Indemnified Person’s or any of its affiliate’s breach of any terms of the Commitment Documents (including any failure to perform their obligations under any Commitment Document) (as determined by a court of competent jurisdiction). No Indemnified Person shall be responsible or liable to you or any of your affiliates for indirect or consequential losses or damages.

7.4
Each Indemnified Person shall promptly notify you upon becoming aware of any circumstances which may give rise to a claim for indemnification to the extent permissible by law and without prejudicing their legal privilege.

7.5
An Indemnified Person may rely on and enforce this paragraph 7 (Indemnity).

7.6
Your obligations under this paragraph 7 (Indemnity) shall be superseded by the terms of the indemnities to be contained in the Facility Agreement once the Facility Agreement has been signed (other than in respect of any prior existing claims made under this paragraph 6 (Indemnity), which shall continue).

7.7
You agree that:

(a)
you are not relying on any communication (written or oral) from any or all of the Credit Parties (in such capacity) as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction; and

(b)
you are capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

                                                                        Project Unicorn — Commitment Letter (SPDB)

8.
Confidentiality and Conflicts

8.1
Neither the Credit Parties nor you may, without the prior written consent of the other parties to this letter, disclose the Commitment Documents or any of their terms in whole or in part to any person, other than:

(a)
to:

(i)
the Credit Parties, the Sponsors and you;

(ii)
any of your direct or indirect shareholders and to any actual or potential direct or indirect investor in you, in each case, by you;

(iii)
any potential Additional Arranger and any potential Additional Underwriter;

(iv)
any affiliate (including a head office, branch and representative office) and each of their (or their respective affiliates’) representative, officer, employee, insurer, insurance brokers, service providers professional adviser and/or auditor of any of the foregoing, in each case on a confidential basis in connection with the Acquisition and the Facility;
(b)
as required by law or regulation government, quasi-government, administrative, regulatory or supervisory body or authority, court or tribunal (including disclosure requirements under applicable stock exchange, listing or takeover regulations) or if required in connection with any legal, administrative or arbitration proceedings or other investigations, proceedings or disputes arising out of or in connection with the Commitment Documents or the Facility; and

(c)
in the case of this letter and the Term Sheet only, to the Targets and the Sellers and their respective affiliates and advisers, on a confidential basis and provided that the Credit Parties shall not have any responsibility or liability under the Commitment Documents to any person other than you or any person you may assign or transfer your rights and obligations under the Commitment Documents to in accordance with paragraph 11.

8.2
No Credit Party or its affiliate (each an Arranger Group) shall use confidential information obtained from you, the Parent, the Target Group, the Sponsors or any of your affiliates or advisers in relation to the Commitment Documents, the Transaction or the Facility in connection with the performance of services for any other persons and will not furnish such information to other persons except as permitted under this paragraph 8 (Confidentiality and Conflicts). No member of an Arranger Group has any obligation to use, or furnish to you or any of your affiliates or any other person, any information obtained from other persons or any details of such other person in connection with the Acquisition or its financing and the services being provided to them.

8.3
All publicity in connection with the Facility shall be managed by the Arrangers in consultation with you.

8.4
The confidentiality obligations under this paragraph 8 (Confidentiality and Conflicts) shall survive the termination of this letter and remain in full force and effect until the date that is two years after the date of this letter but shall otherwise be superseded by the equivalent confidentiality obligations included in the Facility Agreement.

8.5
You acknowledge that members of an Arranger Group may act in more than one capacity in relation to the transactions contemplated by the Commitment Documents and may have conflicting interests in respect of such different capacities. You further acknowledge that members of an Arranger Group may be full service financial services firms and may provide or engage in, amongst other business, debt financing, equity capital, financial advisory services, investment management, equity and debt security trading both for clients and as principal, securities offerings, brokerage services, hedging, principal investment and financial planning and benefits counselling in each case to other persons with whom you or your affiliates may have conflicting interests in this or other transactions. In the ordinary course of its trading, brokerage and financing activities or otherwise, a member of an Arranger Group may trade positions or otherwise effect transactions, for its own account or the account of customers, in equity, debt, loans or other securities of you or the Target Group or of any other company from time to time and exercise voting rights as they see fit.

                                                                        Project Unicorn — Commitment Letter (SPDB)

8.6
Neither the relationship described in this letter nor the services provided by any member of an Arranger Group to you on any other matter will give rise to any fiduciary, advisory, equitable or contractual duties (including, without limitation, any duty of confidence) which could prevent or hinder any member of an Arranger Group providing similar services to other customers, or otherwise acting on behalf of other customers or for their own account. Accordingly, except for a breach of paragraph 8.2 above, in no circumstances shall any member of an Arranger Group have any liability by reasons of it or any of its affiliates conducting such other businesses, acting in their own interests or in the interests of other clients in respect of matters affecting you or your affiliates or any other person the subject of this engagement or referred to in this letter, including where, in so acting, any member of an Arranger Group acts in a manner which is adverse to the interests of you or any other person which is the subject of this engagement or which is referred to in this letter. Furthermore, no member of an Arranger Group will be required to account to you or any member of the Group for any payment, remuneration, profit or benefit it obtains as a result of acting in the ways referred to above.

9.
Period of offer

9.1
If you do not accept the offer made by the Credit Parties in this letter by signing and faxing or scanning and emailing countersigned copies of this letter, marked for the attention of:

(a)
at No.746 Changshou Road, Shanghai, China 200060 (Fax number: 021-62300515) (Email: gebei@spdb.com.cn); and

(b)
at No.746 Changshou Road, Shanghai, China 200060 (Fax number: 021-62300515) (Email: jinwj@spdb.com.cn);

before 11:59 pm Hong Kong time on the date of this letter (the Acceptance Time), such offer shall terminate at such time unless the Acceptance Time is extended by us in writing.
9.2
You agree that, upon your acceptance of this letter in the manner provided in paragraph 9.1 above, the commitment letter dated 10 May 2019 between Shanghai Pudong Development Bank Putuo Sub-Branch and New Frontier Corporation (the Existing Commitment Letter) shall be automatically terminated without any further action by you or us.

10.
Termination

10.1
Following acceptance in writing by you in the manner set out in paragraph 9 (Period of offer) above to the offer in this letter, either the Credit Parties (in the case of paragraphs (a) to (c) below only) or you (in the case of paragraphs (a), (b) and (d) below only) may terminate its respective obligations under the Commitment Documents and such obligations shall terminate immediately upon written notice to you from the Credit Parties (in the case of paragraphs (a) to (c) below only) or upon written notice to the Credit Parties from you (in the case of paragraphs (a), (b) and (d) below only) if:

(a)
you (or the Sponsors on your behalf) notify the Credit Parties (which it shall do so as soon as reasonably practicable) that (i) you have conclusively and definitively withdrawn and terminated your (and any of your Affiliates’) bid for the entire equity interests in the Targets, (ii) the Sellers have notified the Sponsors that your (and any of your Affiliates’) offer for the Target Group is conclusively and definitively rejected, (iii) the Sellers conclusively and definitively terminate such sale process or (iv) the TA is terminated in full by the parties thereto;

(b)
Completion has not occurred by 11.59 pm Hong Kong time on the Outside Date (as defined in and as specified under the TA, after giving effect to any extension thereof in accordance with the terms of the TA), which shall be no later than 12 August 2020, unless otherwise extended from time to time with the consent of the Credit Parties (such consent not to be unreasonably withheld or delayed);

(c)
you fail to comply with any terms of this letter in any material respect and has not remedied such failure to comply within 10 Business Days of a written notice from the Original Arranger; or

(d)
subject to paragraph 10.2 below, any of the Credit Parties fails to comply with any term of this letter in any material respect or you have requested (acting reasonably and in good faith)

                                                                        Project Unicorn — Commitment Letter (SPDB)

amendments and/or supplements to the Commitment Documents, the Finance Documents or any other documents delivered thereunder or in relation thereto (including the TA) that are necessary to implement or complete the Acquisition or have arisen as part of the negotiations with senior management or the Sellers in connection with the Acquisition following the date of this letter or as contemplated pursuant to the TA and which are not (taken as a whole) materially adverse to the interests of the Credit Parties and the relevant Credit Party has not consented to such amendment.
10.2
Notwithstanding paragraph 10.1 above, if you exercise your termination rights pursuant to paragraph 10.1(d) in respect of any Credit Party (the Defaulting Credit Party), your rights against the Credit Party (other than any Defaulting Credit Party) under the Commitment Documents shall remain in force and you shall be permitted to appoint, within 30 Business Days of such termination, an additional bank or other person as additional arranger, bookrunner and/or underwriter to act with us in relation to all or any of the Facility and in respect of the respective commitments of the Defaulting Credit Party (on the same terms contained within the Commitment Documents and on the same economics as the Defaulting Credit Party).

10.3
This paragraph 10.3 and paragraphs 8 (Indemnity), 8 (Confidentiality and Conflicts), 14 (Third Party Rights) and 15 (Governing law and jurisdiction)) of this letter shall survive any termination or cancellation (for whatever reason) of this letter.

11.
Assignments

11.1
No party may assign or transfer rights or obligations under the Commitment Documents without the prior consent of the other parties and any attempted assignment or transfer without such consent is void and unenforceable.

12.
Miscellaneous

12.1
The Commitment Documents supersede any prior understanding or agreement relating to the Facility and comprise the entire agreement between us.

12.2
The Commitment Documents may not be amended except in writing signed by each of the parties to the relevant Commitment Document.

12.3
No failure to exercise, nor delay in exercising any right or remedy under the Commitment Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of any right or remedy. The rights and remedies provided in each Commitment Document are cumulative and not exclusive of any rights or remedies provided by law.

12.4
Any Commitment Document may be signed in any number of counterparts. This has the same effect as if the signatures were on a single copy of that Commitment Document.

12.5
Each Credit Party may delegate, by prior written notice to you, any or all of its rights and obligations under the Commitment Documents to any of its subsidiaries or affiliates (each a Delegate) and may designate any Delegate as responsible for the performance of any of its appointed functions under the Commitment Documents provided that each Credit Party shall remain liable to you and any other Credit Party for the performance of such rights and obligations by its Delegate and for any loss or liability suffered by you or any other Credit Party as a result of such Delegate’s failure to perform such obligations. Each Delegate may rely on this letter.

12.6
If a term of any Commitment Document becomes illegal, invalid or unenforceable in any jurisdiction that will not affect the legality, validity or enforceability of  (i) any other term of the Commitment Documents or (ii) that term in any other jurisdictions.

12.7
No Credit Party is acting as a fiduciary for, or providing any legal, tax accounting, actuarial or regulatory advice to, you or any of your affiliates in connection with the Transaction.

12.8
You have made your own independent decision to enter into, and are not relying on any communication from any Credit Party, in its capacity as a Credit Party, as advice or recommendation to enter into, the transactions contemplated in the Commitment Documents. The Credit Parties make no representation or warranty as to the profitability or expected results of the transactions contemplated in the Commitment Documents.

                                                                        Project Unicorn — Commitment Letter (SPDB)

13.
No Announcements

No party shall make (and shall cause each of its affiliates not to make) any public announcement regarding any or all of the Transaction or Facility without the prior consent of each of the other parties (such consent not to be unreasonably withheld or delayed), except to the extent required by law, regulation or applicable governmental or regulatory authority (including any applicable stock exchange). On and after the date on which the Acquisition is publicly announced or disclosed, each Credit Party may, at its own expense, disclose its participation in the Facility, including without limitation, the placement of  “tombstone” advertisements in financial and other newspapers, journals and in marketing materials.
14.
Third Party Rights

14.1
Except as expressly stated otherwise in paragraph 7 (Indemnity) above or any other provision of any Commitment Documents, the terms of any Commitment Document may be enforced or relied on only by a party to it or such party’s successors or permitted assigns and the terms of the Contracts (Rights of Third Parties) Act 1999 are excluded.

14.2
Notwithstanding the rights of Indemnified Persons under paragraph 8 (Indemnity) above, any of the Commitment Documents may at any time be amended, waived, rescinded or terminated by the parties thereto without the consent of any person who is not a party thereto.

15.
Governing law and jurisdiction

15.1
The Commitment Documents and all disputes or proceedings and any non-contractual obligations arising out of or in connection with any of them are governed by English law.

15.2
Each party submits, for the benefit of the other parties, to the exclusive jurisdiction of the English courts for the resolution of any dispute or proceedings arising out of or in connection with any of the Commitment Documents (including any dispute relating to non-contractual obligations arising out of or in connection with any Commitment Documents).

To accept this offer please sign and return to the Original Arranger a copy of this letter.
If this offer is not so accepted, you are directed to return the Commitment Documents (and any copies) to the Credit Parties immediately.
Yours faithfully,
                                                                        Project Unicorn — Commitment Letter (SPDB)

For and on behalf of
SHANGHAI PUDONG DEVELOPMENT BANK PUTUO SUB-BRANCH as Original Arranger
By: Fang Chen
/s/ Fang Chen

(Sealed)
Signature Pages                                                     Project Unicorn — Commitment Letter (SPDB)

For and on behalf of
SHANGHAI PUDONG DEVELOPMENT BANK PUTUO SUB-BRANCH as Original Underwriter
By: Fang Chen
/s/ Fang Chen

(Sealed)
Signature Pages                                                     Project Unicorn — Commitment Letter (SPDB)

Accepted and Agreed.

For and on behalf of
NF UNICORN ACQUISITION LIMITED
/s/ Carl Wu

Date: 14 June 2019
Signature Pages                                                     Project Unicorn — Commitment Letter (SPDB)

Schedule 1
Term Sheet
                                                                                     Project Unicorn — Term Sheet (SPDB)

PROJECT UNICORN  —  TERM SHEET
PART I — GENERAL
Sponsors:	New Frontier Corporation (NFC) and funds, partnerships and/or other entities owned, managed, controlled or advised by NFC and/or any of its affiliates (but excluding any portfolio company in which such funds, partnerships or other entities hold an investment or interest in).
Arrangers:	Shanghai Pudong Development Bank Putuo Sub-Branch and any additional Arranger appointed by the Company in accordance with the terms of the Commitment Letter.
Underwriters:	Shanghai Pudong Development Bank Putuo Sub-Branch and any additional Underwriter appointed by the Company in accordance with the terms of the Commitment Letter.
Percentage Underwrite:	100% (subject to scale-back if the Additional Underwriter is appointed in accordance with the terms of the Commitment Letter).
Lenders:	The Underwriters and any other person who becomes a Lender in accordance with “Assignments and Transfers” below.
Issuing Bank:	A Lender or an affiliate of a Lender which is selected by the Company and which, in each case, agrees to be an Issuing Bank.
Agent:	Shanghai Pudong Development Bank Putuo Sub-Branch, or any of its affiliates (or any other person nominated by the Arrangers in consultation with the Company).
Security Agent:	Shanghai Pudong Development Bank Putuo Sub-Branch, or any of its affiliates (or any other person nominated by the Arrangers in consultation with the Company).
Finance Parties:	The Arrangers, the Lenders, any Issuing Bank, the Agent, the Security Agent and a hedging counterparty (for specified purposes to be agreed).
Parent:	NF Unicorn Holding Limited, an exempted company incorporated under the laws of Cayman Islands with limited liability, and a direct wholly-owned subsidiary of NFC.
Company:	NF Unicorn Acquisition Limited, an exempted company incorporated under the laws of Cayman Islands with limited liability, and a direct wholly owned subsidiary of the Parent.
Obligors:	The Company and each Guarantor.
Obligors’ Agent:	The Company.
NFC Group:	Sponsors and its subsidiaries from time to time.
Chindex US:	Chindex International Inc., a Delaware corporation.
Group:	Company and its subsidiaries from time to time, but excluding the HHH Group (each, a Group Member).
HHH Group:	Healthy Harmony Healthcare, Inc. (HHH Inc.) and its subsidiaries from time to time (each, an HHH Group Member).
Targets:	(a) Healthy Harmony GP, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the General Partner); and (b) Healthy Harmony Holdings, L.P., an exempted limited partnership established under the laws of the Cayman Islands (the Partnership).
Target Group:	Each Target and its subsidiaries.
Acquisition:	The acquisition by the Company of 100 per cent. of the issued share capital of the General Partner and certain limited partnership interests in the Partnership in accordance with the Acquisition Documents.
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1

Acquisition Documents:
(a)
The transaction agreement to be entered into by, among others, the Seller(s) (as defined therein), NFC, the Company, the General Partner, the Partnership and each Target (the Transaction Agreement);

(b) the Partnership Disclosure Schedule (as defined in the Transaction Agreement).
(c) Any other documents designated as such by the Company and the Arrangers.
Signing Date:	The date of signing the Facility Agreement.
Closing Date:	The date on which completion of the Acquisition occurs.
Utilisation Date:	The date of the utilisation of the Facility.
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PART II — FACILITY
Quantum:	RMB equivalent of US$300,000,000 senior term loan facility (the Facility and the loans thereunder, the Facility Loan).
No more than one Facility Loan may be outstanding.
The Facility Loan amount will be funded to the Company into a free trade non-resident account opened with the Account Bank (the transfer of funds in and out of which is not subject to PRC regulatory approval) or an account in Hong Kong or any other jurisdiction outside of the PRC which can receive funds in RMB.
Currency:	RMB.
Purposes:	To finance: (i) the consideration payable for the Acquisition pursuant to the Acquisition Documents (the Acquisition Consideration); and/or (ii) the payment (or reimbursement) of Transaction Costs in connection with the Acquisition or the Finance Documents as set out in the Funds Flow Statement.
Borrower:	The Company.
Availability Period:	From the Signing Date to the earliest of (i) the first date on which the Transaction Agreement is terminated or ceases to have effect and has lapsed in accordance with its terms and conditions, (ii) the Outside Date (as defined in the Transaction Agreement) after giving effect to any extension thereof in accordance with the terms of the Transaction Agreement which, in any event, shall be no later than 12 August 2020, and (iii) the Closing Date and all of the consideration in respect of the Acquisition (including the Acquisition Consideration) has been paid in full.
Interest rate:	126.53% of the applicable PBOC benchmark annual interest rate for loans denominated in RMB and with the tenors of over five years (the PBOC Benchmark Rate), subject to annual adjustment to reflect the PBOC benchmark annual interest rate applicable on 1 January each year. As of the date of the commitment letter, the interest rate is 6.20% p.a..
Interest Payment Date:	Each 21 March, 21 June, 21 September and 21 December (provided that if such day is not a business day, that Interest Payment Date will instead fall on the next business day (or such other dates as may be agreed to by the Lender of the relevant Facility)).
Default interest:	2.00% per annum above the applicable interest rate on unpaid amounts.
Maturity Date:	7 years from the Utilisation Date.
Repayment:	The Facility will amortise in instalments on each date set forth below.
Months after the Utilisation Date (Repayment Date)	Amount (Percentage of amount drawn on Utilisation Date)
12	0.50%
24	0.50%
30	2.50%
36	2.50%
42	4.50%
48	4.50%
54	5.00%
60	5.00%
66	12.50%
72	12.50%
78	25.00%
Maturity Date	25.00% (or, if higher, the remaining outstanding balance)
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Upfront Fees:	None.
Prepayment Fees:	None.
Commitment Fees:	None.
Agent/Security Agent fee:	As per the Agent Fee Letter.
No deal, no fee:	Unless otherwise provided in the section “Costs and expenses” below, no fees, costs, expenses or other amounts are due or payable unless the Utilisation Date occurs.
Costs and expenses:	The (a) reasonable and documented out of pocket costs and expenses incurred by designated legal counsel (in relation to the legal fees only) and incurred by the Arrangers, Agent and Security Agent in connection with the negotiation, preparation, execution and perfection of the Finance Documents and related documents and (b) reasonable third-party costs (including legal fees) of the Agent and Security Agent incurred in connection with any amendment or waiver of a Finance Document requested by the Group will in each case be reimbursed by the Company within 10 Business Days of demand, subject to any agreed caps and (other than the above legal fees) subject to the “No deal, no fee” section above.
Voluntary prepayments and cancellations:	Permitted without premium or penalty on five business days’ notice (in minimum amounts of US$5,000,000 (or its equivalent)), subject to payment of break costs (to be defined in the Facilities Agreement) if not made on an Interest Payment Date. Conditional prepayment notices are permitted subject to the Company indemnifying the relevant Lenders against cost and liability incurred as a result of revocation (including break costs (to be defined in the Facilities Agreement)). Voluntary prepayments may be applied against the Facility and such repayment instalments as the Company determines in its sole discretion.
Mandatory prepayment:
(a)
Excess Cashflow:   In respect of the first full financial year ending after the Closing Date and annually thereafter, a percentage of Excess Cashflow generated during any such financial year shall be applied in prepayment by reference to the Net Leverage Ratio for the period ending on the last day of that financial year calculated on a pro forma basis to take into account any prepayment required under this section (such that an amount will be applied at the relevant percentage level until the Net Leverage Ratio falls into a lower range, following which such lower percentage shall apply) (Sweep Excess Cashflow) as set out below.

Net Leverage Ratio	Percentage
Greater than 4.50:1	70%
Less than or equal to 4.50:1 but greater than 3.50:1	50%
Less than or equal to 3.50:1 but greater than 2.50:1	25%
Less than or equal to 2.50:1	0%
Such prepayment shall be made on, in respect of a financial year, the Repayment Date immediately falling after the last day by which the annual financial statements is required to be delivered to the Agent, which annual financial statements are in respect of such financial year evidencing that an amount of Sweep Excess Cashflow (in respect of such financial year) is required to be applied in prepayment in accordance with this paragraph (a).
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4

From the amount of Sweep Excess Cashflow to be applied in prepayment there shall be deducted, among others:
(i) such amount as required to maintain a positive cash balance of not less than US$50,000,000 (or its equivalent) for the Group taken as a whole (after taking into account any trapped cash);

(ii)
the amount on a dollar for dollar basis equal to the amount of all voluntary prepayments of loans under the Facility Loan (including loans incurred pursuant to any Permitted Additional Debt Facility in the nature of a term loan under the Facility Agreement) made during such financial year (unless elected to reduce any Sweep Excess Cashflow mandatory prepayment in respect of the previous financial year and except for voluntary prepayments of loans funded by drawing of loans under the Facility or pursuant to any Permitted Additional Debt) or until the date of prepayment (without double counting and provided that no such prepayment may be deducted more than once);

(iii)
the cash cost of any permitted debt buy-backs (including any debt buybacks by the Group) made during such financial year (unless elected to reduce any Sweep Excess Cashflow mandatory prepayment in respect of the previous financial year) or until the date of prepayment (without double counting and provided that no such debt buy-back may be deducted more than once); and

(iv) an amount constituting Completion Opening Cash in the Excess Cashflow from which that Sweep Excess Cashflow is derived, in each case, after taking into account such portion of Excess Cashflow not required to be prepaid according to the grid above.
This paragraph (a) shall not apply in respect of any Sweep Excess Cashflow for any financial year in respect of which the amount of Sweep Excess Cashflow to be applied is less than US$10 million (or its equivalent) or in respect of any Sweep Excess Cashflow generated prior to or attributable to any period prior to the Closing Date.
The requirement to apply Sweep Excess Cashflow in prepayment will apply on a dollar-for-dollar and entity by entity basis (with no requirement to oversweep from a non-trapped jurisdiction).

(b)
Change of Control or Total Sale:   If required by an individual Lender in respect of its commitments within 30 days following notification by the Company that a Change of Control or a disposal of all or substantially all of the business or assets of the Group has occurred, the Lender must be prepaid and/or cancelled in full at par on the date that is 30 days from that Lender’s request.

Change of Control means:

(i)
any person or group of persons acting in concert (other than New Frontier Public Holding Limited, its affiliates and group of persons acting in concert with it) gains direct or indirect control of NFC. For the purpose of this definition, control of NFC means:

A. the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
a. cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of NFC;
b. appoint or remove all, or the majority, of the directors or other equivalent officers of NFC;
                                                                                     Project Unicorn — Term Sheet (SPDB)
5

c. give directions with respect to the operating and financial policies of NFC with which the directors or other equivalent officers of NFC; or

B.
the holding beneficially of more than 50% of the issued share capital of NFC (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(ii)
the Sponsors collectively ceases to control the Company. For the purpose of this definition, control of the Company means (i) the ownership directly or indirectly in aggregate of more than 50% of the issued share capital or voting interests in the Company and (ii) the power to appoint or remove directors or other equivalent officers of the Company which control the majority of votes which may be cast at a meeting of the board of directors of the Company.

acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in NFC by any of them, either directly or indirectly, to obtain or consolidate control of NFC.

(c)
Sale of assets:   In the event that any assets are disposed of by a Group Member to a person who is not a Group Member in excess of US$5 million (or its equivalent) for each individual asset sale or disposition and US$15 million (or its equivalent) in aggregate for any financial year, the net cash proceeds of such disposal received by a Group Member shall be applied in prepayment. Agreed exceptions to include, among others:

(iii) proceeds from permitted disposals (other than those referred to in paragraph (iii) and (vi) of paragraph (k) (Disposals) of Schedule 5 (Undertakings)); and

(iv)
proceeds which are elected to be reinvested by a Group Member in the business of the Group to fund purchase of other assets used in the business, and/or in financing or refinancing permitted acquisitions, permitted joint ventures, capital expenditure or any other working capital and/or general corporate purposes (other than (x) the payment of any Permitted Distribution or (y) any payment of Permitted Additional Debt, Refinancing Indebtedness or other permitted Financial Indebtedness) within 12 months of receipt of proceeds (or within 18 months of receipt of proceeds, if a Group Member enters into a binding commitment or the board of the relevant Group Member designates to so reinvest within 12 months of receipt of proceeds).

(d) Claims:
(i) Recovery Proceeds:

Following a claim against a Report provider or the seller under the Acquisition Documents in excess of US$5 million (or its equivalent) for each individual claim and US$15 million (or its equivalent) in aggregate for any financial year, the net cash proceeds of such claim shall be applied in prepayment.

Agreed exceptions to include (a) proceeds applied in replacing, reinstating or repairing assets or meeting liabilities (or reimbursing a Group Member who has discharged such liabilities)
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6

in respect of such claim or rectifying any deficiency (including, but not limited to, settling outstanding tax or costs, environmental claim, and/or working capital deficiency); and (b) proceeds which are elected to be reinvested by a Group Member to fund purchase of other assets used in the business, and/or in financing or refinancing permitted acquisitions, permitted joint ventures, capital expenditure or any other working capital and/or general corporate purposes (other than (x) the payment of any Permitted Distribution or (y) any payment of Permitted Additional Debt, Refinancing Indebtedness or other permitted Financial Indebtedness), in each case applied for the purposes described in (a) or (b) above within 12 months of receipt of proceeds (or within 18 months of receipt of proceeds, if a Group Member enters into a binding commitment or the board of the relevant Group Member designates to so reinvest within 12 months of receipt of proceeds).

(ii) Insurance Proceeds:

Following a claim under an insurance policy relating to loss of or damage to assets (other than for third party liability, loss of earnings, or business interruption or similar insurance) of any Group Member, in excess of US$5 million (or its equivalent) for each individual claim and US$15 million (or its equivalent) in aggregate for any financial year, the net cash proceeds of such claim shall be applied in prepayment. Agreed exceptions to include, among others:

C.
proceeds in respect of business interruption, or which are applied to meet or cover any third party, public liability, personal injury, workers’ compensation, directors’ and officers’ liability or similar claims in respect of which the claim was made;

D.
proceeds applied in replacing, reinstating or repairing assets or meeting liabilities in respect of such insurance claim (including, but not limited to, settling outstanding tax or costs, environmental claim, and/or working capital deficiency or reimbursing a Group Member who has discharged such liability) within 12 months of receipt of proceeds (or within 18 months of receipt of proceeds, if a Group Member enters into a binding commitment or the board of the relevant Group Member designates to so reinvest within 12 months of receipt of proceeds); and

E.
proceeds which are elected to be reinvested by a Group Member to fund purchase of other assets used in the business, and/or in financing or refinancing permitted acquisitions, permitted joint ventures, capital expenditure or any other working capital and/or general corporate purposes (other than (x) the payment of any Permitted Distribution or (y) any payment of Permitted Additional Debt, Refinancing Indebtedness or other permitted Financial Indebtedness) within 12 months of receipt of proceeds (or within 18 months of receipt of proceeds, if a Group Member enters into a binding commitment or the board of the relevant Group Member designates to so reinvest within 12 months of receipt of proceeds).

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7

(e) Others: Other prepayment provisions (relating to illegality, tax gross-up and increased costs) to be included as per Documentation Principles (as defined below).
Prepayments (other than from any Excess Cashflow, or following a Change of Control or in accordance with paragraph (e) above) may be made on the first Interest Payment Date following the expiry of all the periods specified above for reinvestment, replacement, repaid, reinstatement, compensation or application.
Prepayments generally:	Mandatory prepayments in relation to paragraphs (a) (Excess Cashflow), (c) (Sale of assets) and (d) (Claims) of the “Mandatory Prepayments” section above are subject to permissibility under applicable laws (e.g. financial assistance, corporate benefit, capital maintenance, exchange control rules) and will not be required where such prepayment or repatriation of cash from any applicable jurisdiction to a jurisdiction where the relevant Group Member is incorporated would breach applicable law or regulation, would breach fiduciary or statutory duty by any relevant officer or director or give rise to a material risk of personal liability or would result in any Group Member incurring a material (more than 2.50% of the principal amount of the prepayment prepaid (or would be payable should the repayment of an intercompany loan by a given amount have constituted a dividend of the same amount) cost or expense (including any tax liability but excluding any amounts in respect of withholding tax in relation to dividends or intra-group loan repayments made by any Group Member at the rate in force (after giving effect to any applicable exemption, reduction or relief) or any interest, prepayment premium and any other amounts associated with intra-group loan repayments made by any Group Member) or would breach any contractual restriction (that were not entered into for the purpose of limiting such prepaying) and for so long as such illegality, breach of duty, or such risk of cost, expense or liability exists (including, but not limited to, any cost, expense or tax liability associated with repatriation of cash from PRC or other applicable jurisdictions). To the extent applying in respect of any Sweep Excess Cashflow, the applicable portion of such Sweep Excess Cashflow will be deducted on a dollar-for-dollar basis from the amount required to be applied in prepayment of the Facility Loan pursuant to the provision above relating to Excess Cashflow, and no “over-sweep” will be required in respect of cash located in jurisdictions not subject to such illegality, risk or material cost. Once such illegality or such risk ceases to exist or repatriation of such net cash proceeds or Excess Cashflow would not result in any Group Member incurring such material cost or expense, the Company shall ensure that an amount equal to such net cash proceeds or Excess Cashflow will be promptly applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated) in prepayment of the Facility Loan on the first Interest Payment Date ending not less than 10 business days after the date of such notification by the Company to the Agent or the removal of such restrictions or limitations provided that such portion of such net cash proceeds or Excess Cashflow (as the case may be) has not, in the intervening period, been used to prepay other facilities or loans.
All prepayments referred to in the “Mandatory Prepayments” section (other than any prepayment pursuant to paragraphs (b) and (e)) shall be reduced by the amount of taxes and costs incurred in effecting such prepayment and shall be deemed to include any applicable accrued interest and any associated hedge termination costs and such amounts of principal required to be prepaid shall be reduced accordingly to fund any applicable accrued interest which
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8

shall also fall due for payment (and any hedge termination costs relating to any termination of hedging arrangements in whole or in part) as a result of such prepayment of principal.
The Company shall use reasonable efforts (provided that such efforts would not themselves result in any illegality, breach of duty or result in any Group Member incurring any such cost or expense) to avoid any such illegality, breach of duty, cost, expense, liability or contractual restriction.
Subject to paragraph (bb) of Schedule 5 (General Undertakings), there shall be no requirement to charge or retain proceeds of any event triggering a mandatory prepayment in a blocked account or other specific accounts pending re-investment or prepayment (as applicable). Trapped amounts or other amounts are not required to be applied immediately in prepayment shall otherwise be available for general corporate purposes not prohibited by the Facility Agreement until such time as such amounts cease to be trapped or are required to be applied in prepayment (as applicable).)
Application:	Mandatory prepayments shall be applied first to the repayment of the Facility and any Permitted Additional Debt which is a term facility in nature (if any) on a pro rata basis until repaid in full and then to any Permitted Additional Debt which is revolving facility in nature (if any) (with the commitment thereunder cancelled in a corresponding amount).
Mandatory prepayments shall be applied against the repayment instalments of the Facility in the manner directed by the Company and mandatory prepayment in relation to Sweep Excess Cashflow shall be applied against the repayment instalments of the Facility in direct order of maturity.
Unless otherwise specified, prepayments shall be made at the the next Interest Payment Date (being, if applicable, the Interest Payment Date immediately after the date on which such proceeds are received).
Permitted Additional Debt:	The Facility Agreement will permit senior secured debt by way of increasing the amount of and/or adding one or more revolving and/or term loan facilities and/or borrowing new credit facilities and/or issuing debt securities (whether by way of notes or bonds or other debt instruments) in lieu, ranking pari passu with the Facility (each a Permitted Additional Debt Facility) subject to the following conditions (unless otherwise agreed by the Majority Lenders under the Facility):
(a) the purposes of such Permitted Additional Debt shall be limited to Permitted Acquisitions, capital expenditure, working capital and/or general corporate purposes;

(b)
if the repayment profile of such financial indebtedness (other than any such Financial Indebtedness the purpose of which is to fund working capital) is a bullet repayment profile, the final maturity date of a Permitted Additional Debt Facility shall be no earlier than the Maturity Date of the Facility;

(c)
if a term facility with amortising repayment, (x) the final maturity date of a Permitted Additional Debt Facility shall be no earlier than the Maturity Date of the Facility and (y) the weighted average life of such Permitted Additional Debt Facility shall not be shorter than the remaining weighted average life of the Facility, or (z) the Lenders of the Facility are offered the same amortisation percentage per annum as the proposed amortising Permitted Additional Debt Facility (if shorter than the amortisation percentage per annum of the Facility);

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(d) a Permitted Additional Debt Facility shall rank pari passu with the Facility and shall be guaranteed and secured by the same security and guarantees as secure and guarantee the Facility;

(e)
a Permitted Additional Debt shall be on terms no more onerous for the Group than the Facility or otherwise on terms satisfactory to the Agent (acting on the instructions of the Majority Lenders (acting reasonably)); and

(f)
the Net Leverage Ratio of the Group would be complied with if recalculated on a pro forma basis, giving effect to the incurrence and full utilisation of and application of proceeds of such Permitted Additional Debt for the most recent Test Date as at the date on which such Permitted Additional Debt is incurred, provided that if such Financial Indebtedness is incurred prior to the First Test Date, the maximum Net Leverage Ratio for that most recent Relevant Period shall be deemed to be the maximum Net Leverage Ratio permitted under the section entitled “Financial covenants” as at the First Test Date; provided that the aggregate amount of outstanding indebtedness under a Permitted Additional Debt and the total amount of Permitted PRC Indebtedness shall not at any time exceed the applicable cap set out in paragraph (o)(v) (Financial Indebtedness) under Schedule 5 (Undertakings).

Permitted Refinancing:	The Finance Documents will permit any refinancing, exchange or other replacement of all or any part of the Facility, any Permitted Additional Debt and any other Financial Indebtedness (and of any refinancing or replacement financing thereof from time to time) (and all fees, costs, expenses, prepayment premium and similar incurred in connection with such refinancing, exchange or replacement) (the Refinancing Debt) in accordance with the indebtedness and liens covenants with one or more secured or unsecured bonds, notes, loans or other debt instruments (the Refinancing Indebtedness), provided that in the event that the Facility are being replaced or refinanced in part only, (a) the average life of the Refinancing Indebtedness shall be no shorter than the remaining average life of the Facility, (b) the final maturity date of any such Refinancing Indebtedness shall be no earlier than the Maturity Date of the Facility, (c) the provider(s) of such Refinancing Indebtedness (or, where customary for financing of the relevant type, the agent or trustee in respect of such Refinancing Indebtedness) shall become party to the Intercreditor Agreement on pari passu or junior basis, (d) any proceeds from such Refinancing Indebtedness shall be applied towards the purported refinancing only (dollar for dollar) and any associated Transaction Costs and shall be so applied within 10 Business Days of its incurrence, (e) any Refinancing Indebtedness may only receive any mandatory prepayments pro rata with or after (and not in priority to) the Facility, and (f) the Refinancing Indebtedness shall only be guaranteed and secured by guarantors and security that also guarantee and secure the Facility (on pari passu or junior basis).
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PART III — OTHER TERMS
Documentation Principles:	The Facility will be documented in a facility agreement (the Facility Agreement) based on recent global sponsor precedent facilities agreement in the Asian leveraged finance market, amended to take into account the terms set out in this term sheet (subject to review by and comments from local counsel and other specialist legal counsel on local law, tax and US related matters) and having regard (acting reasonably and in good faith) to any deal specific issues relating to the Transaction, the operational and strategic requirements of the Sponsors and the Group in light of the proposed business plan, the jurisdiction of incorporation of the Company (such as including customary provisions regarding ERISA, margin regulations and investment company act for a US-incorporated borrower and automatic acceleration with respect to any Obligor subject to US bankruptcy action) and legal advice from local counsel and other specialist legal counsel).
Finance Documents:	The Facility Agreement, fee letter(s), intercreditor agreement (the Intercreditor Agreement), ancillary documents, security documents and, for specified purposes to be agreed, hedging documents.
Intercreditor Agreement:	The Intercreditor Agreement will rank the Facility, any senior secured Permitted Additional Debt, Refinancing Debt and any Hedging Debt pari passu and without any preference between them (including in respect of the Transaction Security). The Instructing Group for the purposes of decision making under the Intercreditor Agreement is the majority senior secured creditors (being creditors in respect of the Facility, any senior secured Permitted Additional Debt, Refinancing Debt and any Hedging Debt) holding two thirds or more of all senior secured liabilities.
For the purpose of this paragraph, Hedging Debt means any liabilities or obligations owed by any Obligor to any hedge counterparty under or in connection with any Secured Hedging, which will rank pari passu with the Facility pursuant to this Term Sheet.
Initial Conditions Precedent:	The availability of the Facility is subject to the Agent (acting reasonably and on the instructions of the Arrangers) having received or being satisfied it will receive (or having waived the requirement to receive) the items in Schedule 1 (Initial Conditions Precedent).
Certain Funds Conditions:	In addition to the Initial Conditions Precedent above, borrowing of the Facility during the Certain Funds Period will be subject only to:

(a)
no Events of Default having occurred and continuing, limited to non-payment, breach of other obligations (to the extent relating to the financial indebtedness, restricted payments, negative pledge, disposals, loans or credit or guarantee, merger, acquisitions, joint ventures, holding companies and limb (i) of the acquisition documents covenants), misrepresentation (to the extent relating to status, binding obligations, no-conflict, power and authority, holding company, authorisations, legal and beneficial ownership, pari passu ranking and sanctions and anti-money laundering and anti-corruption), invalidity, unlawfulness and repudiation, insolvency proceedings, insolvency and creditors’ process in each case in relation to the Parent and the Company only (and without any application (including by way of procurement obligation) in respect of the Target or any member of the Target Group);

(b) no Change of Control having occurred; and

(c)
in relation to a Lender, it has not become illegal for that Lender to lend the Facility after the date it has become a Lender (provided that this shall not affect the obligation of any other Lender) and any funding shortfall

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created as a result of such illegality is not met by the aggregate of new funding or commitment provided by one or more new lenders and the Group’s own funds (including the proceeds of any new equity and/or subordinated debt made available to the Company).

No Lender may exercise any right of cancellation, acceleration, enforcement, rescission, termination or set-off or any other right to affect or prevent the making of any utilisation of the Facility during the Certain Funds Period other than as provided above, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period. There will be no market or business material adverse change, rating or financial covenant or any condition related directly or indirectly to the Target Group as a condition precedent to borrowing of the Facility during the Certain Funds Period.
Certain Funds Period means the period from the Signing Date until (and including) the last day of the Availability Period in respect of Facility;
Financial covenants:	Net Leverage Ratio: The Net Leverage Ratio in respect of a Relevant Period will not exceed the ratio set out opposite such Relevant Period ending on the date in the table below:
Relevant Period	Maximum Net Leverage Ratio
On or before 31 December 2020	6.8:1
On or before 31 December 2021	5.8:1
On or before 31 December 2022	4.5:1
On or before 31 December 2023	4.0:1
On or before 31 December 2024	3.5:1
On or before 31 December 2025	3.0:1
Thereafter	2.5:1
First Test Date means the last day of the first financial year ending after 12 months from the Utilisation Date.
Net Leverage Ratio means, in respect of any Relevant Period, the ratio of (i) Total Net Debt on the last day of that Relevant Period to (ii) EBITDA for that Relevant Period.
Additional definitions and further details on the financial covenants are set out in Schedule 4 (Financial Covenants). EBITDA shall be adjusted by giving effect to any Pro Forma Adjustment (as defined in Schedule 4 (Financial Covenant)). Except as otherwise provided in this term sheet, the definitions and provisions relating to financial covenants shall be consistent with the Documentation Principles.
The financial covenants will be tested semi-annually with the first test taking place on the First Test Date.
Equity Cure:	The Company has the ability to prevent and/or cure breaches of any financial covenant by the Parent making a new equity or subordinated debt investment in the Company in an amount at least sufficient to ensure that the relevant financial covenant(s) would be complied with if re-tested (an Equity Cure) no later than the date falling 20 business days after delivery of the compliance certificate for the Relevant Period in which a financial covenant is in breach.
The amount of any Equity Cure shall be added to EBITDA or, at the election of the Company, pro forma reduction of Total Net Debt as at the start of the applicable Relevant Period for the purposes of calculating the Net Leverage Ratio.
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The amount of any Equity Cure shall be included in financial covenant calculations until the relevant financial half-year in respect of which it was made does not fall within a Relevant Period for the purposes of calculating the financial covenants above (including as “cash” for the purposes of calculating Net Leverage Ratio, except for the Relevant Period in respect of which the Equity Cure was made).
No more than five Equity Cures over the life of the Facility and Equity Cures may not be applied in consecutive test periods (provided that, the application of any cure amount towards the cure of more than one financial covenant in relation to the same Relevant Period or the same Test Date shall be deemed to constitute a single application). There is no limit on overcuring. Amount injected can be used for any working capital and operating expenditure of the Group, as an Acceptable Funding Source (except for the purpose of “Cashflow” to the extent in any Relevant Period such amount is already counted in Cashflow as a result of an Equity Cure), or any other purpose not prohibited by the Finance Documents (other than making any Permitted Distribution). There is no requirement to apply any Equity Cure in prepayment and no amount of any Equity Cure shall be counted towards Excess Cashflow.
Irrespective of any Equity Cure, if there is a breach of a financial covenant and on the next Test Date that financial covenant is satisfied, the previous breach (and any resulting actual or potential Events of Default) of a financial covenant will be deemed to have been automatically waived and remedied, provided that there is no Acceleration Event which is continuing on the next Test Date.
Any recalculation made hereunder will be solely for the purpose of curing a breach of the financial covenants and not for the purposes of calculation of applicable Margin or for determining the amount of Excess Cashflow to be applied in prepayment of the Facility for the Test Date on which a Financial Covenant is breached and shall not count towards any other permission or usage under the Finance Documents.
Representations:	See Schedule 2 (Representations).
Information Undertakings:	See Schedule 3 (Information Undertakings).
General Undertakings:	See Schedule 5 (General Undertakings).
Events of Default:	See Schedule 6 (Events of Default).
An Event of Default is continuing or outstanding unless it is remedied or waived.
Security and Guarantees:	No guarantee other than the guarantee to be provided by Chindex US within 90 business days of the Closing Date, provided that if the proposed regulations (the Proposed Regulations) under Section 956 issued by the U.S. Department of the Treasury and the Internal Revenue Service (IRS) are finalised and passed (the Trigger Date) such that there is no negative tax implication on any member of the NFC Group in providing guarantees in relation to the Facility, subject to the agreed security principles (to be consistent with the Documentation Principles, the Agreed Security Principles) and the provisions of this section:

(a)
guarantees shall be granted by each other direct and indirect subsidiary of Chindex US as at the Trigger Date (the Initial non-PRC Guarantors) which is incorporated outside the PRC within 90 business days of the Trigger Date;

(b) the Company shall ensure that each future direct and indirect subsidiary of Chindex US which is incorporated outside the PRC and which is or
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becomes a Material Subsidiary after the Trigger Date (together with the Initial non-PRC Guarantors, the non-PRC Guarantors) to become a guarantor within 60 business days of delivery of the compliance certificate demonstrating that such subsidiary is a Material Subsidiary; and

(c)
the Company shall ensure (x) each Group Member incorporated in PRC the equity interest in which are directly held and wholly-owned by an offshore Group Member (First Tier WFOE) as at the Trigger Date (each an Initial PRC Guarantor) becomes a guarantor within 60 business days of the Trigger Date, and (y) each future direct and indirect subsidiary of Chindex US which is incorporated in PRC and which is or becomes a Material Subsidiary after the Trigger Date (each an Subsequent PRC Guarantor, together with Initial PRC Guarantors, the PRC Guarantors) becomes a guarantor within 60 business days of delivery of the compliance certificate demonstrating that such subsidiary is a Material Subsidiary, and, in each case, register such guarantees with relevant PRC authority (including but not limited to SAFE and MOFCOM) within 180 business days after the Trigger Date, provided that if it is reasonably expected that any such PRC Guarantor’s obligation to grant guarantee or register its guarantee will not be completed within 60 business days or (as applicable) 180 business days after the Trigger Date (the initial deadline), the Company shall on or prior to the day falling 30 business days before the last day of such initial deadline, notify the Agent of such situation and there shall be an extension to grant such guarantee or complete such guarantee registration until the relevant guarantee is granted or the relevant guarantee registration is completed (as the case may be).

No ongoing guarantor coverage test.
Subject to the Agreed Security Principles and the provisions of this section, the Pre-Closing Transaction Security Documents (as defined below) will be required to be granted as a condition precedent to the Utilisation Date and the following Security will be required to be granted as a conditions subsequent after the Utilisation Date:

(a)
a US law governed first ranking all asset security to be entered into by Chindex US and the Security Agent in relation to the creation of security over all of the assets of Chindex (including assignment of rights under the intercompany loans granted to Chindex US’ offshore subsidiaries by Chindex US and bank accounts but excluding shares held by Chindex US in any Group Member);

(b)
a HK law governed first ranking share mortgage to be entered into by Chindex US and the Security Agent in relation to the creation of security over 65% of all the shares in (i) United Family Hospitals and Clinics Limited (HK) (HHK (HK)) and (ii) United Family Healthcare Holdings Limited (HK) (UFHK (HK));

(c)
a Mauritius law governed first ranking share mortgage to be entered into by Chindex US and CHM Mauritius and the Security Agent in relation to the creation of security over 65% of all the shares in (i) United Family Healthcare Holdings (Mauritius) (CHM (Mauritius)) and (ii) United Family American Hospital Ventures (Mauritius) (CAV (Mauritius)) respectively;

(d)
a BVI law governed first ranking share mortgage to be entered into by Chindex US and the Security Agent in relation to the creation of security over 65% of all the shares in Chindex Medical Holdings Ltd. (CMH (BVI));

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(e)
PRC law governed first ranking equity pledges to be entered into by Chindex US and the Security Agent in relation to the creation of security over 65% of all the equity interests in
(i)   (NH) and (ii)   (SHU);

(f)
PRC law governed first ranking equity pledges to be entered into by the HHK (HK) and the Security Agent in relation to the creation of security over 65% of all the equity interests in (i) (TJU) and (ii) (BJU); (iii)  (Rehab) and (iv)  (QDU);

(g)
PRC law governed first ranking equity pledges to be entered into by the Security Agent and (i) the CAV (Mauritius) in relation to the creation of security over 65% of all the equity interests in (UFH (WFOE)); (ii) UFH (WFOE) in relation to creation of security over 65% of all the equity interests in (Access) and (iii) Access in relation to the creation of security over 65% of all the equity interests in (SHY) and (YHJ);

(h)
a BVI law governed first ranking share mortgage to be entered into by the HHH Inc. and the Security Agent in relation to the creation of security over all the shares in Healthy Harmony Limited (HH (BVI));

(i)
a HK law governed first ranking share mortgage to be entered into by HH (BVI) and the Security Agent in relation to the creation of security over all the shares in United Family Healthcare Limited (UFHL (HK)) and United Family Healthcare (Hong Kong) Limited (UFHHKL (HK)); and

(j)
PRC law governed first ranking equity pledges to be entered into by the Security Agent and UFHL (HK) in relation to the creation of security over all the equity interests held by UFHL (HK) in (i) (GZU); (ii) (PDU) and (iii) (DTU).

(items (a) to (j) are collectively referred to as the Post-Closing Transaction Security Documents).
If the proposed regulations (the Proposed Regulations) under Section 956 issued by the U.S. Department of the Treasury and the Internal Revenue Service (IRS) are finalised and passed (the Trigger Date) such that there is no substantive negative tax implication on any member of the NFC Group in granting share mortgage over 100% of all of the shares held in a Group Member in relation to the Facility, subject to the agreed security principles (to be consistent with the Documentation Principles, the Agreed Security Principles) and the provisions of this section, the Post-Closing Transaction Security Documents under paragraphs (b) to (g) above will be in respect of 100% of all of the shares held by the relevant chargor in relevant charged companies.
Subject to the Agreed Security Principles and the provisions of this section, (A) the transaction security to be provided under paragraphs (a) to (d), (h) and (i) above shall be put in place within 60 business days of the Utilisation Date; (B) the transaction security to be provided under paragraphs (f)(iv) and (g)(i) above shall be put in place within 120 business days of the Utilisation Date and (C) the transaction security to be provided under paragraphs (e), (f)(i) to (iii), (g)(ii) to (iii) and (j) above shall be put in place within 180 business days of the
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Utilisation Date).
Subject to the Agreed Security Principles, permissibility under applicable law and full cooperation by the Lenders and the Security Agent and the provisions of this section, in respect of the transaction security under paragraphs (e), (f), (g) and (j), if it is reasonably expected that (x) the requirement to obtain minority shareholder’s consent to provide such transaction security will not be completed within 180 business days of the Utilisation Date or (y) relevant pledgor’s obligation to grant and/or register such PRC law governed equity pledges with relevant PRC authority (including but not limited to SAFE and MOFCOM) will not be completed within 120 business days or, as applicable, 180 business days of the Utilisation Date (the initial deadline), the relevant Obligors shall, on or prior to the day falling 30 business days before the last day of such initial deadline, notify the Agent of such situation and there shall be an extension to complete security registration timeline until the relevant security registration is completed. The timeline in this paragraph shall also apply to any amendment of the PRC law governed equity pledges as a result of the occurrence of the Trigger Date and the increase of the equity interest such to such pledge as contemplated by the second immediate preceding paragraph.
All asset security limited to security over shares/non-PRC bank accounts/intercompany receivables/rights under the Transaction Agreement/insurance policies/material fixed assets and inventory subject to Agreed Security Principles consistent with the Documentation Principles. No security over any other asset (including real estate) will be provided.
No guarantee or security from the Targets or any of its subsidiaries is required as a condition precedent to the Utilisation Date.
A Material Subsidiary is (a) each Obligor and any Group Member (whether a direct or indirect Subsidiary) whose earnings before interest, tax, depreciation and amortisation (in each case calculated on the same basis as EBITDA but excluding intra-group items and investments in Subsidiaries) represents more than 5% of the consolidated EBITDA of the Group (which shall, in each case, be tested annually by reference to the Group’s annual audited accounts) or (b) the direct or indirect holding company of a Material Subsidiary determined in accordance with paragraph (a) above.
Acceleration Event:	Subject to “Certain Funds Conditions” above and “Clean Up Period” below, an Acceleration Event means following an Event of Default that is continuing, the Agent, acting on the instructions of the Majority Lenders under the Facility Agreement, gives notice that all outstanding amounts under the Facility are immediately due and payable (or, declaring that such outstanding amounts are payable on demand).
Clean Up Period:	Until and including the date falling 120 days after the Closing Date (the Clean Up Period), events or circumstances relating to the Target Group which would otherwise breach the representations or undertakings or cause an actual or potential Event of Default (other than an Event of Default resulting from non-payment, insolvency, insolvency proceedings, creditors’ process, unlawfulness, non-compliance with security or guarantee undertakings, invalidity or repudiation) shall not constitute a breach or be an actual or potential Event of Default or act as a drawstop, unless such event or circumstance:
(a) has a Material Adverse Effect;
(b) was procured or approved by the Company; or
(c) is unremedied at the end of the Clean Up Period,
provided that such breach is capable of remedy and reasonable steps are taken
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to remedy such breach if Company is aware of the relevant circumstances at the time.
In addition, in the case of any acquisition permitted by the Facility Agreement, there will be a 120 days “clean-up” period commencing on the date of completion of such acquisition in respect of circumstances relating only to the acquired entity or business.
Material Adverse Effect:	A material adverse effect (after taking into account all resources, insurance, indemnity and assurance available to the Group and the timing and likelihood of recovery) on:
(a) the consolidated business, assets or financial condition of the Group (taken as a whole);
(b) the ability of the Obligors (taken as a whole) to perform their payment obligations under any Finance Document; or

(c)
subject to legal reservations and any perfection requirements, the validity or enforceability of any Finance Document in accordance with their terms or the effectiveness of any Transaction Security granted pursuant to any of the Finance Documents in any way which is:

(i) materially adverse to the interests of the Lenders taken as a whole under the Finance Documents (taken as a whole); and
(ii) if capable of remedy, not remedied within 30 business days of the Company becoming aware of the relevant event or circumstance or being given notice of the same by the Agent.
Hedging:	The Group may enter into hedging arrangements in the ordinary course of business but not for speculative purposes with any person. Any provider of hedging in connection with the Facility, any Permitted Additional Debt or Refinancing Indebtedness (not for speculative purpose) shall, subject to accession to the Intercreditor Agreement as a hedging counterparty, be treated as a pari passu senior creditor and share in security package (Secured Hedging). All hedging contracts will be by way of ISDA documentation. No minimum hedging requirement and no over-hedging.
Majority Lenders:	Lenders holding 66 2∕3% or more of the commitments under the Facility.
Super Majority Lenders:	Lenders holding more than 75% of the aggregate amount of commitments under the Facility.
Lender Voting and Amendments:	The Finance Documents may be amended or waived with the consent of the Company and the Majority Lenders.
Matters requiring Super Majority Lenders’ approval will be limited amendments or waivers to (other than expressly permitted by the provisions of any Finance Document) the nature or scope of the Transaction Security and the guarantees provided by the Guarantors (including any release thereof).
Matters requiring all Lenders’ approval will be limited to amendments or waivers to:
(a) the definition of Majority Lenders, Super Majority Lenders or Structural Adjustment;
(b) provisions that expressly require the consent of all Lenders;
(c) the rights of Lenders to assign or transfer their rights or obligations under the Finance Documents;
(d) provisions governing the several rights and obligations of Lenders;
(e) (other than expressly permitted by the provisions of any Finance Document) provisions governing the sharing of recoveries among the Lenders and partial payments;
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(f) (other than expressly permitted by the provisions of any Finance Document) the manner in which the proceeds of enforcement of the Transaction Security are distributed;
(g) any requirement that a cancellation of commitments (in respect of the Facility) reduces the commitments of the Lenders (in respect of such Facility) rateably;

(h)
any change to a Borrower or an Obligor (in each case without prejudice to the provisions in this term sheet regarding release of guarantees and Transaction Security) other than in accordance with the Facility Agreement;

(i) any amendment to the order of priority or subordination under the Intercreditor Agreement;
(j) any amendments to the sections below entitled “Excluded Commitments” and “Replacement Lender”; and
(k) the governing law provision.
Structural Adjustment:	Only affected Lenders’ consent required provided that Majority Lender consent is obtained for an amendment or waiver that:
(a) makes an increase in or addition to any commitment or any extension of the availability of any commitment (other than by way of a Permitted Additional Debt Facility);
(b) makes an extension to the date of payment of any principal, interest, fees, commission or other amount payable under the Finance Documents;
(c) makes a reduction in the principal, interest rate, fees, commission or other amount payable under the Finance Documents or redenomination of the currency of any amount payable thereunder;

(d)
introduces any additional loan, commitment or facility under the Finance Documents (provided that any such additional loan, commitment or facility shall rank pari passu with, or junior to, the Facility);

(e) makes a reduction of any mandatory prepayment (or makes an extension of its payment date); or

(f)
makes any changes to the Finance Documents (including changes to, the taking of, or the release coupled with the retaking of, any guarantee or security) consequential on or required to implement or reflect any of the foregoing.

The ability to implement a Structural Adjustment is without prejudice to the right to raise any Permitted Additional Debt, Permitted PRC Indebtedness or Refinancing Indebtedness.
Excluded Commitments:	If a Lender:

(a)
does not accept or reject, in writing, a request from any Group Member for any consent, amendment, release or waiver under the Finance Documents within 15 business days (or, if the Company agrees to a longer time period in relation to that request or the Company specifies a longer period in that request during which a Lender may respond, on or prior to the expiry of such longer period so agreed or specified by the Company) of the date of such request being made or notifies the Agent in writing that it is abstaining from responding to such request (such Lender being a Non-Responding Lender); or

(b) becomes a Defaulting Lender,
such Non-Responding Lender and any Defaulting Lender’s participations and commitments shall be excluded from the calculation and shall not be required in
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order to achieve the required level or approvals.
Replacement Lender:	In the event that a Lender:
(a) seeks to charge or claim any amount pursuant to any illegality, tax gross up, tax indemnity, increased cost or market disruption provisions of the Finance Documents (an Increased Costs Lender);
(b) does not consent to any amendment, consent or waiver that requires more than Majority Lender consent and to which the Majority Lenders have consented (a Non-Consenting Lender);
(c) has failed to participate in a utilisation it is obliged to make under the Finance Documents;

(d)
has given notice to a Group Member or the Agent that it will not make, or that it has disaffirmed or repudiated any obligation to participate in, a utilisation in breach of the Facility Agreement;

(e) has otherwise rescinded or repudiated a Finance Document or any term of a Finance Document;
(f) is one with respect to which an insolvency event has occurred (a Lender under paragraph (c), (d), (e) or (f) is a Defaulting Lender);

(g)
which is or is acting on behalf of any person (other than a Group Member of a Sponsor Affiliate) that is principally engaged in a business that is in commercial competition with the core business of the Group (together with each Affiliate of such person or entity engaged in such activities), provided that for the avoidance of doubt this shall not include any person or entity (or any of its Affiliates) which is a bank, financial institution or trust, funds or other entity whose principal business is investing in debt or who is regularly engaged in making, purchasing or investing in loans, securities or other financial assets (and who has been incorporated or established for not less than 6 months) (such person, a Competitor), an investor or equity holder that has control over a Competitor or any advisor to any such person referred to above, subject to exceptions to be agreed (Conflicted Lender); and/or;

(h) is a Non-Responding Lender,
the Company shall be entitled (but not obliged) to (i) require the transfer of all of such Lender’s participation at par plus accrued interest and fees to one or more persons selected by the Company, who is willing to take such transfer, (ii) prepay (or to procure that another Group Member prepays) all of such Lender’s participation at par plus accrued interest and fees and/or (iii) cancel all undrawn commitments of that Lender.
Assignments and Transfers:	No Transfer permitted until following the Utilisation Date. Transfer means a transfer, assignment, novation (or any such arrangement having a similar effect, whether it conveys voting rights or otherwise) or a sub-participation or sub-contract (which involves a transfer of any voting right, direct or indirectly, under or in relation to the Finance Document (including as a result of being able to direct the way that another person exercises its voting rights)).
Each Lender will be free to Transfer its commitments in the Facility at any time after the Utilisation Date in whole or in part to any bank, financial institution, fund, trust or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or any other person provided that unless (x) made to another Lender in the same Facility, an affiliate of a Lender (with no less than 10 business days’ prior written notice to the Company), (y) to a person on an agreed whitelist, or (z) while a non-payment, insolvency, insolvency proceeding
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or creditors’ process Event of Default is continuing, any such Transfer shall require the prior written consent of the Company (in the absolute discretion of the Company). Other transfer provisions to be consistent with the Documentation Principles. Absolute prohibition (both prior to or post an Event of Default) on Transfers to Defaulting Lenders, non-commercial lenders (hedge fund, loan-to-own fund, private equity fund, debt restructuring fund or activist fund but does not include a Sponsor Affiliate) and Competitors. Purported transfers in breach of transfer provisions are void.
The Lenders will bear all fees, costs and expenses in connection with a Transfer and the Group will not be required to pay any fees, costs, expenses, taxes, indemnity payment, gross-up payment, increased cost payment or other payment to a new Lender (or a Lender lending through a new facility office) in excess of what it would have been required to pay immediately prior to the Transfer being effected.
Debt Buy Backs:	No restriction on members of the Group acquiring loans provided that such purchase is (a) per the LMA solicitation or open order process and (b) is funded from paragraphs (i), (ii), (iii) or (iv) of the definition of Acceptable Funding Sources.
The acquired loans must be irrevocably cancelled as soon as reasonably practicable following completion of the transfer unless the purchaser is not the Company or cancellation gives rise to adverse tax consequences, provided that where loans remain outstanding no Group Member shall be permitted to (i) exercise any voting rights attached to such loans (except in relation to matters which are materially detrimental (in comparison to the other Lenders) to the rights and/or interests of that Group Member solely in its capacity as a Lender (and, for the avoidance of doubt, excluding its interests as a holder of equity in any portion of the Group or its business), (ii) attend any Lender meeting or receive any Lender information in its capacity as a holder of such loans or (iii) transfer any such loans to any person who is not a Group Member.
No restrictions on Sponsors or their affiliates acquiring the Facility, provided that the relevant Lender (but excluding for these purposes any debt fund falling within the proviso of the definition of Sponsor Affiliate) shall be subject to customary restrictions on voting, attending meetings and receiving information.
Basket Increases:	If EBITDA increases on any Test Date (to be determined by reference to Annual Financial Statements most recently delivered pursuant to paragraph (a)(i) of Schedule 3 (Information Undertakings)) by reference to the agreed base case or as a result of a Permitted Acquisition (after taking into account any Pro Forma Adjustments obtainable as a result of such acquisition), all baskets expressed in a monetary limit (including baskets for permitted business acquisitions, permitted disposals, permitted financial indebtedness, permitted guarantees, permitted loans, permitted sale and leasebacks and permitted security but excluding baskets for Permitted Distributions) will be permanently increased by the same percentage to which Adjusted EBITDA exceeds EBITDA by reference to the base case model or as a result of a Permitted Acquisition. Company may redesignate between baskets at its discretion. Any unused basket can be carried forward and spent first in the next relevant period, and up to 30% of any annual basket can be carried back to the immediately preceding relevant period with a corresponding reduction for that next relevant period.
Tax:	Customary tax gross-up provisions to apply. No Obligor will be required to pay additional amounts (relating to Tax Gross-up or Increased Costs) as a result of a transfer or change in lending office by a Lender after the Signing Date. No gross-up or indemnity for any deductions in respect of FATCA.
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Excluded Matters:	None of the steps, transactions, reorganisations or events set out in or expressly contemplated by the Structure Memorandum (as defined below) or, in each case, the actions or intermediate steps necessary to implement any of those steps, actions or events shall constitute a breach of any representation and warranty or undertaking in the Facility Agreement or any of the other Finance Documents or result in the occurrence of an actual or potential Event of Default or a Certain Funds Default and shall be expressly permitted under the terms of the Facility Agreement and the other Finance Documents.
Prior to the Closing Date (and subject at all times to the certain funds provisions), no breach of any representation, warranty, undertaking or other term of (or actual or potential Event of Default (however so described) under) any document relating to the existing financing arrangements of any member of the Target Group shall constitute a breach of any representation and warranty or undertaking in the Facility Agreement or any of the other Finance Documents or result in the occurrence of an actual or potential Event of Default.
Management Input:	This term sheet has been negotiated without the full involvement of management of the Target Group and all parties agree to negotiate in good faith any amendments that may be required to the terms of the Facility Agreement, following a more detailed review by management.
No Investor Recourse:	No Finance Party will have any recourse to any Investor Affiliate (excluding the Parent, any HHH Group Member and any Group Member but, in respect of the Parent and any HHH Group Member, on a limited recourse basis and with respect to assets the subject of security only) in respect of any term of any Finance Document, any statements by Investor Affiliates, or otherwise (save for fraud in which case liability shall be determined in accordance with applicable law). No director, officer or employee of the Investor Affiliates or any Group Member (or of any affiliate thereof) shall be personally liable for any representation, statement, certificate or other document required to be delivered or made under a Finance Document (save for fraud in which case liability shall be determined in accordance with applicable law).
Sponsor Affiliate:
(a)
Any Sponsor, each of their respective affiliates, any trust of which any Sponsor or any of their respective affiliates is a trustee, any partnership of which any Sponsor or any of their respective affiliates is a partner and any trust, fund or other entity which is managed or is advised by, or is under the control of, the Advisor, any Sponsor or any of their respective affiliates; and

(b) any person acting in concert with any party listed in paragraph (a) above, provided that any such trust, fund or other entity which has been established for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by the Advisor, any Sponsor or any of their respective affiliates which have been established for the primary purpose or main purpose of investing in the share capital of companies, in each case, shall not constitute a Sponsor Affiliate.
For the purposes of this definition:
A person is acting in concert with another person if: (i) they are a shareholder in the Advisor, any Sponsor or any of their respective affiliates; and (ii) in relation to such shareholding, they, whether pursuant to any agreement or understanding, formal or informal or otherwise, actively co-operate to obtain, maintain, consolidate or exercise control over that company or control of the voting rights attaching to their holding of shares in that company to a greater
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extent than would be possible by reason of their individual shareholdings alone.
Investors:	The Sponsors, any Sponsor Affiliate, management, employees and any other person holding an interest in the Group pursuant to a management incentive plan, incentive scheme or similar arrangement, any co-investor agreed with the Arrangers and any other person approved by the Majority Lenders, in each case, including their respective successors, assigns and transferees.
Investor Affiliate:	An Investor, any affiliate of an Investor, any trust of which an Investor or any of its respective affiliates is a trustee, any partnership of which an Investor or any of its affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, an Investor or any of its respective affiliates (in each case, including their respective successors, assigns and transferees), provided that any such trust, fund or other entity which has been established for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by an Investor or any of its respective affiliates which have been established for the primary purpose or main purpose of investing in the share capital of companies, in each case, shall not constitute an Investor Affiliate.
Exchange Rate Fluctuations and Basket Reclassification:	When applying baskets, thresholds and other exceptions to the Representations, Undertakings and Events of Default, the equivalent amount of a currency shall be calculated as at the date of the relevant Group Member incurring, committing to or making the relevant disposal, acquisition, investment, payment, debt or other relevant action. No actual or potential Event of Default or breach of Representation or Undertaking shall arise merely as a result of a subsequent change in the currency equivalent of any relevant amount due to fluctuations in exchange rates.
In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in the Finance Documents, the Company, in its sole discretion, may classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Company be split between different baskets or exceptions).
For the purpose of calculating Cash and Cash Equivalent Investments, it shall be included in the calculation such amount of Cash and Cash Equivalent Investments used for cash collateralizing and/or supporting borrowings.
Boilerplate:	The relevant Facility Agreement will contain customary provisions relating to set off (following an Acceleration Event), indemnities (cost of investigating matters not proving to be Default to be for the account of the relevant Lenders), illegality, market disruption (40% of Lenders), increased costs (excluding any Basel II costs, Basel III costs, Dodd-Frank costs, to the extent the relevant Lender is required to apply laws in connection with such costs on the date on which it becomes a Lender), break costs (to be defined in the Facilities Agreement), Defaulting Lenders and payment mechanics.
Construction:
(a)
A Default or an Event of Default or a Certain Funds Default will be remedied (and cease to be continuing) where the underlying circumstances giving rise to the Default or Event of Default or Certain Funds Default (as the case may be) cease to exist or where actions have been taken which have addressed the underlying circumstances in each case with the effect that those underlying circumstances (after giving effect to the taking of such actions) no longer constitute a Default or an Event of Default or a Certain Funds Default (as the case may be), provided that if an Acceleration Event has occurred, then such Event of Default is no longer

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capable of being remedied and will be continuing unless it has been waived.
(b) An Acceleration Event is continuing if the relevant Acceleration Event has occurred and the underlying notice of acceleration has not been withdrawn by the Agent.

(c)
In addition to paragraph (a) above and subject to paragraph (b) above, if a Default (including an Event of Default and a Certain Funds Default) occurs for a failure to deliver a required certificate, notice or other document in connection with another default (an Initial Default) then at the time such Initial Default is remedied or waived, such Default (including an Event of Default and a Certain funds Default) for a failure to report or deliver a required certificate, notice or other document in connection with the Initial Default will also be cured without any further action further action. Any Default (including an Event of Default and a Certain funds Default) for the failure to comply with the time periods prescribed in Schedule 3 (Information Undertakings), or otherwise to deliver any notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in the Facility Agreement or any other Finance Document, shall be deemed to be cured upon the delivery of any such report required by such covenant or notice, certificate or other document, as applicable, even though such delivery is not within the prescribed period specified in the Facility Agreement or any other Finance Document.

(d)
Knowledge means, in respect of an Obligor, the Parent or a Group Member, to the best of the knowledge and belief of the directors of such Obligor or, the Parent or such Group Member (as the case may be) (after due and careful enquiry).

Law:	English law.
Counsel to the Sponsors	Kirkland & Ellis.
Counsel to the Arrangers, Lenders and Agent:	White & Case.
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Schedule 1
Initial Conditions Precedent
Unless otherwise mentioned, the following are to be in form and substance satisfactory to the Arrangers (acting reasonably).
(a)
Corporate:   Copies of incorporation and constitutional documents, board (and, if required under local law, shareholder) resolutions, customary officer’s certificates (including confirmation that borrowing, guaranteeing and security limits will not be breached) and specimen signatures for each of the Parent and the Company and customary registers and certificates of good standing and solvency certificates.

(b)
Finance Documents:   Copies of the Facility Agreement, the Intercreditor Agreement and Fee Letter(s) executed by the Parent and/or the Company.

(c)
Security Documents:   A copy of each of the following security documents (the Pre-Closing Transaction Security Documents) executed by the Parent and the Company, together with customary deliverables:

(i)
a Cayman law governed first ranking share mortgage to be entered into by the Parent and the Security Agent in relation to the creation of security over all the shares in the Company and the completion of any perfection or other requirements in respect to such security;

(ii)
a Cayman or English law governed first ranking assignment agreement to be entered into by the Parent and the Security Agent in relation to assignment of any intercompany loans made to the Company by the Parent and the completion of any perfection or other requirements in respect to such security;

(iii)
a Cayman or English law governed first ranking all asset security to be entered into by the Company and the Security Agent in relation to the creation of security over all of the assets of the Company (including assignment of rights under the Transaction Agreement and intercompany loans granted by the Company to its subsidiaries).

(iv)
a Cayman law governed first ranking share mortgage to be entered into by the Company and the Security Agent in relation to the creation of security over all the shares in the General Partner and all limited partnership interests in the Partnership, provided that neither the General Partner nor the Partnership shall be required to sign or deliver any documents, notices, instruments, deliverables or take any steps prior to Closing Date (as a condition precedent or otherwise), and any perfection or other requirements involving the General Partner or the Partnership shall be a condition subsequent to be completed after the Closing Date;

(v)
a signed and undated US law governed first ranking share mortgage to be entered into by the Company and the Security Agent in relation to the creation of security over all the shares in Chindex US provided that Chindex US shall not be required to sign or deliver any documents, notices, instruments, deliverables or take any steps prior to Closing Date (as a condition precedent or otherwise), and any perfection or other requirements involving Chindex US shall be a condition subsequent to be completed after the Closing Date; and

(vi)
a signed and undated Cayman law governed first ranking share mortgage to be entered into by the Company and the Security Agent in relation to the creation of security over all the shares in HHH Inc., provided that HHH Inc. shall not be required to sign or deliver any documents, notices, instruments, deliverables or take any steps prior to Closing Date (as a condition precedent or otherwise), and any perfection or other requirements involving HHH Inc. shall be a condition subsequent to be completed after the Closing Date.

(d)
Legal opinions:   Customary legal opinions from counsel to the Arrangers and where customary in the relevant jurisdiction, from counsel to the Obligors, substantially in the form distributed to the Arrangers on or prior to Signing Date.

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(e)
Due diligence:   A copy of each of the following due diligence reports on a non-reliance basis (collectively, the Reports):

(i)
financial due diligence report dated 23 April 2019 prepared by PricewaterhouseCoopers;

(ii)
tax due diligence report dated 5 April 2019] prepared by PricewaterhouseCoopers;

(iii)
commercial due diligence report dated February 2019 prepared by McKinsey & Company;

(iv)
summary of offshore legal due diligence report dated 5 April 2019 prepared by Simpson Thacher & Bartlett LLP;

(v)
onshore legal due diligence report dated 22 April 2019 prepared by Global Law Office ; and

(vi)
the tax structure memorandum prepared by PricewaterhouseCoopers dated 12 May 2019 incorporating transaction steps (Structure Memorandum),

provided that the Reports listed at paragraphs (i) to (v) above are delivered for information purposes only and provided further that this condition precedent will be satisfactory to the Agent if the Reports are provided in the draft form each dated on the date referred to in the definition of  “Reports” (the Original Version) and the final forms are not materially different in respects that are materially adverse to the interest of the Finance Parties (taken as a whole) compared to such Original Version of such Report or are approved by the Arrangers (acting reasonably).
(f)
Acquisition Documents:   A copy of each executed Acquisition Document provided that commercially sensitive items may be redacted and provided further that this condition precedent will be satisfactory to the Agent if the Acquisition Documents are provided in the form received and approved by the Arrangers prior to the Signing Date save for any amendments or waivers which are not materially adverse to the interests of the Finance Parties (taken as a whole) under the Finance Documents or any other changes or additions approved by the Arrangers (acting reasonably).

(g)
Closing certificate:   a certificate from the Company confirming that:

(i)
each of the conditions to the Acquisition Documents have been satisfied or waived (other than payment of the purchase price under the Acquisition Documents or any other matter or condition which cannot be satisfied until Completion or following Completion or to the extent it is not reasonably likely to materially and adversely affect the interests of the Lenders or with the consent of the Agent (acting on the instruction of the Majority Lenders, such consent not to be unreasonably withheld or delayed), and Completion will occur promptly following the Utilisation Date and no other term of the Acquisition Documents (or any Acquisition Document itself) has been amended, varied, novated, supplemented, superseded, terminated, waived or repudiated other than as permitted (or not prohibited) by the Facility Agreement; and

(ii)
it has received, prior to the Utilisation Date:

(A)
the Minimum Equity Investment (as defined below), and the aggregate of the Minimum Equity Investment and the proceeds of the Initial Term Loans to be drawn on the Utilisation Date will be sufficient to pay the amount of Acquisition Consideration due on the Closing Date in accordance with the terms of the Acquisition Documents. For the purpose of this paragraph, Minimum Equity Investment shall in any event include:

(I)
the cash proceeds contributed by the Sponsors of not less than US$633,000,000 to be applied for payment of the Acquisition Consideration, and

(II)
Rollover Equity Consideration (being the portion of the Acquisition Consideration that is agreed by the recipient thereof, whether pursuant to the Acquisition Documents or otherwise, to be reinvested in the Sponsor by way of subscription for certain Sponsor shares), and

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(B)
the cash proceeds contributed by the Sponsors of not less than US$100,000,000 to be applied in the form of foreign debt through one or more Account Banks for expenditure or any other working capital and/or general corporate purposes in respect of Group Member after the Closing Date.

(h)
Base case model:   A financial model (Base Case Model) in the form agreed by the Company and the Arrangers on or prior to the Signing Date (save for any amendments or waivers which are not materially adverse to the interests of the Finance Parties (taken as a whole) under the Finance Documents) or as amended or supplemented with the consent of the Arrangers (acting reasonably and such consent shall not be unreasonably withheld or delayed).

(i)
Group structure:   Unless included in one of the Reports and specified by (or on behalf of) of the Company as being the group structure chart (the Group Structure Chart) for the purposes of this Schedule 1, a group structure chart showing the Group assuming the Closing Date has occurred (provided that such group structure chart shall not be required to be in form and substance satisfactory to the Agent and/or Arrangers).

(j)
Original financial statements:   Copies of the combined management accounts of Chindex International, Inc. for the financial years ending on 31 December 2018 made available to the Company and copies of the audited annual consolidated financial statements of the Group for the financial year ending on 31 December 2018 provided that the financial statements shall not be required to be in form and substance satisfactory to the Agent and/or Arrangers (the Original Financial Statements).

(k)
Funds Flow:   A copy of the funds flow statements (the Funds Flow Statement) provided that this condition precedent shall not be disclosed to any person other than the Arrangers and the Agent (not any other Finance Party), and it will be satisfactory to the Agent if it shows payments to and by the Company as contemplated in the Acquisition Documents and the Finance Documents and the payment of fees as contemplated in the Fee Letters and contains an up to date sources and uses table.

(l)
KYC:   Copies of any information and evidence related to each of the Parent and the Company, as reasonably requested by any Lender no later than five business days prior to Signing Date required in order to comply with “know your client”/anti-money laundering requirements under applicable laws and any internal policy requirements.

(m)
Process agent:   English service of process agent appointment.

Schedule 2
Representations
Each Obligor will make the following representations in respect of itself  (and, where consistent with the Documentation Principles, in respect of the relevant Group Member), and the Parent shall make the following representations marked with in respect of itself, subject to materiality, qualifications, baskets and other exceptions to be agreed, consistent with the Documentation Principles. All representations made on or prior to the Closing Date with respect to any member of the Target Group shall be qualified by the knowledge of the Company. The contents of the Reports are disclosed against and qualify the representations in this Schedule 2.
(a)
Status

(b)
Binding obligations

(c)
Non-conflict with other obligations

(d)
Power and authority

(e)
Authorisations

(f)
Governing law and enforcement

(g)
Insolvency

(h)
No filing or stamp taxes

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(i)
No default

(j)
Information Package and Base Case Model

(i)
Save to the extent disclosed to the Arranger in writing on or prior to the Signing Date and to the Company’s Knowledge:

(A)
any material factual information (other than information of a general economic nature) relating to the Group supplied by the Group and contained in the Information Package (taken as a whole) (the Information) was true and accurate in all material respects as at the date of applicable Report, the Base Case Model and the Information Memorandum or, if earlier, the date the information is expressed to be to be given;

(B)
no Information was omitted from the Information Package where the omission results in the Information Package, taken as a whole, being misleading in any material respect in the context of the transaction as a whole; and

(C)
no event or circumstance has occurred since the date of the Information Memorandum or any Report (as the case may be) that results in the Information Package, taken as a whole, being untrue or inaccurate or misleading in any material respect in the context of the transaction as a whole;

(D)
all other written information provided by any Group Member to a Finance Party pursuant to any express provision of any Finance Document on or after the Signing Date is, taken as a whole, true, complete and accurate in all material respects and is, taken as a whole, not misleading in any respect (in each case) as at the date on which such information is provided, provided that the Company is not required to review or make any enquiry in relation to matters within the technical or professional expertise of the provisions of the relevant Reports.
(ii)
Any financial projections or forecasts contained in the Base Case Model or the Information Memorandum were prepared on the basis of recent historical information and assumptions (or grounds for opinions) believed by the Company in good faith to be reasonable at the time of being prepared (it being understand that such financial projections or forecasts are subject to significant uncertainties and contingencies many of which may be beyond the control of the Group and that no assurances can be given that such financial projections or forecasts will be realised.

For the purpose of this paragraph:
Information Memorandum means the document (if any) in the form approved by the Company concerning the Company and the Target Group which, at the request of the Company and on its behalf was prepared in relation to this transaction, approved by the Company.
Information Package means the Information Memorandum, the Base Case Model and the Reports.
(k)
Accounts

To the Company’s Knowledge and save as otherwise disclosed to the Arranger or the Agent in writing:
(i)
the Annual Financial Statements most recently delivered pursuant to paragraph (a)(i) of Schedule 3 (Information Undertakings) were prepared on a basis consistent in all material respects with the applicable Accounting Principles and present a true and fair view of the consolidated financial position of the Group, as at the date to which they were prepared and for the Financial Year then ended;

(ii)
the Semi-Annual Financial Statements most recently delivered pursuant to paragraph (a)(i) of Schedule 3 (Information Undertakings):

(A)
were prepared on a basis consistent in all material respects with the applicable Accounting Principles; and

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(B)
fairly present the consolidated financial position of the Group as at the date to which they were prepared and for the Relevant Period then ended,

in each case (a) save as set out therein or the notes thereto, (b) having regard to the fact they are management accounts prepared for management purposes and not subject to audit procedures and (c) subject to customary year-end adjustments; and
(iii)
the Original Financial Statements in the form provided to the Arranger are accurate in all material respects (save as referred to in the statements and notes thereto), and (if audited) present a true and fair view of the consolidated financial position of the Group or (if unaudited) fairly present the consolidated financial position of the Group, in each case, as at the date to which they were prepared.

(l)
Disputes

(m)
Compliance with law

(n)
Environmental laws

(o)
Taxation

(p)
Security, Financial Indebtedness and guarantees

(q)
Good title to assets

(r)
Legal and beneficial ownership

(s)
Shares

(t)
Intellectual property

(u)
Group Structure Chart (*)

(v)
Pari passu ranking

(w)
Acquisition Documents

(x)
Holding Companies

(y)
Ranking of security

(z)
Deduction of tax

(aa)
Sanctions and anti-money laundering and anti-corruption

(*)
subject to knowledge qualification.

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Schedule 3
Information Undertakings
(a)
Accounts:

(i)
Annual Accounts:   Commencing with the financial year ending on 31 December 2020, deliver annual audited consolidated financial statements of the Group (the Annual Financial Statements) no later than 120 days (or 180 days in case of the financial year ending on 31 December 2020) after each financial year end.

(ii)
Semi-Annual Accounts:   Subject to paragraph (c) below, commencing with the first full financial half-year following the Closing Date, deliver semi-annual unaudited consolidated financial statements of the Group (the Semi-Annual Financial Statements) no later than 90 days (or 150 days in case of the first full financial half year ending after the Closing Date) after the end of each financial first half-year.

(iii)
Until the last day of the first full financial year following the Closing Date, the accounts in the form currently prepared by Chindex US may be supplied and such accounts may be unconsolidated or on a combined or aggregated, rather than consolidated basis.

(b)
Compliance certificates:   deliver a compliance certificate with each set of Annual Accounts and Semi-Annual Accounts showing computations relating to compliance with financial covenants, and confirming that (so far as it is aware) no actual Event of Default is outstanding, commencing with the First Test Date.

(c)
Other reporting:   Other customary reporting requirements including notice of defaults, notice of litigation or environmental claims reasonably likely to have a Material Adverse Effect, notice of any event triggering any mandatory prepayment under the Facility Agreement, copies of documents required by law to be sent to creditors generally, other information on the financial condition and performance of, the Group (other than any budget, projections, forward-looking information, forecast or opinion or any additional financial statements or any disclosure in the ordinary course of business), as reasonably requested by the Agent (acting on the instructions of the Majority Lenders), subject to any confidentiality, privilege, legal or regulatory restrictions on disclosure (including stock exchange or listing rules).

(d)
KYC:   Information reasonably requested in order to comply with internal requirements for the purposes of complying with applicable “know your customer” laws and regulations introduced after the Signing Date.

Schedule 4
Financial Covenants
(a)
Calculation:   The financial covenants will be calculated in accordance with the agreed accounting principles and will be tested by reference to the most recent compliance certificate, accounts, and valuation reports delivered under the Facility Agreement.

(b)
Adjustments:

(i)
When calculating (or projecting) financial covenant compliance (and when calculating the Net Leverage Ratio where relevant in any provisions in the Facility Agreement), the Company:

(A)
shall include in determining EBITDA for any period (including the portion thereof occurring prior to the relevant acquisition) the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, mutatis mutandis) for the period of any person, property, business or material fixed asset acquired by any Group Member during such period (each such person, property, business or asset acquired and not subsequently disposed of, an Acquired Entity or Business);

(B)
shall exclude in determining EBITDA for any period the earnings before interest, tax depreciation and amortisation (calculated on the same basis as EBITDA, mutatis mutandis) of any person, property, business or material fixed asset sold, transferred or otherwise

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disposed of by any Group Member during such period (including the portion thereof occurring prior to such sale, transfer or disposition) (each such person, property, business or asset so sold or disposed of, a Sold Entity or Business);
(C)
may include in determining EBITDA the Pro Forma Adjustment in respect of any Acquired Entity or Business, Sold Entity or Business and any restructuring, reorganisation, cost-savings or other similar initiative (a Group Initiative) committed to be undertaken during such period (without double counting); and

(D)
may exclude any non-recurring costs and other expenses arising directly or indirectly as a consequence of acquiring an Acquired Entity or Business, disposing a Sold Entity and Business, or a Group Initiative, and so that no amount shall be included (or excluded) more than once.
(ii)
Pro Forma Adjustment means for any Relevant Period that includes the date on which an acquisition, entry into a joint venture, disposal or Group Initiative occurred or was implemented (without double counting), the pro forma increase in EBITDA projected by the Company after taking into account the effect of all reasonably identifiable and factually supportable cost-savings and synergies (without duplication with any cost-savings and synergies actually achieved) which the Company (acting reasonably and as certified in writing by a senior officer of the Group) believes can be obtained as a result of such acquisition, entry into a joint venture, disposal or Group Initiative in the 18 month period after that acquisition, entry or disposal or Group Initiative occurred or was implemented (and where cost savings and synergies will be obtained during such period it may be assumed that such cost-savings and synergies will be obtained during the entire such period at the full rate the Company reasonably believes can be achieved at any time during that period) provided that where such projected cost-savings or synergies exceed 15% of EBITDA (as adjusted for the acquisition, entry into a joint venture, disposal or Group Initiative) for such Relevant Period they must be supported by reporting or commentary by one of the “big four” accountants.

(c)
Total Net Debt:   To the extent the Net Leverage Ratio or any other financial definition used in the financial covenants is used as the basis (in whole or part) for permitting any transaction or making any determination under the Facility Agreement (including on a pro-forma basis) at any time after a Test Date, Total Net Debt shall be reduced to take into account any repayment of Financial Indebtedness made on or before the relevant date and shall be increased to take into account any incurrence or assumption of Financial Indebtedness made on or before the relevant date.

(d)
Financial Definitions:   The following financial definitions will be included in the Facility Agreement. Financial definitions used (but not defined in this Schedule 4) shall be determined in accordance with the Documentation Principles).

Acceptable Funding Sources means without double counting, the aggregate of amounts constituting:
(i)
Permitted Sponsor Amounts;

(ii)
New Shareholder Injections;

(iii)
any Retained Excess Cashflow;

(iv)
any Retained Net Proceeds;

(v)
De Minimis Proceeds;

(vi)
amounts constituting Completion Opening Cash;

(vii)
investment grants (including subsidies) and landlord incentives received by members of the Group;

(viii)
any prepayments waived by the Lenders to the extent stated how the waived amount is to be used in the relevant waiver request made by the Company to the Lenders (and only in relation to such use set out therein); and

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(ix)
amounts which are funded from any Permitted Financial Indebtedness incurred from a person that is not a Group Member,

in each case, which have not been and which are not required to be applied in prepayment of the Facility and to the extent not otherwise already allocated or utilised for a purpose not restricted under the Finance Documents.
Accounting Principles means, in respect of:
(i)
a Group Member incorporated in a jurisdiction which has generally accepted accounting principles, standards and practices, the generally accepted accounting principles, standards and practices in that jurisdiction or IFRS; or

(ii)
the consolidated Group or a Group Member incorporated in a jurisdiction which does not have generally accepted accounting principles, standards and practices, IFRS.

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount of any Financial Indebtedness of Group Members excluding (a) indebtedness owed by one Group Member to another Group Member, (b) all pension related liabilities, (c) Financial Indebtedness under paragraph (f) of the definition thereof or under paragraph (l) thereof  (to the extent relating to Financial Indebtedness under paragraph (f) thereof), and (d) Financial Indebtedness which constitutes Parent Liabilities.
Capital Expenditure means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (including the capital element of any expenditure or obligation incurred in connection with Capitalised Lease Obligations) but excluding any non-cash expenditure and only taking into account the actual cash payment made where assets are replaced and part of the purchase price is paid by way of part exchange.
Capitalised Lease Obligations means, with respect to any person, any rental obligation (including any hire purchase payment obligation) which, under the Accounting Principles, would be required to be treated as a Finance Lease or otherwise capitalised in the audited financial statements of that person, but only to the extent of that treatment and excluding, for the avoidance of doubt, any cash expenditure arising from an operating lease or lease which, in accordance with the Accounting Principles, is treated as an operating lease.
Cash means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a Group Member with an approved bank and to which a Group Member is alone (or together with other Group Members) beneficially entitled and for so long as:
(a)
that cash is repayable within 30 days after the relevant date of calculation;

(b)
repayment of that cash is not contingent on the prior discharge of any other Financial Indebtedness of any Group Member or of any other person whatsoever or on the satisfaction of any other condition outside the control of the Group Members;

(c)
there is no Security over that cash except for certain permitted security to be defined in the Facility Agreement; and

(d)
that cash is denominated in US dollars, RMB, HKD or other freely transferable and freely convertible currency and (except as mentioned in paragraphs (a) and/or (c) above) immediately available to the applicable Group Member (or, in the case of any term deposit, available at the expiry of the applicable term of such deposit or at any time subject to any loss of interest upon breaking the applicable term of such deposit), and shall include cash in tills and cash in transit.
Cash Equivalent Investments means at any time:
(a)
(i) certificates of deposit or time deposits (in each case) maturing within one year, or (ii) structured deposits or investments maturing within six months, (in each case) after the relevant date of calculation and issued by (A) any national commercial bank in the PRC; or (B) an approved bank;

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(b)
any investment in marketable debt obligations maturing within one year after the relevant date of calculation which is not convertible or exchangeable to any other security, issued or guaranteed by a government, governmental agency or multilateral intergovernmental organisation which is rated at least A-1 by S&P Global Ratings, F1 by Fitch Ratings Ltd. or P-1 by Moody’s Investors Service Limited;

(c)
any investment in debt securities maturing within one year after the relevant date of calculation which is not convertible into any other security and is rated either A-1 or higher by S&P Global Ratings, F1 or higher by Fitch Ratings Ltd. or P-1 or higher by Moody’s Investors Service Limited (or, if no rating is available in respect of such debt securities, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating);

(d)
commercial paper not convertible or exchangeable to any other security:

(i)
for which a recognised trading market exists;

(ii)
which matures within one year after the relevant date of calculation; and

(iii)
which has a credit rating of either A-1 or higher by S&P Global Ratings, F1 or higher by Fitch Ratings Ltd. or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of such commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(e)
investments accessible within three months in money market funds which:

(i)
have a credit rating of either A-1 or higher by S&P Global Ratings, F-1 or higher by Fitch Ratings Ltd. or P-1 or higher by Moody’s Investors Service Limited; and

(ii)
invest substantially all of their assets in securities or investments of the types described in paragraphs (a) to (d) above;

(f)
time deposit accounts, certificates of deposit and money market deposits (which mature within one year after the relevant date of calculation) with:

(i)
any approved bank; or

(ii)
any other bank or trust company organised under the laws of the PRC whose long-term debt is rated as high as or higher than any of those entities referred to in paragraph (f)(i) above; or

(g)
any other debt security approved by the Agent (acting on the instructions of the Majority Lenders, with each Lender acting reasonably),

in each case, denominated in US dollars, RMB, HKD or other freely transferable and freely convertible currencies and which any Group Member is alone (or together with other Group Members) beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security (other than certain exceptions to be agreed in the Facility Agreement).
Cashflow means, in respect of any Relevant Period, EBITDA for that Relevant Period without any double counting:
(i)
plus (to the extent not included in EBITDA) the amount of any rebate, credit or indemnity payment in respect of any Tax actually received in cash by any Group Member during that Relevant Period and minus all amounts of Tax actually paid by any Group Member during that Relevant Period;

(ii)
plus (to the extent not included in EBITDA) the amount of any dividends or other profit distributions or loan repayments received in cash by any Group Member during that Relevant Period from any Non-Group Entity and minus (to the extent not already deducted in determining EBITDA) the amount of any dividends or other profit distributions or loan repayments paid in cash during that Relevant Period by Group Members (other than the Company) to non-controlling interests in Group Members;

(iii)
minus all Capital Expenditure and any Permitted Acquisitions actually funded by Group Members during that Relevant Period;

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(iv)
plus any decrease and minus any increase of Working Capital between the beginning and end of that Relevant Period;

(v)
minus all non-cash credits and release of provisions and plus all non-cash debits and other non-cash charges and provisions (in each case) included in establishing EBITDA for that Relevant Period;

(vi)
plus any Exceptional Items received by any Group Member in cash during that Relevant Period and minus any Exceptional Items which are paid by any Group Member in cash during that Relevant Period (in each case) to the extent not already taken into account in calculating EBITDA for that Relevant Period;

(vii)
plus all cash receipts received by and minus all payments in cash made by any Group Member during that Relevant Period in relation to any pensions or post-employment benefit scheme to the extent that those cash receipts or cash payments are not already taken into account in calculating EBITDA for that Relevant Period;

(viii)
plus the proceeds of business interruption insurance received in cash by the Group during that Relevant Period to the extent that those proceeds are not already taken into account in calculating EBITDA for that Relevant Period;

(ix)
minus any Permitted Payments made by a Group Member (other than those paid to a Group Member) and any fees paid by any Group Member to the Agent, the Security Agent or any agent or security agent in respect of any Financial Indebtedness (owing to a person that is not a Group Member) during that Relevant Period;

(x)
minus any pre-operating expenses, start-up losses for new entities or operations and losses related to discontinued operations paid in cash by any Group Member and any restructuring charges related to employee terminations, closings of facilities and relocations of plant, property and equipment, hospital facilities and clinics paid in cash by any Group Member, in each case during that Relevant Period;

(xi)
minus all payments in cash by any Group Member during that Relevant Period of Interest Payable plus all payments in cash received by a Group Member during that Relevant Period of Interest Income, in each case which is not taken into account in Net Cash Interest Costs;

(xii)
excluding (to the extent otherwise included in the calculation of EBITDA or in any other paragraph of this definition) the effect of all cash movements associated with the Acquisition, any transactions expressly contemplated in the Structure Memorandum, or any Transaction Costs;

(xiii)
minus (to the extent added back or not deducted in the calculation of EBITDA) any fees, expenses or charges of a non-recurring nature paid in cash by a Group Member in relation to (whether or not successful) any equity or debt securities offering, investment, acquisition, disposal or indebtedness;

(xiv)
plus the amount of any cash receipts by Group Members, and minus the amount of any cash payments by Group Members, under Treasury Transactions during that Relevant Period (including any one off cash payment, premia, fees, costs and expenses in connection with the purchase of any Treasury Transaction), in each case to the extent not taken into account in the calculation of EBITDA or pursuant to paragraph (xi);

(xv)
adding (to the extent deducted in computing EBITDA) the amount of any non-cash loss or deducting (to the extent included in computing EBITDA) the amount of any non-cash gain, under hedging transactions incurred by the Group during that period; and

(xvi)
minus all payments of fees, costs or charges related to or incurred in connection with an employee or management equity plan, incentive scheme or similar arrangement or any compensation payments to management,

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save, at the election of the Company, to the extent an amount that would otherwise be deducted under any of the preceding paragraphs is certified in the relevant Compliance Certificates as having been funded or reimbursed from Acceptable Funding Sources.
Completion Opening Cash means the aggregate Cash and Cash Equivalent Investments held by members of the Group immediately after completion of the Acquisition occurs.
Current Assets means the aggregate (on a consolidated basis) gross value of inventory, trade and other receivables of each Group Member including sundry debtors (but excluding Cash and Cash Equivalent Investments) maturing within 12 months from the date of computation and including lease prepayments but excluding amounts in respect of:
(i)
receivables in relation to rebates for tax on profits;

(ii)
Insurance Claims;

(iii)
Exceptional Items and other non-operating items; and

(iv)
any accrued Interest owing to any Group Member.

Current Liabilities means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals, provisions, prepayments, unearned revenues and sundry creditors) of each Group Member falling due within 12 months from the date of computation but excluding amounts in respect of:
(i)
liabilities for Financial Indebtedness (including the costs of raising that Financial Indebtedness) and Interest Payable;

(ii)
liabilities for tax on profits;

(iii)
liabilities for Capital Expenditure; and

(iv)
Exceptional Items and other non-operating items.

De Minimis Proceeds means amounts which are excluded from the Group’s obligation to mandatorily prepay the Facility out of or by reference to Proceeds and which are permitted to be received and retained by the Group, in each case, due to the de minimis thresholds set out in the Facility Agreement.
Debt Service means, in respect of any Relevant Period, the aggregate of:
(i)
Net Cash Interest Costs for that Relevant Period;

(ii)
the aggregate of all scheduled payments of principal of any Borrowings of Group Members that actually fell due during that Relevant Period but:

(A)
excluding any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing (or available for redrawing subject to any clean down or similar obligation) according to the terms of that facility but for any voluntary cancellation;

(B)
excluding any such payments owing by a Group Member to another Group Member; and

(C)
excluding any voluntary or mandatory prepayment of those Borrowings,

and taking into account any reduction in those scheduled payments resulting from any voluntary or mandatory prepayment; and
(iii)
the amount of the capital element of any payments in respect of that Relevant Period payable by any Group Member under any Capitalised Lease Obligations,

but, in each case, excluding (A) any repayment or prepayment (including by way of acquisition) of any Financial Indebtedness as part of or in connection with (1) any Permitted Acquisition, where such Financial Indebtedness constitutes Financial Indebtedness of any person (that is not a Group Member prior to such Permitted Acquisition but becomes a Group Member upon or following such Permitted Acquisition) or (2) any refinancing of any Borrowings and (B) any amount that would (but for this
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part (B)) be included in any of paragraphs (i) to (iii) above to the extent attributable to (1) any person that becomes a Group Member during that Relevant Period pursuant to a Permitted Acquisition and (2) that part of that Relevant Period falling prior to the date when such person became a Group Member.
EBITDA means, for any Relevant Period, the consolidated operating profit of the Group for that Relevant Period without double counting:
(i)
before deducting Interest Payable (for the purpose of this deduction only, including capitalised Interest and amortisation of arrangement, underwriting and participation fees and similar issue costs, agency fees, repayment and prepayment premiums, and fees or costs);

(ii)
before deducting any amount of tax paid, payable or accruing for payment by any Group Member during that Relevant Period;

(iii)
after adding back (to the extent otherwise deducted) any amount attributable to amortisation or impairment of intangible assets (including amortisation, impairment or write-down of any goodwill, intangible asset or equity investment arising on the Acquisition, any Permitted Acquisition or any permitted Joint Venture investment and of any Transaction Costs) and depreciation or impairment of tangible assets;

(iv)
after adding back (to the extent otherwise deducted) any non-cash provision, charge, cost or expense in each case related to (i) any stock option incentive or management equity plan or (ii) any share, equity, phantom equity, warrant or option-based compensation of officers, directors or employees of Group Members accrued during that Relevant Period;

(v)
excluding (to the extent included) Interest Income;

(vi)
excluding any Exceptional Items;

(vii)
after adding back the amount of  (to the extent otherwise deducted) profit (or deducting the loss (to the extent otherwise not deducted)) of any Group Member (for such Relevant Period) which is attributable to any non-wholly owned interests in any subsidiary of the Company;

(viii)
after deducting the amount of profit of any Non-Group Entity to the extent that the amount of such profit which is included in the financial statements of the Group exceeds the amount received or receivable in cash by Group Members through distributions by that Non-Group Entity (including any return from a joint venture (including by way of redemption of interest, repayment of, or payment of interest on, a loan, dividend or distribution and return of assets transferred) or similar return from any other Non-Group Entity) and after adding back, to the extent not already included in EBITDA, the amount received or receivable in cash by Group Members through distributions by Non-Group Entities (including any return from a joint venture (including by way of redemption of interest, repayment of, or payment of interest on, a loan, dividend or distribution and return of assets transferred) or similar return from other Non-Group Entity) during such Relevant Period to the extent it exceeds the amount of profit of such Non-Group Entities which is included in the financial statements of the Group;

(ix)
after adding back (to the extent otherwise deducted) any loss, or after deducting (to the extent otherwise included) any gain, constituted by any mark-to-market or similar valuation adjustment implemented as a result of equity accounting with respect to any interest of any Group Member in any Non-Group Entity;

(x)
before taking into account any realised or unrealised gains or losses on any derivative instrument (without, in each case, double counting with reference to the definition of Net Cash Interest Costs);

(xi)
before taking into account any income or charge (including any deemed finance charge) attributable to a pension or post-employment benefit scheme other than the current service costs attributable to that scheme;

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(xii)
after adding back (to the extent otherwise deducted) Transaction Costs and any fee, commission, cost, charge or expense in each case related to any actual or attempted equity or debt offering or financing, investment (including any Joint Venture Investment), acquisition (including any Permitted Acquisition and any permitted Joint Venture Investment), disposal or incurrence of permitted Financial Indebtedness (whether or not, in each case, consummated);

(xiii)
before taking into account and without any double counting any gains or losses arising on:

   (A)
disposals or write downs of non-current assets; or

   (B)
litigation settlements;

(xiv)
before taking into account the amount of any loss and gain against book value arising on (i) a disposal (other than in the ordinary course of trading) or (ii) revaluation, of any asset during that Relevant Period;

(xv)
after adding back (to the extend otherwise deducted) any permitted payments and any other fees permitted to be paid to the Investors, the Agent, the Security Agent or any agent or security agent in respect of any Financial Indebtedness during that Relevant Period;

(xvi)
before taking into account any pre-operating expenses, start-up losses, relocation costs for new entities, hospitals, clinics or operations and losses related to discontinued operations and any restructuring charges and costs related to employee terminations, closings of facilities and relocations of plant, property and equipment, hospital facilities and clinics;

(xvii)
after deducting (to the extent otherwise included) any other non-cash gain, and after adding back (to the extent otherwise deducted) any other non-cash expense provided that, to the extent that any non-cash expense is added back in the calculation of EBITDA for any Relevant Period and such expense becomes a cash expense of a Group Member or otherwise becomes payable in cash by a Group Member in any subsequent Relevant Period, such expense shall be deducted in the calculation of EBITDA for such subsequent Relevant Period;

(xviii)
after adding back (to the extent otherwise deducted) any expense in relation to amounts paid by any Group Member in respect of the purchase of shares (or rights in respect of shares) in Group Members from directors, officers or employees of the Group upon termination of the employment of such employees with the Group;

(xix)
after adding (to the extent otherwise deducted) any amounts that are paid or accrue in favour of any Group Member during that Relevant Period under business interruption insurance in respect of lost earnings (or its equivalent);

(xx)
before taking into account any exchange rate gains or losses arising due to the retranslation of balance sheet items;

(xxi)
excluding any gains or losses in connection with any debt purchase transactions pursuant to the terms of the Facility Agreement;

(xxii)
after adding back (to the extent otherwise deducted) any fees, costs or charges related to or incurred in connection with an employee or management equity plan, incentive scheme or similar arrangement or any compensation payments to management; and

(xxiii)
after adding back the amount of any rental income during the Relevant Period.

Exceptional Items means any exceptional, one off, non-recurring or extraordinary items which represent gains or losses including those arising on:
(i)
the restructuring of the activities of an entity and costs (including for the avoidance of doubt, all costs and expenses relating to rationalization, re-branding, start-up, relocation, redundancy, compliance costs and expenses, closure and make-good costs, asset relocation costs not capitalised, consultants’ and recruitment fees, legal fees, compensation to departing management and

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head-count reduction, and asset write-downs and temporary costs associated with transactional services and costs of new personnel or other adjustments for sold businesses and creation or reversal of any related provisions) and reversals of any provision for the cost of restructuring;
(ii)
the opening of new clinics, the relocation of existing hospital facilities and clinics and related start-up costs, relocation costs (including in relation to the hospitals, clinics and related property, plant and equipment), closure and make-good costs and any temporary and/or one-off costs associated with the opening and/or the relocation of hospital facilities and clinics;

(iii)
disposals (including any gain or loss over or against book value arising in favour of or incurred by a Group Member), revaluations or impairment of non-current assets;

(iv)
disposals of assets associated with discontinued operations;

(v)
initial integration costs following the consummation of the Acquisition (including, but not limited to audit costs for the first Financial Year following the Closing Date, costs for establishing customer relationship management system and information system at the Group and recruiting costs for the Group); and/or

(vi)
actual or preparatory costs incurred in connection with any investment, acquisition, disposal, debt or equity financing, litigation, claims, investigations or settlements (and in each case whether or not successful).

Excess Cashflow means, in respect of any Financial Year (the Excess Cashflow Financial Year), Cashflow for that Excess Cashflow Financial Year:
(i)
less Debt Service for the Excess Cashflow Financial Year;

(ii)
less the aggregate amount of mandatory prepayments of Financial Indebtedness by Group Members during the Excess Cashflow Financial Year, but, in the case of any mandatory prepayment of any Loan(s), (a) excluding any mandatory prepayment of any of the Facility Loan on account of Excess Cashflow; (b) including in the deduction any other mandatory prepayment of any of the Facility Loan as a result of disposal, claims or recoveries only to the extent that the proceeds (as the case may be) giving rise to such mandatory prepayment were included within Cashflow for the Excess Cashflow Financial Year and (c) including in the deduction all repayments made as a result of illegality, market disruption or a Lender requesting a tax gross-up or tax indemnity or indemnity for increased costs and ignoring any exclusions from the definition of Interest;

(iii)
less any amount forming part of Cashflow for the Excess Cashflow Financial Year which is or represents an Acceptable Funding Source;

(iv)
less any cure amount applied to EBITDA or Cashflow pursuant to cure provisions in the Facility Agreement;

(v)
less (to the extent included in Cashflow) amounts claimed but not received under business interruption or similar insurance during the Excess Cashflow Financial Year;

(vi)
less (to the extent not otherwise deducted in Cashflow) any permitted payments (in favour of persons that are not Group Members) during the Excess Cashflow Financial Year;

(vii)
less all Transaction Costs paid by Group Members during the Excess Cashflow Financial Year to the extent disregarded in the calculation of Cashflow for the Excess Cashflow Financial Year (except those funded in accordance with the Funds Flow Statement from the Minimum Equity Investment and/or a Loan);

(viii)
less (unless already deducted in Cashflow) the amount of any tax the liability for which was booked and incurred in the Excess Cashflow Financial Year but where payment of such Tax is not due and paid until after the expiry of the Excess Cashflow Financial Year and plus the amount of any payment made in respect of such Tax which was booked and incurred and deducted pursuant to this paragraph (h) in the previous Excess Cashflow Financial Year but not actually so paid in the current Excess Cashflow Financial Year;

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(ix)
less (unless already deducted in Cashflow) all amounts in respect of annual employee bonuses accrued in the Excess Cashflow Financial Year but where payment of the same is due and paid after the expiry of the Excess Cashflow Financial Year and plus the amount of any payment made in respect of such employee bonuses which was deducted pursuant to this paragraph (i) in the previous Excess Cashflow Financial Year but not actually made in the current Excess Cashflow Financial Year);

(x)
less (to the extent not already deducted in Cashflow for such Excess Cashflow Financial Year) the aggregate amount (if any) paid in cash by Group Members in that Excess Cashflow Financial Year in respect of Capital Expenditure, any Permitted Acquisitions and permitted Joint Venture Investments, in each case funded or reimbursed from Acceptable Funding Sources to the extent that such amount, if it had not been funded (or reimbursed, as the case may be) from Acceptable Funding Sources could have been spent by the Group in that Excess Cashflow Financial Year without breaching any of the provisions of this Agreement;

(xi)
plus any amounts claimed by Group Members in respect of a previous Financial Year from business interruption insurance (or its equivalent) but not received in cash by Group Members by the date of determination of Excess Cashflow for that previous Financial Year (and is hence not included in the calculation of Excess Cashflow for that previous Financial Year) which are received in cash in the Excess Cashflow Financial Year (to the extent not already included in the Cashflow for the Excess Cashflow Financial Year);

(xii)
less any payments accruing during that Excess Cashflow Financial Year in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards; and

(xiii)
less, without duplication of amounts deducted from Excess Cashflow in prior periods, any planned cash expenditures (the Planned Expenditures), in each case relating to acquisitions, investments (including joint ventures) or capital expenditures to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments expected to be made, in each case during the period of four consecutive financial quarters following the end of such period; provided that to the extent the aggregate amount of cash actually utilised to finance such acquisition, investment, capital expenditures, restructuring cash expenses, pension payments or tax contingency payments during such period of four consecutive financial quarters is less than the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cashflow at the end of such period of four consecutive financial quarters.

Financial Indebtedness means at any time any indebtedness for or in respect of  (without double counting):
(i)
moneys borrowed and debit balances at banks or other financial institutions;

(ii)
any acceptance under any acceptance credit facility (or dematerialised equivalent);

(iii)
any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (but, in each case, excluding Trade Instruments);

(iv)
any Capitalised Lease Obligations;

(v)
receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse (as regards the ability of the debtor of the relevant receivables to pay) basis or, if sold on a recourse basis, to the extent of such recourse only);

(vi)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that due amount) as at that time shall be taken into account);

(vii)
any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (but, in each case, excluding Trade Instruments) in respect of an underlying liability of an entity which is not a Group Member which liability would fall within one of the other paragraphs of this definition;

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(viii)
the acquisition cost of any asset where the deferred payment (including deferred consideration) is arranged primarily as a method of raising finance and is treated as a borrowing in accordance with the Accounting Principles and/or in circumstances where the due date for payment is more than 120 days after the expiry of the period customarily allowed by the relevant supplier (save where such payment deferral results from non or delayed satisfaction of contract terms by the supplier or from contract terms establishing payment schedules tied to total or partial contract completion and/or to the results of operational testing procedures);

(ix)
the sale price of any asset to the extent paid by the person liable before the time of sale or delivery where such advance payment is arranged primarily as a method of raising finance and is treated as a borrowing in accordance with the Accounting Principles;

(x)
any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing and required to be classified as a borrowing under the Accounting Principles;

(xi)
shares which are expressed to be redeemable (otherwise than solely at the option of the issuer thereof) prior to the date falling six months after the Maturity Date; and

(xii)
without double counting, the amount of any liability in respect of any guarantee for any of the items referred to (and subject to the limitations set out) in paragraphs (i) to (xi) above.

Financial Year means the annual accounting period of the Group ending on or about 31 December in each year.
Interest means interest and amounts in the nature of interest paid or payable in respect of any Borrowings including:
(i)
the interest element of Capitalised Lease Obligations;

(ii)
discount and acceptance fees payable (or deducted) in respect of any Borrowings;

(iii)
fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Borrowings and is issued by a third party on behalf of a Group Member; and

(iv)
commitment, utilisation and non-utilisation fees payable or incurred in respect of Borrowings,

but excluding all arrangement, underwriting and participation fees and similar issue costs, agency fees, premia, fees and costs payable on repayment or prepayment of Borrowings, Acquisition costs, Transaction Costs, costs relating to any Permitted Acquisition and any amortisation of any such fees, costs or premia, any fronting arrangements, any capitalised interest or other non-cash return, any withholding tax on interest received or paid, any amounts that are payable in respect of any Borrowings that are repaid (including by way of acquisition) as part of the Acquisition or any other Permitted Acquisition (relating to any future acquisition target that is not a Group Member prior to such Permitted Acquisition but that becomes a Group Member or becomes owned by a Group Member pursuant to such Permitted Acquisition), any realised or unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) and any interest cost or expected return on plan assets in relation to any pension or post-employment benefit scheme.
Interest Income means, for a period, the amount of Interest accrued (whether or not received) due to Group Members during that period and any interest payable to a Group Member during that Relevant Period, including any interest on any Cash or Cash Equivalent Investments (in each case on a consolidated basis).
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Interest Payable means, for a period, the aggregate of Interest, commission and other recurrent financial expenses accrued (whether or not paid or capitalised) in respect of any Borrowings of any Group Member during that period but excluding any Interest which is capitalised, pay-in-kind or rolled-up or otherwise not currently payable in cash, the amount of any discount amortised, any other non-cash Interest charges during that Relevant Period and calculated on the basis that:
(v)
the amount of Interest accrued will be increased by an amount equal to any amount payable by Group Members under interest rate hedging agreements in relation to that period, but for the avoidance of doubt does not include any unrealised gains or losses;

(vi)
the amount of Interest accrued will be reduced by an amount equal to any amount payable to Group Members under interest rate hedging agreements in relation to that period, but for the avoidance of doubt does not include any unrealised gains or losses.

Net Cash Interest Costs means, for any period, the Interest Payable for that period after deducting any Interest Income for that period.
New Equity means the cash proceeds of fully paid ordinary or non-redeemable preference shares in the Company or fully paid redeemable shares in the Company with a redemption date at least six Months after the Termination Date, which are issued to the Parent for cash whether prior to, on or after the Closing Date (but excluding the Minimum Equity Investment received by the Company from the Parent on or prior to the Closing Date).
New Parent Liabilities means Parent Liabilities arising after the Closing Date.
New Shareholder Injections means the aggregate amount of New Equity and/or New Parent Liabilities.
Non-Group Entity means any investment or entity (which is not itself a Group Member (including associates and Joint Ventures)) in which any Group Member has an ownership interest.
Parent Liabilities means all present and future liabilities and obligations, whether actual or contingent and whether incurred solely or jointly, of the Company to the Parent.
Permitted Sponsor Amounts means, at any time, any amounts that the Group may, at that time, pay to one or more of the Sponsors in accordance with the terms of the Facility Agreement (to the extent not actually paid to the Sponsors and not otherwise utilised for any other purpose under the Facility Agreement).
Relevant Period means each period of 12 months ending on a Test Date (falling on or before the Maturity Date) starting with the First Test Date.
Retained Excess Cashflow means any amount of Excess Cashflow which is not required to be applied in prepayment of the Facility (including any amount deducted) in accordance with the mandatory prepayment provisions in this term sheet.
Retained Net Proceeds means proceeds of disposals, claims, or recoveries which is not (or are not) required to be applied in prepayment of the Facility or are elected to be applied in reinvestment in the business, in each case, pursuant to the terms set forth under the heading Mandatory Prepayments in this term sheet.
Test Date means the First Test Date and a date falling on 30 June and 31 December in each year thereafter.
Total Net Debt means, at any time, the aggregate amount of all obligations of Group Members for or in respect of Borrowings at that time (without double counting) but deducting (a) the aggregate amount of Cash and Cash Equivalent Investments held by any Group Member at such time; and (b) the amount of cash collateral securing or supporting Borrowings at that time.
Transaction Costs means the Acquisition Costs and costs, fees, commissions and expenses payable in connection with any Permitted Acquisition, permitted disposal, permitted share issue or permitted transaction.
Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
Working Capital means, on any date, Current Assets less Current Liabilities.
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Schedule 5
Undertakings
Each Obligor shall (and shall, where indicated, procure the relevant Group Members will) comply with the following undertakings and the Parent shall comply with the undertakings marked with * below, subject to materiality, qualifications, baskets and other customary exceptions to be agreed.
(a)
Authorisations*:   Obtain and maintain authorisations required (i) to execute and perform the Finance Documents, (ii) subject to legal reservations and perfection requirements to ensure the Finance Documents are legal, valid, binding and enforceable and (iii) to own property and carry on business, in each case, where failure to do so would have a Material Adverse Effect.

(b)
Compliance with laws:   Comply with laws to which it (and each Group Member) is subject where failure to do so would have Material Adverse Effect.

(c)
Taxes:   Pay taxes where failure to do so would have a Material Adverse Effect.

(d)
Mergers:   Restriction on mergers except as part of permitted acquisitions, disposals or reorganisations.

(e)
Change of business:   No material change to the general business of the Group taken as a whole, provided that there shall be no future development, establishment or acquisition of new hospitals by any Group Member (unless such development, establishment or acquisition of new hospitals is permitted to the extent funded from paragraphs (i) and (ii) of the definition of Acceptable Funding Sources).

(f)
Acquisitions:   Restrictions on acquisitions other than, amongst others, any acquisition by a Group Member of at least a majority stake in an acquired entity which is not located or organized within a sanctioned country in violation of application sanctions (a Permitted Acquisition) where (i) no non-payment, insolvency, insolvency proceeding or creditors’ process Event of Default is continuing or would occur as a result of completion of such acquisition (which is determined on the date of any Group Member’s entry into a legally binding commitment to make such acquisition), (ii) after giving pro forma effect to such acquisition (taking into account any cost savings and synergies (calculated on the same basis as Adjusted EBITDA)) and as if the consideration for such acquisition had been paid and the Financial Indebtedness incurred or to be incurred in connection with such acquisition had been fully utilized and applied towards such acquisition at the last day of that most recent Relevant Period, the Group is in compliance with the Net Leverage Ratio required for the most recently ended testing period for which accounts are required to have been delivered, (iii) the principal business of the acquired entity falls within the general nature of the business of the Group or the acquired entity is in a line of business that is similar, complementary, compatible or related to the Group’s core business or is reasonably related, synergistic, incidental or ancillary to, the core business, (iv) any debt incurred to finance such acquisition is permitted financial indebtedness under the Facility Agreement, and (v) if the total cash consideration payable is greater than US$10million (or its equivalent), any due diligence reports (to the extent prepared) are provided to the Finance Parties on a non-reliance basis, provided that no Group Member shall acquire any additional hospitals (unless such acquisition is funded from paragraphs (i) and (ii) of the definition of Acceptable Funding Sources), provided further that the considerations paid by the Group Members for any Permitted Acquisition to or in respect of a HHH Group Member shall be subject to the General Basket and other restrictions provided in paragraph (z) (General Restrictions).

(g)
Joint Ventures:   Restrictions on joint ventures. Permitted joint ventures to include any joint venture where:

(i)
a Group Member is already a member of or party to the Joint Venture provided that subject to paragraph (iii) below any further investment in such Joint Venture after the Utilisation Date is contractually committed by the Group as at the Utilisation Date and to the extent disclosed to the Arrangers on or prior to the Utilisation Date;

(ii)
such investment in any Joint Venture was made by any person which becomes a Group Member in accordance with the terms of the Facility Agreement, after the Utilisation Date and subject to paragraph (iii) below, any further investment is committed on or prior to the date on which such person becomes a Group Member; or

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(iii)
where, after giving pro forma effect to:

(A)
amounts subscribed for shares in or invested in (net of all redemptions) or lent to (net of any repayment) all such Joint Ventures by any Group Member;

(B)
the contingent liabilities of any Group Member under any guarantee given in respect of the liabilities of any such Joint Venture; and

(C)
the market value of any assets transferred by any Group Member to any such Joint Venture (not being sales or purchases for cash made between a Group Member and any such Joint Venture in the ordinary course of trade and on arm’s lengths terms),

(the Joint Venture Investment), the Group is in compliance with the Net Leverage Ratio for the most recently ended testing period for which accounts are required to have been delivered, provided that (x) no non-payment, insolvency, insolvency proceeding or creditors’ process Event of Default is continuing or would occur as a result of completion of a Joint Venture Investment (which is determined on the date of any Group Member’s entry into a legally binding commitment to make such Joint Venture Investment), (y) the aggregate amount of Joint Venture shall be subject to the General Basket and other restrictions provided in paragraph (z) (General Restrictions) and (y) the joint venture is not in any sanctioned jurisdiction and its principal business falls within the general nature of the business of the Group or the joint venture is in a line of business that is similar, complementary, compatible or related to the Group’s core business or is reasonably related, synergistic, incidental or ancillary to, the core business, provided further that no Group Member shall make any Joint Venture Investment into any hospitals (unless such investment is funded from paragraphs (i) and (ii) of the definition of Acceptable Funding Sources).
For the avoidance of doubt, any reference in paragraph (iii) above to a Joint Venture Investment shall be a reference to that Joint Venture Investment as renewed, extended or otherwise replaced from time to time (provided that any increase in the amount of that investment must otherwise be permitted under paragraph (iii)).
For the purpose of this paragraph, Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.
(h)
Preservation of assets:   Shall maintain in good working order all assets necessary for conduct of business, where failure to do so would have a Material Adverse Effect;

(i)
Pari passu:   Pari passu ranking, except for obligations mandatorily preferred by law.

(j)
Negative pledge*:   Restriction on granting of security by any Group Member. Permitted exceptions to include (but not limited to):

(i)
security in respect of Financial Indebtedness mentioned in paragraphs (o)(i) (limited to existing security in respect of such Financial indebtedness only and is removed or discharged within four months of that person’s becoming a Group Member (save to the extent that such security constitutes Permitted Security under another paragraph of this definition)), (iii), (iv) or (v) or (vi) below;

(ii)
general security basket where the aggregate outstanding principal amount of secured liabilities do not exceed an amount to be agreed at the time of incurrence; and

(iii)
security in connection with permitted finance leases and sale and leasebacks, over the asset subject to such arrangement (parameters to be agreed in the Facility Agreement).

(k)
Disposals:   Restriction on disposals of assets by any Group Member to any person that is not an Obligor. Permitted exceptions (subject to customary restrictions on value transfer from Obligors to non-Obligors to be agreed in the Facility Agreement) to include (but not limited to):

(i)
disposals in the ordinary course of trading, disposals between members of the Group or disposals of assets no longer required for the operation of the business, exchanges of assets for comparable or superior type, value or quality (provided that the assets become subject to transaction security following exchange (if subject to transaction security prior to exchange));

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(ii)
finance leases, hire purchase or similar transactions and any permitted sale and leasebacks, any sale, factoring or discounting or securitisation of receivables;

(iii)
any disposals of assets (other than any shares or material intellectual property necessary for the business of the Group) on normal commercial terms where the proceeds are reinvested in the business of the Group, to fund purchase of other assets used in the business of the Group, to finance or refinance permitted acquisitions, permitted joint ventures, capital expenditure or any other working capital or general corporate purposes (but not prepayment of debt), in each case within 12 months of receipt (or within 18 months, if a Group Member enters into a binding commitment or the board of the relevant Group Member designates to so reinvest within 12 months) or are applied in prepayment of the Facility (and Permitted Additional Debt, Permitted PRC Indebtedness or Refinancing Indebtedness, provided that such proceeds shall be allocated between the Facility and such indebtedness in a manner directed by the Borrower (provided that the amount allocated to the Facility shall be not less than its pro rata share, subject to any waivers by Lenders)) in accordance with the Finance Documents, as applicable;

(iv)
the sale, factoring or discounting of receivables (or of any contracts, guarantees or other obligations in respect of such receivables and other related assets customarily transferred in connection with such sale, factoring or discounting of receivables) on arm’s length terms (provided that it is permitted receivables financing if on recourse terms, in each case to the extent that any Financial Indebtedness arising thereby (if any) is permitted);

(v)
disposals to a joint venture permitted under the Facility Agreement; and

(vi)
general disposals basket where the aggregate net consideration, per financial year, does not exceed an amount to be agreed at the time of disposal;

(l)
Arm’s length basis:   Restrictions on material transactions with the Investor, any Investor Affiliate or any holding company of the Parent or any HHH Group Member except on arm’s length terms or better (from the perspective of the Group) subject to exceptions to be agreed.

(m)
Loans, credit or guarantees:   Restrictions on loans, credits or guarantees to be made by any Obligor or any Group Member or any HHH Group Member, subject to exceptions to be agreed (including any loan or guarantee made to a joint venture permitted under paragraph (g) above and intercompany loans made by or guarantees granted by (i) a Group Member to or in favour of another Group Member or a HHH Group Member or (ii) by a HHH Group Member in respect of the obligations of, to or in favour of, any member of the NFC Group), provided that (x) no Group Member shall provide any guarantee to or in favour of any HHH Group Member, and (y) the aggregate amount of intercompany loans or entrustment loans made by the Group Members using operating cashflow generated after the Closing Date to the HHH Group Members shall be subject to the General Basket and other restrictions provided in paragraph (z) (General Restrictions).

(n)
Dividends and other restricted payments:   Restriction on payment of dividends or other distributions in respect of its share capital, payments in respect of subordinated shareholder debt and redemptions of share capital. Permitted exceptions to include (but not limited to) (each, a Permitted Distribution):

(i)
(A) customary holding company taxes, expenses and corporate existence costs, loans to directors and MEP-related payments, non-executive director fees, management fees (B) payment of annual sponsor advisory or consulting fees and expenses (including bona fide M&A and transaction advisory fees in relation to any debt raising or M&A activity) and (C) any other restricted payments; provided that the aggregate amount of distributions made pursuant to this paragraph (i) shall not exceed an annual amount to be agreed (provided that any amount which is not paid in any financial year may be carried over into (and paid during) subsequent financial years);

(ii)
the making of any Restricted Payment to minority interests parties of any Group Member incorporated in the PRC;

(iii)
without limitation to (i) and (ii) above, dividends and other upstream payments at any time if on the most recent Test Date prior to such payment, (A) the cash available to the Group is sufficient to meet any obligation to make the next repayment instalment and the next interest payment and

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(B) the Net Leverage Ratio does not exceed 2.0:1 (calculated on a pro forma basis taking into account the proposed dividend or upstream payment and any Financial Indebtedness incurred or to be incurred to finance such proposed dividend or upstream payment), or, if such pro forma Net Leverage Ratio is greater than 2.0:1 but equal to or less than 3.25:1 (calculated on a pro forma basis taking into account the proposed dividend or upstream payment and any Financial Indebtedness incurred or to be incurred to finance such proposed dividend or upstream payment), any dividends and other upstream payments provided that at least 50% of such dividends or upstream payments are funded from Acceptable Funding Sources (other than New Shareholder Injections which are used to fund an Equity Cure), or, if the Net Leverage Ratio is greater than 3.25:1 (calculated on a pro forma basis taking into account the proposed dividend or upstream payment and any Financial Indebtedness incurred or to be incurred to finance such proposed dividend or upstream payment), no such dividends or upstream payments are permitted.
(o)
Financial Indebtedness:   Restriction on the incurrence of Financial Indebtedness by Group. Permitted exceptions to include (but not limited to):

(i)
indebtedness of any person acquired by the Group (or indebtedness attaching to the assets of such person) pursuant to a Permitted Acquisition (whether secured on pari passu basis with the Facility or on a junior basis or senior unsecured, guaranteed or unguaranteed) subject to compliance of the financial covenants then required as of the last day of the most recently ended Relevant Period (pro forma for such incurrence, full utilisation of and application of proceeds of such indebtedness), which is in existence at the time of acquisition and not incurred or increased in contemplation of the acquisition and is discharged within 4 months of completion of the acquisition unless otherwise permitted to remain outstanding pursuant to another paragraph of this definition);

(ii)
(A) indebtedness between members of the Group, (B) group cash pooling and daylight exposures under ordinary course banking and treasury activities, (C) vendor financing and (D) deferred consideration in connection with acquisitions (earn-outs or similar arrangements and deposits held on behalf of clients shall not be considered indebtedness); and

(iii)
any Permitted Additional Debt (provided that, the outstanding principal amount of such Permitted Additional Debt, when aggregated with outstanding principal amount of the Permitted PRC Indebtedness, shall not exceed US$45,000,000 (or its equivalent));

(iv)
any Refinancing Indebtedness;

(v)
any secured or unsecured financial indebtedness of any Group Member in the PRC, provided that the Net Leverage Ratio of the Group would be complied with if recalculated on a pro forma basis, after giving effect to the incurrence of such financial indebtedness, full utilisation of and application of proceeds of such indebtedness for the most recent Test Date as at the date on which such Financial Indebtedness is incurred, provided that if such Financial Indebtedness is incurred prior to the First Test Date, the maximum Net Leverage Ratio for that most recent Relevant Period shall be deemed to be the maximum Net Leverage Ratio permitted under the section entitled “Financial covenants” as at the First Test Date, and provided further that, the outstanding principal amount of such Permitted PRC Indebtedness, when aggregated with outstanding principal amount of the Permitted Additional Debt, shall not exceed US$45,000,000 (or its equivalent)) (Permitted PRC Indebtedness); and

(vi)
a general indebtedness basket for any other Financial Indebtedness, where the aggregate outstanding principal amount does not exceed an amount to be agreed at the time of incurrence.

Any Permitted Financial Indebtedness in connection with loans made by a Group Member to another Group Member over a threshold to be agreed and any shareholder debt shall be subordinated to the Facility at the terms of the Intercreditor Agreement or at terms otherwise satisfactory to the Agent.
Any Permitted Financial Indebtedness in connection with a Permitted Acquisition may be on a certain funds basis, and the applicable requirements shall be tested (and may be deemed satisfied) as at the time of the agreement to acquire the relevant target.
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(p)
Acquisition Documents and constitutional documents:   The Company (i) shall not amend, vary, novate, supplement, supersede, waive or terminate any term of any Acquisition Document to which it is a party in a manner that would be materially prejudicial to the interest of the Lenders (taken as a whole) under the Finance Documents other than with the consent of the Arrangers; (ii) shall (to the extent it considers it to be in its commercial interest to do so) take (in its reasonable opinion) all steps to preserve and enforce its rights (or the rights of any other Group Member) and pursue any material claims and remedies arising under any Acquisition Documents to which it is a party (if any are available) and (iii) shall promptly pay all amounts payable under the Acquisition Documents to which it is a party as and when they become due (except to the extent that any such amounts are being contested in good faith by a Group Member and where adequate reserves are set aside for any such payment). No Obligor whose shares are subject to Transaction Security shall amend its constitutional documents in a manner that would be materially adverse to the interests of the Finance Parties.

(q)
Insurances:   The Company shall ensure the Group maintains insurance cover customary for similar businesses, where failure to do so would have a Material Adverse Effect.

(r)
Further assurances*:   Further assurances on security and guarantee to be provided by the Parent, the Company or a Material Subsidiary or an HHH Group Member in respect of a Transaction Security, subject to Agreed Security Principles.

(s)
Holding companies*

(t)
Share capital

(u)
Treasury transactions

(v)
Sanctions/AML/Anti-corruption*

(w)
Pensions

(x)
Intellectual Property

(y)
Environmental Compliance

(z)
General Restrictions:

(i)
The aggregate consideration paid by the Group Members for any permitted acquisitions and permitted joint ventures to or in respect of any HHH Group Member and the aggregate intercompany loans made by the Group Members to the HHH Group Members shall not at any time exceed RMB800,000,000 or the equivalent during the life of the Facility, except for (i) any equity injection or shareholder loan made by NFC (or its affiliate) to any Group Member, and (ii) an aggregate amount up to US$150,000,000 funded by NFC (or its affiliate) to any Group Member by way of the equity injection, which is further provided by such Group Member to any HHH Group Member by way of equity injection or intercompany loan for the purpose of financing or refinancing the capital expenditure of HHH Group (the General Basket).

(ii)
In respect of each Group Member, the making of any Permitted Acquisition, Joint Venture Investment or Restricted Payment, or the provision of intercompany loans, entrustment loans or guarantees permitted under the Facility Agreement, shall not have any Material Adverse Effect on the Borrower’s ability to comply with its payment obligations under the Finance Documents, or in respect of any operating expenses in the ordinary course of business in any material respect, or its ability to comply with financial covenants under the Facility Agreement.

(aa)
Liquidity Support:   within 3 months after the Closing Date, NFC shall provide cash to the Group in the form of foreign debt through one or more Account Banks in the aggregate amount of not less than US$50,000,000 to be applied for expenditure or any other working capital and/or general corporate purposes in respect of Group Members located in the PRC; for the avoidance doubt, such cash is in addition to the cash proceeds contemplated by paragraph (b) of the definition of Minimum Equity Investment, and shall not be calculated as part of the Acceptable Funding Sources.

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(bb)
Collection Account and Cash Pooling Arrangement:

(i)
Each of the Company and any other Group Member shall within 150 days after the Closing Date, open and maintain an unblocked revenue collection account (each Collection Account) with Shanghai Pudong Development Bank Putuo Sub-Branch or one of its affiliates (an Account Bank) and enter into a cash pooling agreement with such Account Banks so that all collections of revenues generated from the Group will be subject to such cash pooling agreements.

(ii)
The Borrower shall ensure that in respect of the Chindex Group:

   (A)
within 180 days after the Closing Date, the Collection Ratio is not less than 50%;

   (B)
within 240 days after the Closing Date, the Collection Ratio is not less than 70%; and

   (C)
within 330 days after the Closing Date, the Collection Ratio is not less than 90%.

(iii)
The Borrower shall ensure that all operating expenses and capital expenditures of each of the Borrower and all other members of the Group will be paid directly through its Collection Account.

(iv)
The Borrower shall ensure that for each financial quarter, the aggregate cash balance standing to the credit of the Collection Accounts of the Borrower and all other Group Members on the last day of each financial quarter is not less than 80% of the total amount of all cash balance of the Group in all of their bank accounts as set out in the latest management accounts of the Group.

(v)
Each of HHH Group Member shall within 150 days after the Closing Date, open and maintain an unblocked revenue account with an Account Bank (each a HHH Collection Account) and enter into a cash pooling agreement with such Account Banks so that all collections of revenues generated from the HHH Group will be subject to such cash pooling agreements.

(vi)
The Borrower shall ensure that in respect of the HHH Group:

   (A)
within 180 days after the Closing Date, the Collection Ratio is not less than 40%;

   (B)
within 240 days after the Closing Date, the Collection Ratio is not less than 60%; and

   (C)
within 330 days after the Closing Date, the Collection Ratio is not less than 80%.

(vii)
The Borrower shall ensure that all operating expenses and capital expenditures of each of the HHH Group Members will be paid directly through its HHH Collection Account.

(viii)
The Borrower shall ensure that for each financial quarter, the aggregate cash balance standing to the credit of the Collection Accounts of all HHH Group Members on the last day of each financial quarter is not less than 80% of the total amount of all cash balance of the HHH Group in all of their accounts as set out in the latest management accounts of the Group.

(ix)
All funds generated from issuance of new shares by NFC or any of its subsidiary (including the Borrower) permitted under the Facility Agreement shall be collected and deposited into a Collection Account designated by the Agent.

For the purpose of this paragraph (aa), Collection Ratio means, in respect of each of the Group and the HHH Group, the total amount of revenues collected and deposited into the Collections Accounts to the total amount of revenues of the Group or HHH Group (as the case may be), for any period.
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Schedule 6
Events of Default
Each of the following is an Event of Default. Subject to materiality, qualifications, thresholds and other customary exceptions to be agreed.
(a)
Non-payment:   Failure to pay, subject to (i) (in the case of non-payment of principal or interest) three business days’ grace period if such failure to pay is caused by administrative or technical error, and (ii) (in the case of any other non-payment) seven business days’ grace period.

(b)
Financial Covenant:   Breach of financial covenant subject to equity cure.

(c)
Post-Closing Guarantee and Security:   Failure to provide or perfect the guarantee or transaction security within the required time period (subject to any permitted extensions thereof).

(d)
Other breach:   Breach of other undertakings, subject to 20 business days’ remedy period.

(e)
Misrepresentation:   Representations materially incorrect, subject to 20 business days’ remedy period.

(f)
Cross-default:   Cross-default and/or cross-acceleration in respect of third-party Financial Indebtedness of an Obligor, a Group Member or the Parent (other than for debt supported by a standby letter of credit or similar), of more than an amount to be agreed.

(g)
Insolvency:   Insolvency or moratorium or by reason of financial difficulties commencing negotiations with one or more of its creditors (other than any Finance Party) with a view to any general debt rescheduling of the Parent, any Obligor or (in the case of the Facility Agreement) a Material Subsidiary, or the Parent, any Obligor or (in the case of the Facility Agreement) a Material Subsidiary is unable or admits inability to pay its debt as they fall due (other than solely as result of balance sheet liabilities exceeding assets), or the Parent, any Obligor or (in the case of the Facility Agreement) a Material Subsidiary suspends or threatens to suspend making payments on its debt.

(h)
Insolvency proceedings:   Insolvency-related formal corporate action or formal legal proceedings relating to the Parent, any Obligor or a Material Subsidiary, subject to 20 business days’ period for staying or discharging if contesting in good faith or frivolous or vexatious claims.

(i)
Creditors process:   Attachment, sequestration, execution or similar possession, subject to a threshold in line with cross-acceleration threshold, over all of the assets of the Parent, any Obligor or a Material Subsidiary subject to 20 business days’ period for staying or discharging or frivolous or vexatious claims.

(j)
Invalidity, unlawfulness, repudiation:   Subject to legal reservations and perfection requirements, it becomes unlawful for the Parent or an Obligor or any other Group Member to perform its obligations under Finance Documents, or any of its material obligations cease to be legal, valid and enforceable, or an Obligor rescinds or repudiates (or purports to) any Finance Document, in each case after the date of execution and to an extent which is materially adverse to the interests of the Lenders taken as a whole under the Finance Documents, subject to 20 business days’ remedy period.

(k)
Cessation of business:   The Group suspends or ceases to carry on all of its business (other than as a result of a transaction permitted under the Facility Agreement) and such suspension or cessation has a Material Adverse Effect.

(l)
Expropriation:   All or substantial part of the assets of any Obligor or any Material Subsidiary are subject to any seizure, nationalisation or restriction by or on behalf of any governmental, regulatory or other public authority and such event has a Material Adverse Effect.

(m)
Litigation:   Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against any Group Member, or its assets which in any such case has a Material Adverse Effect.

(n)
Material Adverse Change:   Any other event or circumstance occurs which has a Material Adverse Effect.

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(o)
Audit Qualification:   The auditors of the Group qualify the Annual Financial Statements on the grounds that (a) the information supplied to the auditors was unreliable or inadequate or (b) they are unable to prepare the Financial Statements on a going concern basis, and, in either case, such qualification is materially adverse to the interests of the Finance Parties under the Finance Documents (but excluding any qualification by reference to any possible future compliance with or breach of any Finance Documents) provided that an Event of Default will not occur under this paragraph if: (i) the auditors state that such qualification is of a minor or technical nature; (ii) the qualification relates to the non-adoption of acquisition accounting in respect of any Annual Financial Statements or is otherwise in terms or as to issues which, in each case, could not reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents; or (iii) where the circumstances giving rise to such qualification are capable of remedy and are remedied within 30 Business Days of the date of notification of the qualification by the auditors to any Group Member.

(p)
Intercreditor Agreement:   Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the material provisions of the Intercreditor Agreement, where the interests of the Lenders are materially prejudiced by such failure, provided that an Event of Default will not occur under this paragraph in relation to any failure to comply if such failure to comply is capable of remedy and is remedied within 30 days of the earlier of the Agent giving notice to the relevant party to the Intercreditor Agreement (and the Company) in relation to such failure and the Company becoming aware of such failure.

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Annex Q
SUPPORT AGREEMENT
This SUPPORT AGREEMENT, dated as of  [         ], 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Agreement”), is made and entered into by and among:
(a)
HEALTHY HARMONY GP, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands and the general partner of HHH (defined below) (the “General Partner”); and

(b)
the Persons set forth on Schedule 1 hereto (each a “Shareholder” and collectively, the “Shareholders”).

The General Partner and the Shareholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, as of the date hereof, each Shareholder is the holder, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, of the number and type of NFC Shares set forth opposite such Shareholder’s name on Schedule 1 (all such NFC Shares, together with any New Subject Shares (as defined below), collectively, such Shareholder’s “Subject Shares”) and, as of the date hereof, has either sole or shared voting power over such number of shares of Subject Shares as are indicated on Schedule 1;
WHEREAS, the General Partner, New Frontier Corporation (“NFC”) and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof  (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holdings, L.P. (“HHH”) and/or their respective Affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement;
WHEREAS, NFC, the General Partner and HHH have required that each Shareholder, and each Shareholder (in the Shareholder’s capacity as a holder of Subject Shares) has agreed to, enter into this Agreement; and
WHEREAS, the Shareholders acknowledge that NFC, the General Partner and HHH are entering into the Transaction Agreement in reliance on the representations, warranties and covenants and other agreements of the Shareholders set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
Article I
VOTING AGREEMENT; NO REDEMPTION
Section 1.1 Voting of Subject Shares.   Each Shareholder irrevocably and unconditionally agrees that, at every NFC Shareholders Meeting, however called, and at every adjournment, postponement and recess thereof  (or pursuant to a written consent if the NFC Shareholders act by written consent in lieu of a meeting), it shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote such Shareholder’s Subject Shares, (a) in favor of: (i) approval of each of the Transaction Proposals, (ii) any proposal to adjourn, postpone and/or recess the meeting to a later date, if there are not sufficient votes for the approval of the Transaction Proposals on the date on which such meeting is held, and (iii) any other proposal included in the Proxy Statement in connection with, or related to, the Acquisition Transaction for which the NFC Board has recommended that the NFC Shareholders vote in favor and (b) against (i) any Business Combination with any Person other than the General Partner and HHH, and (ii) any action that would be a breach of the Parent Parties’ representations, warranties, covenants or agreements in the Transaction Agreement. The obligations of each Shareholder specified in this Section 1.1 shall apply whether or not the board of directors of NFC shall have effected a Change in Recommendation.
Section 1.2 No Inconsistent Arrangements.   Except as expressly provided for or expressly permitted herein, no Shareholder may, directly or indirectly, without the General Partner’s prior written consent, (a) create any Lien, other than restrictions imposed by applicable Law, on any Subject Share of such Shareholder, (b) transfer, sell, assign, gift or otherwise dispose of  (collectively, “Transfer”), or enter into any contract with respect to any Transfer of such Shareholder’s Subject Shares or any voting or economic interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Shareholder’s Subject Shares, (d) deposit or permit the deposit of such Shareholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shareholder’s Subject Shares, or (e) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing the Shareholder from performing such Shareholder’s obligations hereunder. Notwithstanding the foregoing, any Shareholder may make Transfers of such Shareholder’s Subject Shares (x) by will, operation of law, or for estate planning or charitable purposes, (y) to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of such Shareholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with such Shareholder, or (z) if such Shareholder is a trust, to any beneficiary of such Shareholder or the estate of any such beneficiary; provided that in each such case, (i) the Subject Shares shall continue to be bound by this Agreement and each transferee agrees in writing, addressed to the General Partner and in a form reasonably satisfactory to the General Partner, to be bound by the terms and conditions of this Agreement as if it were an original party hereto, and (ii) either such Shareholder or the transferee provides the General Partner with a copy of such agreement promptly upon consummation of any such Transfer. Each Shareholder hereby irrevocably and unconditionally revokes any and all previous proxies and attorneys in fact with respect to the Subject Shares. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall, to the fullest extent permitted by Law, be null and void ab initio.
Section 1.3 No Redemption.   Each Shareholder hereby irrevocably and unconditionally agrees not to seek redemption of any Subject Shares in connection with the Transaction Proposals.
Section 1.4 Documentation and Information.   Each Shareholder shall permit and hereby authorizes NFC to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that NFC determines to be necessary or desirable in connection with the Transaction Agreement or the Acquisition Transaction, such Shareholder’s identity and ownership of the Subject Shares and the nature of such Shareholder’s commitments and obligations under this Agreement. NFC shall be a third party beneficiary of this Section 1.4.
Section 1.5 Additional Purchases.   Each Shareholder agrees that any Subject Shares that it purchases or otherwise hereinafter acquires or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement (the “New Subject Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Shares set forth on Schedule 1 attached hereto.
Article II
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
Each Shareholder represents and warrants to the General Partner, as to himself/herself/itself only, that:
Section 2.1 Authorization; Binding Agreement.   Such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder, and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 2.2 Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by such Shareholder will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Shareholder, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Shareholder, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any contract to which such Shareholder is party, (d) result in the creation of any Lien upon any of the properties or assets of such Shareholder, or (e) violate any Law or Order applicable to such Shareholder, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.
Section 2.3 Ownership of Subject Shares; Total Shares.   Such Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such Shareholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Subject Shares), except (a) as provided hereunder, or (b) pursuant to any applicable restrictions on transfer under the Securities Act. Such Shareholder’s Subject Shares constitute all of the NFC Shares owned by such Shareholder as of the date hereof. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares.
Section 2.4 Voting Power.   Such Shareholder has full voting power, with respect to such Shareholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Shareholder’s Subject Shares. None of such Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder or pursuant to the forward purchase agreements as disclosed in, and in the form filed as Exhibit 3.2 to, the Registration Statement on Form S-1 of NFC filed with the SEC on June 4, 2018 or the deed of waiver to forward purchase agreements as disclosed in, and in the form filed as Exhibit 10.10 to, Amendment No. 3 to the Registration Statement on Form S-1 of NFC filed with the SEC on June 22, 2018.
Section 2.5 Reliance.   Such Shareholder has had the opportunity to review the Transaction Agreement and this Agreement with counsel of such Shareholder’s own choosing. Such Shareholder understands and acknowledges that NFC, the General Partner and HHH are entering into the Transaction Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.
Section 2.6 Absence of Litigation.   With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, such Shareholder or any of such Shareholder’s properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
Article III
REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER
The General Partner represents and warrants to the Shareholders that:
Section 3.1 Organization; Authorization.   The General Partner is an exempted company incorporated with limited liability under the laws of the Cayman Islands. The consummation of the transactions contemplated hereby are within the General Partner’s corporate powers and have been duly authorized by all necessary corporate actions on the part of the General Partner. The General Partner has full power and authority to execute, deliver and perform this Agreement.

Section 3.2 Binding Agreement.   This Agreement has been duly authorized, executed and delivered by the General Partner and constitutes a valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 3.3 Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by the General Partner will (a) conflict with or result in any breach of any provision of the Organizational Documents of the General Partner, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of the General Partner, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any contract to which the General Partner is party, (d) result in the creation of any Lien upon any of the properties or assets of the General Partner, or (e) violate any Law or Order applicable to the General Partner, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair the General Partner’s ability to perform its obligations under this Agreement in any material respect.
Article IV
MISCELLANEOUS
Section 4.1 Termination.   This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of  (a) as to each Shareholder, the written consent of the General Partner and such Shareholder, (b) the consummation of the Acquisition Transaction, and (c) the date on which the Transaction Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.1 shall prevent any party from seeking any remedies (at law or in equity) against any other party or relieve any party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement. Notwithstanding the foregoing, if the Transaction Agreement is terminated pursuant to Section 9.1(c) or Section 9.1(d) thereof, and such termination of the Transaction Agreement is due to or arises from any breach by any Shareholder of any of its representations, warranties, covenants and agreements herein, this Agreement shall survive such termination of the Transaction Agreement and shall terminate upon the date falling twelve (12) months after such termination of the Transaction Agreement.
Section 4.2 Fees and Expenses.   Except as set forth in the Transaction Agreement, each Party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Section 4.3 Notices.   All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission) and shall be given, (a) if to the General Partner, in accordance with the provisions of the Transaction Agreement, and (b) if to the Shareholder, to the Shareholder’s address set forth on a signature page hereto, or to such other address as the Shareholder may hereafter specify in writing to the General Partner for such purpose.
Section 4.4 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 4.5 Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.
Section 4.6 Third Party Beneficiaries.   Except as expressly provided otherwise herein, this Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns and shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar law in other jurisdiction to enforce any of the terms to this Agreement.
Section 4.7 Entire Agreement.   This Agreement (including the Schedule attached hereto) and the Transaction Agreement and the other agreements contemplated thereby constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including the Schedule attached hereto).
Section 4.8 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Hong Kong Special Administrative Region (“Hong Kong”) (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 4.9 Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of the Hong Kong Special Administrative Region. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 4.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 4.10 pending final determination of the dispute by the arbitral tribunal.
Section 4.10 Specific Performance.   The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that any non-breaching Party may have the right to seek to enforce its rights and any other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 4.11 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 4.12 Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the Parties hereto.
Section 4.13 Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.
Section 4.14 Capacity as Shareholder.   Each Shareholder signs this Agreement solely in such Shareholder’s capacity as an NFC Shareholder, and not in such Shareholder’s capacity as a director, officer or employee of NFC or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative of any Shareholder or by any Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of NFC.
Section 4.15 Further Assurances.   Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED                                              )
by HEALTHY HARMONY GP, INC.                       )
By:
Name:
Title:
in the presence of:
Name:
Address:
[Project Unicorn — Signature Page to Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED                               )
by [SHAREHOLDER]                            )
By:
Name:
Title:
in the presence of:
Name:
Address:
Address for Notice:

Annex R
IRREVOCABLE PROXY
This IRREVOCABLE PROXY, dated as of  [         ], 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Agreement”), is made and entered into by and among:
(a) New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Proxy Holder”); and
(b) each Person who has executed and delivered a counterpart signature page hereto or a Joinder (defined below) (each a “Shareholder” and collectively, the “Shareholders”).
The Proxy Holder and the Shareholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, New Frontier Corporation (the “Company”), certain of its Subsidiaries, Healthy Harmony Holdings, L.P. and certain other parties have entered into that Transaction Agreement dated as of [         ] (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”);
WHEREAS, each Shareholder will hold, upon the consummation of the Acquisition Transaction, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, certain ordinary shares of the Company (the “NFC Shares”) (all such NFC Shares, together with any other NFC Shares acquired or owned by each Shareholder prior to the termination of this Agreement, collectively, such Shareholder’s “Subject Shares”); and
WHEREAS, the Proxy Holder has required that each Shareholder, and each Shareholder (in its capacity as a holder of Subject Shares upon the consummation of the Acquisition Transaction) has agreed to, grant the Proxy Holder a proxy and power of attorney in respect of all of such Shareholder’s Subject Shares on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
Article I
Grant of irrevocable proxy
Section 1.1 Irrevocable Proxy.   Subject to Article II, each Shareholder hereby:
(a) makes, constitutes and appoints the Proxy Holder as its true and lawful attorney and proxy with full power to appoint a nominee or nominees to act hereunder from time to time and to vote, and to exercise all voting rights attaching to, any and all of its Subject Shares at any and all meetings of NFC Shareholders and any adjournment thereof with the same force and effect as such Shareholder might or could do (including to requisition and convene any meeting(s) of NFC Shareholders) with respect to such Subject Shares, regardless whether the shareholders of the Company are required to vote on a poll, in the form of written resolutions or otherwise, with respect to all resolutions and matters to be voted upon by the shareholders of the Company (the “Proxy”);
(b) ratifies and confirms and undertakes to ratify and confirm all that the Proxy Holder or its nominee or nominees, in its capacity as the attorney and proxy of the Subject Shares of such Shareholder, may lawfully do or cause to be done by virtue of the rights hereby granted and exercised in accordance with this Agreement; and

(c) (i) affirms that this Agreement is (A) coupled with and intended to secure an interest sufficient in applicable Laws to support an irrevocable proxy, and (B) executed and intended to be irrevocable, (ii) revokes any and all prior proxies granted by such Shareholder with respect to its Subject Shares to any Person, (iii) undertakes that no subsequent proxy shall be given (and if given shall be ineffective) by such Shareholder to any Person other than the Proxy Holder, and (iv) undertakes that this Agreement is an irrevocable proxy and power of attorney and shall survive, subject to Article II, any dissolution or winding up of any Shareholder.
Section 1.2 No Duty or Obligation.   The Proxy Holder shall have no duty, liability and obligation whatsoever to any Shareholder arising out of the exercise by the Proxy Holder of the Proxy. Each Shareholder expressly acknowledges and agrees that (i) such Shareholder will not impede the exercise of the Proxy Holder’s rights under the Proxy and (ii) such Shareholder waives and relinquishes any claim, right or action such Shareholder might have, as a shareholder of the Company or otherwise, against the Proxy Holder or any of its Affiliates in connection with any exercise of the Proxy.
Section 1.3 Expiration.   Subject to Article II, the Proxy shall expire as to those Subject Shares on the date that the Shareholder of such Subject Shares on the date hereof ceases to be the record owner of such Subject Shares, but shall continue as to any remaining Subject Shares held by such Shareholder.
Article II
Transfer of Subject Shares
Section 2.1 For purposes of this Article II, “Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any share capital, Equity Security or interest in any share capital or Equity Security, or (ii) in respect of any share capital or Equity Security or interest in any share capital or Equity Security, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such share capital, Equity Security or interest in any share capital or Equity Security, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. “Transferor” means a Person who makes or proposes to make a Transfer. “Transferee” means a Person to whom a Transfer is made or is proposed to be made.
Section 2.2 Right to Transfer.   Each Shareholder shall have the right to Transfer, at any time, any of its Subject Share to any Person, and such Subject Share shall cease to be subject to this Agreement; provided that, notwithstanding the foregoing, any Subject Share Transferred to an Affiliate of any Shareholder shall continue to be deemed Subject Share hereunder, and such Transferee shall, and such Shareholder shall cause such Transferee to, execute a joinder as set forth in Exhibit A hereto (the “Joinder”) for such Transferee to be deemed as a “Shareholder” for all purposes hereunder and bound by this Agreement as though an original party hereto and deliver the Joinder to the Transferor and the Proxy Holder before such Transfer may be effected.
Section 2.3 Nothing in this Article II shall be deemed to relieve any Shareholder of any obligations under Article I hereto with respect to the Subject Shares held by such Shareholder as of a record date established by the Board in respect of any action or proposed action that requires the vote of shareholders of the Company to the extent such record date is prior to the effective date of the Transfer of the Subject Shares. Each Shareholder shall certify to the Proxy Holder, as soon as practicable after such record date, the number of Subject Shares held by such Shareholder as of such record date.
Article III
REPRESENTATIONS AND WARRANTIES OF THE Shareholder
Each Shareholder represents and warrants to the Proxy Holder, as to himself/herself/itself only, that:
Section 3.1 Authorization; Binding Agreement.   Such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder, and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 3.2 Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by such Shareholder will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Shareholder, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Shareholder, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any material contract to which such Shareholder is party, (d) result in the creation of any Lien upon any of the properties or assets of such Shareholder, or (e) violate any Law or Order applicable to such Shareholder, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.
Section 3.3 Opportunity to Review.   Such Shareholder has had the opportunity to review the Transaction Agreement and this Agreement with counsel of such Shareholder’s own choosing.
Section 3.4 Absence of Litigation.   With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, such Shareholder or any of such Shareholder’s properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
Article IV
REPRESENTATIONS AND WARRANTIES OF THE PROXY HOLDER
The Proxy Holder represents and warrants to the Shareholder that:
Section 4.1 Authorization; Binding Agreement.   The Proxy Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Proxy Holder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Proxy Holder, and constitutes a valid and binding obligation of the Proxy Holder enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 4.2 Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by the Proxy Holder will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Proxy Holder, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of the Proxy Holder, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any material contract to which the Proxy Holder is party, (d) result in the creation of any Lien upon any of the properties or assets of the Proxy Holder, or (e) violate any Law or Order applicable to the Proxy Holder, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair the Proxy Holder’s ability to perform its obligations under this Agreement in any material respect.

Article V
MISCELLANEOUS
Section 5.1 Effectiveness; Termination.   This Agreement shall become effective upon the consummation of the Acquisition Transaction. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, with respect to any Shareholder, upon the earliest of, (a) the mutual written consent of the Proxy Holder and such Shareholder, (b) the date on which such Shareholder ceases to hold any Subject Shares or (c) the date on which the Proxy Holder ceases to hold any NFC shares. Upon termination of this Agreement with respect to any Shareholder, such Shareholder shall have no further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.1 shall prevent the Proxy Holder from seeking any remedies (at law or in equity) against such Shareholder or relieve such Shareholder from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article V shall survive any termination of this Agreement.
Section 5.2 Fees and Expenses.   Each Party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Section 5.3 Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given,
(i)
if to the Shareholder, the address specified on the signature page hereof, or

(ii)
if to the Proxy Holder, to:

c/o New Frontier Public Holding Ltd.
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: Carl Wu
E-mail: carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail: yang.wang@stblaw.com
with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention: Joel L. Rubinstein
Email: JRubinstein@winston.com
Section 5.4 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 5.5 Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.
Section 5.6 No Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.
Section 5.7 Entire Agreement.   This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.
Section 5.8 Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 5.9 Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of the Hong Kong Special Administrative Region. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 5.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 5.10 pending final determination of the dispute by the arbitral tribunal.
Section 5.10 Specific Performance.   The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
Section 5.11 Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 5.12 Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the Parties hereto.
Section 5.13 Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.
Section 5.14 Capacity as Shareholder.   Each Shareholder signs this Agreement solely in its capacity, from and after the consummation of the Acquisition Transaction, as an NFC Shareholder, and not in its capacity as a director, officer or employee of the Company or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED                                            )
by NEW FRONTIER PUBLIC HOLDING LTD.       )
By:

Name:
Title:
in the presence of:
Name:

Address:
23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn — Signature Page to Irrevocable Proxy]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED          )
by [SHAREHOLDER]        )
By:

Name:
Title:
in the presence of:
Name:

Address for notices:

[Project Unicorn — Signature Page to Irrevocable Proxy]

Exhibit A
FORM OF JOINDER AGREEMENT
THIS JOINDER (this “Joinder”) to that certain Irrevocable Proxy (as amended and supplemented from time to time, the “Agreement”) dated as of  [         ], entered into by and between certain shareholders of New Frontier Corporation (the “Company”) and New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, is made and entered into as of  [         ], by and between [         ] (“Transferee”), on the one hand, and [         ] (“Transferor”) and New Frontier Public Holding Ltd. (the “Proxy Holder”), on the other hand. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.
WHEREAS, Transferor proposes to Transfer to Transferee certain NFC Shares (the “Transferred NFC Shares”), and the Agreement requires Transferee, as an Affiliate of the Transferor and in order to become a holder of the Transferred NFC Shares, to become a party to the Agreement, and Transferee agrees to do so in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
1.
Agreement to Be Bound.   Transferee hereby agrees that upon execution of this Joinder and completion of the Transfer of the Transferred NFC Shares, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto in the capacity of a “Shareholder” for all purposes thereof. Transferee hereby agrees that all Transferred NFC Shares shall be deemed “Subject Shares” of the Transferee for all purposes of the Agreement.

2.
Permitted Transfer.   Each of Transferor and Transferee represents and confirms to the Proxy Holder that (i) Transferee is an Affiliate (as defined under the Transaction Agreement) of the Transferor, and (ii) the Transfer is made in accordance with Section 2.2 of the Agreement.

3.
Governing Law.   This Joinder shall be governed by, and construed and enforced in accordance with, the Laws of the Cayman Islands (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

Exhibit A

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED       )
by [TRANSFEROR]        )
By:

Name:
Title:
in the presence of:
Name:

Address for notices:

Exhibit A

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED          )
by [TRANSFEREE]           )
By:

Name:
Title:
in the presence of:
Name:

Address for notices:

Exhibit A

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED                                            )
by NEW FRONTIER PUBLIC HOLDING LTD.       )
By:

Name:
Title:
in the presence of:
Name:

Address:
23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

Exhibit A

Annex S
LETTER AGREEMENT
This Letter Agreement, dated as of  [         ], 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Agreement”), is made and entered into by and among:
(a) New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”); and
(b) each Person who has executed and delivered a counterpart signature page hereto (each a “Shareholder” and collectively, the “Shareholders”).
The Sponsor and the Shareholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, New Frontier Corporation (the “Company”), certain of its Subsidiaries, Healthy Harmony Holdings, L.P. and certain other parties are entering into that Transaction Agreement on or about the date hereof, (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”);
WHEREAS, each Shareholder will hold, upon the consummation of the Acquisition Transaction, certain ordinary shares of the Company, par value $0.0001 per share (the “NFC Ordinary Shares”); and
WHEREAS, the Sponsor has required that each Shareholder, and each Shareholder has agreed to, be bound by certain obligations in respect of all of the NFC Ordinary Shares owned by such Shareholder on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
ARTICLE I
Shareholder OBLIGATIONS
Section 1.1. Shareholder Obligations.   At any annual, special or other meeting (or written consent in lieu of a meeting) of shareholders of the Company at which the directors of the Company are to be elected, each Shareholder shall, and shall procure its Affiliates to, (a) through voting proxies to be given by such Shareholder or otherwise, vote, or cause to be voted, all of the shares of the Company directly or indirectly owned or controlled by such Shareholder or its Affiliates or over which such Shareholder or any of its Affiliates has voting power to elect each and every person who is nominated by the Sponsor or whom is voted in favor of by the Sponsor (each, a “Relevant Nominee”) to serve as a director of the Company, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Relevant Nominee or take any similar action.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE Shareholder
Each Shareholder represents and warrants to the Sponsor, as to himself/herself/itself only, that:
Section 2.1. Authorization; Binding Agreement.   Such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder, and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 2.2. Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by such Shareholder will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Shareholder, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Shareholder, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any material contract to which such Shareholder is party, (d) result in the creation of any Lien upon any of the properties or assets of such Shareholder, or (e) violate any Law or Order applicable to such Shareholder, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.
Section 2.3. Opportunity to Review.   Such Shareholder has had the opportunity to review the Transaction Agreement and this Agreement with counsel of such Shareholder’s own choosing.
Section 2.4. Absence of Litigation.   With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, such Shareholder or any of such Shareholder’s properties or assets (including the NFC Ordinary Shares owned by such Shareholder) that could reasonably be expected to prevent, delay or impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SPONSOR
The Sponsor represents and warrants to the Shareholder that:
Section 3.1. Authorization; Binding Agreement.   The Sponsor has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Sponsor has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Sponsor, and constitutes a valid and binding obligation of the Sponsor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 3.2. Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by the Sponsor will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Sponsor, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of the Sponsor, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any contract to which the Sponsor is party, (d) result in the creation of any Lien upon any of the properties or assets of the Sponsor, or (e) violate any Law or Order applicable to the Sponsor, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair the Sponsor’s ability to perform its obligations under this Agreement in any material respect.
ARTICLE IV
MISCELLANEOUS
Section 4.1. Effectiveness; Termination.   This Agreement shall become effective upon the consummation of the Acquisition Transaction. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, with respect to any

Shareholder, upon the earlier of  (a) the second anniversary of the date on which the Acquisition Transaction is consummated, (b) the mutual written consent of the Sponsor and such Shareholder, and (c) the date on which such Shareholder and its Affiliates cease to hold any NFC Ordinary Share. Upon termination of this Agreement with respect to any Shareholder, such Shareholder shall have no further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.1 shall prevent the Sponsor from seeking any remedies (at law or in equity) against such Shareholder or relieve such Shareholder from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this ARTICLE IV shall survive any termination of this Agreement.
Section 4.2. Fees and Expenses.   Each Party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Section 4.3. Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given,
(i)
if to the Shareholder, the address specified on the signature page hereof, or

(ii)
if to the Sponsor, to:

c/o New Frontier Public Holding Ltd.
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: Carl Wu
E-mail: carl@new-frontier.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail: yang.wang@stblaw.com
with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention: Joel L. Rubinstein
Email: JRubinstein@winston.com
Section 4.4. Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 4.5. Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.
Section 4.6. No Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar law in other jurisdiction to enforce any of the terms to this Agreement.
Section 4.7. Entire Agreement.   This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.
Section 4.8. Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Hong Kong Special Administrative Region (“Hong Kong”) (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 4.9. Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of the Hong Kong Special Administrative Region. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 4.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 4.10 pending final determination of the dispute by the arbitral tribunal.
Section 4.10. Specific Performance.   The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party may have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 4.11. Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 4.12. Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the Parties hereto.
Section 4.13. Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.
Section 4.14. Capacity as Shareholder.   Each Shareholder signs this Agreement solely in its capacity as an NFC Shareholder, and not in its capacity as a director, officer or employee of the Company or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED                                            )
by NEW FRONTIER PUBLIC HOLDING LTD.       )
By:

Name:
Title:
in the presence of:
Name:

Address:
23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn — Signature Page to Nanfung Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED             )
by [SHAREHOLDER]           )
By:

Name:
Title:
in the presence of:
Name:

Address for notices:

[Project Unicorn — Signature Page to Nanfung Letter Agreement]

Annex T
LETTER AGREEMENT
This Letter Agreement, dated as of  [         ], 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Agreement”), is made and entered into by and among:
(a) New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Sponsor”); and
(b) each Person who has executed and delivered a counterpart signature page hereto (each a “Shareholder” and collectively, the “Shareholders”).
The Sponsor and the Shareholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.
RECITALS
WHEREAS, New Frontier Corporation (the “Company”), certain of its Subsidiaries, Healthy Harmony Holdings, L.P. and certain other parties are entering into that Transaction Agreement on or about the date hereof, (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”);
WHEREAS, each Shareholder will hold, upon the consummation of the Acquisition Transaction, certain ordinary shares of the Company, par value $0.0001 per share (the “NFC Ordinary Shares”); and
WHEREAS, the Sponsor has required that each Shareholder, and each Shareholder has agreed to, be bound by certain obligations in respect of all of the NFC Ordinary Shares owned by such Shareholder on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:
ARTICLE I
Shareholder OBLIGATIONS
Section 1.1. Shareholder Obligations.   At any annual, special or other meeting (or written consent in lieu of a meeting) of shareholders of the Company at which the directors of the Company are to be elected, each Shareholder shall, and shall procure its Affiliates to, (a) vote all of the shares of the Company directly or indirectly owned or controlled by such Shareholder or its Affiliates or over which such Shareholder or any of its Affiliates has voting power, through voting proxies given by any other shareholder of the Company or otherwise, to elect each and every person who is nominated by the Sponsor or whom is voted in favor of by the Sponsor (each, a “Relevant Nominee”) to serve as a director of the Company, and (b) not initiate, solicit or support any proxy process or contest to voting against, remove or replace any Relevant Nominee or take any similar action.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE Shareholder
Each Shareholder represents and warrants to the Sponsor, as to himself/herself/itself only, that:
Section 2.1. Authorization; Binding Agreement.   Such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Shareholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder, and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 2.2. Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by such Shareholder will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Shareholder, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Shareholder, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any material contract to which such Shareholder is party, (d) result in the creation of any Lien upon any of the properties or assets of such Shareholder, or (e) violate any Law or Order applicable to such Shareholder, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.
Section 2.3. Opportunity to Review.   Such Shareholder has had the opportunity to review the Transaction Agreement and this Agreement with counsel of such Shareholder’s own choosing.
Section 2.4. Absence of Litigation.   With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, such Shareholder or any of such Shareholder’s properties or assets (including the NFC Ordinary Shares owned by such Shareholder) that could reasonably be expected to prevent, delay or impair the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SPONSOR
The Sponsor represents and warrants to the Shareholder that:
Section 3.1. Authorization; Binding Agreement.   The Sponsor has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Sponsor has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by the Sponsor, and constitutes a valid and binding obligation of the Sponsor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other legal requirements relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity).
Section 3.2. Consents and Approvals; No Violations.   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by the Sponsor will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Sponsor, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of the Sponsor, (c) result in a violation of or a default (or give rise to any right of termination, cancellation, acceleration or loss of right) under, any of the terms, conditions or provisions of any material contract to which the Sponsor is party, (d) result in the creation of any Lien upon any of the properties or assets of the Sponsor, or (e) violate any Law or Order applicable to the Sponsor, except, in the case of clauses (b), (c), (d) and (e) above, as would not, individually or in the aggregate, reasonably be expected to impair the Sponsor’s ability to perform its obligations under this Agreement in any material respect.
ARTICLE IV
MISCELLANEOUS
Section 4.1. Effectiveness; Termination.   This Agreement shall become effective upon the consummation of the Acquisition Transaction. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, with respect to any

Shareholder, upon the earliest of  (a) the mutual written consent of the Sponsor and such Shareholder, (b) the date on which such Shareholder and its Affiliates cease to hold any NFC Ordinary Share, and (c) the date on which Mr. Kam Chung Leung ceases to serve as the chairman of New Frontier Group Limited and Mr. Carl Wu ceases to serve as the chief executive officer of New Frontier Group Limited. Upon termination of this Agreement with respect to any Shareholder, such Shareholder shall have no further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.1 shall prevent the Sponsor from seeking any remedies (at law or in equity) against such Shareholder or relieve such Shareholder from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this ARTICLE IV shall survive any termination of this Agreement.
Section 4.2. Fees and Expenses.   Each Party shall be responsible for and pay their own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.
Section 4.3. Notices.   All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given,
(i)
if to the Shareholder, the address specified on the signature page hereof, or

(ii)
if to the Sponsor, to:

c/o New Frontier Public Holding Ltd.
23rd Floor, 299 QRC
287-299 Queen’s Road Central
Hong Kong
Attention: [         ]
E-mail: [         ]
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Patrick J. Naughton
E-mail: PNaughton@stblaw.com
Simpson Thacher & Bartlett LLP
3901 China World Tower
1 Jianguomenwai Avenue
Beijing 100004, China
Attention: Yang Wang
E-mail: yang.wang@stblaw.com
with a second required copy (which shall not constitute notice) to:
Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
United States
Attention: Joel L. Rubinstein
Email: JRubinstein@winston.com
Section 4.4. Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 4.5. Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.
Section 4.6. No Third Party Beneficiaries.   This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.
Section 4.7. Entire Agreement.   This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.
Section 4.8. Governing Law.   This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of the Hong Kong Special Administrative Region (“Hong Kong”) (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).
Section 4.9. Dispute Resolution.   Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong. The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of the Hong Kong Special Administrative Region. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 4.9 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 4.10 pending final determination of the dispute by the arbitral tribunal.
Section 4.10. Specific Performance.   The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief  (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 4.11. Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.
Section 4.12. Amendments.   This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the Parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the Parties hereto.
Section 4.13. Rights Cumulative.   Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or Law.
Section 4.14. Capacity as Shareholder.   Each Shareholder signs this Agreement solely in its capacity as an NFC Shareholder, and not in its capacity as a director, officer or employee of the Company or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
***REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED                                         )
by NEW FRONTIER PUBLIC HOLDING LTD.    )
By:

Name:
Title:
in the presence of:
Name:

Address:
23/F QRC 299, No. 287-299
Queen’s Road Central
Hong Kong

[Project Unicorn — Signature Page to Director Support Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.
SIGNED as a DEED          )
by [SHAREHOLDER]        )
By:

Name:
Title:
in the presence of:
Name:

Address for notices:

[Project Unicorn — Signature Page to Director Support Letter Agreement]

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETIONNEW FRONTIER CORPORATIONTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSFOR THE EXTRAORDINARY GENERAL MEETINGTO BE HELD ON [ ]The undersigned hereby appoints [ ], [ ] and [ ] (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “general meeting”) of shareholders of New Frontier Corporation (“NFC”), to be held on [ ], at [ ] a.m. Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the general meeting or any adjournment or postponement thereof.The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO SHAREHOLDERS.PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.(Continued and to be marked, dated and signed on the reverse side)Important Notice Regarding the Availability of Proxy Materials for the General Meeting:The Notice and Proxy Statement are available atwww.cstproxy.com/newfrontiercorporation/[ ]PROXYSEE REVERSE SIDE

1) The Business Combination Proposal. RESOLVED, as an ordinary resolution, that the entry into, and the adoption of, the Transaction Agreement, dated as of July 30, 2019, as may be amended from time to time (the “Transaction Agreement”), by and among New Frontier Corporation (“NFC”), NF Unicorn Acquisition L.P., a Cayman Islands exempted limited partnership and wholly owned indirect subsidiary of NFC, Healthy Harmony Holdings, L.P., a Cayman Islands exempted limited partnership (“Healthy Harmony”), Healthy Harmony GP, Inc., a Cayman Islands exempted company and the sole general partner of Healthy Harmony (“HH GP”) and the Sellers named therein, pursuant to which NFC will indirectly acquire all of the issued and outstanding equity interests of HH GP (the “GP Shares”) and approximately 99.37% of the issued and outstanding limited partnership interests in Healthy Harmony and the transactions contemplated thereby be confirmed, ratified and approved in all respects.Shareholder Certification: I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of NFC owned by me in connection with the business combination.2) The Charter Approval Proposal. RESOLVED, as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that the amended and restated memorandum and articles of association of New Frontier Corporation currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C.The Charter Proposals. The following proposals to approve the material differences between the current amended and restated memorandum and articles of association of NFC and the proposed new amended and restated memorandum and articles of association of NFH:3) Charter Proposal A: RESOLVED, as an ordinary resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that the increase of the authorized share capital: from US$20,100 divided into 180,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each; to US$50,000 divided into 490,000,000 ordinary shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each; by the cancellation of 20,000,000 Class B ordinary shares of a par value of US$0.0001; by the redesignation of all issued Class A ordinary shares of a par value of US$0.0001 each as ordinary shares of a par value of US$0.0001 each; by the redesignation of all unissued Class A ordinary shares of a par value of US$0.0001 each as ordinary shares of a par value of US$0.0001 each; by the creation of an additional 310,000,000 ordinary shares of a par value of US$0.0001 each with the rights set out in the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C; and by the creation of an additional 9,000,000 preference shares of a par value of US$0.0001 each.4) Charter Proposal B: RESOLVED, as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that hat the provision in the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C providing that each director of New Frontier Corporation will be elected annually at each annual general meeting (or extraordinary general meeting in lieu thereof) following the closing of the business combination contemplated by the Transaction Agreement.5) Charter Proposal C: RESOLVED, as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that: (a) as a special resolution, conditional upon, and with effect from, the closing of the business combination contemplated by the Transaction Agreement, that the name of the Company is changed from “New Frontier Corporation” to “New Frontier Health Corporation”; and (b) the amended and restated memorandum and articles of association of New Frontier Corporation currently in effect be amended and restated by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C.6) The Director Election Proposal. RESOLVED, as an ordinary resolution, that conditional upon, and with effect from, the closing of the business combination pursuant to the Transaction Agreement, the following persons be appointed as directors of the Company, each to hold office in accordance with the amended and restated memorandum and articles of association of New Frontier Corporation annexed to the proxy statement as Annex C:Qiyu ChenRoberta LipsonShan FuDavid Zeng7) The Share Issuance Proposal. RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal is approved and adopted, for the purposes of complying with the applicable listing rules of The New York Stock Exchange (the “NYSE”), the issuance by New Frontier Corporation of  (i) 19,000,000 Class A ordinary shares of a par value of US$0.0001 each to the anchor investors pursuant to the Forward Purchase Agreements, (ii) up to 71,148,186 Class A ordinary shares of a par value of US$0.0001 to certain accredited investors in connection with the private placements of Class A ordinary shares of a par value of US$0.0001 to certain accredited investors pursuant to certain subscription agreements (the “Subscription Agreements”) entered between NFC and each of the PIPE Investors (the “Equity Financing”), (iii) and an aggregate of up to approximately 15,528,163 ordinary shares of a par value of US$0.0001 to certain Sellers and members of UFH Management in connection with the business combination be confirmed, ratified and approved in all respects.8) The Incentive Award Plan Proposal. RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal is approved and adopted, the New Frontier Health Corporation 2019 Omnibus Incentive Plan be approved and adopted in all respects.9) The Adjournment Proposal. RESOLVED, as an ordinary resolution, that the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived be approved and adopted in all respects.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDDate: , 2019Shareholder’s SignatureShareholder’s SignatureNOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each director nominee and proposal presented to shareholders. If any other matters properly come before the general meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.FORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAINFORAGAINSTABSTAINThe Board of Directors recommends a vote “FOR” each proposalFORAGAINSTABSTAINFORALLAGAINST ALLFOR ALLEXCEPTFORAGAINSTABSTAINSHAREHOLDER CERTIFICATIONXPlease mark vote as indicated in this example____________________FORAGAINST ABSTAIN